                                              Filed Pursuant to Rule 424(b)(3)
                                              Registration File No.: 333-51771


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS IS DELIVERED. THIS PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                   SUBJECT TO COMPLETION DATED JUNE 11, 1998


            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 11, 1998

                                    $
                                 (APPROXIMATE)

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   DEPOSITOR


                CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC
                   PAINE WEBBER REAL ESTATE SECURITIES INC.
                             MORTGAGE LOAN SELLERS


         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1

The Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C1 (the "Certificates") will consist of
(i) the Class A-1A, Class A-1B, Class A-2MF and Class A-X Certificates (collectively, the "Senior Certificates"), (ii) the Class B, Class C, Class D and Class E Certificates (collectively, the "Mezzanine Certificates" and, together with the Senior Certificates, the "Offered Certificates"), (iii) the Class F, Class G, Class H, Class I and Class J Certificates (collectively, the "Private Certificates" and, together with the Offered Certificates, the "Regular Certificates"), (iv) the Class R and Class LR Certificates (together, the "Residual Certificates") and (v) the Class V-1 and Class V-2 Certificates. Only the Offered Certificates are offered hereby. It is a condition of the issuance of the Offered Certificates that, upon issuance, each Class thereof be rated by one or more of three nationally recognized rating agencies: Fitch IBCA, Inc. ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and/or Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P" and, together with Fitch and Moody's, the "Rating Agencies"), as set forth in the table below. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be created by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be
dated as of June   , 1998 among the Depositor, Banc One Mortgage Capital
Markets, LLC, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), and State Street Bank and Trust Company, as trustee (the "Trustee"). The assets of the Trust Fund will consist primarily of 324 loans having an initial aggregate principal balance as of the Cut-off Date of approximately $2,482,942,297 and secured by mortgages or deeds of trust on multifamily and commercial properties (the "Mortgage Loans"). The Mortgage Loans, all of which bear interest at fixed rates, were originated by Credit Suisse First Boston Mortgage Capital LLC ("CSFB Mortgage Capital") and an affiliate of Paine Webber Real Estate Securities Inc. ("PWRES" and, together with CSFB Mortgage Capital, the "Mortgage Loan Sellers") or were acquired by the Mortgage Loan Sellers from third-party originators or in the secondary market, and will be sold by the Mortgage Loan Sellers to the Depositor on the Closing Date (as defined herein). The Mortgage Loans are described more fully in this Prospectus Supplement.

==================================================================================================
                           INITIAL
                         CERTIFICATE                    ASSUMED
                          BALANCE OR      PASS-          FINAL            RATING         WEIGHTED
                           NOTIONAL      THROUGH     DISTRIBUTION     FITCH/MOODY'S/     AVERAGE
        CLASS             BALANCE(A)       RATE         DATE(B)           S&P(C)         LIFE(D)
--------------------------------------------------------------------------------------------------
Class A-1A ..........
Class A-1B ..........
Class A-2MF .........
Class A-X ...........                        (e)
Class B .............
Class C .............
Class D .............
Class E .............
==================================================================================================
                                                                     (Notes to table on next page)


The Offered Certificates are being offered by Credit Suisse First Boston Corporation ("CSFB") and PaineWebber Incorporated ("PaineWebber" and, together with CSFB, the "Underwriters") from time to time in negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Proceeds to the
Depositor from the sale of the Offered Certificates will be approximately   %
of the initial principal balance thereof as of the Cut-off Date (as defined herein) plus accrued interest from such date, before deducting issuance expenses payable by the Depositor.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" COMMENCING ON PAGE S-29 HEREIN AND COMMENCING ON PAGE 4 IN THE
            PROSPECTUS BEFORE PURCHASING ANY OFFERED CERTIFICATES.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
   MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC") on or about June
  , 1998 against payment in immediately available funds.


CREDIT SUISSE FIRST BOSTON                            PAINEWEBBER INCORPORATED

                   Prospectus Supplement dated June   , 1998

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                     [MAP OF THE UNITED STATES OF AMERICA]

    Alaska               Missouri            Pennsylvania      North Carolina
  1 property           2 properties          11 properties      9 properties
  $11,311,417           $7,276,465            $57,452,772        $37,330,716
 0.5% of total         0.3% of total         2.3% of total      1.5% of total

  Washington               Texas             New Hampshire     South Carolina
 4 properties          26 properties         5 properties       8 properties
  $34,268,913          $169,855,476           $35,496,147        $21,846,491
 1.4% of total         6.8% of total         1.4% of total      0.9% of total

    Oregon               Arkansas                Maine            Tennessee
 7 properties          2 properties          5 properties       4 properties
  $25,136,787           $4,670,000            $4,500,465         $10,029,847
 1.0% of total         0.2% of total         0.2% of total      0.4% of total

    Nevada               Louisiana           Massachusetts         Georgia
  1 property           8 properties          20 properties      16 properties
  $5,989,474            $37,690,998           $49,704,039        $64,173,840
 0.2% of total         1.5% of total         2.0% of total      2.6% of total

  California             Wisconsin            Connecticut          Florida
 67 properties         3 properties          2 properties       40 properties
 $359,558,687           $23,146,041           $18,511,938       $121,062,897
14.5% of total         0.9% of total         0.7% of total      4.9% of total

   Colorado              Illinois              New York          Puerto Rico
 6 properties          7 properties          40 properties      4 properties
  $47,145,017           $49,689,225          $281,487,486       $103,938,474
 1.9% of total         2.0% of total        11.3% of total      4.2% of total

    Arizona             Mississippi           New Jersey      US Virgin Islands
 9 properties          7 properties          21 properties       1 property
  $24,396,466           $19,125,337          $147,691,430        $9,953,764
 1.0% of total         0.8% of total         5.9% of total      0.4% of total

  New Mexico             Michigan              Delaware            Mexico
  1 property           14 properties         6 properties        1 property
  $1,435,822            $39,653,466           $46,737,407        $75,000,000
 0.1% of total         1.6% of total         1.9% of total      3.0% of total

     Utah                 Indiana              Maryland
 2 properties          6 properties          13 properties
  $3,494,364            $29,681,678           $97,092,492
 0.1% of total         1.2% of total         3.9% of total

   Oklahoma              Kentucky        District of Columbia
 5 properties          5 properties          4 properties
  $9,951,763            $40,404,022           $66,121,571
 0.4% of total         1.6% of total         2.7% of total

    Kansas                 Ohio                Virginia
 2 properties          12 properties         20 properties
  $17,079,993           $79,402,305          $130,937,860
 0.7% of total         3.2% of total         5.3% of total

   Minnesota              Alabama            West Virginia
 18 properties         6 properties           1 property
  $42,679,979           $18,730,777           $2,098,187
 1.7% of total         0.8% of total         0.1% of total

--------------------------------------------------------
less than 1.00% of Cut-Off Date Allocated Loan Amount
1.00-5.99% of Cut-Off Date Allocated Loan Amount
6.00-9.99% of Cut-Off Date Allocated Loan Amount
greater than 9.99% of Cut-Off Date Allocated Loan Amount
--------------------------------------------------------

     [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
            DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                  [PIE CHART]

                  Retail                      Multifamily, Cooperative
                  25.4%                                 4.6%

                 Lodging                             Industrial
                  16.7%                                 2.5%

               Multifamily                        Mobile Home Park
                  16.3%                                 2.3%

               Credit Lease                          HealthCare
                  15.3%                                 1.2%

                  Office                               Other
                  14.7%                                 1.0%

----------
(Notes to Table)

(a) The initial aggregate Certificate Balances of the respective Classes of Offered Certificates are subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the Mortgage Loans actually transferred to the Trust Fund. Any variance in such principal balance may or may not be apportioned pro rata among the Classes of Offered Certificates.

(b) The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates other than the Class A-X Certificates is the Distribution Date (as defined herein) on which the last principal payment would be made on such Class based on the Mortgage Loan Assumptions and Prepayment Assumptions at 0% CPR (each as defined herein). The "Assumed Final Distribution Date" with respect to the Class A-X Certificates is the Distribution Date on which the Notional Balance of such Class would be reduced to zero based on the Mortgage Loan Assumptions and Prepayment Assumptions at 0% CPR. The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. See "Prepayment and Yield Considerations."

(c) It is a condition to their issuance that each Class of Offered Certificates be assigned the ratings by Fitch, Moody's and/or S&P set forth above. The ratings on the Offered Certificates do not represent any assessment of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) the possibility that the holders of the Offered Certificates might realize a lower than anticipated yield.

(d) The weighted average life of a Class refers to the average amount of time that will elapse from the Closing Date to the date of distribution of each dollar in reduction of Certificate Balance or Notional Balance that is to be distributed to such Class, calculated as provided herein under "Prepayment and Yield Considerations -- Weighted Average Life of Offered Certificates," and based on the Mortgage Loan Assumptions and Prepayment Assumptions assuming 0% CPR. The Class A-X Certificates are not entitled to distributions of principal and the weighted average life shown is for illustrative purposes only.

(e) The Pass-Through Rate on the Class A-X Certificates for any Distribution Date will be a per annum rate, expressed as a percentage, equal to the weighted average of the Component Rates (as defined herein) for such Distribution Date.


     Interest and principal will be distributed to the holders of Offered Certificates on the 17th day of each month (or, if such day is not a business day, on the following business day), commencing in July 1998 (each, a "Distribution Date"); provided, however, that no Distribution Date will fall on a date that is fewer than four business days after the related Determination Date (as defined herein).

     During each Interest Accrual Period (as defined herein), the Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D and Class E Certificates will bear interest at fixed per annum rates (the "Class A-1A Pass-Through Rate," the "Class A-1B Pass-Through Rate," the "Class A-2MF Pass-Through Rate," the "Class B Pass-Through Rate," the "Class C Pass-Through Rate," the "Class D Pass-Through Rate" and the "Class E Pass-Through Rate," respectively) shown on the cover page hereof. The Pass-Through Rate on the Class A-X Certificates for any Distribution Date will be a per annum rate, expressed as a percentage, equal to the weighted average of the Component Rates (as defined herein) for such Distribution Date.

     A portion of all Prepayment Premiums and Yield Maintenance Charges will be distributed to the Offered Certificates, as described herein. See "Description of the Offered Certificates -- Distributions -- Allocation of Prepayment Premiums and Yield Maintenance Charges."

     The rights of the holders of the Private Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Mezzanine Certificates (together with the Private Certificates, the "Subordinate Certificates"). The rights of the holders of the Mezzanine Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Senior Certificates. The rights of the holders of the Residual Certificates to receive distributions of amounts collected on or advanced in respect of the Mortgage Loans will be subordinate to those of the holders of the Regular Certificates, in each case to the extent described herein.

     The Mortgage Loans comprise two separate groups, Loan Group 1 and Loan Group 2 (each, a "Loan Group"). Loan Group 2 will consist of 46 Mortgage Loans, representing approximately 12.1% of the

Initial Pool Balance, each of which is a Multifamily Loan (as defined herein) and as of the Cut-Off Date has a remaining term to scheduled maturity (or, in the case of an ARD Loan (as defined herein), to the Anticipated Repayment Date (as defined herein)) of ten years or less. Loan Group 1 will consist of the remaining 278 Mortgage Loans representing approximately 87.9% of the Initial Pool Balance. Balloon Payments and Unscheduled Payments of Principal on the Mortgage Loans in Loan Group 2 (the "A-2MF Principal Distribution Amount") will be paid first to the Class A-2MF Certificates. All remaining payments in respect of principal (including Balloon Payments and Unscheduled Payments of Principal on the Mortgage Loans in Loan Group 1 and scheduled payments (other than Balloon Payments) of principal on all Mortgage Loans) will be paid sequentially to each Class of Certificates as described herein. See "Description of the Offered Certificates -- Distributions."

     THE YIELD TO INVESTORS IN THE OFFERED CERTIFICATES WILL BE SENSITIVE TO THE TIMING OF PREPAYMENTS, EXTENSIONS, REPURCHASES OR PURCHASES OF MORTGAGE LOANS, AND THE MAGNITUDE OF LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS. THE YIELD TO INVESTORS IN THE CLASS A-2MF CERTIFICATES WILL BE PARTICULARLY SENSITIVE TO THE RATE AND TIMING OF RECEIPT OF THE A-2MF PRINCIPAL DISTRIBUTION AMOUNT. NO REPRESENTATION IS MADE AS TO THE RATE OF PREPAYMENTS ON, OR RATE OR AMOUNT OF LIQUIDATIONS OF, THE MORTGAGE LOANS OR AS TO THE ANTICIPATED YIELD TO MATURITY OF ANY OFFERED CERTIFICATE. THE YIELD TO MATURITY ON EACH CLASS OF THE OFFERED CERTIFICATES WILL BE SENSITIVE TO, AND THE YIELD TO MATURITY OF THE CLASS A-X CERTIFICATES WILL BE EXTREMELY SENSITIVE TO, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO REPURCHASES THEREOF THAT ARE APPLIED IN REDUCTION OF THE CERTIFICATE BALANCE OR NOTIONAL BALANCE OF SUCH CLASS. A RAPID RATE OF SUCH PRINCIPAL PAYMENTS COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS A-X CERTIFICATES TO FULLY RECOVER THEIR INITIAL INVESTMENTS. SEE "PREPAYMENT AND YIELD CONSIDERATIONS."

     There currently is no secondary market for the Offered Certificates. The Underwriters expect to make a secondary market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See "Risk Factors -- The Offered Certificates -- Limited Liquidity and Market Value."

     As described herein, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The Offered Certificates will be treated as REMIC "regular interests," except to the extent described herein. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     The Offered Certificates will be available to investors only in book-entry form through the facilities of The Depository Trust Company ("DTC"). Beneficial interests in the Offered Certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Physical certificates for the Offered Certificates will be available only under certain limited circumstances as described herein. See "Description of the Offered Certificates -- Book-Entry Registration and Definitive Certificates."

     For a discussion of certain significant matters affecting investments in the Offered Certificates, see "Risk Factors" herein and "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.

     THE PHOTOGRAPHS OF THE MORTGAGED PROPERTIES INCLUDED IN THIS PROSPECTUS SUPPLEMENT ARE NOT REPRESENTATIVE OF ALL THE MORTGAGED PROPERTIES OR OF ANY PARTICULAR TYPE OF MORTGAGED PROPERTY.

     THE OFFERED CERTIFICATES REPRESENT AN INTEREST ONLY IN THE MORTGAGE LOANS AND CERTAIN OTHER ASSETS OF THE TRUST FUND AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, EITHER MORTGAGE LOAN SELLER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THE OFFERED CERTIFICATES CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED JUNE 10, 1998, WHICH ACCOMPANIES THIS PROSPECTUS

SUPPLEMENT AND OF WHICH THIS PROSPECTUS SUPPLEMENT FORMS A PART. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.


                         REPORTS TO CERTIFICATEHOLDERS


     The Trustee will make available the Distribution Date Statement and certain other information through its Corporate Trust home page on the world wide web and/or by facsimile through its Street Fax automated fax-back system. The web page is located at "corporatetrust.statestreet.com." CMBS information is available by clicking the "Investor Information & Reporting" button, and selecting the appropriate transaction. Interested parties can register for Street Fax by calling (617) 664-5600 and requesting an account application by following the instructions provided by the system.

                               EXECUTIVE SUMMARY

     Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. This Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus. See "Index of Significant Definitions" in this Prospectus Supplement.


------------------------------------------------------------------------------------------------------------------
                         INITIAL         % OF                                       PASS-
                       CERTIFICATE    AGGREGATE                                    THROUGH    WEIGHTED
                        BALANCE OR     INITIAL     APPROXIMATE                     RATE AS     AVERAGE
                         NOTIONAL    CERTIFICATE      CREDIT                     OF CUT-OFF   LIFE (2)   PRINCIPAL
  CLASS    RATING(1)     BALANCE       BALANCE       SUPPORT      DESCRIPTION       DATE       (YEARS)   WINDOW(2)
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
  Offered Certificates
------------------------------------------------------------------------------------------------------------------
  A-1A    AAA               $              %             %      Fixed Rate           %
------------------------------------------------------------------------------------------------------------------
  A-1B    AAA               $              %             %      Fixed Rate           %
------------------------------------------------------------------------------------------------------------------
  A-2MF   AAA               $              %             %      Fixed Rate           %
                                                                (Component
                                                                Structure)
------------------------------------------------------------------------------------------------------------------
   A-X    AAA               $            NAP           NAP      Interest Only        %
------------------------------------------------------------------------------------------------------------------
    B     AA                $              %             %      Fixed Rate           %
------------------------------------------------------------------------------------------------------------------
    C     A                 $              %             %      Fixed Rate           %
------------------------------------------------------------------------------------------------------------------
    D     BBB               $              %             %      Fixed Rate           %
------------------------------------------------------------------------------------------------------------------
    E     BBB-              $              %             %      Fixed Rate           %
------------------------------------------------------------------------------------------------------------------
  Private Certificates (3)
------------------------------------------------------------------------------------------------------------------
    F     BB                $              %             %      Fixed Rate           %
------------------------------------------------------------------------------------------------------------------
    G     BB-               $              %             %      Fixed Rate           %
------------------------------------------------------------------------------------------------------------------
    H     B                 $              %             %      Fixed Rate           %
------------------------------------------------------------------------------------------------------------------
    I     B-                $              %             %      Fixed Rate           %
------------------------------------------------------------------------------------------------------------------
    J     NR                $              %           NAP      Fixed Rate           %
------------------------------------------------------------------------------------------------------------------

----------
 (1) Ratings shown are those of Fitch, Moody's and/or S&P. Classes marked "NR" will not be rated by any Rating Agency.

 (2) Based on the Mortgage Loan Assumptions and Prepayment Assumptions, assuming 0% CPR (each as defined in "Prepayment and Yield
       Considerations.")

 (3)   Not offered hereby.

                        MORTGAGE LOAN EXECUTIVE SUMMARY

                     GENERAL MORTGAGE LOAN CHARACTERISTICS
             (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)



Initial Pool Balance (1) ................................................................   $2,482,942,297
 Initial Balance of Loan Group 1 (1) ....................................................   $2,182,078,302
 Initial Balance of Loan Group 2 (1) ....................................................   $ 300,863,995
Number of Mortgage Loans ................................................................        324
 Number of Mortgage Loans in Group 1 ....................................................        278
 Number of Mortgage Loans in Group 2 ....................................................         46
Number of Mortgaged Properties ..........................................................        452
Average Mortgage Loan Balance ...........................................................   $   7,663,402
Maximum Mortgage Loan Principal Balance .................................................   $ 115,590,907
Minimum Mortgage Loan Principal Balance .................................................   $     707,174
Weighted Average Mortgage Rate ..........................................................       7.614%
Range of Mortgage Rates .................................................................    6.34% - 9.61%
Weighted Average Remaining Term to the Earlier of Maturity or Anticipated Repayment Date      145 months
Range of Remaining Term to the Earlier of Maturity or Anticipated Repayment Date ........       49-299
Weighted Average Amortization Term (2) ..................................................     318 months
Range of Amortization Terms (2) .........................................................   0 to 479 months
Weighted Average DSCR (2)(3) ............................................................      1.51 x
Range of DSCRs (2)(3) ...................................................................   1.03x - 3.08x
Weighted Average LTV (2)(3) .............................................................        68%
Range of LTVs (3) .......................................................................     17% - 97%
Weighted Average LTV at Earlier of Anticipated Repayment Date or Maturity (2)(3)(4) .....        58%
Percentage of Initial Pool Balance made up of:
 ARD Loans ..............................................................................       67.8  %
 Fully Amortizing Loans (other than ARD Loans) ..........................................       13.7  %
 Balloon Loans ..........................................................................       18.6  %
 Multi-Property Loans ...................................................................       24.8  %
 Crossed Loans ..........................................................................       4.5  %
 Credit Lease Loans .....................................................................       15.3  %
Number of Mortgage Loans Delinquent as of Cut-off Date ..................................         0
Percentage of Initial Pool Balance contributed by each Mortgage Loan Seller:
 Credit Suisse First Boston Mortgage Capital LLC ........................................       84.4  %
 Paine Webber Real Estate Securities Inc. ...............................................       15.6  %

---------
(1)   Subject to a permitted variance of plus or minus 5%.

(2) As defined or described in "Description of the Mortgage Loans -- Additional Mortgage Loan Information."

(3)   Excluding the Credit Lease Loans (as defined herein).

(4)   Excluding Fully Amortizing Loans (as defined herein).

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT




                                                      PAGE
                                                     ------
Reports to Certificateholders ....................   S-4
Executive Summary ................................   S-5
Mortgage Loan Executive Summary ..................   S-6
Summary of Prospectus Supplement .................   S-9
Risk Factors .....................................   S-29
   The Mortgage Loans ............................   S-29
   The Offered Certificates ......................   S-58
Description of the Mortgage Loans ................   S-63
   General .......................................   S-63
   Security for the Mortgage Loans ...............   S-64
   CSFB Mortgage Capital Underwriting
      Standards ..................................   S-65
   PWRES Underwriting Standards ..................   S-69
Certain Characteristics of the Mortgage
   Loans .........................................   S-73
   Credit Lease Loans ............................   S-73
   Significant Mortgage Loans ....................   S-75
   Certain Terms and Conditions of the
      Mortgage Loans .............................   S-94
   Additional Mortgage Loan Information              S-103
   Changes in Mortgage Loan
      Characteristics ............................   S-123
   Certain Legal Aspects of Foreign
      Mortgage Loans .............................   S-123
Description of the Offered Certificates ..........   S-125
   General .......................................   S-125
   Book-Entry Registration and Definitive
      Certificates ...............................   S-126
   Distributions .................................   S-128
   Definitions ...................................   S-132
   Assumed Final Distribution Date;
      Rated Final Distribution Date ..............   S-138
   Subordination; Allocation of Collateral
      Support Deficits and Certificate
      Deferred Interest ..........................   S-139
Prepayment and Yield Considerations ..............   S-141
   Yield .........................................   S-141
   Modeling Assumptions ..........................   S-142
   Yield on the Class A-X Certificates ...........   S-143
   Rated Final Distribution Date .................   S-144
   Weighted Average Life of Offered
      Certificates ...............................   S-144
The Pooling and Servicing Agreement ..............   S-153
   General .......................................   S-153
   Assignment of the Mortgage Loans ..............   S-153
   Representations and Warranties;
      Repurchase .................................   S-153
   Servicing of the Mortgage Loans;
      Collection of Payments .....................   S-163
   Advances ......................................   S-164
   Appraisal Reductions ..........................   S-166
   Accounts ......................................   S-167
   Withdrawals from the Certificate
      Account ....................................   S-169
   Enforcement of "Due-on-Sale" and
      "Due-on-Encumbrance" Clauses ...............   S-170
   Inspections; Collection of Operating
      Information ................................   S-170
   Insurance Policies ............................   S-171
   Evidence as to Compliance .....................   S-171
   Certain Matters Regarding the
      Depositor, the Trustee, the Servicer
      and the Special Servicer ...................   S-172
   Events of Default .............................   S-173
   Rights Upon Event of Default ..................   S-173
   Amendment .....................................   S-174
   Voting Rights .................................   S-175
   Realization Upon Mortgage Loans ...............   S-175
   Modifications .................................   S-178
   Optional Termination ..........................   S-179
   The Trustee ...................................   S-180
   Certificate Registrar and
      Authenticating Agent .......................   S-180
   Duties of the Trustee .........................   S-181
   The Servicer ..................................   S-181
   Servicing Compensation and Payment
      of Expenses ................................   S-181
   The Special Servicer ..........................   S-183
   Servicer and Special Servicer Permitted
      to Buy Certificates ........................   S-184
   Reports to Certificateholders; Available
      Information ................................   S-184
Use of Proceeds ..................................   S-187
Certain Federal Income Tax
   Consequences ..................................   S-187
ERISA Considerations .............................   S-191
   Senior Certificates ...........................   S-191
   Mezzanine Certificates ........................   S-192
Legal Investment .................................   S-193
Underwriting .....................................   S-193
Legal Matters ....................................   S-194
Rating ...........................................   S-195
Index of Significant Definitions .................   S-196
Annex A--Loan Characteristics ....................   A-1
Annex B--Credit Lease Loan
   Characteristics ...............................   B-1
Annex C--Certain Information
   Regarding the Loan Group 2 Mortgage
   Loans .........................................   C-1
Annex D--Servicer Reports ........................   D-1

                               TABLE OF CONTENTS

                                  PROSPECTUS

                                                         PAGE
                                                     ------------
Prospectus Supplement ............................          2
Additional Information ...........................          2
Incorporation of Certain Information by
   Reference .....................................          3
Risk Factors .....................................          4
   Limited Liquidity .............................          4
   Limited Assets ................................          4
   Prepayments and Effect on Average Life
      of Certificates and Yields .................          5
   Limited Nature of Ratings .....................          5
   Risks Associated with Mortgage Loans
      and Mortgaged Properties ...................          6
   Risks Associated with Mortgage Loans
      and Leases .................................          6
   Balloon Payments ..............................          7
   Junior Mortgage Loans .........................          7
   Obligor Default ...............................          7
   Mortgagor Type ................................          8
   Enhancement Limitations .......................          8
   Enforceability ................................          8
   Environmental Risks ...........................          9
   Delinquent and Non-Performing
      Mortgage Loans .............................          9
   ERISA Considerations ..........................         10
   Certain Federal Tax Considerations
      Regarding Residual Interest
      Certificates ...............................         10
   Control .......................................         10
   Book-Entry Registration .......................         10
The Depositor ....................................         11
Use of Proceeds ..................................         11
Description of the Certificates ..................         11
   General .......................................         11
   Distribution on Certificates ..................         12
   Accounts ......................................         13
   Amendment .....................................         15
   Termination; Repurchase of Mortgage
      Loans ......................................         16
   Reports to Certificateholders .................         16
   The Trustee ...................................         16
The Mortgage Pools ...............................         17
   General .......................................         17
   Assignment of Mortgage Loans ..................         18
   Mortgage Underwriting Standards and
      Procedures .................................         19
   Representations and Warranties ................         20
Servicing of the Mortgage Loans ..................         22
   General .......................................         22
   Collections and Other Servicing
      Procedures .................................         22
   Insurance .....................................         22
   Fidelity Bonds and Errors and Omissions
      Insurance ..................................         24
   Servicing Compensation and Payment of
      Expenses ...................................         24
   Advances ......................................         24
   Modifications, Waivers and Amendments                   24
   Evidence of Compliance ........................         25
   Certain Matters With Respect to the
      Master Servicer, the Special Servicer
      and the Trustee ............................         25
   Events of Default .............................         26
Enhancement ......................................         27
   General .......................................         27
   Subordinate Certificates ......................         27
   Cross-Support Features ........................         28
   Letter of Credit ..............................         28
   Certificate Guarantee Insurance ...............         28
   Reserve Funds .................................         28
Certain Legal Aspects of the Mortgage
   Loans .........................................         29
   Mortgages and Deeds of Trust Generally                  29
   Installment Contracts .........................         30
   Junior Mortgages; Rights of Senior
      Mortgagees or Beneficiaries ................         30
   Foreclosure ...................................         32
   Environmental Risks ...........................         34
   Statutory Rights of Redemption ................         35
   Anti-Deficiency Legislation ...................         36
   Bankruptcy Laws ...............................         36
   Enforceability of Certain Provisions ..........         38
   Applicability of Usury Laws ...................         40
   Alternative Mortgage Instruments ..............         40
   Leases and Rents ..............................         40
   Secondary Financing; Due-on
      Encumbrance Provisions .....................         41
   Certain Laws and Regulations ..................         41
   Type of Mortgaged Property ....................         41
   Americans with Disabilities Act ...............         42
Certain Federal Income Tax Consequences                    43
   General .......................................         43
   Taxation of the REMIC and its Holders                   43
   Taxation of Regular Interests .................         44
   REMIC Expenses ................................         48
   Sale or Exchange of REMIC Regular
      Interest Certificates ......................         48
   Taxation of the REMIC .........................         48
   Taxation of Holders of Residual Interest
      Certificates ...............................         49
   Excess Inclusions .............................         50
   Restrictions on Ownership and Transfer
      of Residual Interest Certificates ..........         51
   Administrative Matters ........................         52
   Tax Status as a Grantor Trust .................         52
   Miscellaneous Tax Aspects .....................         55
   Tax Treatment of Foreign Investors ............         56
State Tax Considerations .........................         57
ERISA Considerations .............................         57
   Prohibited Transactions .......................         57
   Unrelated Business Taxable Income--
      Residual Interests .........................         59
Legal Investment .................................         59
Plan of Distribution .............................         61
Legal Matters ....................................         61
Index of Defined Terms ...........................         62

                       SUMMARY OF PROSPECTUS SUPPLEMENT


     Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. The following Summary of Prospectus Supplement does not include all relevant information relating to the securities and assets described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in the Prospectus. See "Index of Significant Definitions" herein and "Index of Defined Terms" in the Prospectus.


TITLE OF
 CERTIFICATES .....  Credit Suisse First Boston Mortgage Securities Corp.
                     Commercial Mortgage Pass-Through Certificates, Series 1998-C1 (the "Certificates").


CERTIFICATE
 BALANCE...........  Each Class of Offered Certificates has the approximate aggregate initial Certificate Balance or Notional Balance set forth on the cover page of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%. The Offered Certificates, together with the Private Certificates, will be issued pursuant to a Pooling and Servicing Agreement to be dated as of June , 1998 (the "Pooling and Servicing Agreement") among the Depositor, the Servicer, the Special Servicer and the Trustee.


DEPOSITOR.........   Credit Suisse First Boston Mortgage Securities Corp., a
                     Delaware corporation and an affiliate of Credit Suisse
                     First Boston Mortgage Capital LLC, one of the Mortgage Loan
                     Sellers, and of Credit Suisse First Boston Corporation, one of the Underwriters. See "The Depositor" in the Prospectus.


SERVICER..........   Banc One Mortgage Capital Markets, LLC (the "Servicer").
                     Although the Servicer may employ agents, including sub-servicers, the Servicer will remain liable for its servicing obligations under the Pooling and Servicing
                     Agreement. See "The Pooling and Servicing Agreement -- The
                     Servicer." The Servicer will be permitted to purchase any Class of Certificates. See "Risk Factors -- The Offered
                     Certificates -- Servicer or Special Servicer May Purchase
                     Certificates; Conflict of Interest."


SPECIAL SERVICER...  Lennar Partners, Inc. (the "Special Servicer"). The
                     Special Servicer will be responsible for servicing Mortgage Loans that, in general, are in default or as to which default is imminent and for administering any REO Property (as defined herein). The holders of greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding and having a Certificate Balance equal to or greater than 25% of the initial Certificate Balance of such Class (or, if no such Class exists, the most subordinate Class then outstanding) (the "Controlling Class") will be entitled to remove the Special Servicer as special servicer of the Mortgage Loans and appoint a successor special servicer with respect to such Mortgage Loans, provided that each Rating Agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates. The Special Servicer will be permitted to purchase any Class of Certificates. See "Risk Factors -- The Offered Certificates -- Servicer or Special Servicer May Purchase Certificates; Conflict of Interest."

TRUSTEE...........   State Street Bank and Trust Company, a Massachusetts
                     trust company (the "Trustee"). See "The Pooling and
                     Servicing Agreement -- The Trustee."


MORTGAGE LOAN
  SELLERS.........   Credit Suisse First Boston Mortgage Capital LLC ("CSFB
                     Mortgage Capital"), a Delaware limited liability company, an affiliate of the Depositor and an affiliate of Credit
                     Suisse First Boston Corporation, one of the Underwriters, and Paine Webber Real Estate Securities Inc. ("PWRES"), a
                     Delaware corporation and an affiliate of PaineWebber
                     Incorporated, one of the Underwriters.


CUT-OFF DATE......   June 11, 1998.


CLOSING DATE......   On or about June  , 1998.


DUE DATE..........   With respect to 207 Mortgage Loans, representing
                     approximately 76.2% of the Initial Pool Balance, the 11th day of each month; with respect to 109 Mortgage Loans, representing approximately 21.2% of the Initial Pool
                     Balance, the first day of each month; and, with respect to eight Mortgage Loans, representing approximately 2.7% of the Initial Pool Balance the fifth day of each month. With the exception of five Mortgage Loans, representing approximately 0.4% of the Initial Pool Balance, no Mortgage
                     Loan has a grace period for payment defaults that extends beyond the related Determination Date. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the
                     Mortgage Loans -- Due Dates" and "The Pooling and Servicing
                     Agreement -- Advances."


DETERMINATION
 DATE..............  With respect to each Distribution Date, the close of business on the 11th day of the month in which such Distribution Date occurs or, if such 11th day is not a business day, the business day immediately following such 11th day.


DISTRIBUTION
 DATE..............  The 17th day of each month or, if such 17th day is not a business day, the business day immediately following such 17th day, commencing in July 1998; provided, however, that no Distribution Date will fall on a date that is fewer than four business days after the related Determination Date. A business day is any day other than a Saturday, a Sunday or any day on which banking institutions in the States of New York, Massachusetts, Texas, or Florida are authorized or obligated by law, executive order or governmental decree to close.


RECORD DATE.......   With respect to each Distribution Date, the close of
                     business on the last business day of the month immediately preceding the month in which such Distribution Date occurs.


INTEREST ACCRUAL
  PERIOD..........   With respect to any Distribution Date, the period
                     commencing on the 11th day of the calendar month preceding the month in which such Distribution Date occurs and ending on the 10th day of the month in which such Distribution
                     Date occurs. Each Interest Accrual Period is deemed to consist of 30 days.


ASSUMED FINAL
  DISTRIBUTION
   DATE............  As to each Class of Offered Certificates, the date set forth on the cover page hereof.

RATED FINAL DISTRIBUTION
  DATE............   As to each Class of Offered Certificates,        , 20 ,
                     the first Distribution Date following the date that is two years after the latest Assumed Maturity Date of any of the Mortgage Loans. The "Assumed Maturity Date" of (a) any
                     Mortgage Loan that is not a Balloon Loan or ARD Loan is the maturity date of such Mortgage Loan and (b) any Balloon
                     Loan or ARD Loan is the date on which such Balloon Loan or ARD Loan, as applicable, would fully amortize, assuming interest were calculated on such Mortgage Loan on a 30/360 basis (as defined herein).


DUE PERIOD........   With respect to each Distribution Date, the period
                     beginning on the day following the Determination Date in the month immediately preceding the month in which such Distribution Date occurs and ending at the close of business on the Determination Date of the month in which such Distribution Date occurs.


DENOMINATIONS.....   The Offered Certificates (other than the Class A-X
                     Certificates) will be issuable in registered form, in denominations of initial Certificate Balance of $10,000 and multiples of $1,000 in excess thereof. The Class A-X
                     Certificates will be issuable in registered form, in denominations of $100,000 initial Notional Balance and integral multiples of $10,000 in excess thereof. A single additional Class A-X Certificate may be issued in a denomination of authorized initial Notional Balance that includes the excess of (i) the initial Notional Balance of Class A-X over (ii) the largest integral multiple of $10,000 that does not exceed such amount.


CLEARANCE AND
  SETTLEMENT......   The Offered Certificates will be issued in book-entry
                     form and, so long as they are Book-Entry Certificates (as defined herein), will be evidenced by one or more certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"). The
                     Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any Class of the Offered Certificates. See "Description of the Offered Certificates -- Book-Entry Registration and
                     Definitive Certificates."


REPORTS TO
  CERTIFICATE-
  HOLDERS..........  On each Distribution Date, the Trustee will be required to prepare and forward to each Certificateholder, the Depositor, the Servicer, the Special Servicer, each Rating Agency, Bloomberg, L.P., the Trepp Group, Charter Research Corporation and Intex Solutions, Inc. and, if requested in writing, any potential investors in the Certificates a Distribution Date Statement as described under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Trustee Reports." In addition, the Servicer (in the case of Specially Serviced Mortgage Loans (as defined herein) and REO Properties, based solely on the information provided by the Special Servicer) will be required to deliver to the Trustee, and the Trustee will be required to deliver to each Certificateholder, the Depositor, each Underwriter, each Rating Agency and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, a Comparative Financial Status Report, a Delinquent Loan Status Report, a Historical Loan Modification Report, a Historical Loss Estimate Report, an REO Status Report and a Watch List, each as described under "The Pooling and Servicing

                     Agreement -- Reports to Certificateholders; Available Information -- Servicer Reports." The Trustee also will be required to make available at its offices, upon reasonable advance written notice, during normal business hours, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, among other things, the following items, to the extent delivered to the Trustee: Mortgaged Property operating statements, rent rolls, retail sales information, Mortgaged Property inspection reports and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer. See "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Other Information." A Current Report on Form 8-K (the "Form 8-K") will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the "Commission") within fifteen days after the initial issuance of the Offered Certificates. If Mortgage Loans are removed from the Trust Fund, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.


THE MORTGAGE
 LOANS.............  The Trust Fund will consist primarily of 324 loans with an aggregate principal balance, as of the Cut-off Date, of approximately $2,482,942,297 (collectively, the "Mortgage Loans" and, individually, a "Mortgage Loan"). The Mortgage Loans encumber land improved by Retail Properties, Office Properties, Hospitality Properties, Multifamily Properties, Healthcare Properties, Industrial Properties, Self Storage Facility Properties, Cooperative Properties, Mobile Home/Recreational Vehicle Park Properties and Other Properties (each, as defined herein). Approximately 84.4% of the Mortgage Loans (the "CSFBMC Mortgage Loans") were originated or purchased by CSFB Mortgage Capital and approximately 15.6% of the Mortgage Loans (the "PWRES Mortgage Loans") were originated by an affiliate of PWRES, or purchased from unaffiliated third parties by PWRES. Each Mortgage Loan Seller will sell the Mortgage Loans to the Depositor and, in connection therewith, will make certain representations and warranties with respect to the Mortgage Loans sold by such Mortgage Loan Seller, as more fully described herein. The Depositor will assign the Mortgage Loans, together with its rights and remedies in respect of breaches of the applicable Mortgage Loan Seller's representations and warranties to the Trustee for the benefit of Certificateholders. See "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase." All statistical information presented herein with respect to the Mortgage Loans is presented on an approximate basis.

                     The Mortgage Loans comprise two separate groups, Loan Group 1 and Loan Group 2 (each, a "Loan Group"). Loan Group 2 will consist of 46 Mortgage Loans, representing approximately 12.1% of the Initial Pool Balance, each of which is a Multifamily Loan (as defined herein) and has a remaining term to scheduled maturity (or, in the case of an ARD Loan (as defined herein), to the Anticipated Repayment Date (as defined herein)) as of the Cut-Off Date of ten years or less. See Annex C -- "Certain Information Regarding the Loan Group 2 Mortgage Loans." Loan Group 1 will consist of the remaining 278 Mortgage Loans, representing approximately 87.9% of the Initial Pool Balance. Balloon Payments and Unscheduled Payments of Principal (as defined herein) on the Mortgage Loans in Loan Group 2 (the "A-2MF Principal Distribution Amount") will be paid first to the Class A-2MF Certificates. All remaining payments in respect of principal will be paid sequentially to each Class of Certificates as described herein. See "Description of the Offered Certificates -- Distributions."


                     GENERAL MORTGAGE LOAN CHARACTERISTICS
             (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)



                                                          MORTGAGE                    LOAN                     LOAN
                                                            POOL                    GROUP 1                  GROUP 2
                                                 ------------------------- ------------------------- -----------------------
       Initial Balance (1) .....................     $2,482,942,297             $2,182,078,302           $300,863,995
       Number of Mortgage Loans ................                324                        278                     46
       Number of Mortgaged Properties ..........                452                        381                     71
       Average Mortgage Loan Balance ...........     $    7,663,402             $    7,849,203           $  6,540,522
       Maximum Mortgage Loan Principal
        Balance ................................     $  115,590,907             $  115,590,907           $ 20,111,247
       Minimum Mortgage Loan Principal
        Balance ................................     $      707,174             $      707,174           $    898,560
       Weighted Average Mortgage Rate ..........              7.614%                     7.645%                 7.387%
       Range of Mortgage Rates .................         6.34%-9.61%                6.34%-9.61%            6.90%-8.91%
       Weighted Average Remaining Term
        to the Earlier of Maturity or
        Anticipated Repayment Date .............                145                        148                    118
       Range of Remaining Term to the
        Earlier of Maturity or Anticipated
        Repayment Date .........................             49-299                     59-299                 49-120
       Weighted Average Amortization
        Term (2) ...............................                318                        313                    353
       Range of Amortization Terms (2) .........              0-479                      0-479                231-360
       Weighted Average DSCR (2)(3) ............               1.51x                      1.54x                  1.34x
       Range of DSCRs (2)(3) ...................         1.03x-3.08x                1.03x-3.08x            1.14x-1.77x
       Weighted Average LTV (2)(3) .............                 68%                        66%                    77%
       Range of LTVs (3) .......................             17%-97%                    17%-97%                62%-84%
       Weighted Average LTV at Earlier of
        Anticipated Repayment Date or
        Maturity (2)(3)(4) .....................                 58%                        56%                    67%
       Percentage of Initial Pool Balance
        made up of:
        ARD Loans ..............................               67.8%                      65.5%                  84.5%
        Fully Amortizing Loans (other
         than ARD Loans) .......................               13.7%                      15.6%                     0%
        Balloon Loans ..........................               18.6%                      19.0%                  15.5%
        Multi-Property Loans ...................               24.8%                      25.3%                  21.9%
        Crossed Loans ..........................                4.5%                       5.1%                     0%
        Credit Lease Loans .....................               15.3%                      17.5%                     0%
       Number of Mortgage Loans
        Delinquent as of Cut-off Date ..........                  0                          0                      0

                     ----------
                     (1) Subject to a permitted variance of plus or minus 5%.
                     (2) As defined or described in "Certain Characteristics of the Mortgage Loans -- Additional Mortgage Loan Information."
                     (3) Excluding the Credit Lease Loans (as defined herein).
                     (4) Excluding Fully Amortizing Loans (as defined herein).

SECURITY FOR THE
  MORTGAGE LOANS..   Each Mortgage Loan is secured by one or more first
                     priority mortgages, deeds of trust, or other similar security instruments (collectively, "Mortgages") on the borrower's interest (as set forth below) in certain land used for commercial or multifamily residential purposes, all buildings and improvements thereon and certain personal property located thereon, and, in certain cases, reserve funds (collectively, "Mortgaged Properties").



            INTEREST OF                    % OF         NUMBER OF
              BORROWER                 INITIAL POOL     MORTGAGED
             ENCUMBERED                 BALANCE(1)      PROPERTIES
             ----------                 ----------      ----------
  Fee Simple Estate (2) ...........         89.6%          426
  Leasehold Estate ................         10.4            26
                                           -----           ---
  TOTAL ...........................        100.0%          452
                                           =====           ===

                     ------------
                     (1) Based on the principal balance of the Mortgage Loan
                         or, for any Multi-Property Loan (as defined herein), the Allocated Loan Amount (as defined herein) with respect to each portion of the related Mortgaged Property.
                     (2) For any Mortgaged Property with respect to which the
                         ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property has been categorized as a fee simple estate. For any Mortgaged Property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the Mortgaged Property.


CREDIT LEASE
 LOANS.............  Sixty-one Mortgage Loans (described in the table contained in the section entitled "Description of the Mortgage Loans -- Credit Lease Loans"), representing approximately 15.3% of the Initial Pool Balance, are backed by net lease obligations ("Credit Leases") of, or net lease obligations guaranteed by, various corporations, each of which has a credit rating of B-- (or the equivalent) or higher by at least one of the Rating Agencies (the "Credit Lease Loans"). With respect to 36 Credit Lease Loans, representing approximately 9.6% of the Initial Pool Balance (the "Fully Amortizing Credit Lease Loans"), scheduled monthly rent payments thereunder (the "Monthly Rental Payments") by the tenants (each, a "Tenant" and collectively, the "Tenants") under the Credit Leases generally are sufficient to pay in full and on a timely basis all interest and principal and other sums scheduled to be paid with respect to the related Credit Lease Loans. Twenty-five of the Credit Lease Loans, representing approximately 5.8% of the Initial Pool Balance (the "Balloon Payment Credit Lease Loans"), provide for Balloon Payments (as defined herein) on their respective maturity dates. Fourteen of the Balloon Payment Credit Lease Loans, representing approximately 4.3% of the Initial Pool Balance, have the benefit of a residual value insurance policy, which generally provides, subject to certain conditions, that if the related Mortgaged Properties cannot be sold or if the proceeds from the disposition of such Mortgaged Properties is insufficient to repay the related Credit Lease Loans upon maturity thereof, the insurer in each case will be required to pay the remaining principal amount of such Credit Lease Loans. The remaining Balloon Payment Credit Lease Loans are guaranteed by the related Tenant or an affiliate thereof, each of which has a credit rating of at least B- (or the equivalent) by at least one of the Rating Agencies. See "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Credit Lease Loans."

                     All of the Credit Lease Loans are secured by assignments of leases and rents (the "Credit Lease Assignments") on properties (the "Credit Lease Properties") net-leased to the Tenants pursuant to the Credit Leases. Except with respect to thirteen Credit Lease Properties which are subject to Double Net Leases (as defined herein), each Credit Lease Loan provides that the related Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property and that (i) in the event of a casualty to or condemnation of the related Mortgaged Property, the Tenant is obligated to continue making payments, (ii) the Tenant must make an offer to purchase the applicable Credit Lease Property for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Lease Loan in the event of a casualty to or condemnation of a material portion of the related Mortgaged Property, (iii) the Trustee on behalf of the Certificateholders will have the benefit of certain non-cancelable credit lease enhancement insurance policies (the "Lease Enhancement Policies") obtained to cover certain casualty and/or condemnation risks or (iv) the Trustee on behalf of the Certificateholders will have the benefit of additional insurance purchased by the related borrowers to cover certain casualty risks not covered by the insurance carried by the Tenant. See "Certain Characteristics of the Mortgage Loans -- Credit Lease Loans."


CROSSED LOANS,
 MULTI-PROPERTY
 LOANS AND RELATED
 BORROWER LOANS ...  Thirty-eight Mortgage Loans, each of which is identified on Annex A hereto as having more than one related "Loan No.," which Mortgage Loans represent approximately 24.8% of the Initial Pool Balance, are secured by liens on more than one Mortgaged Property (the "Multi-Property Loans"). Seventeen Mortgage Loans, each of which is identified on the table entitled "Mortgage Loans Secured by More Than One Mortgaged Property" under "Risk Factors -- The Mortgage Loans -- Concentration of Mortgage Loans; Borrowers" as "Crossed Loans" are cross-defaulted and cross-collateralized with the other Mortgage Loans in the same group and, in the aggregate, represent approximately 4.5% of the Initial Pool Balance. A default under one of the mortgages that secures a group of Crossed Loans will result in a default under all of the mortgages securing such Mortgage Loan. The Mortgage Loans identified under the table entitled "Related Borrower Loans" under "Risk Factors -- The Mortgage Loans -- Concentration of Mortgage Loans; Borrowers on Related Mortgage Loans" (the "Related Borrower Loans") are not cross-collateralized or cross-defaulted with each other (unless otherwise noted in this Prospectus Supplement) but do have borrowers that are affiliated with borrowers under other Mortgage Loans. Twenty of the Multi-Property Loans, representing approximately 6.1% of the Initial Pool Balance, prohibit the release of any related Mortgaged Property prior to payment in full of the Mortgage Loan. Eighteen of the Multi-Property Loans, representing approximately 18.7% of the Initial Pool Balance, permit a Mortgaged Property to be released from the lien of the related Multi-Property Loan prior to payment in full of the Mortgage Loan provided that, generally, 125% of the Property Release Amount (as defined herein) of such Mortgaged Property be defeased or prepaid and that the DSCR (as defined herein) with respect to the remaining Mortgaged Properties after defeasance or prepayment, as applicable, be no less than the greater of (x) a specified DSCR (generally the DSCR at origination) and (y) the DSCR immediately prior to such defeasance or prepayment, as applicable. Eleven of the Crossed Loans, representing approximately 2.6% of the Initial Pool Balance, prohibit the release of any related Mortgaged Property prior to payment in full of all related Crossed Loans. Six of the Crossed Loans, representing approximately 1.8% of the Initial Pool Balance, permit a Mortgaged Property to be released from the lien of the related Crossed Loan prior to payment in full of all related Crossed Loans, provided that, generally, the borrower must prepay (or, if applicable, defease) 125% of the outstanding principal balance of such Crossed Loan, and the excess, if any, of such payment over such principal balance will be applied to prepay (or, with respect to a defeasance, will provide additional collateral for) the other Crossed Loan(s) secured by such Mortgaged Property.


LOCKBOX TERMS.....   Two-hundred twenty-six Mortgage Loans, representing
                     approximately 84.9% of the Initial Pool Balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related Mortgaged Properties will be (i) paid directly to a Lockbox Account (as defined herein) (or, in the case of Multifamily Properties, collected and deposited in such account by the Manager) controlled by the Servicer on behalf of the Trust Fund (a "Hard Lockbox"), (ii) paid to the manager of the Mortgaged Properties, which will deposit all sums collected into a Lockbox Account on a regular basis (a "Modified Lockbox") or (iii) collected by the borrower until such time (if any) as a triggering event
                     (such as the failure to pay the related Mortgage Loan in full on or before the related Anticipated Repayment Date or a decline, by more than a specified amount in the net operating income of the related Mortgaged Property and/or a failure to meet a specified DSCR) occurs, at which time all rents derived from the related Mortgaged Property generally will be deposited directly into a Lockbox Account (a
                     "Springing Lockbox"). Each such Mortgage Loan is identified on Annex A hereto as having a Lockbox. For any Hard
                     Lockbox, income deposited directly into the related Lockbox
                     Account will not include amounts paid in cash or paid
                     "over-the-counter". Such cash or "over-the-counter" monies will be paid to the manager of the Mortgaged Properties, which will deposit all sums collected into a Lockbox
                     Account on a regular basis. Lockbox Accounts will not be assets of the Trust Fund. The Mortgage Loans provide for such Lockbox Accounts as follows:



                                       % OF         NUMBER OF
            TYPE OF                INITIAL POOL     MORTGAGE
            LOCKBOX                   BALANCE         LOANS
            -------                   -------         -----
  Hard Lockbox ................         35.9%           83
  Modified Lockbox ............         18.4%           35
  Springing Lockbox ...........         30.6%          108
  No Lockbox ..................         15.1%           98
                                       -----           ---
  TOTAL .......................        100.0%          324
                                       =====           ===

PAYMENT TERMS.....   The Mortgage Loans provide for scheduled payments of
                     principal and interest ("Monthly Payments") to be due (i) on the first day of each month (with respect to 109
                     Mortgage Loans, representing approximately 21.2% of the Initial Pool Balance); (ii) on the fifth day of each month
                     (with respect to eight Mortgage Loans, representing approximately 2.7% of the Initial Pool Balance); and (iii) on the eleventh day of each month (with respect to 207
                     Mortgage Loans, representing approximately 76.2% of the Initial Pool Balance). With the exception of five Mortgage
                     Loans, representing approximately 0.4% of the Initial Pool
                     Balance, no Mortgage Loan has a grace period for payment defaults that extends beyond the related Determination
                     Date.

                     Each Mortgage Loan accrues interest at the per annum rate set forth for such Mortgage Loan on Annex A (the "Mortgage Rate"), which is fixed for the entire term of such loan, except as discussed below. Such interest accrues on a 30/360 basis or on an Actual/360 basis (each as defined herein).


ARD LOANS.........   One hundred fifty-eight Mortgage Loans, representing
                     approximately 67.8% by Initial Pool Balance, are Mortgage
                     Loans (the "ARD Loans") which generally accrue interest at a higher rate following the applicable Anticipated
                     Repayment Date (as defined below). As used herein, the term
                     "Mortgage Rate" does not include the portion of the interest rate attributable to such rate increase. The excess of interest at such higher rate over interest at the Mortgage Rate (together with interest thereon) is referred to herein as "Excess Interest." As described below, all of the Mortgage Loans that provide for Excess Interest permit the related borrower to prepay the related Mortgage Loan without payment of a Prepayment Premium or Yield
                     Maintenance Charge beginning on, or up to six months prior to, the date on which Excess Interest begins accruing. The date on which any such Mortgage Loan begins accruing Excess
                     Interest is referred to herein as the "Anticipated
                     Repayment Date" or "ARD." The Anticipated Repayment Date for any such ARD Loan is set forth on Annex A. The ARD
                     Loans provide for substantially full amortization over their stated terms, which extend at least 60 months beyond their related Anticipated Repayment Dates. If the related borrower elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due on such date. If a borrower elects not to prepay an ARD Loan on or before its Anticipated
                     Repayment Date, all or a substantial portion of Excess Cash
                     Flow (as defined herein) collected after such date will be applied towards the prepayment of such ARD Loan and, after the principal balance thereof has been reduced to zero, to the payment of accrued Excess Interest. Payment of Excess
                     Interest with respect to any ARD Loan will be deferred until the principal of such ARD Loan has been paid in full.
                     Substantially all of the ARD Loans for which a Lockbox
                     Account has not been established on or before the Closing
                     Date provide that a Lockbox Account must be established on or prior to the applicable Anticipated Repayment Date. See
                     "Certain Characteristics of the Mortgage Loans -- Certain
                     Terms and Conditions of the Mortgage Loans -- Excess
                     Interest."


BALLOON LOANS.....   One hundred nine Mortgage Loans representing
                     approximately 18.6% of the Initial Pool Balance, provide for Monthly Payments based on amortization schedules at least 60 months longer than the remaining stated terms of such Mortgage Loans (such Mortgage Loans, the "Balloon
                     Loans"), such that substantial amounts of principal are due and payable on the respective maturity dates (each such amount, after application of all constant Monthly Payments due on or prior to the respective maturity date, a "Balloon
                     Payment"), unless prepaid prior thereto.


FULLY AMORTIZING
  LOANS...........   Fifty-seven Mortgage Loans, representing approximately
                     13.7% of the Initial Pool Balance, fully amortize or, in the case of any such Mortgage Loans that accrue interest on an Actual/360 basis, substantially fully amortize, over their terms and are not ARD Loans (such Mortgage Loans, the "Fully Amortizing Loans").

PREPAYMENT
 CHARACTERISTICS OF
 THE MORTGAGE LOANS. Each Mortgage Loan restricts voluntary prepayments in one or more of the following ways: (i) by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan (a "Lockout Period"),
                     (ii) by requiring that any principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below) and (iii) by imposing fees or premiums equal to a percentage of the then outstanding principal balance of such Mortgage Loan ("Prepayment Premiums") in connection with full or partial principal prepayments for a specified period of time after the expiration of the related Yield Maintenance Period or Lockout Period, as the case may be (in either case, a "Prepayment Premium Period"). The Mortgage Loans (other than Credit Lease Loans) generally permit principal prepayments to be made either (i) on a Due Date or (ii) provided that such prepayment is accompanied by a full month's interest, on any date. Credit Lease Loans generally permit principal prepayments to be made on any date after the related Lockout Period with interest only up to the date of prepayment. Notwithstanding the related Lockout Period, Additional Collateral Loans (as defined herein) generally require partial principal prepayments in certain circumstances, with respect to which holders of the Offered Certificates will be entitled to Yield Protection Payments as described herein.

                     As of the Cut-off Date, approximately 98.3% of the Mortgage Loans by Initial Pool Balance were within their respective Lockout Periods, and the weighted average of such Lockout Periods was 133 months.

                     For a description of the Yield Maintenance Periods, Yield Maintenance Charges, Prepayment Premium Periods and Prepayment Premiums of the Mortgage Loans, see "Risk Factors -- The Offered Certificates -- Special Prepayment and Yield Considerations" and "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" and "-- Property Releases."


DEFEASANCE........   Two-hundred sixty-seven Mortgage Loans, representing
                     approximately 89.3% of the Initial Pool Balance, provide that after a specified period (a "Defeasance Lockout
                     Period"), the applicable borrower may obtain the release of the related Mortgaged Property (or, in the case of any Crossed Loan and most of the Multi-Property Loans, one or more of the related Mortgaged Properties) from the lien of the related Mortgage(s) (a "Defeasance Option") upon the pledge to the Trustee of noncallable U.S. government obligations that provide for payments, on or prior to all successive scheduled payment dates on which interest and principal payments are due under the related Mortgage Note, in the amounts due on such dates, and upon satisfaction of certain other conditions. The Servicer will purchase such U.S. government obligations on behalf of a borrower exercising a Defeasance Option. The related borrower generally will be required (or, in the case of certain of the Mortgage Loans, permitted), to transfer the pledged
                     U.S. government obligations, together with all obligations under the related Mortgage Loan or defeased portion thereof, to a successor limited purpose borrower, and such successor borrower will assume the obligations under the Mortgage Loan or defeased portion thereof.

ADDITIONAL
  COLLATERAL
  LOANS...........   Three of the CSFBMC Mortgage Loans (each, an "Additional
                     Collateral Loan"), representing approximately 2.9% of the Initial Pool Balance, are additionally secured by cash reserves or irrevocable letters of credit that will be released to the borrower upon satisfaction by the borrower of certain leasing-related conditions including, in certain cases, achieving certain DSCRs. Failure to satisfy such conditions within the time periods specified therefor may result in the application of the related reserve or credit enhancement amount (each, a "Required Prepayment") to partially prepay the related Mortgage Loan, and such partial prepayment may not be required to be accompanied by payment of a Prepayment Premium or Yield Maintenance
                     Charge. The holders of the Class A-X Certificates and any Class of Offered Certificates receiving any such prepayment will be entitled to receive payments ("Yield Protection
                     Payments") to compensate such holders for the absence of any such Prepayment Premium or Yield Maintenance Charge payments. With respect to any Class of Offered Certificates receiving a distribution of principal in connection with a Required Prepayment, the Yield Protection Payment will equal 2% of such distribution of principal. With respect to the Class A-X Certificates, the Yield Protection Payment will be a yield-maintenance payment calculated in the manner provided in the Pooling and Servicing Agreement. The
                     Servicer will be required to advance such Yield Protection
                     Payments on the related Servicer Remittance Date and will be reimbursed therefor, with interest thereon at the Reimbursement Rate, by CSFB Mortgage Capital. The rights of any Class of Offered Certificates to receive Yield
                     Protection Payments, to the extent described herein, will be treated as assets separate from the REMIC regular interest represented by such Class. See "Certain Federal
                     Income Tax Consequences". See "Description of the Offered
                     Certificates -- Distributions -- Yield Protection
                     Payments."

                     For the purposes of this Prospectus Supplement and the statistical information presented herein, the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related "Remaining Lockout" period set forth on Annex A hereto, notwithstanding the fact that Required Prepayments could occur under such loans during such Lockout Period.

                     The characteristics of each of the Mortgage Loans are more particularly described in Annex A hereto.

                     NONE OF THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES, ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR ANY PRIVATE MORTGAGE INSURER. See "Description of the Mortgage Loans -- General."


THE CERTIFICATES...  The Certificates will be issued pursuant to a Pooling and
                     Servicing Agreement, to be dated as of June , 1998, among the Depositor, the Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement"), and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund, which will consist of the Mortgage Loans and certain related assets.

                     The aggregate of the Certificate Balances of the Regular Certificates (other than the Class A-X Certificates) as of the Closing Date will equal the sum of the Initial Pool Balance.

THE OFFERED
  CERTIFICATES....   Each Class of Offered Certificates will have the initial
                     Certificate Balance or Notional Balance and the initial
                     Pass-Through Rate set forth on the cover page hereof
                     (subject, in the case of each such Certificate Balance or Notional Balance, to a permitted variance of plus or minus
                     5%).

                     The Class A-X Certificates will not have a Certificate Balance or entitle their holders to distributions of principal. The Class A-X Certificates will, however, represent the right to receive distributions of interest accrued as described herein on a notional balance (the "Notional Balance"). The Class A-X Certificates will have
                     an initial Notional Balance of approximately $    , which
                     is equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class A-X Certificates) as of the Closing Date. With respect to any Distribution Date, the Notional Balance of the Class A-X Certificates will be equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class A-X Certificates) as of the first day of the related Interest Accrual Period. The Notional Balance of the Class A-X Certificates is used solely for purposes of calculating interest payable on the Class A-X Certificates and does not represent an interest in or right to principal payments on the Mortgage Loans.


THE PRIVATE
  CERTIFICATES (NOT
  OFFERED HEREBY)..  The Private Certificates will have the initial
                     Certificate Balances and Pass-Through Rates set forth in the "Executive Summary" above (subject, in the case of such Certificate Balances, to a permitted variance of plus or minus 5%), provided that the Class V-1, Class V-2, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

                     None of the Class F, Class G, Class H, Class I, Class J, Class V-1 or Class V-2 Certificates or the Residual Certificates are offered hereby.


AVAILABLE
   DISTRIBUTION
   AMOUNT.........   The "Available Distribution Amount" for any Distribution
                     Date generally is the total of all payments or other collections (or available P&I Advances) (other than
                     Prepayment Premiums and Yield Maintenance Charges and
                     Excess Interest, which are distributed separately as described herein) on or in respect of the Mortgage Loans that are available for distribution on the Certificates on such date. The Available Distribution Amount for either
                     Loan Group for any Distribution Date generally is the total of all payments or other collections (or available P&I
                     Advances) (other than Prepayment Premiums and Yield
                     Maintenance Charges and Excess Interest, which are distributed separately as described herein) on or in respect of the Mortgage Loans in such Loan Group that are available for distribution on the Certificates on such date. See "Description of the Offered Certificates --
                     Distributions -- Method, Timing and Amount."


INTEREST
 DISTRIBUTIONS.....  On each Distribution Date, to the extent of the Available
                     Distribution Amount and subject to the distribution priorities described herein, each Class of Offered Certificates will be entitled to receive distributions of interest in an aggregate amount equal to the Monthly Interest Distributable Amount with respect to such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates (such amount, the "Optimal Interest Distribution Amount" for such Class). No interest will accrue on such overdue amounts. See "Description of the Offered Certificates -- Distributions." The "Monthly Interest Distributable Amount" with respect to any Class of Offered Certificates other than the Class A-X Certificates for any Distribution Date will equal the amount of interest accrued during the related Interest Accrual Period (as defined herein) at the related Pass-Through Rate on the Certificate Balance of such Class immediately prior to such Distribution Date, reduced by the allocable share for such Class of (i) the Uncovered Prepayment Interest Shortfall Amount (as defined herein), (ii) any Certificate Deferred Interest (as defined herein) and (iii) certain indemnification expenses of the Trust Fund. The Monthly Interest Distributable Amount with respect to the Class
                     A-X Certificates for any Distribution Date will equal the amount of interest accrued during the related Interest Accrual Period at the Class A-X Pass-Through Rate on the Notional Balance of such Class immediately prior to such Distribution Date, reduced by such Class's share of (x) the Uncovered Prepayment Interest Shortfall Amount and (y) certain indemnification expenses of the Trust Fund, in each case for such Distribution Date. See "-- Subordination" below. For each Distribution Date, interest will accrue with respect to the Certificates on the basis of a 360-day year for the Interest Accrual Period to which such Distribution Date relates. Each Interest Accrual Period will be deemed to consist of 30 days. See "Description of the Offered Certificates --
                     Distributions."

PRINCIPAL
  DISTRIBUTIONS...   On each Distribution Date, to the extent of the Available
                     Distribution Amount remaining after the distribution of interest to be made on such Class of Offered Certificates on such date and subject to the distribution priorities described herein, each Class of Offered Certificates (other than the Class A-X Certificates) will be entitled to distributions of principal (until the Certificate Balance of such Class of Certificates is reduced to zero) in an aggregate amount up to the Principal Distribution Amount for such Distribution Date. See "Description of the Offered
                     Certificates -- Distributions."

PRIORITY OF
  DISTRIBUTIONS...   On each Distribution Date prior to the date on which the
                     principal balances of the Private Certificates and the Mezzanine Certificates have been reduced to zero, the Trustee will apply amounts on deposit in the Distribution
                     Account, to the extent of the Available Distribution Amount for such Distribution Date, in the following order of priority:

                     (i) concurrently, (A) from the Available Distribution Amount for Loan Group 1, to the Class A-1A and Class A-1B Certificates, pro rata, the Optimal Interest Distribution Amounts for each such Class for such Distribution Date,
                                (B) from the Available Distribution Amount for Loan Group 2, to the Class A-2MF Certificates, the Optimal Interest Distribution Amount for such Class for such Distribution Date, and (C) from the Available Distribution Amount, the amount payable to the Class A-X Certificates with respect to each Component thereof; provided, however, that if the Available Distribution Amount for either Loan Group is insufficient to pay in full the Optimal Interest Distribution Amounts to be distributed to any such Classes as described above, the Available Distribution Amount will be allocated among such Classes pro rata in proportion to such Optimal Interest Distribution Amounts, without regard to Loan Group;

                     (ii) to the Class A-2MF Certificates, in reduction of the Certificate Principal Balance thereof until the Certificate Principal Balance thereof has been reduced to zero, an amount up to the A-2MF Principal Distribution Amount for such Distribution Date;

                     (iii) to the Class A-1A, Class A-1B and Class A-2MF Certificates, in reduction of the Certificate Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date remaining after the distribution described in clause (ii), in the following order of priority:

                                first, to the Class A-1A Certificates, until the Certificate Balance thereof has been reduced to zero;

                                second, to the Class A-1B Certificates, until the Certificate Balance thereof has been reduced to zero; and

                                third, to Class A-2MF Certificates, until the Certificate Balance thereof has been reduced to zero;

                     (iv) to the Class A-1A, Class A-1B and Class A-2MF Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes but not previously reimbursed have been reimbursed in full; and

                     (v) to the Mezzanine and Private Certificates, in the following order of priority:

                                (A) to the Class B Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                                (B) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

                                (C)  to the Class B Certificates, until all
                                     amounts of Collateral Support Deficit
                                     previously allocated to the Class B
                                     Certificates, but not previously
                                     reimbursed, have been reimbursed in full;

                                (D) to the Class C Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                                (E) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

                                (F)  to the Class C Certificates, until all
                                     amounts of Collateral Support Deficit
                                     previously allocated to the Class C
                                     Certificates, but not previously
                                     reimbursed, have been reimbursed in full;

                                (G) to the Class D Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                                (H) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

                                (I)  to the Class D Certificates, until all
                                     amounts of Collateral Support Deficit
                                     previously allocated to the Class D
                                     Certificates, but not previously
                                     reimbursed, have been reimbursed in full;

                                (J) to the Class E Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                                (K) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance thereof has been reduced to zero; and

                                (L)  to the Class E Certificates, until all
                                     amounts of Collateral Support Deficit
                                     previously allocated to the Class E
                                     Certificates, but not previously
                                     reimbursed, have been reimbursed in full.

                     The Private Certificates will be entitled to receive distributions from the Available Distribution Amount remaining after giving effect to the distributions made on such Distribution Date pursuant to clauses (i) through
                     (v), as described under "Description of the Offered Certificates -- Distributions -- Priority of Distributions."

                     On each Distribution Date on or after the date on which the principal balances of the Mezzanine Certificates and Private Certificates have been reduced to zero, the Trustee will apply amounts on deposit in the Distribution Account in the following order of priority:

                     (i) concurrently, to the Class A-1A, Class A-1B, Class A-2MF and Class A-X Certificates, pro rata in respect of interest;

                     (ii) to the Class A-1A, Class A-1B and Class A-2MF Certificates, pro rata in reduction of the Certificate Balances thereof, until the Certificate Balance of each such Class has been reduced to zero; and

                     (iii) to the Class A-1A, Class A-1B and Class A-2MF Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

                     Capitalized terms used above are defined in "Description of the Offered Certificates -- Distributions -- Definitions."


PREPAYMENT PREMIUMS
 AND YIELD
 MAINTENANCE
 CHARGES ..........  On each Distribution Date, any Prepayment Premiums and
                     Yield Maintenance Charges collected on the Mortgage Loans during the related Due Period will be distributed separately from the Available Distribution Amount for such Distribution Date to the Offered Certificates (and to certain other Classes of Regular Certificates) in the manner and priority described herein under "Description of the Offered Certificates -- Distributions -- Allocation of Prepayment Premiums and Yield Maintenance Charges."

OTHER
 DISTRIBUTIONS.....  Except as described in the next sentence, the holders of the Class V-1, Class V-2, Class R and Class LR Certificates will not be entitled to distributions of interest or principal. The Class V-1 Certificates will be entitled to all distributions of Excess Interest with respect to the CSFBMC Mortgage Loans, and the Class V-2 Certificates will be entitled to all distributions of Excess Interest with respect to the PWRES Mortgage Loans, in each case subject to the limitations set forth in the Pooling and Servicing Agreement. The holders of the Class R Certificates in the aggregate will be entitled to receive that portion of the Available Distribution Amount remaining in the Distribution Account on any Distribution Date after the distribution to the holders of the Regular Certificates of all amounts which they are entitled to receive, and the remaining assets in the Trust Fund, if any, after the Certificate Balances of the Regular Certificates have been reduced to zero and the holders of the Regular Certificates have received all other distributions to which they are entitled. It is not anticipated that there will be any assets remaining in the Trust Fund on such date. Additionally, the holders of 100% of the Class V-1 Certificates will have the option to purchase at the purchase price specified herein any CSFBMC Mortgage Loan that is an ARD Loan on or after its Anticipated Repayment Date and the holders of 100% of the Class V-2 Certificates will have the option to purchase at the purchase price specified herein any PWRES Mortgage Loan that is an ARD Loan on or after its Anticipated Repayment Date under the circumstances described under "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans."


SUBORDINATION.....   Except as described below, as a means of providing
                     protection to the holders of the Offered Certificates against losses associated with delinquent and defaulted
                     Mortgage Loans, the rights of the holders of the Private
                     Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Mezzanine
                     Certificates, and the rights of the holders of the Mezzanine Certificates to receive distributions of principal and interest on or in respect of the Mortgage
                     Loans will be subordinate to those of the holders of the Senior Certificates and each Class of Mezzanine
                     Certificates with an earlier alphabetical designation, other than, in each case, with respect to Uncovered
                     Prepayment Interest Shortfalls and certain indemnification expenses. This subordination will be effected by the preferential right of holders of a Class of Offered
                     Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Offered Certificates on such date prior to any distribution on such Distribution Date in respect of any Classes of Certificates subordinate thereto, and by the allocation of Collateral Support Deficits to the Private
                     Certificates before allocation to the Offered Certificates.
                     No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates, and the Offered Certificates are not insured or guaranteed by any government agency or instrumentality or by any other party. See "Description of the Offered Certificates."

                     The payment of servicing compensation other than the Servicing Fee and Primary Servicing Fee (as defined herein), interest on Advances (to the extent not covered by Penalty Charges (as defined herein) on the related Mortgage Loans), extraordinary expenses of the Trust Fund (other than indemnification expenses), a reduction in the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in the interest rate or a forgiveness of the principal of a Mortgage Loan as described under "The Pooling and Servicing Agreement -- Modifications" or otherwise will result in reductions in the interest entitlements of certain Classes and may result in Collateral Support Deficits, in each case affecting Classes in reverse alphabetical order, as described herein.

                     Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls (as defined herein) and indemnification expenses of the Trust Fund will be allocated to all Classes of the Regular Certificates on the basis of their respective Monthly Interest Distributable Amounts (before giving effect to any reductions therefrom for such Uncovered Prepayment Interest Shortfalls or indemnification expenses or for Certificate Deferred Interest) and will reduce the respective interest entitlements of such Classes.


ADVANCES..........   The Servicer is required to make advances of principal
                     and interest (each, a "P&I Advance") with respect to delinquent Monthly Payments on the Mortgage Loans, subject to the limitations described herein. P&I Advances generally will equal the delinquent portion of the Monthly Payment as specified in the related Mortgage Note, less (i) the Servicing Fee and Primary Servicing Fee (except to the extent that the related borrower is required to reimburse such amounts) and (ii) if applicable, the related Workout
                     Fee (as defined herein). If a borrower defaults on its obligation to pay amounts due on the maturity date of the related Mortgage Loan, the Servicer will be required to advance only an amount equal to the interest and principal portion of the constant Monthly Payment (or portion thereof not received) that was due prior to the maturity date, subject to the limitations described above. The Servicer will not be required or permitted to make any P&I Advance in respect of Excess Interest. The amount required to be advanced in respect of delinquent Monthly Payments on a Mortgage Loan that has been subject to an Appraisal
                     Reduction Event will equal the amount required to be advanced by the Servicer without giving effect to the related Appraisal Reduction (as defined herein) minus the related Appraisal Reduction Amount (as defined herein). See
                     "The Pooling and Servicing Agreement -- Distributions --
                     Advances." If the Servicer fails to make a required P&I
                     Advance, the Trustee will be required to make the P&I
                     Advance pursuant to the Pooling and Servicing Agreement, in each case subject to a determination of recoverability. See
                     "The Pooling and Servicing Agreement -- Advances" and "--
                     Appraisal Reductions."


OPTIONAL
 TERMINATION.......  Each of the Mortgage Loan Sellers, the holders of a majority of the Controlling Class and the Servicer will have the option to purchase, at the Purchase Price specified herein, all of the Mortgage Loans and all property acquired through exercise of remedies in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund
                     is less than   % of the Initial Pool Balance, as described
                     in more detail herein. See "The Pooling and Servicing Agreement -- Optional Termination."

CERTAIN FEDERAL
  INCOME TAX
  CONSIDERATIONS...  Two separate elections will be made to treat the Trust
                     Fund (exclusive of the Excess Interest and certain assumption fees and the right to receive Yield Protection Payments and the corresponding collateral pledged to support the obligation to make such payments as described below) as real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) for federal income tax purposes. The Class A-1A, Class A-1B, Class A-2MF, Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates (collectively, the "Regular Certificates") will constitute "regular interests" in the Upper-Tier REMIC, except as described below. The Class R and Class LR Certificates (together, the "Residual Certificates") will represent the beneficial ownership of the sole Class of the "residual interest" in each of the Upper-Tier REMIC and the Lower-Tier REMIC, respectively. The Class V-1 Certificates will represent the right to receive Excess Interest with respect to the CSFBMC Mortgage Loans and the Class V-2 Certificates will represent the right to receive Excess Interest with respect to the PWRES Mortgage Loans. The interests in the Trust Fund described in the preceding sentence will be treated as grantor trusts for federal income tax purposes and not as an asset of either REMIC. The Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income thereon in accordance with the accrual method of accounting. Based on expected issue prices, it is anticipated that the Class A-X and the
                     Class   Certificates will be issued with original issue
                     discount and the Class   will not be issued with original
                     issue discount. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences -- Taxation of the REMIC and its Holders" in the Prospectus. Although not free from doubt, it is anticipated that any Prepayment Premiums and Yield Maintenance Charges allocable to the Offered Certificates will be ordinary income to the related Certificateholders as such amounts accrue. See "Description of the Offered Certificates -- Distributions."

                     The rights of any Class of Offered Certificates to receive Yield Protection Payments, to the extent described herein, will be treated as assets separate from the REMIC regular interest represented by each such Class. The purchase price paid for each such Class must be allocated between the right to receive Yield Protection Payments and the REMIC regular interest represented by such Class. See "Certain Federal Income Tax Consequences."

ERISA
  CONSIDERATIONS...  The acquisition of an Offered Certificate by a pension or other employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").

                     The United States Department of Labor has granted to CSFB and PaineWebber individual administrative exemptions, Prohibited Transaction Exemption ("PTE") 89-90 and PTE 90-36, respectively (collectively, and as amended by PTE 97-34, the "Exemption"), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by CSFB or PaineWebber, as applicable. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Senior Certificates, underwritten by CSFB or PaineWebber, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

                     The Underwriters believe that the conditions to the applicability of the Exemption generally will be met with respect to the Senior Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriters or which they cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Senior Certificates.

                     Any Plan fiduciary considering whether to purchase any Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See "ERISA
                     Considerations" herein and in the Prospectus.


RATINGS...........   It is a condition to the issuance of the Offered
                     Certificates that they receive the following credit ratings from one or more of the following Rating Agencies:




                           FITCH     MOODY'S     S&P
                          -------   ---------   ----
  Class A-1A...........
  Class A-1B...........
  Class A-2MF..........
  Class A-X ...........
  Class B .............
  Class C .............
  Class D .............
  Class E .............

                     The Rated Final Distribution Date for each Class of
                     Offered Certificates is      , 20 . For a description of
                     the limitations of the ratings of the Offered Certificates, see "Ratings." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings on the Offered Certificates by the Rating Agencies address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums, Yield Maintenance Charges, Yield Protection Payments or Excess Interest. With respect to Credit Lease Loans, a downgrade in the credit rating of the related Tenants or Guarantors (as defined herein) and/or of the issuer of the Lease Enhancement Policy or Residual Value Insurance Policy may have a related adverse effect on the rating of the Offered Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class A-X Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class A-X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class A-X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class A-X Certificates. Accordingly, the ratings of the Class A-X Certificates should be evaluated independently from similar ratings on other types of securities. There can be no assurance that another rating agency that assigns a rating to any Class of Offered Certificates would assign a rating consistent with those described herein. See "Risk Factors," "Ratings" and "Prepayment and Yield Considerations."


LEGAL INVESTMENT...  The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions and, thus, the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.


RISK FACTORS......   See "Risk Factors" immediately following this Summary of
                     Prospectus Supplement for a discussion of certain factors that should be considered in connection with the purchase of the Offered Certificates.

                                 RISK FACTORS

     Prospective holders of Offered Certificates should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.


THE MORTGAGE LOANS

     Risks Associated with Commercial and Multifamily Lending Generally. The Mortgage Loans are secured by Mortgaged Properties consisting of income-producing real estate. Mortgage Loans secured by commercial and multifamily properties are markedly different from one-to four-family residential mortgage loans. Commercial and multifamily lending generally is viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences, because income property lending typically involves larger loans to single borrowers or groups of related borrowers than single-family lending. In addition, and unlike loans made on the security of single-family residences, repayment of loans secured by income-producing real property typically depends upon the successful operation of the related real estate project, the businesses operated by the tenants and the creditworthiness of such tenants, that is, the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial or multifamily residential property is determined more by capitalization of the property's cash flow than any absolute value of buildings and improvements thereon. Lenders typically look to the debt service coverage ratio ("DSCR") (that is, the ratio of net cash flow to debt service) of a loan secured by income-producing property as an important measure of the risk of default on such a loan.

     Volatility. Commercial and multifamily property values and cash flows from such properties are subject to volatility and may be insufficient to cover debt service on the related Mortgage Loan at any given time. The volatility of cash flows available to cover debt service and the property values (which would affect the ability to refinance the property and proceeds available upon foreclosure) depend upon a number of factors, including (i) the volatility of property revenue and (ii) the property's "operating leverage," which generally refers to (a) the percentage of total property operating expenses in relation to property revenue, (b) the breakdown of property operating expenses between those that are fixed and those that vary with revenue and (c) the level of capital expenditures required to maintain the property and retain or replace tenants. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including but not limited to, national, regional and local economic conditions (which may be adversely impacted by plant or military base closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, nursing home beds, retail space, hotel rooms, office space, mobile home and recreational vehicle space or self-storage facilities); changes or continued weakness in specific industry segments; changes in applicable healthcare regulations, including reimbursement requirements, or legal requirements such as rent stabilization laws; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property or the relative convenience of alternatives such as direct mail, video shopping networks and shopping through electronic media; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; retroactive changes to building or similar codes; increases in operating expenses (such as energy costs); the number of tenants or, if applicable, the diversity of types of business operated by such tenants; and laws regulating the maximum rental permitted to be charged to a residential tenant. Properties with short-term, less creditworthy revenue sources and/or relatively high operating leverage, such as health care related facilities, hotels and motels can be expected to have more volatile cash flows, and to respond more quickly to changes in general economic conditions, than properties with medium to long-term tenant commitments from creditworthy tenants and/or relatively low operating leverage. A decline in the real estate market, in the financial condition of a major tenant or, with respect to hotels and motels, the financial condition or public perception of a franchisor, or a general decline in the local or national economy will tend to have a more immediate effect on the net operating income of such properties and may lead to higher rates of delinquency or defaults. Historical operating results of the Mortgaged Properties may not be comparable to future operating results.

     The age, construction quality and design of a particular property may affect the occupancy level as well as the rents that may be charged for individual leases. The negative effects of poor construction quality or design can increase over time in the form of increased maintenance and an increased need for capital improvements. Even good construction will deteriorate over time if the property managers do not schedule and perform adequate maintenance in a timely fashion. If, during the terms of the Mortgage Loans, competing properties of a similar type are built in the areas where the Mortgaged Properties are located or similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed the appraised value determined in connection with the origination of such Mortgage Loan. However, the Mortgage Loans generally provide for deferred maintenance reserves in an amount sufficient to remediate any deficiencies identified by the engineering report issued in connection with origination. In addition, substantially all of the Mortgage Loans (excluding Credit Lease Loans) require reserves for ongoing repairs and replacements. Such reserves generally are funded by the related borrower from the operating cashflow of the Mortgaged Property or otherwise, unless a Lockbox is in place, in which case such reserves generally will be funded before any excess cash is released to the related borrower.

     Some of the Mortgaged Properties may not readily be converted to alternative uses if such Mortgaged Properties become unprofitable due to competition, age of the improvements, decreased demand, zoning restrictions or other factors. The conversion of Self-Storage Facility Properties, Senior Housing Properties, Hospitality Properties (or, in the case of the Other Properties, any of the racquet clubs, movie theatres and health clubs) to alternative uses generally would require substantial capital expenditures. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of any such Mortgaged Property may be substantially less, relative to the amount owing on the related loan, than would be the case if such property were readily adaptable to other uses.

     Other multifamily residences and commercial properties located in the vicinity of the Mortgaged Properties may compete with such Mortgaged Properties to attract residents, retailers, customers, patients and tenants. Increased competition frequently leads to lowering of rents in a market and could adversely affect income from, and market value of, the Mortgaged Properties.

     In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing and changes in prevailing interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance the property) without necessarily affecting the ability to generate current income. Moreover, as described below, particular types of income properties are exposed to particular risks.

     Borrower Default; Nonrecourse Mortgage Loans. The Mortgage Loans will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the Depositor, the Mortgage Loan Sellers, the Servicer, the Special Servicer, the Trustee or any of their respective affiliates.

     Each Mortgage Loan generally is a nonrecourse loan as to which, in the event of a default under such Mortgage Loan (other than a default resulting from fraud or other willful misconduct of the borrower), recourse generally may be had only against the specific properties and other assets that have been pledged to secure such Mortgage Loan. See "Certain Characteristics of the Mortgage Loans." Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default under the Mortgage Loan, upon the acceleration of such maturity), on the then-current market value of the related Mortgaged Property (taking into account any adverse effect of a foreclosure proceeding on such market value) or the ability of the related borrower to refinance the Mortgaged Property. Moreover, even if a Mortgage Loan provides for recourse to a borrower or its affiliates, there can be no assurance that the Trust Fund ultimately could collect sums due under such Mortgage Loan. Substantially all of the Mortgage Loans were originated within twelve months before the Cut-off Date. Consequently, the Mortgage Loans generally do not have as long-standing a payment history as mortgage loans originated on earlier dates. In general, in the event of default on a mortgage loan with a relatively high LTV or relatively low DSCR and foreclosure of the related mortgaged property, proceeds of the sale of the mortgaged property are more likely to be inadequate to satisfy the outstanding debt under the related mortgage note.

     In order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer may, under certain limited circumstances, extend the maturity date of and/or otherwise modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to Balloon Payments. While the Special Servicer will have a duty to determine that any such extension or modification is likely to produce a greater recovery on a net present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications will increase the net present value of receipts from, or proceeds of, Mortgage Loans that are in default or as to which a default is reasonably foreseeable.

     Property Management. The successful operation of a real estate project also depends on the performance and viability of the property manager of such project. Different property types vary in the extent to which the property manager is involved in property marketing, leasing and operations on a daily basis. Properties deriving revenues primarily from short-term sources (such as hotels, nursing homes, self-storage facilities and health care facilities) generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, operating the properties and providing building services, managing operating expenses and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof. Property managers generally are operating companies and, unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. Moreover, certain of the Mortgaged Properties are managed by affiliates of the applicable borrower. Such relationship could raise additional difficulties in connection with a Mortgage Loan in default or undergoing special servicing, and a dispute between the partners or members of a borrower could disrupt the management of the underlying property, which may cause an adverse effect on cash flow. However, the Mortgage Loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below specified triggers or other specified triggers.

     Risks Associated with Office Properties. Approximately 14.7% of the Mortgage Loans (by Initial Pool Balance) are secured by Office Properties (as defined herein). See "Description of the Mortgage Loans -- Additional Mortgage Loan Information." Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. Approximately 2.2% of the Mortgage Loans (excluding the Credit Lease Loans), based on Initial Pool Balance, are secured by Office Properties that are single tenant properties. See "Certain Characteristics of the Mortgage Loans -- Credit Lease Loans."

     Office properties also are subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (for example, floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy that is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

     Risks Associated with Retail Properties. Approximately 25.4% of the Mortgage Loans (by Initial Pool Balance) are secured by Retail Properties (as defined herein). See "Description of the Mortgage Loans -- Additional Mortgage Loan Information." Significant factors determining the value of retail properties are the quality of the tenants, as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants often is tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" also is an important distinction. Retail properties that are anchored traditionally have been perceived to be less risky. While there is no strict definition of an anchor, it generally is understood that a retail anchor tenant is a tenant that is proportionately large in size and is vital in attracting customers to the property. As used herein an "anchored property" means a property in which a nationally or regionally recognized tenant or a credit tenant occupies a significant portion of the Mortgaged Property, or in which any tenant occupies more than 20,000 square feet. Approximately 19.1% of the Mortgage Loans (by Initial Pool Balance) are secured by multi-tenant retail properties that are "anchored properties." Approximately 3.5% of the Mortgage Loans (by Initial Pool Balance) are secured by Retail Properties (excluding Credit Lease Loans) that are "unanchored properties." The loss of an anchor tenant, the assignment of an anchor tenant's interest under any lease to a less desirable tenant or a significant decline in the level of an anchor tenant's business may have an adverse effect on the overall operation of such properties. The correlation between the success of tenant businesses and credit quality of the Mortgage Loan is increased when the property is a single tenant property.

     Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. Catalog retailers, home shopping networks, shopping through electronic media, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which often are characterized by lower operating costs) could adversely affect the rents collectible at the Retail Properties securing Mortgage Loans in the Trust Fund.


     Risks Associated with Hospitality Properties. Approximately 16.7% of the Mortgage Loans (by Initial Pool Balance) are secured by full service hotels, limited service hotels or extended stay hotels. These hotels include hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. See "Certain Characteristics of the Mortgage Loans -- Additional Mortgage Loan Information" for certain statistical information on the Hospitality Properties and Hospitality Loans (each as defined herein).

     Various factors, including location, quality and franchise affiliation may affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. In connection with such concerns, with respect to substantially all of the Hospitality Loans, the related borrower is required to fund reserves for replacements of furniture, fixtures and equipment ("FF&E"). Because hotel rooms generally are rented for short periods of time, hotels tend to be more sensitive to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on such hotel's quality of service and economic performance. Because limited service lodging establishments are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of such lodging establishments could occur in any given region, which would likely adversely affect occupancy and daily room rates. Approximately 7.9% of the Mortgage Loans, based on Initial Pool Balance, are secured by limited service hotels. Additionally, in many parts of the country the hotel and lodging industry is generally seasonal in nature, and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. In order to mitigate the effects of such periodic fluctuations in the case of certain of the Hospitality Loans, the related borrower is required to fund seasonal reserves. The demand for particular accommodations also may be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     Certain of the Hospitality Properties are franchisees of national or regional hotel chains. The viability of any such Hospitality Property depends in large part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the continued existence of the franchise license agreement. In the event of a foreclosure of a Hospitality Property, a lender may be unable to remove a franchisor that it desires to replace. In connection with the origination of each Mortgage Loan secured by a Hospitality Property, the Mortgage Loan Seller generally has obtained assurances from the franchisor that, in the event of a foreclosure of a Mortgage Loan secured by such Hospitality Property, the rights under the franchise agreement for such Hospitality Property would be transferable to the Trustee (or Servicer or Special Servicer) or purchaser in any such sale.

     Many of the Hospitality Properties have liquor licenses. The liquor licenses for some of such properties may be held by the property manager rather than by the related borrower. In addition, some states do not permit liquor licenses to be held other than by a natural person and, consequently, liquor licenses for hotel properties located in such jurisdictions are held by an individual affiliated with the related borrower or manager. Furthermore, the applicable laws and regulations relating to such licenses generally prohibit the transfer of such licenses to any person without the prior approval of the relevant licensing authority. In the event of a foreclosure of a Hospitality Property, it is unlikely that the Trustee (or Servicer or Special Servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such Hospitality Property, and such party would be required to apply in its own name for such license. There can be no assurance that a new liquor license could be obtained or that it could be obtained promptly.

     Risks Associated with Credit Lease Properties. Approximately 15.3% of the Mortgage Loans (by Initial Pool Balance) are secured by Credit Lease Properties. Because of the ratings of the Tenants or Guarantors, the Credit Lease Loans were generally underwritten to lower DSCRs and/or higher LTVs than would otherwise have been acceptable had the related Mortgaged Properties been leased to non-credit tenants. If a Tenant defaults in its obligations under a Credit Lease, there can be no assurance that the Mortgaged Property could be re-let for sufficiently high rent to support debt service on the related Credit Lease Loan or that Liquidation Proceeds from such Mortgaged Property would be sufficient to satisfy the borrower's obligations under such Credit Lease Loan. See "-- Tenant Credit Risk," "-- Credit Quality of Tenants and Guarantors" and "-- Factors Affecting Lease Enhancement Policy Proceeds" below.

     Any rating assigned to a Tenant or Guarantor, as applicable, by a rating agency will reflect only such rating agency's assessment of long-term unsecured debt obligations of such entity. Such rating does not imply an assessment of the likelihood that the Credit Leases will not be terminated (pursuant to their terms or otherwise), that Principal Prepayments on the Credit Lease Loans will not be made by the related Borrowers, or that any Prepayment Premium will be paid or, if paid, will be sufficient to provide the anticipated yield. As a result, such rating will not address the possibility that a prepayment of a Mortgage Loan may cause a Certificateholder to experience a lower than anticipated yield. See "Prepayment and Yield Considerations." See "Certain Characteristics of the Mortgage Pool -- Additional Mortgage Loan Information -- Cut-off Date Loan Amount by Property Type" for certain statistical information on the Credit Lease Loans.

     Credit Quality of Tenants and Guarantors. Interest and principal payments on the Credit Lease Loans are dependent principally on the payment by the related Tenant or by the guarantor of such Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. A downgrade in the credit rating of any of the Tenants and/or the Guarantors may have an adverse effect on the rating of the Offered Certificates.

     If a Tenant or Guarantor defaults on its obligation to make Monthly Rental Payments under the related Credit Lease or the associated guarantee, as the case may be, the borrower under the related Credit Lease Loan may not have the ability to make required payments on such Credit Lease Loan. If a payment default on a Credit Lease Loan occurs, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related Credit Lease Property to recover amounts due under the Credit Lease Loan, and also will be entitled to pursue any available remedies against the defaulting Tenant and any Guarantor, which may include rights to all future Monthly Rental Payments. If the default occurs before significant amortization of the Credit Lease Loan has occurred and no recovery is available from the related borrower, the Tenant or any Guarantor, it is unlikely in most cases that the Special Servicer will be able to recover in full the amounts then due under the Credit Lease Loan. See "Certain Characteristics of the Mortgage Loans -- Credit Lease Loans."


     Factors Affecting Lease Enhancement Policy and Residual Value Policy Proceeds. With respect to each Credit Lease Loan not secured by the assignment of a Bond-Type Lease (as defined herein), the Trustee generally is the beneficiary of one or more non-cancelable insurance policies ("Lease Enhancement Policies") obtained to cover certain lease termination and, with respect to losses arising from condemnation, rent abatement events, arising out of a casualty to, or condemnation of, a Credit Lease Property issued by Chubb Custom Insurance Company ("Chubb" or the "Lease Enhancement Insurer"). As of the Cut-off Date, Chubb was rated "AAA" and "Aaa" by S&P and Moody's, respectively. Each Lease Enhancement Policy provides that, in the event of a permitted termination by a Tenant of a Credit Lease occurring as a result of a casualty or a condemnation, the Lease Enhancement Insurer will pay the Servicer on behalf of the Trustee a payment of all outstanding principal plus, subject to certain limitations, interest on the related Credit Lease Loan. The Lease Enhancement Insurer generally is not required to pay any amount due under a Credit Lease Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the related borrower is obligated to pay thereunder to reimburse the Servicer or the Trustee for outstanding Servicing Advances.


     With respect to fourteen Credit Lease Loans, representing approximately 4.3% of the Initial Pool Balance, that do not fully amortize over their terms, the related borrowers have obtained residual value insurance policies (the "Residual Value Policies") to insure against any diminution in the value of each related Credit Lease Property as a result of changes in market conditions in the event that a liquidation of the related Credit Lease Properties is required in connection with a default in the payment of the Balloon Payment required under such Mortgage Loan. The insurer will be required to pay the amount of any deficiency between the proceeds of the sale of any of the related Credit Lease Properties and the indebtedness remaining under such Credit Lease Loans that is secured by such property at its maturity, or if the sale of such Credit Lease Properties cannot take place, the insurer will be required to pay the full amount of the remaining indebtedness. The Residual Value Policies were issued by R.V.I. America Insurance Company (the "Residual Value Insurer"), which had a claims paying rating as of the Cut-off Date of "A" by Fitch and "A" by S&P.


     Certificateholders may be adversely affected by any failure by the Lease Enhancement Insurer or the Residual Value Insurer to pay under the terms of its Lease Enhancement Policies or Residual Value Policies, respectively, and any downgrade of the credit rating of the Lease Enhancement Insurer and the Residual Value Insurer may adversely affect the ratings of the Offered Certificates. See "Certain Characteristics of the Mortgage Loans -- Credit Lease Loans."


     Risks Associated with Multifamily Properties. Approximately 16.3% of the Mortgage Loans (by Initial Pool Balance) are secured by multifamily apartment buildings. All of the Mortgage Loans in Loan Group 2, representing approximately 12.1% of the Initial Pool Balance, are Multifamily Loans. See "Certain Characteristics of the Mortgage Loans -- Additional Mortgage Loan Information" for certain statistical information on such loans.

     Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors, such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent stabilization and/or rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is preempted by state law in certain states, and rent control generally is imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties in such states may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

     Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels also may be affected by construction of additional housing units, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Risks Associated with Cooperative Properties. Approximately 4.6% of the Mortgage Loans (by Initial Pool Balance) are secured by cooperative housing properties ("Cooperative Properties"). A cooperative apartment building and the land under the building is owned or leased by a non-profit cooperative corporation. The cooperative owns all the apartment units in the building and all common areas. The cooperative is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly maintenance payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan real property taxes, maintenance expenses and other capital expenses and ordinary expenses, less any other income that the cooperative may realize. Such payments to the cooperative are in addition to any payments of principal and interest the tenant-stockholder must make on any loans of the tenant-stockholder secured by its shares in the cooperative. Unanticipated expenditures in some cases may be paid by raising maintenance payments or through special assessments on the tenant-stockholders.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly-formed cooperative corporation. Under a typical non-eviction plan, shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative. The sponsor usually also controls the cooperative's board of directors and management for a limited period of time until the controlling shares in the corporation are sold to tenant stockholders. A tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy and the subtenant may be entitled to renew its lease indefinitely and would continue to be protected from rent increases above those permitted by any applicable rent control and rent stabilization laws. The stockholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the units. Newly-formed cooperatives typically have the greatest concentration of non-tenant stockholders. In addition, the sponsor of the cooperative conversion may own a significant percentage of the units in the cooperative. If the sponsor controls a significant number of units and is unable to or does not make required payments, the ability of the related borrower to meet debt service obligations will be adversely affected.

     Each borrower's ability to meet debt service obligations on its Mortgage Loan, as well as all other operating expenses, is dependent primarily upon the receipt of maintenance payments from the tenant-stockholders, any rental income from units or commercial areas that the cooperative might control and sales proceeds from units that are sold. The net operating income of the Mortgaged Properties and the market value of the Mortgaged Properties may be adversely affected if space in the Mortgaged Properties cannot be leased, if tenants are unable to meet their lease obligations or for any other reason rental payments cannot be collected or if tenant-stockholders are unable to make their maintenance payments or pay any special assessments.

     In addition, because qualification as a "cooperative housing corporation" under the Code is generally made on a year-to-year basis, there can be no assurance that the borrowers will continue to qualify for any subsequent year. If a borrower fails to qualify for one or more years, the value of the collateral securing the related Mortgage Loan could be impaired because such favorable tax treatment would not be available to tenant-stockholders with respect to those years.

     In addition, a lender that takes possession of a Cooperative Property will take the property subject to any applicable rent control laws, rent stabilization laws and tenants' rights laws. Following foreclosure of a Mortgage Loan, such proprietary lessees may be entitled to remain in occupancy of their respective apartments at rents that are regulated by the applicable jurisdiction and that may be substantially below market rents. A recent New York case, Federal Home Loan Mortgage Corporation v. New York Division of Housing and Community Renewal, 87 N.Y. 2d 325 (1995), has held that "units in a rent stabilized building that was converted to cooperative ownership revert to units subject to the New York City Rent Stabilization Law (see, NYC Admin. Code
Section 26-501, et. seq.) upon the foreclosure of the cooperative's underlying mortgage and the return of the building to operation as rental housing." The case, however, did not resolve the uncertainty as to the appropriate rent level. It is anticipated that this issue will be addressed by regulations that are being promulgated by the New York State Division of Housing and Community Renewal. The rights of such proprietary lessees to remain in their apartments, and at potentially below market rents, may adversely affect the marketability of such mortgaged property or the price at which such mortgaged property may be sold. DSCRs at origination of the Cooperative Properties as multifamily rental properties set forth in this Prospectus Supplement were calculated on the assumption that each apartment (other than apartments that, as of the date of the applicable appraisal, were rent controlled or rent stabilized apartments) could be rented at a market rate.

     Risks Associated with Industrial Properties. Approximately 2.5% of the Mortgage Loans (by Initial Pool Balance) are secured by Industrial Properties (as defined herein). See "Description of the Mortgage Loans -- Additional Mortgage Loan Information." Significant factors determining the value of Industrial Properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both Office Properties and Industrial Properties, although Industrial Properties more frequently are dependent on a single tenant.

Approximately 1.0% of the Mortgage Loans (by Initial Pool Balance) are secured by single tenant Industrial Properties. Industrial Properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular Industrial Property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, properties used for many Industrial Purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an Industrial Property. Site characteristics that are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.

     Location also is important because an Industrial Property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

     Risks Associated with Mobile Home/Recreational Vehicle Park Properties. Approximately 2.3% of the Mortgage Loans (by Initial Pool Balance) are operated as mobile home parks, recreational vehicle parks or combinations thereof. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information." Significant factors determining the value of mobile home park properties generally are similar to the factors affecting the value of multifamily residential properties. In addition, mobile home park properties are "special purpose" properties that generally cannot be readily converted to general residential, retail or office use. Additionally, certain states regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to any projected change. Consequently, if the operation of any of the Mobile Home/Recreational Vehicle Properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that Mobile Home/Recreational Vehicle Property may be substantially less, relative to the amount owed on the Mortgage Loan, than would be the case if the Mobile Home/Recreational Vehicle Property were readily adaptable to other uses.

     Risks Associated with Commercial Other/Mixed Use Properties. Approximately 1.0% of the Mortgage Loans (by Initial Pool Balance) are operated as mixed use properties, including racquet clubs, movie theatres and health clubs. See "-- Risks Associated with Commercial and Multifamily Lending Generally," and "-- Volatility" above.

     Risks Associated with Healthcare Properties. Approximately 1.2% of the Mortgage Loans (by Initial Pool Balance) are secured by Mortgaged Properties operated as Healthcare Properties, and include nursing home and congregate care facilities. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information" for certain statistical information on such loans. Significant factors determining the value of nursing homes, congregate care facility and hospital properties include federal and state laws, competition with similar properties on a local and regional basis and the continued availability of revenue from government reimbursement programs, primarily Medicaid and Medicare.

     Hospitals and providers of long-term nursing care and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary for continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. The failure of any of such borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations as a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Servicer or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under such license, and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained.

     Under applicable federal and state Medicare and Medicaid laws and regulations, only the provider who actually furnished the related medical goods and services generally may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, the Trustee, the Servicer, the Special Servicer or a subsequent lessee or operator of the property generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

     The operators of hospitals, nursing homes and other healthcare facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Mortgaged Property that is a hospital, nursing home or other healthcare facility will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and the quality of care and the cost of that care.

     Hospitals, nursing home facilities and other healthcare facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to healthcare providers and have been subject to initiatives for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected.

     Hospitals and nursing homes also receive a substantial portion of their revenues from other third-party payors such as private health insurance plans. There can be no assurance that third-party reimbursement will continue to be available for hospital and nursing home services, or at what such rate it will be available. Congress and certain state legislatures are considering reforms in the health care industry that may affect current reimbursement practices. Furthermore, the development of managed care programs in which the providers contract to provide comprehensive health care to a patient population at a fixed cost per person has given rise to similar pressures on health care providers to lower costs.

     Risks Associated with Self-Storage Facilities. Approximately 0.5% of the Mortgage Loans (by Initial Pool Balance) are secured by self-storage facilities. Self-storage facilities are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses generally would require substantial capital expenditures. Thus, if the operation of any of the self-storage Mortgaged Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of the self-storage Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the self-storage Mortgaged Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access also may heighten environmental risks. The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units included in the self-storage Mortgaged Properties, and there is no assurance that all of the units included in the self-storage Mortgaged Properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future; however, substantially all of the lease agreements used in connection with such Mortgaged Properties prohibit the storage of hazardous substances, pollutants or contaminants.

     Tenant Credit Risk. Approximately 6.1% of the Mortgage Loans (by Initial Pool Balance) (other than the Credit Lease Loans) are secured by single tenant properties. For a description of risk factors relating to single tenant properties, see "-- Credit Quality of Tenants and Guarantors" below. Income from and the market value of retail, office and industrial Mortgaged Properties would be adversely affected if space in such Mortgaged Properties could not be leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under any bankruptcy or other similar law related to creditors rights or if for any other reason rental payments could not be collected. If tenant sales in the Mortgaged Properties that contain retail space were to decline, rents based upon such sales would decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage Loans will be affected by the expiration of space leases, tenant defaults and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could exceed the amount of any reserves maintained for such purpose and could reduce cash flow from the Mortgaged Properties. Although certain of the Mortgage Loans require the borrower to maintain escrows for such expenses, there can be no assurance that such factors will not adversely affect the ability of a borrower to repay a mortgage loan.

     In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, an anchor tenant's "going dark" or the cessation of its business, notwithstanding its continued payment of rent, can have a particularly negative effect on the economic performance of a shopping center property, given the importance of anchor tenants in attracting traffic to other stores. In addition, the failure of one or more specified tenants, such as an anchor tenant, to operate from its premises may give certain tenants the right to terminate or reduce rents under their leases. For several Mortgage Loans, the land and improvements utilized by an anchor or other tenant are not subject to the related mortgage. Additionally, certain Retail Loans permit undeveloped land adjacent to a Retail Property to be released from the related Mortgage to be used for an anchor or other tenant. In either event, the failure to be secured by a lien on the property utilized by the anchor or other tenant could adversely affect the related Mortgage Loan.

     Certain Risks Associated with Foreign Law. Six Mortgage Loans, representing approximately 7.6% of the Initial Pool Balance, are secured by Mortgaged Properties located outside of the United States. Loan No. 3, a loan on a Hospitality Property known as the Ritz-Carlton Hotel (the "Ritz-Carlton Property"), is located in Cancun, Mexico, and represents approximately 3.0% of the Initial Pool Balance. Loan No. 6, which is a Mortgage Loan on a Retail Property (the "Plaza Rio Hondo Property") and Loan Nos. 29, 33 and 63, which are Mortgage Loans on three Retail Properties (the "Senorial Plaza Property," the "Rexville Plaza Property" and the "Plaza del Atlantico Property," respectively, and, collectively, the "Puerto Rico Crossed Properties") are located in Puerto Rico and collectively represent approximately 4.2% of the Initial Pool Balance. Loan No. 62, a Retail Property located in St. Thomas, U.S. Virgin Islands, represents approximately 0.4% of the Initial Pool Balance. See "Certain Characteristics of the Mortgage Loans -- Significant Mortgage Loans -- The Ritz-Carlton Loan," "-- The Plaza Rio Hondo Loan." and "-- The Puerto Rico Crossed Loans." There are certain unique legal and other risks associated with a financing secured by a property that is located outside of the United States. See "-- Exercise of Remedies; Realization Upon Defaulted Mortgage Loans" and "Certain Characteristics of the Mortgage Loans -- Certain Legal Aspects of Foreign Loans."

     A foreign state has the ability to influence a transaction in many ways, including but not limited to the imposition of exchange controls that limit the export of local or foreign currency, declaration of a moratorium on payments on external debt, diversion of debt service payments or expropriation of property. In addition, there is the risk that a country's existing social structure will be subject to violent upheaval or other crisis.

     Certain Risks Associated with the Ritz-Carlton Loan. The Mexican government has exercised and continues to exercise a significant influence over many aspects of the Mexican economy, which may affect the value of the Ritz-Carlton Property and the Ritz-Carlton Borrower's ability to repay the Ritz-Carlton Loan. Developments in Mexico that could adversely affect the value of the Ritz-Carlton Property and the ability of the Ritz-Carlton Borrower to repay the Ritz-Carlton Loan include currency devaluation, high inflation, high unemployment, restrictions on the repatriation of funds, social and political unrest, expropriation of the Ritz-Carlton Property and moratoriums or other limitations on the enforceability of the rights of various obligee's and restrictions on ownership of property by foreign entities.

     Nationalism, expropriation, confiscatory taxation, political changes, governmental regulation, social instability or diplomatic developments could materially adversely affect the economy of Mexico, the value of the Ritz-Carlton Property, the willingness of the Ritz-Carlton Borrower to make timely payments on the Ritz-Carlton Loan or the ability of the Trustee to realize on the security afforded by the Ritz-Carlton Property. The political and economic environment in Mexico is volatile and could affect the value of Ritz-Carlton Property and the ability of the Trustee to realize upon the security afforded by the Ritz-Carlton Property. In recent years, there have been a number of incidences of political unrest, as well as crimes directed at foreigners. Cancun is an important tourist center and the Mexican government has implemented safety procedures to protect the region from political unrest and incidents of crime.

     To the extent that the income of the Ritz-Carlton Borrower is received in currencies other than U.S. dollars, there is a risk that changes in currency exchange rates could adversely affect the amount of U.S. dollars available for debt service. Based on information provided by the Ritz-Carlton Borrower, approximately 95% of the Ritz-Carlton Borrower's 1997 revenues were denominated in U.S. dollars and approximately 80% of the 1997 net operating income of the Ritz-Carlton Borrower was settled in U.S. dollars. There can be no assurance, however, that the percentage of such income that is received in U.S. dollars will not decline, thus increasing the Ritz-Carlton Borrower's exposure to currency risk. Because substantially all of the hotel's revenues are denominated in U.S. dollars and substantially all of its operating expenses (other than management fees) are settled in pesos, the Ritz-Carlton Borrower also is exposed to currency risk in the event of increases in the value of the Mexican peso. However, the exchange rate for the conversion of Mexican pesos to U.S. dollars has not materially decreased for any sustained period over the last 15 years. Although the Depositor does not believe that there will be any material increase in the relative value of the peso in the foreseeable future, neither the Depositor nor the Underwriters make any representation with respect to the peso-dollar exchange rate, and potential investors must make their own determination of the likelihood of such an occurrence. For a discussion of foreign investment, exchange controls, taxation and other issues relating to the Ritz Carlton Loan, see "Certain Characteristics of the Mortgage Loans -- Certain Legal Aspects of Foreign Mortgage Loans".

     Risks Associated With Concentration of Mortgage Loans; Borrowers. Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. In addition, there are several groups of Mortgage Loans ("Related Borrower Loans") with respect to which the borrowers are affiliated. The largest Mortgage Loan has a Cut-off Date Principal Balance that represents approximately 4.7% of the Initial Pool Balance. The second largest Mortgage Loan has a Cut-off Date Principal Balance that represents approximately 3.4% of the Initial Pool Balance. The third largest Mortgage Loan has a Cut-off Date Principal Balance that represents approximately 3.0% of the Initial Pool Balance. The ten largest Mortgage Loans have Cut-off Date Principal Balances that represent, in the aggregate, approximately 27.2% of the Initial Pool Balance. See "Certain Characteristics of the Mortgage Loans -- Significant Mortgage Loans" for a description of these Mortgage Loans.

     In general, concentrations in a mortgage pool in which one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed among the mortgage loans in such pool.

     As set forth in the following tables, approximately 29.3% of the Mortgage Loans based on the Initial Pool Balance are secured by more than one Mortgaged Property (24.8% of such Mortgage Loans being Multi-Property Loans and 4.5% of such Mortgage Loans being Crossed Loans) and approximately 26.7% of the Mortgage Loans were made to affiliated borrowers that are not cross-collateralized loans ("Related Borrower Loans"). Although securing a Mortgage Loan with multiple properties generally reduces the risk that the inability of a Mortgaged Property to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses, such Mortgaged Properties generally will be managed by the same managers or affiliated managers or will be subject to the management of the same borrowers or affiliated borrowers.

          MORTGAGE LOANS SECURED BY MORE THAN ONE MORTGAGED PROPERTY



                                                     NUMBER OF
 LOAN NO.                 LOAN NAME                 PROPERTIES
---------- --------------------------------------- ------------
           MULTI-PROPERTY LOANS
1          Combined Properties Summary                  15
2          Edens and Avant Summary                      21
4          Reichmann / Intell Portfolio Summary          5
10         Alexandria Single Tenant Portfolio            2
           Summary
15         G.I. Joe Summary                              6
18         Pantzer Cross-Summary                         3
19         Sadler Portfolio Summary                     10
20         American Restaurant Group Summary             8
21         Smith Hotel Portfolio Summary                 3
24         Essex/Brookdale Summary                       2
31         Wentwood Portfolio Summary                    7
35         Torgerson Project Summary                     6
36         Builders Square                               2
51         Inland Cold Storage Summary                   2
52         Bay Park Center Summary                       2
54         Shemin Nursery Portfolio Summary              6
61         San Ant Res. Inn/Fair Inn Summary             2
64         Ind. Apt Res. Inn/Fair Inn Summary            2
70         Host Funding Portfolio Summary                3
74         RHC-Continental/Mulberry Summary              2
83         South Beach Multis Summary                   15
91         Essex Hospitality Summary                     3
94         Kratsa Portfolio Summary                      2
100        Super 8                                       4
102        1249 and 1255 Boylston Street                 2
120        Meadowbrook Office Park Summary               2
131        Delta Hotels Summary                          2
171        Rite Aid Macon & College Park                 2
           Summary
188        283 Bleeker St. & 59-61 Thompson St.          2
197        Keith Properties                              5
209        Day's Inn/Denny's Summary                     2
217        Parkview Nursing Portfolio Summary            4
221        Great Woods Office Park                       2
238        Holiday Inn/Heritage Inn Summary              2
271        Greenbrier Partners I                         2
299        Two (2) US Post Offices                       2
302        Indian Hills Mobile/Valley View Summary       2
320        Clay/Morrison Summary                         2
           Total .................................

                               % OF INITIAL
              CUT-OFF DATE          POOL
 LOAN NO.   PRINCIPAL BALANCE      BALANCE               RELEASE PRICE(1)
---------- ------------------ --------------- -----------------------------------
1             $115,590,907          4.66%     125% of Property Release Amount
2             $ 84,100,000          3.39%     125% of Property Release Amount
4             $ 74,857,607          3.02%     125% of Property Release Amount
10            $ 36,478,677          1.47%     125% of Property Release Amount(2)
15            $ 20,979,468          0.85%     125% of Property Release Amount
18            $ 20,111,247          0.81%     None Permitted
19            $ 19,683,975          0.79%     125% of Property Release Amount
20            $ 18,546,279          0.75%     None Permitted
21            $ 17,983,571          0.72%     None Permitted
24            $ 16,975,768          0.68%     None Permitted
31            $ 16,177,074          0.65%     125% of Property Release Amount
35            $ 15,559,810          0.63%     None Permitted
36            $ 14,500,000          0.58%     110% of Property Release Amount
51            $ 11,542,256          0.47%     None Permitted
52            $ 11,443,725          0.46%     125% on New Appraised Amount
54            $ 11,390,457          0.46%     None Permitted
61            $  9,990,663          0.40%     125% of Property Release Amount
64            $  9,491,130          0.38%     125% of Property Release Amount
70            $  9,067,689          0.37%     125% of Property Release Amount
74            $  8,847,471          0.36%     110% of Property Release Amount
83            $  8,290,186          0.33%     125% of Property Release Amount
91            $  7,553,519          0.30%     100% of Property Release Amount
94            $  7,163,548          0.30%     125% of Property Release Amount
100           $  6,838,507          0.28%     125% of Property Release Amount
102           $  6,800,000          0.27%     None Permitted
120           $  5,500,000          0.22%     None Permitted
131           $  4,896,100          0.20%     None Permitted
171           $  3,884,658          0.16%     None Permitted
188           $  3,342,509          0.14%     None Permitted
197           $  3,188,665          0.13%     125% of Property Release Amount
209           $  2,908,162          0.12%     None Permitted
217           $  2,707,586          0.11%     None Permitted
221           $  2,592,147          0.10%     None Permitted
238           $  2,316,187          0.09%     None Permitted
271           $  1,896,336          0.08%     None Permitted
299           $  1,388,001          0.06%     None Permitted
302           $  1,349,263          0.05%     None Permitted
320           $    997,168          0.04%     None Permitted
              ------------         -----
              $616,930,316         24.85%
              ============         =====

-------
(1) The release price shown is the percentage of the Property Release Amount (as defined herein) that the borrower must prepay or defease, as applicable, in order to obtain the release of an individual Mortgaged Property from the lien of the related Mortgage.

(2)   100% of Property Release Amount in case of condemnation only.

                                                                             % OF INITIAL
                                              NUMBER OF     CUT-OFF DATE          POOL
 LOAN NO.              LOAN NAME             PROPERTIES   PRINCIPAL BALANCE      BALANCE             RELEASE PRICE(1)
---------- -------------------------------- ------------ ------------------ --------------- --------------------------------
           CROSSED LOANS
29         Plaza del Atlantico                              $ 16,190,416          0.65%     125% of Property Release Amount
33         Senioral Plaza                                     16,090,475          0.65%     125% of Property Release Amount
63         Rexville Plaza                                      9,694,261          0.39%     125% of Property Release Amount
                                                            ------------          ----
           Total ..........................                 $ 41,975,152          1.69%
                                                            ============          ====
11         Elder-Beerman at the Dayton Mall                 $ 27,509,152          1.11%     None Permitted
81         Elder-Beerman at Millcreek Mall                     8,490,238          0.34%     None Permitted
                                                            ------------          ----
           Total ..........................                 $ 35,999,390          1.45%
                                                            ============          ====
178        PETsMART Store No. 475                           $  3,689,244           0.1%     None Permitted
179        PETsMART Store No. 586                              3,689,244           0.1%     None Permitted
                                                            ------------          ----
           Total ..........................                 $  7,378,488          0.30%
                                                            ============          ====
177        Hoyts Cinemas - Concord, NH                      $  3,733,234          0.15%     None Permitted
198        Hoyts Cinemas - Hooksett, NH                        3,185,239          0.13%     None Permitted
                                                            ------------          ----
           Total ..........................                 $  6,918,473          0.30%
                                                            ============          ====
176        PETsMART Store No. 688                           $  3,788,953          0.15%     None Permitted
212        PETsMART Store No. 648                              2,791,860          0.11%     None Permitted
                                                            ------------          ----
           Total ..........................                 $  6,580,313          0.26%
                                                            ============          ====
172        PETsMART Store No. 102                           $  3,846,309          0.15%     None Permitted
219        PETsMART Store No. 145                              2,692,151          0.11%     None Permitted
                                                            ------------          ----
           Total ..........................                 $  6,538,460          0.26%
                                                            ============          ====
313        Quality Inn-Maggie Valley                        $  1,142,455          0.05%     100% of Property Release Amount
237        Quality Inn-Sylva                                   2,334,582          0.09%     None Permitted
                                                            ------------          ----
           Total ..........................                 $  3,477,037          0.14%
                                                            ============          ====
308        Palm Haven Mobile Home Park                      $  1,197,312          0.05%     100% of Property Release Amount
319        East Pine Ridge Mobile Home Park                      997,731          0.04%     100% of Property Release Amount
                                                            ------------          ----
           Total ..........................                 $  2,195,043          0.08%
                                                            ============          ====
           TOTAL ..........................                 $111,062,856          4.47%
                                                            ============          ====

-------
(1) The release price shown is the percentage of the Property Release Amount (as defined herein) that the borrower must prepay or defease, as applicable, in order to obtain the release of an individual Mortgaged Property from the lien of the related Mortgage.

                            RELATED BORROWER LOANS




                                                         CUT-OFF DATE       % OF INITIAL
 LOAN NO.                PROPERTY NAME                PRINCIPAL BALANCE      POOL BALANCE
----------   -------------------------------------   -------------------   ---------------
 172         PETsMART No. 102--Aliso Viejo, CA           $ 3,846,309
 219         PETsMART No. 145--Prescott, AZ                2,692,151
 212         PETsMART No. 648--Murphreesboro, TN           2,791,860
 176         PETsMART No. 688--Northville, MI              3,788,953
 165         PETsMART No. 157--Glendale, AZ                4,025,692
 185         PETsMART No. 689--Taylor, MI                  3,390,116
 196         PETsMART No. 239--Bannister, MO               3,189,766
 193         PETsMART No. 685--Roseville, MI               3,290,407
 16          Kmart #4987--Carson, CA                      20,814,442
 17          Kmart #4986--Virginia Beach,VA               20,300,506
 58          Kmart #3639--Inglewood, CA                   10,634,081
                                                         -----------
             Total ...............................       $78,764,285             3.17%
                                                         ===========
 18          Pantzer Cross--Summary                      $20,111,247
 26          Top of the Hill Apartments                   16,469,614
 28          Foxfire Apartments                           16,313,585
 43          Heather Ridge Apartments                     13,207,048
 99          Arundel Apartments                            6,911,712
 195         Cynwyd Club Apartments                        3,244,834
                                                         -----------
             Total ...............................       $76,258,039             3.07%
                                                         ===========
 9           767 Third Avenue                            $41,500,000
 113         320 West 13th Street                          5,850,000
                                                         -----------
             Total ...............................       $47,350,000             1.91%
                                                         ===========
 25          Circuit City Stores, Inc. -Naperville       $16,890,594
 42          Circuit City Stores, Inc.-Fort Worth         13,463,517
 27          Circuit City Stores, Inc.-Miami              16,401,012
                                                         -----------
             Total ...............................       $46,755,123             1.88%
                                                         ===========
 61          San Ant Res. Inn/Fair Inn Summary           $ 9,990,663
 64          Ind. Apt Res. Inn/Fair Inn Summary            9,491,130
 80          Denver Fairfield Inn                          8,492,064
 123         Fairfield Inn Tampa/Brandon                   5,245,098
 144         Austin South Residence Inn                    4,495,798
 145         Courtyard by Marriott-Mishawaka               4,495,798
                                                         -----------
             Total ...............................       $42,210,552             1.70%
                                                         ===========
 14          Rachel Bridge Apartments                    $22,882,398
 24          Essex/Brookdale Summary                      16,975,768
                                                         -----------
             Total ...............................       $39,858,166             1.61%
                                                         ===========

                                                            CUT-OFF DATE       % OF INITIAL
 LOAN NO.                  PROPERTY NAME                 PRINCIPAL BALANCE      POOL BALANCE
----------   ----------------------------------------   -------------------   ----------------
 77          Best Buy-Springfield, PA                       $ 8,656,976
 90          Best Buy-Mayfield, OH                            7,558,145
 141         Best Buy-Akron, OH                               4,579,531
 150         Best Buy-Columbia, SC                            4,469,298
 161         Best Buy-Inver Grove Heights, MN                 4,142,785
 181         Best Buy-LaCrosse, WI                            3,597,915
                                                            -----------
             Total ..................................       $33,004,650              1.33%
                                                            ===========
 37          Peak At Somerset                               $14,127,948
 45          Highland Apartments                             12,733,126
 135         Highland Court Apartments                        4,783,146
                                                            -----------
             Total ..................................       $31,644,220              1.27%
                                                            ===========
 74          RHC-Continental/Mulberry Summary               $ 8,847,471
 118         RHC-Capistrano                                   5,640,133
 129         RHC-Towne & Country Mobile Home Park (1)         4,950,437
 166         RHC-Club Marina Mobile Home Park                 4,005,551
 205         RHC-Trees Country Place Mobile Home Park         2,996,226
 243         RHC-Adobe Mobile Lodge                           2,269,017
 288         RHC-Diablo Mobile Lodge                          1,527,326
                                                            -----------
             Total ..................................       $30,236,160              1.22%
                                                            ===========
 117         Eagle--Moline, IL                              $ 5,673,660
 109         Eagle--Geneva, IL                                6,104,894
 39          Cobb--Tampa, FL                                 13,636,651
                                                            -----------
             Total ..................................       $25,415,205              1.02%
                                                            ===========
 41          Valley Stream Village Apts.                    $13,491,939
 72          Perry Lake Village                               8,894,686
 292         Stirrup Woods                                    1,499,132
                                                            -----------
             Total ..................................       $23,885,756              0.96%
                                                            ===========
 91          Essex Hospitality Summary                      $ 7,553,519
 213         Lancaster Microtel Inn                           2,772,604
 226         Rochester Microtel                               2,500,839
 229         Columbus Microtel Inn                            2,472,863
 234         Knoxville Microtel                               2,393,956
 256         Charleston Microtel                              2,098,187
 261         Syracuse Microtel                                2,015,259
                                                            -----------
             Total ..................................       $21,807,226              0.88%
                                                            ===========
 55          Eagle Hardware-Anchorage, AK                   $11,311,417
 76          Eagle Hardware and Garden, Inc.                  8,669,328
                                                            -----------
             Total ..................................       $19,980,745              0.81%
                                                            ===========

                                                                    CUT-OFF DATE       % OF INITIAL
 LOAN NO.                      PROPERTY NAME                     PRINCIPAL BALANCE      POOL BALANCE
----------   ------------------------------------------------   -------------------   ----------------
 35          Torgerson Project Summary                              $15,559,810
 192         Holiday Inn Express Hotel & Suites Golden Valley         3,293,409
                                                                    -----------
             Total ..........................................       $18,853,219              0.76%
                                                                    ===========
 57          British Woods Apartments                               $10,655,199
 101         Yorktown Apartments and Townhouses                       6,837,119
                                                                    -----------
             Total ..........................................       $17,492,318              0.70%
                                                                    ===========
 78          Fossil Ridge Apartments                                $ 8,554,761
 85          Harvestree Apartments                                    8,075,130
                                                                    -----------
             Total ..........................................       $16,629,891              0.67%
                                                                    ===========
 158         Colony Club Apartments                                 $ 4,220,948
 167         41 Elm Street Apartment & Office Building                3,996,077
 210         Somerset Professional Plaza                              2,877,268
                                                                    -----------
             Total ..........................................       $11,094,293              0.45%
                                                                    ===========
 248         Rite Aid Corporation--Garettsville                     $ 2,204,870
 276         Rite Aid Corporation--Canton                             1,768,742
 200         Rite Aid Corporation--Cleveland                          3,174,044
 180         Rite Aid Corporation--Baltimore                          3,607,480
                                                                    -----------
             Total ..........................................       $10,755,136              0.43%
                                                                    ===========
 178         PETsMART No. 475--Downer's Grove, IL                   $ 3,689,244
 179         PETsMART No. 586--North Fayette, PA                      3,689,244
 207         PETsMART No. 686--Commerce, MI                           2,975,899
                                                                    -----------
                                                                    $10,354,387              0.42%
                                                                    ===========
 114         Winfield Landing Apartments                            $ 5,802,554
 148         Wisteria Gardens Apartments                              4,491,484
                                                                    -----------
             Total ..........................................       $10,294,037              0.42%
                                                                    ===========
 249         Rite Aid--Auburn Hills, MI                             $ 2,198,478
 215         Rite Aid-Washington, MI                                  2,736,245
 247         Rite Aid-Melvindale, MI                                  2,226,480
 279         Rite Aid-Hazel Park, MI                                  1,745,647
                                                                    -----------
             Total ..........................................       $ 8,906,850              0.36%
                                                                    ===========
 134         Holiday Inn-Ft. Collins, CO                            $ 4,786,010
 162         Holiday Inn Exp.-Wheatridge, CO                          4,088,531
                                                                    -----------
             Total ..........................................       $ 8,874,541              0.36%
                                                                    ===========
 273         Jamad II                                               $ 1,854,093
 297         Principal Court Business Center                          1,407,317
 271         Greenbrier Partners I                                    1,896,336
 272         Brinks                                                   1,864,932
                                                                    -----------
             Total ..........................................       $ 7,022,678              0.28%
                                                                    ===========

                                                        CUT-OFF DATE       % OF INITIAL
 LOAN NO.                PROPERTY NAME               PRINCIPAL BALANCE      POOL BALANCE
----------   ------------------------------------   -------------------   ----------------
 173         Beltline Village Shopping Center           $  3,844,619
 202         Timber Trails Shopping Center                 3,095,773
                                                        ------------
             Total ..............................       $  6,940,391             0.28%
                                                        ============
 259         RiteAid--Cleveland, OH                     $  2,026,436
 171         Rite Aid--Macon College Park Summary          3,884,658
                                                        ------------
             Total ..............................       $  5,911,104             0.24%
                                                        ============
 321         Meeting House Office Building              $    997,039
 221         Great Woods Office Park                       2,592,147
                                                        ------------
             Total ..............................       $  3,589,186             0.15%
                                                        ============
 278         Kmart-Lackawanna                           $  1,750,000
 285         Kmart-Cheektowaga                             1,650,000
                                                        ------------
             Total ..............................       $  3,400,000             0.14%
                                                        ============
 299         Two US Post Offices                        $  1,388,001
 309         US Post Office-Lakewood                       1,193,336
                                                        ------------
             Total ..............................       $  2,581,337             0.10%
                                                        ============
 306         Kittridge Apartments/Santa Monica          $  1,275,162
 311         Chatsworth Shopping Center                    1,179,455
                                                        ------------
             Total ..............................       $  2,454,617             0.10%
                                                        ============            -----
             TOTAL ..............................       $662,324,112            26.67%
                                                        ============            =====

----------
(1) The RHC--Towne & Country Mobile Home Park Loan is in the process of being assumed by a non-related third party.

     Concentrations of Mortgage Loans with the same borrower or related borrowers can pose increased risks. For example, if an entity that owns or controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at another Mortgaged Property in order to satisfy current expenses with respect to the troubled Mortgaged Property, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments (subject to the Servicer's obligation to make Advances) for an indefinite period on all of the related Mortgage Loans. Securing a Mortgage Loan with more than one Mortgaged Property also imposes certain risks relating to possible fraudulent conveyances. See "-- Limitations on Enforceability of Cross-Collateralization" below and "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Cross-Collateralization and Cross-Default of Certain Mortgage Loans."

     Limitations on Enforceability; Cross-Collateralized and Cross-Defaulted Properties. Seventeen of the Mortgage Loans, representing approximately 4.5% of the Initial Pool Balance and having Cut-off Date Principal Balances ranging from $997,731 to $16,190,416, are cross-collateralized and/or cross-defaulted with other Mortgage Loans in the Mortgage Pool. These arrangements are intended to reduce the risk that the inability of a Mortgaged Property securing each such Mortgage Loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. See "-- Concentration of Mortgage Loans; Borrowers" above.

     Cross-collateralization arrangements involving more than one borrower (as indicated in the table entitled "Related Borrowers" above) could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small amount of capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) the borrower granting such lien was insolvent at the time of such grant, was rendered insolvent by the granting of the lien or was left with inadequate capital or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.


     Other Financing. The Mortgage Loans generally prohibit borrowers from incurring any additional debt that is secured by the related Mortgaged Property. The Mortgage Loans do, however, generally permit the related borrower to incur unsecured indebtedness in limited circumstances for the payment of certain items in connection with the ordinary operation and maintenance of the related Mortgaged Property and, in the case of certain of the Mortgage Loans, limited amounts of secured debt or unsecured debt is permitted for other purposes, including without limitation the purchase of equipment for use in the ordinary course of business. In addition, in the case of certain Mortgage Loans, certain "insiders" are permitted to make unsecured loans to the related borrower if subordination and standstill agreements are obtained. The existence of such other indebtedness could adversely affect the financial viability of the related borrowers or the security interest of the lender in the equipment or other assets acquired through such financings or could complicate bankruptcy proceedings and delay foreclosure on the Mortgaged Property. Except as set forth in the table below, the applicable Mortgage Loan Seller has not permitted any of such debt to be secured by a Mortgaged Property. If a junior lender files an involuntary petition for bankruptcy against a borrower, or if a borrower files a voluntary petition to stay enforcement by a junior lender, the ability of the Trust Fund to take certain actions such as foreclosure would be automatically stayed and principal and interest payments might not be made during the course of a bankruptcy case. The bankruptcy of a subordinate lender also may operate to stay foreclosure or similar proceedings by the Trust Fund. See "Certain Legal Aspects of the Mortgage Loans -- Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.


     In connection with the origination of the Mortgage Loans set forth in the table entitled "Secured Subordinate Loans" below, the related Mortgage Loan Seller consented to subordinate debt (a "Secured Subordinate Loan") remaining as an encumbrance on the related Mortgaged Properties. With respect to Loan Nos. 5, 101 and 296, the holder of each Secured Subordinate Loan has agreed not to exercise any remedies against the related Mortgaged Property notwithstanding that an event of default may have occurred under the related subordinate mortgage. With respect to six Cooperative Loans, no such "standstill" agreement has been executed and the holder of the related subordinate mortgage may foreclose on the related Mortgaged Property upon the occurrence of an event of default under the related Secured Subordinate Loan. If the holder of the subordinate mortgage did foreclose, it would take title to the related Mortgaged Property subject to the related first mortgage. The related second mortgage loans are credit lines that may only be drawn to finance capital expenses at the related Mortgaged Property. CSFB Mortgage Capital holds a wraparound mortgage with respect to each of Loan Nos. 57 and 101. CSFB Mortgage Capital has agreed to subordinate such wraparound mortgages to the lien of the related Mortgage Loans and not to commence any enforcement action under such wraparound mortgages until the related Mortgage Loan is paid in full. See "Certain Legal Aspects of the Mortgage Loans -- Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.

                                    SECURED
                               SUBORDINATE LOANS



LOAN                                                       PROPERTY
NO.                   BORROWER                               NAME
------ ------------------------------------- ------------------------------------
  47   The Briarcliff Owners, Inc.           NCB/Briarcliff
  49   Goodrich Executive, LLC               Executive Center
  57   New British Woods Associates          British Woods Apartments
  59   Geddes Lake Cooperative Homes, Inc.   NCB/Geddes Lake Cooperative
  60   Bell Apartments Owners Corp.          NCB/Bell Apartments Owners Corp.
  66   BMR Owners Corp.                      NCB/Bryn Mawr Ridge Apartments
  89   Laurelton Gardens Corp.               NCB/Laurelton Gardens
 101   New Yorktowne Associates              Yorktown Apartments and Townhouses
 296   G&K Dodge, Inc.                       Comfort Inn--Santa Rosa
TOTAL
Percentage of Initial Pool Balance: 3.2%



                                            CUT-OFF
        CUT-OFF DATE      ORIGINAL            DATE
          PRINCIPAL       PRINCIPAL        PRINCIPAL      SUBORDINATE
           BALANCE         BALANCE         BALANCE OF        LOAN      CUT-OFF DATE   STANDSTILL
LOAN     OF MORTGAGE   OF SUBORDINATE     SUBORDINATE      MATURITY      AGGREGATE    AGREEMENT
NO.         LOAN            LOAN              LOAN           DATE         LTV (1)      IN PLACE
------ -------------- ---------------- ----------------- ------------ -------------- -----------
  47    $12,450,554     $ 2,500,000       $   760,000         1/1/08        38.85%        No
  49    $12,355,597     $ 2,262,565       $ 2,262,565         1/2/00        88.59%        No
  57    $10,655,199     $ 5,100,139       $ 5,100,139         9/1/24       111.74%        Yes
  59    $10,184,010     $   500,000(2)    $   500,000(2)    12/11/02        42.08%        No
  60    $ 9,996,212     $   500,000       $   500,000         5/5/13        49.98%        No
  66    $ 9,467,505     $ 2,500,000       $   850,000         1/1/08        43.90%        No
  89    $ 7,694,531     $   300,000       $   300,000         4/1/08        42.05%        No
 101    $ 6,837,119     $ 4,253,951       $ 4,253,951         9/1/24       121.88%        Yes
 296    $ 1,435,822     $   340,000       $   340,000      On demand        93.46%        Yes
        -----------     ------------      ------------
TOTAL   $81,076,549     $18,256,655       $14,866,655
        ===========     ============      ============

-------
(1) The "Cut-off Date Aggregate LTV" is the ratio of the sum of the Cut-off Date Principal Balance of the indicated Mortgage Loan and related subordinate debt to the Value of the related Mortgaged Property.

(2)   May be increased up to $1 million.


     Additionally, CSFB Mortgage Capital has made loans (the "Mezzanine Loans") to affiliates of certain of the borrowers secured by such affiliate's equity interest in such borrower as set forth in the following table:

                                MEZZANINE LOANS



LOAN                                                            PROPERTY
NO.                    BORROWER                                   NAME
------ ---------------------------------------- ---------------------------------------
  1    Combined Properties Incorporated         Combined Properties Summary
  4    IPC Office Properties, LLC               Reichmann/Intell Portfolio Summary
 13    SAMCO I Investment Limited Partnership   Holiday Inn--Denver Downtown
 70    Host Ventures, Inc.                      Host Funding Portfolio Summary
 74    Bahia Associates, LLC                    RHC--Continental/Mulberry Summary
118    Capistrano Terrace Associates, LLC       RHC--Capistrano
129    Towne & Country Associates, LLC          RHC--Towne & Country Mobile Home Park
166    Club Marina Associates, LLC              RHC--Club Marina Mobile Home Park
243    Adobe Associates, LLC                    RHC--Adobe Mobile Lodge
288    Diablo Associates, LLC                   RHC--Diablo Mobile Lodge
                     TOTAL

Percentage of Initial Pool Balance: 10.06%

                                         CUT-OFF
        CUT-OFF DATE     ORIGINAL         DATE
          PRINCIPAL      PRINCIPAL      PRINCIPAL                              FORECLOSEABLE
           BALANCE        BALANCE      BALANCE OF               CUT-OFF DATE        ON
LOAN     OF MORTGAGE   OF MEZZANINE     MEZZANINE    MATURITY     AGGREGATE      MORTGAGED
NO.         LOAN           LOAN           LOAN         DATE        LTV (1)       PROPERTY
------ -------------- -------------- -------------- ---------- -------------- --------------
  1     $115,590,907   $27,800,000    $27,800,000   5/11/08        86.65%           No
  4     $ 74,857,607   $ 2,325,859    $ 2,325,859   4/11/00        74.39%           No
 13     $ 22,982,097   $ 1,000,000    $ 1,000,000   5/11/08        72.67%           No
 70     $  9,067,689   $   825,000    $   825,000   7/11/03        82.10%           No
 74     $  8,847,471   $   140,076    $   140,076   4/11/03        77.81%           No
118     $  5,640,133   $   220,231    $   220,231   4/11/03        79.73%           No
129     $  4,950,437   $   193,300    $   193,300   4/11/03        80.37%           No
166     $  4,005,551   $    63,417    $    63,417   4/11/03        79.32%           No
243     $  2,269,017   $    88,598    $    88,598   4/11/03        82.72%           No
288     $  1,527,326   $    60,175    $    60,175   4/11/03        83.55%           No
        ------------   -----------    -----------
TOTAL   $249,738,235   $32,716,656    $32,716,656
        ============   ===========    ===========

-------
(1) The "Cut-off Date Aggregate LTV" is the ratio of the sum of the Cut-off Date Principal Balance of the indicated Mortgage Loan and related Mezzanine Loan to the Value of the related Mortgaged Property.

     Upon a default under a Mezzanine Loan, the holder (the "Mezzanine Lender") of such Mezzanine Loan would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such Mezzanine Loan. Such transfer of equity would not trigger the "due on sale" clause under the related Mortgage Loan, as described herein. An attempt to foreclose upon such pledged equity may cause the obligor under such Mezzanine Loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and such mortgagor's ability to pay the Mortgage Loan in a timely manner.

     No Mezzanine Lender has a lien on, or has the power to foreclose on, any of the Mortgaged Properties or on any of the Escrow Accounts, Lockbox Accounts or Cash Collateral Accounts established under the related Mortgage Loans. The Mezzanine Lender's sole remedy in the event of non-payment is to foreclose upon the equity and cash collateral accounts pledged to it and to terminate the related property manager.

     Equity Investments by the Mortgage Loan Sellers and/or Affiliates. CSFB Mortgage Capital and/or affiliates (the "Preferred Interest Holders") have acquired preferred equity interests in borrowers, as set forth in the following table:


                   PREFERRED EQUITY INVESTMENTS IN BORROWERS




                                                                                                        SCHEDULED FINAL
                                                                      CUT-OFF DATE   INITIAL AMOUNT       DISTRIBUTION
LOAN                                              MORTGAGE              PRINCIPAL       OF EQUITY           DATE OF
NO.                 ENTITY                          LOAN                 BALANCE     INVESTMENT (1)   PREFERRED EQUITY (2)
------ -------------------------------- ---------------------------- -------------- ---------------- ---------------------
  4    IPC Office Properties, LLC       Reichmann/Intell Portfolio
                                         Summary                      $ 7,587,298      $ 7,587,298          4/11/00
 18    Meldon Apt LLC                   Pantzer Cross--Summary          2,922,354      $ 2,922,354          6/11/08
 26    Top of the Hill Associates LLC   Top of the Hill Apartments      2,121,181      $ 2,121,181          6/11/08
 28    Foxfire Associates               Foxfire Apartments              2,119,859      $ 2,119,859          5/11/08
 43    Heather Ridge LLC                Heather Ridge Apartments        1,792,988      $ 1,792,988          6/11/08
 99    Arundel Associates LLC           Arundel Apartments                896,614      $   896,614          6/11/08
195    Cynwyd Club Associates LLC       Cynwyd Club Apartments        $   483,950      $   483,950          6/11/08
                                                                      -----------      -----------
                 TOTAL:                                               $17,924,244      $17,924,244
                                                                      ===========      ===========
Percentage of Initial Pool Balance: 0.72%

----------
(1)   Determined as of the related origination date.

(2)   In accordance with the minimum payments due monthly.

(3) The Reichmann/Intell Portfolio Special Member has an obligation to make an additional preferred equity investment in the Reichmann/Intell Portfolio Mezzanine Borrower in an amount not to exceed $3,525,276 subject to certain conditions, in connection with such Mezzanine Borrower's acquisition of interests in additional properties.


     In general, with respect to each such borrower, the Preferred Interest Holder is entitled to receive certain preferred distributions prior to distributions being made to the other partners or members. No monthly distribution to the Preferred Interest Holder is permitted to be made until all required monthly debt service payments, reserve payments, other payments under the related Mortgage Loan ("Monthly Mortgage Loan Payments") and any obligations to other creditors have been made when due and all monthly operating expenses with respect to the related Mortgaged Property ("Monthly Operating Expenses") have been paid. After payment of such amounts, the Preferred Interest Holder is entitled to receive a distribution of a preferred yield and, except with respect to the Reichmann/Intell Portfolio Loan, a monthly return of capital generally equal to the greater of (i) a scheduled minimum payment or (ii) a specified percentage (generally 75%) of certain remaining cash flow from the Mortgaged Property or Properties, after payment of Monthly Mortgage Loan Payments, Monthly Operating Expenses and the monthly preferred yield to the Preferred Interest Holder (or, in each case, if certain breaches have occurred, 100% of such remaining cash flow). Certain equity investments by certain of the Preferred Interest Holder do not require any minimum redemption payments until a scheduled redemption date.

     Under the related partnership agreement, operating agreement or similar agreement, the Preferred Interest Holder has certain specified rights, including, in most cases, the right to terminate and replace the manager of the related Mortgaged Property or Properties upon the occurrence of certain specified breaches or, in some cases, if the DSCR as of certain dates falls below certain levels. However, the right of the Preferred Interest Holder to terminate any manager is expressly subordinate to the right of the Servicer to terminate and replace such manager. If the Preferred Interest Holder is entitled to terminate a manager at a time when the Servicer does not have such a right, then prior to termination, the Preferred Interest Holder must receive written confirmation from each of the Rating Agencies that such termination would not cause any Rating Agency to withdraw, qualify or downgrade any of its then-current ratings on the Certificates. Other than the increase in the percentage of the cash flow used to calculate the monthly return of capital and the right to terminate the manager as described above, the Preferred Interest Holder has no further remedies under the relevant partnership, operating or similar agreement in the event of nonpayment of its monthly preferred yield and return of capital. Certain preferred equity investments involve the right to change the managing membership or general partnership rights of the sponsor upon the occurrence of specified events. In the case of the Reichmann/Intell Portfolio Loan, if the related preferred equity investment is not redeemed by April 11, 2000, the Preferred Interest Holder may exercise certain warrants in the company that owns a 99% regular membership interest in the Reichmann/Intell Portfolio Borrower.

     In general, the Preferred Interest Holder has the right to approve the annual budget for the Mortgaged Properties, which right is subject to any right that the Servicer may have to approve such budgets. The Preferred Interest Holder also has the right to approve certain actions of the related borrowers, including certain transactions with affiliates, prepayment or refinancing of the related Mortgage Loan, transfer of the related Mortgaged Property, entry into or modification of substantial leases or improvement of the related Mortgaged Properties to a materially higher standard than comparable properties in the vicinity of such Mortgaged Properties (unless approved by the Servicer as described below), and the dissolution, liquidation or the taking of certain bankruptcy actions with respect to the related borrower. With respect to the making of any capital improvements in addition to those reserved for under the related Mortgage Loan, the Servicer alone may approve such improvements without the consent of the Preferred Interest Holder. In such event, the expenditure or amounts to make such additional capital improvements, rather than to make the monthly distribution to the Preferred Interest Holder, will not cause a breach which gives rise to a right to terminate the related manager.

     Other Equity Investments by Affiliates of CSFB Mortgage Capital. An affiliate of CSFB Mortgage Capital owns equity interests in the borrowers with respect to eight Mortgage Loans, representing approximately 2.8% of the Initial Pool Balance, including two Crossed Mortgaged Loans with respect to which such affiliate owns a 100% ownership interest in the related borrowers as follows:


                     OTHER EQUITY INVESTMENTS IN BORROWERS




LOAN                                          MORTGAGE                     %
NO.             ENTITY                          LOAN                   OWNERSHIP
------   --------------------   -----------------------------------   ----------
11       Elder OHI, LLC         Elder Bearman at the Dayton Mall         100
81       Elder PAI, LLC         Elder Bearman at Millcreek Mall          100
77       SW Portfolio, Inc.     Best Buy--Springfield, PA                 35
90       SW Portfolio, Inc.     Best Buy--Mayheld, OH                     35
141      SW Portfolio, Inc.     Best Buy--Akron, OH                       35
150      SW Portfolio, Inc.     Best Buy--Columbia, SC                    35
161      SW Portfolio, Inc.     Best Buy--Inver Grove Heights, MN         35
181      SW Portfolio, Inc.     Best Buy--LaCrosse, WI                    35
TOTAL:
Percentage of Initial Pool Balance: 2.8%

----------
(1)   Determined as of the related origination date.

     Tax Considerations Related to Foreclosure. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. By reference to rules applicable to real estate investment trusts, such property will be considered "foreclosure property" for a period of at least two years. An extension of up to four additional years can be requested from the IRS and recent legislation would, for federal purposes (but possibly not for certain state tax purposes), make the initial period three years. Any net income from such "foreclosure property" other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Lower-Tier REMIC to federal (and possibly state or local) tax on such income at the highest marginal federal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. See "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans."

     Risk of Different Timing of Mortgage Loan Amortization. As set forth in the table below, Mortgage Loans secured by different types of Mortgaged Properties have varying weighted average terms to maturity (or, in the case of ARD Loans, varying weighted average terms to Anticipated Repayment Date). As principal payments or prepayments are made on a Mortgage Loan, the remaining Mortgage Loans may be subject to more concentrated risk with respect to the diversity of properties, types of properties, geographic concentration (see "-- Geographic Concentration" below) and with respect to the number of borrowers.

     Geographic Concentration. The Mortgaged Properties are located in 40 states, the District of Columbia, Puerto Rico, Mexico and St. Thomas, U.S. Virgin Islands. The table below sets forth the states in which a significant percentage of the Mortgaged Properties are located. See the table entitled "Mortgaged Properties By State" for a description of geographic location of the Mortgaged Properties. Except as set forth below, no state contains more than 5.0% (by Cut-off Date Principal Balance or Allocated Loan Amount) of the Mortgaged Properties.


         SIGNIFICANT GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES




                                         NUMBER OF
                        % OF INITIAL     MORTGAGED
STATE                   POOL BALANCE     PROPERTIES
--------------------   --------------   -----------
California .........         14.5%           67
New York ...........         11.3%           40
Texas ..............          6.8%           26
New Jersey .........          5.9%           21
Virginia ...........          5.3%           20

     Repayments by borrowers, as well as the market value of the Mortgaged Properties, could be adversely affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of God (which may result in uninsured losses) and other factors which are beyond the control of the borrowers.

     The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. To the extent that general economic or other relevant conditions in states or regions in which concentrations of Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected.

     Exercise of Remedies; Realization Upon Defaulted Mortgage Loans. The Mortgage Loans generally contain due-on-sale and "due-on-encumberance" clauses that, in each case, permit the holder of the

Mortgage Loan to accelerate the maturity of the Mortgage Loan if the related borrower sells or otherwise transfers or encumbers the related Mortgaged Property or its interest in the Mortgaged Property in violation of the mortgage. All of the Mortgage Loans also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Subject to the discussion under "--Certain Risks Associated with the Ritz Carlton Loan," each of the Mortgage Loans is secured by an assignment of leases and rents pursuant to which the related borrower assigned its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan. The borrower generally retains a license to collect rents for so long as there is no default. Certain of the Mortgage Loans do, however, require the related borrower to have all rents deposited by tenants into a Hard Lockbox. In those Mortgage Loans as to which the borrower retains a license to collect rents, if the borrower defaults, the license terminates and the Special Servicer is entitled to collect rents. In some cases, such assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require the Special Servicer to take possession of the Mortgaged Property and obtain the judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be limited. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents" in the Prospectus.

     Investment in and lending on the security of real estate in Mexico entails risks related to the operation of Mexican federal, state and local law. Mexican law provides for foreclosure upon a mortgaged property in a manner similar to that provided under U.S. law, and a debtor is entitled to defenses similar to those available to a debtor under U.S. law. The security interest of the Trustee in the Ritz-Carlton Property is established through the use of a Mexican "guaranty trust" (the "Property Trust") established by a trust agreement pursuant to which record ownership of the Ritz-Carlton Property is held in the name of a trustee. The trust agreement with respect to the Property Trust is filed in the real property records of the jurisdiction in which the Ritz-Carlton Property is located. To secure the repayment of the Ritz-Carlton Loan, the Trustee has been named as the primary beneficiary of the Property Trust, which gives the Trustee the right to direct the trustee of the Property Trust to conduct a sale of the Ritz-Carlton Property upon an event of default under the Ritz-Carlton Loan. The originator has received an opinion of local counsel that the lender has a valid, first priority, perfected lien upon, and security interest in, the Ritz-Carlton Property through the Property Trust, and has been advised by local counsel that such a foreclosure process would take substantially less time to effectuate than would foreclosure under Mexican mortgage law or under the foreclosure law in most states in the U.S. Under the trust agreement for the Property Trust, the lender has agreed to not take any action to enforce its remedies with respect to the Ritz-Carlton Property for a period of 90 days (180 days if there is an economic crisis occurring in Mexico at that time) after an event of default. Such period is intended to give the Ritz-Carlton Borrower a period of time in which to arrange a refinancing of the Ritz-Carlton Loan.

     The costs of taking title to a property securing a financing and transferring ownership of real property in Mexico may be substantially higher than the costs associated with realizing upon real estate located in the United States due to high property transfer taxes, improvement transfer taxes, value added taxes, notary public fees, trustee fees and capital gains and other taxes on the proceeds of sale. Any such additional costs may increase the risk of loss on the Ritz-Carlton Loan.

     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of such actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

     Environmental Law Considerations. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor generally is not limited under such circumstances and could exceed the value of the property and/or the aggregate assets of the owner. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In some such states this lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred costs in investigating and/or cleaning up contamination. However, a CERCLA lien is subordinate to pre-existing, perfected security interests. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to refinance using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos containing materials ("ACMs") into the air or require the removal or containment of ACMs and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to chemicals or other hazardous substances. For all of these reasons, the presence of, or contamination by, hazardous substances at, on, under, adjacent to, or in a property can materially adversely affect the value of the property.

     Under the laws of some states and under CERCLA, it is conceivable that a secured lender (such as the Trust Fund) may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties", including owners and operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not "participate in the management" of the Mortgaged Property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the property as an investment (including leasing the property to a third party), or fails to market the property in a timely fashion.

     Recently enacted amendments to CERCLA have clarified the range of activities in which a lender may engage without becoming subject to liability under CERCLA. However, liability for costs associated with the investigation and cleanup of environmental contamination also may be governed by state law, which may not provide any specific protections to lenders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"). The EPA has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, or real property containing an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, recent amendments to RCRA, enacted concurrently with the CERCLA amendments discussed above, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Risks" in the Prospectus.

     In connection with the origination of the Ritz-Carlton Loan, the Ritz-Carlton Borrower obtained an environmental assessment with respect to the Ritz-Carlton Property in which no material non-compliance with any environmental laws was found. The requirements of Mexican environmental laws are different from those in effect in the U.S., and there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. The environmental site assessment did not identify any material environmental concerns regardless of applicable law and generally concluded that potentially toxic substances were being appropriately handled.

     Substantially all of the Mortgaged Properties have been subject to environmental site assessments or studies within the period of twelve months preceding the Cut-off Date. No assessment or study revealed any environmental condition or circumstance that the Depositor believes will have a material adverse impact on the value of the related Mortgaged Property or the related borrower's ability to pay its debt. In the cases where the environmental assessments revealed the existence of material amounts of friable and non-friable ACMs and lead-based paint requiring remediation or abatement, the related borrowers agreed to establish and maintain operations and maintenance or abatement programs and/or environmental reserves. Certain of the Mortgaged Properties have off-site leaking underground storage tank sites located nearby which the environmental consultant has advised are not likely to contaminate the related Mortgaged Properties but will require future monitoring or with respect to which the related Mortgage Loan Seller has received satisfactory indemnification. The environmental assessments revealed other adverse environmental conditions such as the existence of storage tanks needing replacement or removal, contaminated groundwater, PCBs in equipment on-site and elevated radon levels, in connection with which environmental reserves have been established and/or removal or monitoring programs have been implemented. There can be no assurance that all environmental conditions and risks have been identified in such environment assessments or studies, as applicable, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

     The information set forth below is based on information contained in the environmental assessments described above. With respect to Loan No. 92, the reports for Phase I and Phase II site assessments performed in April 1998 noted that (i) a leaking underground storage tank for heating oil had recently been removed, (ii) asbestos readings were present in insulation in both common areas and areas not accessible to the public and (iii) lead-based paint was found on exterior doorways and moulding. The reports recommended removal of the three remaining underground storage tanks, abatement of asbestos in accessible areas and implementation of an Operations and Maintenance Plan to manage asbestos in areas not accessible to the public. A reserve of $425,833, which represents 110% of the estimated cost of such remediation, was established as security for completion of this work. With respect to Loan No. 140, the report for a Phase I site assessment performed in February 1998 noted that a leaking diesel fuel underground storage tank was recently removed and that groundwater contamination was present. A reserve of $200,000, which represents 200% of the estimated cost of such remediation, was established for costs of remediation. With respect to Loan No. 4, a reserve of $199,716, which represents 110% of the estimated cost of such remediation, was established with respect to defective underground storage tanks. For a description of additional environmental issues with respect to the Edens & Avant Properties (as defined herein) and the Combined Properties Portfolio Property (as defined herein), see "Significant Mortgage Loans--The Edens & Avant Loan" and "The Combined Properties Loan." In addition, the borrowers under Loan No. 4 were required to obtain insurance to cover certain losses due to environmental contamination. See "Significant Mortgage Loans--Reichmann/Intell Portfolio Loan."

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. In addition, every contract for the purchase and sale of any interest in residential housing constructed prior to 1978 must contain a "Lead Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure to lead-based paint under various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the multifamily residential properties. In these cases the borrowers generally have either implemented operations and maintenance programs or are in the process of removing the lead-based paint. The Depositor believes that the presence of lead-based paint at these Mortgaged Properties will not have a material adverse effect on the value of the related Mortgaged Property or on the ability of the related borrowers to repay their loans.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans" herein and "Certain Legal Aspects of Mortgage Loans -- Environmental Risks" in the Prospectus.

     Balloon Payments. As set forth in the following table, certain of the Mortgage Loans are Balloon Loans which will have substantial payments of principal outstanding at their stated maturities unless previously prepaid. Additionally, all of the ARD Loans will have substantial scheduled principal balances due on their Anticipated Repayment Date. Loans that require Balloon Payments involve a greater risk to the lender than fully amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay a loan on the Anticipated Repayment Date will depend on its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by all of the factors described above affecting property value and cash flow, as well as a number of other factors at the time of attempted sale or refinancing, including the level of available mortgage rates, prevailing economic conditions and the availability of credit for multifamily or commercial properties (as the case may be) generally. See "Risk Factors -- Balloon Payments" in the Prospectus.


              AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS




                                        % OF
                                    INITIAL POOL       NUMBER OF
TYPE OF LOAN                           BALANCE       MORTGAGE LOANS
--------------------------------   --------------   ---------------
ARD Loans ......................         67.8%            158
Fully Amortizing Loans .........        13.7               57
Balloon Loans ..................        18.6              109
                                       ------             ---
    TOTAL ......................       100.00%            324
                                       ======             ===

     One Action Considerations. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling and Servicing Agreement will require the Special Servicer to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include Mortgaged Properties where the rule could be applicable. In addition, in the case of a Multi-Property Loan or Crossed Loans secured by Mortgaged Properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the Prospectus.


     Limitations of Appraisals and Market Studies. In general, appraisals represent the analysis and opinion of the respective appraisers at or before the time made and are not guarantees, and may not be indicative, of present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to, and the same method of, appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under "Description of the Mortgage Loans" herein for illustrative purposes only.

     Conflicts of Interest. A substantial number of the Mortgaged Properties are managed by property managers affiliated with the respective borrowers. These property managers also may manage and/or franchise additional properties, including properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties and the borrowers may experience conflicts of interest in the management and/or ownership of such properties.

     Additionally, as described above under "-- Other Financing," and "-- Equity Investments by the Mortgage Loan Sellers and/or Affiliates," the Mortgage Loan Sellers or affiliates thereof have acquired preferred equity interests or direct equity interests in certain of the borrowers or their affiliates. In addition, the Mortgage Loan Sellers or affiliates thereof may have other financing arrangements with affiliates of the borrowers and may enter into additional financing relationships in the future.

     Conflicts Between the Servicer, Special Servicer and the Trust Fund. The Servicer and Special Servicer have advised the Depositor that they and their respective affiliates intend to continue to service existing mortgage loans and new mortgage loans for third parties, including portfolios of mortgage loans similar to the Mortgage Loans, in the ordinary course of their business. These mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors and/or property managers in common with, certain of the Mortgage Loans and the Mortgaged Properties. Certain personnel of the Servicer and Special Servicer and their respective affiliates may, on behalf of the Servicer or Special Servicer, as applicable, perform services with respect to the Mortgage Loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties in the same markets as the Mortgaged Properties. In that event, the interests of the Servicer, the Special Servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the Trust Fund. Under the Pooling and Servicing Agreement, the Servicer and the Special Servicer are required to service the Mortgage Loans that each of them services in the same manner, and with the same care, that each of them services similar mortgage loans for its own portfolio or for the portfolios of third parties.

     Ground Leases. Twenty-six Mortgage Loans, representing approximately 10.4% of the Initial Pool Balance, are secured by leasehold interests with respect to which the related owner of the fee estate has not mortgaged such fee estate as security for the related Mortgage Loan. For the purposes of this Prospectus Supplement, any Mortgaged Property a material portion of which consists of a leasehold estate is considered a leasehold interest unless the Trust Fund also holds a mortgage on the fee, in which case it is considered a fee interest.

     Each Mortgage Loan secured by mortgages on leasehold estates was underwritten taking into account payment of the ground lease rent, except in cases where such Mortgage Loan has a lien on both the ground lessor's and ground lessee's interest in the Mortgaged Property. Certain Mortgage Loans secured by leasehold interests provide for the resetting of ground lease rents based upon certain factors, which may include the fair market value of the related Mortgaged Property and prevailing interest rates. Increases in ground rents may adversely impact a borrower's ability to make payments under the related Mortgage Loan. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (that is, continue) or reject (that is, terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is currently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejects any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     Zoning Compliance; Inspections. As a consequence of, among other things, changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and set-back requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow. While it is expected that insurance proceeds would be available for application to the related Mortgage Loan if a substantial casualty were to occur, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full or, if the Mortgaged Property were to be repaired or restored in conformity with current law, what its value would be relative to the remaining balance on the related Mortgage Loan, whether the Mortgaged Property would have a value equal to that before the casualty, or what its revenue-producing potential would be.

     Inspections of the Mortgaged Properties were conducted in connection with the origination of the Mortgage Loans by licensed engineers to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the Mortgaged Properties. There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.

     Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers may be required to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     Litigation. There may be legal proceedings pending and, from time to time, threatened against the borrowers or their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to Certificateholders. With respect to Loan Nos. 57 and 101, a former general partner of the borrowers has filed a claim in the Superior Court of New Jersey for payment of a debt obligation aggregating approximately $200,000. The borrower has filed a motion to dismiss. With respect to Loan Nos. 57 and 101, the partners and sponsors of the respective borrowers were involved in bankruptcy proceedings during the 1980s and early 1990s. The borrowers were subject to the jurisdiction of the bankruptcy court but were not themselves the subject of any bankruptcy proceeding. The bankruptcy matters concluded in September 1997 upon the purchase by CSFB Mortgage Capital of the related loans.

     Additional Collateral Loans. Three of the CSFB Mortgage Loans, representing approximately 2.9% of the Initial Pool Balance, are Additional Collateral Loans that could experience partial prepayments ("Required Prepayments"), including during their Lockout Periods, if certain leasing-related performance tests, including the achievement of certain DSCRs, have not been satisfied. If any such test is not met and a Required Prepayment of the related Mortgage Loan results, such Required Prepayment may not be subject to payment of a Prepayment Premium or Yield Maintenance Charge. See "-- The Offered Certificates -- Special Prepayment and Yield Considerations." The holders of the Class A-X Certificates and any Class of Offered Certificates receiving any such Required Prepayment will be entitled to receive payments ("Yield Protection Payments") to compensate them for the absence of any such Prepayment Premium or Yield Maintenance Charge payments. With respect to any Class of Offered Certificates receiving a distribution of principal in connection with a Required Prepayment, the Yield Protection Payment will equal 2% of such distribution of principal. With respect to the Class A-X Certificates, the Yield Protection Payment will be a yield-maintenance payment calculated in the manner provided in the Pooling and Servicing Agreement. The Servicer will be required to advance such Yield Protection Payments on the related Servicer Remittance Date and will be reimbursed therefor, and will be paid interest thereon at the Reimbursement Rate, by CSFB Mortgage Capital. Although such Yield Protection Payments are intended to offset any loss of yield experienced by an investor in the Offered Certificates as the result of a Required Prepayment, the Depositor makes no representation that such Yield Protection Payments will fully offset the effect of any such Required Prepayment on a Certificateholder's yield to maturity. See "Prepayment and Yield Considerations."

     For the purposes of this Prospectus Supplement and the statistical information presented herein, the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related "Remaining Lockout" period set forth on Annex A hereto, notwithstanding the fact that Required Prepayments could occur under such loans during such Lockout Period.


THE OFFERED CERTIFICATES

     Limited Assets. If the assets of the Trust Fund are insufficient to make payments on the Offered Certificates, no other assets will be available for payment of the deficiency. See "Risk Factors -- Limited Assets" in the Prospectus.

     Special Prepayment and Yield Considerations. The yield to maturity on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including both voluntary prepayments, in the case of Mortgage Loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balances of the Offered Certificates entitled to distributions of principal. The yield to maturity of the Class A-2MF Certificates will be particularly sensitive to the rate and timing receipt of the A-2MF Principal Distribution Amount. In addition, in the event of any repurchase of a Mortgage Loan from the Trust Fund by the related Mortgage Loan Seller or the Depositor under the circumstances described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" or the purchase of the Mortgage Loans by either of the Mortgage Loan Sellers, the holders of a majority of the Percentage Interests in the Controlling Class or the Servicer under the circumstances described under "The Pooling and Servicing Agreement -- Optional Termination," the Purchase Price paid would be passed through to the holders of the Certificates with the same effect as if such Mortgage Loan had been prepaid in full (except that no Prepayment Premium or Yield Maintenance Charge would be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the Mortgage Loans or as to the anticipated yield to maturity of any Certificate. See "Prepayment and Yield Considerations" herein and "Risk Factors -- Prepayments and Effect on Average Life of Certificates and Yields" in the Prospectus.

     In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, to the extent that the required Prepayment Premiums or Yield Maintenance Charges are not received, the investor's actual yield to maturity may be lower than that assumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity may be lower than that assumed at the time of purchase.

     The investment performance of the Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans that are higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Offered Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Offered Certificate may not be realized. In deciding whether to purchase any Offered Certificates, an investor should make an independent decision as to the appropriate prepayment assumptions to be used. See "Prepayment and Yield Considerations."

     Most of the Mortgage Loans provide for a Lockout Period during which voluntary prepayment is prohibited. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions." For statistical information relating to the Lock-out Periods on a loan-by-loan basis, see Annex A hereto.

     As of the Cut-off Date, approximately 98.3% of the Mortgage Loans were within their respective Lockout Periods, and the weighted average of such Lockout Periods was 133 months.

     The rate at which voluntary prepayments are made on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates as compared to the applicable Mortgage Rate, the availability of mortgage credit and economic, demographic, tax, legal and other factors. In general, however, if prevailing interest rates are at or above the rates borne by such Mortgage Loans, such Mortgage Loans may be the subject of lower principal prepayments than if prevailing rates fall significantly below the mortgage rates of the Mortgage Loans. The rate of principal payments on the Offered Certificates may be affected by the rate of principal payments on the Mortgage Loans and is likely to be affected by the Lockout Period, Prepayment Premium and Yield Maintenance Charge provisions applicable to the Mortgage Loans and by the extent to which the Servicer is able to enforce such provisions. The rate of principal payments on the Class A-2MF Certificates will be particularly sensitive to the rate and timing of receipt of the A-2MF Principal Distribution Amount. Mortgage Loans with Lockout Period, Prepayment Premium or Yield Maintenance Charge provisions, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter Lockout Periods or with lower Prepayment Premiums or Yield Maintenance Charges.

     Fifty-seven Mortgage Loans, representing approximately 10.7% of the Initial Pool Balance do not provide for defeasance. The remaining Mortgage Loans provide that, after the applicable Defeasance Lockout Period, the borrower may obtain the release of the related Mortgaged Property from the lien of the related Mortgage upon the pledge to the Trustee of noncallable U.S. Treasury or other noncallable U.S. government obligations which provide payments on or prior to all successive payment dates through maturity (in the case of the ARD Loans, through the related Anticipated Repayment Dates or, in the case of one ARD Loan, through the date which is six months before the Anticipated Repayment Date) in the amounts due on such dates and upon the satisfaction of certain other conditions. All Mortgage Loans containing defeasance provisions have a Defeasance Lockout Period of not less than two years after the Closing Date. See "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Property Releases." The related borrower will be required to transfer the pledged U.S. government obligations, together with all obligations under the related Mortgage Loan or defeased portion thereof, to a successor limited purpose borrower, and such successor borrower will assume the obligations under the Mortgage Loan or defeased portion thereof.

     Provisions requiring Prepayment Premiums or Yield Maintenance Charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a Prepayment Premium or a Yield Maintenance Charge will be enforceable under applicable state or federal law or, if enforceable, that the foreclosure proceeds will be sufficient to pay such Prepayment Premium or Yield Maintenance Charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, prepayment, there can be no assurance that a court would not interpret such provisions as requiring a Prepayment Premium or Yield Maintenance Charge and thus unenforceable or usurious under applicable law.

     Effect of Mortgagor Defaults. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average life of the Offered Certificates will be affected by the rate and timing of delinquencies and defaults on the Mortgage Loans. Delinquencies on the Mortgage Loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the Offered Certificates for the current month. Any late payments received on or in respect of the Mortgage Loans will be distributed to the Certificates in the priorities described more fully herein, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

     If a purchaser of an Offered Certificate of any Class calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses on the Mortgage Loans that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to such Class of Certificates, such purchaser's actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan also will affect the actual yield to maturity of the Offered Certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater the effect on such investor's yield to maturity. See "Prepayment and Yield Considerations."

     As and to the extent described herein, the Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances and unreimbursed servicing expenses that (a) are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or such servicing expenses were incurred, which amounts are in the form of reimbursement from the related borrower, late payments, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or
(b) are determined to be nonrecoverable Advances. Such interest will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the date on which (x) in the case of clause (a) above, such amounts are recovered and (y) in the case of clause
(b) above, a determination of nonrecoverability is made to the extent that there are funds available in the Certificate Account for reimbursement of such Advance. The right of the Servicer, the Special Servicer or the Trustee, as applicable, to receive such payments of interest is senior to the rights of Certificateholders to receive distributions on the Offered Certificates and, consequently, may result in losses being allocated to the Offered Certificates that would not have resulted absent the accrual of such interest. In addition, certain circumstances, including delinquencies in the payment of principal and interest, may result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to additional compensation for special servicing activities which may result in losses being allocated to the Offered Certificates that would not have resulted absent such compensation. See "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses."

     Even if losses on the Mortgage Loans are not borne by an investor in a particular Class of Offered Certificates, such losses may affect the weighted average life and yield to maturity of such investor's Certificates. Losses on the Mortgage Loans, to the extent not allocated to such Class of Offered Certificates, may result in a higher percentage ownership interest evidenced by such Certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the Offered Certificates will depend upon the characteristics of the remaining Mortgage Loans.

     Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the distribution of payments to the holder of an Offered Certificate, to the extent that Advances or the subordination of another Class of Certificates does not fully offset the effects of any such delinquency or default. The Available Distribution Amount generally consists of principal and interest on the Mortgage Loans actually collected or advanced, as more fully described herein.

     As described under "Description of the Offered Certificates -- Distributions," if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Optimal Interest Distribution Amount then payable to such Class, the shortfall will be distributable without interest on such shortfall to holders of such Class on subsequent Distribution Dates, to the extent of the Available Distribution Amount for each such subsequent Distribution Date.

     Servicer or Special Servicer May Purchase Certificates; Conflict of Interest. The Servicer or Special Servicer or an affiliate thereof will be permitted to purchase any Class of Certificates. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a portion of the Class H, Class I and Class J Certificates. However, there can be no assurance that the Special Servicer or an affiliate of the Special Servicer will purchase such Certificates. Following any such purchase of Certificates, the Servicer or Special Servicer will have rights as a holder of Certificates, including certain Voting Rights, which are in addition to such entity's rights as Servicer or Special Servicer under the Pooling and Servicing Agreement. Consequently, any purchase of Certificates by the Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling and Servicing Agreement and its interest as a holder of a Certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. In addition, the holders of a majority of the Percentage Interests of the Controlling Class (initially certain of the Private Certificates, a portion of which will be purchased by the Special Servicer) will be entitled, at their option, to remove the Special Servicer, with or without cause, and appoint a successor Special Servicer, provided that each Rating Agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. The Pooling and Servicing Agreement provides that the Mortgage Loans are required to be administered in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer, the Special Servicer or any affiliate thereof. See "The Pooling and Servicing Agreement -- Amendment."

     Consents. Under certain circumstances, the consent or approval of the holders of a specified percentage of the outstanding Certificates will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including amending the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement -- Amendment."

     Book-Entry Registration. Each Class of Offered Certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the names of the related holders of Certificates or their nominees. As a result, unless and until Definitive Certificates are issued, holders of Offered Certificates will not be recognized as "Certificateholders" for certain purposes. Hence, until such time, those beneficial owners will be able to exercise the rights of holders of Certificates only indirectly through DTC, and its participating organizations. A beneficial owner holding a certificate through the book-entry system will be entitled to receive the reports described under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information" and notices only through the facilities of DTC and its respective participants or from the Trustee (if the Depositor has provided the name of such beneficial owner to the Certificate Registrar). For additional information on the book-entry system, see "Description of the Offered Certificates -- Book-Entry Registration and Definitive Certificates." Upon presentation of evidence satisfactory to the Trustee of their beneficial ownership interest in the Offered Certificates, such beneficial owners are entitled to receive, upon request in writing, copies of monthly reports to Certificateholders from the Trustee.

     Limited Liquidity and Market Value. There currently is no secondary market for the Offered Certificates. Although the Underwriters have advised the Depositor that they currently intend to make a secondary market in the Offered Certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the Offered Certificates. The market value of the Offered Certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any Offered Certificate will be at any time. See "Risk Factors -- Limited Liquidity" in the Prospectus.


     Subordination. As and to the extent described below under "Description of the Offered Certificates -- Subordination; Allocation of Collateral Support Deficits and Certificate Deferred Interest," the rights of the holders of the Mezzanine Certificates are subordinate in right of payment to each Class of Senior Certificates and to each class of Mezzanine Certificates with an earlier alphabetical designation.


     Allocation of Collateral Support Deficits on the Mortgage Loans. All Collateral Support Deficits (as defined below under "Description of the Offered Certificates -- Subordination; Allocation of Collateral Support Deficits and Certificate Deferred Interest") in collections on the Mortgage Loans will be allocated first, to the Private Certificates until the Certificate Balances thereof have been reduced to zero, and then to the Class E, Class D, Class C and Class B Certificates, in that order, until the Certificate Balance of each such Class has been reduced to zero. After the principal balances of the Private Certificates and Mezzanine Certificates have been reduced to zero, the Trustee will be required to allocate any remaining portion of such Collateral Support Deficit to the Class A-1A, Class A-1B and Class A-2MF Certificates, pro rata (based upon the respective Certificate Balances of such Classes), until the remaining Certificate Balances of such Classes are reduced to zero.


     Allocation of Certificate Deferred Interest. Any Certificate Deferred Interest (which would result from the modification of Mortgage Loans to reduce their interest payment rates and the accrual of interest on any interest deferred), will be allocated on each Distribution Date to the Classes of Regular Certificates (other than the Class A-X Certificates) to reduce the Monthly Interest Distributable Amount to the Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order. Any Certificate Deferred Interest in excess of the Monthly Interest Distributable Amount for any Class to which such Certificate Deferred Interest is allocable will be allocated to the next most senior Class of Certificates, in the manner set forth in the preceding sentence. If the Certificate Balance of at least one Class of Senior Certificates has not been reduced to zero, then any amounts representing Certificate Deferred Interest after allocation thereof to the Offered Certificates in accordance with the preceding sentence will be allocated to the Senior Certificates (other than the Class A-X Certificates) pro rata on the basis of the respective interest entitlements of such Classes on such date (before giving effect to any reduction therefrom on such Distribution Date). The effect of such an allocation of Certificate Deferred Interest will be to reduce the interest otherwise distributable to such Classes of Certificates. Because of the subordination of the Offered Certificates to each other Class of Offered Certificates with an earlier alphabetical Class designation, the yields to maturity on the Offered Certificates will be sensitive in varying degrees to the allocation of Certificate Deferred Interest to such Certificates. See "Description of the Offered Certificates -- Subordination; Allocation of Collateral Support Deficits and Certificate Deferred Interest."

                       DESCRIPTION OF THE MORTGAGE LOANS


GENERAL

     The Trust Fund will consist primarily of 324 fixed-rate loans secured by 452 multifamily and commercial properties. The Mortgage Loans will have an aggregate Cut-off Date Principal Balance of approximately $2,482,942,297 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. For the purposes of this Prospectus Supplement, any loan evidenced by one note (each, a "Note" or a "Mortgage Note") is considered to be one Mortgage Loan. Any loans made to affiliated borrowers, whether or not cross-collateralized, are considered separate Mortgage Loans. For purposes of describing the property type and geographic distribution of Mortgaged Properties, Allocated Loan Amounts, as shown on Annex A, are used for Mortgage Loans secured by more than one property. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Trust Fund, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Principal Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

     Each Mortgage Loan is evidenced by a Mortgage Note and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage"). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth in the following table:


                        SECURITY FOR THE MORTGAGE LOANS



                                                          NUMBER OF
                                       % OF INITIAL       MORTGAGED
INTEREST OF BORROWER ENCUMBERED      POOL BALANCE (1)     PROPERTIES
---------------------------------   ------------------   -----------
Fee Simple Estate(2) ............           89.6%            426
Leasehold .......................           10.4%             26
                                           -----             ---
TOTAL ...........................          100.0%            452
                                           =====             ===

----------
(1) Based on the principal balance of the Mortgage Loan or, for any Multi-Property Loan, the Allocated Loan Amount with respect to each portion of the related Mortgaged Property.

(2) For any Mortgaged Property where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a fee simple estate. For any Mortgaged Property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the Mortgaged Property.


     Two hundred forty of the Mortgage Loans (the "CSFBMC Mortgage Loans"), representing approximately 84.4% of the Initial Pool Balance, will be sold to the Depositor by CSFB Mortgage Capital and 84 of the Mortgage Loans (the "PWRES Mortgage Loans"), representing 15.6% of the Initial Pool Balance, will be sold by PWRES. Each Mortgage Loan was originated or purchased by the related Mortgage Loan Seller.

     Each Mortgaged Property consists of land improved by (i) a retail property (a "Retail Property," and any Mortgage Loan secured thereby, a "Retail Loan"),
(ii) an office building (an "Office Property," and any Mortgage Loan secured thereby, an "Office Loan"), (iii) a full or limited service or extended stay hotel property (a "Hospitality Property," and any Mortgage Loan secured thereby, a "Hospitality Loan"), (iv) an apartment building or complex consisting of five or more rental units (a "Multifamily Property," and any Mortgage Loan secured thereby, a "Multifamily Loan"), (v) a nursing home or congregate care facility (each, a "Healthcare Property," and any Mortgage Loan secured thereby, a "Healthcare Loan"), (vi) an industrial property (an "Industrial Property," and any Mortgage Loan secured thereby, an "Industrial Loan"), (vii) a self-storage facility (a "Self-Storage Facility Property," and any Mortgage Loan secured thereby, a "Self-Storage Facility Loan"), (viii) a cooperative apartment building (a "Cooperative Property", and any Mortgage Loan secured thereby, a "Cooperative Loan"), (ix) a mobile home community or recreational vehicle park or a combination thereof (a "Mobile Home/Recreational Vehicle Property," and any Mortgage Loan secured thereby, a "Mobile Home/Recreational Vehicle Loan") or (x) certain other properties (each, an "Other Property" and any Mortgage Loan secured thereby, an "Other Loan"). Certain statistical information relating to the various types of Mortgaged Properties is set forth in the table under "-- Additional Mortgage Loan Information -- Mortgaged Properties by Property Type."

     Fifty-five Mortgage Loans, representing approximately 29.3% of the Initial Pool Balance, are secured by two or more Mortgaged Properties, either by cross-collateralization with other Mortgage Loans in the Trust Fund or under a single Mortgage Note by a single borrower secured by multiple Mortgaged Properties, or both. See "Risk Factors -- The Mortgage Loans -- Concentration of Mortgage Loans; Borrowers."

     The Mortgage Loans comprise two separate groups, Loan Group 1 and Loan Group 2. Loan Group 2 will consist of 46 Mortgage Loans, representing approximately 12.1% of the Initial Pool Balance, each of which is a Multifamily Loan having a remaining term to scheduled maturity (or, in the case of an ARD Loan, to the Anticipated Repayment Date) as of the Cut-off Date of ten years or less. See Annex C -- "Certain Information Regarding the Loan Group 2 Mortgage Loans." Loan Group 1 will consist of the remaining Mortgage Loans.

     None of the Mortgage Loans are insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Mortgage Loan Sellers, the Servicer, the Special Servicer, the Trustee or any of their respective affiliates. All of the Mortgage Loans generally are non-recourse except in limited circumstances such as a default resulting from fraud or other willful misconduct of the borrower. If a borrower defaults on any Mortgage Loan, recourse generally may be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets.

     The Mortgage Loans generally were underwritten in accordance with the underwriting criteria described under "-- CSFB Mortgage Capital Underwriting Standards" and "-- PWRES Underwriting Standards." The Depositor will purchase the Mortgage Loans to be included in the Trust Fund on or before the Closing Date from the related Mortgage Loan Seller pursuant to a Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement") to be dated as of the Cut-off Date between such Mortgage Loan Seller and the Depositor. The related Mortgage Loan Seller will be obligated under the Mortgage Loan Purchase Agreement to repurchase a Mortgage Loan sold by it in the event of (i) a breach of a representation or warranty of the Mortgage Loan Seller with respect to such Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" or (ii) certain instances of missing or defective documents. The Depositor will assign the Mortgage Loans, together with the Depositor's rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations or warranties regarding the Mortgage Loans, to the Trustee, for the benefit of the Certificateholders, pursuant to the Pooling and Servicing Agreement. Banc One Mortgage Capital Markets, LLC, in its capacity as Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. Each Mortgage Loan Seller, as a seller of Mortgage Loans to the Depositor, is selling the Mortgage Loans sold by it without recourse, and, accordingly, in such capacity, will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by it to the Depositor and assigned by the Depositor to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans" and "The Mortgage Pools -- Representations and Warranties" in the Prospectus.


SECURITY FOR THE MORTGAGE LOANS

     In addition to the security of one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Properties, each Mortgage Loan also is secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or one or more Escrow Accounts (as defined herein) for, among other things, necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves. Additionally, certain of the Credit Lease Loans have the benefit of Lease Enhancement Policies or Residual Value Policies. The Mortgage Loans generally provide for the indemnification of the mortgagee by the borrower (or related principals) for the presence of any hazardous substances affecting the Mortgaged Property. In addition, one of the Reichmann/Intell Portfolio Properties is covered by a policy insuring against certain losses due to environmental contamination. Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet due and payable, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of such Mortgage Loan and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies. See "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Escrows."


CSFB MORTGAGE CAPITAL UNDERWRITING STANDARDS

     Each Mortgage Loan originated or purchased by CSFB Mortgage Capital (each, a "CSFBMC Mortgage Loan") generally is consistent with the underwriting standards applied by CSFB Mortgage Capital, as described below.

     CSFB Mortgage Capital has implemented guidelines establishing certain procedures with respect to underwriting mortgage loans. The CSFBMC Mortgage Loans generally were originated in accordance with such guidelines; provided, however, that the underwriting standards for such Mortgage Loans which are secured by cooperative apartments, mobile home/recreational vehicle parks, restaurants and self-storage facilities were originated utilizing prudent underwriting practices for mortgage loans secured by similar mortgaged properties and may differ from the standards described below. With respect to the Mortgage Loans which were acquired by CSFB Mortgage Capital, CSFB Mortgage Capital applied its general guidelines to such loans in reliance on information provided to it by the originators of such loans without independent investigation. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect. The underwriting standards for the CSFBMC Mortgage Loans addressed, with respect to each Mortgaged Property, environmental conditions, physical conditions, property valuations, property financial performance, code compliance, property management, title insurance, borrower evaluation and property insurance, as described below.

     Environmental Assessments. Substantially all of the Mortgaged Properties relating to the CSFBMC Mortgage Loans have been subject to environmental site assessments or studies within the period of 12 months preceding the Cut-off Date. Additionally, all borrowers were required to provide environmental representations and warranties and covenants relating to the existence and use of hazardous substances on the Mortgaged Properties relating to the CSFBMC Mortgage Loans. The borrower under Loan No. 4 also was required to obtain insurance against certain losses due to environmental contamination. See "Certain Characteristics of the Mortgage Loans -- Significant Mortgage Loans -- "Reichmann/ Intell Portfolio Loan."

     Property Condition Assessments. Inspections of the related Mortgaged Properties were conducted by engineering firms prior to origination of the CSFBMC Mortgage Loans. Such inspections generally were commissioned to assess the structure, exterior walls, roofing, interior constructions, mechanical and electrical systems and general conditions of the site, buildings and other improvements located at each Mortgaged Property. The resulting reports indicated a variety of deferred maintenance items and recommended capital improvements with respect to each Mortgaged Property. The estimated cost of the necessary repairs or replacements at each Mortgaged Property was included in each property condition report. In each instance, the originator of the Mortgage Loan either determined that the necessary repairs or replacements were being addressed by the related borrowers in a satisfactory manner, or required that they be addressed post-closing and, in most instances, that reserves be established to cover the cost of such repairs or replacements.

     Appraisals. An appraisal of each of the Mortgaged Properties relating to the CSFBMC Mortgage Loans was performed. The appraisals generally were performed by independent MAI appraisers and indicated that at the time of the respective appraisals the aggregate value of the related Mortgaged Properties exceeded the original principal amount of each CSFBMC Mortgage Loan. The appraisals also were used as a source of information for rental and vacancy rates and were used to calculate tenant improvement reserves. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     Operating and Occupancy Statements. In connection with the origination of the CSFBMC Mortgage Loans (other than the Credit Lease Loans), the originator reviewed current rent rolls (and, where available, up to three years of prior rent rolls) and related information or statements of occupancy rates, census data, financial data, historical operating statements and, with respect to the CSFBMC Mortgage Loans secured by Office Properties, Industrial Properties and Retail Properties, a selection of major tenant leases. In underwriting each Mortgage Loan, income and operating information provided by the related borrower was examined by the originator of the Mortgage Loan. Neither the Depositor nor CSFBMC Mortgage makes any representation as to the accuracy of such information; provided, however, that, with respect to several of the CSFBMC Mortgage Loans, the originator thereof or the related borrower engaged independent accountants to review or perform certain procedures to verify such information.

     Zoning and Building Code Compliance. All of the borrowers generally have represented under the related Mortgage or loan agreement and, in connection with substantially all of the CSFBMC Mortgage Loans, provided other evidence to the effect, that the use and operation of the related Mortgaged Properties was, as of the date on which the Mortgage Loan was originated, and is currently, in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to the related Mortgaged Properties. For a discussion of zoning issues, see "Risk Factors -- Zoning Compliance; Inspections."

     Property Management. Generally, for all CSFBMC Mortgage Loans (other than Credit Lease Loans), a manager (which may be an employee of the borrower) is responsible for responding to changes in the local rental or lodging market, planning and implementing the rental rate or operating structure, which may include establishing levels of rent payments or rates, and insuring that maintenance and capital improvements are carried out in a timely fashion. Management errors may adversely affect the performance and long-term viability of a project. Each of the original managers was approved by the originator of each CSFBMC Mortgage Loan in connection with the origination of the related Mortgage Loan. In most cases, the Special Servicer may cause the borrower to terminate management contracts upon certain events specified in the documents executed in connection with the CSFBMC Mortgage Loans and generally any change in a manager must be approved by the Special Servicer. No change in a manager may be effected by the Special Servicer unless the Rating Agencies have confirmed in writing that such change will not cause any withdrawal, qualification or downgrade in the then current ratings of each Class of Certificates. For a discussion of property management issues, see "Risk Factors -- Property Management -- Conflicts of Interest."

     Title Insurance Policy. With the exception of the Ritz-Carlton Loan (see "Certain Characteristics of the Mortgage Loans -- Significant Mortgage Loans -- The Ritz-Carlton Loan"), each borrower has provided, and CSFB Mortgage Capital has obtained, a title insurance policy for each Mortgaged Property relating to CSFBMC Mortgage Loans. Each title insurance policy generally complies with the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (b) the policy must be in an amount equal to the original principal balance of the related Mortgage Loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (e) the legal description of the Mortgaged Property in the policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. Each borrower has provided, and CSFB Mortgage Capital has reviewed, certificates of required insurance with respect to each Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a 100-year flood zone, flood insurance; (5) if the Mortgaged Property is located in an earthquake prone area, earthquake insurance; and (6) such other coverage as CSFB Mortgage Capital may require based on the specific characteristics of the Mortgaged Property. Generally, with respect to Mortgage Loans with original principal balances less than $20 million, the claims-paying ability of the related insurance providers must have a rating by S&P of "A" or better and, with respect to Mortgage Loans with original principal balances greater than $20 million, the related insurance provider must have a rating by S&P of "AA" or better.

     Evaluation of Borrower. CSFB Mortgage Capital evaluates each borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally includes obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Approximately 99% of the borrowers are single asset special purpose entities. In addition, in general, in connection with each CSFBMC Mortgage Loan with an original principal balance in excess of $20 million and each Credit Lease Loan, each borrower is required to be organized as a bankruptcy-remote entity, and CSFB Mortgage Capital has reviewed the organizational documents of the borrower to verify compliance with such requirement.

     DSCR and LTV Ratio. CSFB Mortgage Capital's underwriting standards generally require, for all mortgage loans other than Credit Lease Loans, the following minimum DSCR and Loan-to-Value Ratios for each of the indicated property types:



                                                                              LEASED
                                                     DSCR                    LTV RATIO
PROPERTY TYPE                                     GUIDELINE                  GUIDELINE
-------------                                     ---------                  ---------
   Anchored Retail .........................        1.25x                        80%
   Unanchored Retail .......................        1.25x                        75%
   Multifamily (excluding Cooperative) .....        1.20x                        80%
   Cooperative .............................        1.00x (as cooperative)       60% (as cooperative)
                                                    1.35x (as rental)            70% (as rental)
   Industrial ..............................        1.25x                        75%
   Office ..................................        1.25x                        75%
   Hotel ...................................        1.35x                        70%
   Mobile Home Park ........................        1.20x                        80%

     The DSCR guidelines listed above are calculated based on Net Cash Flow at the time of origination. Therefore, the DSCR for each CSFBMC Mortgage Loan as reported elsewhere in this Prospectus Supplement may differ from the ratio calculated at the time of origination. The foregoing guidelines generally were applied in connection with the origination of the CSFBMC Mortgage Loans, but certain Mortgage Loans, as indicated on Annex A hereto, may deviate from these guidelines. For Credit Lease Loans, CSFB Mortgage Capital's underwriting standards generally require that the DSCR will be no less than 1.00x and the Leased LTV (as set forth on Annex B) will be no greater than 100%.

     Escrow Requirements. CSFB Mortgage Capital generally requires a borrower to fund various escrows (each, an "Escrow Account") for items including taxes and insurance, ground rent, replacement of furniture, fixtures and equipment and/or capital expenditures, and tenant improvements and leasing commissions (with respect to Office Properties and Retail Properties). Escrow Accounts generally must be held at Eligible Banks (as defined herein). Generally, the required escrows for Mortgage Loans originated by CSFB Mortgage Capital are as follows:

     Ground Rent -- Typically, a pro rated initial deposit and monthly deposits equal to 1/12th of the annual ground rent for any ground lease relating to the Mortgaged Property.

     Taxes and Insurance -- Typically, a pro rated initial deposit and monthly deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current tax rate) and annual property insurance premium relating to the Mortgaged Property.

     Capital Item Reserves -- Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for CSFB Mortgage Capital or the following minimum amounts:


     Retail ......................................   $0.15 per square foot
     Multifamily (excluding Cooperative) .........   $250 per Unit
     Industrial ..................................   $0.15 per square foot
     Office ......................................   $0.20 per square foot
     Hotel .......................................   5% of gross revenues
     Mobile Home Parks ...........................   $50 per pad

     The actual reserve deposits for periodic replacement, capital expenditures and FF&E (collectively, "Capital Items") required under each Mortgage Loan are set forth on Annex A.

     Tenant Improvements and Leasing Commission Reserves -- Monthly deposits generally based upon anticipated lease turnover rates, estimated costs for tenant improvements and leasing commissions in the related market.

     In certain cases, CSFB Mortgage Capital allowed a borrower to post a letter of credit in lieu of funding ongoing reserves for Capital Items and/or tenant improvements and leasing commissions. Even if the actual funded reserves under a Mortgage Loan are less than the foregoing amounts, CSFB Mortgage Capital generally deducted such amounts from Net Operating Income when calculating Net Cash Flow.

     Deferred Maintenance/Environmental Remediation -- An initial deposit, upon funding of a CSFBMC Mortgage Loan, in an amount equal to no less than 100%, and as much as 125%, of (i) the estimated cost of the recommended substantial repairs or replacements pursuant to a building condition report completed by a licensed engineer and (ii) the estimated cost of environmental remediation expenses as recommended by an independent environmental assessment.

     Credit Lease Loans. Generally each Monthly Payment due under a Credit Lease Loan will be paid entirely from the rent due from the Tenant at the related Credit Lease Property. CSFB Mortgage Capital's underwriting criteria for a Credit Lease Loan generally depend on whether such Credit Lease Loan is secured by a Bondable Lease, a Triple Net Lease or a Double Net Lease.



                                            LEASED
                                DSCR       LTV RATIO
LEASE TYPE                   GUIDELINE     GUIDELINE
----------                   ---------     ---------
     Bondable ...........       1.00x         100%
     Triple Net .........       1.02x          95%
     Double Net .........       1.05x          90%

     Generally, when calculating the DSCR guidelines set forth above, CSFB Mortgage Capital did not adjust the rental income payments in the manner described herein with respect to the calculation of Net Cash Flow. In addition, CSFB Mortgage Capital did not require the escrowing of amounts for taxes, insurance, Capital Items, tenant improvements or leasing commissions for Bondable Leases. CSFB Mortgage Capital did require, in many instances, the escrowing of amounts for taxes, insurance, Capital Items, tenant improvements and/or leasing commissions for Double Net Leases and Triple Net Leases. The actual DSCR and Loan to Value Ratios (both "Leased Value" and "Dark Value") for the Credit Lease Loans is set forth on Annex B hereto.

PWRES UNDERWRITING STANDARDS

     Each Mortgage Loan originated by an affiliate of PWRES, or purchased by PWRES from an unaffiliated originator (each, a "PWRES Loan") generally is consistent with the underwriting standards applied by PWRES, as described below.

     PWRES has implemented guidelines establishing certain procedures with respect to underwriting mortgage loans. The PWRES Loans generally were originated in accordance with such guidelines; provided, however, that the underwriting standards for the Mortgage Loans which are secured by cooperative apartments, mobile home/recreational vehicle parks, restaurants and self-storage facilities were originated utilizing prudent underwriting practices for mortgage loans secured by similar mortgaged properties and may differ from the standards described below. With respect to the Mortgage Loans which were acquired by PWRES, PWRES applied its general guidelines to such loans in reliance on information provided to it by the originators of such loans, in certain cases without independent investigation. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect. The underwriting standards for the PWRES Loans addressed, with respect to each Mortgaged Property, environmental conditions, physical conditions, property valuations, property financial performance, code compliance, property management, title insurance, borrower evaluation and property insurance, as described below.

     Environmental Assessments. Substantially all of the Mortgaged Properties relating to the PWRES Loans have been subject to environmental site assessments or studies within the period of 12 months preceding the Cut-off Date. Additionally, all borrowers were required to provide environmental representations and warranties and covenants relating to the existence and use of hazardous substances on the Mortgaged Properties relating to the PWRES Loans.

     Property Condition Assessments. Inspections of the related Mortgaged Properties were conducted by engineers prior to origination of the PWRES Loans. Such inspections generally were commissioned to assess the structure, exterior walls, roofing, interior constructions, mechanical and electrical systems and general conditions of the site, buildings and other improvements located at each Mortgaged Property. The resulting reports indicated a variety of deferred maintenance items and recommended capital improvements with respect to each Mortgaged Property. The estimated cost of the necessary repairs or replacements at each Mortgaged Property was included in each property condition report. In each instance, the originator of the Mortgage Loan either determined that the necessary repairs or replacements were being addressed by the related borrowers in a satisfactory manner, or required that they be addressed post-closing and, in most instances, that reserves be established to cover the cost of such repairs or replacements.

     Appraisals. An appraisal of each of the Mortgaged Properties relating to the PWRES Loans was performed. The appraisals generally were performed by independent MAI appraisers and indicated that at the time of the respective appraisals the aggregate value of the related Mortgaged Properties exceeded the original principal amount of each PWRES Loan. The appraisals also were used as a source of information for rental and vacancy rates and were used to calculate tenant improvement reserves. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     Operating and Occupancy Statements. In connection with the origination of the PWRES Loans (other than the Credit Lease Loans), the originator reviewed current rent rolls (and, where available, up to three years of prior rent rolls) and related information or statements of occupancy rates, census data, financial data, historical operating statements and, with respect to the PWRES Loans secured by Office Properties, Industrial Properties and Retail Properties, a selection of major tenant leases. In underwriting each Mortgage Loan, income and operating information provided by the related borrower was examined by the originator of the Mortgage Loan. Neither the Depositor nor PWRES makes any representation as to the accuracy of such information.

     Zoning and Building Code Compliance. All of the borrowers generally have represented under the related Mortgage or loan agreement and, in connection with substantially all of the PWRES Loans, provided other evidence to the effect, that the use and operation of the related Mortgaged Properties was, as of the date on which the Mortgage Loan was originated, and is currently, in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to the related Mortgaged Properties. For a discussion of zoning issues, see "Risk Factors -- Zoning Compliance; Inspections."


     Property Management. Generally, for all PWRES Loans (other than Credit Lease Loans), a manager (which may be an employee of the borrower) is responsible for responding to changes in the local rental or lodging market, planning and implementing the rental rate or operating structure, which may include establishing levels of rent payments or rates, and insuring that maintenance and capital improvements are carried out in a timely fashion. Management errors may adversely affect the performance and long-term viability of a project. The qualification of the original managers was approved by the originator of each PWRES Loan and reviewed by PWRES in connection with the origination of the related Mortgage Loan. In most cases, the Special Servicer may cause the borrower to terminate management contracts upon certain events specified in the documents executed in connection with the PWRES Loans and generally any change in a manager must be approved by the Special Servicer. No change in a manager may be effected by the Special Servicer unless the Rating Agencies have confirmed in writing that such change will not cause any withdrawal, qualification or downgrade in the then current ratings of each Class of Certificates. For a discussion of property management issues, see "Risk Factors -- Property Management -- Conflicts of Interest."


     Title Insurance Policy. Each borrower has provided, and the PWRES has obtained, a title insurance policy for each Mortgaged Property relating to the PWRES Loans. Each title insurance policy generally complies with the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (b) the policy must be in an amount equal to the original principal balance of the related Mortgage Loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (e) the legal description of the Mortgaged Property in the policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.


     Property Insurance. Each borrower has provided, and PWRES has reviewed, certificates of required insurance with respect to each Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a 100-year flood zone, flood insurance;
(5) if the Mortgaged Property is located in an earthquake prone area, earthquake insurance; and (6) such other coverage as PWRES may require based on the specific characteristics of the Mortgaged Property.


     Evaluation of Borrower. PWRES evaluates each borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally includes obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Approximately 95.6% of the borrowers are single asset special purpose entities. In addition, in general, in connection with each PWRES Loan with an original principal balance in excess of $20 million, each borrower is required to be organized as a bankruptcy-remote entity, and PWRES has reviewed the organizational documents of the borrower to verify compliance with such requirement.

     DSCR and LTV Ratio. PWRES' underwriting standards generally require, for all mortgage loans other than Credit Lease Loans, the following minimum DSCR and Loan-to-Value Ratios for each of the indicated property types:



                                                                                                LEASED
                                                             DSCR                             LTV RATIO
PROPERTY TYPE                                              GUIDELINE                          GUIDELINE
-------------                                              ---------                          ---------
   Anchored Retail .............................              1.25x                               80%
   Unanchored Retail ...........................              1.25x                               75%
   Multifamily (excluding Cooperative) .........              1.20x                               80%
   Cooperative .................................              1.05x (as cooperative)              60% (as cooperative)
                                                              1.75x (as rental)                   50% (as rental)
   Industrial ..................................              1.25x                               75%
   Office ......................................              1.25x                               75%
   Hotel .......................................              1.35x                               70%
   Mobile Home Park ............................              1.20x                               80%

     The DSCR guidelines listed above are calculated based on Net Cash Flow at the time of origination. Therefore, the DSCR for each PWRES Loan as reported elsewhere in this Prospectus Supplement may differ from the ratio calculated at the time of origination. The foregoing guidelines generally were applied in connection with the origination of the PWRES Loans, but certain Mortgage Loans, as indicated on Annex A hereto, may deviate from these guidelines. For Credit Lease Loans, PWRES' underwriting standards generally require that the DSCR will be no less than 1.00x and the Leased LTV (as set forth on Annex B) will be no greater than 100%.

     Escrow Requirements. PWRES generally requires a borrower to fund various escrows (each, an "Escrow Account") for taxes and insurance, replacement of furniture, fixtures and equipment and/or capital expenditures and, in certain cases, tenant improvements and leasing commissions (with respect to Office Properties and Retail Properties). Escrow Accounts generally must be held at Eligible Banks (as defined herein). Generally, the required escrows for Mortgage Loans originated by PWRES are as follows:

     Taxes and Insurance -- Typically, a pro rated initial deposit and monthly deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current tax rate) and annual property insurance premium relating to the Mortgaged Property.

     Capital Item Reserves -- Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for PWRES or the following minimum amounts:



       Retail ......................................   $0.15 per square foot
       Multifamily (excluding Cooperative) .........   $250 per Unit
       Industrial ..................................   $0.15 per square foot
       Office ......................................   $0.20 per square foot
       Hotel .......................................   5% of gross revenues
       Mobile Home Parks ...........................   $50 per pad

     The actual reserve deposits for periodic replacement, capital expenditures and FF&E (collectively, "Capital Items") required under each Mortgage Loan are set forth on Annex A.

     Tenant Improvements and Leasing Commission Reserves -- Monthly deposits generally based on estimated costs for tenant improvements and leasing commissions in the related market.

     In certain cases, PWRES allowed a borrower to post a letter of credit in lieu of funding ongoing reserves for Capital Items and/or tenant improvements and leasing commissions. Any such letter of credit may be drawn by the lender to the full extent of such letter of credit and no such letter of credit is pledged to any person other than the lender. Even if the actual funded reserves under a Mortgage Loan are less than the foregoing amounts, PWRES generally deducted such amounts from Net Operating Income when calculating Net Cash Flow.


     Deferred Maintenance/Environmental Remediation -- An initial deposit, upon funding of a PWRES Loan, in an amount equal to no less than 100%, and as much as 125%, of (i) the estimated cost of the recommended substantial repairs or replacements pursuant to a building condition report completed by a licensed engineer and (ii) the estimated cost of environmental remediation expenses as recommended by an independent environmental assessment.


     Credit Lease Loans. Generally each Monthly Payment due under a Credit Lease Loan will be paid entirely from the rent due from the Tenant at the related Credit Lease Property. PWRES' underwriting criteria for a Credit Lease Loan generally depend on whether such Credit Lease Loan is secured by a Bondable Lease, a Triple Net Lease or a Double Net Lease.



                                            LEASED
                                DSCR       LTV RATIO
LEASE TYPE                   GUIDELINE     GUIDELINE
-------------------------   -----------   ----------
     Bondable ...........       1.00x        100%
     Triple Net .........       1.02x        100%
     Double Net .........       1.04x        100%

     Generally, when calculating the DSCR guidelines set forth above, PWRES did not adjust the rental income payments in the manner described herein with respect to the calculation of Net Cash Flow. In addition, PWRES did not require the escrowing of amounts for taxes, insurance, Capital Items, tenant improvements or leasing commissions for Bondable Leases. PWRES did require, in many instances, the escrowing of amounts for capital reserves and insurance for Double Net Leases and Triple Net Leases. The actual DSCR and Loan to Value Ratios (both "Leased Value" and "Dark Value") for the Credit Lease Loans is set forth on Annex B hereto.

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


CREDIT LEASE LOANS

     Sixty-one Mortgage Loans, representing approximately 15.3% of the Initial Pool Balance (the "Credit Lease Loans") are secured by Mortgaged Properties ("Credit Lease Properties") that are, in each case, subject to a net lease obligations (a "Credit Lease") of a tenant (a "Tenant"), or net lease obligations guaranteed by a Guarantor that possesses a rating or internal classification of "B--" (or the equivalent) or higher by one or more of the Rating Agencies. See "Risk Factors -- The Mortgage Loans -- Credit Lease Properties."

     Lease termination rights and rent abatement rights, if any, in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain defined casualties or condemnation ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a borrower's default relating to its obligations (other than the obligation to maintain a Lease Enhancement Policy) under the Credit Leases to perform required maintenance, repairs or replacements with respect to the related Credit Lease Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a borrower's default in the performance of various other obligations under the Credit Lease, including but not limited to remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting property owned directly or indirectly by the borrower in the area of the Credit Lease Property and complying with laws regulating such Credit Lease Property or common areas related to such Credit Lease Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases" or "Bondable Leases") have neither Casualty nor Condemnation Rights, Maintenance Rights nor Additional Rights (with the exception of Loan No. 20, with respect to which the Tenant provides an additional insurance policy to, among other things, reduce the deductibles on the tenant policy and to provide flood insurance), and the Tenants thereunder are required, at their expense, to maintain their Credit Lease Property, in good order and repair. Other Credit Leases have Casualty or Condemnation Rights and may have Additional Rights ("Triple Net Leases"). The tenants under Triple Net Leases are required, at their expense, to maintain their Credit Lease Property, including the roof and structure, in good order and repair. Additionally, certain of the Credit Leases have Casualty or Condemnation Rights and Maintenance Rights, and may have Additional Rights ("Double Net Leases"). If the borrower defaults in the performance of certain obligations under Triple Net Leases or Double Net Leases and the Tenant exercises its Additional Rights or Maintenance Rights, there would be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Certificateholders.

     Credit Leases with respect to 37 of the Credit Lease Properties, which represent 8.6% of the aggregate Initial Pool Balance, are Bond-Type Leases, Credit Leases with respect to 24 of the Credit Lease Properties, which represent 5.4% of the aggregate Initial Pool Balance, are Triple Net Leases, and Credit Leases with respect to 13 of the Credit Lease Properties, which represent 1.4% of the aggregate Initial Pool Balance, are Double Net Leases.

     With respect to each Credit Lease Loan not secured by the assignment of a Bond-Type Lease (as defined herein), the Trustee generally is the beneficiary of one or more non-cancelable insurance policies ("Lease Enhancement Policies") obtained to cover certain lease termination and rent abatement (with respect to losses arising out of a condemnation) events arising out of a casualty to, or condemnation of, a Credit Lease Property issued by Chubb Custom Insurance Company ("Chubb" or the "Lease Enhancement Insurer"). As of the Cut-off Date, the claims paying ability of Chubb was rated "AAA" and "Aaa" by S&P and Moody's, respectively. Each Lease Enhancement Policy provides that, in the event of a permitted termination by a Tenant of a Credit Lease occurring as a result of a casualty or a condemnation, the Lease Enhancement Insurer will pay the Servicer on behalf of the Trustee a payment of all outstanding principal of plus, subject to certain limitations, interest on such Credit Lease Loan. The Lease Enhancement Insurer generally is not required to pay any amount due under a Credit Lease Loan other than principal and, subject to the limitation above, accrued interest and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the related borrower is obligated to pay thereunder to reimburse the Servicer or the Trustee for outstanding Servicing Advances.

     With respect to 36 Credit Lease Loans representing approximately 9.6% of the Initial Pool Balance (the "Fully Amortizing Credit Lease Loans"), scheduled monthly payments under each Credit Lease are sufficient to pay in full and on a timely basis all interest and principal and other sums scheduled to be paid with respect to the related Credit Lease Loan. Twenty-five of the Credit Lease Loans, representing approximately 5.8% of the Initial Pool Balance (the "Balloon Payment Credit Lease Loans"), are not fully amortizing and require the payment of Balloon Payments at maturity (which coincides with the expiration of the Primary Term of the related Credit Leases). Fourteen of the Balloon Payment Credit Lease Loans, representing approximately 4.3% of the Initial Pool Balance, each have the benefit of a residual value insurance policy (a "Residual Value Policy") from R.V.I. America Insurance Company, which had a claims paying rating of "A" by Fitch and "A" by S&P as of the Cut-off Date. The Residual Value Policies insure the related borrowers against any diminution in the value of the related Credit Lease Properties as a result of changes in market conditions. If the related Credit Lease Properties cannot be sold or if the proceeds from the disposition of such properties are insufficient to repay the indebtedness secured by such Credit Lease Properties upon the maturity of such Credit Lease Loans, the insurer in each case will be required to pay the amount of such remaining indebtedness. The premium for each Residual Value Policy was fully paid at the time of the issuance of such policy, and each such policy is non-cancelable. The Trustee is a named insured of each Residual Value Policy.


     At the end of the term of a Credit Lease, a Tenant is generally obligated to surrender the Credit Lease Property in good order and in its original condition received by the Credit Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

SIGNIFICANT MORTGAGE LOANS

     The ten largest Mortgage Loans and the largest Related Borrower Loan by Initial Pool Balance are as follows:

 The Combined Properties Portfolio Loan

     The Loan. The largest Mortgage Loan in the Mortgage Pool (the "Combined Properties Portfolio Loan") was originated by CSFB Mortgage Capital on May 11, 1998, and has a principal balance as of the Cut-off Date of $115,590,907, which represents approximately 4.7% of the Initial Pool Balance. The Combined Properties Portfolio Loan is secured by first priority liens encumbering 15 shopping center properties located in Virginia, Maryland, California and the District of Columbia (collectively, the "Combined Properties Portfolio Property"). The Combined Properties Portfolio Loan was made jointly and severally to Aspen Manor Plaza LLC, Bladen II LLC, Chantilly Plaza LLC, Columbia Road II LLC, Enterprise Shopping Center LLC, Fairfax Circle LLC, Forty West LLC, Georgia Ave II LLC, Lee & Harrison II LLC, McLean II LLC, Montebello LLC, Pickett LLC, Reseda Shopping Center II LLC, Silver Hill II LLC and Turnpike LLC (collectively, the "Combined Properties Portfolio Borrower"), each a Delaware limited liability company.

                               ----------------

Cut-off Date Principal
Balance:                   $115,590,907
Origination Date:          May 11, 1998
Loan Type:                 ARD; cross-collateralized,
                           cross-defaulted
Monthly Payment:           $819,025
Interest Rate:             7.631%
Amortization Term:         360 months
DSCR:                      1.44x
Cut-off Date LTV:          70%
Anticipated Repayment
Date:                      May 11, 2008
ARD Balance:               $101,294,485

ARD LTV:                   61%
Defeasance Period:         May 11, 2002 until ARD
Partial Defeasance:        Yes
Prepayment Lockout
Expiration:                6 months prior to ARD
Property Substitution:     None
Borrower Special Purpose
Entity:                    Yes, with an independent
                           director of the corporate
                           managing member and a
                           non-consolidation opinion
Maturity Date:             May 11, 2028
Property Type:             Retail
No. of Properties:         15
Lock Box:                  Hard

                                ----------------

     Additional Mortgage Loan Information by Property. Certain information with respect to each Mortgaged Property relating to the Combined Properties Portfolio Loan is set forth below:




       PROPERTY                            APPRAISED     SQUARE     YEAR
         NAME               LOCATION         VALUE        FEET     BUILT
---------------------- ----------------- ------------- ---------- -------
Aspen Manor            Rockville, MD      $ 7,100,000    44,928   1954
 Shopping Center
Bladen Shopping        Bladensburg, MD    $ 4,600,000    46,147   1953
 Center
Chantilly Plaza        Chantilly, VA      $ 6,400,000   100,217   1973
Columbia Road          Washington, DC     $ 3,700,000    12,432   1910
 Center
Enterprise             Lanham, MD         $20,300,000   206,963   1972
 Shopping Center
Fairfax Circle Plaza   Fairfax, VA        $15,600,000   104,523   1973
 Shopping Center
Forty West Plaza       Baltimore, MD      $14,250,000   196,938   1964
 Shopping Center
Georgia Avenue         Washington, DC     $   940,000     9,000   1937
Lee & Harrison         Arlington, VA      $ 3,700,000    19,970   1961
 Shopping Center
Loehmann's             Reseda, CA         $19,000,000   183,431   1958
Mart At                Montebello, CA     $19,800,000   213,070   1961
 Montebello
McLean Chain           McLean, VA         $ 8,400,000    30,504   1969
Pickett Shopping       Fairfax, VA        $13,600,000    90,340   1967
 Center
Silver Hill Plaza      Forestville, MD    $14,200,000   126,625   1972
Turnpike Shopping      Fairfax, VA        $13,900,000   103,944   1967
 Center



       PROPERTY           FEE OR           MAJOR                           ALLOCATED
         NAME           LEASEHOLD         TENANTS         OCCUPANCY(1)    LOAN AMOUNT
---------------------- ----------- --------------------- -------------- --------------
Aspen Manor            Leasehold   Big "D" Discount,            97%      $ 4,959,185
 Shopping Center                   TrakAuto, 6-Twelve
                                   Mart
Bladen Shopping        Leasehold   Drug Emporium,               93%      $ 3,212,993
 Center                            Trak Auto, Murry's
                                   Steaks
Chantilly Plaza        Leasehold   Food Lion, Staples,          97%      $ 4,470,251
                                   Total Crafts
Columbia Road          Leasehold   Blockbuster Video,          100%      $ 2,584,364
 Center                            Foot Locker, Up
                                   Against the Wall,
Enterprise             Leasehold   Shopper's Food,              87%      $14,179,077
 Shopping Center                   Frank's Nursery,
                                   Montgomery Ward
                                   Dark
Fairfax Circle Plaza   Leasehold   Staples, Hudson              94%      $10,896,236
 Shopping Center                   Trail, Trak Auto
Forty West Plaza       Leasehold   Baby Superstore,             99%      $ 9,953,293
 Shopping Center                   Drug Emporium,
                                   PetsMart
Georgia Avenue         Leasehold   Trak Auto                   100%      $   656,568
Lee & Harrison         Leasehold   CVS Pharmacy,               100%      $ 2,584,364
 Shopping Center                   Trak Auto,
                                   Blockbuster Video
Loehmann's             Leasehold   Von's Grocery, Save          97%      $13,271,057
                                   on Drugs,
                                   Loehmann's
Mart At                Leasehold   Service                      96%      $13,829,838
 Montebello                        Merchandise
                                   (Dark), Von's
                                   Grocery, Ross
                                   Dress for Less
McLean Chain           Leasehold   Total Beverages,            100%      $ 5,867,204
                                   Super Crown Books
Pickett Shopping       Leasehold   Zany Brainy, Show            94%      $ 9,499,283
 Center                            Biz Pizza, CVS
                                   Pharmacy
Silver Hill Plaza      Leasehold   Shopper's Food               92%      $ 9,918,369
                                   Warehouse, CVS
                                   Pharmacy, Super
                                   Trak
Turnpike Shopping      Leasehold   Giant Food                   76%      $ 9,708,826
 Center

----------
(1)   As of most recently available rent roll.


     The Borrower. Each Combined Properties Portfolio Borrower has been structured as a single purpose, bankruptcy remote entity, with a single purpose, bankruptcy remote managing member whose board contains an independent director. Each Combined Properties Portfolio Borrower is owned and controlled by Ronald S. Haft. The Combined Properties Portfolio Borrower is affiliated with Combined Properties, Inc., a privately-held full-service, retail asset and property management company, which owns and operates approximately thirty shopping centers comprising approximately 4 million square feet located in metropolitan Washington, D.C. and Los Angeles. Combined Properties, Inc. was the subject of a Chapter 11 reorganization proceeding from which it emerged in August 1997.

     Certain additional information on the Combined Properties Portfolio Loan and the Combined Properties Portfolio Property is set forth on Annex A hereto.

     The Ground Lease. The shopping centers making up the Combined Properties Portfolio Property are ground leased by the Combined Properties Portfolio Borrower from one or more affiliates pursuant to ground leases that expire on May 11, 2038, with two renewal periods of 25 years each.


     Certain Environmental Matters. The reports for Phase I site assessments performed in April 1998 generally noted that (i) there was evidence of asbestos at each of the Combined Properties Portfolio Properties, (ii) ten of the Combined Properties Portfolio Properties contain spaces formerly occupied by dry cleaners, (iii) four of the Combined Properties Portfolio Properties contain spaces occupied by automobile service providers that have in-ground hydraulic lifts, (iv) one of the Combined Properties Portfolio Properties has ground water contamination that has immigrated from an adjoining gas station property, (v) one of the Combined Properties Portfolio Properties is adjacent to a property that contains an active leaking underground storage tank site undergoing active remediation and (vi) one of the Combined Properties Portfolio Properties has utility-owned electrical transformers that may contain PCBs. A reserve of approximately $3.4 million was established by the Combined Properties Portfolio Borrower at closing to fund additional testing and any required remediation. Such reserve represents approximately 125% of the estimated cost of such remediation.


     Property Management. The Combined Properties Portfolio Property is managed by Combined Properties, Incorporated, a District of Columbia corporation (the "Combined Properties Portfolio Manager"), an affiliate of the Combined Properties Portfolio Borrower pursuant to a management agreement. The Combined Properties Portfolio Manager may be terminated upon the occurrence and continuation of any event of default under the Combined Properties Portfolio Loan. The management agreement provides for the payment to the Combined Properties Portfolio Manager of a management fee equal to 5%, provided that payment of such fee may be suspended if the DSCR on a trailing 12-month basis is less than 1.10x (such fee subsequently to be paid to the Combined Properties Portfolio Manager if a DSCR of at least 1.15x is maintained for two consecutive quarterly periods).


     Mezzanine Loan. 7 Prop Mezz, LLC and 8 Prop Mezz, LLC, each a Delaware limited liability company (collectively, the "Combined Mezzanine Borrower"), are the regular members of the Combined Properties Portfolio Borrower and the borrowers under a Mezzanine Loan in the principal amount of $27,800,000 (the "Combined Mezzanine Loan") secured by the regular membership interests in the Combined Properties Portfolio Borrower and the stock in the respective 1% managing members of the entities constituting the Combined Properties Portfolio Borrower, made by CSFB Mortgage Capital (in its capacity as mezzanine lender, the "Combined Mezzanine Lender") on May 11, 1998. The Combined Mezzanine Lender has agreed not to foreclose on its interests in the Combined Properties Portfolio Borrower without the consent of the mortgage lender. The Combined Mezzanine Loan matures on May 11, 2008, but can be extended, at the election of the Combined Mezzanine Lender, to May 11, 2010. The Combined Mezzanine Loan bears interest at a fixed rate per annum of 10% and, if extended, at a variable interest rate per annum of LIBOR plus 10%. The Combined Mezzanine Borrower is required to make a constant monthly payment of $292,796, applied first to interest and then to principal.


     The Combined Mezzanine Lender has certain approval rights over budgets and significant leases and can terminate and replace the Combined Properties Portfolio Manager upon the occurrence of an event of default under the Combined Mezzanine Loan or if the DSCR is less than 1.05x. The Combined Mezzanine Lender has agreed not to take any such action with respect to the Combined Properties Portfolio Manager unless each Rating Agency confirms that such action would not cause a withdrawal, qualification or downgrade of its ratings on the Certificates. The exercise of such rights by the Combined Mezzanine Lender relating to budgeting, management and leases is subject to the approval of the Servicer. In addition, the Combined Mezzanine Lender has agreed not to transfer its interest in the Combined Mezzanine Loan (other than to certain permitted institutional transferees) or exercise certain remedies without prior written confirmation from each Rating Agency that such transfer or exercise would not cause a withdrawal, qualification or downgrade of its ratings on the Certificates.

 The Edens and Avant Loan

     The Loan. The second largest Mortgage Loan in the Mortgage Pool (the "Edens & Avant Loan") was originated by CSFB Mortgage Capital on May 13, 1998, and has a principal balance as of the Cut-off Date of $84,100,000, which represents approximately 3.4% of the Initial Pool Balance. The Edens & Avant Loan is secured by first priority liens encumbering 21 shopping center properties located in seven states in the Southeastern United States (collectively, the "Edens & Avant Property"). The Edens & Avant Loan was made to Edens & Avant Financing II Limited Partnership (the "Edens & Avant Borrower"), a Delaware limited partnership.

                               ----------------

Cut-off Date Principal
Balance:                   $84,100,000
Origination Date:          May 13, 1998
Loan Type:                 ARD; Interest-only;
                           cross-collateralized, cross-defaulted
Monthly Payment            $474,815
Interest Rate:             6.775%
Amortization Term:         Interest only
DSCR:                      2.59x
Cut-off Date LTV:          48%
Anticipated Repayment
Date:                      May 13, 2010
ARD Balance:               $84,100,000
ARD LTV:                   48%
Defeasance Period:         Commencing two years after the
                           Closing Date
Partial Defeasance:        Yes

Prepayment Lockout
Expiration:                180 days prior to ARD
Property Substitution:     Permitted provided appraised value,
                           NOI, DSCR, Loan-to-Value ratio,
                           major tenants and leases meet
                           certain requirements (generally at
                           least comparable to or better than
                           the replaced property)
Borrower Special Purpose
Entity:                    Yes, with an independent manager
                           of the general partner and a
                           non-consolidation opinion
Maturity Date:             May 13, 2028
Property Type:             Retail
No. of Properties:         21
Lock Box:                  Modified; Hard if Event of Default
                           or if DSCR below 1.25x

                               ----------------

     Additional Mortgage Loan Information by Property. Certain information with respect to each Mortgaged Property relating to the Edens & Avant Loan is set forth below:




PROPERTY                                  APPRAISED     SQUARE     YEAR
NAME                      LOCATION          VALUE        FEET     BUILT
-------------------- ------------------ ------------- ---------- -------
Amelia Plaza         Fernandina, FL      $ 4,750,000    91,727   1987
Armstrong Plaza      Fountain Inn, SC    $ 4,850,000    52,438   1966
Crossroads South     Jonesboro, GA       $12,800,000   211,178   1987
Dawson Village       Dawsonville, GA     $ 8,900,000    83,272   1997
Five Forks Corners   Lilburn, GA         $ 9,000,000    88,646   1996
Florence Square      Florence, AL        $13,650,000   244,731   1991
Marketplace/
 Goodings Plaza      Palm Bay, FL        $ 9,450,000  149,752    1986
Gulfdale             Mobile, AL          $ 3,700,000    94,376   1981
Kennerly Place       Irmo, SC            $ 4,165,000    46,800   1998
Lincoln Center       Lincolnton, NC      $ 5,800,000    78,770   1989
Lynnwood Place       Jackson, TN         $ 6,400,000    96,666   1986
Overlook Village     Asheville, NC       $12,100,000   147,991   1989
Parkway Village      Macon, GA           $12,000,000   168,430   1988
Palm Bay West        Palm Bay, FL        $17,900,000   263,356   1989
Ridgewood Farm       Salem, VA           $ 5,200,000    79,342   1987
 Village
Riverdale Crossing   Macon, GA           $ 9,700,000    92,786   1976
Rockbridge Place     Stone Mountain,     $ 5,000,000    71,268   1984
                     GA
Sangaree Plaza       Summerville, SC     $ 4,475,000    58,948   1981
Southwest Plaza      Roanoke, VA         $ 5,750,000    87,802   1988
South Square
 Marketplace         Charlotte, NC       $ 5,460,000    72,219   1993
Wal-Mart Super
 Center              Moultrie, GA        $13,370,000   196,589   1997



PROPERTY                FEE OR            MAJOR           OCCUPANCY    ALLOCATED
NAME                  LEASEHOLD          TENANTS             (1)      LOAN AMOUNT
-------------------- ----------- ----------------------- ----------- ------------
Amelia Plaza         Fee         Winn Dixie,                  95%     $2,290,305
                                 Eckerd Drugs, Cato
Armstrong Plaza      Fee         Bi-Lo, Revco, Pizza         100%     $2,338,522
                                 Hut
Crossroads South     Fee         Kmart, Kroger                99%     $6,171,769
Dawson Village       Fee         Kroger, Moovies             100%     $4,291,308
Five Forks Corners   Fee         Publix, Blockbuster          96%     $4,339,525
                                 Video
Florence Square      Fee         Kmart, Bruno's               97%     $6,581,613
                                 Food World, TJ
                                 Maxx
Marketplace/
 Goodings Plaza      Fee         Winn Dixie,                97%       $4,556,502
                                 Beall's Department
                                 Stores,
                                 Pro Health &
                                 Fitness
Gulfdale             Fee         Delchamps Grocery            91%     $1,784,027
Kennerly Place       Fee         Food Lion                    86%     $2,008,236
Lincoln Center       Fee         Bi-Lo, Revco, Cato          100%     $2,796,583
Lynnwood Place       Fee         Kroger, Jackson              87%     $3,085,885
                                 Clinic
Overlook Village     Fee and     Phar-Mor, TJ Maxx,          100%     $5,834,251
                     Leasehold   Books-A-Million
Parkway Village      Fee         Kroger, Circuit City,        97%     $5,786,034
                                 Discovery Zone
Palm Bay West        Fee         Kmart,                       96%     $8,630,834
Ridgewood Farm       Fee         Kroger,                      99%     $2,507,281
 Village                         Revco
Riverdale Crossing   Fee         Publix, Revco                87%     $4,677,044
Rockbridge Place     Fee         Winn Dixie                  100%     $2,410,847
Sangaree Plaza       Fee         Bi-Lo, Revco                 97%     $2,157,708
Southwest Plaza      Fee         Harris Teeter,               97%     $2,772,474
                                 Wood's Sentry
                                 Hardware,
                                 Revco
South Square
 Marketplace         Fee         Winn Dixie,                  98%     $2,632,645
                                 Blockbuster Video,
                                 Cato
Wal-Mart Super
 Center              Fee         Wal-Mart,                    96%     $6,446,606
                                 Blockbuster Video

----------
(1)   As of most recently available rent roll.


     The Borrower. The Edens & Avant Borrower has been structured as a single purpose, bankruptcy remote entity, with a single purpose, bankruptcy remote general partner having a single purpose, bankruptcy remote corporate managing member whose board contains an independent director. The Edens & Avant Borrower is a Delaware limited partnership, the general partner of which is E&A Financing II, LLC, a Delaware limited liability company, the managing member of which is E&A Special Purpose II, Inc., a Delaware corporation. The Edens & Avant Borrower is affiliated with Edens & Avant, which is one of the largest private full-service commercial real estate companies in the United States. The State of Michigan Pension Fund owns approximately 80% of Edens & Avant.

     Certain additional information on the Edens & Avant Loan and the Edens & Avant Property is set forth on Annex A hereto.

     Certain Environmental Matters. The reports for Phase I site assessments, performed between May 1997 and May 1998, and, in the case of four of the Edens & Avant Properties, Phase II site assessments, performed between July 1997 and April 1998, noted that (i) there was evidence of asbestos at one of the Edens & Avant Properties, (ii) seven of the Edens & Avant Properties contain spaces occupied or formerly occupied by dry cleaners, (iii) four of the Edens & Avant Properties are adjacent to properties containing leaking underground storage tanks and (iv) one of the Edens & Avant Properties contains a small quantity of diesel impacted soil. A reserve of $812,500 was established by the Edens & Avant Borrower at closing to fund additional testing and any required remediation, which represents approximately 125% of the estimated cost of remediation.

     Property Management. Nineteen of the Edens & Avant Properties are managed by Edens & Avant Properties Limited Partnership (the "Edens & Avant Properties Manager"), an affiliate of the Edens & Avant Borrower, pursuant to a management agreement. The management agreement provides for the payment to the Edens & Avant Properties Manager of a management fee of 4%, which fee is subordinated to payments to be made under the Edens & Avant Loan. The Edens & Avant Properties Manager may be terminated (i) upon the occurrence of any event of default under the Edens & Avant Loan or the management agreement, (ii) upon a 50% or greater change in control of the Edens & Avant Properties Manager, (iii) at any time for cause, or (v) if the DSCR for the Edens & Avant Loan falls below 1.25x.

     Two of the Edens & Avant Properties are managed by Centennial America Properties, LLC (the "Edens & Avant Centennial Manager") pursuant to a management agreement. The management agreement provides for the payment to the Edens & Avant Centennial Manager of a management fee of 4%, which fee is subordinated to payments to be made under the Edens & Avant Loan. The Edens & Avant Centennial Manager may be terminated (i) upon the occurrence of any event of default under the Edens & Avant Loan or the management agreement, (ii) upon a 50% or greater change in control of the Edens & Avant Centennial Manager,
(iii) at any time for cause, or (v) if the DSCR for the Edens & Avant Loan falls below 1.25x.


 The Pantzer Portfolio Loans

     The Loan. The largest Related Borrower Mortgage Loan in the Mortgage Pool (the "Pantzer Portfolio Loans") was originated by CSFB Mortgage Capital on May 13, 1998, and has a principal balance as of the Cut-off Date of $76,258,039, which represents approximately 3.1% of the Initial Pool Balance. The Pantzer Portfolio Loans are secured by six first mortgages, five of which each encumber a multi-family housing complex located in New Jersey, Maryland or Delaware and one of which is a Multi-Property Loan which encumbers three multi-family housing complexes located in Delaware (collectively, the "Pantzer Portfolio Property"). The Pantzer Portfolio Loans were made to Arundel Associates, LLC, Cynwyd Club Associates LLC, Heather Ridge LLC, Meldon Apt., LLC, and Top of the Hill Associates LLC, each a Delaware limited liability company, and Foxfire Associates, a New Jersey limited partnership (together, the "Pantzer Portfolio Borrower").
                               ----------------

Cut-off Date Principal
Balance:                   $76,258,039
Origination Date:          May 13, 1998
Loan Type:                 ARD
Monthly Payment:           Arundel - $48,211
                           Cynwyd - $22,633
                           Foxfire - $113,793
                           Heather Ridge - $92,124
                           Pantzer-Cross Summary
                           - $140,283
                           Top of the Hill - $144,881
Interest Rate:             7.47%
Amortization Term:         360 months
DSCR:                      1.21x
Cut-off Date LTV:          74%
Anticipated Repayment
Date:                      May 11, 2008

ARD Balance:               $68,032,315
ARD LTV:                   66%
Defeasance Period:         Two years after the Closing Date
Partial Defeasance:        No
Prepayment Lockout
Expiration:                Three months prior to ARD
Property Substitution:     No
Borrower Special Purpose
Entities:                  Yes, with independent managing
                           members and an independent
                           manager of the general partner
                           and a non-consolidation opinion

Maturity Date:             May 11, 2028
Property Type:             Multi-family
No. of Properties:         8
No. of Loans:              6
Lock Box:                  Hard

                                ----------------

     Additional Mortgage Loan Information By Property. Certain information with respect to each Mortgaged Property relating to the Pantzer Portfolio Loan is set forth below:




PROPERTY                                                        APPRAISED
NAME                                         LOCATION             VALUE      UNITS
------------------------------------ ----------------------- -------------- -------
Top of the Hill Apartments ......... Wilmington, DE           $20,500,000    403
Foxfire Apartments ................. Laurel, MD               $21,500,000    500
Heather Ridge Apartments ........... West Deptford, NJ        $15,800,000    400
Oaktree Apartments ................. New Castle County, DE    $10,350,000    298
Sandalwood Apartments .............. Newark, DE               $ 9,950,000    367
Arundel Apartments ................. Wilmington, DE           $ 8,625,000    211
Cedar Tree Apartments .............. New Castle County, DE    $ 6,900,000    158
Cynwyd Club Apartments ............. Wilmington, DE           $ 4,550,000   124



                                                                           ALLOCATED
                                                                             LOAN
                                                                           AMOUNTS/
                                                                         CUT-OFF DATE
PROPERTY                               YEAR     FEE OR    OCCUPANCY        PRINCIPAL
NAME                                  BUILT   LEASEHOLD      (1)            BALANCE
------------------------------------ ------- ----------- ----------- --------------------
Top of the Hill Apartments ......... 1971       Fee         97%         $  16,469,614(2)
Foxfire Apartments ................. 1972       Fee         90%         $  16,313,585(2)
Heather Ridge Apartments ........... 1974       Fee         94%         $  13,207,048(2)
Oaktree Apartments ................. 1973       Fee         95%         $   7,652,625(3)
Sandalwood Apartments .............. 1973       Fee         91%         $   7,356,872(3)
Arundel Apartments ................. 1970       Fee         98%         $   6,911,712(2)
Cedar Tree Apartments .............. 1965       Fee         98%         $   5,101,750(3)
Cynwyd Club Apartments ............. 1965       Fee         94%         $   3,244,834(2)

----------
(1)   As of most recently available rent roll.

(2)   Cut-off Date Principal Balance.

(3)   Multi-Property Loan; Allocated Loan Amount.


     The Borrower. Except for Foxfire Associates, each of the entities constituting the Pantzer Portfolio Borrower has been structured as a single purpose, bankruptcy remote limited liability company, with a single purpose, bankruptcy remote managing member whose board contains an independent director. Foxfire Associates has been structured as a single purpose, bankruptcy remote limited partnership, with a single purpose, bankruptcy remote general partner that has an independent manager. A principal of each of the entities constituting the Pantzer Portfolio Borrower is Edward S. Pantzer. The Pantzer Portfolio Borrower is an affiliate of Pantzer Properties, Inc., which was founded in 1971 and owns and/or manages a commercial real estate portfolio valued in excess of $450 million.

     Edward S. Pantzer has pledged all of his general and limited partnership interests in the Pantzer Portfolio Borrower as additional security for the Pantzer Portfolio Loan. Although the Pantzer Portfolio Loans are not cross-defaulted or cross-collateralized, the pledged general and limited partnership interests for each of the entities constituting the Pantzer Portfolio Borrower secures the obligations of the Pantzer Portfolio Borrower under all Pantzer Portfolio Loans.

     Certain additional information on the Pantzer Portfolio Loans and the Pantzer Portfolio Property is set forth on Annex A hereto.

     Property Management. The Pantzer Portfolio Property is managed by Panco Management Corporation (the "Pantzer Portfolio Manager"), an affiliate of the Pantzer Portfolio Borrower, under a management agreement which provides for payment to the Pantzer Portfolio Manager of management fees equal to 5%. The Pantzer Portfolio Manager can be terminated (i) upon the occurrence and continuation of any event of default under the Pantzer Portfolio Loan, the related mezzanine loan or the management agreement or (ii) if within 45 days of the end of each calendar quarter, the DSCR for each of the Pantzer Portfolio Properties is less than 1.0x on a trailing two-month basis.

     Preferred Equity Interest. CSFB Mortgage Capital (in such capacity, the "Pantzer Special Member") owns preferred equity investments in the Pantzer Portfolio Borrower (each, a "Pantzer Preferred Equity Interest"), in an aggregate amount as of the Cut-off Date equal to approximately $10,336,946. The Pantzer Preferred Equity Interests accrue yield at a preferred rate of LIBOR plus 5.5% and are scheduled to be partially redeemed on a monthly basis, with a final distribution scheduled to be made on May 11, 2008, in the amount of $29,295. In addition, each Pantzer Preferred Equity Interest requires the payment of an exit fee when such interest is paid in full. Certain affiliates of the Pantzer Portfolio Borrower have guaranteed the payments due on the Pantzer Preferred Equity Interests to the extent of their ownership interests in, and distributions from, the Pantzer Portfolio Borrower, or the regular member of the Pantzer Portfolio Borrower which are pledged as security for such guaranty.

     The Pantzer Special Member has certain approval rights with respect to budgets and significant leases and may terminate the Pantzer Portfolio Manager upon the occurrence of a breach under any of the Pantzer Preferred Equity Interests or if the DSCR falls below certain thresholds, subject to the approval of the Servicer.

     Recent Developments. On June 5, 1998, a fire occurred at Foxfire Apartments, resulting in fire, water and smoke damage to four apartments and less extensive damage to several other units. The cost of repair and restoration are not known as of the date hereof. CSFB Mortgage Capital has been informed by the Pantzer Portfolio Management Company that the fire has been reported to the applicable casualty insurance company and believes that the cost of repair and restoration is fully insured (subject to any applicable deductible).


 The Reichmann/Intell Portfolio Loan

     The Loan. The third largest Mortgage Loan in the Mortgage Pool (the "Reichmann/Intell Portfolio Loan") was originated by CSFB Mortgage Capital on May 19, 1998, and has a principal balance as of the Cut-off Date of $74,857,607, which represents approximately 3.0% of the Initial Pool Balance. The note relating to the Reichmann/Intell Portfolio Loan provides for two payment components, one of which (referred to herein as the "A Component") is calculated on a principal sum, as of the Cut-off Date, of $72,427,044 and the other of which (referred to herein as the "B Component") is calculated on a principal sum, as of the Cut-off Date, of $2,430,563. The B Component fully amortizes over the term of the NYNEX lease (City Hall Plaza). The Reichmann/Intell Portfolio Loan is secured by first priority liens encumbering five office complexes located in Wichita, Kansas; Louisville, Kentucky; Worcester, Massachusetts and Manchester, New Hampshire (collectively, the "Reichmann/Intell Portfolio Property"). The Reichmann/Intell Portfolio Loan was made to IPC Office Properties, LLC (the "Reichmann/Intell Portfolio Borrower"), a Delaware limited liability company.

                               ----------------

Cut-off Date Principal
Balance:                   $74,857,607
Origination Date:          May 19, 1998
Loan Type:                 ARD
Monthly Payment:           $524,768 until June 11, 2007
                           (A Component-$494,080;
                           B Component-$30,705);
                           $494,080 thereafter
Interest Rate:             7.25%
Amortization Term:         A Component-360 months;
                           B Component-108 months
DSCR:                      1.21x
Cut-off Date LTV:          72%
Anticipated Repayment
Date:                      June 11, 2008
ARD Balance:               $63,592,357


ARD LTV:                            61%
Defeasance Period:         Commencing two years after
                           Closing Date.
Partial Defeasance:        Yes
Prepayment Lockout
Expiration:                6 months prior to ARD
Property Substitution:     No
Borrower Special Purpose
Entity:                    Yes, with an independent director
                           and a non-consolidation opinion
Maturity Date:             June 11, 2028
Property Type:             Office Complex
No. of Properties:         5
Lock Box:                  Hard

                               ----------------

     Additional Mortgage Loan Information by Property. Certain information with respect to each Mortgaged Property relating to the Reichmann/Intell Portfolio Loan is set forth below:

PROPERTY                                 APPRAISED     SQUARE    YEAR
NAME                     LOCATION          VALUE        FEET    BUILT
------------------- ----------------- -------------- --------- -------
City Hall Plaza     Manchester,        $26,500,000    210,331   1992
                    New Hampshire
Epic Center         Wichita, Kansas    $21,600,000    304,873   1987
Hurstbourne Forum   Louisville,        $33,400,000    326,431   1989
 Office Park        Kentucky
Chestnut            Worcester,         $14,500,000    222,606   1991
 Place I and II     Massachusetts
Lakeview Office     St. Matthews,      $ 7,760,000     76,999   1989
 Building           Kentucky



PROPERTY               FEE OR            MAJOR          OCCUPANCY     ALLOCATED
NAME                 LEASEHOLD          TENANTS            (1)       LOAN AMOUNT
------------------- ----------- ---------------------- ----------- --------------
City Hall Plaza        Fee      NYNEX,                     100%     $19,118,414
                                McLane, Graf, et al.,
                                Merrill Lynch
Epic Center            Fee      Hugoton Energy Corp,        91%     $15,583,311
                                Klenda, Mitchell,
                                Austerman,
                                GSA US Attorney
Hurstbourne Forum      Fee      General Electric,           92%     $24,096,416
 Office Park                    Homecare,
                                Sprint
Chestnut               Fee      Fallon Comm. Health         92%     $10,461,019
 Place I and II                 Plan,
                                Premier Insurance,
                                Amica Insurance
Lakeview Office        Fee      Caretenders,                92%     $ 5,598,449
 Building                       Galen of Kentucky,
                                Healthsource

----------
(1)   As of most recently available rent roll.


     The Borrower. The Reichmann/Intell Portfolio Borrower has been structured as a single purpose, bankruptcy remote entity, with a single purpose, bankruptcy remote managing member whose managing member is a single purpose, bankruptcy remote corporation, whose board contains an independent director. The principal of the Reichmann/Intell Portfolio Borrower is Paul Reichmann, formerly a principal of Olympia & York. Olympia & York developed real estate projects in Toronto, Canada; the United States; Mexico City, Mexico; and London, England; including 40 office towers and the World Financial Center in New York City, Canary Wharf in London and 1st Canadian Place in Toronto. In 1992, Olympia & York became subject to a bankruptcy proceeding.

     Certain additional information on the Reichmann/Intel Portfolio Loan and the Reichmann/Intell Portfolio Property is set forth on Annex A and Annex B hereto.

     Certain Environmental Matters. The groundwater conditions at the site of the Epic Center Property in Wichita, Kansas are exposed to an area groundwater contamination plume (North Industrial Corridor site) covering a large part of Wichita. The City of Wichita has offered, and the Reichmann/Intell Portfolio Borrower has received, approval for a certificate of release which will release the Reichmann/Intel Portfolio Borrower from liability by the City of Wichita. The Trust Fund will have the benefit of a non-cancellable environmental insurance policy from American International Speciality Line Insurance Company ("AISLIC"), an affiliate of American International Group, Inc., covering the Epic Center property for up to $18,900,000. In the event of a default by the Reichmann/Intell Portfolio Borrower, the policy covers the lesser of environmental clean-up costs required by a governmental entity or the outstanding loan balance, subject to the policy's definitions, terms and conditions. The policy also covers claims made against the lender with respect to bodily injury, property damage or environmental clean-up costs, also subject to the policy's definitions, terms and conditions. The policy is for the lesser of a 20 year period or the term of the loan, is renewable for an additional 10 years, subject to terms and conditions, and has a $25,000 deductible. As of the Cut-off Date, AISLIC's claims-paying ability was rated "AAA" by S&P.

     Property Management. The Reichmann/Intell Portfolio Property is managed by IPC (U.S.) Management, Inc. (the "Reichmann/Intell Portfolio Manager"), an affiliate of the Reichmann/Intell Portfolio Borrower pursuant to a management agreement. The management agreement provides for the payment to the Reichmann/Intell Portfolio Manager of management fees of 4%, which are subordinated to payments under the Reichmann/Intell Portfolio Loan. The Reichmann/Intell Portfolio Manager may be terminated (i) upon an event of default under the Reichmann/Intell Portfolio Loan or the Reichmann/Intell Portfolio Mezzanine Loan (as defined below) or a breach in respect of the Reichmann/ Intell Portfolio Preferred Equity Interest (as defined below), (ii) if the DSCR for the Reichmann/Intell Portfolio Loan falls below 1.05x, or (iii) in the event of a default by the Reichmann/Intell Portfolio Manager under the management agreement.

     Mezzanine Loan and Preferred Equity Interest. IPC Office Holdings, LLC, the regular member of the IPC Office Portfolio Borrower, and two of its affiliates, IPC Retail Holdings, LLC and IPC Commercial Holdings, LLC, each a Delaware limited liability company, are the borrowers (collectively, the "Reichmann/Intell Portfolio Mezzanine Borrower") under a mezzanine loan in the principal amount of $2,235,859 (the "Reichmann/Intell Portfolio Mezzanine Loan"), made by CSFB Mortgage Capital (in its capacity as mezzanine lender, the "Reichmann/Intell Portfolio Mezzanine Lender") on May 19, 1998. The Reichmann/Intell Portfolio Mezzanine Loan is secured by, among other things, a pledge of the regular membership interests in the Reichmann/Intell Portfolio Borrower, the regular membership interests in the managing member of the Reichmann/Intell Portfolio Borrower, and the stock of the managing member of the managing member of the Reichmann/Intell Portfolio Borrower. The Reichmann/ Intell Portfolio Mezzanine Lender has agreed not to foreclose on its interests in the Reichmann/Intell Portfolio Borrower without the consent of the Servicer. The Reichmann/Intell Portfolio Mezzanine Lender has also agreed not to transfer its interest in the Reichmann/Intell Portfolio Mezzanine Loan to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its ratings on the Certificates. The Reichmann/Intell Portfolio Mezzanine Loan matures on April 11, 2000 and bears interest at a per annum rate of LIBOR plus 2.5%.

     CSFB Mortgage Capital owns a preferred equity investment (as such holder, the "Reichmann/Intell Portfolio Special Member") in the Reichmann/Intell Portfolio Borrower in the approximate amount as of the Cut-off Date of $7,587,298 (the "Reichmann/Intell Preferred Equity Interest"). The Reichmann/Intell Portfolio Special Member has an obligation to make an additional preferred equity investment in the Reichmann/Intell Portfolio Mezzanine Borrower in an amount not to exceed $3,525,276, subject to certain conditions. The Reichmann/Intell Portfolio Special Member is entitled to receive preferred monthly distributions at a yield of LIBOR plus 2.5% and is scheduled to be redeemed in full on April 11, 2000. The Reichmann/Intell Portfolio Mezzanine Borrower has guaranteed the payments due on the Reichmann/ Intel Portfolio Preferred Equity Interest to the extent of certain distributions it receives with respect to the regular membership interests in the Reichmann/Intel Portfolio Borrower and in certain affiliates.

     Commencing on July 11, 1998, the Reichmann/Intell Portfolio Mezzanine Loan and the Reichmann/
Intell Portfolio Preferred Equity Interest require monthly payments of interest and yield, respectively, and a balloon payment on April 11, 2000 of the principal and capital amounts thereof, respectively. Upon the occurrence of an event of default under the Reichmann/Intell Portfolio Mezzanine Loan or a breach with respect to the Reichmann/Intell Portfolio Preferred Equity Interest, all cash flow from the Reichmann/ Intell Portfolio Property remaining after payment of operating expenses and debt service will be applied to repay such principal and capital amounts.

     The Reichmann/Intell Portfolio Mezzanine Lender and Reichman/Intell Portfolio Special Member each have certain approval rights over budgets and significant leases and can terminate and replace the Reichmann/Intell Portfolio Manager upon an event of default under the Reichmann/Intell Portfolio Mezzanine Loan or a breach under the preferred equity documents, respectively, or if the debt and yield service coverage ratio is less than 1.05x in the aggregate. The Reichmann/Intell Portfolio Mezzanine Lender and the Reichmann/Intell Portfolio Special Member have agreed that they will not take any such action with respect to the Reichmann/Intell Portfolio Manager unless each Rating Agency confirms that such action would not cause a withdrawal, qualification or downgrade of its ratings on the Certificates. The rights of Reichmann/Intell Portfolio Mezzanine Lender and the Reichmann/Intell Portfolio Special Member relating to budgeting, management and leases will be exercised through the Reichmann/Intell Portfolio Special Member, subject to the consent of the Servicer to such exercise.

 The Ritz-Carlton Loan

     The Loan. The fourth largest Mortgage Loan in the Mortgage Pool (the "Ritz-Carlton Loan") was originated by Credit Suisse First Boston, New York Branch, a branch of a foreign bank licensed under the laws of the State of New York and an affiliate of CSFB Mortgage Capital, on May 29, 1998 and has a principal balance, as of the Cut-off Date, of $75,000,000, which represents approximately 3.0% of the Initial Pool Balance. The Ritz-Carlton Loan is secured by a primary beneficiary's interest in a trust (the "Property Trust") holding a hotel (the "Ritz-Carlton Property") located in Cancun, Mexico. The Ritz-Carlton Loan was made to Grupo Inmobiliaro Mosa, S.A., a special purpose Mexican corporation (the "Ritz-Carlton Borrower").
                               ----------------

Cut-off Date Principal
Balance:                  $75,000,000
Origination Date:         May 29, 1998
Loan Type:                ARD
Monthly Payment:          $622,734
Interest Rate:            8.87%
Amortization Term:        300 months
DSCR:                     1.70x
Cut-off Date LTV:         57%
Anticipated Repayment
Date:                     June 11, 2008
ARD Balance:              $63,557,954
ARD LTV:                  48%
Defeasance Period:        Commencing two years after the
                          Closing Date until ARD
Prepayment Lockout
Expiration:               Locked out until December 11, 2007

Borrower Special Purpose
Entity:                   Yes
Maturity Date:            June 11, 2023
Property Type:            Hospitality
No. of Properties:        1
Location of Property:     Cancun, Mexico
Appraised Value:          $131,400,000
Rooms:                    365
Year Built:               1994
Cut-off Date
Balance/Room:             $205,479
Fee or Leasehold:         Fee
Occupancy:                79%
Lock Box:                 Modified

                               ----------------

     The Borrower. The Ritz-Carlton Borrower is a single purpose entity whose sole purpose is the operation, management and financing of the Ritz-Carlton Property and the holding of a secondary beneficiary's interest in the Property Trust. The Ritz-Carlton Borrower has no material assets other than its interest in the Property Trust. The Ritz-Carlton Borrower is controlled by Enrique Carlos Molina Sobrino (the "Key Principal"), who also owns controlling interests in Pepsi-Gemex, the largest Pepsi bottler outside of the United States; Consorcio Azucarero Escorpion, the largest producer of refined sugar in Mexico, and certain limited service hotels located in Mexico.

     Certain additional information on the Ritz-Carlton Loan and the Ritz-Carlton Property is set forth on Annex A hereto.

     The Property. The Ritz-Carlton Property is a nine-story, 365-room (including 53 suites), full-service luxury resort hotel situated on approximately 9.9 acres of beach front property in Cancun, Mexico, which was opened in 1994. The Ritz-Carlton Property is ranked as the fourth best luxury resort hotel in the world by Travel & Leisure magazine, is listed on Conde Nast's Gold List and is one of only two hotels in Mexico to have maintained a five diamond rating by the American Automobile Association from 1995 through 1998. Based on the Ritz-Carlton Borrower's December 1997 operating statement, the 12-month occupancy for calendar year 1997 for the Ritz-Carlton Hotel was 79% at an average daily rate of $204.10. The Ritz-Carlton Property contains two swimming pools, a fitness center, four restaurants and two bars and is situated on approximately 1,200 feet of beach front. In addition, the Ritz-Carlton Property contains approximately 27,700 square feet of meeting space, three tennis courts, 90 parking spaces, a sports shop, a gift shop and other concessionaires. The Ritz-Carlton Borrower has obtained a permit from the city of Cancun on an annual basis to use the beach as a private beach.

     Security. The record ownership of the Ritz-Carlton Property will be held in the name of Banco Nacional de Mexico acting as trustee of the Property Trust (the "Property Trustee"). The guaranty trust is a customary form of real estate finance security instrument in Mexico. The trust agreement with respect to the Property Trust designates the lender and its successors and assigns as the primary beneficiary of the Property Trust and the Ritz-Carlton Borrower as the secondary beneficiary of the Property Trust. The lender's primary beneficial interest in the Property Trust gives the lender the right to direct the Property Trustee to direct the sale of the related property upon an event of default under the Ritz-Carlton Loan. The Ritz-Carlton Borrower's beneficial interest in the Property Trust gives it the right to use occupy and enjoy the Ritz-Carlton Property for so long as it is not in default on its obligations in respect of the Ritz-Carlton Loan. Under the trust agreement for the Property Trust the lender has agreed to not take any action to enforce its remedies with respect to the Ritz-Carlton Property for a period of 90 days (180 days if there is an economic crisis occurring in Mexico at that time) after an event of default. Such period is intended to give the borrower a period of time in which to arrange a refinancing of the Ritz-Carlton Loan.

     Property Management. The Ritz-Carlton Property is managed by the Ritz-Carlton Hotel Company of Mexico, S.A. de C.V. (the "Ritz-Carlton Manager"), which is independent of the Ritz-Carlton Borrower, pursuant to the terms of a management agreement. The Ritz-Carlton Manager is a subsidiary of Marriott International, Inc. The management agreement provides for the payment to the Ritz-Carlton Manager of management fees equal to 3%. The Property Trustee has the right to direct the Ritz-Carlton Borrower to terminate the Ritz-Carlton Manager if an event of default occurs under the management agreement. The Ritz-Carlton Manager is permitted to continue to manage the Ritz-Carlton Property if the Trustee acquires title thereto. The Ritz-Carlton Manager has agreed to use commercially reasonable efforts to establish each of the Ritz-Carlton Mexico Account and the Ritz-Carlton Exchange Account as a trust account, or at a bank whose long term debt rating is at least "AA--" by S&P or, with respect to any Escrow Account held at a Mexican financial institution, whose peso-denominated long-term debt rating is at least investment grade.

     Cash Management. The revenues of the Ritz-Carlton Property generally include (i) receipts from advanced bookings by tour operators and other group reservations, including value added tax and gratuity charges relating thereto (the "Group Receipts"); (ii) credit card and other receipts from individual guests (the "Individual Receipts"); and (iii) deposits of over-the-counter receipts (including receipts from the exchange of dollars) (the "Over-the-Counter Receipts"), which generally are denominated in dollars. The Group Receipts are deposited by the Ritz-Carlton Manager directly into the account of the Ritz-Carlton Manager at a bank in the United States meeting certain specified requirements (the "Ritz-Carlton U.S. Account") and the Individual Receipts (after conversion to pesos by Banamex) are deposited by the Ritz-Carlton Manager directly into the account of the Ritz-Carlton Manager held by Banamex (the "Ritz-Carlton Mexico Account"). The Over-the-Counter Receipts are generally deposited into a dollar denominated account in Mexico (the "Mexican Dollar Account") and used to reconvert pesos to dollars and to hold cash deposited by guests for use as spending money during their stay and, with any excess amount (the "Excess Exchange Amount") to pay dollar denominated expenses. Amounts in the Ritz-Carlton U.S. Account may be withdrawn by the Ritz-Carlton Manager to pay U.S-based expenses and, if necessary, to pay peso-denominated expenses not covered by Individual Receipts and any Excess Exchange Amount. The Ritz-Carlton Manager has agreed to withdraw funds from the Ritz-Carlton Mexico Account in order to fund a furniture, fixtures and equipment reserve and to pay its peso denominated expenses. Only if the funds in the Ritz-Carlton Mexico Account or Excess Exchange Amounts are insufficient to cover such peso-denominated expenses the Ritz-Carlton Manager may withdraw funds from the Ritz-Carlton U.S. Account for the payment of peso denominated operating expenses.

     Reserves. The Ritz-Carlton Borrower has guaranteed an unsecured debt obligation of an affiliate of the Ritz-Carlton Borrower to a Mexican bank that currently is in receivership. Because such debt obligation could not be repaid prior to the origination of the Ritz-Carlton Loan due to receivership proceedings involving the bank, the Ritz-Carlton Borrower established an escrow account in an amount exceeding the amount of the outstanding debt obligation, which amount is required to be utilized to pay such debt obligation. In addition to the reserves for taxes and insurance and FFIE, the Ritz-Carlton Borrower is also required to maintain a seasonality reserve to offset seasonal fluctuation in occupancy.

 The 45 Wall Street Loan

     The Loan. The fifth largest Mortgage Loan in the Mortgage Pool (the "45 Wall Street Loan") was originated by an affiliate of PWRES on February 9, 1998 and has a principal balance as of the Cut-off

Date of $74,499,220, which represents approximately 3.0% of the Initial Pool Balance. The 45 Wall Street Loan is secured by a first mortgage (the "45 Wall Street Mortgage") encumbering a multifamily property in New York, New York (the "45 Wall Street Property"). The 45 Wall Street Loan was made to 45 Wall St. L.L.C., a New York limited liability company (the "45 Wall Street Borrower").

                               ----------------

Cut-off Date Principal
Balance:                     $74,499,220
Origination Date:            February 9, 1998
Loan Type:                   ARD
Monthly Payment              $576,828
Interest Rate:               6.573%
Amortization Term:           228 months
Prepayment Lockout
Expiration:                  To ARD
Defeasance:                  After September 1, 2000 up to
                             (but excluding) the ARD
DSCR:                        1.23x
Cut-off Date LTV:            75%
Anticipated Repayment
Date:                        March 1, 2008
ARD Balance:                 $46,930,614
ARD LTV:                     47%
Borrower Special Purpose
Entity:                      Yes, with an independent
                             managing member and a
                             non-consolidation opinion

% of Initial Pool Balance:   3.00%
Maturity Date:               March 1, 2017
Property Type:               Multifamily
No. of Properties:           1
Location of Property:        New York, New York
Appraised Value:             $100,000,000
Square Feet:                 340,173 net rentable square feet
No. of Units:                435
Year Built:                  1957; conversion from office to
                             residential 1997
Cut-off Date Balance/Unit:   $171,263
Fee or Leasehold:            Fee
Major Tenants:               NYU -- residential; Starbucks and
                             Bank of New York -- commercial
Occupancy:                   100%
Lock Box:                    Hard

                               ----------------

     The Borrower. The 45 Wall Street Borrower has been structured as a special purpose, bankruptcy remote entity with a single purpose, bankruptcy remote managing member whose board of managers contains a special manager. The 45 Wall Street Borrower is a New York limited liability company, the members of which are the managing member, Whitehall Street Real Estate Limited Partnership VIII (a real estate fund organized by The Goldman Sachs Group, L.P. and managed by affiliates of Goldman Sachs & Co.) and 45 Wall (HTF) L.L.C. (of which Rockrose Assets (WC) L.L.C. is a member), an affiliate of Rockrose Development Corporation (a New York real estate owner, builder and manager).

     Certain information on the 45 Wall Street Loan and the 45 Wall Street Property is set forth on Annex A hereto.

     The Property. The 45 Wall Street Property is a 28 story, 435-unit residential property with parking space for 137 cars and small retail spaces located at 45 Wall Street in New York, New York. The 45 Wall Street Property was constructed in 1958 and renovated in 1997 in accordance with the Lower Manhattan Plan, which provides for abatement of certain taxes and for certain exemptions from the assessed value of improvements upon the conversion of obsolete pre-1977 lower Manhattan commercial buildings into Class A multifamily dwellings. These exemptions and abatements are phased out over a period of eight to ten years. Apartments that lease for less than $2,000 per month (which currently represent approximately 31% of the total units) are subject to rent stabilization with annual rent increases promulgated by the Rent Control Board. Apartments that lease for more than $2,000 per month (which currently represent approximately 69% of the total units) are not subject any rent stabilization laws. The 45 Wall Street Property contains approximately 327,973 rentable square feet of residential space, approximately 15,300 square feet of parking space and approximately 12,200 square feet of rentable retail space. The major tenants of the 45 Wall Street Property are New York University (with leases to 175 student residential units), Starbucks and Bank of New York. Based on the 45 Wall Street Borrower's May 1998 rent roll, the 45 Wall Street Property was 100% occupied at an average annual residential rental per square foot of $31.52.

     Property Management. The 45 Wall Street Property is managed by Rockrose Development Corp. (the "45 Wall Street Manager"), an affiliate of the 45 Wall Street Borrower, pursuant to a management agreement. The management agreement provides for the payment to the 45 Wall Street Manager of management fees equal to 5%, which are subordinated to payments to be made under the 45 Wall Street Loan. The 45 Wall Street Manager can be terminated (i) upon the occurrence of a default by the 45 Wall Street Manager under the management agreement, (ii) under certain circumstances, if the DSCR for the 45 Wall Street Loan falls below 1.10x or (iii) if the 45 Wall Street Manager becomes insolvent.


 The Plaza Rio Hondo Loan

     The Loan. The sixth largest Mortgage Loan (the "Plaza Rio Hondo Loan") was originated by CSFB Mortgage Capital on April 24, 1998 and has a principal balance, as of the Cut-off Date, of $61,963,322, which represents approximately 2.5% of the Initial Pool Balance. The Plaza Rio Hondo Loan is secured by a first mortgage (the "Plaza Rio Hondo Mortgage") encumbering an anchored retail center in San Juan, Puerto Rico (the "Plaza Rio Hondo Property"). The Plaza Rio Hondo Loan was made to MBRD-Plaza Rio Hondo L.P., S.E. (the "Plaza Rio Hondo Borrower"), a Delaware limited partnership.

                                ----------------

Cut-off Date Principal
Balance:                   $61,963,322
Origination Date:          April 24, 1998
Loan Type:                 ARD
Monthly Payment:           $420,010
Interest Rate:             7.18%
Amortization Term:         360 months
DSCR:                      1.47x
Cut-off Date LTV:          77%
Anticipated Repayment
Date:                      May 11, 2008
ARD Balance:               $54,346,512
ARD LTV:                   67%
Defeasance Period:         Commencing two years after the
                           Closing Date
Prepayment Lockout
Expiration:                119 days before ARD


Borrower Special Purpose
Entity:                    Yes, with an independent director
                           and a non-consolidation opinion
Maturity Date:             May 11, 2028
Property Type:             Anchored retail (enclosed mall)
No. of Properties:         1
Location of Property:      Bayamon, Puerto Rico
Appraised Value:           $81,000,000
Square Feet:               423,755
Year Built:                1980
Cut-off Date Balance/SF:   $146
Fee or Leasehold:          Fee
Major Tenants:             K-Mart, Xtra, Woolworth
Occupancy as of most
recent rent roll:          100%
Lock Box:                  Springing

                               ----------------

     The Borrower. The Plaza Rio Hondo Borrower has been structured as a single purpose, bankruptcy remote entity, with a single purpose, bankruptcy remote managing member whose board contains an independent director. The Plaza Rio Hondo Borrower is a Delaware limited partnership, sponsored by North Star Capital Investment Corp., a recently formed REIT. The Plaza Rio Hondo Borrower is affiliated with the Borrower with respect to Loan Nos. 29, 33, and 63, which together comprise the Puerto Rico Crossed Borrower (as defined below).

     Certain additional information on the Plaza Rio Hondo Loan and the Plaza Rio Hondo Property is set forth on Annex A hereto.

     The Property. Plaza Rio Hondo is an enclosed shopping center located at the intersections of Highways 22 and 167 in Bayamon, along the western edge of the San Juan metropolitan area. Plaza Rio Hondo contains approximately 423,755 square feet of rentable retail space. The Plaza Rio Hondo Property includes a theatre located on a mall outparcel that currently is being expanded from six to over twenty screens. The major tenants of Plaza Rio Hondo Property are K-Mart, Xtra, Woolworth, Tiendas Capri and Walgreens. Woolworth currently is paying rent on 36,680 square feet it previously occupied, although it is using only a portion of the space for a Footlocker store. Based on the Plaza Rio Hondo Borrower's April 2, 1998 rent roll, the Plaza Rio Hondo Property was 100% rented at an average annual rental per square foot of $15.04.


     Property Management. The Plaza Rio Hondo Property is managed by Manley-Berenson Realty & Development -- Puerto Rico (the "Plaza Rio Hondo Manager"), an affiliate of the Plaza Rio Hondo

Borrower, pursuant to a management agreement. The management agreement provides for the payment to the Plaza Rio Hondo Manager of management fees of 4%, which are subordinated to payments to be made under the Plaza Rio Hondo Loan. The Plaza Rio Hondo Manager may be terminated (i) upon the occurrence of any event of default under the respective Loan; (ii) a default by Plaza Rio Hondo Manager under the management agreement; or (iii) if the DSCR falls below 1.08x for the previous calendar year.

     Cash Collateral Account. If at any time while the Plaza Rio Hondo Mortgage is outstanding the DSCR for the Plaza Rio Hondo Property falls below 1.10x, all excess cash flow is held in a cash collateral account until the DSCR is again equal to or greater than 1.10x.


 The 4000 Wisconsin Loan

     The Loan. The seventh largest Mortgage Loan (the "4000 Wisconsin Loan") was originated by CSFB Mortgage Capital on May 8, 1998 and has a principal balance, as of the Cut-off Date, of $60,880,640, which represents approximately 2.5% of the Initial Pool Balance. The 4000 Wisconsin Loan is secured by a first mortgage (the "4000 Wisconsin Mortgage") encumbering an office property in Washington, D.C., (the "4000 Wisconsin Property"). The 4000 Wisconsin Loan was made to 4000 Wisconsin Avenue Associates Limited Partnership, a District of Columbia limited partnership (the "4000 Wisconsin Borrower").

                               ----------------

Cut-off Date Principal
Balance:                   $ 60,880,640
Origination Date:          May 8, 1998
Loan Type:                 ARD
Monthly Payment:           $434,712 plus additional
                           amortization of $83,333 until
                           expiration of Fannie Mae lease
                           (April 2003); $389,179 thereafter
Interest Rate:             7.59%
Amortization Term:         360 months; reamortizes June
                           2003 to 300 months
DSCR:                      1.49x
Cut-off Date LTV:          58%
Anticipated Repayment
Date:                      May 11, 2008
ARD Balance:               $ 47,282,444
ARD LTV:                   45%
Prepayment Lockout
Expiration:                Until two months prior to the
                           ARD

Defeasance Period:         Commencing two years after
                           Closing Date
Borrower Special Purpose
Entity:                    Yes, with an independent director
                           and a non-consolidation opinion
Maturity Date:             May 11, 2028
Property Type:             Office
No. of Properties:         1
Location of Property:      Washington, D.C.
Appraised Value:           $105,000,000
Square Feet:               491,892 including 388,690 office,
                           92,054 retail and 11,148 storage
Year Built:                1988
Cut-off Date Balance/SF:   $124
Fee or Leasehold:          Leasehold
Major Tenants:             Fannie Mae, Cineplex Odeon,
                           Tenley Sport and Health
Occupancy:                 100%
Lock Box:                  Hard

                               ----------------

     The Borrower. The 4000 Wisconsin Borrower has been structured as a single purpose, bankruptcy remote entity, with a single purpose, bankruptcy remote managing member whose board contains an independent director. The 4000 Wisconsin Borrower is a District of Columbia limited partnership, the two general partners of which are Holladay/4000 Wisconsin Avenue Limited Partnership and Donohoe/4000 Wisconsin Avenue Inc. The two primary sponsors of the 4000 Wisconsin Borrower are Wallace Holladay and James Donohoe, III. Mr. Donohoe manages the Donohoe Companies, which was founded in 1887 and has developed and/or built over $9 billion of commercial and residential projects primarily in the Washington D.C. metropolitan area.

     Certain additional information on the 4000 Wisconsin Loan and the 4000 Wisconsin Property is set forth on Annex A hereto.

     The Property. The 4000 Wisconsin Property is a five-story mixed-use building (with an additional four levels below ground) including 1,029 parking spaces located at 4000 Wisconsin Avenue in Washington, D.C. The project is designed with three buildings surrounding an open courtyard. The buildings are separated at the first and second floors and connected on floors three through five. Constructed in 1988, the 4000 Wisconsin Property contains approximately 388,690 square feet of Class A office space and 92,054 square feet of retail space occupied primarily by an athletic club and a six-screen cinema. The major tenants of the 4000 Wisconsin Property are Fannie Mae, Cineplex Odeon and Tenley

Sport and Health. Based on the 4000 Wisconsin Borrower's May 13, 1998 rent roll, the 4000 Wisconsin Property was 100% occupied at an average annual rental per square foot of $25.71,

     Ground Lease. The 4000 Wisconsin Property is subject to a 75-year ground lease expiring in August 2059. The base ground rent increases every year by the greater of 3.0% or CPI and resets every 21 years to a rent equal to 10% of the land value. The current ground rent is approximately $1,400,000 per year with the first reset date scheduled for June 2006. The ground lease allows the lessee to defer and accrue any increase of (i) greater than 3% annually or (ii) greater than 150% of base rent at the reset.


     Property Management. The 4000 Wisconsin Property is managed by Donohoe Real Estate Services (the "4000 Wisconsin Manager"), an affiliate of one of the general partners of the 4000 Wisconsin Borrower, pursuant to a management agreement. The management agreement provides for the payment to the 4000 Wisconsin Manager of management fees of between 2% and 3% (depending on the space leased), which fees are subordinated to payments to be made under the 4000 Wisconsin Loan. The 4000 Wisconsin Manager can be terminated upon the occurrence of any event of default under the 4000 Wisconsin Loan.

     Reserves: The borrower is required to fund: (i) leasing reserves of (a) $4.00/sf or $2,000,000 per year (funded in equal monthly installments) through April 2003 and (b) $2.00/sf or $1,000,000 per year thereafter and (ii) capital reserves of $0.20/sf per year (funded in equal monthly installments). All excess cash flow through Fannie Mae's lease term is required to be deposited into a reserve account, which would result in a total reserve of approximately $12.5 million (i.e. $32 per square foot of Fannie Mae space) by the expiration of the Fannie Mae lease term.


 The Fountain Centre Loan

     The Loan. The eighth largest Mortgage Loan in the Mortgage Pool (the "Fountain Centre Loan") was originated by CSFB Mortgage Capital on August 7, 1997 and modified on May 11, 1998 and has a principal balance as of the Cut-off Date of $49,961,708, which represents approximately 2.0% of the Initial Pool Balance. The Fountain Centre Loan is secured by a first mortgage (the "Fountain Centre Mortgage") encumbering an anchored retail property in Houston, Texas (the "Fountain Centre Property"). The Fountain Centre Loan was made to F.P. Centre Limited, a Texas limited partnership (the "Fountain Centre Borrower").

                               ----------------

Cut-off Date Principal
Balance:                       $49,961,708
Origination Date:              August 7, 1997; modified
                               May 11, 1998
Loan Type:                     ARD
Monthly Payment:               $ 397,375.53
Interest Rate:                 8.34%
Amortization Term:             300 months
DSCR:                          1.07x
Cut-off Date LTV:              71%
Anticipated Repayment
Date:                          August 11, 2009
ARD Balance:                   $39,973,779
ARD LTV:                       57%
Borrower Special Purpose
Entity:                        Yes, with an independent
                               director and a non-
                               consolidation opinion
% of Initial Pool Balance:     2.01%
Maturity Date:                 August 11, 2022

Property Type:                 Anchored retail
                               shopping center
No. of Properties:             1
Location of Property:          Stafford (Houston),
                               Texas
Appraised Value:               $70,000,000
Square Feet:                   572,459
Year Built:                    1996
Cut-off Date Balance/SF:       $87
Fee or Leasehold:              Fee
Major Tenants:                 Loews/Sony Theatres,
                               Oshman's
                               Hobby Lobby,
Occupancy:                     86%
Prepayment Lockout
Expiration:                    Until 6 months prior to
                               ARD
Defeasance Period:             Commencing 2 years
                               after Closing Date
Lock Box:                      Hard

                               ----------------

     The Borrower. The Fountain Centre Borrower has been structured as a single purpose, bankruptcy remote entity, with a single purpose, bankruptcy remote managing member whose board contains an independent director. The Fountain Centre Borrower is a Texas limited partnership, the general partner of which is F.P. Center GP, Inc. a Texas corporation owned by Aron S. Gordon. The principals of the Fountain Centre Borrower are Aron Gordon, Dan Gordon, Jim Gordon and Tom Gordon. The members of the Gordon family have developed and managed over 7 million square feet of retail space as well as 5,000 apartment units through out the United States.


     Certain additional information on the Fountain Centre Loan and the Fountain Centre Property is set forth on Annex A hereto.


     The Property. The Fountain Centre Property is an anchored retail shopping center located in Stafford, Texas, a suburb of Houston. The Fountain Centre Property consists of two separate multi-tenant retail buildings, a free-standing movie theatre and a free-standing Fudruckers Restaurant on approximately 71 acres. A third multi-tenant retail building, partially leased to Sterling Bank, and three separate pad sites leased to regionally-recognized restaurant chains are proposed. The Fountain Centre Property was constructed in 1996. The Fountain Centre Property currently contains approximately 572,459 square feet of retail space and 3,359 parking spaces. The major tenants of the Fountain Centre Property are Loews/Sony Theatres, Oshman's, Hobby Lobby, Saks Off-Fifth and Borders Books. Based on the Borrower's June 1, 1998 rent roll, the Fountain Centre Property was 86% occupied at an average annual rental per square foot of $9.96.


     Property Management. The Fountain Centre Property is managed by Gemstone Management Company (the "Fountain Centre Manager"), an affiliate of the Fountain Centre Borrower, pursuant to a management agreement. The management agreement provides for payment to the Fountain Centre Manager of management fees equal to 5%, which fees are subordinated to payments made under the Fountain Centre Loan. The Fountain Centre Manager can be terminated (i) upon the occurrence of any event of default under the Fountain Centre Loan or (ii) if the Fountain Centre Property DSCR falls below 1.05x.


     Additional Collateral. The Fountain Centre Property is an Additional Collateral Loan and provides for a reserve of $7,900,000 to be released to the Fountain Centre Borrower in up to three draws upon achievement of specified levels of underwritten Net Cash Flow on or before May 1, 1999. If such levels are not achieved by such date, the remaining amount of the reserve is required to be applied to the partial prepayment of the Fountain Centre Loan, upon which prepayment the amortization payments will be recalculated based upon the remaining amortization term, outstanding principal balance and mortgage rate.


 The Puerto Rico Crossed Loan


     The Loan. The ninth largest Mortgage Loan (the "Puerto Rico Crossed Loan") was originated by CSFB Mortgage Capital on April 24, 1998 and has an aggregate principal balance, as of the Cut-off Date, of $41,975,152, which represents approximately 1.7% of the Initial Pool Balance. The Puerto Rico Crossed Loan is secured by three cross-collateralized first mortgages (the "Senorial Plaza Mortgage," the "Rexville Plaza Mortgage," and the "Plaza del Atlantico Mortgage" and, collectively, the "Puerto Rico Crossed Mortgages") on three retail centers (the "Senorial Plaza Property," the "Rexville Plaza Property" and the "Plaza del Atlantico Property" and, collectively, the "Puerto Rico Crossed Properties.") The Puerto Rico Crossed Loan was made to MBRD-Senorial Plaza L.P., S.E. (the "Senorial Plaza Borrower"), MBRD-Rexville Plaza L.P., S.E. (the "Rexville Plaza Borrower") and MBRD-Plaza del Atlantico L.P., S.E. (the "Plaza del Atlantico Borrower" and, collectively with the Senorial Plaza Borrower and the Rexville Plaza Borrower, the "Puerto Rico Crossed Borrowers").

                               ----------------

Cut-off Date Principal
Balance:                   $41,975,152
Origination Date:          April 24, 1998
Loan Type:                 ARD; cross-collateralized,
                           cross-defaulted
Monthly Payment:           $284,525
Interest Rate:             7.18%
Amortization Term:         360 months
DSCR:                      1.44x
Cut-off Date LTV:          74%
Anticipated Repayment
Date:                      May 11, 2008
ARD Balance:               $67,439,106
ARD LTV:                   67%
Defeasance Period:         Commencing two years after the
                           Closing Date

Partial Defeasance:        Yes
Prepayment Lockout
Expiration:                120 days prior to ARD
Borrower Special Purpose
Entities:                  Yes, with independent managers
                           of the general partners of the
                           general partners and
                           non-consolidation opinions
Maturity Date:             May 11, 2028
Property Type:             Anchored retail; 2 enclosed malls
                           (Senorial Plaza and Rexville
                           Plaza) and a strip center (Plaza
                           del Atlantico)
No. of Properties:         3
Lock Box:                  Springing

                               ----------------

     Additional Mortgage Loan Information by Property. Certain information with respect to each Mortgaged Property relating to the Puerto Rico Crossed Loan is set forth below:



PROPERTY                                     APPRAISED     SQUARE    YEAR
NAME                         LOCATION          VALUE        FEET    BUILT
------------------------ ---------------- -------------- --------- -------
Plaza del Atlantico      Arecibo, P.R.     $24,300,000   219,809   1980
Senorial Plaza ......... San Juan, P.R.    $24,600,000   206,567   1975
Rexville Plaza ......... Bayamon, P.R.     $14,000,000   131,600   1977



                                                                                CUT-OFF
                                                                                 DATE
PROPERTY                    FEE OR              MAJOR            OCCUPANCY     PRINCIPAL
NAME                      LEASEHOLD            TENANTS              (1)         BALANCE
------------------------ ----------- -------------------------- ----------- --------------
Plaza del Atlantico         Fee      Kmart, Capri Del,               99%     $16,190,416
                                     Walgreens
Senorial Plaza .........    Fee      Kmart, Pueblo,                 100%     $16,090,475
                                     Senorial Cinemas
Rexville Plaza .........    Fee      Kmart, Pueblo, Walgreens       100%     $ 9,700,000

----------
(1)   As of most recently available rent roll.



     The Borrowers. Each Puerto Rico Crossed Borrower has been structured as a single purpose, bankruptcy remote entity, with a single purpose, bankruptcy remote managing member whose board contains an independent director. Each Puerto Rico Crossed Borrower is a Delaware limited partnership sponsored by North Star Capital Investment Corp., a recently formed REIT. The Puerto Rico Crossed Borrower is affiliated with the Borrower with respect to Loan No. 6 (the Plaza Rio Hondo Borrower).

     Certain additional information in the Puerto Rico Crossed Loan and the Puerto Rico Crossed Properties is set forth on Annex A hereto.

     Property Management. Each Puerto Rico Crossed Property is managed by Manley-Berenson Realty & Development -- Puerto Rico, Inc., (the "Puerto Rico Crossed Manager"), an affiliate of the Puerto Rico Crossed Borrower, pursuant to a management agreement. The management agreement provides for payment to the Puerto Rico Crossed Manager of management fees equal to 4%, which fees are subordinated to payments to be made under the Puerto Rico Crossed Loan. The Puerto Rico Crossed Manager can be terminated (i) upon the occurrence of any event of default under the Puerto Rico Crossed Loan; (ii) upon a default by Puerto Rico Crossed Manager under the management agreement or (iii) if the DSCR for the Puerto Rico Crossed Property falls below 1.08x for the previous calendar year.

     Cash Collateral Account. If at any time while the Puerto Rico Crossed Loan is outstanding the DSCR for the Puerto Rico Crossed Properties falls below 1.10x, all excess cash flow is required to be deposited in a cash collateral account until the DSCR is again equal to or greater than 1.10x.

 The 767 Third Avenue Loan

     The Loan. The tenth largest Mortgage Loan in the Mortgage Pool (the "767 Third Avenue Loan") was originated by CSFB Mortgage Capital on May 11, 1998, and has a principal balance, as of the Cut-off

Date, of $41,500,000, which represents approximately 1.7% of the Initial Pool Balance. The 767 Third Avenue Loan is secured by a first mortgage (the "767 Third Avenue Mortgage") encumbering an office property in New York, New York (the "767 Third Avenue Property"). The 767 Third Avenue Loan was made to 767 Third Avenue LLC (the "767 Third Avenue Borrower"), a New York limited liability company.
                               ----------------

Cut-off Principal Balance:    $41,500,000
Origination Date:             May 11, 1998
Loan Type:                    ARD
Monthly Payment:              Interest only until May 11, 2003;
                              then constant monthly payment of
                              $314,824
Initial Term Interest Rate:   7.80%
Prepayment Lockout
Expiration:                   June 11, 2003
Prepayment Premium:
     June 11, 2003 --
        May 11, 2005          5% of outstanding principal balance
     May 12, 2005 --
        May 11, 2006          4% of outstanding principal balance
     May 12, 2006 --
        May 11, 2007          3% of outstanding principal balance
     May 12, 2007 --
        March 11, 2008        2% of outstanding principal balance
     March 12, 2008 and
        thereafter            0% of outstanding principal balance
Amortization Term:            300 months commencing June 11,
                              2003
DSCR:                         1.21x


Cut-off Date LTV:             62%
Anticipated Repayment
Date:                         May 11, 2008
ARD Balance:                  $38,495,735
ARD LTV:                      57%
Borrower Special Purpose
Entity:                       Yes
Maturity Date:                May 11, 2028
Property Type:                Office building
No. of Properties:            1
Location of Property          New York, New York
Appraised Value:              $67,000,000
Square Feet:                  287,952
Year Built:                   1981
Cut-off Date Balance/SF:      $144.00
Fee or Leasehold:             Fee
Major Tenants:                M.J. Whitman, et. al.; Consulate
                              General of Jamaica; Permanent
                              Mission of Jamaica to the United
                              Nations
Occupancy:                    99%
Lock Box:                     Hard

                               ----------------

     The Borrower. The 767 Third Avenue Borrower has been structured as a single purpose, bankruptcy remote entity, with a single purpose, bankruptcy remote managing member whose board contains an independent manager. The 767 Third Avenue Borrower is structured as a New York limited liability company, the key principals of which are Melvyn and Robert Kaufman. Melvyn and Robert Kaufman own and manage approximately ten commercial office properties in Manhattan and one in London.

     Certain additional information for the 767 Third Avenue Loan and the 767 Third Avenue Loan is set forth on Annex A hereto.

     The Property. The 767 Third Avenue Property is a 40 story "Class A" office property located at 767 Third Avenue in mid-town Manhattan and constructed in 1981. The 767 Third Avenue Property contains approximately 281,966 rentable square feet. The major tenants of the 767 Third Avenue Property are M.J. Whitman, et. al., Consulate General of Jamaica and Permanent Mission of Jamaica to the United Nations. Based on the 767 Third Avenue Borrower's May 1, 1998 rent roll, the 767 Third Avenue Property was 99% occupied at an average annual base rental per square foot of $36. The tenant base, includes securities, law and financial services firms as well as a foreign consulate.


     Property Management. The 767 Third Avenue Property is managed by Sage Realty Corporation, a New York corporation (the "767 Third Avenue Manager"), an affiliate of the 767 Third Avenue Borrower, pursuant to a management agreement dated May 11, 1998. The management agreement provides for the payment to the 767 Third Avenue Manager of management fees equal to 3%, which fees are subordinated to payments to be made under the 767 Third Avenue Loan. The 767 Third Avenue Manager can be terminated upon the occurrence of any event of default under the 767 Third Avenue Loan.

     Cash Collateral Accounts and Leasing Escrow. If at any time while the 767 Third Avenue Mortgage is outstanding the DSCR for the 767 Third Avenue Property falls below 1.10x, all excess cashflow is required to be held in a cash collateral account until the DSCR is again equal to or greater than 1.10x.

In lieu of a leasing escrow account, a $600,000 letter of credit from a "AA" rated issuer has been pledged as additional collateral for the 767 Third Avenue Loan.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Annex A. For a detailed presentation of the characteristics of the Mortgage Loans on a loan-by-loan basis, see Annex A hereto.

     Due Dates. The Mortgage Loans provide for scheduled payments of principal and interest to be due on various days (each, a "Due Date") of each month. With respect to 207 Mortgage Loans (representing approximately 76.2% of the Initial Pool Balance), the Due Date is the 11th day of each month, with respect to eight Mortgage Loans (representing approximately 2.7% of the Initial Pool Balance), the Due Date is the 5th day of each month and with respect to 109 Mortgage Loans (representing approximately 21.2% of the Initial Pool Balance), the Due Date is the 1st day of each month. With the exception of five Mortgage Loans, representing approximately 0.4% of the Initial Pool Balance, no Mortgage Loan has a grace period for payment defaults that extends beyond the related Determination Date.

     Mortgage Rates; Calculations of Interest. Fifty-five Mortgage Loans, representing 21.7% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360" basis). The balance of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed in a 360-day year (an "Actual/360" basis). Each of the Mortgage Loans accrues interest at the related Mortgage Rate, which is fixed for the entire remaining term to maturity (or, in the case of an ARD Loan, the remaining term to Anticipated Repayment Date) of such Mortgage Loan. Except as described below under "--Excess Interest", most of the Mortgage Loans accrue interest at a higher rate after their respective Anticipated Repayment Dates. Each Mortgage Loan (other than Credit Lease Loans) generally requires the related borrower to make a constant monthly payment of principal and interest (each, a "Monthly Payment") that is calculated based on the related Mortgage Rate, the amortization schedule for such Mortgage Loan and the initial principal balance thereof and assumes that such Mortgage Loan accrues interest on a 30/360 basis. As used herein, the term "Mortgage Rate" does not include the Revised Rate (as defined below). Each Credit Lease Loan generally provides for the payment of principal and interest based on a specified schedule set forth in the related Mortgage Note, which may include periodic increases in monthly payments.

     Excess Interest. One hundred fifty-eight of the Mortgage Loans, representing 67.8% of the Initial Pool Balance, bear interest at their respective Mortgage Rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, each such Mortgage Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Rate plus a specified percentage (generally, no more than 2%, so long as the Mortgage Loan is included in the Trust Fund). Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate, and the interest accrued at the excess of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is referred to herein as "Excess Interest"). Except where limited by applicable law, Excess Interest so accrued will not be added to the principal balance of the related Mortgage Loan but will accrue interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under ARD Loans generally have entered into, or will be required to enter into, a lockbox agreement whereby all revenue generally will be deposited directly into a Lockbox Account controlled by the Servicer. From and after the Anticipated Repayment Date, the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund, (ii) payment of monthly debt service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (vi) principal on the Mortgage Loan until such principal is paid in full and (vii) Excess Interest. The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (i) through (v) above is referred to herein as "Excess Cash Flow." As described below, each ARD Loan generally provides that the related borrower is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium or Yield Maintenance Charge. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

     The holder of 100% of the Class V-1 Certificates will have the option for up to two months after the Anticipated Repayment Date for any ARD Loan which is a CSFBMC Mortgage Loan to purchase such ARD Loan at a price equal to its outstanding principal balance plus accrued and unpaid interest and unreimbursed Advances with interest thereon. The holder of 100% of the Class V-2 Certificates will have the option for up to two months after the Anticipated Repayment Date for any ARD Loan which is a PWRES Mortgage Loan to purchase such ARD Loan at a price equal to its outstanding principal balance plus secured and unpaid interest and unreimbursed Advances with interest thereon. As a condition to such purchase, each such holder will be required to deliver an opinion of counsel to the effect that such purchase (or such right to purchase) would not cause (a) either REMIC to fail to qualify as a REMIC under the Code at anytime that any Certificate is outstanding and (b) would not cause the arrangement between the REMIC and the Class V-1 Certificateholders and Class V-2 Certificateholders to be other than a grantor trust for federal income tax purposes, and (i) an opinion of counsel to the effect that such purchase would not result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on either REMIC under the REMIC provisions of the Code or (ii) an accountant's certification to the effect that such purchase would not result in the realization of any net income to either REMIC.

     Amortization of Principal. As set forth in the following table, certain Mortgage Loans (the "Balloon Loans") provide for monthly payments of principal based on amortization schedules at least 60 months longer than their original terms, thereby resulting in substantial principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless previously prepaid. The remaining Mortgage Loans have remaining amortization terms that are generally the same as their respective remaining terms to maturity.


              AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS




                                           % OF INITIAL         NUMBER OF
             TYPE OF LOAN                POOL BALANCE (1)     MORTGAGE LOANS
-------------------------------------   ------------------   ---------------
   ARD Loans ........................           67.8%              158
   Fully Amortizing Loans (other than
     ARD Loans) .....................           13.7%               57
   Balloon Mortgage Loans ...........           18.6%              109
                                               -----               ---
   Total ............................         100.00%              324
                                              ======               ===

     Prepayment Provisions. Each Mortgage Loan restricts voluntary prepayments in one or more of the following ways: (i) by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan (a "Lockout Period"), (ii) by requiring that any principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below) and (iii) by imposing fees or premiums generally equal to a percentage of the then outstanding principal balance of such Mortgage Loan ("Prepayment Premiums") in connection with full or partial principal prepayments for a specified period of time after the expiration of the related Yield Maintenance Period or, in the case of Mortgage Loans not subject to a Yield Maintenance Period, the related Lockout Period (in either case, a "Prepayment Premium Period"). The Mortgage Loans generally permit prepayments to be made either (i) on a Due Date or (ii) provided that such prepayment is accompanied by a full month's interest, on any date. Credit Lease Loans generally permit principal prepayments to be made on any date after the related Lockout Period, with interest only to the date of prepayment. 248 of the Mortgage Loans, representing approximately 85.1% of the Initial Pool Balance, specify a period of time (generally two to nineteen months) prior to the maturity date or Anticipated Repayment Date, as applicable, of such

Mortgage Notes during which there are no restrictions on voluntary prepayments, and the remaining Mortgage Notes, representing approximately 14.9% of the Initial Pool Balance, restrict voluntary prepayments prior to the maturity date or Anticipated Repayment Date, as applicable. For the purposes of this Prospectus Supplement and the statistical information presented herein, (i) the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related "Remaining Lockout" period set forth on Annex A hereto, notwithstanding the fact that Required Repayments could occur under such Additional Collateral Loans during such Lockout Period and (ii) each ARD Loan prepays on the related Anticipated Repayment Date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to such Anticipated Repayment Date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium. See "Risks Factors -- The Offered Certificates -- Special Prepayment and Yield Considerations."


     The "Yield Maintenance Charge" for any Mortgage Loan providing for such a charge generally will be equal to the greater of (a) a specified Prepayment Premium and (b) the present value, as of the date of such prepayment, of the remaining scheduled payments of principal and interest on the portion of the Mortgage Loan being prepaid (including any Balloon Payment or, with respect to any ARD Loans, the remaining principal balance due on the related Anticipated Repayment Date) determined by discounting such payments at the Yield Rate, less the amount prepaid.


     The "Yield Rate" generally is defined as a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in "Federal Reserve Statistical Release H.15 -- Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the date of the relevant prepayment of any Mortgage Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date of the Mortgage Loan being prepaid or, with respect to the PWRES Mortgage Loans, the monthly equivalent of such rate. Generally, if Federal Reserve Statistical Release H.15 -- Selected Interest Rates is no longer published, the Servicer, on behalf of the Trustee, shall select a comparable publication to determine the Yield Rate with respect to Mortgage Loans.

     The following table sets forth for the Distribution Date in each indicated month the percentage of the aggregate Stated Principal Balance of all Mortgage Loans expected to be outstanding (after giving effect to scheduled principal payments for the Due Date relating to such Distribution Date) with respect to which (i) a Lockout Period is in effect, (ii) a prepayment must be accompanied by (A) a Yield Maintenance Charge, (B) a prepayment penalty equal to the greater of a Yield Maintenance Charge ("YM" on such table) or a Prepayment Premium ("Premium" on such table) (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (C) a Prepayment Premium (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (iii) no Lockout Period, Yield Maintenance Period or Prepayment Premium Period is applicable ("Open" on such table). The following table was prepared on the basis of the Modeling Assumptions and assumes a 0% CPR. See "Prepayment and Yield Considerations -- Modeling Assumptions."


                            CALL PROTECTION ANALYSIS


 PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENTS




                                     CURRENT          12             24             36             48
PREPAYMENT PREMIUM/RESTRICTION       JUN-98         JUN-99         JUN-00         JUN-01         JUN-02
-------------------------------- -------------- -------------- -------------- -------------- --------------
Lockout/Defeasance                      98.3%          98.3%          97.8%          97.2%          96.8%
Greater of YM and 5% Penalty             0.3%           0.0%           0.0%           0.0%           0.0%
Greater of YM and 4% Penalty             0.0%           0.3%           0.0%           0.0%           0.0%
Greater of YM and 2% Penalty             0.0%           0.0%           0.0%           0.0%           0.0%
Greater of YM and 1% Penalty             1.4%           1.4%           2.0%           2.4%           2.5%
Yield Maintenance                        0.0%           0.0%           0.0%           0.0%           0.0%
5% Penalty                               0.0%           0.0%           0.0%           0.0%           0.2%
4% Penalty                               0.0%           0.0%           0.0%           0.2%           0.0%
3% Penalty                               0.0%           0.0%           0.0%           0.0%           0.2%
2% Penalty                               0.0%           0.0%           0.2%           0.2%           0.0%
1% Penalty                               0.0%           0.0%           0.0%           0.0%           0.2%
Open                                     0.0%           0.0%           0.0%           0.0%           0.1%
---------------------------------------------------------------------------------------------------------
Total                                  100.0%         100.0%         100.0%         100.0%         100.0%
---------------------------------------------------------------------------------------------------------
Mortgage Pool Balance (000s)      $2,482,942     $2,453,552     $2,422,192     $2,387,880     $2,350,669
% of Cut-Off Date Balance              100.0%          98.8%          97.6%          96.2%          94.7%



                                       60             72             84             96             108           120
PREPAYMENT PREMIUM/RESTRICTION       JUN-03         JUN-04         JUN-05         JUN-06         JUN-07        JUN-08
-------------------------------- -------------- -------------- -------------- -------------- -------------- ------------
Lockout/Defeasance                      93.2%          93.2%          92.9%          92.9%          90.0%        92.6
Greater of YM and 5% Penalty             0.0%           0.0%           0.0%           0.0%           0.0%         0.0%
Greater of YM and 4% Penalty             0.0%           0.0%           0.0%           0.0%           0.0%         0.0%
Greater of YM and 2% Penalty             0.4%           0.4%           0.4%           0.4%           0.3%         1.3%
Greater of YM and 1% Penalty             4.2%           4.2%           4.3%           4.3%           4.9%         2.1%
Yield Maintenance                        0.0%           0.0%           0.4%           0.4%           0.4%         1.5%
5% Penalty                               2.0%           1.8%           0.0%           0.0%           0.0%         2.6%
4% Penalty                               0.0%           0.2%           1.8%           0.0%           0.0%         0.0%
3% Penalty                               0.0%           0.0%           0.2%           1.9%           0.0%         0.0%
2% Penalty                               0.3%           0.0%           0.0%           0.2%           2.3%         0.0%
1% Penalty                               0.0%           0.3%           0.0%           0.0%           1.1%         0.0%
Open                                     0.0%           0.0%           0.0%           0.0%           1.1%         0.0%
------------------------------------------------------------------------------------------------------------------------
Total                                  100.0%         100.0%         100.0%         100.0%         100.0%       100.0%
------------------------------------------------------------------------------------------------------------------------
Mortgage Pool Balance (000s)      $2,304,503     $2,262,155     $2,189,824     $2,140,333     $2,086,700     $525,505
% of Cut-Off Date Balance               92.8%          91.1%          88.2%          86.2%          84.0%        21.2%

-------
* For the purposes of this Prospectus Supplement and the statistical information presented herein, (i) the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related "Remaining Lockout" period set forth on Annex A hereto, notwithstanding the fact that Required Prepayments could occur under such loans during such Lockout Period and (ii) each ARD Loan prepays on the related Anticipated Repayment Date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to such Anticipated Repayment Date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium. Any such prepayment will be accompanied by a Yield Protection Payment. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Additional Collateral Loans."

     Prepayment Premiums and Yield Maintenance Charges are distributable as described herein under "Description of the Offered Certificates -- Allocation of Prepayment Premiums and Yield Maintenance Charges."

     Unless a Mortgage Loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of such Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge or Prepayment Premium may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay such Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay such Mortgage Loan. However, there can be no assurance that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Yield Maintenance Charge or Prepayment Premium, the Pooling and Servicing Agreement provides that amounts received from borrowers will be applied to payments of principal and interest on the Mortgage Loans being prepaid prior to being distributed as Yield Maintenance Charges or Prepayment Premiums.

     The Mortgage Loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge or Prepayment Premium will be due. The enforceability of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Prepayment Premium or a Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions -- Prepayment Provisions" in the Prospectus.

     Neither the Depositor nor either Mortgage Loan Seller makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Risk Factors -- The Offered Certificates -- Special Prepayment and Yield Considerations."

     Casualty and Condemnation. In the event of a condemnation or casualty the Mortgage Loans generally require the borrower to restore the related Mortgaged Property, and the mortgagee may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the Mortgage Loans, will not require payment of any Prepayment Premium or Yield Maintenance Charge. In the case of a majority of the Mortgage Loans, if the award or loss is less than a specified amount or a specified percentage of the original principal balance of the Mortgage Loan or affects less than a specified percentage of Mortgaged Property and if in the reasonable judgment of the mortgagee (i) the Mortgaged Property can be restored within six to eighteen months and at least six months prior to the maturity (or, in the case of an ARD Loan, the related Anticipated Repayment
Date) of the related Mortgage Loan to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Mortgage Note and (iii) no event of default under such Mortgage Loan has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.

     A limited number of Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. Certain Mortgage Loans provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant Monthly Payment may be reduced. In such event, no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

     Defeasance. 267 of the Mortgage Loans, representing 89.3% of the Initial Pool Balance, permit the applicable borrower at any time after a specified period (the "Defeasance Lockout Period"), in all cases not less than two years after the Closing Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option") if, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan, (iii) an amount (the "Collateral Substitution Deposit") equal to the sum of (x) the remaining principal amount of the Mortgage Loan or an amount generally equal to 125% of the principal balance of the related Mortgage for Crossed Loans, or of the Property Release Amount of the related Mortgaged Property for Multi-Property Loans, (y) the amount, if any, which, when added to such amount, will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, assuming, in the case of an ARD Loan, that such Mortgage Loan prepays on the related Anticipated Repayment Date or, in the case of the Ritz-Carlton Loan, the date which is six months prior to the Anticipated Repayment Date and (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan and (z) any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (b) delivers a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect. The Servicer will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan or remaining Crossed Loans, as applicable.

     In certain of the Mortgage Loans which contain a Defeasance Option, a successor borrower established or designated by the related Mortgage Loan Seller will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Mortgage Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors -- The Offered Certificates -- Special Prepayment and Yield Considerations."

     Property Releases. Twenty of the Multi-Property Loans, representing approximately 6.1% of the Initial Pool Balance, prohibit the release of any related Mortgage Property prior to payment in full of the Mortgage Loan. Eighteen of the Multi-Property Loans representing approximately 18.7% of the Initial Pool Balance, permit a Mortgaged Property to be released from the lien of the related Multi-Property Loan prior to payment in full of the Mortgage Loan provided that, generally, 125% of the applicable Release Property Amount (as defined herein) be defeased or prepaid and that the DSCR (as defined herein) with respect to the remaining Mortgaged Properties after defeasance or prepayment, as applicable, be no less than the greater of (x) a specified DSCR (generally the DSCR at origination) and (y) the DSCR immediately prior to such defeasance or prepayment, as applicable. Eleven of the Crossed Loans, representing approximately 2.6% of the Initial Pool Balance, prohibit the release of any related Mortgaged Property prior to payment in full of all related Crossed Loans. Six of the Crossed Loans, representing approximately 1.8% of the Initial Pool Balance, permit a Mortgaged Property to be released from the lien of the related Crossed Loan provided that, generally, the borrower must prepay (or, if applicable, defease) 125% of the outstanding principal balance of such Crossed Loan, and the excess, if any, of such payment over such principal balance will be applied to prepay (or, with respect to a defeasance, will provide additional collateral for) the other Crossed Loan(s) secured by such Mortgaged Property.

     Lockboxes. Two-hundred twenty-six Mortgage Loans, representing approximately 84.9% of the Initial Pool Balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties will be (i) paid directly into a Lockbox Account (or, in the case of Multifamily Properties, collected and deposited by the Manager) controlled by the Servicer (a "Hard Lockbox"), (ii) paid to the manager of borrower, which will deposit all sums collected into a Lockbox Account on a regular basis (a "Modified Lockbox") or (iii) collected by the borrower until such time (if any) as a triggering event (such as the failure to pay the related Mortgage Loan in full on or before the related Anticipated Repayment Date or a decline, by more than a specified amount, in the net operating income of the related Mortgaged Property), at which time all rents derived from the related Mortgaged Property generally will be directly deposited into a Lockbox Account (a "Springing, Lockbox"), which will be generally administered thereafter on the same terms as a Hard Lockbox. Each such Mortgage Loan is identified on Annex A hereto as having a "Hard, In-place" "Modified, In-place" or "Springing, Hard" Lockbox. For any Hard Lockbox, income deposited directly into the related Lockbox Account may not include amounts paid in cash which are paid directly to the related property manager (notwithstanding requirements to the contrary) or paid "over-the-counter" (such as at a Hospitality Property). Mortgage Loans whose terms call for the establishment of a Lockbox Account require that amounts paid to the manager of the related Mortgaged Properties or "over-the-counter" will be deposited into a Lockbox Account on a regular basis. Lockbox Accounts will not be assets of the Trust Fund. Overall, the Mortgage Loans provide for Lockbox Accounts as follows:



                                  % OF INITIAL       NUMBER OF
TYPE OF LOCKBOX:                  POOL BALANCE     MORTGAGE LOANS
------------------------------   --------------   ---------------
   Hard Lockbox ..............         35.9%             83
   Modified Lockbox ..........         18.4              35
   Springing Lockbox .........         30.6             108
   None ......................         15.1              98
                                      -----             ---
   TOTAL .....................        100.0%            324
                                      =====             ===

     Escrows. Substantially all Mortgage Loans provide for monthly escrows to cover property taxes and insurance premiums on the Mortgaged Properties. The Mortgage Loans secured by leasehold interests generally also provide for escrows to make ground lease payments. Substantially all of the Mortgage Loans require the monthly funding of escrows for ongoing repair and maintenance, tenant improvement and leasing commission expenses, replacement of furniture, fixtures and equipment and/or seasonal fluctuations in occupancy. Certain of the Mortgage Loans also required the funding of reserves at the time of origination for deferred maintenance and/or environmental remediation. See "--Underwriting Standards" above.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the related borrower sells or otherwise transfers or encumbers the related Mortgaged Property other than in accordance with the terms of the related loan documents. Subject to the limitations described herein, the Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the mortgagee may condition an assumption of the loan on the receipt of an assumption fee (which will not be available for payment of principal or interest on the Certificates). Such an assumption fee generally is equal to one percent of the then unpaid principal balance of the applicable Mortgage Note (for Mortgage Loans with original principal balances less than $20 million) or a fee set forth in the related Mortgage Loan (for Mortgage Loans with original principal balances greater than $20 million), in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgages provide that such consent may not be unreasonably withheld provided that (i) no event of default has occurred under the related Mortgage Loan, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property, (iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, reduction or withdrawal of the then-current rating of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and (v) the assumption fee has been received. See "Certain Legal Aspects of Mortgage Loans -- Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus and "Risk Factors -- The Mortgage Loans -- Exercise of Remedies"; and "The Pooling and Servicing Agreement -- Enforcement of Due-on-Sale and Due-on-Encumbrance Clauses" herein. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     Mortgage Provisions Relating to Special Servicer's Right to Terminate Management Agreements. Certain of the Mortgage Loans permit the Special Servicer to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Generally, each Mortgage Loan with a Cut-off Date Principal Balance in excess of $20 million and certain other Mortgage Loans provide that if the DSCR for such Mortgage Loan falls below a certain level, the Special Servicer will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to the Special Servicer. The Mortgage Loans generally allow the Special Servicer to terminate the related management agreements upon the occurrence of certain events of default under the related loan agreements or mortgage documents. In addition, the Special Servicer is generally permitted to cause the termination of a management agreement if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

     Cross-Collateralization and Cross-Default of Certain Mortgage Loans. Thirty-eight of the Mortgage Loans (the "Multi-Property Loans"), with Cut-off Date Principal Balances ranging from $997,168 to $115,590,907 and representing 24.8% of the Initial Pool Balance, are secured by more than one Mortgaged Property. Seventeen of the Mortgage Loans (the "Crossed Loans"), with Cut-off Date Principal Balances ranging from $997,731 to $16,190,416, and representing 4.5% of the Initial Pool Balance, are cross-defaulted and cross-collateralized with other Mortgage Loans. Because certain states require the payment of a mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the Mortgages recorded with respect to certain Crossed Loans or Multi-Property Loans with properties in such states may secure only a multiple (generally 150%) of the applicable initial principal balance of the applicable Mortgage Loan (for Crossed Loans) or a multiple (generally 150%) of the Property Release Amount of such Mortgaged Property (for Multi-Property Loans) rather than the entire initial principal balance of the related Mortgage Note. See "Risk Factors -- The Mortgage Loans -- Limitations on Enforceability of Cross-Collateralization."

     Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in a minimum amount equal to the lesser of (i) the principal balance of the related Mortgage Loan and (ii) 100% of the full replacement cost of the improvements and equipment without deduction for physical depreciation, or in an amount satisfying other similar standards and by a flood insurance policy if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the Mortgage Loan (or with respect to certain Multi-Property Loans, the full insurable value of the related Mortgaged Property) or the maximum limit of coverage available, whichever is less, or in an amount satisfying other similar standards. Certain of the Mortgaged Properties located in earthquake risk areas are insured by earthquake insurance, and certain of such insured Mortgaged Properties may be insured in amounts less than the outstanding principal balance of such Mortgage Loans. Certain of the Mortgaged Properties located in areas having special hurricane hazards are insured by hurricane insurance in amounts less than the outstanding principal balance of such Mortgage Loans. Additional types of insurance, including earthquake insurance, may be required. The hazard insurance policy is required to cover loss or damage by fire and lightning or other risks and hazards covered by a standard extended coverage insurance policy including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft.

     The Mortgage Loans also generally require that the related borrower obtain and maintain during the entire term of the Mortgage Loan (i) comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence as specified in the related Mortgage,
(ii) rent loss and/or business interruption insurance in an amount generally equal to the greater of (x) estimated annual (or a specified longer period) gross revenues from the operations of the Mortgaged Property and (y) projected annual (or a specified longer period) operating expense (including debt service) for the maintenance and operation of the Mortgaged Property, or in an amount satisfying other similar standards, (iii) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, and pressure vessels, (iv) worker's compensation insurance, (v) during any period of repair or restoration, builders "all risk" insurance, and (vi) such other insurance as may from time to time be reasonably required by the mortgagee in order to protect its interests.

     Credit Lease Loans. Each Credit Lease has a Primary Term that expires contemporaneously with or after the scheduled final maturity date of the related Credit Lease Loan, with the exception of Loan No. 305, the primary lease term (the "Primary Term") of which expires one month before the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from Monthly Rental Payments made over the Primary Term of the related Credit Lease. Certain of the Credit Leases give the Tenant the right to extend the term thereof by one or more renewal periods after the end of the related Primary Term. Each borrower under a Credit Lease Loan is a single-purpose, bankruptcy-remote entity. The amount of the Monthly Rental Payments payable by each Tenant is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan. Each Credit Lease generally provides that the related Tenant must pay all real property taxes and assessments levied or assessed against the related Credit Lease Property, and except as discussed below in certain of the Double Net Leases, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of such Credit Lease Property.

     At the end of the term of the Credit Lease, the Tenants generally are obligated to surrender the Credit Lease Property in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor. Most of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the Mortgagor, to make such alterations and construct additional buildings or improvements on the Credit Lease Property as the Tenant may deem necessary or desirable, and the Tenant may demolish any part of a building, provided that the Tenant restores the building to a structure whose value is equal to or greater than that of the original building. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

     Certain of the Credit Leases provide that the Tenant thereunder may terminate its Credit Lease and/or abate rent in the event of an environmental problem which existed prior to the Credit Lease or which is not caused by the Tenant. In all such cases an environmental report was prepared in connection with the origination of the respective Credit Lease Loan which indicated no significant environmental problems.

     Pursuant to the terms of each Credit Lease Assignment, the related Mortgagor has assigned to the mortgagee of the related Credit Lease Loan, as security for such Mortgagor's obligations thereunder, such Mortgagor's rights under the related Credit Lease and its rights to all income and profits to be derived from the operation and leasing of the related Credit Lease Property, including, but not limited to, an assignment of any guarantee of the Tenant's obligations under such Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under such Credit Lease. Pursuant to the terms of each Credit Lease Assignment, each Tenant is obligated under the related Credit Lease to make all Monthly Rental Payments directly to the Servicer. Repayment of the Credit Lease Loans and other obligations of the Mortgagors will be funded from such Monthly Rental Payments. Notwithstanding the foregoing, the Mortgagors remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

     Generally, each Credit Lease Loan that has a Casualty or Condemnation Right has the benefit of a Lease Enhancement Policy issued by Lease Enhancement Insurer which, as described above, will make payments to the Servicer on behalf of the Trustee in certain cases where the related Credit Lease Property has sustained damage on account of a casualty or a condemnation event.

     Additional Collateral Loans. Three Mortgage Loans (the "Additional Collateral Loans"), representing approximately 2.9% of the Initial Pool Balance, are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of certain leasing-related conditions including, in certain cases, achieving certain DSCRs. Failure to satisfy such conditions within the time periods specified therefor may result in the application of the related reserve or credit enhancement amount (each, a "Required Prepayment") to partially prepay the related Mortgage Loan, and such partial prepayment may not be required to be accompanied by payment of a Prepayment Premium or Yield Maintenance Charge.


                          ADDITIONAL COLLATERAL LOANS



                                                 TYPE OF          AMOUNT OF
                                                ADDITIONAL       ADDITIONAL
LOAN NO.     PROPERTY NAME                      COLLATERAL       COLLATERAL    RELEASE CONDITIONS
----------   ----------------------------   -----------------   ------------   -------------------------------------------------
8            The Fountains on the Lake       Cash Collateral     $7,900,000    Increase in underwritten net operating income
                                                                               to maintain 1.27x DSCR; reserves may be
                                                                               released in up to 3 draws (on or before 5/1/99)
48           Christmas Tree Shops Plaza      Cash Collateral     $2,250,000    Increase in underwritten net operating income
                                                                               to maintain 1.20x DSCR; reserves must be
                                                                               released on or before 9/1/98
65           Kew Gardens                     Cash Collateral     $  500,000    Reduction of vacant sponsor units to 25 or less;
                                                                               reserves must be released on or before 3/30/99

     The holders of the Class A-X Certificates and any Class of Offered Certificates receiving any such prepayment will be entitled to receive payments ("Yield Protection Payments") to compensate such holders for the absence of any such Prepayment Premium or Yield Maintenance Charge payments. With respect to any Class of Offered Certificates receiving a distribution of principal in connection with a Required Prepayment, the Yield Protection Payment will equal 2% of such prepayment. With respect to the Class A-X Certificates, the Yield Protection Payment will be in the nature of a yield-maintenance payment and will be as described in the Pooling and Servicing Agreement. See "Description of the Offered Certificates -- Distributions -- Yield Protection Payments."


ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables and Annex A hereto set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables and Annex A were primarily derived from information provided to the Depositor by the Mortgage Loan Sellers, which information may have been obtained from the borrowers without independent verification. For purposes of this Prospectus Supplement, including the tables herein and Annex A:

     (1) "Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property (other than Mortgage Loans relating to Cooperative Properties) means cash flow available for debt service, as determined by the related Mortgage Loan Seller based on borrower-supplied information for a recent period that is generally calendar year 1997 or the most recent twelve-month period preceding the origination date. Net Cash Flow does not reflect debt service, subordinated ground rent, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted by, among other things, (i) in the case of the Multifamily Properties, rental revenue shown on a recent rent roll was annualized before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon, (ii) in the case of Cooperative Properties, "Net Cash Flow" generally equals net operating income at such Cooperative Property estimated by the applicable Mortgage Loan Seller, assuming such Cooperative Property were operated as a multifamily rental Property, reduced by underwritten capital expenditures (See Annex A), (iii) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, (iv) in the case of certain of the Hospitality Properties, assuming the occupancy rate was less than the actual occupancy rate (and generally no more than 75-80%) to account for a high occupancy rate or to reflect new construction in the market, (v) assuming a minimum vacancy rate generally equal to the greatest of (A) actual vacancy, (B) market vacancy and
(C) 5-10%, depending upon property type, (vi) in the case of the Retail Properties, excluding certain percentage rent, (vii) excluding certain non-recurring income and/or expenses, (viii) assuming a management fee of 3.5-5% for Hospitality Property, 4-5% of revenue for multi-tenant commercial and multifamily Mortgage Loans and 2-3% of revenue for single-tenant net leased Mortgage Loans other than the Credit Lease Loans, (ix) making a 4-7% adjustment to room revenues for franchise fees or marketing fees (if combined with franchise fees) (for all franchised Hospitality Properties and most unflagged Hospitality Properties) payable with respect to the Mortgaged Property and assuming that franchise fees and marketing fees are less than 12% of revenues, (x) where such information was made available to the Mortgage Loan Seller to take into account new tax assessments and insurance contracts, (xi) in certain cases, assuming that operating expenses with respect to the Mortgaged Property were greater than actual expenses, (xii) subtracting from net operating income reserves for Capital Items (see Annex A) and (xiii) in the case of the Retail Properties and Office Properties, subtracting from net operating income an assumed allowance for tenant improvements and leasing commissions (see Annex A). "Net Cash Flow" in the case of Credit Lease Loans generally equals annual net rent.

     Net Cash Flow reflects the calculations and adjustments used by the related Mortgage Loan Seller for its underwriting process and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, "Net Cash Flow" and the DSCR derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. In certain cases, net cash flow deducts amounts for Capital Items and tenant improvement and leasing commission reserves but under the related Mortgage Loan the borrower is not required to fund Escrow Accounts therefor.

     Reletting costs and capital expenditures are crucial to the operation of commercial and multifamily properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income, Net Cash Flow and DSCRs of the Mortgage Loans.

     No representation is made as to the future net cash flow of the Mortgaged Properties, nor is "Net Cash Flow" set forth herein intended to represent such future net cash flow.

     (2) "U/W NOI" or "Underwritten NOI" means Net Cash Flow before deducting for Capital Items, tenant improvements and leasing commissions.

     (3) "1995 NOI", "1996 NOI" and "1997 NOI" (which is for the period ending as of the date specified in Annex A) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1995 NOI, 1996 NOI and 1997 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor makes no representations as to the accuracy of any information provided by any borrower or with respect to net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1995 NOI, 1996 NOI and 1997 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, 1995 NOI, 1996 NOI and 1997 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations. "Rev" is gross revenues for the applicable period, as reported by the related borrower, or, for "U/W Rev", taking into account certain adjustments thereto in accordance with the related Mortgage Loan Seller's underwriting standards.

     (4) "Allocated Loan Amount" means, for each Mortgaged Property, the portion of the principal amount of the related Multi-Property Loan allocated to such Mortgaged Property solely for the purpose of presenting statistical information in this Prospectus Supplement. The Allocated Loan Amount for each Mortgaged Property securing a Multi-Property Loan was generally determined based on the ratio of the appraised value of such Mortgaged Property to the aggregate appraised value of all the Mortgaged Properties securing such Multi-Property Loan or, in certain cases, based on other economic factors.

     (5) "Original Principal Loan Balance" means the principal balance of the Mortgage Loan as of the date of origination.

     (6) "Monthly Payment" means, for any Mortgage Loan, the constant monthly payment set forth in the related Mortgage Note as being due on the Cut-off Date and, with respect to any Mortgage Loan that pays only interest on the Cut-off Date, the constant monthly payment of principal and interest on such Mortgage Loan after such interest-only period ends (such date being the "First P&I Date"). Certain Credit Lease Loans provide for periodic increases in the related Monthly Payments as set forth on Annex B.

     (7) "Cut-off Date Principal Loan Balance" means the principal balance of the Mortgage Loan as of the Cut-off Date and, with respect to the Multi-Property Loans, the Allocated Loan Amount assigned to each related Mortgaged Property.

     (8) "Cut-off Date Principal Balance/Unit" means the principal balance per unit for multi-family, cooperatives, hotels and self storage or per square foot for substantially all other property types of measure as of the Cut-off Date.

     (9) "Annual Debt Service" means for any Mortgage Loan the annualized Monthly Payment on such Mortgage Loan.

     (10) "DSCR" or "Debt Service Coverage Ratio" means, with respect to any Mortgage Loan (a) the Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. The calculation of "DSCR" may differ from the calculation of the debt service coverage ratios referred to under "--Description of the Mortgage Loans -- Underwriting Standards." For the following tables, the DSCR for each group of Crossed Loans is the ratio of the aggregate Net Cash Flow for all of the Mortgaged Properties securing such Crossed Loans to the aggregate Annual Debt Service for the Crossed Loans in such group.

     (11) "Interest Calc." means the method by which interest accrues on the related Mortgage Loan. "30/360" means interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. "Act/360" means interest is calculated on the basis of a 360-day year and for the actual number of days elapsed in each interest accrual period.

     (12) "Stated Maturity Date" means the maturity date of the Mortgage Loan as stated in the related Mortgage Note or loan agreement.

     (13) "Anticipated Repayment Date" means for ARD Loans, the date on which interest begins accruing at the Revised Rate and/or excess cash flow is retained pursuant to the related Lock-box Agreements for application to payment of principal and Excess Interest.

     (14) "Anticipated Remaining Term" means the term of the Mortgage Loan from the Cut-off Date to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

     (15) "Remaining Lockout" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be voluntarily prepaid. For the purposes of this Prospectus Supplement and the statistical information presented herein, the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related "Remaining Lockout" period set forth on Annex A hereto.

     (16) "Remaining Lockout and YM" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be prepaid or a Yield Maintenance Charge will be imposed.

     (17) "Seasoning" means, with respect to any Mortgage Loan, the number of months between the Cut-off Date and the first Due Date on or after the date on which such Mortgage Loan was originated.

     (18) "Value" means for each of the Mortgaged Properties, the appraised value of such Mortgaged Property as determined by an appraisal thereof and generally in accordance with MAI standards generally made not more than 18 months prior to the origination date of the related Mortgage Loan. In general MAI appraisals were obtained on all of the Mortgaged Properties.

     (19) "Maturity Date/Anticipated Repayment Date LTV" for any Mortgage Loan is calculated in the same manner as Cut-off Date LTV, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off Date LTV has been adjusted to give effect to the amortization of the applicable Mortgage Loan to its maturity date or, in the case of a an ARD Loan, to its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property has not or will not decline from the appraised value.

     (20) "Original Amortization Term" means the number of months, based on the constant Monthly Payment as stated in the related Mortgage Note or loan agreement, that would be necessary to reduce the original principal balance of the related Mortgage Note substantially to zero if interest on such Mortgage Note was calculated based on twelve 30-day months and a 360-day year.

     (21) "Year Built/Renovated" means the later of the year in which the respective Mortgaged Property was built and/or most recently renovated.

     (22) "Units" and "Unit of Measure" mean the number of units, pads, rooms or square footage with respect to the Mortgaged Property.

     (23) "Occupancy" means the percentage of gross (or, in the case of the PWRES Mortgage Loans, net) leasable area, rooms, units, beds or sites of the Mortgaged Property that are leased. Occupancy rates are calculated for the specified "Occupancy Period" which is a period ending on the indicated date. In certain cases, Occupancy reflects the average occupancy rate over a period of time. The Occupancy Period may be the trailing twelve months or shorter period ending on the indicated date, or the occupancy rate as of the indicated date.

     (24) "U/W Occupancy" means the occupancy rate used in determining Net Cash Flow.

     (25) "Anchor Tenant" means, with respect to the Retail Properties, a nationally or regionally recognized tenant, or a credit tenant that occupies a significant portion of such Mortgaged Property, or a tenant that occupies more than 20,000 square feet.

     (26) "Actual Ongoing Capital Item Deposits" means the dollars per Unit or percentage of revenues required to be deposited in Escrow Accounts annually under the related Mortgage Loan with respect to Capital Items.

     (27) "Tenant 1," "Tenant 2" and "Tenant 3" (each, a "Tenant") mean, with respect to Office Properties and Retail Properties, the largest, second largest and third largest Tenants, respectively, with respect to such properties, as applicable. With respect to Retail Properties, such Tenants may constitute Anchor Tenants.

     (28) "% of Total Square Feet" means the square feet leased to a Tenant as a percentage of (i) in the case of a CSFB Mortgage Loan, the gross square feet of the Mortgaged Property and (ii) in the case of a PWRES Mortgage Loan, the net rentable square feet of the Mortgaged Property.

     (29) "Lease Expiration Date" means the year in which a Tenant's lease is scheduled to expire.

     (30) "Loan to Value Ratio" or "LTV" is the outstanding balance of a Mortgage Loan as of the Cut-off Date divided by the Value of the related Mortgaged Property. The LTV for a group of Crossed Loans is the ratio of the aggregate Cut-off Date Principal Balance for such group of Crossed Loans to the aggregate Value for all the related Mortgaged Properties.

     (31) "Weighted Average LTV" and "Weighted Average DSCR" are the weighted average of the Loan to Value Ratios and Debt Service Coverage Ratios for each Mortgage Loan, weighted on the basis of the Cut-off Date Principal Balances thereof. Such calculations exclude the Credit Lease Loans.

     (32) "Net Lease" means "Credit Lease."


     (33) "Remaining Amortization Term" for each Mortgage Loan is the related Original Amortization Term minus the related Seasoning.


     (34) "NAP" means not applicable and relates to the omission of Credit Lease Loans in the calculation of LTV and DSCR.


     (35) "Property Release Amount" means, for each Mortgaged Property, the portion of principal of the related Multi-Property Loan or Crossed Loan allocated to such Mortgaged Property for certain purposes (including determining the release prices of properties, if permitted) under such Multi-Property Loan or Crossed Loan as set forth in the related loan documents. There can be no assurance, and it is unlikely, that the Property Release Amounts represent the current values of individual Mortgaged Properties, the price at which an individual Mortgaged Property could be sold in the future to a willing buyer or the replacement cost of the Mortgaged Properties.


     Due to rounding, percentages in the following tables may not add to 100% and amounts may not add to indicated total or subtotal.


     The following adjustments to the foregoing assumptions were made in connection with the calculations of the tables set forth herein and/or Annex A, as applicable:


     (i) DSCR for Loan No. 3 was calculated based on the assumption that the related borrower will incur withholding tax at a rate of 4.9% and such amount was included as additional interest solely for purposes of calculating DSCR and Annual Debt Service;


     (ii) with respect to Loan No. 8, the DSCR of 1.27x was calculated based on the underwritten Net Cash Flow set forth in Annex A and an annual debt service payment based on the Mortgage Loan's current amortization schedule and assuming a balance reduced by the $7.9 million future lease reserve;


     (iii) the underwritten revenues, NOI and Net Cash Flow for Loan No. 66 in Annex A is based on market rental rates as determined by the applicable Mortgage Loan Seller, adjusted for in place, rent stabilized units; for purposes of the tables herein, underwritten net cash flow of $3,067,129, reflecting only market level rental rates, is assumed.


     Mortgaged Properties secured, or partially secured, by a leasehold estate are indicated on Annex A under the heading "Property Name" with an asterisk (*). Certain Mortgage Loans are secured by both the fee estate and related leasehold interest and, for the purpose of presenting certain statistical information herein, are considered to be secured by fee simple estates.


     The tables set forth in Annex B hereto set forth certain information with respect to the Credit Lease Loans and related Mortgaged Properties. The statistics in Annex B were primarily derived from information provided to the Depositor by the Mortgage Loan Sellers, which information may have been obtained from the borrowers without independent verification. For the purposes of Annex B, the following footnotes apply:


     (1) With respect to Loan Nos. 42, 27 and 25, Circuit City is an electronics retailer; Carmax sells automobiles.


     (2) With respect to Loan No. 20, American Restaurant Group, Inc. has a Senior Secured rating of B by S&P. With respect to Loan Nos. 172, 219, 165, 196, 178, 179, 212, 193, 207, 176 and 185, PETsMart, Inc. has a Senior
   Secured rating of B2 by Moody's. With respect to Loan No. 39, Cobb Theaters was acquired by Regal Cinemas, Inc., which has a rating of Ba2 by Moody's and BB-- by S&P.

     (3) With respect to Loan No. 39, additional Rent and debt service steps are as follows:


          (S7) 12/11/04 (d) 126,056 (r) 130,306 (DSCR) 1.03;
          (S8) 6/11/05 (d) 129,965 (r) 134,215 (DSCR) 1.03;
          (S9) 6/11/06 (d) 133,908 (r) 138,241 (DSCR) 1.03;
          (S10) 6/11/07 (d) 138,056 (r) 142,389 (DSCR) 1.03;
          (S11) 6/11/08 (d) 142,203 (r) 146,661 (DSCR) 1.03;
          (S12) 6/11/09 (d) 146,561 (r) 151,060 (DSCR) 1.03;
          (S13) 6/11/10 (d) 151,092 (r) 155,592 (DSCR) 1.03;
          (S14) 6/11/11 (d) 155,760 (r) 160,260 (DSCR) 1.03;
          (S15) 6/11/12 (d) 160,568 (r) 165,068 (DSCR) 1.03.


     (4) With respect to Loan No. 152, reflects Annual Debt Service and net rent payments, respectively, both of which commence in August, 1998.


     The tables below set forth certain summary information regarding the Mortgage Loans. See Annex A hereto for certain characteristics of Mortgage Loans on a loan-by-loan basis. All percentages of Initial Pool Balances used herein and in Annex A are based upon the Cut-off Date Principal Balance of the related Mortgage Loan or, with respect to each Pool Loan are based upon the Allocated Loan Amount of the related Mortgaged Property. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Multi-Property Loans, Allocated Loan Amounts. The "Cut-off Date Principal Balance" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein and in Annex A with respect to the Mortgage Loans is provided on an approximate basis. Certain statistical information set forth herein may change prior to the date of issuance of the Certificates due to changes in the composition of the Trust Fund prior to the Closing Date. See "--Changes in Mortgage Loan Characteristics" below.

                                 MORTGAGE NOTES



          CSFB
 LOAN    CONTROL
  NO.      NO.                    PROPERTY NAME
------ ---------- --------------------------------------------
   1   66         Combined Properties Summary
   2   87         Edens and Avant Summary
   3   188        Ritz-Carlton Cancun
   4   179        Reichmann/Intell Portfolio Summary
   5   Wall_001   45 Wall Street
   6   172        Plaza Rio Hondo
   7   23         4000 Wisconsin Avenue
   8   99         The Fountains on the Lake
   9   15         767 Third Avenue
  10   30         Alexandria Single Tenant Portfolio Summary
  11   CL23       Elder-Beerman at the Dayton Mall
  12   231        Westgate Shopping Center
  13   114        Holiday Inn -- Denver Downtown
  14   175        Rachel Bridge Apartments
  15   100        G.I. Joe Summary
  16   CL29       Kmart -- Carson, CA # 4987
  17   CL28       Kmart -- Virginia Beach # 4986
  18   159AA      Pantzer Cross-Summary
  19   196        Sadler Portfolio Summary
  20   CL4        American Restaurant Group Summary
  21   204        Smith Hotel Portfolio Summary
  22   C-2455     Le Parc Suite Hotel De Luxe
  23   90         Embassy Suites -- Milwaukee, WI
  24   92         Essex/Brookdale Summary
  25   C-3012A    Circuit City Stores, Inc. -- Naperville
  26   159G       Top of the Hill Apartments
  27   C-3012C    Circuit City Stores, Inc. -- Miami
  28   159H       Foxfire Apartments
  29   173B       Plaza del Atlantico
  30   156        Opera Plaza
  31   230        Wentwood Portfolio Summary
  32   CL9        Best Buy Dist. Ctr. -- Staunton, VA
  33   173C       Senioral Plaza
  34   136        Laurel Promenade
  35   223        Torgerson Project Summary
  36   C-1566     Builders Square-Summary
  37   164        Peak At Somerset
  38   237        Wood River Village
  39   CL16       Cobb Theaters -- Tampa, FL
  40   42         Best Western Beach Resort
  41   228        Valley Stream Village Apts.
  42   C-3012B    Circuit City Stores, Inc. -- Fort Worth
  43   159I       Heather Ridge Apartments
  44   56         Chateau Marmont
  45   111        Highland Apartments
  46   CL25       Fortunoff Backyard Store
  47   CP8        NCB/Briarcliff



                                                            CUT-OFF                              PRIMARY                  STATED
 LOAN                                                         DATE        MONTHLY    MORTGAGE   SERVICING    INTEREST    MATURITY
  NO.                    BORROWER NAME                      BALANCE       PAYMENT      RATE      FEE RATE      CALC.       DATE
------ ------------------------------------------------ --------------- ----------- ---------- ----------- ------------ ----------
   1   Combined Properties Incorporated                  $115,590,907    $819,025      7.6308      0.0500   Actual/360    5/11/28
   2   Edens & Avant Financing II Limited Partnership    $ 84,100,000    $474,815      6.7750      0.0500      30/360     5/13/28
   3   Grupo Inmobiliaro Mosa S.A. de C.V.               $ 75,000,000    $622,734      8.8700      0.0500   Actual/360    6/11/23
   4   IPC Office Properties, LLC                        $ 74,857,607    $524,786      7.2500      0.0500   Actual/360    6/11/28
   5   45 Wall L.L.C.                                    $ 74,499,220    $576,828      6.5730      0.0500      30/360      3/1/17
   6   MBRD-Plaza Rio Hondo L.P., S.E.                   $ 61,963,322    $420,010      7.1800      0.0500   Actual/360    5/11/28
   7   4000 Wisconsin Avenue Associates, L.P.            $ 60,880,640    $518,046      7.5900      0.0500   Actual/360    5/11/28
   8   F.P. Centre, Ltd.                                 $ 49,961,708    $397,376      8.3400      0.0500   Actual/360    8/11/22
   9   767 Third Avenue LLC                              $ 41,500,000    $314,825      7.8000      0.0500   Actual/360    5/11/28
  10   ARE-Western Newbrook, LLC                         $ 36,478,677    $248,252      7.2200      0.0500   Actual/360    5/11/28
  11   Elder Ohio I Delaware Business Trust              $ 27,509,152    $223,545      8.9427      0.0500      30/360     3/11/18
  12   Monarch Ventures, L.P.                            $ 27,465,930    $194,738      7.6300      0.0500   Actual/360    4/11/28
  13   SAMCO I Investment Limited Partnership            $ 22,982,097    $181,497      8.2600      0.0500   Actual/360    5/11/23
  14   Rachel Bridge Corp.                               $ 22,882,398    $160,219      6.8400      0.0500   Actual/360    1/11/23
  15   WREP 1998-1 LLC                                   $ 20,979,468    $158,146      7.6100      0.0500   Actual/360    5/11/23
  16   CRICKM Carson Trust                               $ 20,814,442    $164,994      8.2276      0.0500      30/360     11/1/22
  17   CRICKM Virginia Beach Trust                       $ 20,300,506    $160,920      8.2276      0.0500      30/360     11/1/22
  18   Meldon Apt LLC                                    $ 20,111,247    $140,283      7.4700      0.0000   Actual/360    5/11/28
  19   Carlton Manor, Inc., et al                        $ 19,683,975    $153,093      8.0800      0.0500   Actual/360    5/11/23
  20   ARG Properties II, LLC                            $ 18,546,279    $154,664      8.7829      0.0500   Actual/360    5/11/23
  21   S&R Hotels, LLC                                   $ 17,983,571    $134,074      7.5900      0.0300   Actual/360    5/11/23
  22   LeParc Investment Group LLC                       $ 17,884,363    $135,557      7.7800      0.0500   Actual/360     5/1/08
  23   Brookfield Hotel Limited Partnership              $ 17,065,054    $127,370      7.5900      0.0500   Actual/360    4/11/23
  24   Bloomfield Condominium Associates, L.L.C.         $ 16,975,768    $113,902      7.0700      0.0500   Actual/360    4/11/28
  25   CM Naperville, L.L.C.                             $ 16,890,594    $131,244      7.5400      0.0500      30/360      6/1/20
  26   Top of the Hill Associates LLC                    $ 16,469,614    $114,882      7.4700      0.0000   Actual/360    5/11/28
  27   CM Miami Trust                                    $ 16,401,012    $127,440      7.5400      0.0500      30/360      6/1/20
  28   Foxfire Associates                                $ 16,313,585    $113,793      7.4700      0.0000   Actual/360    5/11/28
  29   MBRD-Plaza del Atlantico L.P., S.E.               $ 16,190,416    $109,745      7.1800      0.0500   Actual/360    5/11/28
  30   Opera Plaza, L.P.                                 $ 16,179,619    $114,050      7.5700      0.0500   Actual/360     4/1/28
  31   Wentwood Capital Fund VI, L.P.                    $ 16,177,074    $110,836      7.2800      0.0500   Actual/360    4/11/28
  32   Staunton Sundar LLC                               $ 16,154,318    $124,926      8.8400      0.0500      30/360    12/11/17
  33   MBRD-Senorial Plaza L.P., S.E.                    $ 16,090,475    $109,068      7.1800      0.0500   Actual/360    5/11/28
  34   Laurel Center Group                               $ 15,781,417    $114,068      7.8300      0.0500   Actual/360    4/11/28
  35   Torgerson Properties, L.P. and TPI Core, Inc.     $ 15,559,810    $118,987      7.8700      0.0300   Actual/360    4/11/23
  36   SPE controlled by Kyle & Arnold Tauch             $ 14,500,000    $114,969      7.5600      0.0500   Actual/360     6/1/19
  37   Graoch Associates #5, Limited Partnership         $ 14,127,948    $ 94,211      6.9900      0.0500   Actual/360    2/11/28
  38   Wood River Partners                               $ 14,072,269    $106,872      7.7900      0.0400   Actual/360    4/11/23
  39   Cobbtampa Realty, L.P.                            $ 13,636,651    $106,997      8.5596      0.0500      30/360    10/11/22
  40   The Furma Trust                                   $ 13,587,530    $101,123      7.5700      0.0500   Actual/360    5/11/23
  41   Valleystream Village LLC                          $ 13,491,939    $ 91,180      7.1500      0.0500   Actual/360    5/11/28
  42   CM Fort Worth Trust                               $ 13,463,517    $104,615      7.5400      0.0500      30/360      6/1/20
  43   Heather Ridge LLC                                 $ 13,207,048    $ 92,124      7.4700      0.0000   Actual/360    5/11/28
  44   Chateau Holdings, Ltd.                            $ 12,788,157    $ 94,841      7.5300      0.0500   Actual/360    5/11/23
  45   Graoch Associates #52 Limited Partnership         $ 12,733,126    $ 88,018      7.3700      0.0500   Actual/360    4/11/28
  46   Century Road Plaza, LLC                           $ 12,603,934    $100,218      8.2232      0.0500   Actual/360    3/11/13
  47   The Briarcliff Owners, Inc.                       $ 12,450,554    $ 85,187      7.2400      0.3550      30/360      1/1/08



                                   REMAINING
        ANTICIPATED                 LOCKOUT     ANTICIPATED     ORIGINAL       REMAINING     FIRST
 LOAN    REPAYMENT    REMAINING    AND YIELD     REMAINING    AMORTIZATION   AMORTIZATION     P&I
  NO.       DATE       LOCKOUT    MAINTENANCE       TERM          TERM           TERM         DATE    SEASONING
------ ------------- ----------- ------------- ------------- -------------- -------------- --------- ----------
   1      5/11/08        112          112          119            360            359        6/11/98      1
   2      5/13/10        137          137          143
   3      6/11/08        113          113          120            300            300        7/11/98      0
   4      6/11/08        113          113          120            360            360        7/11/98      0
   5       3/1/08        117          117          117            228            225         4/1/98      3
   6      5/11/08        114          114          119            360            359        6/11/98      1
   7      5/11/08        117          117          119            360            359        6/11/98      1
   8      8/11/09        127          127          134            300            299        6/11/98      1
   9      5/11/08         59           59          119            300            300        6/11/03      0
  10      5/11/08        115          115          119            360            359        6/11/98      1
  11                     233          233          237            336            335        6/11/98      1
  12      4/11/08        113          113          118            360            358        5/11/98      2
  13      5/11/08        115          115          119            300            299        6/11/98      1
  14      1/11/08        113          113          115            300            296        3/11/98      4
  15      5/11/08        117          117          119            300            299        6/11/98      1
  16                     289          289          293            300            293        12/1/97      7
  17                     289          289          293            300            293        12/1/97      7
  18      5/11/08        115          115          119            360            359        6/11/98      1
  19      5/11/13        172          172          179            300            299        6/11/98      1
  20                     296          296          299            299            299        7/11/98      0
  21      5/11/08        115          115          119            300            299        6/11/98      1
  22                     119          119          119            300            299         6/1/98      1
  23      4/11/08        116          116          118            300            298        5/11/98      2
  24      4/11/08        111          111          118            360            358        5/11/98      2
  25                     264          264          264            264            264         7/1/98      0
  26      5/11/08        115          115          119            360            359        6/11/98      1
  27                     264          264          264            264            264         7/1/98      0
  28      5/11/08        115          115          119            360            359        6/11/98      1
  29      5/11/08        114          114          119            360            359        6/11/98      1
  30       4/1/08        114          114          118            360            358         5/1/98      2
  31      4/11/08        111          111          118            360            358        5/11/98      2
  32                     230          230          234            315            310        2/11/98      5
  33      5/11/08        114          114          119            360            359        6/11/98      1
  34      4/11/08        116          116          118            360            358        5/11/98      2
  35      4/11/13        171          171          178            300            298        5/11/98      2
  36                     252          252          252            252            252         7/1/98      0
  37      2/11/08        109          109          116            360            356        3/11/98      4
  38      4/11/08        114          114          118            300            298        5/11/98      2
  39                     288          288          292            297            292        2/11/98      5
  40      5/11/08        112          112          119            300            299        6/11/98      1
  41      5/11/08        114          114          119            360            359        6/11/98      1
  42                     264          264          264            264            264         7/1/98      0
  43      5/11/08        115          115          119            360            359        6/11/98      1
  44      5/11/08        116          116          119            300            299        6/11/98      1
  45      4/11/08        111          111          118            360            358        5/11/98      2
  46                     173          173          177            179            177        5/11/98      2
  47                      97           97          115            360            355         2/1/98      5

          CSFB
 LOAN   CONTROL
  NO.     NO.                 PROPERTY NAME
------ --------- ---------------------------------------
  48   59        Christmas Tree Shops Plaza
  49   13        Executive Center
  50   CL26      Hoyts Theatre -- Linthicum, MD
  51   122       Inland Cold Storage Summary
  52   39        Bay Park Center Summary
  53   CP12      NCB/St. George Tower and Grill
  54   CL54      Shemin Nursery Portfolio Summary
  55   82        Eagle Hardware -- Anchorage, AK
  56   C-2534    Northbridge Park
  57   50        British Woods Apartments
  58   CL30      Kmart -- Inglewood, CA # 3639
  59   CP10      NCB/Geddes Lake Cooperative
  60   CP7       NCB/Bell Apartments Owners Corp.
  61   198       San Ant Res. Inn/Fair Inn Summary
  62   123       International Plaza
  63   173A      Rexville Plaza
  64   120       Ind. Apt Res. Inn/Fair Inn Summary
  65   CP2       Kew Garden Estates
  66   CP9       NCB/Bryn Mawr Ridge Apartments
  67   225       University Heights Apartments
  68   CP6       NCB/720-730 Fort Washington Avenue
  69   44        Best Western Travel Plaza
  70   118       Host Funding Portfolio Summary
  71   170       Pomona Marketplace Shopping Center
  72   165       Perry Lake Village
  73   CP5       NCB/310/312 East 23rd Apartment Corp.
  74   184       RHC-Continental/Mulberry Summary
  75   103       Glenmont Shopping Plaza
  76   83        Eagle Hardware and Garden, Inc.
  77   CL13      Best Buy -- Springfield, PA
  78   74A       Fossil Ridge Apartments
  79   3         5 Garret Mountain Plaza
  80   79        Denver Fairfield Inn
  81   CL24      Elder-Beerman at Millcreek Mall
  82   220       The Design Pavilion
  83   207       South Beach Multis Summary
  84   48        Bradshaw Corporate Center
  85   74C       Harvestree Apartments
  86   163       Peachtree Corners Shopping Center
  87   43        Best Western River North, Chicago
  88   CP3       NCB/1150 5th Ave.
  89   CP11      NCB/Laurelton Gardens
  90   CL10      Best Buy -- Mayfield, OH
  91   93        Essex Hospitality Summary
  92   40        Bay Plaza
  93   C-1209    40 West 72 Street
  94   130       Kratsa Portfolio Summary
  95   76        CW-Crowne Plaza Hotel
  96   C-1851    Howard Johnsons Deerfield



                                                                 CUT-OFF                             PRIMARY
 LOAN                                                             DATE        MONTHLY    MORTGAGE   SERVICING    INTEREST
  NO.                      BORROWER NAME                         BALANCE      PAYMENT      RATE      FEE RATE      CALC.
------ ----------------------------------------------------- -------------- ----------- ---------- ----------- ------------
  48   Beckenstein Enterprises-Route One L.L.C.               $12,381,376    $102,871      7.8900      0.0500   Actual/360
  49   Goodrich Executive, LLC                                $12,355,597    $ 86,363      7.4600      0.0500   Actual/360
  50   READCO BWII-A, LLC                                     $11,740,441    $ 83,541      8.2377      0.0500   Actual/360
  51   Inland Refrigerated Enterprises, LLC                   $11,542,256    $ 95,665      8.8400      0.0500   Actual/360
  52   Baypark Real Estate, L.P.                              $11,443,725    $ 79,434      7.4200      0.0500   Actual/360
  53   St. George Tower and Grill Owners Corp.                $11,431,763    $ 87,784      6.8000      0.1000      30/360
  54   Shemin Real Estate II, L.L.C.                          $11,390,457    $101,523      8.4914      0.0500      30/360
  55   Lexington Anchorage, L.L.C.                            $11,311,417    $ 78,979      7.4800      0.0500   Actual/360
  56   Northbridge Park Co-op, Inc.                           $11,000,000    $ 83,836      6.7800      0.0500   Actual/360
  57   New British Woods Associates                           $10,655,199    $ 78,145      7.9900      0.0500   Actual/360
  58   CRICKM Inglewood Trust                                 $10,634,081    $ 84,295      8.2276      0.0500      30/360
  59   Geddes Lake Cooperative Homes, Inc.                    $10,184,010    $ 81,784      7.3100      0.5750      30/360
  60   Bell Apartments Owners Corp.                           $ 9,996,212    $ 62,288      7.0200      0.0600      30/360
  61   Hotel Properties Texas L.P.                            $ 9,990,663    $ 73,834      7.4900      0.0500   Actual/360
  62   Triad Partnership, Ltd.                                $ 9,953,764    $ 73,769      7.4800      0.0500   Actual/360
  63   MBRD-Rexville Plaza L.P., S.E.                         $ 9,694,261    $ 65,712      7.1800      0.0500   Actual/360
  64   Limited Service Indianapolis, LLC                      $ 9,491,130    $ 70,142      7.4900      0.0500   Actual/360
  65   Kew Gardens Hills Apartment Owners Inc.                $ 9,488,914    $ 68,783      7.8600      0.0500   Actual/360
  66   BMR OWNERS CORP.                                       $ 9,467,505    $ 69,509      7.9700      0.6850      30/360
  67   SHP IV-Austin University Heights Associates, L.P.      $ 9,444,669    $ 64,979      7.3300      0.0500   Actual/360
  68   720-730 Fort Washington Ave. Owners Corp.              $ 9,368,170    $ 61,783      6.8800      0.1950      30/360
  69   Calverton Hotel Venture, LLC                           $ 9,132,247    $ 69,775      7.8600      0.0600   Actual/360
  70   Host Ventures, Inc.                                    $ 9,067,689    $ 70,766      8.1200      0.0500   Actual/360
  71   Pomona Marketplace, LLC                                $ 8,967,401    $ 70,156      7.0700      0.0500   Actual/360
  72   Perry Lake Village, LLC                                $ 8,894,686    $ 60,111      7.1500      0.0500   Actual/360
  73   310/312 East 23rd Apartment Corp.                      $ 8,890,321    $ 57,483      7.1000      0.0600      30/360
  74   Bahia Associates, LLC                                  $ 8,847,471    $ 63,705      7.7900      0.0500   Actual/360
  75   L & T Associates, LLC.                                 $ 8,765,322    $ 62,558      7.6700      0.0500   Actual/360
  76   Lexington Federal Way, L.L.C.                          $ 8,669,328    $ 60,531      7.4800      0.0500   Actual/360
  77   SunWest F.B. - Limited Partnership                     $ 8,656,976    $ 66,667      7.6609      0.0500      30/360
  78   Fossil Properties I Limited Partnership                $ 8,554,761    $ 57,353      7.0700      0.0500   Actual/360
  79   Garret Park Associates                                 $ 8,495,478    $ 59,491      7.5100      0.0500   Actual/360
  80   FI-DEN LLC                                             $ 8,492,064    $ 62,759      7.4900      0.0500   Actual/360
  81   Elder PA I Delaware Business Trust                     $ 8,490,238    $ 65,209      8.8601      0.0500      30/360
  82   200K, LLC                                              $ 8,389,405    $ 59,080      7.5600      0.0500   Actual/360
  83   Euclid, L.C. and Pennsylvania, L.C.                    $ 8,290,186    $ 58,736      7.6300      0.0500   Actual/360
  84   Bradshaw Corporate Plaza, L.P.                         $ 8,147,952    $ 54,267      6.9900      0.0500   Actual/360
  85   Harvestree Apartment Properties, Ltd.                  $ 8,075,130    $ 54,409      7.1200      0.0500   Actual/360
  86   Peachtree Corners Center, LLC                          $ 7,995,994    $ 56,982      7.6900      0.0600   Actual/360
  87   Best Western River North Hotel, L.L.C.                 $ 7,982,956    $ 58,444      7.3700      0.0500   Actual/360
  88   1150 Fifth Avenue Owners Corp.                         $ 7,887,415    $ 53,411      7.1600      0.0600      30/360
  89   Laurelton Gardens Corp.                                $ 7,694,531    $ 49,311      7.2600      0.2100      30/360
  90   SunWest F.B. IV Limited Partnership                    $ 7,558,145    $ 59,167      7.6457      0.0500      30/360
  91   Essex Hospitality Associates III, LP                   $ 7,553,519    $ 57,650      7.8600      0.0500   Actual/360
  92   Bay Plaza, LLC                                         $ 7,446,826    $ 55,394      8.1400      0.0500   Actual/360
  93   The Bancroft Owners, Inc.                              $ 7,273,200    $ 56,465      6.9700      0.0500   Actual/360
  94   Premier Hsptly Grp-W Mifflin & Premier Hsptly Grp-N    $ 7,163,548    $ 55,809      8.0500      0.0500   Actual/360
  95   SAM Hospitality Corp.                                  $ 7,061,557    $ 53,210      7.6600      0.0700   Actual/360
  96   Deerfield 21 Corporation                               $ 6,993,375    $ 51,411      7.4300      0.0500   Actual/360



                                              REMAINING
         STATED    ANTICIPATED                 LOCKOUT     ANTICIPATED     ORIGINAL       REMAINING     FIRST
 LOAN   MATURITY    REPAYMENT    REMAINING    AND YIELD     REMAINING    AMORTIZATION   AMORTIZATION     P&I
  NO.     DATE         DATE       LOCKOUT    MAINTENANCE       TERM          TERM           TERM         DATE    SEASONING
------ ---------- ------------- ----------- ------------- ------------- -------------- -------------- --------- ----------
  48     5/11/18                    237          237           239            240            239       6/11/98      1
  49     1/11/28      1/11/08       111          111           115            360            355       2/11/98      5
  50     1/11/23                    291          291           295            300            294       1/11/98      6
  51     5/11/23      5/11/08       117          117           119            300            299       6/11/98      1
  52      5/1/28       5/1/08       115          115           119            360            359        6/1/98      1
  53      3/5/08                     99          114           117            240            237        4/5/98      3
  54     2/11/17                    220          220           224            230            224       1/11/98      6
  55     5/11/28      5/11/08       115          115           119            360            359       6/11/98      1
  56      6/1/18                    240          240           240            240            240        7/1/98      0
  57     5/11/28      5/11/08       117          117           119            360            359       6/11/98      1
  58     11/1/22                    289          289           293            300            293       12/1/97      7
  59    12/11/17                     54          174           234            240            234       1/11/98      6
  60      5/5/13                    131          131           179            480            479        6/5/98      1
  61     5/11/23      5/11/08       116          116           119            300            299       6/11/98      1
  62     2/11/23      2/11/08       109          109           116            300            296       3/11/98      4
  63     5/11/28      5/11/08       114          114           119            360            359       6/11/98      1
  64     5/11/23      5/11/08       116          116           119            300            299       6/11/98      1
  65     4/11/28      4/11/08       111          111           118            360            358       5/11/98      2
  66      1/1/08                     97           97           115            360            355        2/5/98      5
  67     5/11/28      5/11/08       112          112           119            360            359       6/11/98      1
  68      2/1/08                     97           97           116            360            356        3/5/98      4
  69     4/11/23      4/11/05        78           78            82            300            298       5/11/98      2
  70     6/11/23      6/11/08       116          116           120            300            299       6/11/98      1
  71     4/11/18                    233          233           238            240            238       5/11/98      2
  72     5/11/28      5/11/08       114          114           119            360            359       6/11/98      1
  73      4/5/13                    118          118           178            420            418        5/5/98      2
  74     4/11/28      4/11/08       111          111           118            360            358       5/11/98      2
  75    12/11/27     12/11/07       107          107           114            360            354       1/11/98      6
  76     5/11/28      5/11/08       117          117           119            360            359       6/11/98      1
  77     2/11/18                    232          232           236            281            278       4/11/98      3
  78     5/11/28      5/11/08       112          112           119            360            359       6/11/98      1
  79     5/11/28      5/11/08       117          117           119            360            359       6/11/98      1
  80     5/11/23      5/11/08       116          116           119            300            299       6/11/98      1
  81     1/11/21                    267          267           271            443            442       6/11/98      1
  82     4/11/28      4/11/05        75           75            82            360            358       5/11/98      2
  83     5/11/28      5/11/08       112          112           119            360            359       6/11/98      1
  84     3/11/28      3/11/08       110          110           117            360            357       4/11/98      3
  85     5/11/28      5/11/08       112          112           119            360            359       6/11/98      1
  86     5/11/28      5/11/18       235          235           239            360            359       6/11/98      1
  87      4/1/08                     58          114           118            300            298        5/1/98      2
  88      4/5/13                    147          147           178            360            358        5/5/98      2
  89      4/5/08                     99           99           118            480            478        5/5/98      2
  90     2/11/18                    232          232           236            268            265       4/11/98      3
  91     5/11/23      5/11/08       112          112           119            300            299       6/11/98      1
  92     5/11/28      5/11/08       112          112           119            360            359       6/11/98      1
  93      4/1/18                      0          234           238            240            238        5/1/98      2
  94     1/11/22      1/11/08       111          111           115            300            295       2/11/98      5
  95     1/11/23      1/11/08       111          111           115            300            295       2/11/98      5
  96      5/1/08                      0          119           119            300            299        6/1/98      1

                                     S-110

          CSFB
 LOAN   CONTROL
  NO.     NO.                  PROPERTY NAME
------ --------- -----------------------------------------
  97   140       Logan Manor Nursing Home
  98   97        Forest Pointe Apartments
  99   159F      Arundel Apartments
 100   C-2016    Super 8-Summary
 101   239       Yorktown Apartments and Townhouses
 102   C-1400    1249 and 1255 Boylston Street-Summary
 103   C-3769    AT&T Center
 104   C-3222    Best Western Oak Manor Inn
 105   CL55      United Artists -- Camarillo, CA
 106   232       Westport Inn
 107   C-1723    Best Western Beachside Inn
 108   91        Empire Office Center II
 109   CL19      Eagle Foods- Geneva IL
 110   176       Radisson Resort Hotel
 111   151       Nevada Cares
 112   CL32      Office Depot -- Paramus, NJ
 113   10        320 West 13th Street
 114   234       Winfield Landing Apartments
 115   226       USC Center
 116   45        Holiday Inn Aberdeen
 117   CL20      Eagle Country Market
 118   182       RHC -- Capistrano
 119   35        Atlantis Apartments
 120   C-1511    Meadowbrook Office Park-Summary
 121   142       Lynnwood Marketplace
 122   C-2135    World Marine
 123   218       Fairfield Inn Tampa/Brandon
 124   46        Bluegrass Shopping Center
 125   C-3418    Green Oaks Apartments
 126   16        902-938 Highland Avenue
 127   109       Hecker Pass Plaza
 128   62        Cobblestone Village Shopping Center
 129   187       RHC -- Towne & Country Mobile Home Park
 130   70        Concord Apartments
 131   78        Delta Hotels Summary
 132   224       Transouth
 133   33        Any Mountain
 134   113       Holiday Inn -- Ft. Collins, CO
 135   112       Highland Court Apartments
 136   189       River Road
 137   68        Commerce University
 138   C-1361    Dutch Centre
 139   C-1332    Murchison Medical Plaza
 140   160       Park Magnolia Apartments
 141   CL6       Best Buy -- Akron, OH
 142   88        Edwards Warehouse
 143   47        Boynton Medical Arts Center
 144   37        Austin South Residence Inn
 145   147       Courtyard by Marriott -- Mishawaka



                                                                        CUT-OFF                           PRIMARY
 LOAN                                                                     DATE      MONTHLY   MORTGAGE   SERVICING    INTEREST
  NO.                          BORROWER NAME                            BALANCE     PAYMENT     RATE      FEE RATE      CALC.
------ ------------------------------------------------------------- ------------- --------- ---------- ----------- ------------
  97   Logan Manor L.L.C.                                             $6,993,301    $51,184     7.3800      0.0600   Actual/360
  98   Forest Pointe Apartments, LLC                                  $6,990,619    $48,085     7.3200      0.0500   Actual/360
  99   Arundel Associates LLC                                         $6,911,712    $48,212     7.4700      0.0000   Actual/360
 100   Various(1)                                                     $6,838,507    $55,574     8.5900      0.0500   Actual/360
 101   New Yorktowne Associates                                       $6,837,119    $51,002     8.1700      0.0500   Actual/360
 102   SPE controlled by Joseph & Thomas Swan                         $6,800,000    $54,076     7.3300      0.0500   Actual/360
 103   Provident Sunnyside LLC and Provident Somerset Partners LLC    $6,500,000    $45,315     7.4700      0.0500   Actual/360
 104   Gama Corporation                                               $6,494,148    $48,670     7.6500      0.0500   Actual/360
 105   Media Park, LLC                                                $6,480,848    $50,655     8.0941      0.0500   Actual/360
 106   BP Westport Inn, LLC                                           $6,130,562    $49,105     8.3800      0.0500   Actual/360
 107   El Patio Beachside Inn, Inc.                                   $6,119,486    $45,863     7.6500      0.0500   Actual/360
 108   Empire Office Center, L.L.C.                                   $6,111,602    $42,345     7.3700      0.0500   Actual/360
 109   Eagle Geneva Realty, L.P.                                      $6,104,894    $47,286     8.1645      0.0500      30/360
 110   SPI Management Co.                                             $6,083,154    $57,188     7.6800      0.0500   Actual/360
 111   Royalcrest Living Centers (Carson City) Inc.                   $5,989,474    $47,789     8.3700      0.0500   Actual/360
 112   OD-Paramus Ham Business Trust                                  $5,898,234    $41,167     7.3989      0.0500   Actual/360
 113   320 West 13th Realty, LLC                                      $5,850,000    $38,318     7.8600      0.0500   Actual/360
 114   Balboa Partners, Ltd.                                          $5,802,554    $40,915     7.5500      0.0500   Actual/360
 115   Campus Partners                                                $5,777,412    $41,432     7.7200      0.0500   Actual/360
 116   The Blacksmith Corporation                                     $5,744,752    $42,829     7.5900      0.0500   Actual/360
 117   Eagle Moline Realty, L.P.                                      $5,673,660    $43,768     8.1684      0.0500      30/360
 118   Capistrano Terrace Associates, LLC                             $5,640,133    $39,295     7.4500      0.0500   Actual/360
 119   W.W.W. Associates, Inc.                                        $5,592,477    $38,430     7.3100      0.0500   Actual/360
 120   Park Central LLC                                               $5,500,000    $37,296     7.1900      0.0500   Actual/360
 121   3100 E. Imperial Hwy., LLC                                     $5,386,260    $43,810     8.0800      0.0500   Actual/360
 122   Flosden Residential Community, Inc.                            $5,297,000    $36,407     7.3200      0.0500   Actual/360
 123   FI-Brand, LLC                                                  $5,245,098    $38,763     7.4900      0.0500   Actual/360
 124   Bluegrass Center, LLC                                          $5,225,494    $38,524     7.4200      0.0500   Actual/360
 125   Palos Green Oaks, LP                                           $5,200,000    $35,297     7.2000      0.0500   Actual/360
 126   Mellen Highland Associates, LLC                                $5,097,286    $35,695     7.5100      0.0500   Actual/360
 127   Hecker Pass Plaza Investors, a Limited Partnership             $4,997,520    $34,642     7.4700      0.0500   Actual/360
 128   Cobblestone Village Equities, LLC                              $4,984,687    $34,619     7.4000      0.0500   Actual/360
 129   Towne & Country Associates, LLC                                $4,950,437    $34,490     7.4500      0.0500   Actual/360
 130   Wentwood Capital Fund IV, L.P.                                 $4,898,523    $36,415     8.1000      0.0500   Actual/360
 131   Delta Management International L.C.                            $4,896,100    $38,372     8.1700      0.0500   Actual/360
 132   Domain Beach, Ltd.                                             $4,871,941    $35,670     7.3300      0.0500   Actual/360
 133   E.R. Hoffman Properties, LLC                                   $4,790,953    $33,152     7.3750      0.0750   Actual/360
 134   U.S. Motels Ft. Collins, Inc.                                  $4,786,010    $36,035     7.6800      0.0500   Actual/360
 135   Graoch Associates #47 Limited Partnership                      $4,783,146    $33,727     7.5500      0.0500   Actual/360
 136   Tri Property, L.L.C.                                           $4,747,234    $32,339     7.2300      0.1000   Actual/360
 137   17000 Horizon Associates, A Limited Partnership                $4,743,393    $32,146     7.1700      0.0500   Actual/360
 138   Eukos Properties,Ltd.                                          $4,732,467    $32,629     7.3200      0.0500   Actual/360
 139   Murchison Medical Plaza, Ltd.                                  $4,700,000    $33,769     7.7800      0.0500   Actual/360
 140   15101 Magnolia Group, LLC                                      $4,693,284    $31,459     7.0600      0.0500   Actual/360
 141   SunWest F.B. III Limited Partnership                           $4,579,531    $35,000     7.6676      0.0500      30/360
 142   Edwards Avenue Commerce Center, L.L.C.                         $4,511,607    $31,388     7.4300      0.1000   Actual/360
 143   Siemens West Boynton, LTD.                                     $4,497,921    $32,769     7.9200      0.0500   Actual/360
 144   White Lodging Services Corp.                                   $4,495,798    $33,225     7.4900      0.0500   Actual/360
 145   Mishacourt, L.L.C.                                             $4,495,798    $33,225     7.4900      0.0500   Actual/360



                                              REMAINING
         STATED    ANTICIPATED                 LOCKOUT     ANTICIPATED     ORIGINAL       REMAINING     FIRST
 LOAN   MATURITY    REPAYMENT    REMAINING    AND YIELD     REMAINING    AMORTIZATION   AMORTIZATION     P&I
  NO.     DATE         DATE       LOCKOUT    MAINTENANCE       TERM          TERM           TERM         DATE    SEASONING
------ ---------- ------------- ----------- ------------- ------------- -------------- -------------- --------- ----------
  97     5/11/23      5/11/08       115          115           119            300            299       6/11/98      1
  98      4/1/08                     58          114           118            360            358        5/1/98      2
  99     5/11/28      5/11/08       115          115           119            360            359       6/11/98      1
 100      4/1/08                     21          118           118            300            298        5/1/98      2
 101     5/11/08                    117          117           119            360            359       6/11/98      1
 102      6/1/18                    240          240           240            240            240        7/1/98      0
 103      6/1/08                    114          114           120            360            360        7/1/98      0
 104      5/1/08                    119          119           119            300            299        6/1/98      1
 105    12/11/15                    206          206           210            215            210       2/11/98      5
 106     1/11/23      1/11/08       110          110           115            300            295       2/11/98      5
 107      5/1/08                     35          119           119            300            299        6/1/98      1
 108     1/11/28      1/11/08       108          108           115            360            355       2/11/98      5
 109     4/11/20                    258          258           262            312            311       6/11/98      1
 110     5/11/13      5/11/08       116          116           119            180            179       6/11/98      1
 111     4/11/23      5/11/08       119          119           119            300            298       5/11/98      2
 112     9/11/16                    215          215           219            220            219       6/11/98      1
 113     5/11/28      5/11/05        35           35            83                                     6/11/98      1
 114     1/11/28      1/11/08       111          111           115            360            355       2/11/98      5
 115    12/11/27     12/11/07       111          111           114            360            354       1/11/98      6
 116     5/11/08                    119          119           119            300            299       6/11/98      1
 117     4/11/20                    258          258           262            317            316       6/11/98      1
 118     4/11/28      4/11/08       111          111           118            360            358       5/11/98      2
 119     4/11/28      4/11/08       116          116           118            360            358       5/11/98      2
 120      6/1/08                    120          120           120            360            360        7/1/98      0
 121     4/11/20      4/11/08       111          111           118            264            262       5/11/98      2
 122      5/1/08                    119          119           119            360            359        6/1/98      1
 123     5/11/23      5/11/08       116          116           119            300            299       6/11/98      1
 124     2/11/23      2/11/08       114          114           116            300            296       3/11/98      4
 125      6/1/08                    120          120           120            360            360        7/1/98      0
 126     5/11/28      5/11/08       112          112           119            360            359       6/11/98      1
 127     5/11/28      5/11/08       112          112           119            360            359       6/11/98      1
 128     2/11/28      2/11/08       114          114           116            360            356       3/11/98      4
 129     4/11/28      4/11/08       111          111           118            360            358       5/11/98      2
 130    12/11/27     12/11/07       107          107           114            360            354       1/11/98      6
 131     5/11/23      5/11/08       115          115           119            300            299       6/11/98      1
 132     1/11/23      1/11/08       108          108           115            300            295       2/11/98      5
 133     3/11/28      3/11/08       110          110           117            360            357       4/11/98      3
 134     3/11/23      3/11/08       115          115           117            300            297       4/11/98      3
 135     1/11/28      1/11/08       108          108           115            360            355       2/11/98      5
 136     5/11/28      5/11/08       112          112           119            360            359       6/11/98      1
 137     4/11/28      4/11/08       111          111           118            360            358       5/11/98      2
 138      1/1/08       1/1/08         0          115           115            360            355        2/1/98      5
 139      6/1/08                    120          120           120            360            360        7/1/98      0
 140     4/11/28      4/11/08       116          116           118            360            358       5/11/98      2
 141     2/11/18                    232          232           236            287            284       4/11/98      3
 142     3/11/28      3/11/08       110          110           117            360            357       4/11/98      3
 143     5/11/28      5/11/08        47           47           119            360            359       6/11/98      1
 144     5/11/23      5/11/08       116          116           119            300            299       6/11/98      1
 145     5/11/23      5/11/08       116          116           119            300            299       6/11/98      1

---------------------
1) Ionia Hotel Corp. 2) Charlotte Hotel Corp. 3) ColdwaterHotel Corp. 4) LaGrange Hotel Corp.

          CSFB
 LOAN   CONTROL
  NO.     NO.                       PROPERTY NAME
------ --------- --------------------------------------------------
 146   49        Brentwood Manor Mobile Home Park
 147   C-1460    Burke Commerce Center
 148   236       Wisteria Gardens Apartments
 149   52        Brunswick Hotel
 150   CL8       Best Buy -- Columbia, SC
 151   C-3261    Winn-Dixie Stores, Inc. -- Selma
 152   CL17      CVS Pharmacy -- Stoughton, MA
 153   C-1984    Holiday Inn Holidome
 154   233       Winchester Plaza
 155   25        Corporate Court at Westview
 156   C-1316    Alameda Apartments
 157   98        Forest Ridge Apartments
 158   63        Colony Club Apartments
 159   C-1798    Webster Square Shopping Center
 160   C-1599    Oswego Village Apartments
 161   CL11      Best Buy -- Inver Grove Heights, MN
 162   115       Holiday Inn Exp. -- Wheatridge, CO
 163   128       K-Mart -- Sikeston
 164   C-3715    Comfort Inn Santa Monica
 165   CL35      PETsMART Store No. 157
 166   183       RHC -- Club Marina Mobile Home Park
 167   6         41 Elm Street Apartment & Office Building
 168   209       Sports World
 169   219       Terrado Plaza
 170   54        Carydale East Apartments
 171   CL50      Rite Aid Macon & College Park Summary
 172   CL33      PETsMART Store No. 102
 173   41        Beltline Village Shopping Center
 174   131       Laguna Creek Racquet Club
 175   C-2955    Riverside Medical Center
 176   CL42      PETsMART Store No. 688
 177   CL14      Hoyts Cinemas -- Concord, NH
 178   CL37      PETsMART Store No. 475
 179   CL38      PETsMART Store No. 586
 180   C-2792    Rite Aid Corporation -- Baltimore
 181   CL5       Best Buy -- LaCrosse, WI
 182   127       Kleinfelder Office Building
 183   22        2308 Broadway
 184   31        American Mini Storage
 185   CL43      PETsMART Store No. 689
 186   202       Shoppes of Hunt Club
 187   C-2787    Winn-Dixie Stores, Inc. -- Bunkie
 188   C-1512    283 Bleeker St. & 59-61 Thompson St.-Summary
 189   77        Delray Industrial Park
 190   211       Staples, Ocean Avenue
 191   149       Natomas Racquet Club
 192   116       Holiday Inn Express Hotel & Suites Golden Valley
 193   CL40      PETsMART Store No. 685
 194   110       Heritage Plaza



                                                               CUT-OFF                           PRIMARY                  STATED
 LOAN                                                            DATE      MONTHLY   MORTGAGE   SERVICING    INTEREST    MATURITY
  NO.                      BORROWER NAME                       BALANCE     PAYMENT     RATE      FEE RATE      CALC.       DATE
------ ---------------------------------------------------- ------------- --------- ---------- ----------- ------------ ----------
 146   Gilbert A. & Joyce A. Mobley                          $4,495,655    $32,788     7.3400      0.0500   Actual/360     5/1/08
 147   Burke Commerce Center, LC                             $4,495,509    $32,353     7.1900      0.0500   Actual/360     5/1/08
 148   Ashford Est. Partners, LTD.                           $4,491,484    $31,034     7.3600      0.0500   Actual/360    3/11/28
 149   L.A Brunswick Associates, L.P.                        $4,479,941    $33,872     7.7100      0.0500   Actual/360    2/11/23
 150   SunWest F.B. V Limited Partnership                    $4,469,298    $34,167     7.6674      0.0500      30/360     2/11/18
 151   WD Selma RIC L.L.C.                                   $4,441,452    $32,408     7.1300      0.0500      30/360      2/1/18
 152   Stoughton Washington L.P.                             $4,420,015    $29,468     6.5927      0.0500   Actual/360    1/11/19
 153   Boulder Hotel Associates                              $4,396,316    $33,843     7.9600      0.0500   Actual/360     5/1/03
 154   Winchester Plaza, LLC                                 $4,385,245    $31,553     7.7600      0.0500   Actual/360    1/11/28
 155   W-M 85 Limited Partnership                            $4,295,994    $31,777     7.5000      0.0500   Actual/360    5/11/23
 156   1415 Broadway Alameda Hotel, LLC                      $4,244,735    $30,096     7.6300      0.0500   Actual/360     4/1/28
 157   Forest Ridge Apartments Development LTD               $4,222,767    $29,629     7.5300      0.0500   Actual/360    5/11/28
 158   Regency Holding-Spring Lake, LLC                      $4,220,948    $30,866     7.3700      0.0500   Actual/360    5/11/23
 159   Webster Square Shopping Center, LLC                   $4,185,833    $29,524     6.9400      0.0500   Actual/360     3/1/08
 160   Oswego Village LLC                                    $4,157,320    $27,398     6.9000      0.0500   Actual/360     5/1/08
 161   SunWest F.B. VII Limited Partnership                  $4,142,785    $31,667     7.6675      0.0500      30/360     2/11/18
 162   U.S. Motels Denver Central, Inc. a Colorado Corpor    $4,088,531    $31,319     7.8800      0.0500   Actual/360    3/11/23
 163   DDM/Sikeston, L.P., a Missouri Limited Partnership    $4,086,699    $35,144     8.2100      0.0500   Actual/360    4/11/18
 164   Dawn Dee Motel and Apartments                         $4,062,000    $32,624     7.4600      0.0500   Actual/360     6/1/08
 165   CRICPETS Glendale Trust                               $4,025,692    $31,820     8.7700      0.0500      30/360     1/11/08
 166   Club Marina Associates, LLC                           $4,005,551    $28,841     7.7900      0.0500   Actual/360    4/11/28
 167   Morris-Elm LLC                                        $3,996,077    $28,964     7.2700      0.0500   Actual/360    5/11/23
 168   SW-93 Partners, L.P.                                  $3,978,892    $30,371     7.8100      0.0500   Actual/360    1/11/23
 169   Covina Office Partners, LLC                           $3,966,563    $29,091     7.3900      0.0500   Actual/360    4/11/23
 170   The 2727 L.L.C.                                       $3,906,159    $46,217     6.8900      0.1000   Actual/360    2/11/08
 171   TAC Funding II, LLC                                   $3,884,658    $31,006     7.0000      0.0500   Actual/360    9/11/17
 172   CRICPETS Aliso Viejo Trust                            $3,846,309    $30,402     8.7700      0.0500      30/360     1/11/08
 173   BV PLAZA LTD.                                         $3,844,619    $26,003     7.1500      0.0500   Actual/360    4/11/28
 174   Laguna Creek Racquet Club Investors, LP               $3,844,492    $32,660     8.1900      0.0500   Actual/360    5/11/18
 175   300 Riverside, Ltd.                                   $3,818,129    $26,876     7.5500      0.0500   Actual/360     3/1/08
 176   CRICPETS Northville Trust                             $3,788,953    $29,949     8.7700      0.0500      30/360     1/11/08
 177   Readco Concord, LLC                                   $3,733,234    $29,302     8.0176      0.0500   Actual/360    1/11/23
 178   CRICPETS Downers Grove Trust                          $3,689,244    $29,161     8.7700      0.0500      30/360     1/11/08
 179   CRICPETS Fayette Township Trust                       $3,689,244    $29,161     8.7700      0.0500      30/360     1/11/08
 180   RA Baltimore Trust                                    $3,607,480    $27,917     7.3750      0.0500      30/360     12/1/19
 181   SunWest F.B. VIII Limited Partnership                 $3,597,915    $27,500     7.6675      0.0500      30/360     2/11/18
 182   3077 Fite Circle, L.P.                                $3,592,963    $24,534     7.2400      0.0500   Actual/360    3/11/28
 183   Way-Off Broadway LLC                                  $3,496,921    $26,437     7.7500      0.1200   Actual/360    5/11/23
 184   El Toro Mini-Partners                                 $3,492,847    $26,070     7.5900      0.0500   Actual/360     4/1/08
 185   CRICPETS Taylor Trust                                 $3,390,116    $26,796     8.7700      0.0500      30/360     1/11/08
 186   Shoppes Of Hunt Club Enterprises, Inc.                $3,383,902    $24,751     7.3300      0.1000   Actual/360    2/11/23
 187   SSG 961 L.L.C.                                        $3,375,192    $29,579     8.2500      0.0500      30/360      2/1/17
 188   Whistlepig Associates, Inc.                           $3,342,509    $23,913     7.1100      0.0500   Actual/360     4/1/08
 189   Delray Industrial Assoc, Inc. & I.R.E. Real Estate    $3,297,043    $24,753     7.6700      0.0500   Actual/360    5/11/23
 190   HSPR Associates, LLC                                  $3,296,842    $24,130     7.3800      0.0500   Actual/360    5/11/23
 191   Natomas Racquet Club Investor                         $3,295,279    $27,994     8.1900      0.0500   Actual/360    5/11/18
 192   Christianson and Torgerson Partnership, L.L.P.        $3,293,409    $24,839     7.7100      0.1000   Actual/360    4/11/23
 193   CRICPETS Roseville Trust                              $3,290,407    $26,008     8.7700      0.0500      30/360     1/11/08
 194   Heritage Plaza, L.L.C.                                $3,285,872    $22,669     7.3200      0.0500   Actual/360   12/11/27



                                   REMAINING
        ANTICIPATED                 LOCKOUT     ANTICIPATED     ORIGINAL       REMAINING     FIRST
 LOAN    REPAYMENT    REMAINING    AND YIELD     REMAINING    AMORTIZATION   AMORTIZATION     P&I
  NO.       DATE       LOCKOUT    MAINTENANCE       TERM          TERM           TERM         DATE    SEASONING
------ ------------- ----------- ------------- ------------- -------------- -------------- --------- ----------
 146                      59          115           119            300            299        6/1/98       1
 147                     119          119           119            300            299        6/1/98       1
 148       3/11/08       115          115           117            360            357       4/11/98       3
 149       2/11/08       109          109           116            300            296       3/11/98       4
 150                     232          232           236            287            284       4/11/98       3
 151                     236          236           236            286            284        5/1/98       2
 152                     243          243           247            246            246       8/11/98       0
 153                      23           23            59            300            299        6/1/98       1
 154      12/11/07       111          111           114            360            355       2/11/98       5
 155       5/11/08       112          112           119            300            299       6/11/98       1
 156        4/1/08       118          118           118            360            358        5/1/98       2
 157       5/11/08       117          117           119            360            359       6/11/98       1
 158       5/11/08       116          116           119            300            299       6/11/98       1
 159                       0          117           117            300            297        4/1/98       3
 160                     119          119           119            360            359        6/1/98       1
 161                     232          232           236            287            284       4/11/98       3
 162       3/11/08       115          115           117            300            297       4/11/98       3
 163                     234          234           238            240            238       5/11/98       2
 164                     114          114           120            240            240        7/1/98       0
 165                     111          111           115            360            355       2/11/98       5
 166       4/11/08       111          111           118            360            358       5/11/98       2
 167       5/11/08       116          116           119            300            299       6/11/98       1
 168       1/11/08       108          108           115            300            295       2/11/98       5
 169       4/11/05        75           75            82            300            298       5/11/98       2
 170                     112          112           116            120            116       3/11/98       4
 171                     227          227           231            234            231       4/11/98       3
 172                     111          111           115            360            355       2/11/98       5
 173       4/11/08       111          111           118            360            358       5/11/98       2
 174       5/11/08       112          112           119            240            239       6/11/98       1
 175                     110          110           117            360            357        4/1/98       3
 176                     111          111           115            360            355       2/11/98       5
 177                     291          291           295            300            295       2/11/98       5
 178                     111          111           115            360            355       2/11/98       5
 179                     111          111           115            360            355       2/11/98       5
 180                      78          258           258            265            258       12/1/97       7
 181                     232          232           236            287            284       4/11/98       3
 182       3/11/08       110          110           117            360            357       4/11/98       3
 183       5/11/08       112          112           119            300            299       6/11/98       1
 184                      58          114           118            300            298        5/1/98       2
 185                     111          111           115            360            355       2/11/98       5
 186       2/11/08       109          109           116            300            296       3/11/98       4
 187                     106          224           224            238            224        5/1/97      14
 188                     118          118           118            300            298        5/1/98       2
 189       5/11/08       115          115           119            300            299       6/11/98       1
 190       5/11/08       112          112           119            300            299       6/11/98       1
 191       5/11/08       112          112           119            240            239       6/11/98       1
 192       4/11/13       171          171           178            300            298       5/11/98       2
 193                     111          111           115            360            355       2/11/98       5
 194      12/11/07       108          108           114            360            354       1/11/98       6

         CSFB
 LOAN   CONTROL
  NO.     NO.                    PROPERTY NAME
------ --------- ---------------------------------------------
 195   159C      Cynwyd Club Apartments
 196   CL36      PETsMART Store No. 239
 197   C-1031    Keith Properties-Summary
 198   CL15      Hoyts Cinemas -- Hooksett, NH
 199   C-1730    Comfort Inn-Selma
 200   C-2791    Rite Aid Corporation -- Cleveland
 201   C-1656    Cedar Creek Apartments
 202   222       Timber Trails Shopping Center
 203   152       North La Brea Shopping Center
 204   21        1801-1811 Williamsbridge Road
 205   185       RHC -- Trees Country Place Mobile Home Park
 206   C-1708    Kon Tiki Mobile Home Park
 207   CL41      PETsMART Store No. 686
 208   65        Columbus Plaza
 209   C-3767    Days InnDenny's-Summary
 210   206       Somerset Professional Plaza
 211   CL21      Eckerd Pharmacy -- Mary Esther, FL
 212   CL39      PETsMART Store No. 648
 213   134       Lancaster Microtel Inn
 214   205       Snyder Warehouse
 215   CL51      Rite Aid -- Washington, MI
 216   C-1488    3190 Northeast Expressway
 217   161       Parkview Nursing Portfolio Summary
 218   143       Manhattan Brewery/40-42 Thompson St.
 219   CL34      PETsMART Store No. 145
 220   C-1284    Setauket Village Mart
 221   C-1590    Great Woods Office Park-Summary
 222   CL31      Office Depot -- College Twp PA
 223   C-2788    Winn-Dixie Stores, Inc. -- Auburn
 224   24        5520 Santa Monica Boulevard
 225   235       Winston Vista Shopping Center
 226   194       Rochester Microtel
 227   C-3225    Alpine Meadows
 228   C-1494    Kenosha Office/Industrial Building
 229   64        Columbus Microtel Inn
 230   117       Hoosic Valley Center
 231   7         200 South Newman Street
 232   C-1912    Value Inn Suites
 233   137       Leeman Labs
 234   129       Knoxville Microtel
 235   C-3279    Eckerd Corporation -- Forest Park
 236   72        Corum Plaza
 237   C-1765b   Quality Inn- Sylva
 238   C-2182    Holiday Inn/ Heritage Inn-Summary
 239   CL56      Walgreen Co. -- Bedford, TX
 240   96        Falcon View Plaza
 241   CL22      Eckerd Pharmacy -- Houma, LA
 242   144       Maple Gardens Apartments
 243   181       RHC -- Adobe Mobile Lodge



                                                               CUT-OFF                           PRIMARY                  STATED
 LOAN                                                            DATE      MONTHLY   MORTGAGE   SERVICING    INTEREST    MATURITY
  NO.                      BORROWER NAME                       BALANCE     PAYMENT     RATE      FEE RATE      CALC.       DATE
------ ---------------------------------------------------- ------------- --------- ---------- ----------- ------------ ----------
 195   Cynwyd Club Associates LLC                            $3,244,834    $22,634     7.4700      0.0000   Actual/360    5/11/28
 196   CRICPETS Kansas City Trust                            $3,189,766    $25,213     8.7700      0.0500      30/360     1/11/08
 197   SPEs with a managing partner of John W. Keith         $3,188,665    $22,397     7.5100      0.0500   Actual/360     1/1/08
 198   Readco Hookset, LLC                                   $3,185,239    $25,001     8.0175      0.0500   Actual/360    1/11/23
 199   Nirvana, Inc.                                         $3,178,901    $27,427     8.3300      0.0500   Actual/360     2/1/18
 200   RA Cleveland Trust                                    $3,174,044    $24,563     7.3750      0.0500      30/360     12/1/19
 201   Cedar Creek Village, LLC                              $3,150,000    $21,939     7.4600      0.0500   Actual/360     6/1/08
 202   Timber Trails, LTD.                                   $3,095,773    $21,147     7.2500      0.0500   Actual/360    4/11/28
 203   Lambert Equities, LLC                                 $3,088,350    $22,466     7.8700      0.0500   Actual/360   12/11/27
 204   1801 Williamsbridge Road Realty Associates LLC        $2,997,624    $23,533     8.1900      0.0500   Actual/360    5/11/23
 205   Purviance Park Associates, LLC                        $2,996,226    $21,120     7.5700      0.0500   Actual/360    4/11/28
 206   Sailaway Holdings, Ltd. And JOMA Enterprises, Ltd.    $2,993,292    $21,414     7.1100      0.0500   Actual/360     4/1/08
 207   CRICPETS Commerce Township Trust                      $2,975,899    $23,522     8.7700      0.0500      30/360     1/11/08
 208   Columbus Plaza Fee Associates, LP, and Twelth Tamp    $2,918,815    $21,445     7.4100      0.0500   Actual/360    4/11/23
 209   Hospitality Associates of Ft. Meyers, Ltd.            $2,908,162    $22,968     7.9300      0.0500   Actual/360     5/1/08
 210   Regency Holding-Somerset LLC                          $2,877,268    $21,133     7.4200      0.0500   Actual/360    5/11/23
 211   ECKTRUST -- Florida                                   $2,867,198    $21,505     6.6125      0.0500   Actual/360   12/11/17
 212   CRICPETS Murfreesboro Trust                           $2,791,860    $22,068     8.7700      0.0500      30/360     1/11/08
 213   Essex Microtel 1989 L.P.                              $2,772,604    $21,106     7.8300      0.0500   Actual/360    5/11/23
 214   G & R Snyder Ltd LLP                                  $2,745,074    $19,342     7.5600      0.1000   Actual/360    3/11/28
 215   RAC Washington II                                     $2,736,245    $18,944     6.5892      0.0500   Actual/360   12/11/22
 216   Group Three Associates, LP                            $2,721,394    $18,812     7.3700      0.0500   Actual/360     4/1/08
 217   Parkview AdultCare Centers, Inc.                      $2,707,586    $22,159     8.6400      0.0500   Actual/360    1/11/23
 218   Substation Company                                    $2,696,533    $18,860     7.4900      0.0500   Actual/360    4/11/28
 219   CRICPETS Prescott Trust                               $2,692,151    $21,280     8.7700      0.0500      30/360     1/11/08
 220   Setauket Village Mart Associates                      $2,676,535    $25,045     7.5100      0.0500   Actual/360     3/1/13
 221   Sebonic Partners, LLC                                 $2,592,147    $18,126     7.4700      0.0500   Actual/360     2/1/08
 222   RIC College Station Trust                             $2,560,318    $18,333     7.6699      0.0500   Actual/360    3/11/16
 223   Tiger Crossing WD GP                                  $2,537,596    $23,768     8.5000      0.0500      30/360      2/1/15
 224   5520 Santa Monica Boulevard LLC                       $2,533,444    $19,320     8.4000      0.0500   Actual/360     4/1/08
 225   Pacific Coast Property Fund I, LLC                    $2,518,764    $18,054     7.7500      0.0500   Actual/360    5/11/28
 226   Essex Microtel Lehigh L.P.                            $2,500,839    $19,038     7.8300      0.0500   Actual/360    5/11/23
 227   Goldbar Investments Corporation                       $2,500,000    $17,925     7.1600      0.0500   Actual/360     6/1/08
 228   Kenosha Corporation                                   $2,483,072    $23,483     9.6100      0.0500   Actual/360     1/1/08
 229   Essex Microtel Associates, LP                         $2,472,863    $18,825     7.8300      0.0500   Actual/360    5/11/23
 230   E.D.K. Enterprises, Inc                               $2,439,124    $18,883     8.5700      0.0500   Actual/360    5/11/23
 231   200 South Newman Associates, LLC                      $2,437,803    $18,270     7.6500      0.0500   Actual/360    5/11/23
 232   Value Inn Suites, LLC                                 $2,400,000    $19,970     7.9300      0.0500   Actual/360     6/1/08
 233   6 Wentworth Drive Realty Corp.                        $2,397,703    $17,549     7.3800      0.0500   Actual/360    5/11/23
 234   Essex Knoxville Associates, LP                        $2,393,956    $18,303     7.8800      0.0500   Actual/360    5/11/23
 235   Trinity Forest Parkway L.L.C.                         $2,391,354    $18,797     7.0600      0.0500      30/360      1/1/18
 236   8505 Gulf Freeway Limited                             $2,376,990    $16,723     7.5500      0.0500   Actual/360     4/1/08
 237   Various(2)                                            $2,334,582    $20,201     8.3700      0.0500   Actual/360     2/1/18
 238   Sunbelt Lodging LLC/ Heritage Inn Ltd                 $2,316,187    $18,261     8.2400      0.0500   Actual/360     5/1/08
 239   MT Capital Limited Partnership                        $2,303,898    $18,401     6.6775      0.0500   Actual/360    8/11/16
 240   RcKellips, L.L.C.                                     $2,298,740    $15,956     7.4200      0.0500   Actual/360    5/11/28
 241   RCBM-I TRUST                                          $2,290,248    $16,747     6.3365      0.0500   Actual/360   10/11/17
 242   Maple Gardens Apartments, LLC                         $2,273,683    $15,520     7.2500      0.0500   Actual/360    5/11/28
 243   Adobe Associates, LLC                                 $2,269,017    $15,808     7.4500      0.0500   Actual/360    4/11/28



                                   REMAINING
        ANTICIPATED                 LOCKOUT     ANTICIPATED     ORIGINAL       REMAINING     FIRST
 LOAN    REPAYMENT    REMAINING    AND YIELD     REMAINING    AMORTIZATION   AMORTIZATION     P&I
  NO.       DATE       LOCKOUT    MAINTENANCE       TERM          TERM           TERM         DATE    SEASONING
------ ------------- ----------- ------------- ------------- -------------- -------------- --------- ----------
 195       5/11/08       115          115           119            360            359       6/11/98       1
 196                     111          111           115            360            355       2/11/98       5
 197                       0          115           115            360            355        2/1/98       5
 198                     291          291           295            300            295       2/11/98       5
 199                     236          236           236            240            236        3/1/98       4
 200                      78          258           258            265            258       12/1/97       7
 201                     120          120           120            360            360        7/1/98       0
 202       4/11/08       111          111           118            360            358       5/11/98       2
 203      12/11/07       112          112           114            360            354       1/11/98       6
 204       5/11/08       112          112           119            300            299       6/11/98       1
 205       4/11/08       111          111           118            360            358       5/11/98       2
 206                     118          118           118            300            298        5/1/98       2
 207                     111          111           115            360            355       2/11/98       5
 208       3/11/08       113          113           117            300            298       5/11/98       2
 209                     119          119           119            276            275        6/1/98       1
 210       5/11/08       116          116           119            300            299       6/11/98       1
 211                     230          230           234            239            234       2/11/98       5
 212                     111          111           115            360            355       2/11/98       5
 213       5/11/08       112          112           119            300            299       6/11/98       1
 214       3/11/08       110          110           117            360            357       4/11/98       3
 215                     290          290           294            297            294       4/11/98       3
 216                       0          115           118            360            358        5/1/98       2
 217       1/11/08       108          108           115            300            295       2/11/98       5
 218       4/11/08       114          114           118            360            358       5/11/98       2
 219                     111          111           115            360            355       2/11/98       5
 220                     177          177           177            180            177        4/1/98       3
 221                       0          116           116            360            356        3/1/98       4
 222                     209          209           213            219            213       1/11/98       6
 223                      82          200           200            238            200        5/1/95      38
 224                      58          114           118            360            358        5/1/98       2
 225       6/11/08       118          118           120            360            359       6/11/98       1
 226       5/11/08       112          112           119            300            299       6/11/98       1
 227                     120          120           120            300            300        7/1/98       0
 228                     115          115           115            240            235        2/1/98       5
 229       5/11/08       112          112           119            300            299       6/11/98       1
 230       5/11/08       115          115           119            360            359       6/11/98       1
 231       5/11/08       117          117           119            300            299       6/11/98       1
 232                     113          113           120            240            240        7/1/98       0
 233       5/11/08       117          117           119            300            299       6/11/98       1
 234       5/11/08       112          112           119            300            299       6/11/98       1
 235                     235          235           235            237            235        5/1/98       2
 236                      58          114           118            360            358        5/1/98       2
 237                     236          236           236            240            236        3/1/98       4
 238                      35          119           119            300            299        6/1/98       1
 239                     214          214           218            223            218       2/11/98       5
 240       5/11/08       117          117           119            360            359       6/11/98       1
 241                     228          228           232            216            212       3/11/98       4
 242       5/11/08       117          117           119            360            359       6/11/98       1
 243       4/11/08       111          111           118            360            358       5/11/98       2

------------
(2) 1) Maggie Valley Investments, Inc. 2) Great Smokey Mountain Enterprises, Inc.


          CSFB
 LOAN   CONTROL
  NO.     NO.                 PROPERTY NAME
------ --------- --------------------------------------
 244   C-1746    New Heritage Plaza
 245   C-1438    Pine Ridge Mobile Home Park
 246   CL18      CVS Pharmacy -- Woodstock, Ga
 247   CL48      Rite Aid -- Melvindale, MI
 248   C-2789    Rite Aid Corporation -- Garettsville
 249   CL52      Rite Aid -- Auburn Hills, MI
 250   85        Econo Lodge-FL
 251   C-1620    Winyah Village Shopping Center
 252   C-1409    Painters Mill Professional Building
 253   C-2217    Holiday Inn Express (Ocean Springs)
 254   C-1197    Wyndham Court Apartments
 255   166       Peter Piper Plaza
 256   55        Charleston Microtel
 257   145       Marshall's Plaza Springfield
 258   195       Royal Palms Mobile Home Park
 259   CL46      Rite Aid -- Cleveland, OH
 260   C-2206    Days Inn-Lanett Alabama
 261   217       Syracuse Microtel
 262   C-1647    717 D Street
 263   154       Oakbrook Manufactured Home Community
 264   4A        NCB/148 W. 24 Tenants Corp.
 265   C-1264    Deerfield East Apartments
 266   C-1520    Stewartstown Station Village Square
 267   141       Loma Verde Apartments
 268   C-1360    701 East Trade Street, Equity Bldg
 269   199       Santa Gertrudes Apartments
 270   86        Econo Lodge-Virginia Beach, VA
 271   C-1430    Greenbrier Partners I-Summary
 272   C-1431    Brinks
 273   C-1419    JAMAD II
 274   210       Stadium Corporate Center
 275   CL45      Rite Aid -- Auburn, ME
 276   C-2790    Rite Aid Corporation -- Canton
 277   155       Olympia Medical Center
 278   C-3915    Kmart- Lackawanna
 279   CL49      Rite Aid -- Hazel Park, MI
 280   C-1127    44-46 Beach Street-Retail
 281   14        701-703 West 184th Street
 282   208       Spare Room Self Storage
 283   227       Valley Pines Mobile Home Park
 284   C-1496    North Plantation Square Shopping Ctr
 285   C-2475    Kmart- Cheektowaga
 286   CL47      Rite Aid -- Morrow, GA
 287   17        925 Wilshire
 288   186       RHC -- Diablo Mobile Lodge
 289   C-2129    Glenwood Townhomes
 290   240       Yorktown Medical
 291   C-1809    Liberty Square Shopping Center
 292   213       Stirrup Woods



                                                               CUT-OFF                           PRIMARY                  STATED
 LOAN                                                            DATE      MONTHLY   MORTGAGE   SERVICING    INTEREST    MATURITY
  NO.                      BORROWER NAME                       BALANCE     PAYMENT     RATE      FEE RATE      CALC.       DATE
------ ---------------------------------------------------- ------------- --------- ---------- ----------- ------------ ----------
 244   New Heritage Plaza Partnership                        $2,250,000    $15,655     7.4500      0.0500   Actual/360     6/1/08
 245   Pine Ridge Associates, LLC                            $2,241,423    $15,227     7.1700      0.0500   Actual/360     1/1/08
 246   KDF Holdings-CVS Woodstock, LLC                       $2,232,279    $14,091     6.4849      0.0500   Actual/360    1/11/18
 247   R.A.C. Melvindale, L.L.C.                             $2,226,480    $15,991     6.8601      0.0500   Actual/360    3/11/22
 248   RA Garrettsville Trust                                $2,204,870    $17,063     7.3750      0.0500      30/360     12/1/19
 249   R.A.C. Auburn Hills, LLC                              $2,198,478    $15,188     6.6090      0.0500   Actual/360    3/11/23
 250   Real Hospitality II, Inc.                             $2,196,770    $18,443     8.0300      0.0500   Actual/360    5/11/18
 251   Winyah Village Partners LLC                           $2,195,723    $15,023     7.2600      0.0500   Actual/360     3/1/08
 252   Painters Mill Professional Building LP                $2,187,977    $17,696     7.4800      0.0500      30/360      3/1/08
 253   Shree Ram, Inc.                                       $2,181,233    $20,645     7.7000      0.0500   Actual/360     3/1/13
 254   Wyndam Court Partners, LP                             $2,140,788    $14,754     7.3100      0.0500   Actual/360    12/1/07
 255   HSI Holdings LLC                                      $2,115,958    $16,401     8.0000      0.1800   Actual/360    2/11/23
 256   Essex Charleston Associates L.P.                      $2,098,187    $15,972     7.8300      0.0500   Actual/360    5/11/23
 257   Springfield Post Road Corporation                     $2,097,999    $15,382     7.4000      0.0500   Actual/360    5/11/23
 258   Royal Palms, LLC                                      $2,096,812    $13,705     6.8100      0.0500   Actual/360    4/11/28
 259   15 PPA Cleveland LLC, a Delaware Limited Liability    $2,026,436    $15,394     6.3466      0.0500   Actual/360    7/11/17
 260   Shiv-Shakti, Inc.                                     $2,018,641    $17,064     8.1000      0.0500   Actual/360     4/1/18
 261   Essex Microtel Carrier Circle L.P.                    $2,015,259    $15,341     7.8300      0.0500   Actual/360    5/11/23
 262   717 D Street Associates                               $2,000,000    $13,848     7.3900      0.0500   Actual/360     6/1/08
 263   Oakbrook Manufactured Home Community, LC              $1,997,464    $14,039     7.5400      0.0500   Actual/360     4/1/08
 264   148 W. 24 Tenants Corp.                               $1,989,083    $16,100     7.4900      0.1900      30/360      3/5/08
 265   Deerfield East Associates, LTD                        $1,986,880    $14,741     7.4700      0.0500   Actual/360    12/1/07
 266   Stewartstown Station Village Square LP                $1,983,477    $17,231     6.9000      0.0500   Actual/360     3/1/14
 267   Loma Verde Investors Limited Partnership              $1,976,125    $17,077     8.9100      0.0500      30/360      7/1/02
 268   Equity Associates, LP                                 $1,918,982    $14,013     7.3300      0.0500   Actual/360     3/1/08
 269   Santa Gertrudes, LLC                                  $1,899,042    $13,507     7.6700      0.0500   Actual/360     5/1/08
 270   NHB, LLC                                              $1,898,625    $15,363     8.5500      0.0500   Actual/360    5/11/23
 271   Greenbrier Partners I, LLC                            $1,896,336    $13,013     7.2900      0.0500   Actual/360     3/1/13
 272   Brellis Partners, L.P.                                $1,864,932    $14,604     7.0600      0.0500   Actual/360     3/1/13
 273   Jamad II, LLC                                         $1,854,093    $12,588     7.0900      0.0500   Actual/360     3/1/13
 274   Santa Cruz Partners                                   $1,814,577    $12,776     7.5400      0.0500   Actual/360    2/11/28
 275   Troy Street Limited Liability Company                 $1,792,879    $14,085     6.9655      0.0500      30/360    10/11/17
 276   RA Canton Trust                                       $1,768,742    $13,688     7.3750      0.0500      30/360     12/1/19
 277   Olympia Medical Center Limited Partnership            $1,758,032    $12,939     8.0200      0.0500   Actual/360    4/11/28
 278   M&W Limited Partnership                               $1,750,000    $14,055     7.4600      0.0500   Actual/360     6/1/08
 279   R.A.C. Hazel Park, LLC                                $1,745,647    $12,398     6.7654      0.0500   Actual/360    5/11/22
 280   Beach Street Management, Inc.                         $1,741,444    $13,798     8.2500      0.0500   Actual/360     1/1/08
 281   Broadway Inwood Realty, Inc.                          $1,723,404    $12,781     7.5300      0.0500   Actual/360    5/11/23
 282   Storage Masters, L.L.C.                               $1,716,650    $13,093     7.8400      0.0500   Actual/360     4/1/08
 283   Valley Pines Mobile Home Park,LLC                     $1,716,431    $12,722     7.5100      0.0500   Actual/360     4/1/08
 284   North Plantation Square Limited Partnership           $1,694,537    $12,222     7.1900      0.0500   Actual/360     3/1/23
 285   B&W Limited Partnership                               $1,650,000    $13,353     7.5600      0.0500   Actual/360     6/1/08
 286   DiScala/Georgia, LLC                                  $1,592,986    $12,523     6.7069      0.0500   Actual/360    4/11/17
 287   Tenwil                                                $1,574,269    $11,459     7.9100      0.0500   Actual/360    5/11/28
 288   Diablo Associates, LLC                                $1,527,326    $10,641     7.4500      0.0500   Actual/360    4/11/28
 289   Glenwood Townhomes, LLC                               $1,520,000    $12,023     7.2600      0.0500   Actual/360     6/1/18
 290   Colchester Associates LLC                             $1,515,454    $10,649     7.5200      0.0500   Actual/360    2/11/28
 291   Liberty Square, Inc.                                  $1,500,000    $10,978     7.3900      0.0500   Actual/360     6/1/08
 292   Stirrup Woods, LLC                                    $1,499,132    $10,233     7.2500      0.0500   Actual/360    5/11/28



                                   REMAINING
        ANTICIPATED                 LOCKOUT     ANTICIPATED     ORIGINAL       REMAINING     FIRST
 LOAN    REPAYMENT    REMAINING    AND YIELD     REMAINING    AMORTIZATION   AMORTIZATION     P&I
  NO.       DATE       LOCKOUT    MAINTENANCE       TERM          TERM           TERM         DATE    SEASONING
------ ------------- ----------- ------------- ------------- -------------- -------------- --------- ----------
 244                     120          120           120           360            360         7/1/98       0
 245                       0          112           115           360            355         2/1/98       5
 246                     231          231           235           281            279        5/11/98       2
 247                     281          281           285           290            285        2/11/98       5
 248                      78          258           258           265            258        12/1/97       7
 249                     293          293           297           299            297        5/11/98       2
 250                     235          235           239           240            239        6/11/98       1
 251                     117          117           117           360            357         4/1/98       3
 252                      32          114           117           240            237         4/1/98       3
 253                     177          177           177           180            177         4/1/98       3
 254                     114          114           114           360            354         1/1/98       6
 255      2/11/08        109          109           116           300            296        3/11/98       4
 256      5/11/08        112          112           119           300            299        6/11/98       1
 257      5/11/08        117          117           119           300            299        6/11/98       1
 258      5/11/08        114          114           119           360            358        5/11/98       2
 259                     225          225           229           232            229        4/11/98       3
 260                     238          238           238           240            238         5/1/98       2
 261      5/11/08        112          112           119           300            299        6/11/98       1
 262                     120          120           120           360            360         7/1/98       0
 263                      58          114           118           360            358         5/1/98       2
 264                      98           98           117           240            237         4/5/98       3
 265                     114          114           114           300            294         1/1/98       6
 266                     189          189           189           192            189         4/1/98       3
 267                      45           45            49           266            231         8/1/95      35
 268                     117          117           117           300            297         4/1/98       3
 269                      59          115           119           360            359         6/1/98       1
 270      5/11/08        112          112           119           300            299        6/11/98       1
 271                       0          117           177           360            357         4/1/98       3
 272                       0          116           177           240            237         4/1/98       3
 273                       0          116           177           360            357         4/1/98       3
 274      2/11/08        113          113           116           360            356        3/11/98       4
 275                     228          228           232           238            232        1/11/98       6
 276                      78          258           258           265            258        12/1/97       7
 277      4/11/08        114          114           118           360            358        5/11/98       2
 278                     120          120           120           240            240         7/1/98       0
 279                     283          283           287           292            287        2/11/98       5
 280                     115          115           115           300            295         2/1/98       5
 281      5/11/08        112          112           119           300            299        6/11/98       1
 282                      58          114           118           300            298         5/1/98       2
 283                      58          114           118           300            298         5/1/98       2
 284       3/1/08        113          113           117           300            297         4/1/98       3
 285                     120          120           120           240            240         7/1/98       0
 286                     222          222           226           232            226        1/11/98       6
 287      6/11/08        118          118           120           360            359        6/11/98       1
 288      4/11/08        111          111           118           360            358        5/11/98       2
 289                     240          240           240           240            240         7/1/98       0
 290      2/11/08        112          112           116           360            356        3/11/98       4
 291                     120          120           120           300            300         7/1/98       0
 292      5/11/08        114          114           119           360            359        6/11/98       1

          CSFB
 LOAN   CONTROL
  NO.     NO.                  PROPERTY NAME
------ --------- -----------------------------------------
 293   11        342 Newbury Street
 294   80        Deseret Self Storage
 295   201       Security Self Storage
 296   C-1128    Comfort Inn Santa Rosa
 297   C-1429    Principal Court Business Center
 298   132       Lake Center
 299   C-1501    Two (2) US Post Offices-Summary
 300   169       Plaza Las Mares
 301   125       Jurupa Town Center
 302   121       Indian Hills Mobile/Valley View Summary
 303   C-2127    The Parliament House
 304   C-2166    Willow Road Apartments
 305   C-2785    Rite Aid Corporation -- Monticello
 306   200       Kittridge Apartments/ Santa Monica
 307   C-2048    Greenridge Apartments
 308   158       Palm Haven Mobile Home Park
 309   C-3465    (1) US Post Office-Lakewood
 310   C-2784    Rite Aid Corporation -- Mount Morris
 311   57        Chatsworth Shopping Center
 312   51        Broken Arrow Expressway Mini-Storage
 313   C-1765a   Quality Inn- Maggie Valley
 314   C-2113    Comfort Inn
 315   C-1443    7402 Neuhaus
 316   C-2939    Wilton Plaza
 317   157       Orange Show Industrial Park
 318   C-1449    Meadowood Center
 319   84        East Pine Ridge Mobile Home Park
 320   61        Clay/Morrison Summary
 321   C-1589    Meeting House Office Building
 322   34        Arabian Mobile Home Park
 323   C-2195    85 Broad Street
 324   12        411 North Harbor Blvd.



                                                        CUT-OFF                             PRIMARY                  STATED
 LOAN                                                     DATE        MONTHLY   MORTGAGE   SERVICING    INTEREST    MATURITY
  NO.                 BORROWER NAME                     BALANCE       PAYMENT     RATE      FEE RATE      CALC.       DATE
------ ------------------------------------------- ----------------- --------- ---------- ----------- ------------ ----------
 293   342 Newbury Street, LLC                      $    1,496,975    $11,241  7.6600     0.0500       Actual/360   4/11/23
 294   Deseret Storage L.L.C.                       $    1,496,899    $11,114  7.5300     0.0500       Actual/360    4/1/08
 295   Overland Park Storage Investments, L.L.C.    $    1,496,683    $10,765  7.1700     0.0500       Actual/360    4/1/08
 296   G&K Dodge, Inc.                              $    1,435,822    $12,634  8.6500     0.0500       Actual/360    4/1/08
 297   PCP I, LP                                    $    1,407,317    $ 9,705  7.3400     0.0500       Actual/360    3/1/13
 298   Lake Forest Partners II                      $    1,395,703    $ 9,684  7.3900     0.0500       Actual/360   2/11/28
 299   Pony Express Associates, LLC                 $    1,388,001    $10,929  6.8200     0.0500       Actual/360    2/1/17
 300   Rainwater Limited Partnership                $    1,364,211    $ 9,863  7.8100     0.0500       Actual/360   1/11/28
 301   Jurupa Town Center                           $    1,362,508    $10,689  8.1700     0.0500       Actual/360    4/1/08
 302   Indian Hills LLC                             $    1,349,263    $ 9,377  7.4320     0.0500       Actual/360    5/1/08
 303   Turkson Management Consulting, Inc.          $    1,347,108    $ 9,836  7.3400     0.0500       Actual/360    4/1/08
 304   Peakmont Corp.                               $    1,298,750    $ 9,489  7.3600     0.0500       Actual/360    5/1/08
 305   Saranac Lake Haven                           $    1,292,665    $11,351  8.1400     0.0500          30/360     9/1/16
 306   11750 Kittridge Street Apartments            $    1,275,162    $ 8,697  7.2100     0.1200       Actual/360   1/11/28
 307   Greenridge Apartments, LLC                   $    1,246,111    $ 8,587  7.3200     0.0500       Actual/360    2/1/08
 308   Palm Haven                                   $    1,197,312    $ 8,558  7.1000     0.0500       Actual/360    4/1/08
 309   Lakewood Associates, LLC                     $    1,193,336    $ 9,343  6.9800     0.0500       Actual/360   12/1/17
 310   The Insite Group LLC                         $    1,179,598    $10,426  8.2900     0.0500          30/360    11/1/16
 311   Devonshire Plaza, LLC                        $    1,179,455    $ 8,593  7.9200     0.1200       Actual/360   5/11/28
 312   Broken Arrow Expressway Mini Storage, LLC    $    1,148,919    $ 8,469  7.4600     0.0500       Actual/360    5/1/08
 313   Various(3)                                   $    1,142,455    $ 9,886  8.3700     0.0500       Actual/360    2/1/18
 314   Budget Inn, Inc.                             $    1,098,419    $ 9,311  8.1600     0.0500       Actual/360    5/1/18
 315   7402 Neuhaus LLC                             $    1,067,368    $ 9,213  7.3000     0.0500       Actual/360    3/1/08
 316   Continental Investments                      $    1,048,975    $ 7,617  7.2900     0.0500       Actual/360    5/1/08
 317   Orange Show Partners, LLC                    $    1,046,921    $ 7,862  7.6500     0.0500       Actual/360   3/11/23
 318   30th & High School Company, LP               $    1,044,845    $ 7,488  7.1000     0.0500       Actual/360    2/1/08
 319   East Pine Ridge                              $      997,731    $ 7,087  7.0300     0.0500       Actual/360    4/1/08
 320   J. R. Bronz Corp.                            $      997,168    $ 7,599  7.8200     0.0500       Actual/360   3/11/23
 321   Peconic Partners, LLC                        $      997,039    $ 7,040  7.5700     0.0500       Actual/360    2/1/08
 322   Calhoun Street Partners, LLC                 $      958,180    $ 7,397  7.9800     0.0500       Actual/360    4/1/08
 323   Merlin Realty Management, LLC                $      898,560    $ 7,245  7.4900     0.0500       Actual/360    5/1/08
 324   Harbor View Office Building 411, LLC         $      707,174    $ 5,132  7.8700     0.0500       Actual/360   4/11/28
                                                    --------------
                                                    $2,482,942,297



                                   REMAINING
        ANTICIPATED                 LOCKOUT     ANTICIPATED     ORIGINAL       REMAINING     FIRST
 LOAN    REPAYMENT    REMAINING    AND YIELD     REMAINING    AMORTIZATION   AMORTIZATION     P&I
  NO.       DATE       LOCKOUT    MAINTENANCE       TERM          TERM           TERM         DATE    SEASONING
------ ------------- ----------- ------------- ------------- -------------- -------------- --------- ----------
 293     4/11/08         116          116           118           300            298        5/11/98       2
 294                      58          114           118           300            298         5/1/98       2
 295                      46          111           118           300            298         5/1/98       2
 296                     118          118           118           240            238         5/1/98       2
 297                       0          117           177           360            357         4/1/98       3
 298     2/11/08         113          113           116           360            356        3/11/98       4
 299                     224          224           224           228            224         3/1/98       4
 300     1/11/08         113          113           115           360            355        2/11/98       5
 301                      58          114           118           300            298         5/1/98       2
 302                     115          115           119           360            359         6/1/98       1
 303                     118          118           118           300            298         5/1/98       2
 304                     119          119           119           300            299         6/1/98       1
 305                     102          218           219           236            219         2/1/97      17
 306     1/11/08         113          113           115           360            355        2/11/98       5
 307                     116          116           116           360            356         3/1/98       4
 308                      58          114           118           300            298         5/1/98       2
 309                       0          234           234           237            234         4/1/98       3
 310                     103          221           221           238            221         2/1/97      17
 311     5/11/08         117          117           119           360            359        6/11/98       1
 312                      59          115           119           300            299         6/1/98       1
 313                     236          236           236           240            236         3/1/98       4
 314                     233          233           239           240            239         6/1/98       1
 315                     117          117           117           204            201         4/1/98       3
 316                     119          119           119           300            299         6/1/98       1
 317     3/11/05          74           74            81           300            297        4/11/98       3
 318                     116          116           116           300            296         3/1/98       4
 319                      58          114           118           300            298         5/1/98       2
 320     3/11/08         110          110           117           300            297        4/11/98       3
 321                       0          116           116           360            356         3/1/98       4
 322                      58          114           118           300            298         5/1/98       2
 323                     119          119           119           240            239         6/1/98       1
 324     4/11/08         116          116           118           360            358        5/11/98       2

--------------
(3) 1) Maggie Valley Investments, Inc. 2) Great Smokey Mountain Enterprises, Inc.


                     RANGE OF DEBT SERVICE COVERAGE RATIOS





        RANGE OF            NUMBER                      PERCENT BY   WEIGHTED     WEIGHTED      WEIGHTED
      DEBT SERVICE        OF LOANS/     CUT-OFF DATE      CUT-OFF     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
        COVERAGE             LOAN        PRINCIPAL       PRINCIPAL   MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
         RATIOS             POOLS         BALANCE         BALANCE      RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
------------------------ ----------- ----------------- ------------ ---------- ------------- -------------- ---------- ---------
1.00x - 1.09x ..........       3      $   19,974,700     0.8%         7.642%        247            247           92     1.05x
1.10x - 1.19x ..........      17      $  110,225,440     4.4%         7.562%        128            341           78     1.17x
1.20x - 1.29x ..........      47      $  572,129,050    23.0%         7.487%        121            324           72     1.23x
1.30x - 1.39x ..........      55      $  307,199,967    12.4%         7.604%        128            322           71     1.35x
1.40x - 1.49x ..........      45      $  454,849,457    18.3%         7.481%        124            339           71     1.45x
1.50x - 1.59x ..........      41      $  189,808,992     7.6%         7.628%        118            319           72     1.54x
1.60x - 1.69x ..........      16      $  153,480,404     6.2%         8.191%        119            299           63     1.64x
1.70x - 1.79x ..........       8      $   30,231,657     1.2%         7.560%        118            298           63     1.74x
1.80x - 1.89x ..........       8      $   45,930,054     1.8%         7.589%        118            304           62     1.85x
1.90x - 1.99x ..........       6      $   16,928,334     0.7%         7.402%        126            269           57     1.93x
 2.00x and over.........      17      $  201,307,463     8.1%         6.998%        154            332           40     2.61x
Credit Lease ...........      61      $  380,876,780    15.3%         8.086%        243            287           NAP      NAP
                              --      --------------   ----          -------        ---            ---           --     ------
   TOTAL ...............     324      $2,482,942,297   100.0%         7.614%        145            318           68     1.51x
                             ===      ==============   ==========    =======        ===            ===           ==     ====

                         RANGE OF LOAN-TO-VALUE RATIOS




                        NUMBER                      PERCENT BY   WEIGHTED     WEIGHTED      WEIGHTED
                      OF LOANS/     CUT-OFF DATE      CUT-OFF     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
    RANGE OF LOAN        LOAN        PRINCIPAL       PRINCIPAL   MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
   TO VALUE RATIOS      POOLS         BALANCE         BALANCE      RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
-------------------- ----------- ----------------- ------------ ---------- ------------- -------------- ---------- ---------
50% or less ........      21      $  215,348,444         8.7%      7.055%      151            318           40     2.55x
51% -- 60% .........      16      $  215,951,040         8.7%      8.095%      120            313           57     1.53x
61% -- 70% .........      64      $  483,798,572        19.5%      7.618%      123            324           67     1.45x
71% -- 75% .........      78      $  632,533,750        25.5%      7.440%      122            316           73     1.36x
76% -- 80% .........      69      $  460,201,130        18.5%      7.518%      128            341           77     1.35x
81% -- 85% .........      14      $   79,732,582         3.2%      7.468%      120            349           81     1.21x
91% -- 100% ........       1      $   14,500,000         0.6%      7.560%      252            252           97     1.03x
Credit Lease .......      61      $  380,876,780        15.3%      8.086%      243            287           NAP       NAP
                          --      --------------       -----       -----       ---            ---           --     ------
  TOTAL ............     324      $2,482,942,297       100.0%      7.614%      145            318           68     1.51x
                         ===      ==============       =====       =====       ===            ===           ==     ====

RANGE OF LOAN-TO-VALUE RATIOS AT EARLIER OF ANTICIPATED REPAYMENT DATES OR
                                   MATURITY




                              NUMBER                     PERCENT BY   WEIGHTED
         RANGE OF           OF LOANS/    CUT-OFF DATE      CUT-OFF     AVERAGE
          LOAN TO              LOAN        PRINCIPAL      PRINCIPAL   MORTGAGE
       VALUE RATIOS           POOLS         BALANCE        BALANCE      RATE
-------------------------- ----------- ---------------- ------------ ----------
50% or less ..............      42        519,488,359        20.9        7.477
51% -- 60% ...............      69        493,682,862        19.9        7.682
61% -- 70% ...............     104        830,311,256        33.4        7.476
71% -- 75% ...............      27        156,571,845         6.3        7.547
Credit Lease .............      61        380,876,779        15.3        8.086
Fully amortizing .........      21        102,011,195         4.1        7.437
                               ---        -----------       -----        -----
  TOTAL ..................     324      2,482,942,297       100.0        7.614
                               ===      =============       =====        =====


                                                                               WEIGHTED
                              WEIGHTED      WEIGHTED                           AVERAGE
         RANGE OF             AVERAGE        AVERAGE     WEIGHTED   WEIGHTED    LTV AT
          LOAN TO            REMAINING    AMORTIZATION    AVERAGE    AVERAGE   ARD OR/
       VALUE RATIOS         TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR     MATURITY
-------------------------- ------------- -------------- ---------- ---------- ---------
50% or less ..............     128            303           55         1.85x      43
51% -- 60% ...............     124            311           69         1.42x      57
61% -- 70% ...............     118            349           74         1.38x      64
71% -- 75% ...............     113            355           80         1.26x      71
Credit Lease .............     243            287           NAP       NAP          0
Fully amortizing .........     231            231           63         1.65x      11
                               ---            ---           --        -----       --
  TOTAL ..................     145            318           68         1.51x      58
                               ===            ===           ==        =====       ==

                  MORTGAGE PROPERTIES BY GEOGRAPHIC LOCATION




                                                         PERCENT BY   WEIGHTED     WEIGHTED      WEIGHTED
                                         CUT-OFF DATE      CUT-OFF     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
                           NUMBER OF      PRINCIPAL       PRINCIPAL   MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
          STATE           PROPERTIES       BALANCE         BALANCE      RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
------------------------ ------------ ----------------- ------------ ---------- ------------- -------------- ---------- ---------
Alabama ................        6     $   18,730,777          0.8%      7.315%      181            256          54         2.27x
Alaska .................        1     $   11,311,417          0.5%      7.480%      119            359          64         1.39x
Arizona ................        9     $   24,396,466          1.0%      8.014%      111            325          72         1.37x
Arkansas ...............        2     $    4,670,000          0.2%      7.395%      159            321          78         1.37x
California .............       67     $  359,558,687         14.5%      7.783%      146            328          72         1.39x
Colorado ...............        6     $   47,145,017          1.9%      7.985%      113            296          69         1.49x
Connecticut ............        2     $   18,511,938          0.8%      8.052%      198            258          72         1.25x
Delaware ...............        6     $   46,737,407          1.9%      7.470%      119            359          77         1.20x
Florida ................       40     $  121,062,897          4.9%      7.590%      166            300          67         1.70x
Georgia ................       16     $   64,173,840          2.6%      7.000%      164            319          59         2.12x
Illinois ...............        7     $   49,689,225          2.0%      7.796%      211            295          55         1.61x
Indiana ................        6     $   29,681,678          1.2%      7.496%      118            324          74         1.47x
Kansas .................        2     $   17,079,993          0.7%      7.243%      120            355          71         1.27x
Kentucky ...............        5     $   40,404,022          1.6%      7.352%      122            348          72         1.26x
Louisiana ..............        8     $   37,690,998          1.5%      7.503%      135            309          69         1.53x
Maine ..................        5     $    4,500,465          0.2%      7.973%      162            270          82         1.63x
Maryland ...............       13     $   97,092,492          3.9%      7.694%      144            330          71         1.37x
Massachusetts ..........       20     $   49,704,039          2.0%      7.335%      149            310          67         1.44x
Mexico .................        1     $   75,000,000          3.0%      8.870%      120            300          57         1.63x
Michigan ...............       14     $   39,653,466          1.6%      7.871%      187            301          46         1.81x
Minnesota ..............       18     $   42,679,979          1.7%      7.935%      184            297          71         1.46x
Mississippi ............        7     $   19,125,337          0.8%      7.660%      126            303          67         1.48x
Missouri ...............        2     $    7,276,465          0.3%      8.456%      184            289          79         1.09x
Nevada .................        1     $    5,989,474          0.2%      8.370%      119            298          70         1.69x
New Hampshire ..........        5     $   35,496,147          1.4%      7.490%      153            330          67         1.27x
New Jersey .............       21     $  147,691,430          5.9%      7.408%      137            316          67         1.64x
New Mexico .............        1     $    1,435,822          0.1%      8.650%      118            238          76         1.58x
New York ...............       40     $  281,487,486         11.3%      7.203%      128            297          61         1.69x
North Carolina .........        9     $   37,330,716          1.5%      7.687%      147            323          67         1.80x
Ohio ...................       12     $   79,402,305          3.2%      7.891%      193            323          77         1.50x
Oklahoma ...............        5     $    9,951,763          0.4%      7.301%      118            351          76         1.32x
Oregon .................        7     $   25,136,787          1.0%      7.493%      119            309          75         1.37x
Pennsylvania ...........       11     $   57,452,772          2.3%      8.026%      167            315          74         1.46x
Puerto Rico ............        4     $  103,938,474          4.2%      7.180%      119            359          73         1.47x
South Carolina .........        8     $   21,846,491          0.9%      7.226%      149            329          64         1.86x
Tennessee ..............        4     $   10,029,847          0.4%      7.784%      125            322          61         1.96x
Texas ..................       26     $  169,855,476          6.8%      7.676%      147            307          74         1.33x
Utah ...................        2     $    3,494,364          0.1%      7.536%      118            332          67         1.59x
U.S. Virgin Islands             1     $    9,953,764          0.4%      7.480%      116            296          66         1.38x
Virginia ...............       20     $  130,937,860          5.3%      7.701%      164            329          69         1.51x
Washington .............        4     $   34,268,913          1.4%      7.187%      118            353          70         1.39x
Washington DC ..........        4     $   66,121,571          2.7%      7.586%      119            359          59         1.26x
West Virginia ..........        1     $    2,098,187          0.1%      7.830%      119            299          68         1.70x
Wisconsin ..............        3     $   23,146,041          0.9%      7.819%      136            289          69         1.37x
                               --     --------------        -----       -----       ---            ---          --         ----
   TOTAL ...............      452     $2,482,942,297        100.0%      7.614%      145            318          68         1.51x
                              ===     ==============        =====       =====       ===            ===          ==         ====

                            YEAR BUILT OR RENOVATED




                                                    PERCENT BY   WEIGHTED
      RANGE OF                      CUT-OFF DATE      CUT-OFF     AVERAGE
    YEAR BUILT/       NUMBER OF      PRINCIPAL       PRINCIPAL   MORTGAGE
     RENOVATED       PROPERTIES       BALANCE         BALANCE      RATE
------------------- ------------ ----------------- ------------ ----------
Pre 1970 ..........       40     $  150,058,563          6.0%      7.364%
1970-1974 .........       14     $   38,949,636          1.6%      7.655%
1975-1979 .........       18     $   65,439,199          2.6%      7.668%
1980-1984 .........       29     $  182,874,086          7.4%      7.529%
1985-1987 .........       40     $  199,883,791          8.1%      7.446%
1988-1990 .........       57     $  319,171,923         12.9%      7.501%
1991-1993 .........       52     $  282,211,598         11.4%      7.578%
1994-1998 .........      202     $1,244,353,500         50.1%      7.716%
                         ---     --------------        -----       -----
   TOTAL ..........      452     $2,482,942,297        100.0%      7.614%
                         ===     ==============        =====       =====



                       WEIGHTED      WEIGHTED                            WEIGHTED
      RANGE OF         AVERAGE        AVERAGE     WEIGHTED   WEIGHTED     AVERAGE
    YEAR BUILT/       REMAINING    AMORTIZATION    AVERAGE    AVERAGE   YEAR BUILT/
     RENOVATED       TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR      RENOVATED
------------------- ------------- -------------- ---------- ---------- ------------
Pre 1970 ..........     121            321          71          1.45x      1955
1970-1974 .........     143            290          58          1.65x      1971
1975-1979 .........     148            338          61          1.77x      1976
1980-1984 .........     126            334          62          1.57x      1982
1985-1987 .........     123            335          70          1.49x      1986
1988-1990 .........     123            338          65          1.50x      1989
1991-1993 .........     126            331          69          1.48x      1992
1994-1998 .........     163            305          69          1.50x      1996
                        ---            ---          --          ----       ----
   TOTAL ..........     145            318          68          1.51x      1989
                        ===            ===          ==          ====       ====

                     MORTGAGE PROPERTIES BY PROPERTY TYPE




                                                                             PERCENT BY   WEIGHTED
                                                             CUT-OFF DATE      CUT-OFF     AVERAGE
         PROPERTY                              NUMBER OF      PRINCIPAL       PRINCIPAL   MORTGAGE
           TYPE                               PROPERTIES       BALANCE         BALANCE      RATE
--------------------------                   ------------ ----------------- ------------ ----------
Retail ................... Anchored                57      $  474,104,013        19.1%      7.445%
                           Single Tenant           18      $   67,723,081         2.7%      7.566%
                           Unanchored              25      $   87,726,225         3.5%      7.668%
Total Retail .............                        100      $  629,553,319        25.4%      7.489%
--------------------------------------------------------------------------------------------------
Hospitality .............. Extended Stay            3      $   15,861,223         0.6%      7.490%
                           Full Service            16      $  202,642,005         8.2%      8.204%
                           Limited Service         62      $  196,809,927         7.9%      7.835%
Total Hospitality ........                         81      $  415,313,155        16.7%      8.002%
--------------------------------------------------------------------------------------------------
Multifamily ..............                         75      $  403,671,772        16.3%      7.200%
--------------------------------------------------------------------------------------------------
Credit Lease .............                         74      $  380,876,779        15.3%      8.086%
--------------------------------------------------------------------------------------------------
Office ...................                         50      $  327,684,830        13.2%      7.480%
                           R&D                      2      $   36,478,677         1.5%      7.220%
Total Office .............                         52      $  364,163,506        14.7%      7.454%
--------------------------------------------------------------------------------------------------
Cooperative ..............                         12      $  115,132,594         4.6%      7.189%
--------------------------------------------------------------------------------------------------
Industrial ...............                         19      $   61,921,141         2.5%      7.781%
--------------------------------------------------------------------------------------------------
Mobile Home/Recreational Vehicle
 Park ....................................         21      $   58,076,722         2.3%      7.446%
--------------------------------------------------------------------------------------------------
Healthcare ...............                          7      $   29,762,630         1.2%      7.888%
--------------------------------------------------------------------------------------------------
Mixed Use ................ Office/Retail            2      $    4,149,775         0.2%      7.320%
--------------------------------------------------------------------------------------------------
Other .................... Health Club              2      $    7,139,772         0.3%      8.190%
                           Restaurant               1      $    1,163,265         0.1%      7.930%
                           Self Storage
                           Facility                 6      $   12,017,866         0.5%      7.516%
Total Other ..............                          9      $   20,320,903         0.8%      7.776%
--------------------------------------------------------------------------------------------------
  TOTAL ..................                        452      $2,482,942,297       100.0%      7.614%
                                                  ===      ==============       =====       =====



                              WEIGHTED      WEIGHTED                                                              WEIGHTED
                              AVERAGE        AVERAGE     WEIGHTED   WEIGHTED                 LOAN     WEIGHTED     AVERAGE
         PROPERTY            REMAINING    AMORTIZATION    AVERAGE    AVERAGE    PROPERTY      PER      AVERAGE   YEAR BUILT/
           TYPE             TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR        SIZE       SIZE       OCCUP     RENOVATED
-------------------------- ------------- -------------- ---------- ---------- ----------- ---------- ---------- ------------
Retail ...................     132            341           68         1.60x   7,641,701   $    62        95%       1991
                               159            298           75         1.29x   1,119,406   $    60       100%       1990
                               119            331           70         1.38x   1,032,526   $    85        95%       1989
Total Retail .............     133            334           69         1.54x   9,793,633   $    64        95%       1991
------------------------------------------------------------------------------------------------------------------------
Hospitality ..............     119            299           70         1.56x         256   $61,958        80%       1997
                               121            299           63         1.54x       2,829   $71,630        75%       1992
                               133            287           68         1.54x       6,068   $32,434        74%       1990
Total Hospitality ........     127            293           66         1.54x       9,153   $45,375        75%       1991
------------------------------------------------------------------------------------------------------------------------
Multifamily ..............     118            324           76         1.34x      12,268   $32,904        94%       1988
------------------------------------------------------------------------------------------------------------------------
Credit Lease .............     243            287           NAP       NAP      3,422,819   $   111       100%       1995
------------------------------------------------------------------------------------------------------------------------
Office ...................     119            344           68         1.30x   4,060,134   $    81        97%       1987
                               119            359           72         1.44x     289,161   $   126       100%       1987
Total Office .............     119            346           68         1.31x   4,349,295   $    84        97%       1987
------------------------------------------------------------------------------------------------------------------------
Cooperative ..............     161            339           35         2.59x       3,480   $33,084        94%       1982
------------------------------------------------------------------------------------------------------------------------
Industrial ...............     119            317           70         1.37x   1,828,979   $    34        99%       1985
------------------------------------------------------------------------------------------------------------------------
Mobile Home/Recreational
Vehicle
 Park ..................       118            343           75         1.30x       2,599   $22,346        97%       1972
------------------------------------------------------------------------------------------------------------------------
Healthcare ...............     118            298           71         1.66x         722   $41,222        93%       1989
------------------------------------------------------------------------------------------------------------------------
Mixed Use ................     209            255           65         1.40x      67,486   $    61        97%       1996
------------------------------------------------------------------------------------------------------------------------
Other ....................     119            239           59         1.60x      64,809   $   110       100%       1992
                               119            275           71         1.79x       4,320   $   269       100%       1972
                               118            312           67         1.61x     333,621   $    36        93%       1987
Total Other ..............     119            284           65         1.62x     402,750   $    50        96%       1988
------------------------------------------------------------------------------------------------------------------------
  TOTAL ..................     145            318           68         1.51x      NAP         NAP         93%       1989
                               ===            ===           ==     ========                              ===        ====

-------
(1) Property Size refers to total leasable square feet with respect to retail, office and industrial/warehouse properties, number of units with respect to multifamily properties and the mobile home/recreational vehicle parks, number of guest rooms with respect to each hospitality property and the number of beds with respect to each senior housing property.

(2) Weighted average of the occupancy percentages for the corresponding property type determined on the basis of the individual occupancy set forth on Annex A.

                      RANGE OF CUT-OFF PRINCIPAL BALANCES




                                      NUMBER                      PERCENT BY
                                    OF LOANS/     CUT-OFF DATE      CUT-OFF
         RANGE OF CUT-OFF              LOAN        PRINCIPAL       PRINCIPAL
        PRINCIPAL BALANCES            POOLS         BALANCE         BALANCE
---------------------------------- ----------- ----------------- ------------
$   500,000 + --  1,000,000 ......       6      $    5,555,852         0.2%
$ 1,000,000 + --  2,000,000 ......      57      $   87,867,329         3.5%
$ 2,000,000 + --  3,000,000 ......      58      $  142,422,104         5.7%
$ 3,000,000 + --  4,000,000 ......      37      $  129,520,843         5.2%
$ 4,000,000 + --  5,000,000 ......      40      $  179,970,120         7.2%
$ 5,000,000 + --  6,000,000 ......      16      $   88,919,833         3.6%
$ 6,000,000 + --  7,000,000 ......      15      $   98,389,326         4.0%
$ 7,000,000 + --  8,000,000 ......      10      $   75,617,691         3.0%
$ 8,000,000 + --  9,000,000 ......      15      $  128,626,718         5.2%
$ 9,000,000 + -- 10,000,000 ......      11      $  105,095,224         4.2%
$10,000,000 + -- 15,000,000 ......      24      $  296,732,994        12.0%
$15,000,000 + -- 20,000,000 ......      17      $  286,346,944        11.5%
$20,000,000 + -- 30,000,000 ......       8      $  183,045,239         7.4%
$30,000,000 + -- 40,000,000 ......       1      $   36,478,677         1.5%
$40,000,000 + -- 50,000,000 ......       2      $   91,461,708         3.7%
$60,000,000 + -- 70,000,000 ......       2      $  122,843,962         4.9%
$70,000,000 + -- 80,000,000 ......       3      $  224,356,827         9.0%
$80,000,000 + -- 90,000,000 ......       1      $   84,100,000         3.4%
$90,000,000 + ....................       1      $  115,590,907         4.7%
                                        --      --------------       -----
  TOTAL ..........................     324      $2,482,942,297       100.0%
                                       ===      ==============       =====



                                    WEIGHTED     WEIGHTED      WEIGHTED
                                     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
         RANGE OF CUT-OFF           MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
        PRINCIPAL BALANCES            RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
---------------------------------- ---------- ------------- -------------- ---------- ---------
$   500,000 + --  1,000,000 ......    7.614%      118             306         63         1.77x
$ 1,000,000 + --  2,000,000 ......    7.526%      144             296         71         1.47x
$ 2,000,000 + --  3,000,000 ......    7.631%      151             298         71         1.44x
$ 3,000,000 + --  4,000,000 ......    7.795%      147             306         68         1.47x
$ 4,000,000 + --  5,000,000 ......    7.532%      134             323         72         1.40x
$ 5,000,000 + --  6,000,000 ......    7.609%      132             323         71         1.38x
$ 6,000,000 + --  7,000,000 ......    7.738%      142             302         69         1.47x
$ 7,000,000 + --  8,000,000 ......    7.576%      160             325         54         1.91x
$ 8,000,000 + --  9,000,000 ......    7.476%      146             350         73         1.45x
$ 9,000,000 + -- 10,000,000 ......    7.510%      121             342         60         1.86x
$10,000,000 + -- 15,000,000 ......    7.658%      173             299         65         1.62x
$15,000,000 + -- 20,000,000 ......    7.697%      161             322         73         1.36x
$20,000,000 + -- 30,000,000 ......    7.922%      175             318         74         1.39x
$30,000,000 + -- 40,000,000 ......    7.220%      119             359         73         1.44x
$40,000,000 + -- 50,000,000 ......    8.095%      127             299         67         1.24x
$60,000,000 + -- 70,000,000 ......    7.383%      119             359         67         1.36x
$70,000,000 + -- 80,000,000 ......    7.567%      119             295         68         1.36x
$80,000,000 + -- 90,000,000 ......    6.775%      143             NAP         48         2.59x
$90,000,000 + ....................    7.631%      119             359         70         1.44x
                                      -----       ---             ---         --         ----
  TOTAL ..........................    7.614%      145             318         68         1.51x
                                      =====       ===             ===         ==         ====

                          YEARS OF SCHEDULED MATURITY




                     NUMBER                      PERCENT BY   WEIGHTED     WEIGHTED      WEIGHTED
     YEARS OF      OF LOANS/     CUT-OFF DATE      CUT-OFF     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
    SCHEDULED         LOAN        PRINCIPAL       PRINCIPAL   MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
     MATURITY        POOLS         BALANCE         BALANCE      RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
----------------- ----------- ----------------- ------------ ---------- ------------- -------------- ---------- ---------
2002 ............       1      $    1,976,125         0.1%      8.910%        49           231           76        1.14x
2003 ............       1      $    4,396,316         0.2%      7.960%        59           299           67        1.50x
2007 ............       2      $    4,127,668         0.2%      7.387%       114           325           74        1.61x
2008 ............      83      $  304,130,097        12.2%      7.650%       118           323           62        1.72x
2013 ............      11      $   57,341,481         2.3%      7.455%       171           310           44        2.11x
2014 ............       1      $    1,983,477         0.1%      6.900%       189           189           60        1.41x
2015 ............       2      $    9,018,445         0.4%      8.208%       207           207           NAP       NAP
2016 ............       5      $   13,234,713         0.5%      7.478%       218           218           NAP       NAP
2017 ............      13      $  132,638,937         5.3%      7.132%       167           236           69        1.32x
2018 ............      25      $  140,717,101         5.7%      7.815%       231           269           61        1.75x
2019 ............       6      $   29,675,150         1.2%      7.349%       253           253           97        1.03x
2020 ............       6      $   63,919,937         2.6%      7.701%       251           273           44        1.82x
2021 ............       1      $    8,490,238         0.3%      8.860%       271           442           NAP       NAP
2022 ............       9      $  129,219,306         5.2%      8.218%       221           295           72        1.26x
2023 ............      68      $  519,298,748        20.9%      7.935%       135           299           67        1.52x
2027 ............       5      $   25,815,478         1.0%      7.742%       114           354           75        1.32x
2028 ............      85      $1,036,959,079        41.8%      7.393%       121           356           70        1.44x
                       --      --------------       -----       -----        ---           ---           --        ----
  TOTAL .........     324      $2,482,942,297       100.0%      7.614%       145           318           68        1.51x
                      ===      ==============       =====       =====        ===           ===           ==        ====

----------
The weighted average year of scheduled maturity is 2022.

                     RANGE OF REMAINING ANTICIPATED TERMS




       RANGE OF           NUMBER                      PERCENT BY   WEIGHTED
      ANTICIPATED       OF NOTES/     CUT-OFF DATE      CUT-OFF     AVERAGE
       REMAINING           LOAN        PRINCIPAL       PRINCIPAL   MORTGAGE
         TERM             POOLS         BALANCE         BALANCE      RATE
---------------------- ----------- ----------------- ------------ ----------
 4 + -- 5 years ......       2     $    6,372,441      0.3%       8.255%
 6 + -- 7 years ......       5     $   28,385,136      1.1%       7.698%
 9 + -- 10 years......     234     $1,792,161,028     72.2%       7.563%
11 + -- 12 years......       2     $  134,061,708      5.4%       7.358%
14 + -- 15 years......      13     $   89,795,521      3.6%       7.658%
15 + -- 16 years......       1     $    1,983,477      0.1%       6.900%
16 + -- 17 years......       1     $    2,537,596      0.1%       8.500%
17 + -- 18 years......       2     $    9,041,166      0.4%       7.974%
18 + -- 19 years......       8     $   28,421,031      1.1%       7.883%
19 + -- 20 years......      32     $  181,966,405      7.3%       7.772%
20 + -- 21 years .....       2     $   18,920,015      0.8%       7.334%
21 + -- 22 years......       9     $   69,288,812      2.8%       7.621%
22 + -- 23 years......       1     $    8,490,238      0.3%       8.860%
23 + -- 24 years......       2     $    3,972,127      0.2%       6.819%
24 + -- 25 years......      10     $  107,525,595      4.3%       8.278%
                           ---     --------------    ------       -----
  TOTAL ..............     324     $2,482,942,297    100.0%       7.614%
                           ===     ==============    ======       =====



                                                                                         WEIGHTED
       RANGE OF           WEIGHTED      WEIGHTED                            WEIGHTED     AVERAGE
      ANTICIPATED         AVERAGE        AVERAGE     WEIGHTED   WEIGHTED    AVERAGE     REMAINING
       REMAINING         REMAINING    AMORTIZATION    AVERAGE    AVERAGE   REMAINING    LOCK-OUT +
         TERM           TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR      LOCK-OUT   YIELD MAINT.
---------------------- ------------- -------------- ---------- ---------- ----------- -------------
 4 + -- 5 years ......       56           278           70     1.39x           30           30
 6 + -- 7 years ......       82           320           75     1.37x           68           68
 9 + -- 10 years......      118           330           69     1.44x          108          112
11 + -- 12 years......      140           299           57     2.10x          133          133
14 + -- 15 years......      178           314           57     1.84x          147          156
15 + -- 16 years......      189           189           60     1.41x          189          189
16 + -- 17 years......      200           200           NAP      NAP           82          200
17 + -- 18 years......      211           211           NAP      NAP          207          207
18 + -- 19 years......      222           222           84     1.09x          195          219
19 + -- 20 years......      237           273           59     1.75x          213          230
20 + -- 21 years .....      251           251           97     1.03x          250          250
21 + -- 22 years......      263           271           NAP      NAP          234          262
22 + -- 23 years......      271           442           NAP      NAP          267          267
23 + -- 24 years......      286           286           NAP      NAP          282          282
24 + -- 25 years......      294           294           NAP      NAP          291          291
                            ---           ---           --     ------         ---          ---
  TOTAL ..............      145           318           68     1.51x          133          138
                            ===           ===           ==     ====           ===          ===

                         ANTICIPATED REPAYMENT BY YEAR




                      NUMBER                      PERCENT BY   WEIGHTED     WEIGHTED      WEIGHTED
    ANTICIPATED     OF LOANS/     CUT-OFF DATE      CUT-OFF     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
     REPAYMENT         LOAN        PRINCIPAL       PRINCIPAL   MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
      BY YEAR         POOLS         BALANCE         BALANCE      RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
------------------ ----------- ----------------- ------------ ---------- ------------- -------------- ---------- ---------
2002 .............       1      $    1,976,125         0.1%      8.910%        49            231          76        1.14x
2003 .............       1      $    4,396,316         0.2%      7.960%        59            299          67        1.50x
2005 .............       5      $   28,385,136         1.1%      7.698%        82            320          75        1.37x
2007 .............       8      $   34,328,391         1.4%      7.702%       114            351          75        1.35x
2008 .............     226      $1,757,852,636        70.8%      7.560%       118            329          69        1.45x
2009 .............       1      $   49,961,708         2.0%      8.340%       134            299          71        1.27x
2010 .............       1      $   84,100,000         3.4%      6.775%       143            NAP          48        2.59x
2013 .............      13      $   89,795,521         3.6%      7.658%       178            314          57        1.84x
2014 .............       1      $    1,983,477         0.1%      6.900%       189            189          60        1.41x
2015 .............       2      $    9,018,445         0.4%      8.208%       207            207          NAP       NAP
2016 .............       5      $   13,234,713         0.5%      7.478%       218            218          NAP       NAP
2017 .............      12      $   58,139,718         2.3%      7.848%       230            251          38        1.85x
2018 .............      24      $  141,573,324         5.7%      7.789%       238            275          63        1.72x
2019 .............       6      $   29,675,150         1.2%      7.349%       253            253          97        1.03x
2020 .............       5      $   58,533,677         2.4%      7.666%       264            274          NAP       NAP
2021 .............       1      $    8,490,238         0.3%      8.860%       271            442          NAP       NAP
2022 .............       7      $   72,094,050         2.9%      8.151%       292            292          NAP       NAP
2023 .............       5      $   39,403,671         1.6%      8.365%       297            297          NAP       NAP
                       ---      --------------       -----       -----        ---            ---          --        ----
   TOTAL .........     324      $2,482,942,297       100.0%      7.614%       145            318          68        1.51x
                       ===      ==============       =====       =====        ===            ===          ==        ====

----------
The weighted average year of anticipated repayment is 2010.

                            RANGE OF MORTGAGE RATES




                                                   PERCENT BY   WEIGHTED     WEIGHTED      WEIGHTED
                      NUMBER       CUT-OFF DATE      CUT-OFF     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
     RANGE OF        OF LOANS/      PRINCIPAL       PRINCIPAL   MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
  MORTGAGE RATES    LOAN POOLS       BALANCE         BALANCE      RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
------------------ ------------ ----------------- ------------ ---------- ------------- -------------- ---------- ---------
6.000% -- 6.999% .       28      $  290,174,377        11.7%      6.747%      147            262          59         1.96x
7.000% -- 7.499% .      129      $  843,710,410        34.0%      7.299%      129            342          70         1.47x
7.500% -- 7.999% .       99      $  811,518,013        32.7%      7.676%      138            321          69         1.41x
8.000% -- 8.499% .       42      $  306,974,503        12.4%      8.226%      187            286          71         1.39x
8.500% -- 8.999% .       25      $  228,081,922         9.2%      8.811%      172            317          60         1.57x
9.500% -- 9.999% .        1      $    2,483,072         0.1%      9.610%      115            235          49         1.62x
                        ---      --------------       -----       -----       ---            ---          --         ----
  TOTAL ..........      324      $2,482,942,297       100.0%      7.614%      145            318          68         1.51x
                        ===      ==============       =====       =====       ===            ===          ==         ====

           RANGE OF REMAINING LOCK-OUT PLUS YIELD MAINTENANCE TERMS




        REMAINING
        LOCK-OUT            NUMBER                      PERCENT BY   WEIGHTED
        AND YIELD         OF NOTES/     CUT-OFF DATE      CUT-OFF     AVERAGE
       MAINTENANCE           LOAN        PRINCIPAL       PRINCIPAL   MORTGAGE
         PERIODS            POOLS         BALANCE         BALANCE      RATE
------------------------ ----------- ----------------- ------------ ----------
 1+ - 2 years ..........       1     $    4,396,316          0.2%      7.960%
 2+ - 3 years ..........       1     $    5,850,000          0.2%      7.860%
 3+ - 4 years ..........       2     $    6,474,046          0.3%      8.222%
 4+ - 5 years ..........       1     $   41,500,000          1.7%      7.800%
 6+ - 7 years ..........       4     $   22,535,136          0.9%      7.656%
 8+ - 9 years ..........      13     $   80,372,726          3.2%      7.504%
 9+ - 10 years .........     224     $1,681,723,379         67.7%      7.555%
10+ - 11 years .........       2     $   59,957,919          2.4%      8.120%
11+ - 12 years .........       1     $   84,100,000          3.4%      6.775%
12+ - 13 years .........       1     $    7,887,415          0.3%      7.160%
14+ - 15 years .........       7     $   66,182,906          2.7%      7.885%
15+ - 16 years .........       1     $    1,983,477          0.1%      6.900%
16+ - 17 years .........       1     $    2,537,596          0.1%      8.500%
17+ - 18 years .........       4     $   17,243,298          0.7%      7.604%
18+ - 19 years .........      10     $   30,213,120          1.2%      7.681%
19+ - 20 years .........      27     $  161,788,175          6.5%      7.867%
20+ - 21 years .........       2     $   18,920,015          0.8%      7.334%
21+ - 22 years .........       9     $   69,288,812          2.8%      7.621%
22+ - 23 years .........       1     $    8,490,238          0.3%      8.860%
23+ - 24 years .........       3     $   17,608,777          0.7%      8.167%
24+ - 25 years .........       9     $   93,888,944          3.8%      8.237%
                             ---     --------------        -----       -----
  TOTAL ................     324     $2,482,942,297        100.0%      7.614%
                             ===     ==============        =====       =====



        REMAINING                                                                         WEIGHTED
        LOCK-OUT            WEIGHTED      WEIGHTED                            WEIGHTED     AVERAGE
        AND YIELD           AVERAGE        AVERAGE     WEIGHTED   WEIGHTED    AVERAGE     REMAINING
       MAINTENANCE         REMAINING    AMORTIZATION    AVERAGE    AVERAGE   REMAINING   LOCK-OUT +
         PERIODS          TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR      LOCK-OUT   YIELD MAINT
------------------------ ------------- -------------- ---------- ---------- ----------- ------------
 1+ - 2 years ..........       59            299          67         1.50x       23           23
 2+ - 3 years ..........       83            NAP          73         1.37x       35           35
 3+ - 4 years ..........       98            320          78         1.19x       46           46
 4+ - 5 years ..........      119            300          62         1.21x       59           59
 6+ - 7 years ..........       82            320          76         1.36x       76           76
 8+ - 9 years ..........      115            355          55         2.16x      102          102
 9+ - 10 years .........      119            329          70         1.42x      109          114
10+ - 11 years .........      142            329          65         1.45x      128          128
11+ - 12 years .........      143            NAP          48         2.59x      137          137
12+ - 13 years .........      178            358          17         2.77x      147          147
14+ - 15 years .........      187            257          62         1.59x      154          173
15+ - 16 years .........      189            189          60         1.41x      189          189
16+ - 17 years .........      200            200          NAP       NAP          82          200
17+ - 18 years .........      215            215          NAP       NAP         211          211
18+ - 19 years .........      226            225          84         1.09x      200          223
19+ - 20 years .........      237            278          64         1.71x      222          234
20+ - 21 years .........      251            251          97         1.03x      250          250
21+ - 22 years .........      263            271          NAP       NAP         234          262

22+ - 23 years .........      271            442          NAP       NAP         267          267
23+ - 24 years .........      291            291          NAP       NAP         287          287
24+ - 25 years .........      295            295          NAP       NAP         291          291
                              ---            ---          --        -----       ---          ---
  TOTAL ................      145            318          68         1.51x      133          138
                              ===            ===          ==        =====       ===          ===

CHANGES IN MORTGAGE LOAN CHARACTERISTICS

     The description in this Prospectus Supplement of the Trust Fund and the Mortgaged Properties is based upon the Trust Fund as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Trust Fund if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Trust Fund as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.


CERTAIN LEGAL ASPECTS OF FOREIGN MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties located in Mexico. The Trust Fund also includes Mortgage Loans secured by Mortgaged Properties in Puerto Rico and the U.S. Virgin Islands. Because the legal aspects of Loans are governed by the law of the applicable jurisdiction (which laws may differ substantially from the law of the United States), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans is situated. Accordingly, the summaries are qualified in their entirely by reference to the applicable laws of those jurisdictions.

 Mexican Law

     Foreign Investment Law. Until December 1996, the Foreign Investment Law of Mexico prohibited foreign entities and Mexican entities with any percentage of foreign ownership from having any ownership interest in real property located within 100 kilometers of Mexico's borders and within 50 kilometers of its coasts (the "Restricted Zone"). In December 1996, the Foreign Investment Law of Mexico was amended to ease those restrictions and permit Mexican entities with foreign investors to own real property in Mexico under certain circumstances. Nevertheless, outright ownership by a foreign entity of real property within the Restricted Zone remains prohibited under Mexican law. As described herein, title to the Ritz-Carlton Property is vested in a Property Trust (as defined herein), a Mexican entity, not in the Ritz-Carlton Borrower. See "Description of the Mortgage Loans -- Significant Mortgage Loans -- The Ritz-Carlton Loan -- Security." Upon the occurrence of an event of default under the Ritz-Carlton Loan, the Trustee may extinguish the interest of the Ritz-Carlton Borrower in the Property Trust and would own the Ritz-Carlton Property through the Property Trust. If the Special Servicer determines that it is in the best interests of Certificateholders to take title to the Ritz-Carlton Property directly rather than to own it through the Property Trust, the Trustee must take ownership through a Mexican entity, which would necessitate establishing a Mexican entity owned by the Trustee to take title to the hotel and may create unanticipated trust fund expenses. Similarly, if the Special Servicer elects to sell the Ritz-Carlton Property (rather than selling the Trustee's interest in the Property Trust), such restrictions could limit the saleability of or purchase price that can be obtained for the Ritz-Carlton Property. Any change in the Foreign Investment Law of Mexico that reinstates the restriction of indirect ownership of real property in the Restricted Zone could significantly affect the Trustee's ability to realize upon its security interest in the Ritz-Carlton Property.

     Exchange Controls. As of the date hereof, the Mexican peso is freely convertible into foreign currencies, there are no exchange controls in place and there are no restrictions regarding the transfer of dollars from Mexico to the United States. Future regulatory actions or governmental policies in Mexico (including the re-imposition of exchange controls, which were abolished in 1991) could adversely affect the Ritz-Carlton Borrower's ability to obtain sufficient U.S. dollars to pay the amounts due under the Ritz-Carlton Loan if the Ritz-Carlton Borrower did not otherwise have sufficient dollars available for debt service. There can be no assurance that the Mexican government will maintain its current policies or that the Mexican peso will not be subject to future devaluations or exchange controls. Under general principles of international law, if Mexico were to impose exchange controls, such law generally would not apply to transactions occurring solely within the United States. Under the Ritz-Carlton Loan, all revenues

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and other receipts from group sales will be directly deposited into a Modified
Lockbox Account held at Ocean Bank (in the United States) by the Ritz-Carlton Manager (as defined herein). Substantially all revenues from transient travelers consist of dollar-denominated credit card receivables which, pursuant to the terms of the Ritz-Carlton Borrower's agreements with various credit card companies, must be deposited in a Mexican bank. Under current Mexican law, all dollar-denominated credit card receivables cleared by a Mexican bank must be settled in pesos. The Ritz-Carlton Manager has covenanted to pay its peso-denominated expenses out of peso receipts to the extent receipts are sufficient for such purpose. Only if peso receipts are insufficient to cover the peso denominated expenses would the Ritz-Carlton Manager convert some of its U.S. dollar revenues into pesos. The Ritz-Carlton Borrower also maintains a dollar denominated account at Banco Nacional de Mexico into which dollar denominated over-the-counter receipts are deposited.

     Mexican law provides that an obligation of an obligor to pay its obligee in U.S. dollars outside of Mexico is enforceable, but with respect to obligations payable in Mexico, the obligor has a statutory right to pay its debts in Mexican pesos at the then-current exchange rate. While the related financing documents require that the Ritz-Carlton Borrower pay its obligations with respect to the Ritz-Carlton Loan in the United States, if an action is brought in Mexico to enforce such obligations, the Ritz-Carlton Borrower will have the right to pay its obligations in Mexican pesos. The Ritz-Carlton Borrower has indemnified the lender (Trustee) for any losses incurred as a result of its payment in any currency other than U.S. dollars; however, such provisions may not be enforceable if the Trustee is required to bring an enforcement action in Mexico, thereby exposing the Trust Fund to currency risk.


     Taxation. All payments by the Ritz-Carlton Borrower in respect of the Ritz-Carlton Loan Agreement will be made after deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Mexico or any Mexican taxing authority ("Mexican Taxes"). Under Mexican law, interest payments on indebtedness generally are subject to a Mexican withholding tax at a rate of 35%; however, the Ritz-Carlton Loan has been structured to be subject to a 4.9% withholding tax under current Mexican law. The originator has applied for a ruling from the Mexican Ministry of Finance to confirm that payments on the Ritz-Carlton Loan will be subject to a 4.9% withholding tax rate under current Mexican law. The Ritz-Carlton Borrower will pay additional amounts ("Additional Amounts") to the Trustee in respect of this 4.9% withholding tax so that the net amounts received by the Trustee after such 4.9% withholding are equal to the amounts that would have been payable to the Trustee had no such 4.9% withholding been required. If such ruling is not received or an opinion of Mexican counsel confirming such treatment under Mexican law is not available and payments by the Ritz-Carlton Borrower to the Trustee are subject to Mexican Taxes at a rate in excess of 4.9%, the additional amounts payable by the Ritz-Carlton Borrower to the Trustee on account of Mexican Taxes will be limited to those amounts that otherwise would have been payable in respect of an effective rate of Mexican withholding tax of 4.9% plus 50% of the amounts in excess of the amounts that would be payable if the Mexican withholding tax rate was 4.9%, but in no event in excess of the additional amounts that would be payable if the Mexican Taxes were imposed at a rate of 9.9%. In such a case, if the effective rate of Mexican withholding exceeds 4.9%, CSFB Mortgage Capital will indemnify the Trust Fund in respect of any Mexican withholding taxes imposed in excess of the Ritz-Carlton Borrower's obligation to pay additional amounts. If the ruling or tax opinion is received, but Mexican law changes after receipt of the ruling (or the tax opinion) and the structure of the Ritz-Carlton Loan is no longer entitled to a 4.9% withholding tax rate, then the Ritz-Carlton Borrower will be obligated to pay additional amounts so that the net amounts received by the Trustee are equal to the amounts payable to the Trustee had no such withholding been required. In this case, the Ritz-Carlton Borrower's obligations to pay additional amounts will be subject to any limitation.

     The bankruptcy procedures under the Mexican Federal Bankruptcy Code and state and local laws affording relief to debtors operate similarly to those in the United States and may prohibit or affect the ability of the Trustee to realize upon the security provided by the collateral provided by the Ritz-Carlton Borrower. Although the Ritz-Carlton Borrower is not required to have an independent director on its board of directors, the single purpose nature of the Property Trust in conjunction with Mexican law's strict observance of corporate separateness will enable the Property Trust to be treated for bankruptcy purposes in the same manner as a special purpose corporation.

     Usury. Under Mexican law, interest may not be collected on financings that are deemed to be usurious; however, Mexican state and federal laws do not provide for a maximum interest rate that may be collected. Accordingly, there can be no assurance that a financing made in Mexico will not be declared usurious.

     Title Insurance. Title insurance generally is not obtained in Mexico and has not been obtained with respect to the Ritz-Carlton Property. Although a certificate as to the status of title has been obtained from a local notary in accordance with local practice and a title opinion has been obtained from counsel to the Ritz-Carlton Borrower, the notary and counsel that issued such certificate and opinion, respectively, are not liable for any losses incurred by the recipients of such certificate or opinion due to an inaccurate search. The Island of Cancun was developed by the Mexican government as a tourist destination in the 1960's and 1970's. At that time, the government of Mexico laid out lots for sale to developers. The Ritz-Carlton Borrower purchased the lots on which the is situated directly from the government and developed the hotel with the assistance of the Mexican government.

     Real Estate Surveys. It is not customary in Mexico to obtain a survey review in connection with an acquisition or financing of real property and, accordingly, a survey review has not been performed in connection with the Ritz-Carlton Loan. Instead of a survey review, a review of the public records and parcel maps was conducted in order to determine the extent of any easement or other encumbrances that might interfere with the use and ownership of the Ritz-Carlton Property. However, a review of public records does not provide the same level of assurance as a survey review and may increase the risk of the existence of an easement or other encumbrances that might interfere with the use and ownership of the Ritz-Carlton Property.


                    DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired by the Special Servicer on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Excess Interest Distribution Account, the Interest Reserve Account, any Servicing Accounts and, if established, the REO Account; (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; and
(v) certain rights of the Depositor under the Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding the Mortgage Loans.

     The Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C1 (the "Certificates") will consist of the following classes (each, a "Class"): (i) the Class A-1A, Class A-1B, Class A-2MF and Class A-X Certificates (collectively, the "Senior Certificates"); (ii) the Class B, Class C, Class D and Class E Certificates (collectively, the "Mezzanine Certificates" and, together with the Senior Certificates, the "Offered Certificates"), (iii) the Class F, Class G, Class H, Class I and Class J Certificates (collectively, the "Private Certificates" and, together with the Offered Certificates, the "Regular Certificates"), (iv) the Class R and Class LR Certificates (together, the "Residual Certificates") and
(v) the Class V-1 and Class V-2 Certificates.

     Only the Offered Certificates are offered hereby. The Class F, Class G, Class H, Class I, Class J, Class V-1, Class V-2, Class R, and Class LR Certificates have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any Class of Regular Certificates (other than the Class A-X Certificates) outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. On each Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, such Class of Certificates on such Distribution Date and, except for the purposes of determining Voting Rights and the identity of the Controlling Class, will be increased by the amount of any Certificate Deferred Interest (as defined herein) allocated to such Class of Certificates on such Distribution Date. The initial Certificate Balance or Notional Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the Mortgage Loans actually transferred to the Trust Fund.

     The Offered Certificates (other than the Class A-X Certificates) will be maintained and transferred on the book-entry records of DTC and its Participants and issued in denominations of $10,000 initial Certificate Balance and integral multiples of $1,000 in excess thereof. The Class A-X Certificates will be maintained and transferred on the book-entry records of DTC and its Participants and issued in denominations of $100,000 initial Notional Balance and integral multiples of $10,000 in excess thereof. A single additional Class A-X Certificate may be issued in a denomination of authorized initial Notional Balance that includes the excess of (i) the initial Notional Balance of Class A-X over (ii) the largest integral multiple of $10,000 that does not exceed such amount. The "Percentage Interest" evidenced by any Regular Certificate is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance or Notional Balance of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except as set forth below under "-- Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures.

     Until Definitive Certificates are issued, interests in any Class of Offered Certificates will be transferred only on the book-entry records of DTC and its Participants.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants," which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., The American Stock Exchange, Inc. and National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     The only "Certificateholder" will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement only indirectly through the Participants, which in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued, it is anticipated that the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Except as otherwise provided under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Certificate Registrar, the Trustee, the Special Servicer or the Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     None of the Depositor, the Servicer, the Certificate Registrar, the Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates or (iii) the Trustee determines that Definitive Certificates are required because the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of those Certificates evidenced in book-entry form. Upon the occurrence of either of the events described in the preceding sentence, the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as Definitive Certificates issued in the respective Certificate Balances or Notional Balances, as applicable, owned by individual Certificate Owners, and thereafter the Certificate Registrar, the Trustee, the Special Servicer and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 17th day of each month or, if any such 17th day is not a business day, then on the next succeeding business day, commencing in July 1998 (each, a "Distribution Date"); provided, however, that no Distribution Date will fall on a date that is fewer than four business days after the related Determination Date. All such distributions (other than the final distribution on any Certificate) will be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the close of business on the last business day of the month immediately preceding the month in which such Distribution Date occurs. The Record Date for the Distribution Date occurring in July 1998 for all purposes is the Closing Date. Each such distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Balance, as the case may be, of at least $5,000,000, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.

     The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, insurance and condemnation proceeds and liquidation proceeds), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.


     The Trustee will establish and maintain an account (the "Distribution Account") in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account (which will include all funds that were remitted by the Servicer from the Certificate Account plus, among other things, any P&I Advances, less amounts, if any, distributable to the Class R Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to Offered Certificateholders as described herein. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The aggregate amount available from the Mortgage Loans for distribution to Offered Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:


     (a) the total amount of all cash received on the Mortgage Loans and any related REO Properties that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the business day preceding the related Servicer Remittance Date (including funds released from the Interest Reserve Account for distribution on such Distribution Date), exclusive of:

       (i) all Monthly Payments collected but due on a Due Date subsequent to the related Due Period;

     (ii) all principal prepayments, Balloon Payments, liquidation proceeds, insurance and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

     (iii) all amounts in the Certificate Account and Lower-Tier Distribution Account that are due or reimbursable to (x) any person other than the Certificateholders and (y) the Class V-1 and V-2 Certificates;

       (iv) all Prepayment Premiums, Yield Maintenance Charges and Yield Protection Payments;

       (v) all net investment income on the funds in the Certificate Account;

       (vi) all Withheld Amounts relating to a subsequent Distribution Date;
and

       (vii) all amounts deposited in the Certificate Account and Distribution Account in error; and

     (b) all P&I Advances made with respect to such Distribution Date by the Servicer or the Trustee, as applicable, with respect to the Mortgage Loans (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Offered Certificates -- Accounts" in the Prospectus.

     The Available Distribution Amount for either Loan Group for any Distribution Date generally is the total of all payments or other collections (or available P&I Advances) (other than Prepayment Premiums and Yield Maintenance Charges and Excess Interest, which are distributed separately as described herein) on or in respect of the Mortgage Loans in such Loan Group that are available for distribution on the Certificates on such date.

     The "Due Period" for each Distribution Date will be the period beginning on the day following the Determination Date in the month immediately preceding the month in which such Distribution Date occurs and ending at the close of business on the Determination Date of the month in which such Distribution Date occurs.

     Pass-Through Rates. The initial Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rates per annum specified on the cover of this Prospectus Supplement. Interest will accrue for each Class of Certificates during the related Interest Accrual Period.

     Interest Distributions. On each Distribution Date, to the extent of the Available Distribution Amount and subject to the distribution priorities described below under "-- Priority of Distributions," each Class of Offered Certificates will be entitled to receive distributions of interest in an aggregate amount equal to the Monthly Interest Distributable Amount (as defined herein) with respect to such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates. No interest will accrue on such overdue amounts. Interest will accrue with respect to the Certificates on the basis of a 360-day year consisting of twelve 30-day months.


     Principal Distributions. On each Distribution Date, to the extent of the Available Distribution Amount remaining after the distribution of interest to be made on such Class of Offered Certificates on such date and subject to the distribution priorities described below under "-- Priority of Distributions," each Class of Offered Certificates will be entitled to distributions of principal (until the Certificate Balance of such Class of Certificates is reduced to zero) in an aggregate amount up to the Principal Distribution Amount for such Distribution Date.

     Priority of Distributions. On each Distribution Date prior to the date on which the principal balances of the Private Certificates and the Mezzanine Certificates have been reduced to zero, the Trustee will apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount for such Distribution Date, in the following order of priority:

     (i) concurrently, (A) from the Available Distribution Amount for Loan Group 1, to the Class A-1A and Class A-1B Certificates, pro rata, the Optimal Interest Distribution Amounts for each such Class for such Distribution Date,
(B) from the Available Distribution Amount for Loan Group 2, to the Class A-2MF Certificates, the Optimal Interest Distribution Amount for such Class for such Distribution Date, and (C) from the Available Distribution Amount, the amount payable to the Class A-X Certificates with respect to each Component thereof; provided, however, that if the Available Distribution Amount for either Loan Group is insufficient to pay in full the Optimal Interest Distribution Amounts to be distributed to any such Classes as described above, the Available Distribution Amount will be allocated among all such Classes pro rata in proportion to such Optimal Interest Distribution Amounts, without regard to Loan Group;

     (ii) to the Class A-2MF Certificates, in reduction of the Certificate Principal Balance thereof until the Certificate Principal Balance thereof has been reduced to zero, an amount up to the A-2MF Principal Distribution Amount for such Distribution Date;

     (iii) to the Class A-1A, Class A-1B and Class A-2MF Certificates, in reduction of the Certificate Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date remaining after the distribution described in clause (ii), in the following order of priority:

     first, to the Class A-1A Certificates, until the Certificate Balance thereof has been reduced to zero;

     second, to the Class A-1B Certificates, until the Certificate Balance thereof has been reduced to zero; and

     third, to the Class A-2MF Certificates, until the Certificate Balance thereof has been reduced to zero;

     (iv) to the Class A-1A, Class A-1B and Class A-2MF Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full; and

     (v) to the Mezzanine and Private Certificates, in the following order of priority:

     (A) to the Class B Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (B) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (C) to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     (D) to the Class C Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (E) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (F) to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     (G) to the Class D Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (H) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (I) to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     (J) to the Class E Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (K) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (L) to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     (M) to the Class F Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (N) to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (O) to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     (P) to the Class G Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (Q) to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (R) to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     (S) to the Class H Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (T) to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (U) to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     (V) to the Class I Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (W) to the Class I Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (X) to the Class I Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full;

     (Y) to the Class J Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (Z) to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (AA) to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full; and

       (BB) to the Class R Certificates, any remaining amounts.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date on which the principal balances of the Mezzanine Certificates and Private Certificates have been reduced to zero, the Trustee will apply amounts on deposit in the Distribution Account in the following order of priority: (i) concurrently, to the Class A-1A, Class A-1B, Class A-2MF and Class A-X Certificates, pro rata, in respect of interest; (ii) to the Class A-1A, Class A-1B and Class A-2MF Certificates, pro rata in reduction of the Certificate Balances thereof, until the Certificate Balance of each such Class has been reduced to zero; and (iii) to the Class A-1A, Class A-1B and Class A-2MF Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

     Reimbursement of previously allocated Collateral Support Deficits will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.


Definitions.

     "A-2MF Principal Distribution Amount": With respect to Loan Group 2 and any Distribution Date, the portion of the Principal Distribution Amount for Loan Group 2 for such Distribution Date that represents Balloon Payments and Unscheduled Payments of Principal.

     "Class A-1A Pass-Through Rate":     % per annum.

     "Class A-1B Pass-Through Rate":     % per annum.

     "Class A-2MF Pass-Through Rate":     % per annum.

     "Class A-X Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (a) the Certificate Balance of each Class of Regular Certificates (other than the Class A-X Certificates) and (b) the related Component Rate for such Distribution Date by (ii) the sum of all such Certificate Balances.

     "Class B Pass-Through Rate":     % per annum.

     "Class C Pass-Through Rate":     % per annum.

     "Class D Pass-Through Rate":     % per annum.

     "Class E Pass-Through Rate":     % per annum.

     "Class F Pass-Through Rate":     % per annum.

     "Class G Pass-Through Rate":     % per annum.

     "Class H Pass-Through Rate":     % per annum.

     "Class I Pass-Through Rate":     % per annum.

     "Class J Pass-Through Rate":     % per annum.

     "Component Rate": As to each Component, the rate set forth below with respect thereto:

     Class A-1A Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-1A Pass-Through Rate.

     Class A-1B Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-1B Pass-Through Rate.

     Class A-2MF Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-2MF Pass-Through Rate.

     Class B Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class B Pass-Through Rate.

     Class C Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class C Pass-Through Rate.

     Class D Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class D Pass-Through Rate for such Distribution Date.

     Class E Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class E Pass-Through Rate for such Distribution Date.

     Class F Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class F Pass-Through Rate for such Distribution Date.

     Class G Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class G Pass-Through Rate for such Distribution Date.

     Class H Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class H Pass-Through Rate for such Distribution Date.

     Class I Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class I Pass-Through Rate for such Distribution Date.

     Class J Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class J Pass-Through Rate for such Distribution Date.

     "Excess Rate": With respect to each ARD Loan after the related Anticipated Repayment Date, the excess of the Revised Rate thereof over the Mortgage Rate thereof.

     "Interest Accrual Period": As to any Distribution Date, the period commencing on the 11th day of the calendar month preceding the month in which such Distribution Date occurs and ending on the 10th day of the month in which such Distribution Date occurs. Each Interest Accrual Period is deemed to consist of 30 days.

     "Interest Shortfall Amount": As to any Distribution Date and any Class of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

     "Monthly Interest Distributable Amount": As to any Distribution Date and any Class of Regular Certificates other than the Class A-X Certificates, the amount of interest accrued for the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Balance of such Class as of such Distribution Date, reduced by (i) such Class's share of (x) the Uncovered Prepayment Interest Shortfall Amount and (y) certain indemnification expenses of the Trust Fund and (ii) any allocations to such Class of any Certificate Deferred Interest for such Distribution Date. As to any Distribution Date and the Class

A-X Certificates, the amount of interest accrued during the related Interest Accrual Period at the Class A-X Pass-Through Rate on the Notional Balance as of such Distribution Date, reduced by such Class's share of (x) the Uncovered Prepayment Interest Shortfall Amount and (y) certain indemnification expenses of the Trust Fund, in each case for such Distribution Date.


     "Mortgage Interest Accrual Period": With respect to any Mortgage Loan, the period during which interest accrues pursuant to the related Mortgage Note.


     "Mortgage Pass-Through Rate": With respect to any Mortgage Loan that provides for calculations of interest based on twelve months of 30 days each for any Mortgage Interest Accrual Period, the Net Mortgage Rate thereof. With respect to any Mortgage Loan that provides for interest accrual on an Actual/360 basis, (a) for any Mortgage Interest Accrual Period relating to an Interest Accrual Period beginning in any January, February, April, June, September and November and any December occurring in a year immediately preceding any year that is not a leap year, the Net Mortgage Rate thereof or
(b) for any Mortgage Interest Accrual Period relating to any Interest Accrual Period beginning in any March, May, July, August and October and any December occurring in a year immediately preceding a year that is a leap year, the Net Mortgage Rate thereof multiplied by a fraction whose numerator is 31 and whose denominator is 30.


     The Mortgage Rate for purposes of calculating Mortgage Pass-Through Rates and the Weighted Average Net Mortgage Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a work-out as described herein under "The Pooling and Servicing Agreement -- Modifications."


     "Net Mortgage Pass-Through Rate": With respect to any Mortgage Loan and any Distribution Date, the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the sum of the Servicing Fee Rate and the Trustee Fee Rate, plus, if such Mortgage Loan is set forth below, the related Servicing Fee Reimbursement Rate set forth below:



                                           SERVICING FEE
LOAN NO.   PROPERTY NAME                 REIMBURSEMENT RATE
---------- ---------------------------- -------------------
 18        Pantzer Cross-Summary                0.05%
 26        Top of the Hill Apartments           0.05%
 28        Foxfire Apartments                   0.05%
 43        Heather Ridge Apartments             0.05%
 99        Arundel Apartments                   0.05%
 195       Cynwyd Club Apartments               0.05%

     "Net Mortgage Rate": With respect to any Interest Accrual Period and any Mortgage Loan, a per annum rate equal to the Mortgage Rate for such Mortgage Loan as of the Cut-off Date minus the related Primary Servicing Fee Rate, if any.


     "Optimal Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

     "Pass-Through Rate": As to each Class of Certificates, the rate set forth below:



  Class A-1A:    Class A-1A Pass-Through Rate
  Class A-1B:    Class A-1B Pass-Through Rate
  Class A-2MF:   Class A-2MF Pass-Through Rate
  Class A-X:     Class A-X Pass-Through Rate
  Class B:       Class B Pass-Through Rate
  Class C:       Class C Pass-Through Rate
  Class D:       Class D Pass-Through Rate
  Class E:       Class E Pass-Through Rate
  Class F:       Class F Pass-Through Rate
  Class G:       Class G Pass-Through Rate
  Class H:       Class H Pass-Through Rate
  Class I:       Class I Pass-Through Rate
  Class J:       Class J Pass-Through Rate

     "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was subject to a principal prepayment in full or in part, or as to which insurance or condemnation proceeds were received by the Servicer or the Special Servicer for application to such Mortgage Loan, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate (plus, as applicable, the related Servicing Fee Reimbursement Rate and Primary Servicing Fee Reimbursement Rate) for such Mortgage Loan on the amount of such principal prepayment, insurance proceeds or condemnation proceeds after the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the loan documents relating to such Mortgage Loan, to the extent such interest is collected by the Servicer or the Special Servicer.

     "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was subject to a principal prepayment in full or in part, or as to which insurance or condemnation proceeds were received by the Servicer or the Special Servicer for application to such Mortgage Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest that would have accrued at the Net Mortgage Pass-Through Rate for such Mortgage Loan on the amount of such principal prepayment, insurance proceeds or condemnation proceeds during the period commencing on the date as of which such principal prepayment, insurance proceeds or condemnation proceeds were applied to the unpaid principal balance of such Mortgage Loan and ending on (and including) the day immediately preceding such Due Date.

     "Principal Distribution Amount": As to any Distribution Date, the sum of
(i) the amount collected or otherwise received on or in respect of principal of the Mortgage Loans during the related Due Period and (ii) that portion of the P&I Advance, if any, made in respect of principal of the Mortgage Loans with respect to such Distribution Date.

     "Remaining Principal Distributable Amount": As to any Distribution Date and any Class of Mezzanine or Private Certificates, the amount, if any, by which the Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of principal on such Distribution Date on all Classes senior to such Class.

     "Uncovered Prepayment Interest Shortfall Amount": As to any Distribution Date, the sum of the Uncovered Prepayment Interest Shortfalls (as defined herein), if any, for such Distribution Date.

     "Unpaid Interest Shortfall Amount": As to the first Distribution Date and any Class of Regular Certificates, zero. As to any Distribution Date after the first Distribution Date and any Class of Regular Certificates, the amount, if any, by which the sum of the Interest Shortfall Amounts for such Class for prior Distribution Dates exceeds the sum of the amounts distributed on such Class on prior Distribution Dates in respect of such Interest Shortfall Amounts.

     "Unscheduled Payments of Principal": Principal prepayments, Liquidation Proceeds, Insurance Proceeds, condemnation awards and any other unscheduled recoveries of principal.

     "Weighted Average Net Mortgage Rate": As to any Distribution Date, the average, as of such Distribution Date, of the Net Mortgage Pass-Through Rates of the Mortgage Loans, weighted by the Stated Principal Balances thereof.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date Balance thereof and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for such date that is attributable to such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of the Mortgage Loans -- Bankruptcy Laws" in the Prospectus. If any Mortgage Loan is paid in full or such Mortgage Loan (or any Mortgaged Property acquired in respect thereof) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which such payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any such liquidation, the Stated Principal Balance of such Mortgage Loan shall be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee, Primary Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to "Mortgage Loan" and "Mortgage Loans" herein and in the Prospectus, when used in such context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Pass-Through
Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on such predecessor Mortgage Loan, including any portion thereof payable or reimbursable to the Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of such property, generally will be applied by the Servicer as if received on the predecessor Mortgage Loan.

     Allocation of Prepayment Premiums and Yield Maintenance Charges. On any Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during the related Due Period will be distributed as follows by the Trustee to the holders of the following Classes of Regular Certificates: to the Class A-1A, Class A-1B, Class B, Class C, Class D and Class E Certificates, an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1A, Class A-1B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates on such Distribution Date, (b) 25% and (c) the total amount of Prepayment Premiums relating to the Mortgage Loans in Loan Group 1 collected during the related Due Period. Any Prepayment Premiums relating to the Mortgage Loans in Loan Group 1 collected during the related Due Period and remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

     On any Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 2 during the related Due Period will be distributed as follows by the Trustee to the holders of the Class A-2MF Certificates, an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal prepayments on such Distribution Date from the Mortgage Loans in Loan Group 2, (b) 25% and (c) the total amount of Prepayment Premiums relating to the Mortgage Loans in Loan Group 2 collected during the related Due Period. Any Prepayment Premiums relating to the Mortgage Loans in Loan Group 2 collected during the related Due Period and remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

     On any Distribution Date, Yield Maintenance Charges collected on the Mortgage Loans in Loan Group 1 during the related Due Period will be distributed by the Trustee to the following Classes of Offered Certificates: to the Class A-1A, Class A-1B, Class B, Class C, Class D and Class E Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1A, Class A-1B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges relating to the Mortgage Loans in Loan Group 1 collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges relating to the Mortgage Loans in Loan Group 1 collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

     On any Distribution Date, Yield Maintenance Charges collected on the Mortgage Loans in Loan Group 2 during the related Due Period will be distributed by the Trustee to the Class A-2MF Certificates, in an amount equal to the product of (a) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal prepayments on such Distribution Date from the Mortgage Loans in Loan Group 2, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges relating to the Mortgage Loans in Loan Group 2 collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges relating to the Mortgage Loans in Loan Group 2 collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates (other than the Class A-X Certificates) is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii)(x) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than or equal to the lesser of
(x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

     No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class F, Class G, Class H, Class I, Class J, Class V-1, Class V-2 or Residual Certificates. Instead, after the Certificate Principal Balances of the Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class A-X Certificates. For a description of Prepayment Premiums and Yield Maintenance Charges, see "Description of the Mortgage Loans -- Certain Terms and Provisions of the Mortgage Loans -- Prepayment Provisions." See also "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions -- Prepayment Provisions" in the Prospectus regarding the enforceability of Yield Maintenance Charges and Prepayment Premiums.

     For a description of Prepayment Premiums and Yield Maintenance Charges, see "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions."

     Yield Protection Payments. The Servicer will be required to make an advance in an amount equal to the sum of all Yield Protection Payments, if any, with respect to any Distribution Date. On such Distribution Date, such Yield Protection Payments will be distributed to the holders of the Class A-X Certificates and to the holders of any Class of Offered Certificates receiving a Required Prepayment under the Additional Collateral Loans. Such Yield Protection Payments are intended to compensate such Classes for the absence of Prepayment Premiums or Yield Maintenance Charges in connection with such a Required Prepayment. With respect to any Class of Offered Certificates receiving a distribution of principal in connection with a Required Prepayment, the Yield Protection Payment will equal 2% of such distribution of principal. With respect to the Class A-X Certificates, the Yield Protection Payment will be in the nature of a yield-maintenance payment, as described in the Pooling and Servicing Agreement. The rights of any Class of Offered Certificates to receive Yield Protection Payments, to the extent described herein, will be treated as assets separate from the REMIC regular interest represented by each such Class. The purchase price paid for each such Class must be allocated between the right to receive Yield Protection Payments and the REMIC regular interest represented by such Class. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information -- Additional Collateral Loans" and "Certain Federal Income Tax Consequences."

     Excess Interest. On each Distribution Date, Excess Interest with respect to the CSFBMC Mortgage Loans and the PWRES Mortgage Loans collected during the related Due Period will be distributed solely to the Class V-1 Certificates and Class V-2 Certificates, respectively, to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Offered Certificates. The holders of the Class V-1 Certificates will have the right to purchase ARD Loans that are CSFBMC Mortgage Loans on or after their related Anticipated Repayment Dates under the circumstances described under "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans." The holders of the Class V-2 Certificates will have the limited right to purchase ARD Loans that are PWRES Mortgage Loans on or after their related Anticipated Repayment Dates under the circumstances described under "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans." The Class V-1 Certificates and Class V-2 Certificates are not entitled to any other distributions of interest, principal, Prepayment Premiums or Yield Maintenance Charges.


ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:



CLASS DESIGNATION   ASSUMED FINAL DISTRIBUTION DATE
------------------- --------------------------------
  Class A-1A
  Class A-1B
  Class A-2MF
  Class A-X
  Class B
  Class C
  Class D
  Class E

     The Assumed Final Distribution Dates set forth above were calculated on the assumption that all ARD Loans will pay on their respective Anticipated Repayment Dates and also without regard to any delays in the collection of Balloon Payments or to any liquidation time with respect to any Mortgage Loans that may become delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates
will be     , 20  , the first Distribution Date following the date that is two years after the latest Assumed Maturity Date.

The "Assumed Maturity Date" of (a) any Mortgage Loan that is not a Balloon Loan is the maturity date of such Mortgage Loan and (b) any Balloon Loan is the date on which such Balloon Loan fully amortizes, assuming interest is paid on a 30/360 basis.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICITS AND CERTIFICATE DEFERRED INTEREST

     The rights of the holders of the Private Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Mezzanine Certificates, and the rights of the holders of any class of Mezzanine Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Senior Certificates and each class of Mezzanine Certificates with an earlier alphabetical designation, other than, in each case, with respect to Uncovered Prepayment Interest Shortfalls and certain indemnification expenses. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Senior Certificates (other than the Class A-X Certificates) of principal in an amount equal to, in each case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of Class B, Class C, Class D and Class E Certificates of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of principal equal to, in each case, the entire Certificate Balance of each such Class of Certificates. The protection afforded to the holders of and Class of Offered Certificates by means of the subordination of each Class of Offered Certificates, if any, subordinate thereto and by means of the subordination of the Private Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "-- Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to each class of Offered Certificates (other than the Class A-X Certificates), in order of declining seniority for so long as such class is outstanding, of the Principal Distribution Amount on a given Distribution Date will have the effect of reducing the aggregate Certificate Balance of such class at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Loans will decrease. Thus, as principal is distributed to each class of Offered Certificates, the percentage interest in the Trust Fund evidenced by such class will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Private Certificates and those classes of Offered Certificates subordinate to the class of Offered Certificates then receiving distributions of principal), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such class by the Offered Certificates subordinate thereto and by the Private Certificates.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on such date, the Trustee is to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans expected to be outstanding immediately following such Distribution Date is less than (ii) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any such Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, in reduction of the respective Certificate Balances thereof, in each case until the remaining Certificate Balance of each such Class has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes to zero, any remaining Collateral Support Deficit will be allocated among the Class A-1A, Class A-1B and Class A-2MF Certificates, pro rata (based upon such Classes' respective Certificate Balances), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

     In general, Collateral Support Deficits could result from the occurrence of: (i) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies thereon, the payment to the Special Servicer of any compensation as described in "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses," and the payment of interest on Advances (to the extent not covered by Penalty Charges collected on the related Mortgage Loans), and certain servicing expenses; and (ii) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee, the Servicer, the Special Servicer and the Depositor and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund (but excluding Uncovered Prepayment Interest Shortfalls and certain indemnification expenses of the Trust Fund, which will be allocated to all or several of the Classes of Regular Certificates on a pro rata basis as a reduction of such Classes' interest entitlement, as described below) as described herein under "The Pooling and Servicing Agreement." Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the Trust Fund. A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such Class.


     Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls and indemnification expenses of the Trust Fund will generally be allocated to all Classes of the Regular Certificates. In each case such allocations will be made pro rata to such Classes on the basis of their Monthly Interest Distributable Amounts (before giving effect to any reductions therefrom for such Uncovered Prepayment Interest Shortfalls or indemnification expenses or for Certificate Deferred Interest) and will reduce such Classes' respective interest entitlements.


     Certificate Deferred Interest. On each Distribution Date, the Monthly Interest Distributable Amount for each Class of Regular Certificates will be reduced by an amount of Certificate Deferred Interest equal to the aggregate amount of Mortgage Deferred Interest for all Mortgage Loans for the related Due Date and allocated to such Class of Certificates, the amount representing such Certificate Deferred Interest to be allocated first, to the Private Certificates, second, to the Class E Certificates, third, to the Class D Certificates, fourth, to the Class C Certificates, and fifth, to the Class B Certificates. Any Certificate Deferred Interest in excess of the Monthly Interest Distributable Amount for any Class to which such Certificate Deferred Interest is allocable will be allocated to the next most senior Class of Certificates, in the manner set forth above. If the Certificate Balance of at least one Class of Senior Certificates is not zero, then any amounts representing Certificate Deferred Interest after allocation thereof to the Mezzanine Certificates and Private Certificates in accordance with the preceding sentence, will be allocated to the Senior Certificates (other than the Class A-X Certificates) pro rata on the basis of such Classes' respective interest entitlements on such date (before giving effect to any reduction therefrom on such Distribution Date). The effect of such an allocation of Certificate Deferred Interest is to reduce the interest otherwise distributable to such Classes of Certificates. Additionally, on each Distribution Date, the Certificate Balance of each Class of Regular Certificates (other than the Class A-X Certificates) will be increased (except for the purposes of determining Voting Rights and the identity of the Controlling Class) by the amount of Certificate Deferred Interest, if any, allocated to such Class of Certificates.



     "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class as described above.


     "Mortgage Deferred Interest": With respect to any Mortgage Loan that as of any Due Date has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the related one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment or, if applicable, Assumed Scheduled Payment due on such Due Date.

                      PREPAYMENT AND YIELD CONSIDERATIONS


YIELD

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholder, the rate and timing of the distributions in reduction of Certificate Balance of such Certificates and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance of such Certificates, as well as prevailing interest rates at the time of prepayment or default.

     The rate of distributions in reduction of the Certificate Balance of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. The yield to maturity of the Class A-2MF Certificates will be particularly sensitive to the rate and timing of the A-2MF Principal Distribution Amount. In addition, such distributions in reduction of Certificate Balance may result from repurchases by the related Mortgage Loan Seller due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase," purchases of the Mortgage Loans in the manner described herein under "The Pooling and Servicing Agreement -- Optional Termination" or purchases of ARD Loans by Class V-1 or Class V-2 Certificateholders as described herein under "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans."

     The Certificate Balance of any Class of Offered Certificates may be reduced without distributions thereon as a result of the allocation of Collateral Support Deficits to such Class (or the related Classes), reducing the maximum amount distributable to such Class in respect of Certificate Balance, as well as the amount of interest that would have accrued thereon in the absence of such reduction. A Collateral Support Deficit generally results when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to Certificateholders in reduction of the Certificate Balances of the Certificates. Collateral Support Deficits are likely to arise under the circumstances described in the penultimate paragraph of "Description of the Offered Certificates -- Subordination; Allocation of Collateral Support Deficits and Certificate Deferred Interests."

     Because the ability of a borrower to make a Balloon Payment or to repay an ARD Loan in full on its Anticipated Repayment Date will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Properties, there is a risk that a borrower may default at the maturity date in the case of a Balloon Loan or fail to fully repay an ARD Loan at its Anticipated Repayment Date. In connection with a default on the Balloon Payment, the Special Servicer may agree to extend the maturity date thereof as described herein under "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans." In the case of any such default, recovery of proceeds may be delayed by and until, among other things, work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. In addition, the Directing Holders (as defined below) may instruct to delay the commencement of any foreclosure proceedings under certain conditions described herein. Certificateholders are not entitled to receive distributions of Monthly Payments or the Balloon Payment when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made and a defaulted Balloon Payment will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

     The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans.

     The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans is applied in reduction of the Certificate Balance of a Class of Offered Certificates, the greater the effect on such investor's yield to maturity.

     Substantially all of the Mortgage Loans have Lockout Periods ranging from 21 months to 296 months following the Cut-off Date. The weighted average Lockout Period for the Mortgage Loans is approximately 133 months. The Mortgage Loans are generally locked out until no earlier than six months preceding their Anticipated Repayment Date or maturity date, as applicable. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions."

     As described herein, all of the Mortgage Loans have one or more call-protection features (i.e., Lockout Periods, Prepayment Premiums or Yield Maintenance Charges), which are intended to prohibit or discourage borrowers from prepaying their Mortgage Loans. Notwithstanding the existence of such call protection, no representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates and the Mortgage Rates are reset at the Revised Rates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase prices because while interest is generally required to be paid by the borrower on a specified day between the first day and the eleventh day of each month, the distribution of such interest will not be made until the Distribution Date occurring in such month, and principal paid on any Distribution Date will not bear interest during the period after the interest is paid and before the Distribution Date occurs. Additionally, as described under "Description of the Offered Certificates -- Distributions" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

MODELING ASSUMPTIONS

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in the following tables, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the earlier of the Anticipated Repayment Date or maturity date, as applicable. All columns in the following tables assume that all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their maturity date. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate. The foregoing assumptions are referred to herein as the "Prepayment Assumptions."


     For purposes of this Prospectus Supplement, the "Mortgage Loan
Assumptions" are the following: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the related Due Date; (ii) all Mortgage Loans have Due Dates on the eleventh day of each month and accrue interest on the respective basis described herein; (iii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls; (iv) no Prepayment Premiums or Yield Maintenance Charges are allocated to the Certificates; (v) distributions on the Certificates are made on the seventeenth day (each assumed to be a business day) of each month, commencing in July 1998; (vi) the Mortgage Loan Sellers do not repurchase any Mortgage Loan as described under "The
Pooling and Servicing Agreement -- Representations and Warranties -- Repurchase"; (vii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans;
(viii) there are no Collateral Support Deficits or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund; (ix) none of the Mortgage Loan Sellers, the Controlling Class or the Servicer exercises the right to cause the early termination of the Trust Fund; (x) the Servicing Fee Rate, Trustee Fee Rate and Primary Servicing Fee Rate for each Distribution Date are the rates set forth herein on the Stated Principal Balance of the Mortgage
Loans as of the related Due Date; and (xi) the date of determination of weighted
average life is      , 1998.


YIELD ON THE CLASS A-X CERTIFICATES


     The yield-to-call on the Class A-X Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, defaults and liquidations) and principal losses on the Mortgage Loans, which may fluctuate significantly from time to time, and to other factors set forth herein, including the timing of the exercise, if any, of the optional termination right. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments or principal losses on the Mortgage Loans could result in the failure by investors in the Class A-X Certificates to fully recoup their initial investments.


     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields-to-call of the Class A-X Certificates at various prices and constant prepayment rates. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class A-X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such Class of Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-X Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.

     The table below has been prepared in accordance with the Mortgage Loan Assumptions and the Prepayment Assumptions described above (except that the optional termination right is assumed to be exercised) and with the assumed respective purchase prices (as a percentage of the Notional Balance) of the Class A-X Certificates set forth in the table, plus accrued interest thereon
from June   , 1998 to (but not including) June , 1998. Such table assumes that no Prepayment Premiums or Yield Maintenance Charges are distributed to the Class A-X Certificates in connection with any prepayment.


   SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO CALL OF THE
                            CLASS A-X CERTIFICATES




        ASSUMED PURCHASE PRICE
 AS A PERCENTAGE OF NOTIONAL BALANCE     0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------------------   --------   --------   ---------   ---------   --------
                        %                      %          %           %           %          %
                        %                      %          %           %           %          %
                        %                      %          %           %           %          %

     There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on any of the Class A-X Certificates will correspond to the cash flows described herein or that the aggregate purchase price of the Class A-X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class A-X Certificates.


RATED FINAL DISTRIBUTION DATE

     The ratings provided by the Rating Agencies address the likelihood that all principal due on the Offered Certificates will be received by the Rated
Final Distribution Date, which is   , 20  , the first Distribution Date
following the date that is two years after the latest Assumed Maturity Date. Most of the Mortgage Loans have maturity dates or Anticipated Repayment Dates that occur earlier than the latest Assumed Maturity Date, and most of the Mortgage Loans may be prepaid prior to maturity. Consequently, it is possible that the Certificate Balance of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date.


WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Balance that is distributed or allocated, respectively. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, Balloon Payments, voluntary or involuntary prepayments or liquidations.

     The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" or "-- Optional Termination" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums or Yield Maintenance Charges are made in respect thereof.

     The tables of "Percentage of Initial Certificate Balance Outstanding at the Respective CPRs Set Forth Below" and "Percentage of Initial Notional Balance Outstanding at the Respective CPRs Set Forth Below" indicate the weighted average life of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance or Notional Balance of such Offered Certificates that would be outstanding after each of the dates shown at the various CPRs and based on the Prepayment Assumptions. The tables have also been prepared on the basis of the Mortgage Loan Assumptions. The Mortgage Loan Assumptions made in preparing the previous and following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with assumptions underlying any one of the scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.


     Based on the Mortgage Loan Assumptions, the Prepayment Assumptions and the various CPRs, the tables indicate the weighted average life of the Offered Certificates and set forth the percentages of the initial Certificate Balance or Notional Balance of the Offered Certificates that would be outstanding after each of the indicated Distribution Dates, at the indicated CPRs.

                    PERCENTAGE OF INITIAL NOTIONAL BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW



                                                  CLASS A-X
                            ------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------   --------   --------   ---------   ---------   --------
Initial Percent .........
     , 1999 .............
     , 2000 .............
     , 2001 .............
     , 2002 .............
     , 2003 .............
     , 2004 .............
     , 2005 .............
     , 2006 .............
     , 2007 .............
     , 2008 .............
     , 2009 .............
     , 2010 .............
     , 2011 .............
     , 2012 .............
     , 2013 .............
     , 2014 .............
     , 2015 .............
     , 2016 .............
     , 2017 .............
     , 2018 .............
     , 2019 .............
     , 2020 .............
     , 2021 .............
     , 2022 .............
Weighted Average Life
 (in years)(1) ..........

----------
(1)   The weighted average life of the Class A-X Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Notional Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Notional Balance referred to in clause (i). The weighted average life data presented above for the Class A-X Certificates is for illustrative purposes only, as the Class A-X Certificates are not entitled to any distributions of principal.

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




                                                  CLASS A-1A
                            ------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------   --------   --------   ---------   ---------   --------
Initial Percent .........
     , 1999 .............
     , 2000 .............
     , 2001 .............
     , 2002 .............
     , 2003 .............
     , 2004 .............
     , 2005 .............
     , 2006 .............
     , 2007 .............
     , 2008 .............
     , 2009 .............
     , 2010 .............
     , 2011 .............
     , 2012 .............
     , 2013 .............
     , 2014 .............
     , 2015 .............
     , 2016 .............
     , 2017 .............
     , 2018 .............
     , 2019 .............
     , 2020 .............
     , 2021 .............
     , 2022 .............
Weighted Average Life
 (in years)(1) ..........

----------
(1)   The weighted average life of the Class A-1A Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




                                                  CLASS A-1B
                            ------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------   --------   --------   ---------   ---------   --------
Initial Percent .........
, 1999 ..................
, 2000 ..................
, 2001 ..................
, 2002 ..................
, 2003 ..................
, 2004 ..................
, 2005 ..................
, 2006 ..................
, 2007 ..................
, 2008 ..................
, 2009 ..................
, 2010 ..................
, 2011 ..................
, 2012 ..................
, 2013 ..................
, 2014 ..................
, 2015 ..................
, 2016 ..................
, 2017 ..................
, 2018 ..................
, 2019 ..................
, 2020 ..................
, 2021 ..................
, 2022 ..................
Weighted Average Life
 (in years)(1) ..........

----------
(1)   The weighted average life of the Class A-1B Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




                                                 CLASS A-2MF
                            ------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------   --------   --------   ---------   ---------   --------
Initial Percent .........
     , 1999 .............
     , 2000 .............
     , 2001 .............
     , 2002 .............
     , 2003 .............
     , 2004 .............
     , 2005 .............
     , 2006 .............
     , 2007 .............
     , 2008 .............
     , 2009 .............
     , 2010 .............
     , 2011 .............
     , 2012 .............
     , 2013 .............
     , 2014 .............
     , 2015 .............
     , 2016 .............
     , 2017 .............
     , 2018 .............
     , 2019 .............
     , 2020 .............
     , 2021 .............
     , 2022 .............
Weighted Average Life
 (in years)(1) ..........

----------
(1) The weighted average life of the Class A-2MF Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




                                                   CLASS B
                            ------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------   --------   --------   ---------   ---------   --------
Initial Percent .........
     , 1999 .............
     , 2000 .............
     , 2001 .............
     , 2002 .............
     , 2003 .............
     , 2004 .............
     , 2005 .............
     , 2006 .............
     , 2007 .............
     , 2008 .............
     , 2009 .............
     , 2010 .............
     , 2011 .............
     , 2012 .............
     , 2013 .............
     , 2014 .............
     , 2015 .............
     , 2016 .............
     , 2017 .............
     , 2018 .............
     , 2019 .............
     , 2020 .............
     , 2021 .............
     , 2022 .............
Weighted Average Life
 (in years)(1) ..........

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




                                                   CLASS C
                            ------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------   --------   --------   ---------   ---------   --------
Initial Percent .........
     , 1999 .............
     , 2000 .............
     , 2001 .............
     , 2002 .............
     , 2003 .............
     , 2004 .............
     , 2005 .............
     , 2006 .............
     , 2007 .............
     , 2008 .............
     , 2009 .............
     , 2010 .............
     , 2011 .............
     , 2012 .............
     , 2013 .............
     , 2014 .............
     , 2015 .............
     , 2016 .............
     , 2017 .............
     , 2018 .............
     , 2019 .............
     , 2020 .............
     , 2021 .............
     , 2022 .............
Weighted Average Life
 (in years)(1) ..........

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




                                                   CLASS D
                            ------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------   --------   --------   ---------   ---------   --------
Initial Percent .........
     , 1999 .............
     , 2000 .............
     , 2001 .............
     , 2002 .............
     , 2003 .............
     , 2004 .............
     , 2005 .............
     , 2006 .............
     , 2007 .............
     , 2008 .............
     , 2009 .............
     , 2010 .............
     , 2011 .............
     , 2012 .............
     , 2013 .............
     , 2014 .............
     , 2015 .............
     , 2016 .............
     , 2017 .............
     , 2018 .............
     , 2019 .............
     , 2020 .............
     , 2021 .............
     , 2022 .............
Weighted Average Life
 (in years)(1) ..........

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




                                                   CLASS E
                            ------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------   --------   --------   ---------   ---------   --------
Initial Percent .........
     , 1999 .............
     , 2000 .............
     , 2001 .............
     , 2002 .............
     , 2003 .............
     , 2004 .............
     , 2005 .............
     , 2006 .............
     , 2007 .............
     , 2008 .............
     , 2009 .............
     , 2010 .............
     , 2011 .............
     , 2012 .............
     , 2013 .............
     , 2014 .............
     , 2015 .............
     , 2016 .............
     , 2017 .............
     , 2018 .............
     , 2019 .............
     , 2020 .............
     , 2021 .............
     , 2022 .............
Weighted Average Life
 (in years)(1) ..........

----------
(1)   The weighted average life of the Class E Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                      THE POOLING AND SERVICING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing
Agreement to be dated as of June   , 1998 (the "Pooling and Servicing
Agreement"), by and among the Depositor, the Servicer, the Special Servicer and the Trustee.

     Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Trustee will provide a copy of the Pooling and Servicing Agreement to a prospective or actual holder of an Offered Certificate, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses. The Pooling and Servicing Agreement will also be made available by the Trustee on its Website, at the address set forth on page S-4 hereof. The Pooling and Servicing Agreement will also be filed with the Commission by the Depositor by means of the EDGAR System and should be available on the Commission's Website, the address of which is "www.sec.gov".


ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with respect to each Mortgage Loan, a mortgage file ("Mortgage File") containing certain documents and instruments, including, among other things, the following: (i) the original Mortgage Note endorsed without recourse to the order of the Trustee, as trustee; (ii) the original mortgage or counterpart thereof (or, in either case, a certified copy thereof); (iii) the assignment of the mortgage in recordable form in favor of the Trustee; (iv) if applicable, preceding assignments of mortgages; (v) the related security agreement, if any; (vi) if applicable, the original assignment of the assignment of leases and rents to the Trustee; (vii) if applicable, preceding assignments of assignments of leases and rents; (viii) a certified copy of the UCC-1 Financing Statements, if any, including UCC-3 continuation statements and UCC-3 assignments; (x) if applicable, the original loan agreements; (xi) the original lender's title insurance policy (or marked commitments to insure) and (xii) if applicable, the original Lease Enhancement Policies and Residual Value Insurance Policies or, in the case of the Ritz Carlton Loan, such other documents and instruments as may be necessary to effect the transfer thereof. The Trustee will hold such documents in trust for the benefit of the holders of the Certificates. The Trustee is obligated to review such documents for each Mortgage Loan within 60 days after the Closing Date and promptly thereafter (but in no event later than 90 days after the Closing Date) report any missing documents or certain types of defects therein (in each such case, a "Defect" in the related Mortgage File) to the Depositor, the Servicer, the Special Servicer and the Mortgage Loan Seller.


REPRESENTATIONS AND WARRANTIES; REPURCHASE

     In the Pooling and Servicing Agreement, the Depositor will assign the representations and warranties made by the related Mortgage Loan Seller to the Depositor in the Mortgage Loan Purchase Agreement to the Trustee for the benefit of the Certificateholders. In the Mortgage Loan Purchase Agreement, the related Mortgage Loan Seller will represent and warrant, among other things, that (subject to certain exceptions specified in the Mortgage Loan Purchase Agreement), as of the Closing Date (unless otherwise specified)

     (i) Immediately prior to the sale, transfer and assignment to the Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, the related Mortgage Loan;

     (ii) The Mortgage Loan Seller has full right and authority to sell, assign and transfer such Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan;

     (iii) The Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

     (iv) Each related Mortgage Note, Mortgage, assignment of leases (if any) and other agreement executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the Mortgage Loan Seller's knowledge, there is no valid defense, counterclaim, or right of rescission available to the related borrower with respect to such Mortgage Note, Mortgage, assignment of leases and other agreements;

     (v) Each related assignment of leases creates a valid collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related lease, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease, including the right to operate the related Mortgaged Property; no person other than the related borrower owns any interest in any payments due under such lease that is superior to or of equal priority with the mortgagee's interest therein;

     (vi) Each related assignment of Mortgage from the Mortgage Loan Seller to the Depositor and related assignment of the assignment of leases, if any, or assignment of any other agreement executed in connection with such Mortgage Loan from the Mortgage Loan Seller to the Depositor constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Depositor, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (vii) Since origination, and except as set forth in the related mortgage file, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded and, each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

     (viii) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to the matters described in clause (xi) below), and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below);

     (ix) The Mortgage Loan Seller has not taken any action that would cause the representations and warranties made by each related borrower in the Mortgage Loan not to be true;

     (x) The Mortgage Loan Seller has no knowledge that the material representations and warranties made by each related borrower in such Mortgage Loan are not true in any material respect;

     (xi) The lien of each related Mortgage is a first priority lien in the original principal amount of such Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) after all advances of principal and is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgage Loan Seller, its successors and assigns, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current general use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property; such policy was issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located and is assignable to the Depositor and the Trustee without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement; no claims have been made under such policy and the Mortgage Loan Seller has not undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

     (xii) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the Mortgage Loan Seller covenants that it will not make any future advances under the Mortgage Loan to the related borrower;

     (xiii) As of the later of the closing date for each Mortgage Loan or the most recent inspection of the related Mortgaged Property by the Mortgage Loan Seller, each related Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan or reserves have been established to remediate such damage and, as of the closing date for each Mortgage Loan and, to the Mortgage Loan Seller's knowledge, as of the date hereof, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value of the Mortgaged Property;

     (xiv) The Mortgage Loan Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months or within three months of origination of the Mortgage Loan;

     (xv) No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature other than the ARD Loans which may have negative amortization from and after the Anticipated Repayment Date;

     (xvi) Each Mortgage Loan is a whole loan and contains no equity participation by the Mortgage Loan Seller or the applicable Originator;

     (xvii) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; and any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

     (xviii) Neither the Mortgage Loan Seller, nor, to the Mortgage Loan Seller's best knowledge, any Originator other than the Mortgage Loan Seller, committed any fraudulent acts during the origination process of any Mortgage Loan it originated and to the best of the Mortgage Loan Seller's knowledge, the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards;

     (xix) All taxes and governmental assessments that became due and owing prior to the Closing Date with respect to each related Mortgaged Property have been paid or an escrow of funds in an amount sufficient to cover such payments has been established;

     (xx) All escrow deposits and payments required pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Mortgage Loan Seller to the Depositor and identified as such with appropriate detail;

     (xxi) Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the related Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance which covers a period of not less than 12 months and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; such insurance names the Mortgagee under the Mortgage Loan and its successors and assigns as a named or additional insured; other than the Credit Lease Loans, each related Mortgage Loan obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

     (xxii) There is no monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan. To the Mortgage Loan Seller's knowledge, there is no (a) material non-monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan or
(b) event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

     (xxiii) No Mortgage Loan has been more than 30 days delinquent since origination and as of the Cut-off Date no Mortgage Loan is 30 or more days delinquent;

     (xxiv) Each related Mortgage contains provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the borrower which would interfere with such right to foreclose (except as may be imposed by bankruptcy, insolvency, moratorium, redemption or other similar laws affecting creditors' rights generally, or by general principles of equity) and to the Mortgage Loan Seller's knowledge, no borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;


     (xxv) Each borrower represents and warrants that except as set forth in certain environmental reports and to the best of its knowledge it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials; the related borrower or an affiliate or an affiliate thereof agrees to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of certain representations, warranties or covenants given by the borrower in connection with such Mortgage Loan. A Phase I environmental report and with respect to certain Mortgage Loans, a Phase II Environmental Report, was conducted by a reputable environmental engineer in connection with such Mortgage Loan, which report did not indicate any material non-compliance or material existence of hazardous materials or, if any material non-compliance or material existence of hazardous materials were indicated in any such report, funds sufficient to cure such findings have been escrowed by the related borrower and held by the related mortagee. To the best of the Mortgage Loan Seller's knowledge, in reliance on such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and to the best of the Mortgage Loan Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except, in all cases, as indicated in certain environmental reports or other documents previously provided to the Rating Agencies; the Mortgage Loan Seller has not taken any action which would cause the Mortgaged Property to not be in compliance with all federal, state and local laws pertaining to environmental hazards;

     (xxvi) Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage Loan, the related Mortgaged Property, or any controlling interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing;

     (xxvii) All improvements included in any MAI appraisals are within the boundaries of the related Mortgaged Property, except for de minimis encroachments onto adjoining parcels for which the Mortgage Loan Seller has obtained title insurance against losses arising therefrom and no improvements on adjoining parcels encroach onto the related Mortgaged Property except for de minimis encroachments;

     (xxviii) The mortgage loan schedule which is attached as an exhibit to the Pooling and Servicing Agreement is complete and accurate in all material respects as of the dates of the information set forth therein;

     (xxix) With respect to any Mortgage Loan where all or a material portion of the estate of the related borrower therein is a leasehold estate, based upon the terms of the ground lease and any estoppel received from the ground lessor, the Mortgage Loan Seller represents and warrants that:

     (A) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller's best knowledge, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related mortgage file;

     (B) The lessor under such ground lease has agreed in a writing included in the related mortgage file that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and that any such action without such consent is not binding on the mortgagee, its successors or assigns;

     (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

     (D) Based on the title insurance policy (or binding commitment therefor) obtained by the Mortgage Loan Seller, the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to exceptions of the types described in clause (xi) above and liens that encumber the ground lessor's fee interest;

     (E) The ground lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder;

     (F) As of the closing date of the related Mortgage Loan, the ground lease is in full force and effect, the Mortgage Loan Seller has received no notice that any default beyond applicable notice and grace periods has occurred, and there is no existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

     (G) The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the mortgagee;

     (H) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the mortgagee is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the mortgagee under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the mortgagee;

     (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

     (J) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award;

     (K) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest rate are paid in full, neither the lessee nor the lessor under the ground lease will have an option to terminate or modify the ground lease without the prior written consent of the mortgagee as a result of any casualty or partial condemnation, except to provide for an abatement of the rent; and

     (L) Provided that the mortgagee cures any defaults which are susceptible to being cured, the lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding;

     (xxx) With respect to Mortgage Loans that are cross-collateralized, all other loans that are cross-collateralized by such Mortgage Loans are included in the Trust Fund;

     (xxxi) Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date;

     (xxxii) (1) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of such real property, as evidenced by an MAI appraisal conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by
(A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregated basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis);

     (xxxiii) There are no subordinate mortgages encumbering the related Mortgaged Property, nor are there any preferred equity interests held by the Mortgage Loan Seller or any mezzanine debt related to such Mortgaged Property, except as set forth herein or in Schedule V to the Mortgage Loan Purchase Agreement;

     (xxxiv) The loan documents executed in connection with each Mortgage Loan require that the related borrower be a single-purpose entity. (For this purpose, "single-purpose entity" shall mean an entity, other than an individual, that is formed or organized solely for the purpose of owning and operating one or more Mortgaged Properties, is prohibited from engaging in any business unrelated to such property and the related Mortgage Loan, does not have any assets other than those related to its interest in the related Mortgaged Property or its financing, or any indebtedness other than as permitted under the related Mortgage Loan);

     (xxxv) Each Mortgage Loan prohibits the related borrower from mortgaging or otherwise encumbering the Mortgaged Property and in carrying any additional indebtedness except in connection with trade debt and equipment financings in the ordinary course of borrower's business and liens contested in accordance with the terms of the Mortgage Loans;

     (xxxvi) Each borrower covenants in the Mortgage Loan documents that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business;

     (xxxvii) Each Mortgaged Property is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and is a separate tax parcel;

     (xxxviii) Based solely on a flood zone certification or a survey of the related Mortgaged Property, if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency, with respect to certain Mortgage Loans, or the Secretary of Housing and Urban Development with respect to other Mortgage Loans, as having special flood hazards, the terms of the Mortgage Loan require the borrower to maintain flood insurance;

     (xxxix) To the knowledge of the Mortgage Loan Seller, with respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and except in connection with a trustee's sale after a default by the related Mortgagor, no fees are payable to such trustee;

     (xl) With respect to each Mortgage Loan which is identified in this Prospectus Supplement as a Credit Lease Loan:

     (A) the base rental payments under each Credit Lease are equal to or greater than the payments due under the loan documents executed in connection with the related Credit Lease Loan and are payable without notice or demand, and without setoff, counterclaim, recoupment, abatement, reduction or defense and, subject to the rights of the Tenant to terminate the Credit Lease or offset, abate, suspend or otherwise diminish any amounts payable by the Tenant under the Credit Lease which have been disclosed to Depositor, each Credit Lease Loan fully amortizes over its original term and there is no balloon payment of rent due under any Credit Lease;

     (B) either (i) the obligations of the Tenant under each Credit Lease, including, but not limited to, the obligation of Tenant to pay fixed and additional rent, are not affected by reason of any damage to or destruction of any portion of the related Credit Lease Property; any taking of such Credit Lease Property or any part thereof by condemnation or otherwise; or any prohibition, limitation, interruption, cessation, restriction, prevention or interference of Tenant's use, occupancy or enjoyment of such Credit Lease Property or (ii) a Lease Enhancement Policy has been obtained;


     (C) every obligation associated with managing, owning, developing and operating the Credit Lease Property, including, but not limited to, the costs associated with utilities, taxes, insurance, capital and structural improvements, maintenance and repairs is an obligation of the Tenant;

     (D) no borrower has any monetary obligations under any Credit Lease that have not been met, or any nonmonetary obligations under any Credit Lease the breach of which would result in either the abatement of rent, a right of setoff or the termination of the related Credit Lease;

     (E) no Tenant can terminate any Credit Lease for any reason (except for a default by the related borrower under the Credit Lease) prior to the payments in full of (a) the principal balance of the related Credit Lease Loan, (b) all accrued and unpaid interest on such Credit Lease Loan and (c) any other sums due and payable under such Credit Lease Loan, or, if a Tenant can terminate any Credit Lease as a result of a casualty or condemation, a Lease Enhancement Policy has been obtained with respect to the related Credit Lease Loan;

     (F) if a Tenant assigns its Credit Lease or sublets the related Credit Lease Property, such Tenant remains primarily obligated under such Credit Lease unless each Rating Agency has confirmed in writing that such transfer or sublet will not result in a downgrade, qualification or withdrawal of the then-current ratings of the Certificates;

     (G) each Tenant has agreed to indemnify the related borrower from any claims of any nature relating to the related Credit Lease and Credit Lease Property, except for environmental problems that were not created by such Tenant;

     (H) if the obligations of the Tenant under any Credit Lease are guaranteed by a guarantor pursuant to a guaranty, the guaranty states that it represents the unconditional obligation of the guarantor and is a guarantee of payment, not merely of collection; and

     (I) with respect to Loan No. 11 and Loan No. 81, the Tenant shall take occupancy of the premises by January 1, 1999 and the improvements which are required to be made under such Loans will be completed as required under such Credit Leases, subject to any applicable grace periods;

     (J) to the Seller's knowledge, each Credit Lease contains customary and enforceable provisions which render the rights and remedies of the lessor thereunder adequate for the enforcement and satisfaction of the lessor's rights thereunder;

     (K) to the Seller's knowledge, in reliance on a tenant estoppel certificate and representation made by the Tenant under the Credit Lease or representations made by the related Borrower under the Mortgage Loan documents, as of the closing date of each Credit Lease Loan (a) each Credit Lease was in full force and effect, and no default by the Borrower or the Tenant has occurred under the Credit Lease, nor is there any existing condition which, but for the passage of time or the giving of notice, or both, would result in a default under the terms of the Credit Lease, (b) none of the terms of the Credit Lease have been impaired, waived, altered or modified in any respect (except as described in the related tenant estoppel), (c) no Tenant has been released, in whole or in part, from its obligations under the Credit Leases, (d) there is no right of recission, offset, abatement, diminution, defense or counterclaim to any Credit Lease, nor will the operation of any of the terms of the Credit Leases, or the exercise of any rights thereunder, render the Credit Lease unenforceable, in whole or in part, or subject to any right of rescission, offset, abatement, diminution, defense or counterclaim, and no such right of rescission, offset, abatement, diminution, defense or counterclaim has been asserted with respect thereto and (e) each Credit Lease has a term ending on or after the final maturity of the related Credit Lease Loan;

     (L) to the Seller's knowledge, the Mortgaged Property is not subject to any lease other than the related Credit Lease, no Person has any possessory interest in, or right to occupy, the Mortgaged property except under and pursuant to such Credit Lease and the Tenant under the related Credit Lease is in occupancy of the Mortgaged Property;

     (M) the mortgagee is entitled to notice of any event of default from the Tenant under the Credit Leases;

     (N) each Tenant under a Credit Lease is required to make all rental payments directly to the mortgagee, its successors and assigns under the related Credit Lease Loan; and

     (O) each Credit Lease Loan provides that the related Credit Lease cannot be modified without the consent of the mortgagee thereunder;

     (xli) With respect to any Credit Lease Loan for which a residual value insurance has been obtained, the related Mortgage Loan:

     (A) There is a residual value insurance policy in effect for each such mortgage loan, each of which was issued by R.V.I. America Insurance Company;

     (B) The claims on the residual value insurance policy will be payable to the loss payee and the Trustee, on behalf of the Certificateholders, has been designated as the loss payee;

     (C) Pursuant to the terms of the residual value insurance policy, the person designated as loss payee is only obligated to file a notice of final claim with R.V. I. American Insurance Company in order to collect the insured amount;

     (D) The residual value insurance policy has been paid in full as of the effective date of such policy;

     (E) As long as there is no event of default under the terms of the related Credit Lease, the residual value insurance policy cannot be terminated prior to the termination date;

     (F) The effective date for each related Credit Lease Loan on the residual value insurance policy is prior to the Closing Date;

     (G) The date upon which the outstanding principal balance of each related Credit Lease Loan is reduced to zero is the policy termination date;

     (H) The insured value is a pre-determined amount for each related Credit Lease Loan and, unless otherwise noted, equal to the expected mortgage loan balance at loan maturity or expiration of initial lease term;

     (I) The insured value shall always be greater than the insured amount. The insured amount is the amount R.V. I. America Insurance Company will pay to the loss payee upon the notification of a claim. It is defined as the lesser of (i) the insured value and (ii) the outstanding principal balance at the time the claim is made, plus all accrued interest, less any sales proceeds received by the loss payee;

     (J) The residual value insurance policy will not be amended at any time without the consent of the mortgagee;

     (K) So long as there is no event of default under terms of the mortgage, the residual value insurance policy will not contain borrower transfer restriction; and

     (L) The lease termination date does not accrue prior to the policy termination date or loan maturity date;

     (xli) To the knowledge of the Mortgage Loan Seller, as of the date of the origination of the related Mortgage Loan, there was no pending action, suit or proceeding, arbitration or governmental investigation against a borrower or Mortgaged Property, an adverse outcome of which would materially and adversely affect such borrower's ability to perform under the related Mortgage Loan;

     (xlii) No advance of funds has been made by the Mortgage Loan Seller to the related borrower (other than Mezzanine Debt and the acquisition of preferred equity interests by the Preferred Interest Holder) and no funds have been received from any person other than, or on behalf of, the related borrower for, or on account of, payments due on the Mortgage Loan;

     (xliii) To the extent required under applicable law, as of the Cut-off Date, the Mortgage Loan Seller was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located;

     (xliv) All collateral for the Mortgage Loans is being transferred as part of the Mortgage Loans;

     (xlv) Except in connection with Crossed-Loans and Multi-Property Loans, no Mortgage Loan requires the mortgagee to release any portion of the Mortgaged Property from the lien of the related Mortgage except upon (a) payment in full or defeasance of the related Mortgage Loan, (b) releases of unimproved out-parcels or (c) releases of portions of the Mortgaged Property which will not have a material adverse effect on the value of the collateral for the related Mortgage Loan;

     (xlvi) Any insurance proceeds in respect of a casualty loss or taking, will be applied either to (a) the repair or restoration of all or part of the related Mortgaged Property, with, in the case of all Mortgage Loans other than Credit Lease Loans and with respect to all casualty losses or takings in excess of a specified percentage of the related loan amount, the mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

     (xlvii) A copy of each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the Mortgage Loan Seller) is in suitable form for filing in the filing office in which such financing statement was filed;

     (xlviii) To the Mortgage Loan Seller's knowledge, (a) all material commercial leases affecting the Mortgaged Properties securing the Mortgage Loans are in full force and effect and (b) there exists no default under any such material commercial lease either by the lessee thereunder or by the related borrower that could give rise to the termination of such lease;

     (xlix) The improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property;

     (l) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage or any substantially similar successor provision) and all Prepayment Premiums and Yield Maintenance charges constitute "customary prepayment penalties" within the meaning of Treasury Regulation
Section 1.860G-1(b)(2);

     (li) With respect to any Mortgage Loan that pursuant to the mortgage documents can be defeased, the Mortgage Loan cannot be defeased within two years of the Closing Date, the borrower can pledge only United States government securities (within the meaning of section 2(a)(16) of the Investment Company Act of 1940) as the substitute collateral, and the borrower can be required by the Servicer to establish that the release of the lien is to facilitate the disposition of the Mortgaged Property or is in connection with some other customary commercial transaction;

     (lii) With respect to any Mortgage Loan that pursuant to the mortgage documents can be defeased, the Mortgage Loan cannot be defeased within two years of the Closing Date, the borrower can pledge only United States government securities (within the meaning of section 2(a)(16) of the Investment Company Act of 1940) as the substitute collateral, and the borrower can be required by the Servicer to establish that the release of the lien is to facilitate the disposition of the Mortgaged Property or is in connection with some other customary commercial transaction; and

     (liii) With respect to each Mortgage Loan for which there are uncompleted improvements, the only security for such Mortgage Loan (disregarding pledges of rents, third party guarantees and any personal liability of the obligor) is the real property securing such Mortgage Loan and at least 90% of the funds received by the borrower under such Mortgage Loan have been spent or, pursuant to a binding agreement, are required to be spent to acquire and/or improve the related Mortgaged Property.

     (liv) (A) The Mortgage Loan Documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except for certain acts including the fraud, willful misconduct or material misrepresentation by the related mortgagor and/or its affiliates and, solely with respect to the CSFBMC Mortgage Loans, any act resulting in the Mortgaged Property becoming an asset in a voluntary bankruptcy or insolvency proceeding. Additionally, the Mortgage Loan Documents for each Mortgage Loan provide that the related mortgagor thereunder shall be liable to the related Mortgage Loan Seller for any losses incurred by related Mortgage Loan Seller due to (1) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (2) any act of waste, and (3) any breach of the environmental covenants contained in the related Mortgage Loan Documents.

     (lv) If such Mortgage Loan is a ARD Loan, it commenced amortizing on its initial scheduled Due Date and provides that: (i) its Mortgage Rate will increase by no more than two percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven years following the origination of such Mortgage Loan; (iii) no later than the related Anticipated Repayment Date, if it has not previously done so, the related Mortgagor is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and (iv) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures.

     If either Mortgage Loan Seller has been notified of a Defect in any Mortgage File or a breach of any of the foregoing representations and warranties (a "Breach"), which, in either case, materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, and if such Mortgage Loan Seller cannot cure such Defect or Breach within a period of 90 days following the earlier of its receipt of such notice or its discovery of the Defect or Breach, then such Mortgage Loan Seller will be obligated pursuant to the related Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned, together with the Depositor's interests in the Mortgage Loans, by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") equal to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time, to but not including the Due Date in the Due Period of purchase, (iii) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Servicing, Primary Servicing and Special Servicing Fees allocable to such Mortgage Loan and (iv) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Defect or Breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any Defect in a Mortgage File or any Breach of either Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. Each Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Underwriters or any of their affiliates (other than the Mortgage Loan Seller) will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the related Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so and no assurance can be given that such Mortgage Loan Seller will fulfill such obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by the related Mortgage Loan Seller regarding such Mortgage Loan will not be correct in all material respects when made.

     Any Defect or any Breach of a representation or warranty that, in either case, causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, shall be deemed to materially and adversely affect the interests of Certificateholders therein, requiring the Mortgage Loan Seller to purchase the affected Mortgage Loan from the Trust Fund at the Purchase Price.


SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Servicer and the Special Servicer will service and administer the Mortgage Loans for which it is responsible on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law and, to the extent consistent with the foregoing, the terms of the respective Mortgage Loans or Specially Serviced Mortgage Loan and, to the extent consistent with the foregoing, the terms of the Pooling and Servicing Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (i) the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial or multifamily mortgage lenders servicing their own mortgage loans and (ii) the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans owned by the Servicer or Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the respective Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and, to the extent not inconsistent with the foregoing, the terms of the Pooling and Servicing Agreement, and with a view to the maximization, on a present value basis (discounting at the related Mortgage Rate), of timely recovery of principal and interest on the Mortgage

Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust Fund and the Certificateholders, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (A) any relationship that the Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related Mortgagor or any other party to the Pooling and Servicing Agreement; (B) the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Servicer's obligation to make Advances; and (D) the Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the "Servicing Standard").

     The Servicer will enter into a sub-servicing agreement (the "Seller-Servicer Agreement") with certain seller-servicers (each, a "Seller-Servicer") pursuant to which, in the event the Servicer is terminated or resigns, the successor to the Servicer (other than the Trustee or its designee) will succeed to the rights and obligations of the Servicer under the Seller-Servicer Agreement. The Seller-Servicer Agreement provides that the Seller-Servicers are not terminable unless certain events of default or termination events occur thereunder. In addition, the Servicer and the Special Servicer are permitted, at their own expense, to employ sub-servicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation and will remain liable to the Trustee and the Certificateholders for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, the breach of certain specified covenants therein or any liability by reason of willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reason of its grossly negligent disregard of obligations or duties under the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement and the Seller-Servicer Agreement, the Servicer is primarily liable to the Trust Fund for the servicing of Mortgage Loans by the Seller-Servicers and each Seller-Servicer has agreed to indemnify the Servicer for any liability that the Servicer may incur as a result of the Seller-Servicer's failure to perform its obligations under the Seller-Servicer Agreement.

     The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, including, if applicable, to receive reimbursement of Servicing Fees and Primary Servicing Fees. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any Penalty Charges in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. With respect to the ARD Loans, the Servicer and Special Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collections, prior to the final maturity date. With respect to any Specially Serviced Mortgage Loan, subject to the restrictions set forth below under "-- Realization Upon Mortgage Loans," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Special Servicer may elect to extend a Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.


ADVANCES

     On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of:
(i) all Monthly Payments (net of any related Servicing Fees and Primary Servicing Fees, except to the extent

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that the related borrower is obligated to reimburse such fees, as provided herein), other than Balloon Payments, which were due during any related Due Period and delinquent (or not advanced by any sub-servicer) as of the business day preceding such Servicer Remittance Date; and (ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount (the "Assumed Scheduled Payment") equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due, after giving effect to any modification of such Mortgage Loan, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Net Mortgage Rate (net of interest at the Servicing Fee Rate, except to the extent that the related borrower is obligated to reimburse Servicing Fees). The Servicer's obligations to make P&I Advances in respect of any Mortgage Loan or REO Property will continue through liquidation of such Mortgage Loan or disposition of such REO Property, as the case may be. To the extent the Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee is obligated to make such required P&I Advance pursuant to the Pooling and Servicing Agreement.

     With respect to Loan Nos. 187, 223, 235, 305 and 310, the related Mortgage Loan provides for a grace period for payment defaults which extends beyond the related Determination Date. As a result, failure to make payments on such Mortgage Loan by the P&I Advance Date in a given month may not constitute an event of default thereunder. Pursuant to the Pooling and Servicing Agreement, the Servicer has agreed to make a P&I Advance with respect to such Mortgage Loan for any month in which such grace period is still in effect on the related Servicer Remittance Date and not charge interest thereon at the Reimbursement Rate until after such grace period has ended or unless an event of default has otherwise occurred thereunder. For the purposes of determining whether a Servicing Transfer Event has occurred or reporting the number of P&I Advances made with respect to a given Distribution Date, any P&I Advance made during such grace period with respect to such loan will not be counted unless the related Monthly Payment has not been received by the end of such grace period.

     With respect to any Distribution Date, the amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date. Neither the Servicer nor the Trustee will be required or permitted to make a P&I Advance for Penalty Charges, Yield Maintenance Charges, Excess Interest, Balloon Payments or Prepayment Premiums. If the monthly payment on any Mortgage Loan has been reduced or if the final maturity on any Mortgage Loan is extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer, and the monthly payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Servicer shall, as to such Mortgage Loan only, advance only the amount of the monthly payment due and owing after taking into account such reduction (net of related Primary Servicing Fees and Servicing Fees, except to the extent the related borrower is obligated to reimburse such amounts), in the event of subsequent delinquencies thereon.

     In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described herein) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any Mortgage Loan or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments, hazard insurance premiums, environmental inspections and remediation, operating, leasing, managing and liquidation expenses for REO Properties and to cover other similar costs and expenses. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and a responsible officer of the Trustee has been notified in writing of such failure, the Trustee will make such required Servicing Advance pursuant to the Pooling and Servicing Agreement.

     The Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of related payments, insurance and condemnation proceeds, Liquidation Proceeds, any revenues from REO Properties or otherwise from the Mortgage Loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable (including interest thereon) out of Related Proceeds (a "Nonrecoverable Advance"), and the Servicer or the Trustee will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Servicer will not be entitled to recover Advances made to pay Yield Protection Payments from collections on Mortgage Loans, but shall be reimbursed for such amounts by CSFB Mortgage Capital. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

     In connection with its recovery of any Advance, each of the Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of such Advance from the date made to but not including the date of reimbursement.

     The "Prime Rate" shall be the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, New York edition. Each Distribution Date Statement delivered by the Trustee to the Certificateholders will contain information relating to the amount of Advances made with respect to the related Distribution Date. See "-- Reports to Certificateholders; Available Information" herein.


APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan, an Appraisal Reduction will be calculated for such Mortgage Loan. An "Appraisal Reduction Event" will occur on the earliest of (i) the third anniversary of the date on which the first extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not decrease the aggregate amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan (other than an extension of its maturity) becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed, (v) 60 days after a borrower declares bankruptcy and (vi) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Senior Certificates) have been reduced to zero. The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more independent MAI appraisals with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Servicer as a Servicing Advance) or (B) by an independent MAI appraisal or an internal valuation performed by the Special Servicer with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000 over (ii) the sum of (A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate,
(B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums, ground rents and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer or the Trustee and/or for which funds have not been escrowed). If required to obtain an MAI appraisal pursuant to the foregoing, the Special Servicer must receive such appraisal within 60 days of the occurrence of such event (taking into account the passage of any time period set forth in the definition of Appraisal Reduction Event). If such appraisal is not received by such date or if, for any Mortgage Loan with a Stated Principal

Balance of $1,000,000 or less, the Special Servicer elects not to obtain an appraisal, the Appraisal Reduction for the related Mortgage Loan will be 35% of the Stated Principal Balance of such Mortgage Loan as of the date of the related Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of such MAI appraisal, the Special Servicer will be required to calculate and report to the Servicer, and the Servicer will report to the Trustee, the Appraisal Reduction to take into account such appraisal.

     As a result of calculating an Appraisal Reduction with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Servicer Remittance Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes. See "-- Advances" above. The "Appraisal Reduction Amount" for any Distribution Date and any Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of
(i) the Reduction Rate (as defined below) for such Distribution Date and (ii) the Appraisal Reduction with respect to such Mortgage Loan. The "Reduction Rate" will be a rate per annum equal to the average of the Pass-Through Rates of each Class to which Appraisal Reductions have been allocated pursuant to the Pooling and Servicing Agreement, weighted on the basis of the amount of the Appraisal Reductions allocated to each such Class. In addition, Appraisal Reductions will be allocated to the Subordinate Certificates in reverse alphabetical order of the Classes for purposes of determining Voting Rights and the identity of the Controlling Class. See "-- Voting Rights" below and "-- Realization Upon Mortgage Loans" herein.

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments and no other Appraisal Reduction Event has occurred and is continuing), the Special Servicer is required, within 30 days before each anniversary of such Appraisal Reduction Event, to order an appraisal (which may be an update of a prior appraisal) or, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance recoverable from the Trust Fund. Based upon such appraisal, internal valuation or, as described in the second preceding paragraph, percentage calculation of the Appraisal Reduction, as the case may be, the Special Servicer shall redetermine and report to the Trustee and the Servicer the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or perform an internal valuation, as the case may be, with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction with respect to such Mortgage Loan.

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred and which has become current and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may, within 30 days after the date of such twelfth Monthly Payment, order an appraisal (which may be an update of a prior appraisal) or, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance recoverable from the Trust Fund. Based upon such appraisal, the Special Servicer shall redetermine and report to the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan.


ACCOUNTS

     Lockbox Accounts. With respect to 324 Mortgage Loans, which represent in the aggregate 86.0% of the Initial Pool Balance, one or more accounts in the name of the related borrower (which are the

Lockbox Accounts) have been, or upon the occurrence of certain events will be, established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants or manager. Agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lockbox Accounts are periodically swept into the Cash Collateral Accounts (as defined below). Additionally, for substantially all ARD Loans for which a Lockbox Account has not already been established such loans require the related mortgagee to establish a Lockbox Account prior to its Anticipated Repayment Date. The Lockbox Accounts will not be assets of the Trust Fund.

     Cash Collateral Accounts. With respect to each Mortgage Loan that has a Lockbox Account, one or more accounts in the name of the Servicer (the "Cash Collateral Accounts") have been established into which funds in the related Lockbox Accounts will be swept on a regular basis. Unless certain trigger events occur as specified in the related Mortgage Loan, any excess over the amount necessary to fund the Monthly Payment, the Escrow Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower, provided, that, no event of default of which the Servicer is aware has occurred and is continuing with respect to such Mortgage Loan. However, as described under "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest," after the respective Anticipated Repayment Date, if applicable, all or substantially all amounts in the related Cash Collateral Account in excess of the amount necessary to fund the Monthly Payment and Escrow Accounts will be applied to (i) operating and capital expenses, (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and (iii) Excess Interest, in that order. The Cash Collateral Accounts will not be an asset of the Trust Fund.

     Certificate Account. The Servicer will establish and maintain a segregated account (the "Certificate Account") pursuant to the Pooling and Servicing Agreement, and on each Due Date withdraw from each Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into the Certificate Account for application towards the Monthly Payment, net of Servicing Fees and Primary Servicing Fees and other amounts due the Servicer or applicable Seller-Servicer and not required to be deposited into the Certificate Account. The Servicer will also deposit into the Certificate Account within one business day of receipt all other payments in respect of the Mortgage Loans, other than amounts to be deposited into any Escrow Account, net of Servicing Fees and Primary Servicing Fees and other amounts due the Servicer or applicable Seller-Servicer and not required to be deposited into the Certificate Account.

     Distribution Account. The Trustee will establish and maintain one or more segregated accounts (collectively, the "Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deliver to the Trustee for deposit into the Distribution Account, to the extent of funds on deposit in the Certificate Account, on the Servicer Remittance Date an aggregate amount of immediately available funds. The Servicer will deposit all P&I Advances into the Distribution Account on the related Servicer Remittance Date. To the extent the Servicer fails to do so, the Trustee shall deposit any required P&I Advances into the Distribution Account on the related Distribution Account as described herein and as provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates -- Distributions" herein.

     Interest Reserve Account. The Trustee will establish and maintain an Interest Reserve Account ("Interest Reserve Account") in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date in any February and on any Servicer Remittance Date in any January which occurs in a year which is not a leap year, the Servicer will be required to deposit, in respect of the Mortgage Loans that accrue on an Actual/360 basis, into the Interest Reserve Account, an amount withheld from the related Monthly Payment or Advance equal to one day's interest collected on the Stated Principal Balance of such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February, "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding December and January Interest Accrual Periods, if any, and deposit such amount (excluding any net investment income thereon) into a Distribution Account.

     The Trustee also will establish and maintain one or more segregated accounts for the "Excess Interest Distribution Account", each in the name of the Trustee for the benefit of the holders of the Certificates.

     The Cash Collateral Accounts, Certificate Account, any REO Account, the Escrow Accounts, the Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account will be held in the name of the Trustee (or the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Cash Collateral Accounts, the Certificate Account and the Interest Reserve Account. Each of the Cash Collateral Account, Certificate Account, any REO Account, the Interest Reserve Account, the Escrow Accounts and the Excess Interest Distribution Account will be either (i) (A) an account or accounts maintained with a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least "A-1" by S&P, "P-1" by Moody's and "F-1+" by Fitch (if rated by Fitch) in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "A+" by Fitch (if rated by Fitch), "AA" by S&P and "Aa3" by Moody's, each, as defined herein) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its then current ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R.
Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or any other account that, as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Servicer (an "Eligible Bank"). Amounts on deposit in the Certificate Account, Excess Interest Distribution Accounts, any Servicing Accounts, Cash Collateral Account, any REO Account and the Interest Reserve Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Certificate Account, Excess Interest Distribution Account, any Escrow Accounts and Cash Collateral Accounts will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be paid to the Mortgage Loan Seller. Amounts on deposit in the Distribution Accounts shall remain uninvested.


WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

     The Servicer may make withdrawals from the Certificate Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit to the Trustee for deposit in the Distribution Accounts the amounts required to be remitted or that may be applied to make P&I Advances; (ii) to pay itself unpaid Servicing Fees or to pay any unpaid Primary Servicing Fees, and the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees; (iii) to reimburse itself or the Trustee, for unreimbursed P&I Advances; (iv) to reimburse itself or the Trustee, for unreimbursed Servicing Advances; (v) to reimburse itself or the Trustee, for Nonrecoverable Advances; (vi) to pay itself or the Trustee, any interest accrued and payable thereon for any unreimbursed P&I Advances, Servicing Advances or Nonrecoverable Advances; (vii) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any breach or defect giving rise to a repurchase obligation of the Mortgage Loan Seller, or the enforcement of such obligation, under the Mortgage Loan Purchase Agreement; (viii) to pay itself, as additional servicing compensation any net investment earnings and Penalty Charges on Mortgage Loans (other than Specially Serviced Mortgage Loans), but only to the extent collected from the related Mortgagor; and to pay the Special Servicer, as additional servicing compensation, Penalty Charges on Specially Serviced Mortgage Loans; (ix) to recoup any amounts deposited in the Certificate Account in error; (x) to pay itself, the Trustee, the Special Servicer, the

Depositor or any affiliate, and their respective directors, officers, employees and agents, any amounts payable pursuant to any indemnification clauses in the Pooling and Servicing Agreement; (xi) to pay for (a) the cost of the opinions of counsel for purposes of REMIC Administration or amending the Pooling and Servicing Agreement and (b) the cost of obtaining an REO Extension; (xii) to pay for any and all federal, state and local taxes imposed on any REMIC or their assets or transactions; (xiii) to reimburse the Servicer and the Special Servicer for expenses incurred by and reimbursable to each of them by the Trust Fund; (xiv) to pay to any Person, with respect to each Mortgage Loan previously purchased by such Person, all amounts received thereon subsequent to the date of purchase; (xv) to pay for costs and expenses incurred by the Trust Fund due to actions taken pursuant to an environmental assessment; and (xvi) to clear and terminate the Certificate Account.


ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Special Servicer will be required to enforce any such due-on-sale clause, unless the Special Servicer determines, in accordance with the Servicing Standard, that granting such consent would likely result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Special Servicer determines that granting such consent would likely result in a greater recovery, the Special Servicer, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the credit status of the prospective transferee is in compliance with the Special Servicer's regular commercial mortgage origination or Servicing Standard and criteria and the terms of the related Mortgage and (b) with respect to any Mortgage Loan (i) the principal balance of which is $20,000,000 or more or (ii) that is a Mortgage Loan, part of a group of Crossed Loans or a group of Related Borrower Loans that, in each case, in the aggregate represents 5% or more of the aggregate outstanding. Certificate Balance of all Classes at such time, the Special Servicer has received written confirmation from each of the Rating Agencies that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Mortgage Note, except pursuant to the provisions described under "-- Realization Upon Mortgage Loans" and "--Modifications," herein.

     The consent of the Special Servicer and, except as described herein, the receipt of a rating confirmation will not be required in the event that the holder of Mezzanine Debt forecloses upon the equity in a borrower under a Mortgage Loan.

     The Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or
(b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Special Servicer will be required to enforce such due-on-encumbrance clauses and in connection therewith will be required to (i) accelerate payments thereon or
(ii) withhold its consent to such lien or encumbrance unless the Special Servicer, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each of the Rating Agencies, that (1) not accelerating payments on the related Mortgage Loan or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. See "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions -- Due-on-Sale Provisions and Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Servicer (or, with respect to the Specially Serviced Mortgage Loans, the Special Servicer) will perform (at its own expense), or shall cause to be performed (at its own expense), physical inspections of each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $3,000,000 or more at least once every 12 months and (B) less than $3,000,000 at least once every 24 months, in each case commencing in July 1998; provided, however, that if the related Mortgage Loan (i) has a DSCR of less than 1.0x, (ii) becomes a Specially Serviced Mortgage Loan, or (iii) is delinquent for 60 days, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable and thereafter at least every 12 months for so long as such condition exists. The Special Servicer or the Servicer, as applicable, will prepare a written report of each such inspection describing the condition of the Mortgaged Property.

     Most of the Mortgages obligate the related borrower to deliver quarterly, and all Mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.


INSURANCE POLICIES

     To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the Servicer (or, with respect to the Specially Serviced Mortgage Loans, the Special Servicer) will use its reasonable best efforts to cause each Mortgagor to maintain, and if the Mortgagor does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standard), any insurance policy coverage determined to be applicable by the Servicer or, with respect to any Specially Serviced Mortgage Loan, by the Special Servicer, in accordance with the Servicing Standard. The coverage of each such policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. During all such times as the Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and such flood insurance has been made available), the Servicer or the Special Servicer, as applicable, will use its reasonable best efforts to cause each Mortgagor to maintain (to the extent required by the related Mortgage Loan), and if the Mortgagor does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard), a flood insurance policy in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Special Servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property in an amount that is not less than the lesser of the full replacement cost of the improvements on such Mortgaged Property or the outstanding principal balance owing on such Mortgage Loan. In addition, during all such times as the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Pooling and Servicing Agreement provides that the Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer in maintaining any such insurance policy if the borrower defaults on its obligation to do so shall be advanced by the Servicer as a Servicing Advance and will be charged to the related borrower.


EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement requires the Servicer and the Special Servicer to cause a firm of nationally recognized independent public accountants, which is a member of the American Institute of

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Certified Public Accountants, to furnish to the Trustee, the Depositor and the
Rating Agencies on or before April 15 of each year, beginning April 15, 1999, a statement to the effect that such firm has examined the servicing operations of the reporting person and that on the basis of their examination, conducted substantially in compliance with the Uniform Single Attestation Program ("USAP") for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (the "Audit Program"), the Servicer and the Special Servicer have complied with the minimum servicing standards identified in USAP or the Audit Program, in all material respects, except for such significant exceptions or errors in records that, in the opinion of each such firm, the USAP or the Audit Program require such firm to report, in which case such exceptions and errors shall be so reported.

     The Pooling and Servicing Agreement also requires the Servicer to deliver to the Trustee, the Depositor and the Rating Agencies on or before April 15 of each year, beginning April 15, 1999, an officer's certificate of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding year or, if there has been a material default, specifying each material default known to such officer and the action proposed to be taken with respect thereto.


CERTAIN MATTERS REGARDING THE DEPOSITOR, THE TRUSTEE, THE SERVICER AND THE SPECIAL SERVICER

     The Pooling and Servicing Agreement permits the Depositor, the Servicer and the Special Servicer to resign from their respective obligations thereunder only upon (a) with respect to the Servicer or Special Servicer, the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will, in and of itself, not result in a downgrade, withdrawal or qualification of the then applicable rating assigned by such Rating Agency to any Class of Certificates or (b) a determination that such obligations are no longer permissible under applicable law. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Trustee (whether acting in such capacity or as the Authenticating Agent or Certificate Registrar), the Depositor, the Directing Certificateholder or any affiliate, director, officer, employee or agent of any of them will be under any liability to the Trust Fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Trustee, the Directing Certificateholder, the Depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of grossly negligent disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the Servicer, the Special Servicer, the Trustee (whether acting in such capacity or as the Authenticating Agent or Certificate Registrar), the Depositor, the Directing Certificateholder and any affiliate, director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of grossly negligent disregard of such obligations or duties, or in the case of the Depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Trustee (whether acting in such capacity or as the Authenticating Agent or Certificate Registrar), the Directing Certificateholder or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Servicer, the Special Servicer, the Trustee, the Directing Certificateholder and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust Fund, and the Servicer, the Special Servicer, the Trustee, the Directing Certificateholder or the Depositor, as the case may be, will be entitled to reimbursement from the Certificate Account or Lower-Tier Distribution Account, as applicable, therefor.

     Pursuant to the Pooling and Servicing Agreement, the Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Servicer or the Special Servicer will be allowed to self-insure with respect to a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the Depositor, will be the successor of the Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement; provided, however, that such merger, consolidation or succession will not, or has not, resulted in a withdrawal, downgrade or qualification of the then current ratings of the Certificates that have been so rated, as confirmed in writing by each Rating Agency. The Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.


EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation, (i) any failure by the Servicer to make any remittance required to be made by the Servicer by 5:00 p.m. on the Servicer Remittance Date; (ii) any failure by the Special Servicer to deposit into the REO Account, or to remit to the Servicer for deposit in the Certificate Account, any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;
(iii) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (or fifteen days for payment of premiums on any insurance policies or 60 days so long as such Servicer is in good faith diligently pursuing such obligation) after written notice thereof has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, the Depositor and the Trustee, by Certificateholders of any Class, evidencing, as to such Class, Percentage Interests aggregating not less than 25%; (iv) any breach by the Servicer or Special Servicer of a representation or warranty contained in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Certificates and continues unremedied for thirty days; (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; and (vi) the Trustee shall have received written notice from any Rating Agency that the continuation of the Servicer or the Special Servicer in such capacity would result, or has resulted, in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates if the Servicer or Special Servicer is not replaced.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements as the terminated party. If the Trustee is unwilling or unable so to act or is not approved by each Rating Agency, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint as successor to the Servicer or Special Servicer, as the case may be, any established mortgage loan servicing institution or other entity as to which the Trustee has received written notice from each Rating Agency that such appointment would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by such Rating Agency.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class have made written request upon the Trustee to institute such proceeding in its own name (as Trustee thereunder) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or with this Prospectus Supplement or the Prospectus or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Servicer Remittance Date shall not be later than the related Distribution Date, (B) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) such change would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency, (iv) to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or either of Lower-Tier REMIC or Upper-Tier REMIC) as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then-current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency, and that any such amendment will not give rise to a federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences" in the Prospectus), (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder or (vi) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then current ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of such Certificate,
(ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Class then outstanding, (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the holders of all Certificates of such Class then outstanding and (iv) amend the section of the Pooling and Servicing Agreement that relates to the provisions described in this paragraph.

     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either of the Lower-Tier REMIC or Upper-Tier REMIC) to fail to qualify as a REMIC.


VOTING RIGHTS

     For any date of determination, the voting rights for the Certificates (the "Voting Rights") shall be allocated among the respective Classes of Certificateholders as follows: (i) 2% in the case of the Class A-X Certificates, and (ii) in the case of any other Class of Certificates (other than the Class V-1, Class V-2 and Residual Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the Distribution Date immediately preceding such date of determination. None of the Class V-1, Class V-2 or Residual Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed reduced by allocation of Collateral Support Deficit to such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the Servicer, the Special Servicer, the Depositor or any affiliate will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if such consent, approval or waiver would in any way increase its compensation or limit its obligations in such capacity under the Pooling and Servicing Agreement; provided, however, the Servicer and Special Servicer will be entitled to exercise such Voting Rights as to matters which could adversely affect its compensation or increase its liabilities or obligations; provided, however, that such restrictions will not apply to the exercise of the Special Servicer's rights as a member of the Controlling Class.



REALIZATION UPON MORTGAGE LOANS

     Pursuant to the Pooling and Servicing Agreement, if a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trust Fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage or otherwise acquire title to the related Mortgaged Property. The Special Servicer shall not, however, acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be a Servicing Advance) and either:

     (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the

Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to increase the net proceeds of the liquidation of such Mortgaged Property, than not taking such actions.

     The Pooling and Servicing Agreement grants to the Special Servicer a right (or to the Servicer, to the extent that the Special Servicer does not exercise its right) to purchase from the Trust Fund, at the Purchase Price, any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery, on a present value basis, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     If title to any Mortgaged Property is acquired by the Trust Fund, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" on the REMIC constituted by the Trust Fund or cause the Trust Fund (or Lower-Tier REMIC or Upper-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. The Special Servicer will also be required to ensure that any REO Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Lower-Tier REMIC nor the Upper-Tier REMIC will be taxed on income received with respect to a Mortgaged Property acquired by the Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Upper-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences."

     To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (i) the outstanding principal balance of such Mortgage Loan, (ii) interest accrued thereon, (iii) interest accrued on any P&I Advances made with respect to such Mortgage Loan and (iv) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on such Advances) incurred with respect to such Mortgage Loan, then the Trust Fund will realize a loss in the amount of such shortfall. The Trustee, the Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of such Mortgage Loan, certain unreimbursed expenses incurred with respect to such Mortgage Loan and any unreimbursed Advances made with respect to such Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer or Trustee on any such Advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Servicer will not be required to expend its own funds to effect such restoration unless (i) the Special Servicer determines that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Servicer, as the case may be, for its expenses and (ii) the Servicer determines that such expenses will be recoverable by it from related Liquidation Proceeds.

     With respect to any Mortgage Loan (i) as to which a payment default has occurred at its maturity date, (ii) as to which any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent, (iii) as to which the borrower has (a) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (b) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days, or (c) has admitted in writing its inability to pay its debts generally as they become due, (iv) as to which the Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (v) as to which, in the judgment of the Servicer, a payment default has occurred or is imminent and is not likely to be cured by the borrower within 60 days or (vi) any other default has occurred which has materially and adversely affected the value of the related Mortgage Loan, and prior to acceleration of amounts due under the related Mortgage Note or commencement of any foreclosure or similar proceedings, the Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Trustee with respect to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. The Mortgage Loans serviced by the Special Servicer and any Mortgage Loans that have become REO Properties are referred to herein as the "Specially Serviced Mortgage Loans." The Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for three consecutive Monthly Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will return servicing of such Mortgage Loan (a "Corrected Mortgage Loan") to the Servicer.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Servicer, the Directing Certificateholder (as defined below) and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificate-holders. In connection with making such affirmative determination, the Special Servicer will request a vote by all the Certificateholders. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the related Special Servicer shall implement the recommended action as outlined in such Asset Status Report.

     If the majority of Certificateholders fail within five days after the notice of such vote is sent to them to reject such Asset Status Report, the Special Servicer shall implement the same. If the majority of Certificateholders reject the Asset Status Report, the Special Servicer shall revise such Asset Status Report as set forth below.

     If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the earlier of (a) the Directing Certificateholder's failure to disapprove such revised Asset Status Report as described above; or (b) until the Special Servicer makes a determination that such objection is not in the best interests of the Certificateholders; or (c) 60 days from the date of preparation of the first Asset Status Report at which time the Special Servicer will implement the recommended action.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class (or if no such Class exists, the most subordinate Class then outstanding). For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions relating to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received.

     The Controlling Class as of the Closing Date will be the Class J Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Provisions.


MODIFICATIONS

     The Pooling and Servicing Agreement will permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) waive Excess Interest if such waiver conforms to the Servicing Standard and/or (v) accept a principal prepayment during any Lockout Period;

provided that (w) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (x) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee and (y) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is three years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan at an interest rate less than the lower of
(a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending,
(iii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease; (iv) reduce the Mortgage Rate to a
rate below the lesser of (x)        % per annum and (y) the then prevailing
interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; or (v) defer
interest due on any Mortgage Loan in excess of   % of the Stated Principal
Balance of such Mortgage Loan. Neither the Servicer nor the Special Servicer may permit or modify a loan to permit a voluntary prepayment of a Mortgage Loan (other than a Specially Serviced Mortgage Loan) on any day other than its Due Date, unless the Servicer or Special Servicer also collects interest thereon through the Due Date following the date of such prepayment or unless otherwise permitted under the Mortgage Loan Documents. Prepayments of Specially Serviced Mortgage Loans will be permitted to be made on any day without the payment of interest through the following Due Date.

     With respect to any Mortgage Loan the modification of which would create a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of Certificate Deferred Interest resulting from such negative amortization or any such modification will be allocated to reduce the Monthly Interest Distributable Amount of the Class or Classes (other than the Class A-X Certificates) with the latest alphabetical designation then outstanding and, to the extent so allocated, shall be added to the Certificate Balance of such Class or Classes (other than for the purposes of determining Voting Rights or the identity of the Controlling Class).

     The Special Servicer will notify the Servicer and the Trustee of any modification, waiver or amendment of any term of any Mortgage Loan and must deliver to the Trustee or the Custodian for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof. The special Servicer will notify the Rating Agencies of any modification, waiver or amendment of any term of any Mortgage Loan (i) the principal balance of which is $20,000,000 or more or (ii) that is a Mortgage Loan, part of a group of Crossed Loans or a group of loans made to affiliated borrowers that, in each case, in the aggregate represent 5% or more of the aggregate outstanding principal balances of all of the Mortgage Loans. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are to be available for review during normal business hours, upon reasonable advance written notice, at the offices of the Trustee.


OPTIONAL TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Mortgage Loan Seller, the holders of the Controlling Class or the Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

     Subject to the requirement set forth in the last sentence of this paragraph, CSFB Mortgage Capital will have the option to purchase all of the assets of the Trust Fund. If CSFB Mortgage Capital does not exercise such option within 60 days after it becomes exercisable by CSFB Mortgage Capital, PWRES may notify CSFB Mortgage Capital of its intention to exercise such option and, if CSFB Mortgage Capital does not exercise such option within ten Business Days thereafter, PWRES will be entitled to exercise such option. If PWRES does not exercise such option within 60 days after it becomes exercisable by PWRES, the holders of a majority of the Percentage Interests in the Controlling Class can notify CSFB Mortgage Capital and PWRES of their intention to exercise such option and if neither CSFB Mortgage Capital nor PWRES exercises such option within ten Business Days thereafter, such holders of the Controlling Class will be entitled to exercise such option. If the Controlling Class does not exercise its option to purchase all of the assets of the Trust Fund within 60 days after such option becomes exercisable, the Servicer may notify the Mortgage Loan Sellers and the holders of the Controlling Class of its intention to exercise such option and if neither the Mortgage Loan Sellers nor the holders of a majority of the Percentage Interests in the Controlling Class exercise such option within ten Business Days, the Servicer will be entitled to exercise such option. Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (in each case exclusive of REO Loans) then included in the Trust Fund and (ii) the aggregate fair market value of all REO Properties then included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Servicer and the Trustee. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of either Mortgage Loan Seller, the holders of the Controlling Class or the Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Loans and any REO Mortgage
Loans be less than   % of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the Mortgage Loan Sellers, the holders of the Controlling Class or the Servicer, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements -- Certificate Account" in the Prospectus), will be applied generally as described above under "Description of the Offered Certificates -- Distributions -- Priority."


THE TRUSTEE

     State Street Bank and Trust Company shall serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued. Except in circumstances such as those involving defaults (when it might request assistance from other departments in the bank), its responsibilities as trustee are carried out by its Corporate Trust Department. Its principal corporate trust office is located at 5th Floor, Two International Place, Boston, Massachusetts 02110, Attention: Credit Suisse First Boston Mortgage Securities Corp., Series 1998-C1. The telephone number is (617) 664-5469. As compensation for the performance of its duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly on a loan-by-loan basis and will accrue at a rate (the "Trustee Fee Rate") equal to 0.00175% per annum, and will be computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Mortgage Loan. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.


CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the Certificates (in such capacity, the "Authenticating Agent").

DUTIES OF THE TRUSTEE

     If the Servicer fails to make a required Advance, the Trustee shall make such Advance, provided that the Trustee shall not be obligated to make any Nonrecoverable Advance. The Trustee shall be entitled to rely conclusively on any determination by the Servicer or the Special Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance, with interest, made by it in the same manner and to the same extent as the Servicer or the Special Servicer.

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.


THE SERVICER

     Banc One Mortgage Capital Markets, LLC ("Banc One"), a Delaware limited liability company, will be the Servicer and in such capacity will be responsible for servicing the Mortgage Loans. The principal offices of Banc One Mortgage Capital Markets, LLC are located at 1717 Main Street, Dallas, Texas 75201.

     As of March 31, 1998, Banc One and its affiliates were responsible for servicing approximately 5,829 commercial and multifamily loans with an aggregate principal balance of approximately $7.38 billion, the collateral for which is located in 49 states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 4,441 loans with an aggregate principal balance of approximately $4.34 billion pertain to commercial and multifamily mortgage backed securities.

     The information concerning the Servicer set forth herein has been provided by the Servicer, and none of the Mortgage Loan Sellers, the Special Servicer, the Depositor, the Trustee or the Underwriters makes any representation or warranty as to the accuracy thereof. The Servicer (except for the information under this heading) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement, the Prospectus or any related documents.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Servicer (the "Servicing Fee") will be payable monthly on a loan-by-loan basis from interest received, will accrue at a rate (the "Servicing Fee Rate") of 0.03% per annum, and will be computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Mortgage Loan. The Servicer and certain Seller-Servicers will be entitled to retain out of amounts to be remitted to the Trust Fund a fee (each, a "Primary Servicing Fee") that accrues on the Stated Principal Balance of the related Mortgage Loans at a rate of 0.05% per annum with respect to the Mortgage Loans primarily serviced by the Servicer and, with respect to any Mortgage Loans which are primarily serviced by a Seller-Servicer, the fee set forth in the related Seller-Servicer Agreement. The per annum rate at which the Primary Servicing Fee accrues (the "Primary Servicing Fee Rate") is set forth herein in the table entitled "Mortgage Notes" under "Certain Characteristics of the Mortgage Loans -- Additional Mortgage Loan Information". The Primary Servicing Fee with respect to each Mortgage Loan will be calculated in the same manner as interest on such Mortgage Loan. The Servicer will be required to pay the fees and expenses of any other sub-servicer retained by the Servicer out of the Servicing Fee. Except to the extent set forth in the related Seller-Servicer Agreement, in no event will the Servicer or any Seller-Servicer be entitled to retain a servicing fee from the amount of any P&I Advance or to pay itself separate servicing compensation from amounts otherwise constituting Prepayment Interest Excess, regardless of whether the related borrower is obligated to reimburse Servicing Fees or Primary Servicing Fees. In addition to the Servicing Fee, the Servicer will be entitled to retain, as additional servicing compensation, (i) 50% of all assumption fees paid by the Mortgagors on Mortgage Loans that are not Specially Serviced Mortgage Loans and (ii) late payment charges and default interest (collectively, "Penalty Charges") paid by the borrowers and collected by the Servicer, but only to the extent such amounts are not needed to pay outstanding interest on all Advances accrued with respect to such

Mortgage Loan. The remainder of the assumption fees shall be delivered to the Special Servicer as additional servicing compensation. The Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on such funds (but only to the extent such interest or other income is not required, together with the Servicing Fee, to cover Prepayment Interest Shortfalls) and will bear any losses resulting from the investment of such funds. The Servicer also is entitled to invest or direct the investments held in the Cash Collateral Accounts, Lockbox Accounts or Escrow Accounts and to retain any interest to the extent such interest is not required to be paid to the related borrowers. Finally, the Servicer is entitled to retain any miscellaneous fees collected from borrowers. The Servicer will pay the annual fees of each Rating Agency and shall be reimbursed therefor by the Mortgage Loan Seller. The Servicer is also entitled to receive all Prepayment Interest Excesses as additional servicing compensation unless such Prepayment Interest Excess results from the Servicer accepting a voluntary prepayment with respect to a Mortgage Loan and waiving a right under such Mortgage Loan to collect interest thereon through the Due Date following the date of prepayment.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Specially Serviced Mortgage Loan is computed, and will be payable monthly from the Trust Fund. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of (i) 1.0% for any Mortgage Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000 and (iii) 0.5% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $20,000,000, to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause), it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fee), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related Mortgagor and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any amounts in connection with a taking of a Mortgaged Property by exercise of a power of eminent domain or condemnation or the liquidation of a defaulted Mortgage Loan, by foreclosure or otherwise ("Liquidation Proceeds"). As to each such Specially Serviced Mortgage Loan, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of (i) 1.0% for any Mortgage Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000 and (iii) 0.5% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $20,000,000, to the net liquidation proceeds received with respect to such Specially Serviced Mortgage Loan. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Mortgage Loan by the Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Servicer or the Special Servicer or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitutes principal and/or interest. The Special Servicer will be entitled to additional servicing compensation in the form of (i) all assumption fees on all Specially Serviced Mortgage Loans, (ii) 50% of all assumption fees on any Mortgage Loans other than Specially Serviced Mortgage Loans and (iii) all extension fees and modification fees received on or with respect to any Mortgage Loans. The Special Servicer will also be entitled to Penalty Charges collected by the Special Servicer on any Specially Serviced Mortgage Loans net of any outstanding interest on Advances accrued thereon.

     Although the Servicer and the Special Servicer are each required to service and administer the Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with such standard.

     As and to the extent described herein under "Advances," the Servicer will be entitled to receive interest on Advances at the Reimbursement Rate, such interest to be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In connection therewith, the Servicer will be responsible for all fees of any sub-servicers.

     Any Prepayment Interest Shortfall in excess of the sum of (i) the Servicing Fee attributable to a Mortgage Loan (other than a Specially Serviced Mortgage Loan) being prepaid and (ii) the investment income accruing on the related Principal Prepayment due to the Servicer for the period from the date of such prepayment to the following Servicer Remittance Date (or, in the case of a Specially Serviced Mortgage Loan, for the period from the date of such prepayment to the immediately following Due Date) (such excess amount, an "Uncovered Prepayment Interest Shortfall") will be allocated to each Class of Regular Certificates, pro rata, based on amounts distributable to each such Class. Any Prepayment Interest Excess on a Mortgage Loan (other than a Mortgage Loan the terms of which expressly permit collections of interest through the following Due Date in connection with any voluntary principal prepayment) will be paid to the Servicer.


THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation, a subsidiary of LNR Property Corporation ("LNR"), will serve as the Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans. The principal executive offices of the Special Servicer are located at 760 N.W. 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) developing, acquiring and actively managing commercial and residential multi-family rental real estate,
(ii) acquiring portfolios of commercial mortgage loans and properties and providing workout, property management and asset sale services with regard to the portfolio assets, (iii) acting as special servicer with regard to commercial mortgage pools which are the subject of commercial mortgage backed securities ("CMBS"), (iv) acquiring unrated and rated CMBS issued with regard to commercial mortgage pools as to which the Special Servicer acts as special servicer, and (v) making mortgage loans to companies and individuals engaged in commercial real estate activities and to developers and builders of residential communities. The Special Servicer has regional offices located across the country in Florida, Georgia, and California. As of April 1998, the Special Servicer and its affiliates were managing a portfolio including over 7,700 assets in most states with an original face value of over $24.4 billion, most of which are commercial real estate assets. Included in this managed portfolio are $18.6 billion of commercial real estate assets representing 41 securitization transactions, for which the Special Servicer is the servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer, and none of the Mortgage Loan Sellers, the Trustee, the Depositor, the Master Servicer or the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the holders of Certificates representing more than 50% of the Percentage Interest of the Controlling Class, provided that each Rating Agency confirms in writing that such replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.


SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The Servicer and Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Servicer regarding the Mortgage Loans (which may also publish such reports on the Internet), and the Special Servicer, and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, the Underwriters, each Rating Agency, Bloomberg, L.P., the Trepp Group, Charter Research Corporation and Intex Solutions, Inc. and, if requested, any potential investors in the Certificates, all of which will be made available electronically to any interested party via the Trustee's Website, electronic bulletin board and/or, with respect to Distribution Date Statements only, its fax-on-demand service:

     (a) A statement (a "Distribution Date Statement") setting forth, among other things: (i) the aggregate amount of distributions, if any, made on such Distribution Date to the holders of each Class of Certificates applied to reduce the respective Certificate Balances thereof; (ii) the aggregate amount of distributions, if any, made on such Distribution Date to holders of each Class of Certificates allocable to (A) such Class's Optimal Interest Distribution Amount and, separately stated, the portion thereof representing the Unpaid Interest Shortfall Amount for such Class, (B) Prepayment Premiums and Yield Maintenance Charges; (iii) the number of outstanding Mortgage Loans, the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Determination Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one Due Period, (B) delinquent two Due Periods, (C) delinquent three or more Due Periods, (D) that are Specially Serviced Mortgage Loans and are not delinquent, or (E) as to which foreclosure proceedings have been commenced; (v) with respect to any Mortgage Loan as to which the related Mortgaged Property became a REO Property during the preceding calendar month, the city, state, property type, latest DSCR, Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Due Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (vii) with respect to any REO Property included in the Trust Fund as of the close of business on the related Due Date, the loan number of the related Mortgage Loan, the value of such REO Property based on the most recent appraisal or valuation and the amount of any other income collected with respect to any REO Property, net of related expenses and any other amounts, if any, received on such REO Property during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Due Period, (A) the loan number of the related Mortgage Loan and the amount of the sale proceeds and other amounts, if any, received in respect of such REO Property during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date and (B) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the "Final Recovery Determination"); (ix) the aggregate Certificate Balance or Notional Balances of each Class of Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance of each such Class due to any Collateral Support Deficit; (x) the amount of Principal Prepayments (in the aggregate and broken out on a loan-by-loan basis) made during the related Due Period, the amount of any Yield Maintenance Charges and/or Prepayment Premiums (in the aggregate and broken out on a loan-by-loan basis) paid during the related Due Period and the aggregate amount of any Prepayment Interest Shortfalls not covered by the Servicer for such Distribution Date; (xi) the Pass-Through Rate for each Class of Certificates applicable for such Distribution Date; (xii) the aggregate amount of the Trustee Fee, the Servicing Fee, Primary Servicing Fee, Special Servicing Fee and any other servicing or special servicing compensation retained by the Trust or paid to the Servicer and the Special Servicer during the related Due Period;
(xiii) the Collateral Support Deficit, if any, for such Distribution Date;
(xiv) certain Trust Fund expenses incurred during the related Due Period as described in the Pooling and Servicing Agreement; (xv) the aggregate amount of Servicing Advances and P&I Advances outstanding which have been made by the Servicer, the Special Servicer and the Trustee; and (xvi) the amount of any Appraisal Reduction Amounts allocated during the related Due Period on a loan-by-loan basis and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis. In the case of information furnished pursuant to subclauses (i), (ii), (viii) and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Balance, as the case may be.

     (b) A report containing information regarding the Mortgage Loans as of the end of the related Due Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans" (reported, where applicable, solely on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall include a loan-by-loan listing (in descending balance order) showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premiums or Yield Maintenance Charges received. Such loan-by-loan listing will be made available electronically in accordance with the provisions of the Pooling and Servicing Agreement; provided, however, that the Trustee will provide Certificateholders with a written copy of such report upon written request.

     Servicer Reports. The Servicer is required to deliver to the Trustee on the Business Day prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Depositor, the Underwriters, each Rating Agency and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, the following six reports, all of which will be made available electronically to any interested party via the Trustee's Website and electronic bulletin board:

     (a) A "Comparative Financial Status Report," in the form set forth in Annex D, setting forth, among other things, the occupancy, revenue, net operating income and DSCR for the Mortgage Loans as of the current Determination Date for each of the following three periods: (i) the most current available year-to-date, (ii) the previous two full fiscal years and
(iii) the "base year" (representing the original analysis of information used as of the Cut-off Date).

     (b) A "Delinquent Loan Status Report," in the form set forth in Annex D, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30 to 59 days, delinquent 60 to 89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not an REO Property.

     (c) An "Historical Loan Modification Report," in the form set forth in Annex D, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Due Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     (d) An "Historical Loss Estimate Report," in the form set forth in Annex D, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds, both for the related Due Period and historically, and (ii) the amount of realized losses occurring on the Mortgage Loans during the related Due Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (e) An "REO Status Report," in the form set forth in Annex D, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination.

     (f) A "Servicer Watch List," in the form set forth in Annex D, setting forth, among other things, any Mortgage Loan that, as of the Determination Date immediately preceding the preparation thereof, is in jeopardy of becoming a Specially Serviced Mortgage Loan.

     The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer at least two business days prior to the Servicer Remittance Date. Absent manifest error, none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable.

     The Servicer is also required to deliver to the Trustee on or before June 15 of each year, commencing with June 15, 1999, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information) for such Mortgaged Property or REO Property as of the end of the preceding fiscal year. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

     The Servicer will maintain certain information relating to the servicing of the Mortgage Loans accessible by password on its web site "bomcm.com."

     The Trustee is to deliver a copy of each Operating Statement Analysis report that it receives from the Servicer to the Depositor, the Underwriters and each Rating Agency promptly after its receipt thereof. Upon written request, the Trustee will make such reports available to the Certificateholders and the Special Servicer.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. The Trustee shall be deemed to have satisfied this requirement to the extent it has complied with applicable provisions of the Code. Such information is to include the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

     Other Information. The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, upon not less than five Business Days' prior written notice, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers' certificates and accountants' reports delivered by the Servicer and Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (v) the most recent annual operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail "sales information", if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer, and (vii) any and all officers' certificates and other evidence delivered to or by the Trustee to support the Servicer's or the Trustee's, as the case may be, determination that any Advance, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

     The Trustee will make available the Distribution Date Statement and certain other information through its Corporate Trust home page on the world wide web and/or by facsimile throught its Street Fax automated fax-back system. The web page is located at "corporatetrust.statestreet.com". CMBS information is available by clicking the "Investor Information & Reporting" button, and selecting the appropriate transaction. Interested parties can register for Street Fax by calling (617) 664-5600 and requesting an account application by following the instructions provided by the system.

     In connection with providing access to the Trustee's and/or the Servicer's Website or electronic bulletin board, the Trustee or the Servicer, as the case may be, may require registration and the acceptance of a disclaimer. Neither the Servicer nor the Trustee shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.


                                USE OF PROCEEDS

     The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain United States federal income tax consequences of an investment in the Offered Certificates by holders that acquire the Offered Certificates in their initial offering. This summary is based on the Internal Revenue Code of 1986 (the "Code") as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the Offered Certificates, deals only with Offered Certificates held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, electing large partnerships, mutual funds, REITs, RICs, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the Offered Certificates as part of a hedge, straddle or integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of the Offered Certificates. Investors should consult their own tax advisors to determine the United States federal, state, local and other tax consequences of the purchase, ownership and disposition of the Offered Certificates.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1273 and 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the "OID Regulations"), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the "REMIC Regulations"). Purchasers of the Offered Certificates should be aware that
Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable obligations such as the Offered Certificates.

     Elections will be made to treat the Trust Fund, exclusive of the Excess Interest and certain assumption fees collected with respect to the Mortgage Loans and the right to receive Yield Protection Payments, including the collateral pledged to secure the payment of such obligation (such portion of the Trust Fund, the "Trust REMICs"), as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code
Section 860D. The reserve accounts, the Lockbox Accounts and the Cash Collateral Accounts will be treated as beneficially owned by the respective borrowers for federal income tax purposes. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of Excess Interest and certain assumption fees), proceeds therefrom, the Collection Account, the Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC, (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests, and the Upper-Tier Distribution Account in which distributions thereon will be deposited, and will issue the Class A-1A, Class A-1B, Class A-2MF, Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates (the "Regular Certificates") as classes of regular interests and the Class R Certificates as representing the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, each REMIC will qualify as a separate REMIC. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMIC. The Class V-1 Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest with respect to the CSFB Mortgage Loans, and the Class V-2 Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest with respect to the PWRES Mortgage Loans, and each such portion will be treated as a grantor trust for federal income tax purposes.

     The Offered Certificates (excluding the right to receive Yield Protection Payments) will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used primarily for residential purposes for . . . persons under care" for domestic building and loan associations (but only to the extent of the allocable portion of the Mortgage Loans secured by multifamily properties or nursing homes and assisted living facilities, respectively) and will be treated as "real estate assets" for real estate investment trusts, to the extent described in the Prospectus. As of the Cut-off Date, Multifamily Loans and Healthcare Loans represent approximately 16.3% and 1.2%, respectively, of the Mortgage Loans by unpaid principal balance. Investors are cautioned that since the Offered Certificates comprise rights in addition to the rights as regular interests in a REMIC, the Offered Certificates will not in their entirety constitute assets described in section 7701(a)(19)(C) of the Code or real estate assets described in Section 856(c)(4)(A) of the Code, and income earned on the Offered Certificates will qualify as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code only to the extent that the income reflects the income so qualifying earned by the Offered Certificates. The right to receive Yield Protection Payments will not be treated as a real estate asset for purposes of Section 856(c)(4)(A) of the Code and income from such payments will not be treated as income described in Section 856(c)(3) of the Code and may not qualify as income described in Section 856(c)(2). The Offered Certificates will not be treated as "qualified mortgages" under Section 860G(a)(3) of the Code and are not appropriate investments for other REMICs.

     The Offered Certificates (excluding the right to receive Yield Protection Payments) generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. Based on expected issue prices, it is anticipated that the Class A-X and the Class Certificates will be issued with original
issue discount and the Class     Certificates will not be issued with original
issue discount. See "Certain Federal Income Tax Consequences -- Taxation of the REMIC and its Holders" and "-- Taxation of Regular Interests" in the Prospectus.

     The rights of the Class A-X Certificates and any other Class of Offered Certificates to receive Yield Protection Payments will be treated as an asset separate from the REMIC regular interest represented by each such Class. Each Holder of Class A-X Certificates and any other Class of Offered Certificates entitled to receive Yield Protection Payments must allocate such holder's purchase price between the REMIC regular interest and the right to receive the Yield Protection Payments on the basis of the relative fair market value of each, and the Trust will account for such rights as discrete property rights. The manner in which any portion of the purchase price allocated to the right to receive Yield Protection Payments can be used to offset or reduce income from the receipt of such payments is unclear, but in general a Certificateholder should be able to reduce any income from the receipt of such payments, or claim a loss equal to such allocated purchase price, no later than the date on which the final such payment is received or the right to receive such payments lapses. Although certain hedge instruments can be integrated with debt instruments under the Treasury regulations applicable to the calculation of original issue discount, such regulations expressly exclude REMIC regular interests from their application. Investors should consult with their tax advisors as to the correct manner to account for the right to receive the Yield Protection Payments.

     The manner in which income should be accrued on the Class A-X Certificates is unclear. The Trustee, for purposes of calculating the income on the Upper-Tier REMIC and reporting income to the Class A-X Certificateholders intends to take the position that the Class A-X Certificates will be treated as having been issued with OID for federal income tax purposes in an amount equal to the excess of all expected payments of interest on such Certificates (based on the Prepayment Assumption) over their issue price. Accruing income in such a manner could result in the accrual of negative amounts for certain periods. Such negative amounts cannot be deducted currently but may only be offset against future accruals of income. Although unclear, a holder of a Class A-X Certificate may be entitled to deduct a loss to the extent that its remaining tax basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments on the Mortgage Loans. Investors in the Class A-X Certificates should consult their tax advisors as to the manner in which income should be accrued on such Certificates and the timing and character of any loss that could result from such investment.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. See "Prepayment and Yield Considerations" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     For a discussion of the tax consequences of the ownership of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or is a foreign estate or trust, see "Certain Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the Prospectus.

TAX ASPECTS OF YIELD PROTECTION PAYMENTS


     General. For federal income tax purposes, a Certificateholder will be treated as having entered into a notional principal contract ("Interest Rate Floor Agreement") pursuant to the Pooling and Servicing Agreement on the date on which such Certificate is purchased. The IRS has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Swap Regulations").


     Floor Premium. In general, the Certificateholders must allocate the price they pay for the Offered Certificates between their REMIC regular interests and the Interest Rate Floor Agreement based on the relative fair market values of such property rights. For purposes of tax information reporting, it is anticipated that the Trustee will assume that all of the purchase price for Classes of Offered Certificates will be wholly allocable to such Certificates' proportionate interest in the REMIC regular interests. However, if rights of any Class of Offered Certificates under the Interest Rate Floor Agreement are determined to have a value on the Start-Up Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a floor premium (the "Floor Premium"). In this event, a Certificateholder may be permitted to amortize the Floor Premium under a level payment method as if the Floor Premium represented the present value of a series of equal payments made over the life of the Interest Rate Floor Agreement (adjusted to take into account decreases or increases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Floor Premium (or some other reasonable rate), or under other methods permitted by the Swap Regulations, to the extent applicable. Prospective purchasers of Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Floor Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Floor Premium will be treated in part as a loan under the Swap Regulations.


     Periodic Payments. The Interest Rate Floor Agreement provides that payments will, to the extent provided under the Pooling and Servicing Agreement, be made at intervals of less than one year. Accordingly, the payments will apparently be viewed as "periodic payments" under the Swap Regulations. Under the Swap Regulations, (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Interest Rate Floor Agreements must be netted against payments, if any, deemed made as a result of the Floor Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Although the Swap Regulations do not address the character of income received or payments made under a notional principal contract, it appears that net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could however contend the amount is capital gain or loss.


     Termination Payments. Any amount of proceeds from the sale or retirement of an Offered Certificate that is considered to be allocated to rights under the Interest Rate Floor Agreement may be considered a "termination payment" under the Swap Regulations. It is anticipated that the Trustee will account for any termination payments for reporting purposes in accordance with the Swap Regulations, which generally provide that a Certificateholder will recognize gain or loss from termination of the Interest Rate Floor Agreement based on the difference between any termination payment it receives or is deemed to have received and the unamortized portion of any Floor Premium paid (or deemed paid) by such Certificateholder. Certificateholders should consult their own tax advisors concerning the character of such gain or loss.

                             ERISA CONSIDERATIONS


SENIOR CERTIFICATES

     The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Senior Certificates is restricted. Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA, Section 4975 of the Code or Similar Law with respect to the purchase, holding or disposition of the Senior Certificates.

     As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Senior Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Senior Certificates. The Department has granted CSFB and PaineWebber individual prohibited transaction exemptions, Prohibited Transaction Exemptions ("PTEs") 89-90, 54 Fed. Reg. 42597 (Oct. 17, 1989), and 90-36, 55 Fed. Reg. 25903 (June 25 1990), respectively (collectively, and as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), the "Exemption"), for certain mortgage-backed and asset-backed certificates underwritten, in whole or in part, by the Underwriters. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Senior Certificates, underwritten by the Underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

     Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Senior Certificates are the following:

     (1) The acquisition of Senior Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The rights and interests evidenced by Senior Certificates acquired by the Plan are not subordinate to the rights and interests evidenced by the other Certificates of the Trust Fund;

     (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co. ("DCR");

     (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

     (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of Senior Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The Trust Fund must also meet the following requirements:

     (a) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the Senior Certificates pursuant to the Exemption; and

     (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Senior Certificates pursuant to the Exemption.


     If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans, the acquisition, holding and resale of the Senior Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code.

     Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

     The Exemption does not apply to the purchasing or holding of Senior Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     The Underwriters believe that the conditions to the applicability of the Exemption will generally be met with respect to the Senior Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriters or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Senior Certificates. A fiduciary of a Plan that is a governmental Plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

     Any fiduciary of a Plan considering whether to purchase a Senior Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

     The sale of Senior Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

MEZZANINE CERTIFICATES

     Under current law, the purchase and holding of Mezzanine Certificates by or on behalf of any Plan may result in a non-exempt prohibited transaction under ERISA and Section 4975 of the Code or any similar Law. Consequently, no transfer of a Mezzanine Certificate shall be made unless the prospective transferee (i) executes an investment representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that the prospective transferee is not (a) a Plan or (b) a person acting on behalf of or using "plan assets" of any Plan (including an entity whose underlying assets include "plan assets" by reason of investment in the entity by any Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Mezzanine Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code that is available under Sections I and III of Prohibited Transaction Class Exemption 95-60 or (ii) provides to the Certificate Registrar an opinion of counsel, in form and substance satisfactory to the Certificate Registrar and the Depositor, to the effect that the acquisition and holding of such Certificate by such prospective transferee will not constitute or result in a non-exempt prohibited transaction under of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Trustee, the Servicer, the Special Servicer, the Underwriters or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Pooling and Servicing Agreement. Such opinion of counsel shall not be an expense of the Depositor, the Trustee, the Servicer, the Special Servicer, the Trust Fund, the Underwriters or the Certificate Registrar. In addition, so long as the Mezzanine Certificates are registered in the name of Cede & Co., as nominee of DTC, any purchaser of any such Certificates will be deemed to have represented by such purchase that either: (a) such purchaser is not a Plan and is not purchasing such Certificates by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and (b) the conditions as set forth in Sections I and III of PTCE 95-60 have been satisfied as the date of the acquisition of such Certificates.


                               LEGAL INVESTMENT


     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.


                                 UNDERWRITING


     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriters, the Offered Certificates will be purchased upon issuance from the Depositor by each of the Underwriters name below, severally and not jointly, the percentage of the Certificate Balance or Notional Balance, as the case may be, of each Class of Offered Certificates set forth opposite its name below:

                                CLASS    CLASS     CLASS     CLASS     CLASS     CLASS     CLASS     CLASS
                                A-1A      A-1B     A-2MF       B         C         D         E        A-X
                               ------   -------   -------   -------   -------   -------   -------   -------
Credit Suisse First Boston
 Corporation ...............
PaineWebber Incorported.....
                                ---      ---       ---       ---       ---       ---       ---       ---
Total ......................    100%     100%      100%      100%      100%      100%      100%      100%
                                ===      ===       ===       ===       ===       ===       ===       ===

     CSFB, one of the Underwriters, is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates will be
approximately    % of the initial aggregate principal balance thereof as of the
Cut-off Date, plus accrued interest from the Cut-off Date, before deducting expenses payable by the Depositor.


     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.


     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consulting with their legal advisors in this regard prior to any such reoffer or sale.


     The Depositor also has been advised by the Underwriters that the Underwriters currently intend to make a market in the Offered Certificates; however, the Underwriters do not have any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors -- The Offered Certificates -- Limited Liquidity."


     The Depositor has agreed to indemnify the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and each such controlling person with respect to, certain liabilities, including certain civil liabilities under the Securities Act. Each Mortgage Loan Seller has agreed to indemnify the Depositor with respect to certain liabilities, including certain civil liabilities under the Securities Act, relating to the Mortgage Loans sold by it to the Depositor.


                                 LEGAL MATTERS


     Certain legal matters will be passed upon for the Depositor and for the Underwriters, by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                    RATING


     It is a condition to the issuance of the Offered Certificates that they receive the following credit ratings from Rating Agencies:




                                   FITCH     MOODY'S     S&P
                                  -------   ---------   ----
  Class A-1A ..................
  Class A-1B ..................
  Class A-2MF .................
  Class A-X ...................
  Class B .....................
  Class C .....................
  Class D .....................
  Class E .....................

     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream in the Trust Fund is adequate to make payments required under the Offered Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Yield Maintenance Charges, Yield Protection Payments or Excess Interest or the timing or frequency of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class A-X Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class A-X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class A-X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class A-X Certificates. Accordingly, the ratings of the Class A-X Certificates should be evaluated independently from similar ratings on other types of securities. With respect to Credit Lease Loans, a downgrade in the credit rating of the related Tenants, Guarantors and/or of the issuer of the Lease Enhancement Policy may have a related adverse effect on the rating of the Offered Certificates.


     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.



     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        INDEX OF SIGNIFICANT DEFINITIONS




1995 NOI ............................             S-104
1996 NOI ............................             S-104
1997 NOI ............................             S-104
30/360 ..............................             S-105
4000 Wisconsin Borrower .............              S-89
4000 Wisconsin Loan .................              S-89
4000 Wisconsin Manager ..............              S-90
4000 Wisconsin Mortgage .............              S-89
4000 Wisconsin Property .............              S-89
45 Wall Street Borrower .............              S-87
45 Wall Street Loan .................              S-86
45 Wall Street Manager ..............              S-87
45 Wall Street Mortgage .............              S-87
45 Wall Street Property .............              S-87
767 Third Avenue Borrower ...........              S-93
767 Third Avenue Loan ...............              S-92
767 Third Avenue Manager ............              S-93
767 Third Avenue Mortgage ...........              S-93
767 Third Avenue Property ...........              S-93

A
A Component .........................              S-82
A-2MF Principal Distribution
   Amount ...........................  S-3, S-13, S-132
ACMs ................................              S-53
Act/360 .............................             S-105
Actual Ongoing Capital Item
   Deposits .........................             S-106
Actual/360 ..........................              S-94
ADA .................................              S-57
Additional Collateral Loan ..........              S-19
Additional Collateral Loans .........             S-103
Additional Rights ...................              S-73
Advances ............................             S-165
Advances, ...........................             S-183
AISLIC ..............................              S-83
Allocated Loan Amount ...............             S-104
Anchor Tenant .......................             S-106
Annual Debt Service .................             S-105
Anticipated Remaining Term ..........             S-105
Anticipated Repayment Date ..........       S-17, S-105
Appraisal Reduction .................             S-166
Appraisal Reduction Amount ..........             S-167
Appraisal Reduction Event ...........             S-166
ARD .................................              S-17
ARD Loans ...........................              S-17
Asset Status Report .................             S-177
Assumed Final Distribution Date .....        S-2, S-138
Assumed Maturity Date ...............       S-11, S-139
Assumed Scheduled Payment ...........             S-165
Audit Program .......................             S-172
Authenticating Agent ................             S-180
Available Distribution Amount .......       S-20, S-129

B
B Component .........................              S-82
Balloon Loans .......................        S-17, S-95
Balloon Payment .....................        S-17, S-95
Balloon Payment Credit Lease
   Loans ............................        S-14, S-74
Banc One ............................             S-181
Base Interest Fraction ..............             S-137
Bondable Leases .....................              S-73
Bond-Type Leases ....................              S-73
Breach ..............................             S-163

C
Capital Items .......................        S-68, S-71
Cash Collateral Accounts ............             S-168
Casualty or Condemnation Rights .....              S-73
Cede ................................              S-11
CERCLA ..............................              S-53
Certain Federal Income Tax
   Consequences .....................             S-174
Certificate Account .................      S-129, S-168
Certificate Balance .................             S-125
Certificate Owner ...................             S-126
Certificate Registrar ...............             S-180
Certificateholder ...................             S-127
Certificateholders ..................              S-61
Certificates ........................   S-1, S-9, S-125
Chubb ...............................        S-34, S-73
Class ...............................             S-125
Class A-1A Pass-Through Rate ........        S-2, S-132
Class A-1B Pass-Through Rate ........        S-2, S-132
Class A-2MF Pass-Through Rate .......        S-2, S-132
Class A-X Pass-Through Rate .........             S-132
Class B Pass-Through Rate ...........        S-2, S-132
Class C Pass-Through Rate ...........        S-2, S-132
Class D Pass-Through Rate ...........        S-2, S-132
Class E Pass-Through Rate ...........        S-2, S-132
Class F Pass-Through Rate ...........             S-132
Class G Pass-Through Rate ...........             S-133
Class H Pass-Through Rate ...........             S-133
Class I Pass-Through Rate ...........             S-133
Class J Pass-Through Rate ...........             S-133
Code ................................       S-26, S-187
Collateral Substitution Deposit .....              S-99
Collateral Support Deficit ..........             S-139
Combined Mezzanine Borrower .........              S-77
Combined Mezzanine Lender ...........              S-77
Combined Mezzanine Loan .............              S-77
Combined Properties Portfolio
   Borrower .........................              S-75
Combined Properties Portfolio
   Loan .............................              S-75
Combined Properties Portfolio
   Manager ..........................              S-77
Combined Properties Portfolio
   Property .........................              S-75
Commission ..........................              S-12
Comparative Financial Status
   Report ...........................             S-185
Component Rate ......................             S-133
Constant Prepayment Rate ............             S-142
Controlling Class ...................        S-9, S-178

Controlling Class Certificateholder .....           S-178
Cooperative Loan ........................            S-63
Cooperative Properties ..................            S-35
Cooperative Property ....................            S-63
Corrected Mortgage Loan .................           S-177
CPR .....................................           S-142
Credit Lease ............................     S-73, S-107
Credit Lease Assignments ................            S-14
Credit Lease Loans ......................      S-14, S-73
Credit Lease Properties .................      S-14, S-73
Credit Leases ...........................            S-14
Crossed Loans ...........................     S-15, S-101
CSFB ....................................             S-1
CSFB Mortgage Capital ...................       S-1, S-10
CSFBMC Mortgage Loan ....................            S-65
CSFBMC Mortgage Loans ...................      S-12, S-63
Cut-off Date Aggregate LTV ..............            S-48
Cut-off Date Principal Balance ..........           S-108
Cut-off Date Principal Balance/Unit                 S-105
Cut-off Date Principal Loan
   Balance ..............................           S-105

D
Dark Value ..............................      S-68, S-72
DCR .....................................           S-191
Debt Service Coverage Ratio .............           S-105
Defeasance Lockout Period ...............      S-18, S-99
Defeasance Option .......................      S-18, S-99
Defect ..................................           S-153
Definitive Certificates .................           S-128
Delinquent Loan Status Report ...........           S-186
Department ..............................           S-191
Depositor ...............................             S-1
Direct Participants .....................           S-126
Distribution Account ....................    S-129, S-168
Distribution Date .......................      S-2, S-128
Distribution Date Statement .............           S-184
Double Net Leases .......................            S-73
DSCR ....................................     S-29, S-105
DTC .....................................  S-1, S-3, S-11
Due Date ................................            S-94
Due Period ..............................           S-129

E
Edens & Avant Borrower ..................            S-78
Edens & Avant Centennial
   Manager ..............................            S-80
Edens & Avant Loan ......................            S-78
Edens & Avant Properties Manager                     S-80
Edens & Avant Property ..................            S-78
Eligible Bank ...........................           S-169
EPA .....................................            S-53
ERISA ...................................     S-26, S-191
Escrow Account ..........................      S-67, S-71
Events of Default .......................           S-173
Excess Cash Flow ........................            S-94
Excess Exchange Amount ..................            S-86
Excess Interest .........................      S-17, S-94
Excess Interest Distribution
   Account ..............................           S-169
Excess Rate .............................           S-133
Exemption ...............................     S-26, S-191

F
FF&E ....................................            S-32
Final Recovery Determination ............           S-185
First P&I Date ..........................           S-105
Fitch ...................................             S-1
Floor Premium ...........................           S-190
Form 8-K ................................     S-12, S-123
Fountain Centre Borrower ................            S-90
Fountain Centre Loan ....................            S-90
Fountain Centre Manager .................            S-91
Fountain Centre Mortgage ................            S-90
Fountain Centre Property ................            S-90
Fully Amortizing Credit Lease
   Loans ................................      S-14, S-74
Fully Amortizing Loans ..................            S-17

G
Group Receipts ..........................            S-86
Guarantor ...............................            S-33

H
Hard Lockbox ............................     S-16, S-100
Healthcare Loan .........................            S-63
Healthcare Property .....................            S-63
Historical Loan Modification
   Report ...............................           S-186
Historical Loss Estimate Report .........           S-186
Hospitality Loan ........................            S-63
Hospitality Property ....................            S-63

I
Indirect Participants ...................           S-126
Individual Receipts .....................            S-86
Industrial Loan .........................            S-63
Industrial Property .....................            S-63
Initial Pool Balance ....................            S-63
Interest Accrual Period .................           S-133
Interest Calc ...........................           S-105
Interest Rate Floor Agreement ...........           S-190
Interest Reserve Account ................           S-168
Interest Shortfall Amount ...............           S-133
IRS .....................................           S-176

K
Key Principal ...........................            S-85

L
Lease Enhancement Insurer ...............      S-34, S-73
Lease Enhancement Policies ..............      S-34, S-73
Lease Expiration Date ...................           S-106
Leased Value ............................      S-68, S-72
Liquidation Fee .........................           S-182
Liquidation Fee Rate ....................           S-182
Liquidation Proceeds ....................           S-182
LNR .....................................           S-183
Loan Group ..............................       S-2, S-12
Loan No. ................................            S-15
Loan to Value Ratio .....................           S-106
Lockout Period ..........................      S-18, S-95
Lower-Tier Regular Interests ............           S-188
Lower-Tier REMIC ........................            S-26
LTV .....................................           S-106

M
Maintenance Rights ....................              S-73
Maturity Date/Anticipated
   Repayment Date LTV .................             S-106
Mexican Dollar Account ................              S-86
Mexican Taxes .........................             S-124
Mezzanine Certificates ................        S-1, S-125
Mezzanine Lender ......................              S-49
Mezzanine Loans .......................              S-48
Mobile Home/Recreational Vehicle
   Loan ...............................              S-64
Mobile Home/Recreational Vehicle
   Property ...........................              S-64
Modified Lockbox ......................       S-16, S-100
Monthly Interest Distributable
   Amount .............................       S-21, S-133
Monthly Mortgage Loan Payments                       S-49
Monthly Operating Expenses ............              S-49
Monthly Payment .......................       S-94, S-105
Monthly Payments ......................              S-16
Monthly Rental Payments ...............              S-14
Moody's ...............................               S-1
Mortgage ..............................              S-63
Mortgage File .........................             S-153
Mortgage Interest Accrual Period ......             S-134
Mortgage Loan .........................       S-12, S-136
Mortgage Loan Assumptions .............             S-143
Mortgage Loan Purchase
   Agreement ..........................              S-64
Mortgage Loan Sellers .................               S-1
Mortgage Loans ........................  S-1, S-12, S-136
Mortgage Note .........................              S-63
Mortgage Pass-Through Rate ............             S-134
Mortgage Rate .........................        S-17, S-94
Mortgaged Properties ..................              S-14
Mortgages .............................              S-14
Multifamily Loan ......................              S-63
Multifamily Property ..................              S-63
Multi-Property Loans ..................       S-15, S-101

N
NAP ...................................             S-107
Net Cash Flow .........................             S-103
Net Lease .............................             S-107
Net Mortgage Pass-Through Rate ........             S-134
Net Mortgage Rate .....................             S-134
Nonrecoverable Advance ................             S-166
Note ..................................              S-63
Notional Balance ......................              S-20

O
Occupancy .............................             S-106
Occupancy Period ......................             S-106
Offered Certificates ..................        S-1, S-125
Office Loan ...........................              S-63
Office Property .......................              S-63
OID Regulations .......................             S-188
Open ..................................              S-97
Operating Statement Analysis ..........             S-186
Optimal Interest Distribution
   Amount .............................       S-20, S-134
Original Amortization Term ............             S-106
Original Principal Loan Balance .......             S-105
Other Loan ............................              S-64
Other Property ........................              S-64

P
PaineWebber ...........................               S-1
Pantzer Portfolio Borrower ............              S-80
Pantzer Portfolio Loans ...............              S-80
Pantzer Portfolio Manager .............              S-81
Pantzer Portfolio Property ............              S-80
Pantzer Preferred Equity Interest .....              S-81
Pantzer Special Member ................              S-81
Participants ..........................             S-126
Pass-Through Rate .....................             S-135
Penalty Charges .......................             S-181
Percentage Interest ...................             S-126
Permitted Investments .................             S-169
P&I Advance ...........................       S-25, S-164
Plan ..................................       S-26, S-191
Plaza del Atlantico Borrower ..........              S-91
Plaza del Atlantico Mortgage ..........              S-91
Plaza del Atlantico Property ..........        S-39, S-91
Plaza Rio Hondo Borrower ..............              S-88
Plaza Rio Hondo Loan ..................              S-88
Plaza Rio Hondo Manager ...............              S-88
Plaza Rio Hondo Mortgage ..............              S-88
Plaza Rio Hondo Property ..............        S-39, S-88
Pooling and Servicing Agreement .......   S-1, S-9, S-19,
                                                    S-153
Preferred Interest Holders ............              S-49
Premium ...............................              S-97
Prepayment and Yield
   Considerations .....................               S-5
Prepayment Assumptions ................             S-143
Prepayment Interest Excess ............             S-135
Prepayment Interest Shortfall .........             S-135
Prepayment Premium Period .............        S-18, S-95
Prepayment Premiums ...................        S-18, S-95
Primary Servicing Fee .................             S-181
Primary Term ..........................             S-102
Prime Rate ............................             S-166
Principal Distribution Amount .........             S-135
Private Certificates ..................        S-1, S-125
Property Name .........................             S-107
Property Release Amount ...............             S-107
Property Trust ........................        S-52, S-85
Property Trustee ......................              S-85
PTE ...................................              S-26
PTEs ..................................             S-191
Puerto Rico Crossed Borrowers .........              S-91
Puerto Rico Crossed Loan ..............              S-91
Puerto Rico Crossed Manager ...........              S-92
Puerto Rico Crossed Mortgages .........              S-91
Puerto Rico Crossed Properties ........        S-39, S-91
Purchase Price ........................             S-163
PWRES .................................         S-1, S-10
PWRES Loan ............................              S-69
PWRES Mortgage Loans ..................        S-12, S-63

R
Rated Final Distribution Date ........              S-138
Rating Agencies ......................                S-1
RCRA .................................               S-53
Record Date ..........................              S-128
Reduction Rate .......................              S-167
Regular Certificates .................  S-1, S-26, S-125,
                                                    S-188
Reichmann/Intell Portfolio
   Borrower ..........................               S-82
Reichmann/Intell Portfolio Loan ......               S-82
Reichmann/Intell Portfolio
   Manager ...........................               S-83
Reichmann/Intell Portfolio
   Mezzanine Borrower ................               S-84
Reichmann/Intell Portfolio
   Mezzanine Lender ..................               S-84
Reichmann/Intell Portfolio
   Mezzanine Loan ....................               S-84
Reichmann/Intell Portfolio Property                  S-82
Reichmann/Intell Portfolio Special
   Member ............................               S-84
Reichmann/Intell Preferred Equity
   Interest ..........................               S-84
Reimbursement Rate ...................              S-166
Related Borrower Loans ...............         S-15, S-40
Related Borrowers ....................               S-46
Related Proceeds .....................              S-166
Release Date .........................               S-99
Remaining Amortization Term ..........              S-107
Remaining Lockout ....................  S-19, S-96, S-105
Remaining Lockout and YM .............              S-105
Remaining Principal Distributable
   Amount ............................              S-135
REMIC ................................   S-3, S-26, S-188
REMIC Regulations ....................              S-188
REO Loan .............................              S-136
REO Property .........................       S-125, S-177
REO Status Report ....................              S-186
Required Prepayment ..................        S-19, S-103
Required Prepayments .................               S-57
Residual Certificates ................   S-1, S-26, S-125
Residual Value Insurer ...............               S-34
Residual Value Policies ..............               S-34
Residual Value Policy ................               S-74
Restricted Group .....................              S-192
Restricted Zone ......................              S-123
Retail Loan ..........................               S-63
Retail Property ......................               S-63
Rev ..................................              S-104
Revised Rate .........................               S-94
Rexville Plaza Borrower ..............               S-91
Rexville Plaza Mortgage ..............               S-91
Rexville Plaza Property ..............         S-39, S-91
Ritz-Carlton Borrower ................               S-85
Ritz-Carlton Loan ....................               S-84
Ritz-Carlton Manager .................               S-86
Ritz-Carlton Mexico Account ..........               S-86
Ritz-Carlton Property ................         S-39, S-85
Ritz-Carlton U.S. Account ............               S-86
Rules ................................              S-127

S
Seasoning ............................              S-105
secured creditor exclusion ...........               S-53
Secured Subordinate Loan .............               S-47
Self-Storage Facility Loan ...........               S-63
Self-Storage Facility Property .......               S-63
Seller-Servicer ......................              S-164
Seller-Servicer Agreement ............              S-164
Senior Certificates ..................         S-1, S-125
Senorial Plaza Borrower ..............               S-91
Senorial Plaza Mortgage ..............               S-91
Senorial Plaza Property ..............         S-39, S-91
Servicer .............................           S-1, S-9
Servicer Remittance Date .............              S-164
Servicer Watch List ..................              S-186
Servicing Advances ...................              S-165
Servicing Fee ........................              S-181
Servicing Fee Rate ...................              S-181
Servicing Standard ...................              S-164
Similar Law ..........................              S-191
S&P ..................................                S-1
Special Servicer .....................           S-1, S-9
Special Servicing Fee ................              S-182
Special Servicing Fee Rate ...........              S-182
Specially Serviced Mortgage Loans.                  S-177
Springing Lockbox ....................               S-16
Springing, Lockbox ...................              S-100
Stated Maturity Date .................              S-105
Stated Principal Balance .............              S-136
Subordinate Certificates .............                S-2
Swap Regulations .....................              S-190

T
Tenant ...............................  S-14, S-73, S-106
Tenant 1 .............................              S-106
Tenant 2 .............................              S-106
Tenant 3 .............................              S-106
Tenants ..............................               S-14
Treasury Regulations .................              S-188
Triple Net Leases ....................               S-73
Trust Fund ...........................                S-1
Trust REMICs .........................              S-188
Trustee ..............................   S-1, S-10, S-124
Trustee Fee ..........................              S-180
Trustee Fee Rate .....................              S-180

U
Uncovered Prepayment Interest
   Shortfall .........................              S-183
Uncovered Prepayment Interest
   Shortfall Amount ..................              S-135
Underwriters .........................                S-1
Underwritten NOI .....................              S-104
Unit of Measure ......................              S-106
Units ................................              S-106
Unpaid Interest Shortfall Amount .....              S-135
Unscheduled Payments of Principal                   S-136
Upper-Tier REMIC .....................        S-26, S-188
USAP .................................              S-172

U/W NOI ...........................       S-104
U/W Occupancy .....................       S-106
U/W Rev ...........................       S-104

V
Value .............................       S-106
Voting Rights .....................       S-175

W
Weighted Average DSCR .............       S-106
Weighted Average LTV ..............       S-106
Weighted Average Net Mortgage
   Rate ...........................       S-136
Withheld Amounts ..................       S-168
Workout Fee .......................       S-182
Workout Fee Rate ..................       S-182

Y
Year Built/Renovated ..............       S-106
Yield Maintenance Charge ..........        S-96
Yield Maintenance Period ..........  S-18, S-95
Yield Protection Payments .........  S-19, S-58
Yield Rate ........................        S-96
YM ................................        S-97

Z
Zoning Laws .......................        S-57

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



Loan # Control #  CSFB Control #   Property Name
------ --------   --------------   -------------
  1      1              66         Combined Properties Summary
  1     1A             66A         Lee & Harrison Shopping Center*
  1     1B             66B         Columbia Road Center*
  1     1C             66C         Aspen Manor Shopping Center*
  1     1E             66E         Chantilly Plaza*
  1     1F             66F         Enterprise Shopping Center*
  1     1G             66G         Fairfax Circle Plaza Shopping Center*
  1     1H             66H         Turnpike Shopping Center*
  1     1I             66I         Georgia Avenue*
  1     1J             66J         Mart at Montebello*
  1     1K             66K         Loehmann's*
  1     1M             66M         McLean Chain Shopping Center*
  1     1N             66N         Pickett Shopping Center*
  1     1O             66O         Silver Hill Plaza Shopping Center*
  1     1P             66P         Bladen Shopping Center*
  1     1R             66R         Forty West Plaza Shopping Center*
  2      2              87         Edens and Avant Summary
  2     2A             87A         Lincoln Center
  2     2B             87B         Florence Square
  2     2C             87C         Armstrong Plaza
  2     2D             87D         Overlook Village Shopping Center
  2     2E             87E         Rockbridge Place
  2     2F             87F         Five Forks Corners Shopping Center
  2     2G             87G         Dawson Village
  2     2H             87H         Riverdale Crossing
  2     2I             87I         Parkway Village
  2     2J             87J         Crossroads South
  2     2K             87K         Amelia Plaza
  2     2L             87L         Sanagree Plaza
  2     2M             87M         Marketplace (Goodings Plaza)
  2     2N             87N         Palm Bay West Shopping Center
  2     2O             87O         Ridgewood Farm Village Center
  2     2P             87P         Southwest Plaza
  2     2Q             87Q         Lynnwood Place Shopping Center
  2     2R             87R         Wal-Mart SuperCenter (South C)
  2     2S             87S         South Square Marketplace
  2     2T             87T         Gulfdale Plaza
  2     2U             87U         Kennerly Place Shopping Center
  3      3             188         Ritz-Carlton Cancun
  4      4             179         Reichmann / Intell Portfolio Summary
  4     4B             179B        Lakeview Office Building
  4     4F             179F        City Hall Plaza
  4     4I             179I        Hurstbourne Forum Office Park
  4     4J             179J        Chestnut Place One and Two
  4     4K             179K        Epic Center
  5      5           Wall_001      45 Wall Street
  6      6             172         Plaza Rio Hondo
  7      7              23         4000 Wisconsin Avenue*
  8      8              99         The Fountains on the Lake
  9      9              15         767 Third Avenue
 10     10              30         Alexandria Single Tenant Portfolio Summary
 10     10A            30A         AML Research Building
 10     10B            30B         UW Building 3000/3018
 11     11             CL23        Elder-Beerman at the Dayton Mall
 12     12             231         Westgate Shopping Center
 13     13             114         Holiday Inn - Denver Downtown*
 14     14             175         Rachel Bridge Apartments
 15     15             100         G.I. Joe Summary
 15     15A            100A        G.I. Joe District Office/Wrhse
 15     15B            100B        Tualatin-G.I. Joe's
 15     15C            100C        Office Depot
 15     15D            100D        Lancaster-G.I. Joe's
 15     15E            100E        Oak Grove-G.I. Joe's
 15     15F            100F        Gresham-G.I. Joe's*
 16     16             CL29        Kmart - Carson, CA # 4987
 17     17             CL28        Kmart - Virginia Beach # 4986
 18     18            159AA        Pantzer Cross-Summary
 18     18A           159AA1       Sandalwood Apartments
 18     18B           159AA2       Cedar Tree Apartments
 18     18C           159AA3       Oaktree Apartments
 19     19             196         Sadler Portfolio Summary
 19     19A            196A        Travelodge Hotel-Rochester, NY
 19     19B            196B        Super 8 South #2
 19     19C            196C        Econo Lodge
 19     19D            196D        Colonial Inn
 19     19E            196E        Days Inn South
 19     19F            196F        Econo Lodge South
 19     19G            196G        Days Inn Downtown
 19     19H            196H        Best Western
 19     19I            196I        Super 8 West*
 19     19J            196J        Super 8 South 1
 20     20             CL4         American Restaurant Group Summary
 20     20A            CL4A        Stuart Anderson's Black Angus Restaurant
 20     20B            CL4B        Stuart Anderson's Black Angus
 20     20C            CL4C        Stuart Anderson's Black Angus
 20     20E            CL4E        Stuart Anderson's Black Angus
 20     20G            CL4G        Stuart Anderson's Black Angus
 20     20H            CL4H        Stuart Anderson's Black Angus
 20     20J            CL4J        Stuart Anderson's Black Angus
 20     20N            CL4N        Stuart Anderson\'s Black Angus
 21     21             204         Smith Hotel Portfolio Summary
 21     21A            204A        Best Western Richmond Suites - Baton Rouge
 21     21B            204B        Best Western Richmond Suites - Shreveport
 21     21C            204C        Best Western Richmond Suites - Lake Charles
 22     22            C-2455       Le Parc Suite Hotel De Luxe
 23     23              90         Embassy Suites - Milwaukee, WI
 24     24              92         Essex/Brookdale Summary
 24     24A            92A         Brookdale Gardens Condominiums
 24     24B            92B         Essex House Apartments
 25     25           C-3012A       Circuit City/Carmax-Naperville
 26     26             159G        Top of the Hill Apartments
 27     27           C-3012C       Circuit City/Carmax - Miami
 28     28             159H        Foxfire Apartments
 29     29             173B        Plaza del Atlantico
 30     30             156         Opera Plaza
 31     31             230         Wentwood Portfolio Summary
 31     31A            230A        Crosswinds Apartments
 31     31B            230B        Legends Apartments
 31     31C            230C        Parkview Apartments
 31     31D            230D        Spanish Gardens Apartments
 31     31E            230E        Sussex Place Apartments
 31     31F            230F        Terrace Hills Apartments
 31     31G            230G        Windcrest Place Apartments
 32     32             CL9         Best Buy Dist. Ctr. - Staunton, VA
 33     33             173C        Senioral Plaza
 34     34             136         Laurel Promenade
 35     35             223         Torgerson Project Summary
 35     35A            223A        Holiday Inn/Conference Center and Comfort Inn-Willmar, MN
 35     35B            223B        Holiday Inn and Conference Center-Austin, MN
 35     35C            223C        Holiday Inn and Conference Center-Fairmont, MN
 35     35D            223D        Super 8 Hotel and Perkins Restaurant-Fairmont, MN
 35     35E            223E        Days Inn and Perkins Restaurant-Austin,MN
 35     35F            223F        Days Inn
 36     36            C-1566       Builders Square-Summary
 36     36A          C-1566a       Builders Square Pasedena
 36     36B          C-1566b       Builders Square Woodlands
 37     37             164         Peak At Somerset
 38     38             237         Wood River Village
 39     39             CL16        Cobb Theaters - Tampa, FL
 40     40              42         Best Western Beach Resort
 41     41             228         Valley Stream Village Apts.
 42     42           C-3012B       Circuit City/Carmax - Fort Worth
 43     43             159I        Heather Ridge Apartments
 44     44              56         Chateau Marmont
 45     45             111         Highland Apartments
 46     46             CL25        Fortunoff Backyard Store
 47     47             CP8         NCB/Briarcliff
 48     48              59         Christmas Tree Shops Plaza
 49     49              13         Executive Center*
 50     50             CL26        Hoyts Theatre - Linthicum, MD
 51     51             122         Inland Cold Storage Summary
 51     51A            122A        2324 Fleetwood Drive
 51     51B            122B        2344 Fleetwood Drive
 52     52              39         Bay Park Center Summary
 52     52A            39A         Bay Park Center
 52     52B            39B         Bay Park Center Self Storage
 53     53             CP12        NCB/St. George Tower and Grill
 54     54             CL54        Shemin Nursery Portfolio Summary
 54     54A           CL54A        Shemin Nursery - Mahwah, NJ*
 54     54B           CL54B        Shemin Nursery - Burtonsville, MD*
 54     54C           CL54C        Shemin Nursery - Addison, IL*
 54     54D           CL54D        Shemin Nursery - Taylor, MI*
 54     54E           CL54E        Shemin Nursery - Oaks, PA*
 54     54F           CL54F        Shemin Nursery - Hudson, MA*
 55     55              82         Eagle Hardware - Anchorage, AK
 56     56            C-2534       Northbridge Park
 57     57              50         British Woods Apartments
 58     58             CL30        Kmart - Inglewood, CA # 3639
 59     59             CP10        NCB/Geddes Lake Cooperative
 60     60             CP7         NCB/Bell Apartments Owners Corp.*
 61     61             198         San Ant Res. Inn/Fair Inn Summary
 61     61A            198A        San Antonio Downtown Residence Inn by Marriott
 61     61B            198B        San Antonio Downtown Fairfield Inn
 62     62             123         International Plaza
 63     63             173A        Rexville Plaza
 64     64             120         Ind. Apt Res. Inn/Fair Inn Summary
 64     64A            120A        Fairfield Inn -Indianapolis Airport
 64     64B            120B        Residence Inn - Indianapolis Airport
 65     65             CP2         Kew Garden Estates
 66     66             CP9         NCB/Bryn Mawr Ridge Apartments
 67     67             225         University Heights Apartments
 68     68             CP6         NCB/720-730 Fort Washington Avenue
 69     69              44         Best Western Travel Plaza
 70     70             118         Host Funding Portfolio Summary
 70     70A            118A        Super 8 Hotel
 70     70B            118B        Sleep Inn Hotel
 70     70C            118C        Sleep Inn Hotel
 71     71             170         Pomona Marketplace Shopping Center
 72     72             165         Perry Lake Village
 73     73             CP5         NCB/310/312 East 23rd Apartment Corp.
 74     74             184         RHC-Continental/Mulberry Summary
 74     74A            184A        RHC - Continental Mobile Home Park
 74     74B            184B        RHC - Mulberry Mobile Home Park
 75     75             103         Glenmont Shopping Plaza
 76     76              83         Eagle Hardware and Garden, Inc.
 77     77             CL13        Best Buy - Springfield, PA
 78     78             74A         Fossil Ridge Apartments
 79     79              3          5 Garret Mountain Plaza
 80     80              79         Denver Fairfield Inn
 81     81             CL24        Elder-Beerman at Millcreek Mall*
 82     82             220         The Design Pavilion
 83     83             207         South Beach Multis Summary
 83     83A            207A        800-820 10th Street
 83     83B            207B        1043-47 Euclid
 83     83C            207C        714-722 15th Street
 83     83D            207D        610-612 16th Street
 83     83E            207E        1234 Pennsylvania
 83     83F            207F        1509-1519 Pennsylvania
 83     83G            207G        701-11th & 1110 Euclid
 83     83H            207H        700-14th & 1350 Euclid
 83     83I            207I        700-716 14th Place
 83     83J            207J        631-639 13th Street
 83     83L            207L        725-729 Lenox Avenue
 83     83M            207M        626-652 Jefferson
 83     83N            207N        744 Jefferson
 83     83O            207O        831 Meridian
 83     83Q            207Q        1311 Meridian Avenue
 84     84              48         Bradshaw Corporate Center
 85     85             74C         Harvestree Apartments
 86     86             163         Peachtree Corners Shopping Center
 87     87              43         Best Western River North, Chicago
 88     88             CP3         NCB/1150 5th Ave.
 89     89             CP11        NCB/Laurelton Gardens
 90     90             CL10        Best Buy - Mayfield, OH
 91     91              93         Essex Hospitality Summary
 91     91A            93A         Hampton Inn- Rochester, NY
 91     91B            93B         Microtel Inn - Chattanooga, TN
 91     91C            93C         Microtel Inn - Birmingham, AL
 92     92              40         Bay Plaza
 93     93            C-1209       40 West 72 Street
 94     94             130         Kratsa Portfolio Summary
 94     94A            130A        Comfort Inn - West Mifflin
 94     94B            130B        Comfort Inn - New Stanton
 95     95              76         CW-Crowne Plaza Hotel
 96     96            C-1851       Howard Johnsons Deerfield
 97     97             140         Logan Manor Nursing Home
 98     98              97         Forest Pointe Apartments
 99     99             159F        Arundel Apartments
100     100           C-2016       Super 8-Summary
100    100A          C-2016A       Super 8
100    100B          C-2016B       Super 8
100    100C          C-2016C       Super 8
100    100D          C-2016D       Super 8
101     101            239         Yorktown Apartments and Townhouses*
102     102           C-1400       1249 and 1255 Boylston Street-Summary
102    102A          C-1400A       1249 Boylston Street
102    102B          C-1400B       1255 Boylston Street
103     103           C-3769       AT&T Office Center*
104     104           C-3222       Best Western Oak Manor Inn
105     105            CL55        United Artists - Camarillo, CA
106     106            232         Westport Inn
107     107           C-1723       Beachside Inn Hotel
108     108             91         Empire Office Center II
109     109            CL19        Eagle Country Market - Geneva IL
110     110            176         Radisson Resort Hotel*
111     111            151         Nevada Cares
112     112            CL32        Office Depot - Paramus, NJ*
113     113             10         320 West 13th Street
114     114            234         Winfield Landing Apartments
115     115            226         USC Center
116     116             45         Holiday Inn Aberdeen
117     117            CL20        Eagle Country Market
118     118            182         RHC - Capistrano
119     119             35         Atlantis Apartments
120     120           C-1511       Meadowbrook Office Park
120    120A          C-1511A       Meadowbrook Office Park
120    120B          C-1511B       Meadowbrook Office Park
121     121            142         Lynnwood Marketplace
122     122           C-2135       World Marine Estates
123     123            218         Fairfield Inn Tampa/Brandon
124     124             46         Bluegrass Shopping Center
125     125           C-3418       Green Oaks Apartments
126     126             16         902-938 Highland Avenue
127     127            109         Hecker Pass Plaza
128     128             62         Cobblestone Village Shopping Center
129     129            187         RHC - Towne & Country Mobile Home Park
130     130             70         Concord Apartments
131     131             78         Delta Hotels Summary
131    131A            78A         Holiday Inn - Cutler Ridge
131    131B            78B         Holiday Inn Express - Homestead
132     132            224         Transouth
133     133             33         Any Mountain
134     134            113         Holiday Inn - Ft. Collins, CO
135     135            112         Highland Court Apartments
136     136            189         River Road
137     137             68         Commerce University
138     138           C-1361       Dutch Centre
139     139           C-1332       Murchison Medical Plaza
140     140            160         Park Magnolia Apartments
141     141            CL6         Best Buy - Akron, OH
142     142             88         Edwards Warehouse
143     143             47         Boynton Medical Arts Center*
144     144             37         Austin South Residence Inn
145     145            147         Courtyard by Marriott - Mishawaka
146     146             49         Brentwood Manor Mobile Home Park
147     147           C-1460       Burke Commerce Center
148     148            236         Wisteria Gardens Apartments
149     149             52         Brunswick Hotel
150     150            CL8         Best Buy - Columbia, SC
151     151           C-3261       Winn-Dixie Stores, Inc. - Selma
152     152            CL17        CVS Pharmacy - Stoughton, MA
153     153           C-1984       Holiday Inn Holidome
154     154            233         Winchester Plaza
155     155             25         Corporate Court at Westview
156     156           C-1316       Alameda Apartments
157     157             98         Forest Ridge Apartments
158     158             63         Colony Club Apartments
159     159           C-1798       Webster Square
160     160           C-1599       Oswego Village Apartments
161     161            CL11        Best Buy - Inver Grove Heights, MN
162     162            115         Holiday Inn Exp. - Wheatridge, CO
163     163            128         K-Mart - Sikeston
164     164           C-3715       Comfort Inn Santa Monica
165     165            CL35        PETsMART Store No. 157
166     166            183         RHC - Club Marina Mobile Home Park
167     167             6          41 Elm Street Apartment & Office Building
168     168            209         Sports World
169     169            219         Terrado Plaza
170     170             54         Carydale East Apartments
171     171            CL50        Rite Aid Macon & College Park Summary
171    171A           CL50A        Rite Aid - Macon, GA
171    171B           CL50B        Rite Aid - College Park, GA
172     172            CL33        PETsMART Store No. 102
173     173             41         Beltline Village Shopping Center
174     174            131         Laguna Creek Racquet Club
175     175           C-2955       Riverside Medical Center
176     176            CL42        PETsMART Store No. 688
177     177            CL14        Hoyts Cinemas - Concord, NH
178     178            CL37        PETsMART Store No. 475
179     179            CL38        PETsMART Store No. 586
180     180           C-2792       Rite Aid Corporation - Baltimore
181     181            CL5         Best Buy - LaCrosse, WI
182     182            127         Kleinfelder Office Building
183     183             22         2308 Broadway
184     184             31         American Mini Storage
185     185            CL43        PETsMART Store No. 689
186     186            202         Shoppes of Hunt Club
187     187           C-2787       Winn-Dixie Stores, Inc. - Bunkie
188     188           C-1512       283 Bleeker St. & 59-61 Thompson St.
188    188A          C-1512A       Bleeker & Thompson
188    188B          C-1512B       Bleeker & Thompson
189     189             77         Delray Industrial Park
190     190            211         Staples, Ocean Avenue
191     191            149         Natomas Racquet Club
192     192            116         Holiday Inn Express Hotel & Suites Golden Valley
193     193            CL40        PETsMART Store No. 685
194     194            110         Heritage Plaza
195     195            159C        Cynwyd Club Apartments
196     196            CL36        PETsMART Store No. 239
197     197           C-1031       Keith Properties-Summary
197    197A          C-1031A       Keith Properties
197    197B          C-1031B       Keith Properties
197    197C          C-1031C       Keith Properties
197    197D          C-1031D       Keith Properties
197    197E          C-1031E       Keith Properties
198     198            CL15        Hoyts Cinemas - Hooksett, NH
199     199           C-1730       Comfort Inn-Selma
200     200           C-2791       Rite Aid Pharmacy
201     201           C-1656       Cedar Creek Apartments
202     202            222         Timber Trails Shopping Center
203     203            152         North La Brea Shopping Center
204     204             21         1801-1811 Williamsbridge Road
205     205            185         RHC - Trees Country Place Mobile Home Park
206     206           C-1708       Kon Tiki Mobile Home Park
207     207            CL41        PETsMART Store No. 686
208     208             65         Columbus Plaza
209     209           C-3767       Days Inn / Denny's-Summary
209    209A          C-3767A       Days Inn / Denny's
209    209B          C-3767B       Days Inn / Denny's
210     210            206         Somerset Professional Plaza
211     211            CL21        Eckerd Pharmacy - Mary Esther, FL
212     212            CL39        PETsMART Store No. 648
213     213            134         Lancaster Microtel Inn
214     214            205         Snyder Warehouse
215     215            CL51        Rite Aid - Washington, MI
216     216           C-1488       3190 Northeast Expressway
217     217            161         Parkview Nursing Portfolio Summary
217    217A            161A        Parkview Lodge
217    217B            161B        Parkview South
217    217C            161C        Parkview Main
217    217D            161D        Parkview Manor
218     218            143         Manhattan Brewery/40-42 Thompson St.
219     219            CL34        PETsMART Store No. 145
220     220           C-1284       Setauket Village Mart
221     221           C-1590       Great Woods Office Park-Summary
221    221A          C-1590A       Great Woods Office Park
221    221B          C-1590B       Great Woods Office Park
222     222            CL31        Office Depot - College Twp PA*
223     223           C-2788       Winn-Dixie Montgomery
224     224             24         5520 Santa Monica Boulevard
225     225            235         Winston Vista Shopping Center
226     226            194         Rochester Microtel
227     227           C-3225       Alpine Meadows
228     228           C-1494       Dynamatic Mfg. Facility
229     229             64         Columbus Microtel Inn
230     230            117         Hoosic Valley Center
231     231             7          200 South Newman Street
232     232           C-1912       Value Inn Motel
233     233            137         Leeman Labs
234     234            129         Knoxville Microtel*
235     235           C-3279       Eckerd Corporation - Forest Park
236     236             72         Corum Plaza
237     237          C-1765b       Quality Inn- Sylva
238     238           C-2182       Holiday Inn/ Heritage Inn-Summary
238    238A          C-2182A       Holiday Inn/ Heritage Inn
238    238B          C-2182B       Holiday Inn/ Heritage Inn
239     239            CL56        Walgreen Co. - Bedford, TX
240     240             96         Falcon View Plaza
241     241            CL22        Eckerd Pharmacy - Houma, LA
242     242            144         Maple Gardens Apartments
243     243            181         RHC - Adobe Mobile Lodge
244     244           C-1746       New Heritage Plaza
245     245           C-1438       Pine Ridge Mobile Home Park
246     246            CL18        CVS Pharmacy - Woodstock, Ga
247     247            CL48        Rite Aid - Melvindale, MI
248     248           C-2789       Rite Aid Corporation - Garettsville
249     249            CL52        Rite Aid - Auburn Hills, MI
250     250             85         Econo Lodge-FL
251     251           C-1620       Winyah Village Shopping Center
252     252           C-1409       Painters Mill Professional Building
253     253           C-2217       Holiday Inn Express (Ocean Springs)
254     254           C-1197       Wyndham Court Apartments
255     255            166         Peter Piper Plaza
256     256             55         Charleston Microtel
257     257            145         Marshall's Plaza Springfield
258     258            195         Royal Palms Mobile Home Park
259     259            CL46        Rite Aid - Cleveland, OH
260     260           C-2206       Days Inn-Lanett Alabama
261     261            217         Syracuse Microtel
262     262           C-1647       717 D Street
263     263            154         Oakbrook Manufactured Home Community
264     264             4A         NCB/148 W. 24 Tenants Corp.
265     265           C-1264       Deerfield East Apartments
266     266           C-1520       Stewartstown Station Village Square
267     267            141         Loma Verde Apartments
268     268           C-1360       701 East Trade Street, Equity Bldg
269     269            199         Santa Gertrudes Apartments
270     270             86         Econo Lodge-Virginia Beach, VA
271     271           C-1430       Greenbrier Partners I-Summary
271    271A          C-1430A       Greenbrier Partners I
271    271B          C-1430B       USUI International Bldg
272     272           C-1431       Brinks
273     273           C-1419       JAMAD II
274     274            210         Stadium Corporate Center
275     275            CL45        Rite Aid - Auburn, ME
276     276           C-2790       Rite Aid Corporation - Canton
277     277            155         Olympia Medical Center
278     278           C-3915       Kmart- Lackawanna
279     279            CL49        Rite Aid - Hazel Park, MI
280     280           C-1127       44-46 Beach Street-Retail
281     281             14         701-703 West 184th Street
282     282            208         Spare Room Self Storage
283     283            227         Valley Pines Mobile Home Park
284     284           C-1496       North Plantation Square Shopping Ctr
285     285           C-2475       Kmart- Cheektowaga
286     286            CL47        Rite Aid - Morrow, GA
287     287             17         925 Wilshire
288     288            186         RHC - Diablo Mobile Lodge
289     289           C-2129       Glenwood Townhomes
290     290            240         Yorktown Medical
291     291           C-1809       Liberty Square Shopping Center
292     292            213         Stirrup Woods
293     293             11         342 Newbury Street
294     294             80         Deseret Self Storage
295     295            201         Security Self Storage
296     296           C-1128       Comfort Inn Santa Rosa
297     297           C-1429       Principal Court Business Center
298     298            132         Lake Center
299     299           C-1501       Two (2) US Post Offices-Summary
299    299A          C-1501A       Two (2) US Post Offices
299    299B          C-1501B       Two (2) US Post Offices
300     300            169         Plaza Las Mares
301     301            125         Jurupa Town Center
302     302            121         Indian Hills Mobile/Valley View Summary
302    302A            121A        Indian Hills Mobile Park
302    302B            121B        Valley View Mobile Home Park
303     303           C-2127       The Parliament House
304     304           C-2166       Willow Road Apartments
305     305           C-2785       Rite Aid Corporation - Monticello
306     306            200         Kittridge Apartments/ Santa Monica
307     307           C-2048       Greenridge Apartments
308     308            158         Palm Haven Mobile Home Park
309     309           C-3465       (1) US Post Office-Lakewood
310     310           C-2784       Rite Aid Corporation - Mount Morris
311     311             57         Chatsworth Shopping Center
312     312             51         Broken Arrow Expressway Mini-Storage
313     313          C-1765a       Quality Inn- Maggie Valley
314     314           C-2113       Comfort Inn
315     315           C-1443       7402 Neuhaus
316     316           C-2939       Wilton Plaza
317     317            157         Orange Show Industrial Park
318     318           C-1449       Meadowood Center
319     319             84         East Pine Ridge Mobile Home Park
320     320             61         Clay/Morrison Summary
320    320A            61A         1250 Morrison Avenue
320    320B            61B         1812 Clay Avenue
321     321           C-1589       Meeting House Office Building
322     322             34         Arabian Mobile Home Park
323     323           C-2195       85 Broad Street
324     324             12         411 North Harbor Blvd.







  Loan #   Address                                                             City                               State
  ------   -------                                                             ----                               -----
    1      Various Addresses                                                   Various                            Various
    1      5400 Lee Highway                                                    Arlington                          VA
    1      1749-1753 Columbia Road NW                                          Washington                         DC
    1      13623-13625 Georgia Avenue                                          Rockville                          MD
    1      13621-13653 Lee Jackson Highway                                     Chantilly                          VA
    1      9411-9501 Annapolis Road                                            Lanham                             MD
    1      9470-9542 Arlington Blvd.                                           Chantilly                          VA
    1      9500-9580 Main Street                                               Fairfax                            VA
    1      5928 Georgia Avenue                                                 Washington                         DC
    1      800-896 W. Beverly Boulevard                                        Montebello                         CA
    1      19313-19417 Victory Road                                            Reseda                             CA
    1      1451 Chain Bridge Road                                              McLean                             VA
    1      9400-9490 Main Street                                               Fairfax                            VA
    1      5812-5870 Silver Hill Road                                          Forestville                        MD
    1      5416-5452 Annapolis Road                                            Bladensburg                        MD
    1      6447-6505 Baltimore National                                        Baltimore                          MD
    2      Various Addresses                                                   Various                            Various
    2      Sigmon Rd. & Old U.S. Highway 321                                   Lincolnton                         NC
    2      Cox Creek Parkway                                                   Florence                           AL
    2      N. Main & Valley View                                               Fountain Inn                       SC
    2      80 South Tunnel Road                                                Asheville                          NC
    2      5765 Rockbridge Road & Stone Mountain                               Stone Mountain                     GA
    2      4045 Five Forks Trickum Rd.                                         Lilburn                            GA
    2      6625 Hwy 53 East & Ga. Hwy 400                                      Dawsonville                        GA
    2      7520-87 Hwy 85 & 138                                                Riverdale                          GA
    2      3620, 3640 3670, Eisenhower Pk                                      Macon                              GA
    2      Georgia Hwy 138 & Tara Blvd.                                        Jonesboro                          GA
    2      1722 South 8th Street                                               Fernandina                         FL
    2      1609-1629 North Main Street                                         Summerville                        SC
    2      5270 Babcock Street                                                 Palm Bay                           FL
    2      160 Malabar Rd.                                                     Palm Bay                           FL
    2      1923-1969 Electric Road                                             Salem                              VA
    2      2004-2048 Electric Road                                             Roanoke                            VA
    2      925-955 North Parkway                                               Jackson                            TN
    2      641 By-Pass SE                                                      Moultrie                           GA
    2      818 East Arrowwood Road                                             Charlotte                          NC
    2      Dauphin Island Parkway                                              Mobile                             AL
    2      South Side of Broad River Road                                      Irmo                               SC
    3      Retorno del Rey Lot 36                                              Cancun                             MX
    4      Various Addresses                                                   Various                            Various
    4      100 Mallard Creek Rd.                                               St. Matthews                       KY
    4      900 Elm Street                                                      Manchester                         NH
    4      301-307 North Hurstborne Lane                                       Louisville                         KY
    4      8 Chestnut Street and 22 Elm Street                                 Worchester                         MA
    4      301 North Main                                                      Wichita                            KS
    5      45 Wall Street                                                      New York                           NY
    6      Intersection of PR 22 and PR 167                                    Bayamon                            PR
    7      4000 Wisconsin Avenue, NW                                           Washington                         DC
    8      11375 Fountain Lake Circle                                          Stafford                           TX
    9      767 Third Avenue                                                    New York                           NY
    10     Various Addresses                                                   Various                            Various
    10     14225 Newbrook                                                      Chantilly                          VA
    10     3000 and 3018 Western Avenue                                        Seattle                            WA
    11     2700 Miamisburg-Centervalle Road                                    Dayton                             OH
    12     1933 Davis Street                                                   San Leandro                        CA
    13     1450 Glenarm Place                                                  Denver                             CO
    14     1365-1370 St. Nicholas Avenue                                       New York                           NY
    15     Various Addresses                                                   Various                            Various
    15     9805 SW-Boeckman Rd.                                                Wilsonville                        OR
    15     17799 SW Boones Ferry Rd.                                           Tualatin                           OR
    15     255 Lancaster Dr. NE                                                Salem                              OR
    15     275 Lancaster Dr. NE                                                Salem                              OR
    15     15600 SE McLoughlin Blvd.                                           Oak Grove                          OR
    15     700 NW Eastman Avenue                                               Gresham                            OR
    16     500 Carson Tower Center                                             Carson                             CA
    17     3901 Holland Road                                                   Virginia Beach                     VA
    18     Various Addresses                                                   Various Cities                     Various
    18     24 Sandalwood Drive                                                 Newark                             DE
    18     2510 Cedar Tree Drive, Brandywine Hundred                           New Castle County                  DE
    18     2 Wenark Drive, Pencader Hundred                                    New Castle County                  DE
    19     Various Addresses                                                   Various Cities                     Various
    19     426 Second Street SW                                                Rochester                          MN
    19     106 21st Street SE                                                  Rochester                          MN
    19     519 3rd Avenue SW                                                   Rochester                          MN
    19     114 Second Street SW                                                Rochester                          MN
    19     111 SE 28th Street                                                  Rochester                          MN
    19     1850 South Broadway                                                 Rochester                          MN
    19     6 First Avenue NW                                                   Rochester                          MN
    19     16 & 20 Fifth Avenue NW                                             Rochester                          MN
    19     1608 Second Street                                                  Rochester                          MN
    19     1230 South Broadway                                                 Rochester                          MN
    20     Various Addresses                                                   Various                            Various
    20     6601 Florin Road                                                    Sacramento                         CA
    20     1000 Graves Avenue                                                  El Cajon                           CA
    20     707 E Street                                                        Chula Vista                        CA
    20     1616 Sisk Road                                                      Modesto                            CA
    20     3610 Park Sierra Boulevard                                          Riverside                          CA
    20     7111 Beach Boulevard                                                Buena Park                         CA
    20     23221 Lake Center Drive                                             Lake Forest                        CA
    20     3601 Rosendale Highway                                              Bakersfield                        CA
    21     Various Addresses                                                   Various                            Various
    21     5668 Hilton Avenue                                                  Baton Rouge                        LA
    21     5101 Monkhouse Drive                                                Shreveport                         LA
    21     2600 Moeling                                                        Lake Charles                       LA
    22     733 West Knoll Street                                               West Hollywood                     CA
    23     1200 S. Moorland Road                                               Brookfield                         WI
    24     Various Addresses                                                   Various                            Various
    24     917 Broad Street                                                    Bloomfield                         NJ
    24     249 Belleview Avenue                                                Bloomfield                         NJ
    25     3220 Odyssey Avenue                                                 Naperville                         IL
    26     2101 Prior Road                                                     Wilmington                         DE
    27     1300 N.W. 98th Court                                                Miami                              FL
    28     8737 Contee Road                                                    Laurel                             MD
    29     North of intersection of PR-2 and Ssan Daniel Ave                   Arecibo                            PR
    30     601 Van Ness Avenue                                                 San Francisco                      CA
    31     Various Addresses                                                   Various                            Various
    31     2704 NW 52nd Street                                                 Lawton                             OK
    31     201 East Almar Drive                                                Chickasha                          OK
    31     1710 West Plato Road                                                Duncan                             OK
    31     3604 No. Country Club Rd.                                           Irving                             TX
    31     6731 Larmanda Street                                                Dallas                             TX
    31     7510 Northwest Tango Road                                           Lawton                             OK
    31     8000 Midcrown Drive                                                 San Antonio                        TX
    32     1 Industry Way                                                      Staunton                           VA
    33     Las Americas Expressway & State Road 177                            San Juan                           PR
    34     12050-12070 Ventura Bouldvard                                       Studio City                        CA
    35     Various Addresses                                                   Various                            Various
    35     2100 East Highway 12                                                Willmar                            MN
    35     1701 4th Street Northwest                                           Austin                             MN
    35     1201 Torgerson Drive                                                Fairmont                           MN
    35     1200 and 1203 Torgerson Drive                                       Fairmont                           MN
    35     700 16th Avenue, NW                                                 Austin                             MN
    35     225 28th Street Southeast                                           Willmar                            MN
    36     25415 N. I-45                                                       Various                            Various
    36     5118 Fairmont Parkway                                               Pasadena                           TX
    36     25415 North I-45                                                    Woodlands                          TX
    37     1704 Barnes Boulevard                                               Tumwater                           WA
    38     3200 Bensalem Boulevard                                             Bensalem                           PA
    39     3975 Van Dyke Road                                                  Lutz                               FL
    40     4333 Collins Avenue                                                 Miami Beach                        FL
    41     6400 Glenhurst Drive                                                Maumee                             OH
    42     8400 Anderson Blvd.                                                 Fort Worth                         TX
    43     145 Parkville Station Road, T-454                                   West Deptford                      NJ
    44     8221 Sunset Blvd                                                    Los Angeles                        CA
    45     2822 177th Drive                                                    Hammond                            IN
    46     150 Route 17 North                                                  Paramus                            NJ
    47     250 Gorge Rd.                                                       Cliffside Park                     NJ
    48     200-220 Indian River Road                                           Orange                             CT
    49     560 Sylvan Road                                                     Englewood Cliffs                   NJ
    50     West Nursery Road                                                   Linthicum                          MD
    51     Various Addresses                                                   Various                            Various
    51     2324 Fleetwood Drive                                                Riverside                          CA
    51     2344 Fleetwood Drive                                                Riverside                          CA
    52     Various Addresses                                                   Various                            Various
    52     2165-2175 Francisco Boulevard                                       San Rafael                         CA
    52     2165-2175 Francisco Boulevard                                       San Rafael                         CA
    53     111 Hicks Street                                                    Brooklyn                           NY
    54     Various Addresses                                                   Various                            Various
    54     100 Weyerhaeuser Road                                               Mahwah                             NJ
    54     4100 Sandy Springs Road                                             Burtonsville                       MD
    54     4 N 755 Lombard Road                                                Addison                            IL
    54     6900 Pardee Road                                                    Taylor                             MI
    54     100 Green Tree Road                                                 Oaks                               PA
    54     570 Main Street                                                     Hudson                             MA
    55     333 East Tudor Road                                                 Anchorage                          AK
    56     2200 Central Road                                                   Fort Lee                           NJ
    57     901 Chalk Level Road                                                Durham                             NC
    58     8801 South La Cienega Boulevard                                     Inglewood                          CA
    59     3000 Lakehaven Drive                                                Ann Arbor                          MI
    60     211-35 23rd Ave                                                     Bay Terrace                        NY
    61     Various Addresses                                                   Various                            Various
    61     628 South Santa Rosa Blvd.                                          San Antonio                        TX
    61     620 South Santa Rosa                                                San Antonio                        TX
    62     #22 Dronningens Gade                                                St. Thomas, US Virgin Islands      VI
    63     N/E/C of State Road & 167 & Las Cumbres Avenue                      Bayamon                            PR
    64     Various Addresses                                                   Various                            Various
    64     5220 W. Southern Avenue                                             Indianapolis                       IN
    64     5224 West Southern Avenue                                           Indianapolis                       IN
    65     138-05 78th Avenue                                                  Flushing                           NY
    66     1-22 Arlington St, 1-25 Burbank St,                                 Yonkers                            NY
    67     2101 Burton Drive                                                   Austin                             TX
    68     720-730 Fort Washington Avenue                                      New York                           NY
    69     5625 O'Donnell Street                                               Baltimore                          MD
    70     Various Addresses                                                   Various                            Various
    70     3725 Kaspar Avenue                                                  Flagstaff                          AZ
    70     900 University Parkway                                              Sarasota                           FL
    70     7412 Tucker Road                                                    Ocean Springs                      MS
    71     2727 South Towne Avenue                                             Pomona                             CA
    72     26741 Lake Vue Drive                                                Perrysburg                         OH
    73     310/312 East 23rd Street                                            New York                           NY
    74     Various Addresses                                                   Various                            Various
    74     28606 Huntwood Avenue                                               Hayward                            CA
    74     25000 Hawkbryan Avenue                                              Santa Clarita                      CA
    75     376-400 Fuera Bush Road                                             Bethlehem                          NY
    76     35205 16th Avenue South                                             Federal Way                        WA
    77     642 Baltimore Pike                                                  Springfield                        PA
    78     5600 N. Beach Street                                                Haltom City                        TX
    79     5 Garret Mountain Plaza                                             West Paterson                      NJ
    80     1680 S. Colorado Blvd.                                              Denver                             CO
    81     5800 Peach Street                                                   Millcreek Township (Erie)          PA
    82     200 Kansas Street                                                   San Francisco                      CA
    83     Various Addresses                                                   Various                            Various
    83     800-820 10th Street                                                 Miami Beach                        FL
    83     1043-47 Euclid                                                      Miami Beach                        FL
    83     714-722 15th Street                                                 Miami Beach                        FL
    83     610-612 16th Street                                                 Miami Beach                        FL
    83     1234 Pennsylvania                                                   Miami Beach                        FL
    83     1509-1519 Pennsylvania                                              Miami Beach                        FL
    83     701-11th & 1110 Euclid                                              Miami Beach                        FL
    83     700-14th & 1350 Euclid                                              Miami Beach                        FL
    83     700-716 14th Place                                                  Miami Beach                        FL
    83     631-639 13th Street                                                 Miami Beach                        FL
    83     725-729 Lenox Avenue                                                Miami Beach                        FL
    83     626-652 Jefferson/900-910 7th Street                                Miami Beach                        FL
    83     744 Jefferson                                                       Miami Beach                        FL
    83     831 Meridian                                                        Miami Beach                        FL
    83     1311 Meridina Avenue                                                Miami Beach                        FL
    84     9500-9580 Micron Avenue                                             Rancho Cordova                     CA
    85     5401 Independence Parkway                                           Plano                              TX
    86     7040 and 7050 Jimmy Carter Blvd.                                    Norcross                           GA
    87     125 West Ohio Street                                                Chicago                            IL
    88     1150 Fifth Avenue                                                   New York                           NY
    89     131-42 234th St.                                                    Laurelton                          NY
    90     1417 Golden Gate Blvd.                                              Mayfield Heights                   OH
    91     Various Addresses                                                   Various                            Various
    91     500 Center Place Drive                                              Rochester                          NY
    91     7014 McCutcheon Road                                                Chattanooga                        TN
    91     251 Summit Parkway                                                  Homewood                           AL
    92     1420-1430 East Plaza Blvd                                           National City                      CA
    93     40 West 72 St.                                                      New York                           NY
    94     Various Addresses                                                   Various                            Various
    94     1340 Lebanon Church Road                                            West Mifflin                       PA
    94     106 Bair Boulavard                                                  New Stanton                        PA
    95     2 Somerset Parkway                                                  Nashua                             NH
    96     2096 NE 2nd St.                                                     Deerfield Beach                    FL
    97     23 Schoolhouse Road                                                 Whiting                            NJ
    98     444 Forest Hill Road                                                Macon                              GA
    99     2901 Crossfork Drive                                                New Castle County                  DE
   100     Various Addresses                                                   Various                            Various
   100     7245 South State Road                                               Orange Township                    MI
   100     600 Orleans Boulevard                                               Coldwater                          MI
   100     828 Sherperd Street                                                 Charlotte                          MI
   100     7333 North State Road 9                                             Lima Township                      IN
   101     2132 Bedford Street                                                 Durham                             NC
   102     1249 and 1255 Boylston Street                                       Boston                             MA
   102     1249 Boylston Street                                                Boston                             MA
   102     1255 Boylston Street                                                Boston                             MA
   103     19 Schoolhouse Road                                                 Franklin Township                  NJ
   104     886 Beach Boulevard                                                 Biloxi                             MS
   105     5001 Verdugo Way                                                    Camarillo                          CA
   106     1595 Post Road East                                                 Westport                           CT
   107     336 West Cabrillo Blvd. & 321 West Mason Street                     Santa Barbara                      CA
   108     250 Moonachie Road                                                  Moonachie                          NJ
   109     West Side Randall Road                                              Geneva                             IL
   110     500 Padre Boulevard                                                 South Padre Island                 TX
   111     2765, 2861, 2907 Mountain Street                                    Carson City                        NV
   112     404 Route 17                                                        North Paramus                      NJ
   113     320 West 13th Street                                                New York                           NY
   114     2002 San Sebastian                                                  Nassau Bay                         TX
   115     2301/2361 Campus Drive                                              Irvine                             CA
   116     1007 Beards Hill Rd                                                 Aberdeen                           MD
   117     750 West 42 Avenue                                                  Moline                             IL
   118     32802 Valle Rd                                                      San Juan Capistrano                CA
   119     555 Shore Road                                                      Somers Point                       NJ
   120     I-55 4266 and 4270 North Frontage Road                              Jackson                            MS
   120     4266 I-55 North                                                     Jackson                            MS
   120     4270 I -55 North                                                    Jackson                            MS
   121     3100 East Imperial Highway                                          Lynnwood                           CA
   122     2555 Flosden Road                                                   American Canyon                    CA
   123     10150 Palm River Road                                               Brandon                            FL
   124     U.S. Route 68                                                       Maysville                          KY
   125     8573 West 99th Terrace                                              Palos Hills                        IL
   126     902-910 and 920-938 Highland Avenue                                 Needham                            MA
   127     1230-1360 First Street                                              Gilroy                             CA
   128     821-901 W. Park Avenue                                              Ocean Township                     NJ
   129     1060 San Miguel Road                                                Concord                            CA
   130     2931 Fernor Street                                                  Allentown                          PA
   131     Various Addresses                                                   Various                            Various
   131     10775 Caribbean Boulevard                                           Miami                              FL
   131     990 Homestead Boulevard                                             Homestead                          FL
   132     2001 Beach Street                                                   Fort Worth                         TX
   133     10495 North De Anza Blvd.                                           Cupertino                          CA
   134     3836 East Mulberry Street                                           Fort Collins                       CO
   135     241 Blanchard Street                                                West Monroe                        LA
   136     620 & 640 River Road                                                Westwago                           LA
   137     17000 Horizon Way                                                   Mount Laurel                       NJ
   138     810 Dutch Square Boulevard                                          Columbia                           SC
   139     1300 Murchison Drive                                                El Paso                            TX
   140     15101 Magnolia Blvd.                                                Van Nuys                           CA
   141     96 Roth Rock Road                                                   Fairlawn                           OH
   142     500 Edwards Avenue                                                  Harahan                            LA
   143     10075 Jog Road                                                      Boynton Beach                      FL
   144     4537 South IH-35                                                    Austin                             TX
   145     4825 North Main Street                                              Mishawaka                          IN
   146     8305 Gatewood Drive                                                 Jessup                             MA
   147     5575-5609 Sandy Lewis Drive                                         Burke                              VA
   148     610 North Dairy Ashford                                             Houston                            TX
   149     Queen & Chestnut Streets                                            Lancaster                          PA
   150     7006 Two Notch Road                                                 Columbia                           SC
   151     1952 West Dallas Avenue                                             Selma                              AL
   152     345 Washington St                                                   Stoughton                          MA
   153     800 28th Street                                                     Boulder                            CO
   154     U.S. Highway 60                                                     Winchester                         KY
   155     7215 Corporate Court                                                Frederick                          MD
   156     1415 Broadway                                                       Alameda                            CA
   157     5531 Chevrolet Blvd.                                                Parma                              OH
   158     1212-1218 Allaire Road & 1908-1922 Old Mill Road                    Spring Lake Heights                NJ
   159     N/E/C Stafford Street & Curtis Pkwy                                 Worcester                          MA
   160     3938 Southwest Carman Drive                                         Lake Oswego                        OR
   161     1350 50th Street East                                               Inver Grove Heights                MN
   162     4700 Kipling St                                                     Wheatridge                         CO
   163     1110 S. Main Street                                                 Sikeston                           MO
   164     2815 Santa Monica Boulevard                                         Santa Monica                       CA
   165     7290 West Bell Road                                                 Glendale                           AZ
   166     55 Pacifica Avenue                                                  Bay Point                          CA
   167     41 Elm Street                                                       Morristown                         NJ
   168     200 Route 17 North                                                  Paramus                            NJ
   169     750 Terrado Plaza                                                   Covina                             CA
   170     2727 Duke Street                                                    Alexandria                         VA
   171     Various Addresses                                                   Various                            Various
   171     1390 Pio Nono Avenue                                                Macon                              GA
   171     Corner of Old National Highway and Flat Schoals Road                College Park                       GA
   172     26761 Aliso Creek Road                                              Aliso Viejo                        CA
   173     3435 North Beltline Road                                            Irving                             TX
   174     9570 Racquet Court                                                  Elk Grove                          CA
   175     300 Riverside Drive East                                            Bradenton                          FL
   176     17877 Haggerty Road                                                 Northville                         MI
   177     282 Loudon Road                                                     Concord                            NH
   178     2010 Butterfield Road                                               Downers Grove                      IL
   179     420 Home Drive                                                      North Fayette Township             PA
   180     118 N. Howard St.                                                   Baltimore                          MD
   181     9420 Highway 16 East                                                Onalaska                           WI
   182     3077 Fite Circle                                                    Rancho Cordova                     CA
   183     2308 Broadway                                                       Santa Monica                       CA
   184     20941 Canada Road                                                   Lake Forest                        CA
   185     23271 Eureka Road                                                   Taylor                             MI
   186     444-510 Hunt Club Blvd.                                             Apopka                             FL
   187     US 71/Shirley Road                                                  Bunkie                             LA
   188     283 Bleeker St. & 59-61 Thompson St.                                New York                           NY
   188     59-61 Thompson Street                                               New York                           NY
   188     283 Bleeker Street                                                  New York                           NY
   189     1845-1895 SE 4th Avenue                                             Delray Beach                       FL
   190     2892 Ocean Avenue                                                   Brooklyn                           NY
   191     2450 Natomas Park Drive                                             Sacramento                         CA
   192     6020 Wayzata Boulevard                                              Golden Valley                      MN
   193     20530 13 Mile Road                                                  Roseville                          MI
   194     2934 - 2990 West Ina Road                                           Tucson                             AZ
   195     1302 Cynwyd Club Drive                                              Wilmington                         DE
   196     9321 Hillcrest Road                                                 Kansas City                        MO
   197     Various Addresses                                                   Various                            Various
   197     532 Page Street                                                     Stoughton                          MA
   197     14 Page Terrace                                                     Stoughton                          MA
   197     30 Tremont Street                                                   Duxbury                            MA
   197     42 Tremont Street                                                   Duxbury                            MA
   197     136 Shoppers Row                                                    Duxbury                            MA
   198     4 Technology Drive                                                  Hooksett                           NH
   199     1705 Industrial Park Drive                                          Selma                              NC
   200     5411 Superior Ave.                                                  Cleveland                          OH
   201     51 Cedar Creek Court                                                Van Buren                          AR
   202     23221 Aldine Westfield Road                                         Houston                            TX
   203     712-736 NORTH La Brea Av.                                           Los Angeles,                       CA
   204     1801-1811 Williamsbridge Road                                       Bronx                              NY
   205     1840-1850 West Orangethorpe Ave.                                    Fullerton                          CA
   206     555 West Warner Road                                                Chandler                           AZ
   207     365 Haggerty Highway                                                Commerce                           MI
   208     5050 10th Avenue East                                               Tampa                              FL
   209     13351-53 North Cleveland Avenue                                     Fort Meyers                        FL
   209     13351 Cleveland Avenue                                              Fort Myers                         FL
   209     13353 Cleveland Avenue                                              Fort Myers                         FL
   210     1527 Route 27                                                       Franklin                           NJ
   211     NEC US Hwy 98 and Mary Esther Cutoff(SR 383)                        Town of Mary Esther                FL
   212     135 Mall Drive                                                      Murfreesboro                       TN
   213     50 Freeman Road                                                     Lancaster                          NY
   214     1711-1755 North Powerline Road                                      Pompano Beach                      FL
   215     66054 Van Dyke                                                      Washington Township                MI
   216     3190 Northeast Expressway                                           Atlanta                            GA
   217     Various Addresses                                                   Various                            Various
   217     Route 109                                                           Springvale                         ME
   217     7 West Elm Street                                                   Sanford                            ME
   217     107 Main Street                                                     Sanford                            ME
   217     6 Knight Street                                                     Sanford                            ME
   218     40 Thompson Street                                                  New York                           NY
   219     277 North Walker Road                                               Prescott                           AZ
   220     212-254 Main Street (Rte 25A)                                       East Setauket                      NY
   221     792 & 800 South Main Street                                         Mansfield                          MA
   221     792 South Main Street                                               Mansfield                          MA
   221     800 South Main Street                                               Mansfield                          MA
   222     389 Benner Pike                                                     State College                      PA
   223     1617 South College Street                                           Auburn                             AL
   224     5520 Santa Monica                                                   Los Angeles                        CA
   225     2070 Hacienda Drive                                                 Vista                              CA
   226     905 Lehigh Station Road                                             Henrietta                          NY
   227     210 10th Street                                                     Gold Bar                           WA
   228     1322 Fourteenth Avenue                                              Kenosha                            WI
   229     7500 Vantage Drive                                                  Worthington                        OH
   230     Route 4                                                             Schaghticoke                       NY
   231     200 South Newman Street                                             Hackensack                         NJ
   232     6885 Highway 94                                                     Colorado Springs                   CO
   233     6 Wentworth Drive                                                   Hudson                             NH
   234     309 N. Peters Road                                                  Knoxville                          TN
   235     833 Forest Parkway                                                  Forest Park                        GA
   236     8505 Gulf Freeway                                                   Houston                            TX
   237     US Highway 23                                                       Sylva                              NC
   238     U.S. 78 and Highway 7 / 155 Clarice Drive                           Holly Springs                      MS
   238     US 178/78 Bypass and SR7                                            Holly Springs                      MS
   238     155 Clarice Drive                                                   Holly Springs                      MS
   239     2253 Central Drive                                                  Bedford                            TX
   240     5901 East McKellips Road                                            Mesa                               AZ
   241     9407 East Park Avenue (Hwy 659)                                     Houma                              LA
   242     495 North Maple Drive                                               Rialto                             CA
   243     3120 Grant Street                                                   Concord                            CA
   244     81 Pope Avenue                                                      Hilton Head Island                 SC
   245     6465 Highway 9                                                      Alpharetta                         GA
   246     1600 Towne Lake Parkway                                             Woodstock                          GA
   247     4016 Oakwood                                                        Melvindale                         MI
   248     10764 North Street                                                  Garettsville                       OH
   249     2480 Lapeer Road                                                    Auburn Hills                       MI
   250     5221 West University Blvd.                                          Jacksonville                       FL
   251     North Fraser Street and North Street                                Georgetown                         SC
   252     110 Painter's Mill Road                                             Owings Mill                        MD
   253     7304 Washington Avenue                                              Ocean Springs                      MS
   254     6607 East Lovers Lane                                               Dallas                             TX
   255     1801-803 & 1807-1813 E. Baseline Road                               Tempe                              AZ
   256     600 2nd Avenue                                                      S. Charleston                      WV
   257     NW Corner of Rt. 20 & Rt. 21                                        Springfield                        MA
   258     205 East Drifill Blvd.                                              Oxnard                             CA
   259     8404 Madison Avenue                                                 Cleveland                          OH
   260     2314 South Broad Avenue                                             Lanett                             AL
   261     6808 Old Collamer Road                                              DeWitt                             NY
   262     717 D Street                                                        Washington                         DC
   263     1025 North 300 West                                                 Springville                        UT
   264     148 West 24th Street                                                New York                           NY
   265     1323 SE Eighth Avenue                                               Deerfield Beach                    FL
   266     71 North Main Street                                                Stewartstown Borough               PA
   267     555 North 7th Street                                                Sierra Vista                       AZ
   268     701 East Trade Street                                               Charlotte                          NC
   269     10350 Santa Gertrudes Avenue                                        Whittier                           CA
   270     5819 Northampton Blvd.                                              Virginia Beach                     VA
   271     804-826 Professional Place, 1134-1138 Executive Boulevard           Chesapeake                         VA
   271     804-826 Professional Place                                          Chesapeake                         VA
   271     1134-38 Executive Blvd.                                             Chesapeake                         VA
   272     1223 Executive Boulevard                                            Chesapeake                         VA
   273     540 Woodlake Circle                                                 Chesapeake                         VA
   274     2040-2050 South Santa Cruz Street                                   Anaheim                            CA
   275     60 Union Street Bypass                                              Auburn                             ME
   276     2103 East Tuscarawas Ave                                            Canton                             OH
   277     2221 Livernois                                                      Troy                               MI
   278     1001 Ridge Road                                                     Lackawanna                         NY
   279     John R. Road & Nine Mile Road                                       Hazel Park                         MI
   280     44-46 Beach Street                                                  Boston                             MA
   281     701-703 West 184th Street                                           New York                           NY
   282     4601 White Lane                                                     Bakersfield                        CA
   283     615 Lomaland Drive                                                  El Paso                            TX
   284     1672 North Main Street                                              Summerville                        SC
   285     1460 French Road                                                    Cheektowaga                        NY
   286     2350 Lake Harbin Road                                               Morrow                             GA
   287     925-929 Wilshire Blvd.                                              Santa Monica                       CA
   288     1146 Meadow Lane                                                    Concord                            CA
   289     1155 & 1225 Cumulus Drive                                           Conway                             AR
   290     1974 Maple Hill Street                                              Yorktown Heights                   NY
   291     211-215 West Camp Wisdom Road                                       Duncanville                        TX
   292     2101-2115 Stirrup Lane                                              Toledo                             OH
   293     342 Newbury Street                                                  Boston                             MA
   294     707 West State Street                                               Pleasant Grove                     UT
   295     7840 Farley                                                         Overland Park                      KS
   296     3443 Will Rogers Drive                                              Santa Rosa                         NM
   297     800 Principal Court                                                 Chesapeake                         VA
   298     23072 Lake Center Drive                                             Lake Forest                        CA
   299     3235 Union Street / 76-78 Pulteney Street                           N. Chili/ Hammondsport             NY
   299     3235 Union Street                                                   North Chili                        NY
   299     76-78 Pulteney Street                                               Hammondsport                       NY
   300     629 Camino De Los Mares                                             San Clemente                       CA
   301     9415 Mission Blvd.                                                  Glen Avon                          CA
   302     Various Addresses                                                   Various                            Various
   302     Route 48                                                            Granby                             NY
   302     7235 Telephone Road                                                 Pavilion                           NY
   303     1512 S. Arlington Ridge Road                                        Arlington                          VA
   304     54 Willow Road West                                                 New York                           NY
   305     147 Broadway                                                        Monticello                         NY
   306     11750 Kittridge Street                                              North Hollywood                    CA
   307     3830 West McDowell Road                                             Phoenix                            AZ
   308     4791 Southwest 82nd Avenue                                          Davie                              FL
   309     184 Chautauqua Avenue                                               Lakewood                           NY
   310     40 East State Street                                                Mount Morris                       NY
   311     21911-21929 Devonshire Street                                       Chatsworth                         CA
   312     9510 Broken Arrow Expressway                                        Tulsa                              OK
   313     70 Soco Road                                                        Maggie Valley                      NC
   314     4646 Scottsville Road                                               Bowling Green                      KY
   315     7402 Neuhaus                                                        Houston                            TX
   316     1881 NE 26th St.                                                    Wilton Manor                       FL
   317     320-396 Orange Show Lane                                            San Bernardino                     CA
   318     3009-3091 N High School Road                                        Speedway                           IN
   319     4800 S. Pine Island Rd.                                             Davie                              FL
   320     Various Addresses                                                   Various                            Various
   320     1250 Morrison Avenue                                                New York                           NY
   320     1812 Clay Avenue                                                    New York                           NY
   321     275 Turnpike Street                                                 Canton                             MA
   322     46-200 Calhoun Street                                               Indio                              CA
   323     85 Broad Street                                                     Marlborough                        MA
   324     411 North Harbor Blvd.                                              San Pedro                          CA





                                                                              Original                             Cut-off Date
                                                                             Principal                               Principal
  Loan #               Zip             Property Type                        Loan Balance                            Loan Balance
  ------               ---             -------------                        ------------                            ------------
    1                Various           Retail                               115,650,000                               115,590,907
    1                 22207            Retail, Anchored                                                                 2,584,364
    1                 20009            Retail, Unanchored                                                               2,584,364
    1                 20906            Retail, Anchored                                                                 4,959,185
    1                 22021            Retail, Anchored                                                                 4,470,251
    1                 20706            Retail, Anchored                                                                14,179,077
    1                 22030            Retail, Anchored                                                                10,896,236
    1                 22030            Retail, Anchored                                                                 9,708,826
    1                 20011            Retail, Single Tenant                                                              656,568
    1                 90640            Retail, Anchored                                                                13,829,838
    1                 91335            Retail, Anchored                                                                13,271,057
    1                 22102            Retail, Anchored                                                                 5,867,204
    1                 22031            Retail, Anchored                                                                 9,499,283
    1                 20747            Retail, Anchored                                                                 9,918,369
    1                 20710            Retail, Unanchored                                                               3,212,993
    1                 21228            Retail, Anchored                                                                 9,953,293
    2                Various           Retail                                84,100,000                                84,100,000
    2                 28092            Retail, Anchored                                                                 2,796,583
    2                 35630            Retail, Anchored                                                                 6,581,613
    2                 29644            Retail, Anchored                                                                 2,338,522
    2                 28805            Retail, Anchored                                                                 5,834,251
    2                 30087            Retail, Anchored                                                                 2,410,847
    2                 30047            Retail, Anchored                                                                 4,339,525
    2                 30534            Retail, Anchored                                                                 4,291,308
    2                 30274            Retail, Anchored                                                                 4,677,044
    2                 31206            Retail, Anchored                                                                 5,786,034
    2                 30236            Retail, Anchored                                                                 6,171,769
    2                 32216            Retail, Anchored                                                                 2,290,305
    2                 29483            Retail, Anchored                                                                 2,157,708
    2                 32905            Retail, Anchored                                                                 4,556,502
    2                 32907            Retail, Anchored                                                                 8,630,834
    2                 24018            Retail, Anchored                                                                 2,507,281
    2                 24018            Retail, Anchored                                                                 2,772,474
    2                 38305            Retail, Anchored                                                                 3,085,885
    2                 31768            Retail, Anchored                                                                 6,446,606
    2                 28210            Retail, Anchored                                                                 2,632,645
    2                                  Retail, Anchored                                                                 1,784,027
    2                                  Retail, Anchored                                                                 2,008,236
    3                 77500            Lodging, Full Service                 75,000,000                                75,000,000
    4                Various           Office                                74,857,607                                74,857,607
    4                 40207            Office                                                                           5,598,449
    4                 3101             Office                                                                          19,118,414
    4                 40203            Office                                                                          24,096,416
    4                 1608             Office                                                                          10,461,019
    4                 67202            Office                                                                          15,583,311
    5                 10005            Multifamily                           75,000,000                                74,499,220
    6                  UAV             Retail, Anchored                      62,000,000                                61,963,322
    7                 20016            Office                                61,000,000                                60,880,640
    8                 77477            Retail, Anchored                      50,000,000                                49,961,708
    9                 10017            Office                                41,500,000                                41,500,000
    10               Various           Office, R&D                           36,500,000                                36,478,677
    10                22021            Medical Office                                                                  27,507,039
    10                98121            Medical Office                                                                   8,971,637
    11                45458            Credit Lease                          27,527,554                                27,509,152
    12                94577            Retail, Anchored                      27,500,000                                27,465,930
    13                80202            Lodging, Full Service                 23,000,000                                22,982,097
    14                10033            Multifamily                           23,000,000                                22,882,398
    15               Various           Various Prop. Types                   21,000,000                                20,979,468
    15                97070            Industrial                                                                       5,737,469
    15                97035            Retail, Single Tenant                                                            4,051,717
    15                97301            Retail, Single Tenant                                                            1,615,511
    15                97301            Retail, Single Tenant                                                            3,327,140
    15                97267            Retail, Single Tenant                                                            3,386,289
    15                97030            Retail, Single Tenant                                                            2,861,341
    16                90745            Credit Lease                          20,966,233                                20,814,442
    17                23452            Credit Lease                          20,448,548                                20,300,506
    18               Various           Multifamily                           20,122,095                                20,111,247
    18                19713            Multifamily                                                                      7,356,872
    18                19810            Multifamily                                                                      5,101,750
    18                19713            Multifamily                                                                      7,652,625
    19               Various           Lodging                               19,700,000                                19,683,975
    19                55902            Lodging, Limited Service                                                           999,577
    19                55904            Lodging, Limited Service                                                         1,230,248
    19                55902            Lodging, Limited Service                                                         1,153,358
    19                55902            Lodging, Limited Service                                                           845,796
    19                55904            Lodging, Limited Service                                                         2,460,497
    19                55904            Lodging, Limited Service                                                         1,460,920
    19                55901            Lodging, Limited Service                                                         2,614,278
    19                55901            Lodging, Limited Service                                                         3,844,526
    19                55902            Lodging, Limited Service                                                         1,845,373
    19                55904            Lodging, Limited Service                                                         3,229,402
    20               Various           Credit Lease                          18,546,279                                18,546,279
    20                95828            Credit Lease                                                                     1,524,602
    20                92021            Credit Lease                                                                     2,382,761
    20                91910            Credit Lease                                                                     2,629,253
    20                95350            Credit Lease                                                                     2,350,808
    20                92505            Credit Lease                                                                     2,464,925
    20                90621            Credit Lease                                                                     2,177,350
    20                92630            Credit Lease                                                                     2,305,161
    20                93308            Credit Lease                                                                     2,711,418
    21               Various           Lodging                               18,000,000                                17,983,571
    21                70808            Lodging, Limited Service                                                         6,850,884
    21                71109            Lodging, Limited Service                                                         3,975,960
    21                70615            Lodging, Limited Service                                                         7,156,727
    22                90069            Lodging, Full Service                 17,900,000                                17,884,363
    23                53008            Lodging, Full Service                 17,100,000                                17,065,054
    24               Various           Multifamily                           17,000,000                                16,975,768
    24                7003             Multifamily                                                                     13,745,865
    24                7003             Multifamily                                                                      3,229,903
    25                60566            Credit Lease                          16,890,594                                16,890,594
    26                19809            Multifamily                           16,478,498                                16,469,614
    27                33172            Credit Lease                          16,401,012                                16,401,012
    28                20708            Multifamily                           16,322,384                                16,313,585
    29                 612             Retail, Anchored                      16,200,000                                16,190,416
    30                94012            Retail, Unanchored                    16,200,000                                16,179,619
    31               Various           Multifamily                           16,199,000                                16,177,074
    31                73505            Multifamily                                                                      3,933,428
    31                73018            Multifamily                                                                      1,875,768
    31                73533            Multifamily                                                                      1,485,456
    31                75062            Multifamily                                                                      1,811,347
    31                75231            Multifamily                                                                      1,925,030
    31                73505            Multifamily                                                                      1,508,193
    31                78218            Multifamily                                                                      3,637,852
    32                24401            Credit Lease                          16,183,288                                16,154,318
    33                 UAV             Retail, Anchored                      16,100,000                                16,090,475
    34                91604            Retail, Anchored                      15,800,000                                15,781,417
    35               Various           Lodging                               15,590,000                                15,559,810
    35                56201            Lodging, Full Service                                                            4,359,575
    35                55192            Lodging, Full Service                                                            4,006,096
    35                56031            Lodging, Full Service                                                            2,844,665
    35                56031            Lodging, Limited Service                                                         2,120,874
    35                55912            Lodging, Limited Service                                                         1,851,557
    35                56201            Lodging, Limited Service                                                           377,044
    36               Various           Single Tenant Retail                  14,500,000                                14,500,000
    36                77504            Credit Lease                                                                     7,733,333
    36                77038            Credit Lease                                                                     6,766,667
    37                98512            Multifamily                           14,175,000                                14,127,948
    38                19020            Nursing Home                          14,100,000                                14,072,269
    39                33549            Credit Lease                          13,684,262                                13,636,651
    40                33140            Lodging, Limited Service              13,600,000                                13,587,530
    41                43537            Multifamily                           13,500,000                                13,491,939
    42                76120            Credit Lease                          13,463,517                                13,463,517
    43                8051             Multifamily                           13,214,172                                13,207,048
    44                90046            Lodging, Full Service                 12,800,000                                12,788,157
    45                46323            Multifamily                           12,750,000                                12,733,126
    46                7054             Credit Lease                          12,631,593                                12,603,934
    47                7010             Multifamily, Cooperative              12,500,000                                12,450,554
    48                6477             Retail, Anchored                      12,400,000                                12,381,376
    49                7632             Office                                12,400,000                                12,355,597
    50                21225            Credit Lease                          11,753,060                                11,740,441
    51               Various           Industrial                            11,550,000                                11,542,256
    51                92509            Industrial                                                                       5,159,442
    51                92509            Industrial                                                                       6,382,815
    52               Various           Various Prop. Types                   11,450,000                                11,443,725
    52                94901            Office                                                                           8,777,858
    52                94901            Self-Storage                                                                     2,665,868
    53                11201            Multifamily, Cooperative              11,500,000                                11,431,763
    54               Various           Credit Lease                          11,512,938                                11,390,457
    54                7430             Credit Lease                                                                     2,268,370
    54                20866            Credit Lease                                                                     1,847,101
    54                60101            Credit Lease                                                                     4,147,876
    54                48180            Credit Lease                                                                       437,471
    54                19456            Credit Lease                                                                     1,458,238
    54                1749             Credit Lease                                                                     1,231,401
    55                99501            Retail, Single Tenant                 11,317,498                                11,311,417
    56                7024             Multifamily, Cooperative              11,000,000                                11,000,000
    57                27707            Multifamily                           10,660,000                                10,655,199
    58                90301            Credit Lease                          10,711,631                                10,634,081
    59                48104            Multifamily, Cooperative              10,300,000                                10,184,010
    60                11360            Multifamily, Cooperative              10,000,000                                 9,996,212
    61               Various           Lodging                               10,000,000                                 9,990,663
    61                78204            Lodging, Extended Stay                                                           5,483,597
    61                78204            Lodging, Limited Service                                                         4,507,066
    62                 802             Retail, Unanchored                    10,000,000                                 9,953,764
    63                                 Retail, Anchored                       9,700,000                                 9,694,261
    64               Various           Lodging                                9,500,000                                 9,491,130
    64                46241            Lodging, Limited Service                                                         3,609,303
    64                46241            Lodging, Extended Stay                                                           5,881,827
    65                11367            Multifamily, Cooperative               9,500,000                                 9,488,914
    66                10710            Multifamily, Cooperative               9,500,000                                 9,467,505
    67                78741            Multifamily                            9,450,000                                 9,444,669
    68                10040            Multifamily, Cooperative               9,400,000                                 9,368,170
    69                21224            Lodging, Limited Service               9,150,000                                 9,132,247
    70               Various           Lodging                                9,075,000                                 9,067,689
    70                86004            Lodging, Limited Service                                                         3,762,527
    70                34234            Lodging, Limited Service                                                         2,671,394
    70                39565            Lodging, Limited Service                                                         2,633,769
    71                91766            Retail, Anchored                       9,000,000                                 8,967,401
    72                43551            Multifamily                            8,900,000                                 8,894,686
    73                10010            Multifamily, Cooperative               8,900,000                                 8,890,321
    74               Various           Mobile Home Park                       8,857,999                                 8,847,471
    74                94544            Mobile Home Park                                                                 5,093,998
    74                91321            Mobile Home Park                                                                 3,753,473
    75                12077            Retail, Anchored                       8,800,000                                 8,765,322
    76                98003            Retail, Single Tenant                  8,673,989                                 8,669,328
    77                19064            Credit Lease                           8,690,743                                 8,656,976
    78                78579            Multifamily                            8,560,000                                 8,554,761
    79                7424             Office                                 8,500,000                                 8,495,478
    80                80222            Lodging, Limited Service               8,500,000                                 8,492,064
    81                16565            Credit Lease                           8,492,742                                 8,490,238
    82                94103            Industrial                             8,400,000                                 8,389,405
    83               Various           Multifamily                            8,294,425                                 8,290,186
    83                33139            Multifamily                                                                        450,947
    83                33139            Multifamily                                                                        394,579
    83                33139            Multifamily                                                                        603,947
    83                33139            Multifamily                                                                        426,790
    83                33139            Multifamily                                                                        410,684
    83                33139            Multifamily                                                                        736,816
    83                33139            Multifamily                                                                        978,395
    83                33139            Multifamily                                                                        885,790
    83                33139            Multifamily                                                                        442,895
    83                33139            Multifamily                                                                        434,842
    83                33139            Multifamily                                                                        370,421
    83                33139            Multifamily                                                                      1,207,895
    83                33139            Multifamily                                                                        314,053
    83                33139            Multifamily                                                                        273,790
    83                33139            Multifamily                                                                        358,342
    84                95827            Office                                 8,165,000                                 8,147,952
    85                75023            Multifamily                            8,080,000                                 8,075,130
    86                30092            Retail, Anchored                       8,000,000                                 7,995,994
    87                60610            Lodging, Limited Service               8,000,000                                 7,982,956
    88                10128            Multifamily, Cooperative               7,900,000                                 7,887,415
    89                11422            Multifamily, Cooperative               7,700,000                                 7,694,531
    90                44124            Credit Lease                           7,590,760                                 7,558,145
    91               Various           Lodging                                7,560,000                                 7,553,519
    91                14615            Lodging, Limited Service                                                         4,427,925
    91                37421            Lodging, Limited Service                                                         1,758,147
    91                35209            Lodging, Limited Service                                                         1,367,447
    92                91950            Retail, Anchored                       7,450,000                                 7,446,826
    93                10023            Multifamily, Cooperative               7,300,000                                 7,273,200
    94               Various           Lodging                                7,200,000                                 7,163,548
    94                15122            Lodging, Limited Service                                                         3,900,154
    94                15672            Lodging, Limited Service                                                         3,263,394
    95                3063             Lodging, Full Service                  7,100,000                                 7,061,557
    96                33441            Lodging, Full Service                  7,000,000                                 6,993,375
    97                8759             Nursing Home                           7,000,000                                 6,993,301
    98                31210            Multifamily                            7,000,000                                 6,990,619
    99                19808            Multifamily                            6,915,440                                 6,911,712
   100               Various           Lodging, Limited Service               6,850,000                                 6,838,507
   100                48446            Lodging, Limited Service                                                         1,367,701
   100                49036            Lodging, Limited Service                                                         2,051,552
   100                48813            Lodging, Limited Service                                                         1,502,475
   100                46746            Lodging, Limited Service                                                         1,916,779
   101                27707            Multifamily                            6,840,000                                 6,837,119
   102                2215             Office/Retail                          6,800,000                                 6,800,000
   102                2215             Office/Retail                                                                    3,100,800
   102                2215             Office/Retail                                                                    3,699,200
   103                8873             Office                                 6,500,000                                 6,500,000
   104                39530            Lodging, Limited Service               6,500,000                                 6,494,148
   105                93012            Credit Lease                           6,513,452                                 6,480,848
   106                6880             Lodging, Full Service                  6,160,000                                 6,130,562
   107                93105            Lodging, Full Service                  6,125,000                                 6,119,486
   108                7074             Office                                 6,134,000                                 6,111,602
   109                60134            Credit Lease                           6,110,605                                 6,104,894
   110                78597            Lodging, Limited Service               6,100,000                                 6,083,154
   111                89703            Assisted Living Facility               6,000,000                                 5,989,474
   112                7652             Credit Lease                           5,901,798                                 5,898,234
   113                10014            Office                                 5,850,000                                 5,850,000
   114                77573            Multifamily                            5,823,000                                 5,802,554
   115                92612            Office                                 5,800,000                                 5,777,412
   116                21001            Lodging, Full Service                  5,750,000                                 5,744,752
   117                61265            Credit Lease                           5,678,772                                 5,673,660
   118                92675            Mobile Home Park                       5,647,458                                 5,640,133
   119                8244             Multifamily                            5,600,000                                 5,592,477
   120                39211            Office                                 5,500,000                                 5,500,000
   120                39211            Office                                                                           2,766,500
   120                39211            Office                                                                           2,733,500
   121                90262            Retail, Unanchored                     5,400,000                                 5,386,260
   122                94589            Mobile Home Park                       5,300,000                                 5,297,000
   123                33619            Lodging, Limited Service               5,250,000                                 5,245,098
   124                41056            Retail, Anchored                       5,250,000                                 5,225,494
   125                60465            Multifamily                            5,200,000                                 5,200,000
   126                2914             Retail, Anchored                       5,100,000                                 5,097,286
   127                95020            Retail, Unanchored                     5,000,000                                 4,997,520
   128                7712             Retail, Unanchored                     5,000,000                                 4,984,687
   129                94518            Mobile Home Park                       4,956,866                                 4,950,437
   130                18103            Multifamily                            4,916,000                                 4,898,523
   131               Various           Lodging                                4,900,000                                 4,896,100
   131                33189            Lodging, Limited Service                                                         2,373,867
   131                33030            Lodging, Limited Service                                                         2,522,234
   132                76103            Office                                 4,900,000                                 4,871,941
   133                95014            Office                                 4,800,000                                 4,790,953
   134                80524            Lodging, Full Service                  4,800,000                                 4,786,010
   135                71291            Multifamily                            4,800,000                                 4,783,146
   136                70094            Industrial                             4,750,000                                 4,747,234
   137                8054             Office                                 4,750,000                                 4,743,393
   138                29201            Office                                 4,750,000                                 4,732,467
   139                79902            Medical Office                         4,700,000                                 4,700,000
   140                91403            Multifamily                            4,700,000                                 4,693,284
   141                44321            Credit Lease                           4,596,528                                 4,579,531
   142                70123            Industrial                             4,520,000                                 4,511,607
   143                33426            Medical Office                         4,500,000                                 4,497,921
   144                78744            Lodging, Extended Stay                 4,500,000                                 4,495,798
   145                46545            Lodging, Limited Service               4,500,000                                 4,495,798
   146                20794            Mobile Home Park                       4,500,000                                 4,495,655
   147                22032            Industrial                             4,500,000                                 4,495,509
   148                77075            Multifamily                            4,500,000                                 4,491,484
   149                17602            Lodging, Full Service                  4,500,000                                 4,479,941
   150                29223            Credit Lease                           4,485,916                                 4,469,298
   151                36701            Credit Lease                           4,465,692                                 4,441,452
   152                02072            Credit Lease                           4,420,015                                 4,420,015
   153                80303            Lodging, Full Service                  4,400,000                                 4,396,316
   154                40391            Retail, Unanchored                     4,400,000                                 4,385,245
   155                21701            Office                                 4,300,000                                 4,295,994
   156                94501            Multifamily                            4,250,000                                 4,244,735
   157                44130            Multifamily                            4,225,000                                 4,222,767
   158                7762             Multifamily                            4,225,000                                 4,220,948
   159                1603             Retail, Anchored                       4,200,000                                 4,185,833
   160                97035            Multifamily                            4,160,000                                 4,157,320
   161                55077            Credit Lease                           4,158,175                                 4,142,785
   162                80033            Lodging, Limited Service               4,100,000                                 4,088,531
   163                63801            Retail, Single Tenant                  4,100,000                                 4,086,699
   164                90404            Lodging, Limited Service               4,062,000                                 4,062,000
   165                85308            Credit Lease                           4,037,429                                 4,025,692
   166                94565            Mobile Home Park                       4,010,317                                 4,005,551
   167                7960             Multifamily                            4,000,000                                 3,996,077
   168                7652             Retail, Single Tenant                  4,000,000                                 3,978,892
   169                91723            Office                                 3,975,000                                 3,966,563
   170                22314            Multifamily                            4,000,000                                 3,906,159
   171               Various           Credit Lease                           3,907,904                                 3,884,658
   171                31204            Credit Lease                                                                     1,757,345
   171                30337            Credit Lease                                                                     2,127,313
   172                92656            Credit Lease                           3,857,523                                 3,846,309
   173                75062            Retail, Anchored                       3,850,000                                 3,844,619
   174                95758            Health Club                            3,850,000                                 3,844,492
   175                34208            Medical Office                         3,825,000                                 3,818,129
   176                48167            Credit Lease                           3,800,000                                 3,788,953
   177                3301             Credit Lease                           3,753,796                                 3,733,234
   178                60515            Credit Lease                           3,700,000                                 3,689,244
   179                15275            Credit Lease                           3,700,000                                 3,689,244
   180                21201            Credit Lease                           3,642,146                                 3,607,480
   181                54650            Credit Lease                           3,611,276                                 3,597,915
   182                95827            Office                                 3,600,000                                 3,592,963
   183                90404            Office                                 3,500,000                                 3,496,921
   184                92630            Self-Storage                           3,500,000                                 3,492,847
   185                48180            Credit Lease                           3,400,000                                 3,390,116
   186                32703            Retail, Anchored                       3,400,000                                 3,383,902
   187                71322            Credit Lease                           3,460,000                                 3,375,192
   188                10118            Multifamily                            3,350,000                                 3,342,509
   188                10118            Multifamily                                                                      1,905,230
   188                10118            Multifamily                                                                      1,437,279
   189                33444            Industrial                             3,300,000                                 3,297,043
   190                11225            Retail, Single Tenant                  3,300,000                                 3,296,842
   191                95833            Health Club                            3,300,000                                 3,295,279
   192                55416            Lodging, Limited Service               3,300,000                                 3,293,409
   193                48066            Credit Lease                           3,300,000                                 3,290,407
   194                85710            Retail, Unanchored                     3,300,000                                 3,285,872
   195                19808            Multifamily                            3,246,584                                 3,244,834
   196                64138            Credit Lease                           3,199,066                                 3,189,766
   197               Various           Office                                 3,200,000                                 3,188,665
   197                2072             Office                                                                             647,698
   197                2072             Office                                                                             896,812
   197                2332             Office                                                                           1,145,927
   197                2332             Office                                                                             498,229
   197                2332             Office                                                                                  --
   198                3106             Credit Lease                           3,202,783                                 3,185,239
   199                27576            Lodging, Limited Service               3,200,000                                 3,178,901
   200                44103            Credit Lease                           3,204,545                                 3,174,044
   201                72956            Multifamily                            3,150,000                                 3,150,000
   202                77373            Retail, Anchored                       3,100,000                                 3,095,773
   203                90038            Retail, Unanchored                     3,100,000                                 3,088,350
   204                10461            Retail, Unanchored                     3,000,000                                 2,997,624
   205                92633            Mobile Home Park                       3,000,000                                 2,996,226
   206                85224            Mobile Home Park                       3,000,000                                 2,993,292
   207                48391            Credit Lease                           2,984,575                                 2,975,899
   208                33619            Retail, Anchored                       2,925,000                                 2,918,815
   209                33903            Lodging, Limited Service/Rest          2,911,250                                 2,908,162
   209                33903            Lodging, Limited Service                                                         1,744,897
   209                33903            Restaurant                                                                       1,163,265
   210                8873             Medical Office                         2,880,000                                 2,877,268
   211                32569            Credit Lease                           2,894,746                                 2,867,198
   212                37129            Credit Lease                           2,800,000                                 2,791,860
   213                14221            Lodging, Limited Service               2,775,000                                 2,772,604
   214                33069            Industrial                             2,750,000                                 2,745,074
   215                48302            Credit Lease                           2,746,881                                 2,736,245
   216                30341            Office                                 2,725,000                                 2,721,394
   217               Various           Assisted Living Facility               2,720,000                                 2,707,586
   217                4083             Assisted Living Facility                                                           676,897
   217                4073             Assisted Living Facility                                                           676,897
   217                4073             Assisted Living Facility                                                           676,897
   217                4083             Assisted Living Facility                                                           676,897
   218                10013            Office                                 2,700,000                                 2,696,533
   219                86301            Credit Lease                           2,700,000                                 2,692,151
   220                11773            Retail, Unanchored                     2,700,000                                 2,676,535
   221                2048             Office                                 2,600,000                                 2,592,147
   221                2048             Office                                                                             907,251
   221                2048             Office                                                                           1,684,895
   222                16804            Credit Lease                           2,570,801                                 2,560,318
   223                36830            Credit Lease                           2,730,000                                 2,537,596
   224                90038            Retail, Unanchored                     2,536,000                                 2,533,444
   225                92083            Retail, Unanchored                     2,520,000                                 2,518,764
   226                14467            Lodging, Limited Service               2,503,000                                 2,500,839
   227                98251            Mobile Home Park                       2,500,000                                 2,500,000
   228                53140            Industrial                             2,500,000                                 2,483,072
   229                43235            Lodging, Limited Service               2,475,000                                 2,472,863
   230                12154            Retail, Anchored                       2,440,000                                 2,439,124
   231                7601             Industrial                             2,440,000                                 2,437,803
   232                80915            Lodging, Limited Service               2,400,000                                 2,400,000
   233                3051             Industrial                             2,400,000                                 2,397,703
   234                37922            Lodging, Limited Service               2,396,000                                 2,393,956
   235                30050            Credit Lease                           2,399,340                                 2,391,354
   236                77017            Retail, Unanchored                     2,380,000                                 2,376,990
   237                28779            Lodging, Limited Service               2,350,000                                 2,334,582
   238                38635            Lodging, Limited Service               2,318,000                                 2,316,187
   238                38635            Lodging, Limited Service                                                         1,213,682
   238                38635            Lodging, Limited Service                                                         1,102,505
   239                76021            Credit Lease                           2,330,926                                 2,303,898
   240                85215            Retail, Unanchored                     2,300,000                                 2,298,740
   241                70363            Credit Lease                           2,308,632                                 2,290,248
   242                92376            Multifamily                            2,275,000                                 2,273,683
   243                94520            Mobile Home Park                       2,271,964                                 2,269,017
   244                29928            Retail, Unanchored                     2,250,000                                 2,250,000
   245                30201            Mobile Home Park                       2,250,000                                 2,241,423
   246                30189            Credit Lease                           2,235,903                                 2,232,279
   247                48217            Credit Lease                           2,242,105                                 2,226,480
   248                44231            Credit Lease                           2,226,058                                 2,204,870
   249                48302            Credit Lease                           2,204,187                                 2,198,478
   250                32216            Lodging, Limited Service               2,200,000                                 2,196,770
   251                29442            Retail, Anchored                       2,200,000                                 2,195,723
   252                21117            Office                                 2,200,000                                 2,187,977
   253                39564            Lodging, Limited Service               2,200,000                                 2,181,233
   254                75214            Multifamily                            2,150,000                                 2,140,788
   255                85283            Retail, Unanchored                     2,125,000                                 2,115,958
   256                25303            Lodging, Limited Service               2,100,000                                 2,098,187
   257                1119             Retail, Anchored                       2,100,000                                 2,097,999
   258                93030            Mobile Home Park                       2,100,000                                 2,096,812
   259                44102            Credit Lease                           2,039,609                                 2,026,436
   260                36863            Lodging, Limited Service               2,025,000                                 2,018,641
   261                13057            Lodging, Limited Service               2,017,000                                 2,015,259
   262                20004            Office                                 2,000,000                                 2,000,000
   263                84663            Mobile Home Park                       2,000,000                                 1,997,464
   264                10011            Office                                 2,000,000                                 1,989,083
   265                33441            Multifamily                            2,000,000                                 1,986,880
   266                17363            Retail, Anchored                       2,000,000                                 1,983,477
   267                85635            Multifamily                            2,050,000                                 1,976,125
   268                28202            Office                                 1,925,000                                 1,918,982
   269                90603            Multifamily                            1,900,000                                 1,899,042
   270                23455            Lodging, Limited Service               1,900,000                                 1,898,625
   271                23462            Industrial                             1,900,000                                 1,896,336
   271                23462            Industrial                                                                         891,278
   271                23462            Industrial                                                                       1,005,058
   272                23462            Industrial                             1,875,000                                 1,864,932
   273                23320            Industrial                             1,875,000                                 1,854,093
   274                92805            Office                                 1,820,000                                 1,814,577
   275                4210             Credit Lease                           1,814,505                                 1,792,879
   276                44707            Credit Lease                           1,785,739                                 1,768,742
   277                48084            Medical Office                         1,760,000                                 1,758,032
   278                14043            Retail, Single Tenant                  1,750,000                                 1,750,000
   279                48030            Credit Lease                           1,757,897                                 1,745,647
   280                2111             Retail, Unanchored                     1,750,000                                 1,741,444
   281                10017            Multifamily                            1,725,000                                 1,723,404
   282                93309            Self-Storage                           1,720,000                                 1,716,650
   283                79907            Mobile Home Park                       1,720,000                                 1,716,431
   284                29483            Retail, Anchored                       1,700,000                                 1,694,537
   285                14043            Retail, Single Tenant                  1,650,000                                 1,650,000
   286                30260            Credit Lease                           1,613,698                                 1,592,986
   287                90401            Retail, Unanchored                     1,575,000                                 1,574,269
   288                94518            Mobile Home Park                       1,529,310                                 1,527,326
   289                72032            Multifamily                            1,520,000                                 1,520,000
   290                10598            Medical Office                         1,520,000                                 1,515,454
   291                75116            Retail, Unanchored                     1,500,000                                 1,500,000
   292                43613            Multifamily                            1,500,000                                 1,499,132
   293                2115             Retail, Unanchored                     1,500,000                                 1,496,975
   294                84062            Self-Storage                           1,500,000                                 1,496,899
   295                66204            Self-Storage                           1,500,000                                 1,496,683
   296                88435            Lodging, Limited Service               1,440,000                                 1,435,822
   297                23320            Industrial                             1,410,000                                 1,407,317
   298                92630            Office                                 1,400,000                                 1,395,703
   299            14840& 14514         Retail, Single Tenant                  1,400,000                                 1,388,001
   299                14840            Retail, Single Tenant                                                              805,041
   299                14514            Retail, Single Tenant                                                              582,961
   300                92673            Office                                 1,368,750                                 1,364,211
   301                92509            Retail, Unanchored                     1,365,000                                 1,362,508
   302               Various           Mobile Home Park                       1,350,000                                 1,349,263
   302                13069            Mobile Home Park                                                                 1,019,443
   302                14525            Mobile Home Park                                                                   329,820
   303                22202            Multifamily                            1,350,000                                 1,347,108
   304                10303            Multifamily                            1,300,000                                 1,298,750
   305                12701            Credit Lease                           1,334,000                                 1,292,665
   306                91606            Multifamily                            1,280,000                                 1,275,162
   307                85009            Multifamily                            1,250,000                                 1,246,111
   308                33328            Mobile Home Park                       1,200,000                                 1,197,312
   309                14750            Retail, Single Tenant                  1,200,000                                 1,193,336
   310                14510            Credit Lease                           1,216,000                                 1,179,598
   311                91311            Retail, Unanchored                     1,180,000                                 1,179,455
   312                74145            Self-Storage                           1,150,000                                 1,148,919
   313                28751            Lodging, Limited Service               1,150,000                                 1,142,455
   314                42104            Lodging, Limited Service               1,100,000                                 1,098,419
   315                77061            Industrial                             1,075,000                                 1,067,368
   316                33305            Office/Retail                          1,050,000                                 1,048,975
   317                92408            Industrial                             1,050,000                                 1,046,921
   318                46224            Retail, Unanchored                     1,050,000                                 1,044,845
   319                33328            Mobile Home Park                       1,000,000                                   997,731
   320               Various           Multifamily                            1,000,000                                   997,168
   320                10472            Multifamily                                                                        662,404
   320                10457            Multifamily                                                                        334,763
   321                2210             Office                                 1,000,000                                   997,039
   322                92201            Mobile Home Park                         960,000                                   958,180
   323                1752             Multifamily                              900,000                                   898,560
   324                90731            Office                                   708,000                                   707,174





                               Cut-off Date
                                  Principal
  Loan #                       Balance/Unit       1995 NOI      1996 NOI        1997 NOI
  -----                        ------------      ----------    ----------       ----------
    1                               78           16,161,977    15,148,415       16,283,944
    1                              129              382,207       398,577          350,276
    1                              208              365,204       385,095          365,650
    1                              110              767,662       832,186          889,725
    1                               45              883,627       424,423          520,739
    1                               69            2,003,612     1,652,618        1,834,161
    1                              104            1,535,368     1,605,581        1,612,033
    1                               93            1,710,535     1,411,998        1,425,529
    1                               73               90,454        99,548           97,634
    1                               65            1,597,907     1,492,036        1,641,532
    1                               72            1,678,226     1,553,023        1,648,197
    1                              192              819,038       897,164        1,028,207
    1                              105            1,098,717     1,149,529        1,472,972
    1                               78            1,263,052     1,229,753        1,302,910
    1                               70              478,856       507,757          524,520
    1                               51            1,487,512     1,509,127        1,569,859
    2                               34            2,823,824     4,996,700        5,374,143
    2                               36                   --            --          629,904
    2                               27                   --            --               --
    2                               45                   --            --          422,692
    2                               39              934,959     1,014,104               --
    2                               34                   --       452,823               --
    2                               49                   --       243,394          487,586
    2                               52                   --            --          191,295
    2                               50                   --            --               --
    2                               34                   --            --               --
    2                               29                   --     1,424,105               --
    2                               25                   --            --          417,394
    2                               37                   --            --          433,671
    2                               30              799,552       745,533          765,513
    2                               33                   --            --               --
    2                               32                   --            --               --
    2                               32                   --            --          629,339
    2                               32              702,332       724,506          650,944
    2                               33                   --            --               --
    2                               36                   --            --          326,644
    2                               19              386,981       392,235          419,161
    2                               43                   --            --               --
    3                          205,479           10,967,000    15,010,000       16,471,000
    4                               66                   --     9,497,425       10,027,785
    4                               73                   --       665,185          765,154
    4                               91                   --     2,417,477        2,483,401
    4                               74                   --     2,935,947        2,932,469
    4                               47                   --     1,213,277        1,398,586
    4                               52                   --     2,265,539        2,448,175
    5                          171,263                   --            --               --
    6                              146            6,461,642     6,986,039        7,809,391
    7                              124            9,313,937     9,032,554        9,372,751
    8                               87                   --        18,928        3,149,494
    9                              144            5,055,339     4,674,954        5,076,174
    10                             123                   --            --        3,879,824
    10                             111                   --            --        3,879,824
    10                             219                   --            --               --
    11                             130                   --            --               --
    12                              48                   --     3,268,961        3,362,565
    13                          58,330            3,067,110     3,467,280        3,849,889
    14                          23,836            3,310,493     3,245,009               --
    15                              47                   --            --               --
    15                              33                   --            --               --
    15                              74                   --            --               --
    15                              54                   --            --               --
    15                              50                   --            --               --
    15                              51                   --            --               --
    15                              51                   --            --               --
    16                             121                   --            --               --
    17                             107                   --            --               --
    18                          24,318            1,868,162     1,856,753        2,118,000
    18                          20,046              731,029       695,866          775,767
    18                          32,290              541,531       474,167          529,153
    18                          25,680              595,602       686,720          813,080
    19                          25,731            3,036,255     3,174,967        3,331,477
    19                          15,866              179,914       229,960          246,632
    19                          15,573              109,088        82,318          157,461
    19                          18,603              203,742       210,938          208,638
    19                          13,866              135,070       223,976          195,011
    19                          18,927              375,862       291,494          358,215
    19                          23,563              203,922       236,238          246,565
    19                          36,821              417,243       467,404          486,749
    19                          46,320              628,232       594,063          603,045
    19                          27,960              285,596       303,529          299,949
    19                          36,698              497,586       535,047          529,212
    20                             233                   --            --               --
    20                             142                   --            --               --
    20                             231                   --            --               --
    20                             255                   --            --               --
    20                             248                   --            --               --
    20                             268                   --            --               --
    20                             224                   --            --               --
    20                             238                   --            --               --
    20                             266                   --            --               --
    21                          46,349            2,408,103     3,703,924        1,436,920
    21                          56,619                   --     1,261,914               --
    21                          32,859              834,957       757,111               --
    21                          49,019            1,573,146     1,684,899        1,436,920
    22                         116,132                   --     2,617,760        3,161,377
    23                          84,064                   --            --               --
    24                          43,306            1,771,731     1,847,918        2,106,639
    24                          35,066            1,463,854     1,543,250        1,735,453
    24                          32,299              307,877       304,668          371,186
    25                             267                   --            --               --
    26                          40,868            1,440,481     1,410,313        1,721,119
    27                             222                   --            --               --
    28                          32,627            1,532,506     1,521,572        1,749,970
    29                              74            1,772,010       332,039        1,799,455
    30                             175            1,799,855     1,777,978        1,970,605
    31                          20,400            2,015,887     1,940,853        1,428,479
    31                          14,461              582,871       526,943          533,927
    31                          16,170              221,288       247,850          256,539
    31                          14,563              182,297       201,914          213,639
    31                          14,376              216,948       196,895               --
    31                          15,158              153,440       154,527          219,292
    31                          14,228              199,667       185,643          205,082
    31                          16,461              459,376       427,081               --
    32                              23                   --            --               --
    33                              78            2,072,607     2,025,541        2,218,628
    34                             297            1,559,459     1,540,201        1,604,846
    35                          28,291            2,812,131     2,749,568               --
    35                          27,592            1,169,794       723,574               --
    35                          33,108              642,249       719,907               --
    35                          26,836              124,035       496,954               --
    35                          45,125              426,811       421,788               --
    35                          31,382              408,592       325,680               --
    35                           6,391               40,650        61,665               --
    36                              66            1,475,536     1,501,118               --
    36                              70
    36                              62
    37                          38,184            1,370,980     1,474,709        1,546,432
    38                          39,640            2,028,150     2,475,470        2,456,320
    39                             169                   --            --               --
    40                          54,350                   --            --        2,559,000
    41                          34,863            1,601,653     1,625,595        1,635,479
    42                             182                   --            --               --
    43                          33,018            1,209,519     1,251,162        1,358,040
    44                         202,987            1,904,147     3,016,586        3,077,393
    45                          17,734            1,441,537     1,571,825        1,478,733
    46                             313                   --            --               --
    47                          39,906            1,637,895     1,563,909               --
    48                              91                   --            --          804,896
    49                              78            1,200,907     1,396,358        1,589,184
    50                             204                   --            --               --
    51                              70              975,223       882,198        1,401,272
    51                              70              975,223       882,198        1,401,272
    51                              70                   --            --               --
    52                              89            1,342,566     1,367,920        1,498,133
    52                             102            1,023,329     1,029,173        1,138,769
    52                              63              319,237       338,747          359,364
    53                          38,362            1,247,307     1,148,267               --
    54                              46                   --            --               --
    54                              47                   --            --               --
    54                              38                   --            --               --
    54                              94                   --            --               --
    54                              22                   --            --               --
    54                              29                   --            --               --
    54                              32                   --            --               --
    55                              70                   --            --               --
    56                          39,286
    57                          26,638            1,374,376     1,210,900        1,232,919
    58                             102                   --            --               --
    59                          28,289            1,344,662     1,235,016        1,133,765
    60                          32,350              743,638       871,561               --
    61                          48,735              490,568     1,335,155        1,322,901
    61                          57,722              490,568       639,319          634,208
    61                          40,973                   --       695,836          688,693
    62                             283            1,297,967     1,218,711        1,272,718
    63                              74            1,071,167     1,115,092        1,162,316
    64                          52,437            1,021,122     1,137,258        1,391,320
    64                          41,969              371,006       438,021          518,083
    64                          61,914              650,116       699,237          873,237
    65                          22,119              998,687       624,074               --
    66                          17,796            1,457,179     1,312,289               --
    67                          26,090                   --       205,051          942,523
    68                          40,207              826,057       805,123               --
    69                          52,184              184,703     1,037,685        1,196,375
    70                          36,563              386,068            --        1,452,043
    70                          41,806                   --            --          662,076
    70                          33,392              386,068            --          294,114
    70                          33,766                   --            --          495,853
    71                              83                   --            --               --
    72                          27,623            1,066,899     1,150,712        1,153,022
    73                          66,346              800,767       787,584               --
    74                          28,819                   --       867,074          880,455
    74                          25,727                   --       518,885          523,277
    74                          34,436                   --       348,189          357,178
    75                              66            1,007,096     1,030,398               --
    76                              65                   --            --               --
    77                             183                   --            --               --
    78                          29,704              742,304       921,919          998,288
    79                              86            1,049,387     1,029,368        1,034,964
    80                          49,953              981,899     1,261,358        1,414,950
    81                              71                   --            --               --
    82                             107              855,800       843,867               --
    83                          34,980              213,587       204,290          284,524
    83                          37,579                   --            --               --
    83                          28,184               16,501        13,279           41,864
    83                          37,747                   --            --               --
    83                          42,679                   --            --               --
    83                          29,335                   --            --               --
    83                          33,492                   --            --               --
    83                          40,766                   --            --               --
    83                          36,908                   --            --               --
    83                          36,908                   --            --               --
    83                          36,237                   --            --               --
    83                          30,868               45,428        45,130           50,176
    83                          30,197              106,984       107,393           97,959
    83                          34,895                   --            --           56,032
    83                          34,224               44,674        38,488           38,493
    83                          44,793                   --            --               --
    84                              59            1,285,339     1,193,395          699,077
    85                          39,584              868,191       948,751          937,478
    86                              76            1,028,399       798,677          950,323
    87                          53,939            1,282,388     1,777,131        1,816,987
    88                         108,047              661,882       607,866               --
    89                          20,038            1,174,293       772,466               --
    90                             185                   --            --               --
    91                          23,605              673,426     1,155,541        1,341,340
    91                          37,525              425,385       873,934          890,672
    91                          17,581               16,460       112,749          220,167
    91                          13,406              231,581       168,858          230,501
    92                              96              907,693       959,774          961,301
    93                          53,479
    94                          50,095                   --            --               --
    94                          53,427                   --            --               --
    94                          46,620                   --            --               --
    95                          34,114              647,183     1,017,365        1,293,978
    96                          39,511            1,818,102     1,927,144        2,167,016
    97                          38,852            1,497,722     1,359,438        1,423,488
    98                          34,953              778,793       803,878        1,000,102
    99                          32,757              562,494       514,245          689,225
   100                          26,506              909,096     1,199,732        1,484,803
   100                          18,736
   100                          35,372
   100                          30,050
   100                          24,893
   101                          28,971              867,689       808,671          930,388
   102                              97              869,706       978,638          774,131
   102                              78
   102                             123
   103                              73                   --            --          770,251
   104                          55,984              899,292     1,397,066        1,241,895
   105                             161                   --            --               --
   106                          52,850              858,004     1,082,145               --
   107                         101,991              969,138     1,183,502        1,191,775
   108                              62                   --        98,304               --
   109                             122                   --            --               --
   110                          47,525            1,122,000     1,151,000        1,278,000
   111                          50,758              110,447       148,682          255,558
   112                             147                   --            --               --
   113                              33              173,374       370,192          647,619
   114                          23,397                   --       562,652               --
   115                              73            1,052,413       987,331               --
   116                          47,088              707,018       743,411          773,782
   117                             113                   --            --               --
   118                          36,864                   --       547,890          594,086
   119                          27,686              669,781       646,927          657,950
   120                             110                   --            --          267,950
   120                             110
   120                             110
   121                              73              656,967       572,996          679,557
   122                          42,040              492,277       484,069          523,338
   123                          49,020                   --            --          515,008
   124                              33              536,917       649,642               --
   125                          27,083              514,606       594,263          612,083
   126                             146                   --         9,520          140,620
   127                              72              516,597       487,224          530,528
   128                              62              583,063       498,732               --
   129                          29,643              401,462       403,805          472,321
   130                          22,165              318,221       388,608          538,651
   131                          16,212            1,091,112       962,154        1,175,950
   131                          15,415              519,396       386,385          457,230
   131                          17,042              571,716       575,769          718,720
   132                              55                   --            --          625,910
   133                             177              217,858       237,164               --
   134                          24,418              721,681       633,412          582,996
   135                          29,166              569,632       581,210               --
   136                              20              651,565       656,515          616,206
   137                              69              605,511       612,094          586,414
   138                              47              555,073       701,017          651,589
   139                              99              566,298       608,383          598,139
   140                          45,128              580,479       617,972          559,053
   141                             100                   --            --               --
   142                              23                   --       565,878          582,132
   143                             119                   --        97,824          296,509
   144                          68,118                   --       -24,703          683,031
   145                          57,638                   --       544,156          676,841
   146                          25,837                   --       552,454          637,699
   147                              53              541,246       547,394          636,422
   148                          38,720              300,855       430,318          473,918
   149                          20,180            1,422,000     1,344,000        1,286,000
   150                              99                   --            --               --
   151                             101                   --            --               --
   152                             196                   --            --               --
   153                          26,644            1,107,000     1,067,000        1,027,000
   154                              34              286,608       461,683          473,887
   155                              77              777,827       820,941          603,405
   156                          45,642              512,547       640,344          604,681
   157                          19,194              526,604       552,975          462,749
   158                          51,475              426,461       422,452          428,309
   159                              21            1,225,037     1,031,264        1,138,097
   160                          88,454                   --            --               --
   161                             109                   --            --               --
   162                          33,790              502,451       550,731          594,753
   163                              43              502,061       502,115          501,528
   164                          35,632              998,593     1,169,787        1,308,230
   165                             153                   --            --               --
   166                          25,677                   --            --          321,322
   167                          51,232              442,765       444,535          466,334
   168                              72                   --       650,116               --
   169                              67                   --       522,613          527,760
   170                          16,765              859,105       860,990               --
   171                             181                   --            --               --
   171                             156                   --            --               --
   171                             188                   --            --               --
   172                             148                   --            --               --
   173                              51              410,881       492,824               --
   174                             120                   --            --               --
   175                              66                   --        57,105          144,900
   176                             146                   --            --               --
   177                             134                   --            --               --
   178                             141                   --            --               --
   179                             142                   --            --               --
   180                             172                   --            --               --
   181                              80                   --            --               --
   182                              88              376,734       474,665          503,434
   183                             159                   --            --          496,075
   184                              43              438,694       395,283          455,131
   185                             130                   --            --               --
   186                              37                   --            --          433,812
   187                              70                   --            --               --
   188                          66,850              382,148       411,621          426,124
   188                          56,036
   188                          89,830
   189                              25              468,859       440,584          420,437
   190                             150                   --            --               --
   191                             100              661,292       705,455          680,429
   192                          30,215              210,396       599,575          745,818
   193                             130                   --            --               --
   194                              77              320,130       331,191               --
   195                          26,168              310,080       357,363          351,231
   196                             122                   --            --               --
   197                              42              423,266       458,897          509,474
   197                              72
   197                              51
   197                              48
   197                              50
   197                              --
   198                             131                   --            --               --
   199                          39,736              631,507       712,698          644,626
   200                             295                   --            --               --
   201                          23,507              279,404       359,204          352,910
   202                              29              388,896       395,992               --
   203                             145              457,028       427,667               --
   204                             166              418,253       445,867          462,268
   205                          26,283              275,100       213,846          275,477
   206                          16,911                   --       337,321          376,895
   207                             114                   --            --               --
   208                              25              176,722       229,366          272,672
   209                                              653,767       550,623          566,805
   209                          13,739
   209                             269
   210                              88              287,731       271,024          433,752
   211                             263                   --            --               --
   212                             124                   --            --               --
   213                          27,726              409,815       453,326          467,606
   214                              37              266,749       277,283          264,153
   215                             245                   --            --               --
   216                              70              348,131       359,323          371,673
   217                          39,240              193,668       290,704               --
   217                          13,272              193,668       290,704               --
   217                         112,816                   --            --               --
   217                         112,816                   --            --               --
   217                         112,816                   --            --               --
   218                              96              145,274       371,201          443,672
   219                             122                   --            --               --
   220                              88              466,961       471,494          461,653
   221                              46                   --       165,888               --
   221                              46
   221                              46
   222                              80                   --            --               --
   223                              58                   --            --               --
   224                             144              348,501       306,454          326,228
   225                             105              294,383       343,662          321,210
   226                          25,261              444,679       399,414          459,483
   227                          23,585              238,459       245,315          279,929
   228                               8                   --            --               --
   229                          24,729              333,894       397,979          426,867
   230                              67                   --            --          288,204
   231                              29              420,094       358,882          390,751
   232                          21,053              346,358       419,126          477,825
   233                              48                   --            --               --
   234                          22,800              426,522       409,882          371,776
   235                             219                   --            --               --
   236                              36                   --       275,432          259,162
   237                          32,881              502,282       498,307               --
   238                          26,320                   --       517,098          511,415
   238                          25,285              325,110       270,115
   238                          27,563                            246,983
   239                             166                   --            --               --
   240                              93              109,062       136,922          279,445
   241                             210                   --            --               --
   242                          37,895              249,648       295,284          281,670
   243                          29,468              187,867       202,351          229,390
   244                              59              219,090       254,624          309,625
   245                          11,494              242,844       161,194               --
   246                             220                   --            --               --
   247                             199                   --            --               --
   248                             205                   --            --               --
   249                             220                   --            --               --
   250                          12,204              458,690       486,770          432,139
   251                              38              326,397       317,754          335,336
   252                              54              323,422       318,651          318,071
   253                          33,557                   --            --               --
   254                          13,215              232,615       234,563          217,331
   255                              40              165,654       283,136               --
   256                          20,570              314,403       312,951          382,668
   257                              46              114,776       248,067          251,237
   258                          14,264                   --            --               --
   259                             181                   --            --               --
   260                          18,866              297,953       405,366               --
   261                          20,153              360,837       339,511          386,203
   262                              84              263,358       241,822          242,058
   263                          17,835                   --         5,197          155,262
   264                              40              244,144       237,726          247,498
   265                          24,836              239,999       237,902               --
   266                              54              373,532       350,586               --
   267                          15,438              318,131       260,575          266,521
   268                              81              217,737       250,160          283,833
   269                          52,751                   --            --               --
   270                          18,256              379,405       315,687          340,533
   271                              47              285,252       292,039          307,947
   271                              45
   271                              49
   272                              76              234,320       234,511          233,494
   273                              30              253,667       267,057          277,616
   274                              59              136,482       173,204               --
   275                             160                   --            --               --
   276                             165                   --            --               --
   277                             142              130,841       183,664               --
   278                              26              226,445       212,372          229,292
   279                             156                   --            --               --
   280                              62                   --            --               --
   281                          25,344              248,770       253,524          293,118
   282                              17              270,274       268,293          252,864
   283                          11,676              171,553       228,130               --
   284                              36              308,194       292,929          305,934
   285                              24              225,727       225,630          215,926
   286                             141                   --            --               --
   287                             184                   --       177,442          203,369
   288                          20,922              152,419       143,763          142,541
   289                          33,043                   --            --               --
   290                              86              234,348       213,767          233,913
   291                              28              193,688       227,052               --
   292                          20,821              187,849       212,189          173,538
   293                             227                   --            --           34,383
   294                              18              185,268       231,130               --
   295                              36               95,394       213,450          249,284
   296                          31,907                   --       363,487          355,995
   297                              51              172,916       180,703          190,625
   298                              72              173,098       160,099               --
   299                             175                   --            --               --
   299                             187
   299                             161
   300                              58              216,259       152,976               --
   301                              60              169,039       194,902          217,464
   302                          10,379              210,337       216,600          201,049
   302                           9,709              181,907       184,906          165,483
   302                          13,193               28,430        31,694           35,566
   303                          40,821              156,314       150,592               --
   304                          24,051              259,762       281,035          288,135
   305                             116                   --            --               --
   306                          30,361                   --       130,032               --
   307                          17,307              118,754       143,990          140,689
   308                          15,156              160,126       191,645          200,104
   309                             209                   --            --               --
   310                             104                   --            --               --
   311                             154              136,717       157,905          165,205
   312                              18              144,487       160,654          163,511
   313                          11,201                   --       258,222               --
   314                          14,082              503,484       438,578          359,697
   315                              21              179,400       179,650          179,400
   316                              38                   --       175,634          172,191
   317                              26                   --       180,231          171,411
   318                              37                   --       156,041          205,554
   319                          13,128              152,991       162,766          138,065
   320                          19,552                   --            --               --
   320                          22,842                   --            --               --
   320                          15,217                   --            --               --
   321                              25             -161,962        27,815          101,815
   322                          11,544              132,730       139,014          148,560
   323                          23,646                   --       195,472          192,921
   324                              49                   --        71,191           86,493







  Loan #   1997 Period        U/W NOI          1995 Rev           1996 Rev          1997 Rev
  ------   -----------        -------          --------           --------          ---------
    1                      15,387,404        20,277,093         19,352,589        20,761,986
    1        12/31/97         442,636           454,726            477,505           465,368
    1        12/31/97         391,204           468,399            481,500           501,064
    1        12/31/97         342,537           938,559          1,005,846         1,103,532
    1        12/31/97         831,224         1,085,497            645,988           752,113
    1        12/31/97       1,721,288         2,542,558          2,290,255         2,374,840
    1        12/31/97       1,624,180         1,862,378          1,949,591         1,944,514
    1        12/31/97       1,401,455         2,046,816          1,741,625         1,776,526
    1        12/31/97          93,718           106,486            115,915           113,995
    1        12/31/97       1,253,311         2,136,105          2,113,847         2,280,712
    1        12/31/97       1,733,048         2,189,102          1,960,768         2,244,902
    1        12/31/97         932,260           935,566          1,055,531         1,158,254
    1        12/31/97       1,231,860         1,370,354          1,442,262         1,787,786
    1        12/31/97       1,204,826         1,560,935          1,523,782         1,645,329
    1        12/31/97         534,570           641,923            654,437           668,369
    1        12/31/97       1,649,287         1,937,689          1,893,737         1,944,682
    2                      16,911,851         3,692,281          6,547,627         6,673,542
    2        12/31/97         603,843                                                791,012
    2                       1,395,348
    2        12/31/97         471,096                                                473,128
    2                       1,080,884         1,199,291          1,385,536
    2                         505,642                              640,937
    2        12/31/97         838,810                              328,224           627,232
    2        12/31/97         877,918                                                224,464
    2                         789,918
    2                       1,194,520
    2                       1,479,821                            1,688,728
    2        12/31/97         546,641                                                601,999
    2        12/31/97         393,956                                                529,957
    2        12/31/97       1,001,400         1,067,272          1,027,959           854,029
    2                       1,736,755
    2                         566,574
    2        12/31/97         390,262                                                773,757
    2        12/31/97         603,710           916,971            945,828           882,627
    2                       1,218,512
    2        12/31/97         557,797                                                374,434
    2        12/31/97         336,067           508,747            530,415           540,903
    2                         322,377
    3        12/31/97      14,639,000        32,711,000         38,147,000        42,425,000
    4                       9,629,006                           17,058,321        17,647,245
    4        12/31/97         671,393                            1,070,065         1,192,489
    4        12/31/97       2,353,501                            4,508,254         4,560,190
    4        12/31/97       2,909,661                            4,245,994         4,235,329
    4        12/31/97       1,349,906                            3,424,219         3,652,180
    4        12/31/97       2,344,545                            3,809,789         4,007,057
    5                       8,609,350
    6        12/31/97       7,546,804         8,537,679          9,155,354        10,137,472
    7        12/31/97       8,819,606        16,919,509         17,010,520        17,086,918
    8        12/31/97       5,276,245                              296,959         5,031,510
    9        12/31/97       5,221,633        10,250,243         10,019,994        10,667,072
    10                      4,716,751                                              4,134,481
    10       12/31/97       3,588,283                                              4,134,481
    10                      1,128,468
    11
    12       12/31/97       3,320,164         4,688,352          4,840,207         4,972,058
    13       12/31/97       3,732,225         8,777,829          9,720,460        10,696,648
    14                      3,419,542         8,782,283          8,810,412
    15                      2,915,691
    15                        717,520
    15                        610,893
    15                        188,817
    15                        503,258
    15                        452,792
    15                        442,411
    16
    17
    18                      2,243,955         4,456,514          4,585,537         4,929,488
    18       12/31/97         857,520         1,888,613          1,856,141         1,986,342
    18       12/31/97         568,852         1,052,874          1,065,245         1,110,210
    18       12/31/97         817,583         1,515,027          1,664,151         1,832,936
    19                      2,933,228         7,818,693          8,270,255         8,644,770
    19       12/31/97         223,823           574,256            638,343           661,778
    19       12/31/97         102,527           515,011            467,439           501,792
    19       12/31/97         201,824           576,911            627,891           656,329
    19       12/31/97         143,124           407,731            537,066           496,562
    19       12/31/97         304,940         1,023,735            985,023         1,109,544
    19       12/31/97         207,148           574,553            649,795           705,953
    19       12/31/97         427,491         1,010,293          1,069,680         1,108,392
    19       12/31/97         611,785         1,319,186          1,293,650         1,274,521
    19       12/31/97         261,568           739,569            770,140           812,187
    19       12/31/97         448,998         1,077,448          1,231,228         1,317,712
    20
    20
    20
    20
    20
    20
    20
    20
    20
    21                      2,941,695         5,750,407          9,191,706         9,142,999
    21       12/31/97       1,048,503                            2,956,730         3,124,167
    21       12/31/97         684,664         2,260,516          2,331,109         2,392,857
    21       12/31/97       1,208,528         3,489,891          3,903,867         3,625,975
    22                      3,207,084                            5,629,424         6,658,703
    23                      2,412,790         7,653,289          7,557,143         7,952,109
    24                      2,024,201         2,996,497          3,044,622         3,324,266
    24       12/31/97       1,585,337         2,408,044          2,464,888         2,657,709
    24       12/31/97         438,864           588,453            579,734           666,557
    25
    26       12/31/97       1,739,155         2,900,692          2,944,383         3,264,090
    27
    28       12/31/97       1,746,510         3,317,724          3,330,157         3,488,582
    29       12/31/97       2,073,463         3,039,403          3,302,594         3,451,323
    30       12/31/97       1,929,064         3,057,310          3,081,584         3,245,343
    31                      2,017,804         4,459,726          4,507,023         2,937,531
    31       12/31/97         530,453         1,061,847          1,030,068         1,049,257
    31       12/31/97         248,778           399,551            431,500           446,725
    31       12/31/97         208,998           345,655            368,012           382,473
    31                        252,530           492,728            507,085
    31       12/31/97         225,094           574,430            607,988           644,575
    31       12/31/97         205,082           379,942            378,828           414,501
    31                        346,869         1,205,573          1,183,542
    32
    33       12/31/97       2,025,085         2,902,037          2,900,442         3,204,253
    34       12/31/97       1,657,263         2,237,545          2,506,961         2,612,168
    35                      2,911,258        13,780,143         14,221,912
    35       12/31/97         869,013         3,842,766          4,080,589         4,404,129
    35       12/31/97         766,556         3,379,731          3,571,810         3,465,919
    35       12/31/97         549,443         2,474,654          2,495,389         2,566,964
    35       12/31/97         353,535         1,908,628          1,873,298         1,926,724
    35       12/31/97         317,165         1,841,463          1,816,291         1,886,529
    35       12/31/97          55,546           332,901            384,535           352,254
    36                      1,422,324         1,543,483          1,543,483
    36
    36
    37       12/31/97       1,634,533         2,399,912          2,573,083         2,673,238
    38       12/31/97       2,209,188         8,120,364          8,791,400         8,924,423
    39
    40       12/31/97       2,132,878                                              7,281,000
    41       12/31/97       1,776,496         2,355,480          2,475,835         2,409,742
    42
    43       12/31/97       1,421,573         2,667,790          2,663,209         2,886,478
    44       12/31/97       2,467,460         5,556,823          6,829,904         7,232,610
    45       12/31/97       1,545,751         3,291,827          3,480,841         3,484,652
    46
    47                      3,115,190         3,488,562          3,466,852
    48       12/31/97       1,641,715                                              1,114,054
    49       12/31/97       1,470,740         2,727,129          2,762,330         2,824,908
    50
    51                      1,579,376         2,150,167          1,641,727         3,027,358
    51       12/31/97       1,579,376         2,150,167          1,641,727         3,027,358
    51
    52                      1,534,577         1,738,275          1,812,563         1,949,861
    52       12/31/97       1,130,154         1,329,879          1,365,312         1,473,519
    52       12/31/97         404,423           408,396            447,251           476,342
    53                      2,665,376         3,442,648          3,677,233
    54
    54
    54
    54
    54
    54
    54
    55                      1,488,475
    56                      2,899,480           527,295            347,840           359,719
    57       12/31/97       1,431,478         2,102,768          2,049,961         2,139,983
    58
    59        3/31/97       2,094,528         2,810,739          2,746,142         2,664,178
    60                      1,841,373         2,740,434          2,878,083
    61                      1,458,560         1,508,383          3,476,810         3,648,441
    61       12/31/97         664,193         1,508,383          1,717,696         1,803,231
    61       12/31/97         794,417                            1,759,114         1,845,210
    62       12/31/97       1,333,478         1,671,330          1,697,240         1,760,593
    63       12/31/97       1,108,979         1,528,981          1,579,601         1,709,376
    64                      1,661,499         2,606,498          2,953,492         3,404,908
    64       12/31/97         663,031         1,038,544          1,220,111         1,304,065
    64       12/31/97         998,468         1,567,954          1,733,381         2,100,843
    65                      1,408,346         2,892,861          2,622,718
    66                      2,321,554         3,180,538          3,234,570
    67       12/31/97       1,342,989                            1,452,341         2,182,118
    68                      1,648,258         1,854,919          1,894,118
    69       12/31/97       1,531,446         3,958,022          4,924,563         5,308,417
    70                      1,437,194           950,694                            3,358,556
    70       12/31/97         500,240                                              1,336,761
    70       12/31/97         317,727           950,694                              988,578
    70       12/31/97         619,227                                              1,033,217
    71                      1,022,826
    72       12/31/97       1,179,090         1,763,476          1,883,561         1,818,679
    73                      1,749,349         1,585,559          1,603,790
    74                        896,552                            1,499,403         1,542,411
    74       12/31/97         520,617                              892,116           918,836
    74       12/31/97         375,935                              607,287           623,575
    75       12/31/97       1,038,429         1,398,773          1,457,997
    76                      1,171,857
    77
    78       12/31/97       1,053,883         1,410,337          1,785,870         1,864,633
    79       12/31/97       1,031,504         1,055,580          1,040,580         1,057,079
    80       12/31/97       1,348,808         2,487,652          2,911,846         3,260,381
    81
    82                        978,625         1,220,037          1,196,930
    83                        948,692           410,128            417,759           509,470
    83                         55,267
    83       12/31/97          36,460            43,170             45,870            63,300
    83                         72,236
    83                         52,340
    83                         50,451
    83                         91,547
    83                        119,949
    83                        105,226
    83                         52,291
    83                         51,924
    83       12/31/97          45,345            69,266             70,690            77,780
    83       12/31/97         108,579           234,229            243,989           241,450
    83       12/31/97          31,098                                                 67,884
    83       12/31/97          31,462            63,463             57,210            59,056
    83                         44,517
    84       12/31/97       1,318,146         1,688,848          1,628,235         1,037,364
    85       12/31/97         937,470         1,501,519          1,604,599         1,623,228
    86       12/31/97       1,016,646         1,250,873          1,192,010         1,243,788
    87       12/31/97       1,426,078         4,246,033          4,876,984         5,208,855
    88                      1,793,528         1,733,906          1,735,179
    89                      1,723,106         2,514,079          2,200,319
    90
    91                      1,337,803         2,453,500          3,734,507         3,952,050
    91       12/31/97         890,672         1,321,367          2,076,708         2,106,477
    91       12/31/97         225,755           264,581            780,171           920,221
    91       12/31/97         221,376           867,552            877,628           925,352
    92       12/31/97         897,275         1,124,469          1,188,821         1,184,961
    93                      2,119,074            49,768             74,656            76,874
    94                        920,605
    94                        492,615
    94                        427,990
    95       12/31/97       1,242,350         5,800,648          6,269,331         7,225,548
    96                      1,884,906         4,533,339          4,710,772         5,099,806
    97       12/31/97       1,180,288         7,716,382          7,678,984         7,849,950
    98       12/31/97         757,487         1,263,148          1,211,852         1,398,914
    99       12/31/97         739,126         1,273,550          1,301,216         1,457,195
   100                      1,373,037         2,104,144          2,501,839         2,904,391
   100
   100
   100
   100
   101       12/31/97         999,406         1,427,577          1,472,388         1,633,397
   102                      1,027,711         1,349,855          1,413,868         1,207,488
   102
   102
   103                        774,599                                              1,021,710
   104                      1,251,797         1,638,030          2,352,958         2,537,264
   105
   106                        960,848         4,262,499          4,467,219
   107                      1,093,465         1,566,779          1,778,518         1,852,751
   108                      1,057,113                              285,062
   109
   110       12/31/97       1,322,095         6,447,000          6,674,000         7,283,000
   111       12/31/97       1,001,004           780,046          1,153,864         1,570,815
   112
   113       12/31/97         866,797         1,971,384          2,486,823         2,711,641
   114                        665,819                            1,507,306
   115                        830,990         1,052,413          1,308,643
   116       12/31/97         787,119         2,674,790          2,763,883         2,984,803
   117
   118       12/31/97         592,798                              864,292           923,426
   119       12/31/97         605,064         1,307,021          1,285,258         1,314,353
   120                        649,824                                                428,963
   120
   120
   121       12/31/97       1,207,719         2,771,388          2,556,594         2,703,711
   122                        509,185           648,654            662,055           690,637
   123       12/31/97         818,945                                              1,260,608
   124                        800,568           631,764            738,187
   125                        656,802         1,205,896          1,305,037         1,296,714
   126       12/31/97         552,760                               37,262           305,562
   127       12/31/97         660,281           661,585            657,242           689,986
   128                        665,654         1,002,065            963,677
   129       12/31/97         491,043           905,077            833,689           925,628
   130       12/31/97         593,314           972,168          1,071,628         1,188,918
   131                        978,209         2,590,437          2,515,307         2,536,246
   131       12/31/97         429,777         1,191,780          1,143,807         1,192,043
   131       12/31/97         548,432         1,398,657          1,371,500         1,344,203
   132       12/31/97         769,177                                              1,210,388
   133                        605,750           300,000            342,780
   134       12/31/97         729,726         2,619,846          2,222,615         2,152,555
   135                        658,862           946,270            960,247
   136       12/31/97         662,183           729,000            734,250           731,916
   137       12/31/97         584,494           880,126            927,020           882,829
   138                        647,484           989,294          1,146,953         1,107,755
   139                        544,726           921,160            965,999           922,295
   140       12/31/97         596,475           905,959            889,239           834,211
   141
   142       12/31/97         534,835                              673,101           696,957
   143       12/31/97         526,033                              216,727           510,494
   144       12/31/97         622,996                              212,949         1,870,156
   145       12/31/97         653,837                            1,626,315         1,854,098
   146       12/31/97         505,635                              866,087           928,757
   147                        580,368           702,130            702,130           764,726
   148       12/31/97         490,424           760,678            814,542           881,056
   149       11/30/97         926,265         4,574,000          4,573,000         4,408,000
   150
   151
   152
   153                      1,015,400         3,577,000          3,405,000         3,358,000
   154       12/31/97         573,097           400,664            590,192           626,195
   155       12/31/97         585,845         1,113,064          1,167,973           904,121
   156                        548,839           724,904            818,874           820,738
   157       12/31/97         547,702         1,034,727          1,076,239         1,065,289
   158       12/31/97         470,801           739,628            778,501           770,646
   159                      1,034,314         1,870,142          1,917,852         1,964,358
   160                        472,048
   161
   162       12/31/97         615,368         1,098,810          1,140,818         1,431,053
   163       12/31/97         476,919           507,399            507,399           507,399
   164                      1,016,879         2,149,060          2,420,418         2,659,341
   165
   166       12/31/97         417,781                                                572,028
   167       12/31/97         511,695           789,090            816,997           825,093
   168                        656,543                              652,896
   169       12/31/97         542,694                              790,677           795,113
   170                        921,415         1,977,608          1,989,587
   171
   171
   171
   172
   173                        584,978           573,265            658,352
   174                        703,136         2,190,753          2,227,283         2,180,105
   175                        487,988                              252,457           389,199
   176
   177
   178
   179
   180
   181
   182       12/31/97         438,768           512,467            589,028           626,605
   183       12/31/97         470,808                                                728,959
   184       12/31/97         517,771           666,074            646,113           722,554
   185
   186       12/20/97         535,521                                                675,304
   187
   188                        404,987           540,690            575,766           583,636
   188
   188
   189       12/31/97         528,955           714,201            678,517           659,210
   190                        442,864
   191       12/31/97         585,946         1,811,081          1,892,055         1,891,972
   192       12/31/97         774,946           514,607          1,381,611         1,733,016
   193
   194                        395,590           553,948            524,706
   195       12/31/97         363,499           792,341            817,756           818,058
   196
   197                        419,675           671,599            743,557           768,365
   197
   197
   197
   197
   197
   198
   199                        625,649         1,237,185          1,308,147         1,348,216
   200
   201                        398,042           432,359            520,334           540,913
   202                        439,583           585,368            592,839
   203                        412,498           493,477            470,732
   204       12/31/97         406,213           498,977            524,713           513,246
   205       12/31/97         341,320           496,897            451,782           547,276
   206                        410,934                              528,787           550,910
   207
   208       12/31/97         424,406           311,674            373,615           439,972
   209                        779,062         2,019,611          1,899,008         1,899,377
   209
   209
   210       12/31/97         380,235           403,191            459,375           587,992
   211
   212
   213       12/31/97         435,266         1,024,896          1,058,642         1,066,535
   214       12/31/97         326,794           318,123            379,845           418,129
   215
   216                        328,124           539,216            554,807           579,075
   217                        453,252         1,046,583          1,329,961
   217                        453,252         1,046,583          1,329,961
   217
   217
   217
   218       12/31/97         391,521           311,056            530,134           597,385
   219
   220                        439,320           622,778            622,355           626,733
   221                        408,321                              478,789
   221
   221
   222
   223                                                             350,636           350,026
   224       12/31/97         305,068           451,606            410,567           402,969
   225       12/31/97         308,886           406,017            429,897           415,166
   226       12/31/97         386,013         1,105,500          1,074,147         1,149,272
   227                        278,329           323,119            340,256           380,036
   228                        608,190
   229       12/31/97         398,675           923,373            968,234           994,534
   230       12/31/97         320,716                                                419,451
   231       12/31/97         291,664           559,910            516,496           552,330
   232                        493,340           778,075            911,925         1,044,978
   233                        326,448
   234       12/31/97         353,719         1,053,820          1,077,730         1,017,461
   235
   236       12/31/97         344,869                              447,812           416,236
   237                        477,526         1,051,705          1,098,989
   238                        462,329           660,280          1,091,614         1,118,897
   238                        199,663           660,280            581,094           525,839
   238                        262,666                --            510,520           593,058
   239
   240       12/31/97         289,786           253,777            279,815           430,766
   241
   242       12/31/97         296,332           396,200            435,125           441,143
   243       12/31/97         233,077           370,246            372,722           390,053
   244                        324,702           353,306            390,459           437,097
   245                        286,170           414,752            461,660
   246
   247
   248
   249
   250       12/31/97         370,689         1,482,937          1,381,128         1,273,091
   251                        330,075           445,877            463,878           487,898
   252                        325,069           538,036            529,875           545,215
   253
   254                        335,532           581,440            696,544           732,674
   255                        315,677           327,175            434,132
   256       12/31/97         375,513           866,054            916,068         1,000,868
   257       12/31/97         286,426           377,736            404,412           422,164
   258                        278,833
   259
   260                        409,214           707,542            743,402
   261       12/31/97         335,395           925,649            948,557           987,703
   262                        270,740           526,999            503,556           471,876
   263       12/31/97         242,435                               14,119           190,863
   264       12/31/97         475,231           527,870            526,562           533,253
   265                        295,015           444,215            457,744
   266                        308,712           431,212            412,015
   267       12/31/97         269,566           574,099            569,932           580,437
   268                        255,521           321,505            361,900           386,129
   269        1/1/01          204,909
   270       12/31/97         302,615           832,751            810,740           803,583
   271                        282,352           335,291            359,952           371,298
   271
   271
   272                        244,086           263,152            265,512           263,471
   273                        269,263           310,246            312,210           334,239
   274                        237,292           332,287            369,790
   275
   276
   277                        225,385           282,016            296,901
   278                        215,796           245,000            245,000           245,000
   279
   280                        328,519
   281       12/31/97         261,851           508,163            536,605           540,645
   282       12/31/97         277,947           387,589            393,973           379,677
   283                        212,402           271,609            381,388
   284                        273,568           361,342            348,243           363,278
   285                        208,787           238,000            238,000           238,000
   286
   287       12/31/97         218,163                              201,216           226,986
   288       12/31/97         156,858           296,141            275,803           282,498
   289                        203,839
   290       11/30/97         217,133           424,858            423,817           440,097
   291                        286,426           255,653            289,034
   292       12/31/97         209,555           327,108            350,614           324,524
   293       12/31/97         177,631                                                 53,333
   294                        255,875           247,119            301,669
   295       12/31/97         252,092           207,337            336,139           389,801
   296                        339,529                              685,981           673,103
   297                        187,752           212,699            231,897           234,354
   298                        189,527           297,849            270,492
   299                        144,761
   299
   299
   300                        203,548           358,699            289,871
   301       12/31/97         204,360           227,398            269,822           264,460
   302                        194,244           296,242            301,602           290,731
   302       12/31/97         162,689           253,042            254,102           237,931
   302       12/31/97          31,555            43,200             47,500            52,800
   303                        161,334           256,610            251,885
   304                        202,078           355,700            365,455           372,555
   305
   306                        189,501                              228,525
   307                        182,723           326,194            360,028           362,895
   308       12/26/97         210,435           269,491            282,076           297,069
   309                        125,178
   310
   311       12/31/97         155,661           176,073            184,847           185,575
   312       12/31/97         152,497           262,056            289,779           274,634
   313                        305,534                              555,300
   314                        360,223           821,714            918,339           853,061
   315                        168,945           202,894            202,898           202,026
   316                        154,224                              302,484           322,549
   317       12/31/97         162,608                              221,273           208,581
   318                        176,449                              232,414           267,632
   319       12/31/97         165,614           249,073            278,061           266,089
   320                        177,856
   320                        126,781
   320                         51,075
   321                        259,470            26,286            278,314           367,298
   322       12/31/97         130,258           268,161            281,537           272,155
   323                        142,565                              284,833           295,918
   324       12/31/97          99,541                              124,428           143,782









  Loan #       U/W Rev      U/W Net Cash Flow    DSCR         Annual Debt Service        Mortgage Rate           Interest Calc.
  ------       -------      ----------------     ----         -------------------        -------------           -------------
    1       20,160,724           14,166,951      1.44         9,828,299                   7.6308                   Actual/360
    1          542,429              416,675
    1          535,457              374,421
    1          555,282              314,306
    1        1,084,016              779,796
    1        2,330,707            1,527,731
    1        1,986,227            1,528,673
    1        1,776,272            1,301,161
    1          111,249               81,388
    1        1,897,077            1,128,919
    1        2,370,596            1,566,031
    1        1,105,691              895,656
    1        1,569,798            1,135,459
    1        1,553,881            1,118,403
    1          690,001              476,734
    1        2,052,041            1,521,598
    2       21,440,651           14,754,671      2.59          5,697,775                   6.775                            30/360
    2          761,954              496,632
    2        1,658,704            1,252,158
    2          575,632              449,380
    2        1,419,863              851,603
    2          738,927              434,147
    2        1,058,144              796,513
    2          976,694              837,027
    2          974,730              736,262
    2        1,464,652              986,181
    2        1,842,100            1,370,530
    2          717,138              474,895
    2          511,730              352,895
    2        1,291,666              773,397
    2        2,328,020            1,434,419
    2          699,344              478,243
    2          520,022              296,394
    2          838,587              493,600
    2        1,502,469            1,149,739
    2          695,886              527,364
    2          452,242              255,135
    2          412,147              308,157
    3       39,133,000           12,683,000      1.63          7,801,936                   8.87                     Actual/360
    4       17,857,887            7,598,087      1.21          6,297,433                   7.25                     Actual/360
    4        1,132,557              552,045
    4        4,462,593            2,027,489
    4        4,242,230            2,384,613
    4        3,786,760              809,659
    4        4,233,747            1,824,281
    5       11,013,350            8,500,600      1.23          6,921,938                   6.573                            30/360
    6        9,813,134            7,392,501      1.47          5,040,120                   7.18                     Actual/360
    7       16,596,600            7,753,231      1.25          6,216,554                   7.59                     Actual/360
    8        7,432,911            5,098,187      1.27          4,768,506                   8.34                     Actual/360
    9       10,954,461            4,584,305      1.21          3,777,900                   7.8                      Actual/360
    10       5,541,518            4,288,123      1.44          2,979,025                   7.22                     Actual/360
    10       3,985,270            3,260,405
    10       1,556,248            1,027,718
    11                                                         2,682,539                   8.9427                           30/360
    12       5,016,438            2,936,255      1.26          2,336,855                   7.63                     Actual/360
    13      10,696,648            3,197,393      1.47          2,177,967                   8.26                     Actual/360
    14       8,921,271            3,169,332      1.65          1,922,631                   6.84                     Actual/360
    15       3,100,198            2,596,940      1.37          1,897,756                   7.61                     Actual/360
    15         739,711              647,408
    15         629,787              548,115
    15         194,657              162,419
    15         518,823              436,330
    15         466,796              407,985
    15         550,424              394,683
    16                                                         1,979,927                   8.2276                           30/360
    17                                                         1,931,040                   8.2276                           30/360
    18       4,967,234            2,037,205      1.21          1,683,402                   7.47                     Actual/360
    18       2,025,873              765,770
    18       1,122,273              528,352
    18       1,819,088              743,083
    19       8,164,931            2,482,197      1.35          1,837,119                   8.08                     Actual/360
    19         640,444              183,915
    19         467,209               79,167
    19         626,582              169,770
    19         484,146              107,567
    19         983,154              250,094
    19         644,358              157,794
    19       1,021,240              376,429
    19       1,357,124              543,929
    19         766,958              223,220
    19       1,173,716              390,312
    20                                                         1,855,964                   8.7829                   Actual/360
    20
    20
    20
    20
    20
    20
    20
    20
    21       8,570,634            2,621,726      1.63          1,608,887                   7.59                     Actual/360
    21       3,054,776            1,035,054
    21       2,356,094              616,386
    21       3,159,764              970,286
    22       6,851,378            2,245,438      1.38          1,626,679                   7.78                     Actual/360
    23       7,620,829            2,031,749      1.33          1,528,443                   7.59                     Actual/360
    24       3,383,976            1,915,003      1.4           1,366,821                   7.07                     Actual/360
    24       2,620,553            1,507,837
    24         763,423              407,166
    25                                                         1,574,925                   7.54                             30/360
    26       3,292,923            1,635,655      1.19          1,378,581                   7.47                     Actual/360
    27                                                         1,529,275                   7.54                             30/360
    28       3,422,814            1,621,510      1.19          1,365,516                   7.47                     Actual/360
    29       3,436,111            2,009,247      1.48          1,316,940                   7.18                     Actual/360
    30       3,245,573            1,760,754      1.29          1,368,603                   7.57                     Actual/360
    31       4,640,882            1,748,804      1.32          1,330,027                   7.28                     Actual/360
    31       1,049,256              462,453
    31         443,208              218,778
    31         381,730              182,998
    31         557,266              221,030
    31         645,842              193,344
    31         414,501              178,582
    31       1,149,079              291,619
    32                                                         1,499,114                   8.84                             30/360
    33       3,015,989            1,956,679      1.49          1,308,816                   7.18                     Actual/360
    34       2,514,109            1,618,454      1.18          1,368,814                   7.83                     Actual/360
    35      14,692,166            2,042,534      1.43          1,427,840                   7.87                     Actual/360
    35       4,401,773              592,729
    35       3,513,635              545,768
    35       2,560,973              388,581
    35       1,938,109              256,629
    35       1,925,912              220,869
    35         351,764               37,958
    36       1,466,314            1,422,324      1.03          1,379,625                   7.56                     Actual/360
    36                                                                                                              Actual/360
    36                                                                                                              Actual/360
    37       2,771,899            1,544,281      1.37          1,130,537                   6.99                     Actual/360
    38       8,680,734            2,009,188      1.57          1,282,463                   7.79                     Actual/360
    39                                                         1,283,966                   8.5596                           30/360
    40       6,809,706            1,792,393      1.48          1,213,476                   7.57                     Actual/360
    41       2,610,570            1,681,337      1.54          1,094,159                   7.15                     Actual/360
    42                                                         1,255,375                   7.54                             30/360
    43       2,893,831            1,321,573      1.2           1,105,489                   7.47                     Actual/360
    44       6,476,044            2,143,658      1.88          1,138,089                   7.53                     Actual/360
    45       3,444,660            1,366,251      1.29          1,056,212                   7.37                     Actual/360
    46                                                         1,202,621                   8.2232                   Actual/360
    47       5,261,770            3,037,190      2.97          1,022,247                   7.24                             30/360
    48       2,022,494            1,510,215      1.22          1,234,455                   7.89                     Actual/360
    49       2,732,808            1,254,113      1.21          1,036,359                   7.46                     Actual/360
    50                                                         1,002,495                   8.2377                   Actual/360
    51       2,095,995            1,542,456      1.34          1,147,978                   8.84                     Actual/360
    51       2,095,995            1,542,456
    51
    52       2,022,742            1,320,173      1.38            953,205                   7.42                     Actual/360
    52       1,477,910              915,750
    52         544,832              404,423
    53       5,251,389            2,590,876      2.46          1,053,409                   6.8                              30/360
    54                                                         1,218,274                   8.4914                           30/360
    54
    54
    54
    54
    54
    54
    55       1,532,056            1,319,567      1.39            947,744                   7.48                     Actual/360
    56       5,436,380            2,813,461      2.79          1,006,036                   6.78                     Actual/360
    57       2,361,644            1,331,478      1.42            937,740                   7.99                     Actual/360
    58                                           1             1,011,543                   8.2276                           30/360
    59       3,735,422            2,004,528      2.04            981,403                   7.31                             30/360
    60       4,154,846            1,764,123      2.36            947,461                   7.02                             30/360
    61       4,186,016            1,365,692      1.54            886,009                   7.49                     Actual/360
    61       1,805,775              788,987
    61       2,380,241              576,705
    62       1,836,231            1,225,588      1.38            885,229                   7.48                     Actual/360
    63       1,667,300            1,073,310      1.48            788,544                   7.18                     Actual/360
    64       4,027,072            1,460,145      1.73            841,709                   7.49                     Actual/360
    64       1,642,252              580,918
    64       2,384,820              879,227
    65       3,468,783            1,302,346      1.58            825,393                   7.86                     Actual/360
    66       4,376,502            2,188,554      2.62            834,109                   7.97                             30/360
    67       2,425,844            1,234,989      1.58            779,751                   7.33                     Actual/360
    68       2,696,605            1,590,008      2.14            741,393                   6.88                             30/360
    69       5,459,951            1,263,417      1.51            837,296                   7.86                     Actual/360
    70       3,311,824            1,271,602      1.5             849,187                   8.12                     Actual/360
    70       1,016,030              449,438
    70         991,671              268,143
    70       1,304,123              554,021
    71       1,350,881              957,680      1.14            841,872                   7.07                     Actual/360
    72       1,863,416            1,088,038      1.51            721,334                   7.15                     Actual/360
    73       2,758,788            1,715,849      2.49            689,800                   7.1                              30/360
    74       1,560,483              880,174      1.15            764,458                   7.79                     Actual/360
    74         905,919              509,689
    74         654,564              370,485
    75       1,443,929              942,581      1.26            750,702                   7.67                     Actual/360
    76       1,210,006            1,012,323      1.39            726,372                   7.48                     Actual/360
    77                                                           800,000                   7.6609                           30/360
    78       1,913,913              981,883      1.43            688,235                   7.07                     Actual/360
    79       1,077,345              878,054      1.23            713,897                   7.51                     Actual/360
    80       3,163,161            1,190,650      1.58            753,108                   7.49                     Actual/360
    81                                                           782,513                   8.8601                           30/360
    82       1,420,307              886,538      1.25            708,954                   7.56                     Actual/360
    83       1,565,739              866,233      1.23            704,831                   7.63                     Actual/360
    83          84,132               50,853
    83          65,983               31,837
    83         114,741               66,387
    83          82,479               48,952
    83          78,546               46,034
    83         144,552               83,235
    83         177,327              111,463
    83         159,486               96,285
    83          81,453               48,375
    83          81,510               47,510
    83          75,981               41,313
    83         240,511               95,117
    83          54,515               27,524
    83          55,268               29,298
    83          69,255               42,050
    84       1,736,172            1,214,444      1.86            651,205                   6.99                     Actual/360
    85       1,634,180              882,258      1.35            652,910                   7.12                     Actual/360
    86       1,341,985              939,246      1.37            683,780                   7.69                     Actual/360
    87       4,389,628            1,206,597      1.72            701,334                   7.37                     Actual/360
    88       3,085,311            1,775,278      2.77            640,926                   7.16                             30/360
    89       3,002,993            1,627,606      2.75            591,734                   7.26                             30/360
    90                                                           710,000                   7.6457                           30/360
    91       3,952,050            1,140,200      1.65            691,799                   7.86                     Actual/360
    91       2,106,477              785,348
    91         920,221              179,744
    91         925,352              175,108
    92       1,150,499              803,590      1.21            664,731                   8.14                     Actual/360
    93       3,156,366            2,084,824      3.08            677,585                   6.97                     Actual/360
    94       2,157,453              812,733      1.21            669,714                   8.05                     Actual/360
    94       1,162,386              434,496
    94         995,067              378,237
    95       7,139,527              885,374      1.39            638,514                   7.66                     Actual/360
    96       4,671,096            1,174,149      1.9             616,933                   7.43                     Actual/360
    97       7,846,217            1,135,288      1.85            614,210                   7.38                     Actual/360
    98       1,270,580              707,487      1.23            577,022                   7.32                     Actual/360
    99       1,498,075              683,896      1.18            578,541                   7.47                     Actual/360
   100       2,847,907              998,086      1.5             666,890                   8.59                     Actual/360
   100
   100
   100
   100
   101       1,715,219              935,776      1.53            612,030                   8.17                     Actual/360
   102       1,507,650              919,973      1.42            648,908                   7.33                     Actual/360
   102
   102
   103       1,050,009              682,314      1.25            543,786                   7.47                     Actual/360
   104       2,394,128              870,024      1.49            584,045                   7.65                     Actual/360
   105                                                           607,855                   8.0941                   Actual/360
   106       3,842,563              768,720      1.3             589,258                   8.38                     Actual/360
   107       1,849,072              807,535      1.47            550,350                   7.65                     Actual/360
   108       1,460,310              805,181      1.58            508,141                   7.37                     Actual/360
   109                                                           567,434                   8.1645                           30/360
   110       7,283,000              957,945      1.4             686,250                   7.68                     Actual/360
   111       1,751,556              971,504      1.69            573,470                   8.37                     Actual/360
   112                                                           494,000                   7.3989                   Actual/360
   113       2,920,769              631,392      1.37            459,810                   7.86                     Actual/360
   114       1,571,029              603,819      1.23            490,978                   7.55                     Actual/360
   115       1,201,836              757,461      1.52            497,181                   7.72                     Actual/360
   116       2,984,803              637,879      1.24            513,950                   7.59                     Actual/360
   117                                                           525,210                   8.1684                           30/360
   118         905,152              585,148      1.24            471,536                   7.45                     Actual/360
   119       1,312,292              548,894      1.19            461,160                   7.31                     Actual/360
   120         906,635              593,391      1.33            447,554                   7.19                     Actual/360
   120
   120
   121       2,832,762              958,725      1.82            525,721                   8.08                     Actual/360
   122         686,383              499,525      1.14            436,888                   7.32                     Actual/360
   123       2,010,876              718,401      1.54            465,155                   7.49                     Actual/360
   124         933,843              608,255      1.32            462,291                   7.42                     Actual/360
   125       1,365,626              608,802      1.44            423,564                   7.2                      Actual/360
   126         741,953              524,073      1.22            428,340                   7.51                     Actual/360
   127         825,315              558,424      1.34            415,709                   7.47                     Actual/360
   128       1,119,052              513,430      1.24            415,428                   7.4                      Actual/360
   129         932,834              482,063      1.16            413,875                   7.45                     Actual/360
   130       1,210,401              535,945      1.23            436,982                   8.1                      Actual/360
   131       2,536,246              851,397      1.85            460,470                   8.17                     Actual/360
   131       1,192,043              370,175
   131       1,344,203              481,222
   132       1,373,120              635,315      1.48            428,046                   7.33                     Actual/360
   133         630,990              543,142      1.37            397,829                   7.375                    Actual/360
   134       2,448,080              607,322      1.4             432,426                   7.68                     Actual/360
   135       1,033,821              610,721      1.51            404,721                   7.55                     Actual/360
   136         776,626              562,908      1.45            388,068                   7.23                     Actual/360
   137         886,002              555,763      1.44            385,752                   7.17                     Actual/360
   138       1,111,627              520,462      1.33            391,550                   7.32                     Actual/360
   139         918,422              466,479      1.15            405,226                   7.78                     Actual/360
   140         903,796              556,781      1.47            377,508                   7.06                     Actual/360
   141                                                           420,000                   7.6676                           30/360
   142         662,893              456,055      1.21            376,657                   7.43                     Actual/360
   143         728,874              477,801      1.22            393,228                   7.92                     Actual/360
   144       1,730,346              536,479      1.35            398,704                   7.49                     Actual/360
   145       1,892,575              559,204      1.4             398,704                   7.49                     Actual/360
   146         823,870              496,935      1.26            393,452                   7.34                     Actual/360
   147         765,748              520,872      1.34            388,231                   7.19                     Actual/360
   148         915,038              458,322      1.23            372,413                   7.36                     Actual/360
   149       3,925,422              729,994      1.8             406,461                   7.71                     Actual/360
   150                                                           410,000                   7.6674                           30/360
   151                                                           388,901                   7.13                             30/360
   152                                                           353,619                   6.5927                   Actual/360
   153       3,308,000              608,620      1.5             406,121                   7.96                     Actual/360
   154         706,121              494,707      1.31            378,636                   7.76                     Actual/360
   155         896,095              499,805      1.31            381,319                   7.5                      Actual/360
   156         788,975              525,589      1.46            361,150                   7.63                     Actual/360
   157       1,128,723              471,498      1.33            355,544                   7.53                     Actual/360
   158         785,116              447,553      1.21            370,392                   7.37                     Actual/360
   159       1,930,149              757,876      2.14            354,290                   6.94                     Actual/360
   160         645,516              457,948      1.39            328,773                   6.9                      Actual/360
   161                                                           380,000                   7.6675                           30/360
   162       1,422,282              544,254      1.45            375,831                   7.88                     Actual/360
   163         497,251              459,848      1.09            421,726                   8.21                     Actual/360
   164       2,216,266              767,918      1.96            391,487                   7.46                     Actual/360
   165                                                           381,842                   8.77                             30/360
   166         692,175              409,844      1.18            346,096                   7.79                     Actual/360
   167         869,995              491,945      1.42            347,566                   7.27                     Actual/360
   168         679,800              648,233      1.78            364,451                   7.81                     Actual/360
   169         836,323              431,679      1.24            349,093                   7.39                     Actual/360
   170       2,010,998              863,165      1.56            554,603                   6.89                     Actual/360
   171                                                           372,066                   7                        Actual/360
   171
   171
   172                                                           364,827                   8.77                             30/360
   173         813,580              480,320      1.54            312,038                   7.15                     Actual/360
   174       2,199,380              637,155      1.63            391,916                   8.19                     Actual/360
   175         753,827              438,677      1.36            322,512                   7.55                     Actual/360
   176                                                           359,387                   8.77                             30/360
   177                                                           351,626                   8.0176                   Actual/360
   178                                                           349,929                   8.77                             30/360
   179                                                           349,929                   8.77                             30/360
   180                                                           335,000                   7.375                            30/360
   181                                                           330,000                   7.6675                           30/360
   182         565,127              376,316      1.28            294,407                   7.24                     Actual/360
   183         752,112              432,848      1.36            317,238                   7.75                     Actual/360
   184         765,662              505,697      1.62            312,839                   7.59                     Actual/360
   185                                                           321,557                   8.77                             30/360
   186         780,165              441,260      1.49            297,011                   7.33                     Actual/360
   187                                                           354,950                   8.25                             30/360
   188         576,872              389,497      1.36            286,952                   7.11                     Actual/360
   188
   188
   189         772,124              461,926      1.56            297,033                   7.67                     Actual/360
   190         456,561              403,825      1.39            289,557                   7.38                     Actual/360
   191       1,865,036              529,995      1.58            335,928                   8.19                     Actual/360
   192       1,961,738              676,859      2.27            298,071                   7.71                     Actual/360
   193                                                           312,099                   8.77                             30/360
   194         605,711              314,089      1.15            272,028                   7.32                     Actual/360
   195         830,232              328,255      1.21            271,607                   7.47                     Actual/360
   196                                                           302,553                   8.77                             30/360
   197         733,252              361,736      1.35            268,761                   7.51                     Actual/360
   197
   197
   197
   197
   197
   198                                                           300,009                   8.0175                   Actual/360
   199       1,262,715              461,148      1.4             329,124                   8.33                     Actual/360
   200                                                           294,750                   7.375                            30/360
   201         581,495              364,542      1.38            263,269                   7.46                     Actual/360
   202         654,860              374,665      1.48            253,770                   7.25                     Actual/360
   203         496,316              382,870      1.42            269,597                   7.87                     Actual/360
   204         481,254              359,168      1.27            282,400                   8.19                     Actual/360
   205         586,497              332,102      1.31            253,445                   7.57                     Actual/360
   206         587,267              402,084      1.56            256,972                   7.11                     Actual/360
   207                                                           282,268                   8.77                             30/360
   208         588,139              361,169      1.4             257,335                   7.41                     Actual/360
   209       2,061,605              493,322      1.79            275,612                   7.93                     Actual/360
   209
   209
   210         543,049              315,358      1.24            253,600                   7.42                     Actual/360
   211                                                           258,058                   6.6125                   Actual/360
   212                                                           264,811                   8.77                             30/360
   213       1,066,535              381,939      1.51            253,276                   7.83                     Actual/360
   214         460,205              283,202      1.22            232,098                   7.56                     Actual/360
   215                                                           227,329                   6.5892                   Actual/360
   216         564,057              276,351      1.22            225,739                   7.37                     Actual/360
   217       1,511,874              434,019      1.63            265,913                   8.64                     Actual/360
   217       1,511,874              434,019
   217
   217
   217
   218         588,757              348,457      1.54            226,324                   7.49                     Actual/360
   219                                                           255,354                   8.77                             30/360
   220         615,916              404,074      1.34            300,536                   7.51                     Actual/360
   221         726,848              336,068      1.55            217,514                   7.47                     Actual/360
   221
   221
   222                                                           220,000                   7.6699                   Actual/360
   223                                                           285,212                   8.5                              30/360
   224         407,865              275,713      1.19            231,842                   8.4                      Actual/360
   225         405,877              284,994      1.32            216,648                   7.75                     Actual/360
   226       1,091,058              331,460      1.45            228,450                   7.83                     Actual/360
   227         386,636              273,029      1.27            215,106                   7.16                     Actual/360
   228         627,000              457,460      1.62            281,798                   9.61                     Actual/360
   229         994,508              348,950      1.54            225,895                   7.83                     Actual/360
   230         467,409              308,768      1.36            226,596                   8.57                     Actual/360
   231         474,351              262,562      1.2             219,241                   7.65                     Actual/360
   232       1,129,149              368,711      1.54            239,642                   7.93                     Actual/360
   233         429,173              301,448      1.43            210,587                   7.38                     Actual/360
   234       1,017,461              302,846      1.38            219,632                   7.88                     Actual/360
   235                                                           203,013                   7.06                             30/360
   236         550,000              301,654      1.5             200,674                   7.55                     Actual/360
   237       1,049,300              343,914      1.53            242,411                   8.37                     Actual/360
   238       1,089,022              285,198      1.3             219,129                   8.24                     Actual/360
   238         526,437              121,551
   238         562,585              163,647
   239                                                           220,812                   6.6775                   Actual/360
   240         437,671              254,269      1.33            191,474                   7.42                     Actual/360
   241                                                           200,968                   6.3365                   Actual/360
   242         445,500              281,332      1.51            186,240                   7.25                     Actual/360
   243         388,048              228,567      1.2             189,698                   7.45                     Actual/360
   244         475,973              283,194      1.51            187,864                   7.45                     Actual/360
   245         476,006              274,080      1.5             182,725                   7.17                     Actual/360
   246                                                           169,088                   6.4849                   Actual/360
   247                                                           191,893                   6.8601                   Actual/360
   248                                                           204,750                   7.375                            30/360
   249                                                           182,254                   6.609                    Actual/360
   250       1,273,091              307,034      1.39            221,313                   8.03                     Actual/360
   251         482,507              274,087      1.52            180,274                   7.26                     Actual/360
   252         543,311              263,774      1.24            212,354                   7.48                             30/360
   253                              485,166      1.96            247,741                   7.7                      Actual/360
   254         776,929              295,032      1.67            177,053                   7.31                     Actual/360
   255         481,608              269,437      1.37            196,813                   8                        Actual/360
   256       1,000,868              325,470      1.7             191,668                   7.83                     Actual/360
   257         491,966              263,289      1.43            184,590                   7.4                      Actual/360
   258         445,921              271,133      1.65            164,460                   6.81                     Actual/360
   259                                                           184,731                   6.3466                   Actual/360
   260         760,105              282,427      1.38            204,770                   8.1                      Actual/360
   261         987,703              286,010      1.55            184,093                   7.83                     Actual/360
   262         500,279              219,014      1.31            166,007                   7.39                     Actual/360
   263         312,720              236,835      1.41            168,469                   7.54                     Actual/360
   264         793,350              389,131      2.01            193,196                   7.49                             30/360
   265         528,629              275,015      1.55            176,890                   7.47                     Actual/360
   266         402,141              291,527      1.41            206,770                   6.9                      Actual/360
   267         579,442              234,494      1.14            204,928                   8.91                             30/360
   268         362,069              225,843      1.34            168,161                   7.33                     Actual/360
   269         312,198              197,709      1.22            162,083                   7.67                     Actual/360
   270         803,583              262,436      1.42            184,361                   8.55                     Actual/360
   271         349,603              260,225      1.67            156,155                   7.29                     Actual/360
   271
   271
   272         279,448              229,475      1.31            175,254                   7.06                     Actual/360
   273         332,055              237,252      1.57            151,056                   7.09                     Actual/360
   274         423,453              201,448      1.31            153,312                   7.54                     Actual/360
   275                                                           169,017                   6.9655                           30/360
   276                                                           164,250                   7.375                            30/360
   277         302,171              200,125      1.29            155,266                   8.02                     Actual/360
   278         232,750              193,498      1.15            168,661                   7.46                     Actual/360
   279                                                           148,777                   6.7654                   Actual/360
   280         476,203              298,521      1.8             165,575                   8.25                     Actual/360
   281         534,733              238,732      1.56            153,375                   7.53                     Actual/360
   282         431,247              262,689      1.67            157,121                   7.84                     Actual/360
   283         387,897              205,052      1.34            152,662                   7.51                     Actual/360
   284         339,442              217,416      1.48            146,665                   7.19                     Actual/360
   285         226,100              190,377      1.19            160,235                   7.56                     Actual/360
   286                                                           150,273                   6.7069                   Actual/360
   287         244,667              198,264      1.44            137,508                   7.91                     Actual/360
   288         293,423              153,040      1.2             127,690                   7.45                     Actual/360
   289         256,444              192,339      1.33            144,275                   7.26                     Actual/360
   290         427,748              171,808      1.34            127,787                   7.52                     Actual/360
   291         383,449              223,917      1.7             131,733                   7.39                     Actual/360
   292         369,236              188,644      1.54            122,792                   7.25                     Actual/360
   293         221,000              170,324      1.26            134,897                   7.66                     Actual/360
   294         334,747              243,519      1.83            133,370                   7.53                     Actual/360
   295         381,032              245,793      1.9             129,179                   7.17                     Actual/360
   296         679,213              239,196      1.58            151,604                   8.65                     Actual/360
   297         238,045              171,769      1.47            116,459                   7.34                     Actual/360
   298         305,690              163,446      1.41            116,208                   7.39                     Actual/360
   299         151,008              143,175      1.09            131,146                   6.82                     Actual/360
   299
   299
   300         350,114              166,085      1.4             118,352                   7.81                     Actual/360
   301         264,585              178,368      1.39            128,274                   8.17                     Actual/360
   302         301,437              187,744      1.67            112,519                   7.432                    Actual/360
   302         250,080              157,439
   302          51,357               30,305
   303         282,321              151,831      1.29            118,036                   7.34                     Actual/360
   304         365,085              188,578      1.66            113,866                   7.36                     Actual/360
   305                                                           136,214                   8.14                             30/360
   306         291,104              178,001      1.71            104,366                   7.21                     Actual/360
   307         404,116              161,303      1.57            103,040                   7.32                     Actual/360
   308         308,434              206,485      1.96            102,697                   7.1                      Actual/360
   309         130,080              124,038      1.11            112,121                   6.98                     Actual/360
   310                                                           125,111                   8.29                             30/360
   311         183,366              143,933      1.4             103,112                   7.92                     Actual/360
   312         275,219              138,616      1.36            101,622                   7.46                     Actual/360
   313         671,843              208,846      1.53            118,627                   8.37                     Actual/360
   314         809,223              259,147      2.32            111,728                   8.16                     Actual/360
   315         198,655              144,501      1.31            110,557                   7.3                      Actual/360
   316         299,226              122,114      1.34             91,399                   7.29                     Actual/360
   317         202,833              139,078      1.47             94,346                   7.65                     Actual/360
   318         259,218              144,608      1.61             89,860                   7.1                      Actual/360
   319         287,476              161,814      1.96             85,043                   7.03                     Actual/360
   320         345,797              161,343      1.77             91,192                   7.82                     Actual/360
   320         219,929              115,768
   320         125,868               45,575
   321         516,756              200,609      2.37             84,482                   7.57                     Actual/360
   322         274,170              126,108      1.42             88,761                   7.98                     Actual/360
   323         271,926              133,065      1.53             86,938                   7.49                     Actual/360
   324         159,545               85,634      1.39             61,584                   7.87                     Actual/360







                     Stated        Anticipated     Anticipated                          Remaining
                     Maturity      Repayment       Remaining          Remaining         Lockout
  Loan #             Date          Date            Term               Lockout           and YM           Lockbox
  ------             --------      -----------     ------------       ---------         ---------        --------
    1                 5/11/28       5/11/08        119                112               112               Modified, In-Place
    1
    1
    1
    1
    1
    1
    1
    1
    1
    1
    1
    1
    1
    1
    1
    2                 5/13/28       5/13/10        143                137               137               Modified, In-Place
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    2
    3                 6/11/23       6/11/08        120                113               113               Modified, In-Place
    4                 6/11/28       6/11/08        120                113               113                   Hard, In-Place
    4
    4
    4
    4
    4
    5                 3/1/17        3/1/08         117                117               117                   Hard, In-Place
    6                 5/11/28       5/11/08        119                114               114                  Springing, Hard
    7                 5/11/28       5/11/08        119                117               117                   Hard, In-Place
    8                 8/11/22       8/11/09        134                127               127                   Hard, In-Place
    9                 5/11/28       5/11/08        119                 59                59                   Hard, In-Place
    10                5/11/28       5/11/08        119                115               115                   Hard, In-Place
    10
    10
    11                3/11/18                      237                233               233                   Hard, In-Place
    12                4/11/28       4/11/08        118                113               113                  Springing, Hard
    13                5/11/23       5/11/08        119                115               115                   Hard, In-Place
    14                1/11/23       1/11/08        115                113               113                  Springing, Hard
    15                5/11/23       5/11/08        119                117               117                   Hard, In-Place
    15
    15
    15
    15
    15
    15
    16               11/1/22                       293                289               289                   Hard, In-Place
    17               11/1/22                       293                289               289                   Hard, In-Place
    18                5/11/28       5/11/08        119                115               115                   Hard, In-Place
    18
    18
    18
    19                5/11/23       5/11/13        179                172               172                  Springing, Hard
    19
    19
    19
    19
    19
    19
    19
    19
    19
    19
    20                5/11/23                      299                296               296                   Hard, In-Place
    20
    20
    20
    20
    20
    20
    20
    20
    21                5/11/23       5/11/08        119                115               115               Modified, In-Place
    21
    21
    21
    22                5/1/08                       119                119               119
    23                4/11/23       4/11/08        118                116               116                  Springing, Hard
    24                4/11/28       4/11/08        118                111               111                  Springing, Hard
    24
    24
    25                6/1/20                       264                264               264                   Hard, In-Place
    26                5/11/28       5/11/08        119                115               115                   Hard, In-Place
    27                6/1/20                       264                264               264                   Hard, In-Place
    28                5/11/28       5/11/08        119                115               115                   Hard, In-Place
    29                5/11/28       5/11/08        119                114               114                  Springing, Hard
    30                4/1/28        4/1/08         118                114               114                  Springing, Hard
    31                4/11/28       4/11/08        118                111               111                  Springing, Hard
    31
    31
    31
    31
    31
    31
    31
    32               12/11/17                      234                230               230                   Hard, In-Place
    33                5/11/28       5/11/08        119                114               114                  Springing, Hard
    34                4/11/28       4/11/08        118                116               116                   Hard, In-Place
    35                4/11/23       4/11/13        178                171               171                  Springing, Hard
    35
    35
    35
    35
    35
    35
    36                6/1/19                       252                252               252
    36
    36
    37                2/11/28       2/11/08        116                109               109                  Springing, Hard
    38                4/11/23       4/11/08        118                114               114                  Springing, Hard
    39               10/11/22                      292                288               288                   Hard, In-Place
    40                5/11/23       5/11/08        119                112               112                  Springing, Hard
    41                5/11/28       5/11/08        119                114               114                  Springing, Hard
    42                6/1/20                       264                264               264                   Hard, In-Place
    43                5/11/28       5/11/08        119                115               115                   Hard, In-Place
    44                5/11/23       5/11/08        119                116               116                  Springing, Hard
    45                4/11/28       4/11/08        118                111               111                  Springing, Hard
    46                3/11/13                      177                173               173                   Hard, In-Place
    47                1/1/08                       115                 97                97
    48                5/11/18                      239                237               237               Modified, In-Place
    49                1/11/28       1/11/08        115                111               111                  Springing, Hard
    50                1/11/23                      295                291               291                   Hard, In-Place
    51                5/11/23       5/11/08        119                117               117                  Springing, Hard
    51
    51
    52                5/1/28        5/1/08         119                115               115                  Springing, Hard
    52
    52
    53                3/5/08                       117                 99               114
    54                2/11/17                      224                220               220                   Hard, In-Place
    54
    54
    54
    54
    54
    54
    55                5/11/28       5/11/08        119                115               115                  Springing, Hard
    56                6/1/18                       240                240               240
    57                5/11/28       5/11/08        119                117               117               Modified, In-Place
    58               11/1/22                       293                289               289                   Hard, In-Place
    59                2/11/17                      234                 54               174
    60                5/5/13                       179                131               131
    61                5/11/23       5/11/08        119                116               116                  Springing, Hard
    61
    61
    62                2/11/23       2/11/08        116                109               109               Modified, In-Place
    63                5/11/28       5/11/08        119                114               114                  Springing, Hard
    64                5/11/23       5/11/08        119                116               116                  Springing, Hard
    64
    64
    65                4/11/28       4/11/08        118                111               111               Modified, In-Place
    66                1/1/08                       115                 97                97
    67                5/11/28       5/11/08        119                112               112                  Springing, Hard
    68                2/1/08                       116                 97                97
    69                4/11/23       4/11/05         82                 78                78                  Springing, Hard
    70                6/11/23       6/11/08        120                116               116               Modified, In-Place
    70
    70
    70
    71                4/11/18                      238                233               233                  Springing, Hard
    72                5/11/28       5/11/08        119                114               114                  Springing, Hard
    73                4/5/13                       178                118               118
    74                4/11/28       4/11/08        118                111               111               Modified, In-Place
    74
    74
    75               12/11/27      12/11/07        114                107               107               Modified, In-Place
    76                5/11/28       5/11/08        119                117               117               Modified, In-Place
    77                2/11/18                      236                232               232                   Hard, In-Place
    78                5/11/28       5/11/08        119                112               112                   Hard, In-Place
    79                5/11/28       5/11/08        119                117               117                   Hard, In-Place
    80                5/11/23       5/11/08        119                116               116                  Springing, Hard
    81                1/11/21                      271                267               267                   Hard, In-Place
    82                4/11/28       4/11/05         82                 75                75                  Springing, Hard
    83                5/11/28       5/11/08        119                112               112                  Springing, Hard
    83
    83
    83
    83
    83
    83
    83
    83
    83
    83
    83
    83
    83
    83
    83
    84                3/11/28       3/11/08        117                110               110               Modified, In-Place
    85                5/11/28       5/11/08        119                112               112                  Springing, Hard
    86                5/11/28       5/11/18        239                235               235                  Springing, Hard
    87                4/1/08                       118                 58               114
    88                4/5/13                       178                147               147
    89                4/5/08                       118                 99                99
    90                2/11/18                      236                232               232                   Hard, In-Place
    91                5/11/23       5/11/08        119                112               112                  Springing, Hard
    91
    91
    91
    92                5/11/28       5/11/08        119                112               112                  Springing, Hard
    93                4/1/18                       238                  0               234
    94                1/11/22       1/11/08        115                111               111               Modified, In-Place
    94
    94
    95                1/11/23       1/11/08        115                111               111                  Springing, Hard
    96                5/1/08                       119                  0               119
    97                5/11/23       5/11/08        119                115               115                   Hard, In-Place
    98                4/1/08                       118                 58               114
    99                5/11/28       5/11/08        119                115               115                   Hard, In-Place
   100                4/1/08                       118                 21               118
   100
   100
   100
   100
   101                5/11/08                      119                117               117               Modified, In-Place
   102                6/1/18                       240                240               240                  Springing, Hard
   102
   102
   103                6/1/08                       120                114               114
   104                5/1/08                       119                119               119
   105               12/11/15                      210                206               206                   Hard, In-Place
   106                1/11/23       1/11/08        115                110               110                  Springing, Hard
   107                5/1/08                       119                 35               119
   108                1/11/28       1/11/08        115                108               108                  Springing, Hard
   109                4/11/20                      262                258               258                   Hard, In-Place
   110                5/11/13       5/11/08        119                116               116                  Springing, Hard
   111                4/11/23       5/11/08        119                119               119                  Springing, Hard
   112                9/11/16                      219                215               215                   Hard, In-Place
   113                5/11/28       5/11/05         83                 35                35                  Springing, Hard
   114                1/11/28       1/11/08        115                111               111                  Springing, Hard
   115               12/11/27      12/11/07        114                111               111                  Springing, Hard
   116                5/11/08                      119                119               119                  Springing, Hard
   117                4/11/20                      262                258               258                   Hard, In-Place
   118                4/11/28       4/11/08        118                111               111               Modified, In-Place
   119                4/11/28       4/11/08        118                116               116                  Springing, Hard
   120                6/1/08                       120                120               120
   120
   120
   121                4/11/20       4/11/08        118                111               111                  Springing, Hard
   122                5/1/08                       119                119               119
   123                5/11/23       5/11/08        119                116               116                  Springing, Hard
   124                2/11/23       2/11/08        116                114               114                  Springing, Hard
   125                6/1/08                       120                120               120
   126                5/11/28       5/11/08        119                112               112                  Springing, Hard
   127                5/11/28       5/11/08        119                112               112                  Springing, Hard
   128                2/11/28       2/11/08        116                114               114                  Springing, Hard
   129                4/11/28       4/11/08        118                111               111               Modified, In-Place
   130               12/11/27      12/11/07        114                107               107                  Springing, Hard
   131                5/11/23       5/11/08        119                115               115                  Springing, Hard
   131
   131
   132                1/11/23       1/11/08        115                108               108               Modified, In-Place
   133                3/11/28       3/11/08        117                110               110                  Springing, Hard
   134                3/11/23       3/11/08        117                115               115               Modified, In-Place
   135                1/11/28       1/11/08        115                108               108                  Springing, Hard
   136                5/11/28       5/11/08        119                112               112                  Springing, Hard
   137                4/11/28       4/11/08        118                111               111                  Springing, Hard
   138                1/1/28        1/1/08                                              115
   139                6/1/08                       120                120               120
   140                4/11/28       4/11/08        118                116               116                  Springing, Hard
   141                2/11/18                      236                232               232                   Hard, In-Place
   142                3/11/28       3/11/08        117                110               110                  Springing, Hard
   143                5/11/28       5/11/08        119                 47                47                  Springing, Hard
   144                5/11/23       5/11/08        119                116               116                  Springing, Hard
   145                5/11/23       5/11/08        119                116               116                  Springing, Hard
   146                5/1/08                       119                 59               115
   147                5/1/08                       119                119               119
   148                3/11/28       3/11/08        117                115               115               Modified, In-Place
   149                2/11/23       2/11/08        116                109               109                  Springing, Hard
   150                2/11/18                      236                232               232                   Hard, In-Place
   151                2/1/18                       236                236               236                   Hard, In-Place
   152                1/11/19                      247                243               243                   Hard, In-Place
   153                5/1/03                        59                 23                23
   154                1/11/28      12/11/07        114                111               111                  Springing, Hard
   155                5/11/23       5/11/08        119                112               112                  Springing, Hard
   156                4/1/28        4/1/28         118                118               118                             None
   157                5/11/28       5/11/08        119                117               117                  Springing, Hard
   158                5/11/23       5/11/08        119                116               116                  Springing, Hard
   159                3/1/08                       117                  0               117
   160                5/1/08                       119                119               119
   161                2/11/18                      236                232               232                   Hard, In-Place
   162                3/11/23       3/11/08        117                115               115               Modified, In-Place
   163                4/11/18                      238                234               234                   Hard, In-Place
   164                6/1/08                       120                114               114
   165                1/11/08                      115                111               111                   Hard, In-Place
   166                4/11/28       4/11/08        118                111               111               Modified, In-Place
   167                5/11/23       5/11/08        119                116               116                  Springing, Hard
   168                1/11/23       1/11/08        115                108               108                  Springing, Hard
   169                4/11/23       4/11/05         82                 75                75                  Springing, Hard
   170                2/11/08                      116                112               112                  Springing, Hard
   171                9/11/17                      231                227               227                   Hard, In-Place
   171
   171
   172                1/11/08                      115                111               111                   Hard, In-Place
   173                4/11/28       4/11/08        118                111               111                  Springing, Hard
   174                5/11/18       5/11/08        119                112               112                  Springing, Hard
   175                3/1/08                       117                110               110
   176                1/11/08                      115                111               111                   Hard, In-Place
   177                1/11/23                      295                291               291                   Hard, In-Place
   178                1/11/08                      115                111               111                   Hard, In-Place
   179                1/11/08                      115                111               111                   Hard, In-Place
   180               12/1/19                       258                 78               258                   Hard, In-Place
   181                2/11/18                      236                232               232                   Hard, In-Place
   182                3/11/28       3/11/08        117                110               110                  Springing, Hard
   183                5/11/23       5/11/08        119                112               112                  Springing, Hard
   184                4/1/08                       118                 58               114
   185                1/11/08                      115                111               111                   Hard, In-Place
   186                2/11/23       2/11/08        116                109               109               Modified, In-Place
   187                2/1/17                       224                106               224                   Hard, In-Place
   188                4/1/08                       118                118               118
   188
   188
   189                5/11/23       5/11/08        119                115               115                  Springing, Hard
   190                5/11/23       5/11/08        119                112               112                   Hard, In-Place
   191                5/11/18       5/11/08        119                112               112                  Springing, Hard
   192                4/11/23       4/11/13        178                171               171                  Springing, Hard
   193                1/11/08                      115                111               111                   Hard, In-Place
   194               12/11/27      12/11/07        114                108               108                  Springing, Hard
   195                5/11/28       5/11/08        119                115               115                   Hard, In-Place
   196                1/11/08                      115                111               111                   Hard, In-Place
   197                1/1/08                       115                  0               115
   197
   197
   197
   197
   197
   198                1/11/23                      295                291               291                   Hard, In-Place
   199                2/1/18                       236                236               236
   200               12/1/19                       258                 78               258                   Hard, In-Place
   201                6/1/08                       120                120               120
   202                4/11/28       4/11/08        118                111               111                  Springing, Hard
   203               12/11/27      12/11/07        114                112               112                  Springing, Hard
   204                5/11/23       5/11/08        119                112               112                   Hard, In-Place
   205                4/11/28       4/11/08        118                111               111               Modified, In-Place
   206                4/1/08                       118                118               118
   207                1/11/08                      115                111               111                   Hard, In-Place
   208                4/11/23       3/11/08        117                113               113               Modified, In-Place
   209                5/1/08                       119                119               119
   209
   209
   210                5/11/23       5/11/08        119                116               116                  Springing, Hard
   211               12/11/17                      234                230               230                   Hard, In-Place
   212                1/11/08                      115                111               111                   Hard, In-Place
   213                5/11/23       5/11/08        119                112               112                  Springing, Hard
   214                3/11/28       3/11/08        117                110               110               Modified, In-Place
   215               12/11/22                      294                290               290                   Hard, In-Place
   216                4/1/08                       118                  0               115
   217                1/11/23       1/11/08        115                108               108               Modified, In-Place
   217
   217
   217
   217
   218                4/11/28       4/11/08        118                114               114               Modified, In-Place
   219                1/11/08                      115                111               111                   Hard, In-Place
   220                3/1/13                       177                177               177
   221                2/1/08                       116                  0               116
   221
   221
   222                3/11/16                      213                209               209                   Hard, In-Place
   223                2/1/15                       200                 82               200                   Hard, In-Place
   224                4/1/08                       118                 58               114
   225                5/11/28       6/11/08        120                118               118                  Springing, Hard
   226                5/11/23       5/11/08        119                112               112                  Springing, Hard
   227                6/1/08                       120                120               120
   228                1/1/08                       115                115               115
   229                5/11/23       5/11/08        119                112               112                  Springing, Hard
   230                5/11/23       5/11/08        119                115               115               Modified, In-Place
   231                5/11/23       5/11/08        119                117               117               Modified, In-Place
   232                6/1/08                       120                113               113
   233                5/11/23       5/11/08        119                117               117                  Springing, Hard
   234                5/11/23       5/11/08        119                112               112                  Springing, Hard
   235                1/1/18                       235                235               235                   Hard, In-Place
   236                4/1/08                       118                 58               114
   237                2/1/18                       236                236               236
   238                5/1/08                       119                 35               119
   238
   238
   239                8/11/16                      218                214               214                   Hard, In-Place
   240                5/11/28       5/11/08        119                117               117                  Springing, Hard
   241               10/11/17                      232                228               228                   Hard, In-Place
   242                5/11/28       5/11/08        119                117               117               Modified, In-Place
   243                4/11/28       4/11/08        118                111               111               Modified, In-Place
   244                6/1/08                       120                120               120
   245                1/1/08                       115                  0               112
   246                1/11/18                      235                231               231                   Hard, In-Place
   247                3/11/22                      285                281               281                   Hard, In-Place
   248               12/1/19                       258                 78               258                   Hard, In-Place
   249                3/11/23                      297                293               293                   Hard, In-Place
   250                5/11/18                      239                235               235                  Springing, Hard
   251                3/1/08                       117                117               117
   252                3/1/08                       117                 32               114
   253                3/1/13                       177                177               177
   254               12/1/07                       114                114               114
   255                2/11/23       2/11/08        116                109               109                  Springing, Hard
   256                5/11/23       5/11/08        119                112               112                  Springing, Hard
   257                5/11/23       5/11/08        119                117               117                  Springing, Hard
   258                4/11/28       5/11/08        119                114               114                  Springing, Hard
   259                7/11/17                      229                225               225                   Hard, In-Place
   260                4/1/18                       238                238               238
   261                5/11/23       5/11/08        119                112               112                  Springing, Hard
   262                6/1/08                       120                120               120
   263                4/1/08                       118                 58               114
   264                3/5/08                       117                 98                98
   265               12/1/07                       114                114               114
   266                3/1/14                       189                189               189
   267                7/1/02                        49                 45                45
   268                3/1/08                       117                117               117
   269                5/1/08                       119                 59               115
   270                5/11/23       5/11/08        119                112               112                  Springing, Hard
   271                3/1/13                       177                  0               117
   271
   271
   272                3/1/13                       177                  0               116
   273                3/1/13                       177                  0               116
   274                2/11/28       2/11/08        116                113               113                  Springing, Hard
   275               10/11/17                      232                228               228                   Hard, In-Place
   276               12/1/19                       258                 78               258                   Hard, In-Place
   277                4/11/28       4/11/08        118                114               114               Modified, In-Place
   278                6/1/08                       120                120               120
   279                5/11/22                      287                283               283                   Hard, In-Place
   280                1/1/08                       115                115               115
   281                5/11/23       5/11/08        119                112               112                  Springing, Hard
   282                4/1/08                       118                 58               114
   283                4/1/08                       118                 58               114
   284                3/1/23        3/1/08         117                113               113                   Hard, In-Place
   285                6/1/08                       120                120               120
   286                4/11/17                      226                222               222                   Hard, In-Place
   287                5/11/28       6/11/08        120                118               118                  Springing, Hard
   288                4/11/28       4/11/08        118                111               111               Modified, In-Place
   289                6/1/18                       240                240               240
   290                2/11/28       2/11/08        116                112               112                  Springing, Hard
   291                6/1/08                       120                120               120
   292                5/11/28       5/11/08        119                114               114                  Springing, Hard
   293                4/11/23       4/11/08        118                116               116                  Springing, Hard
   294                4/1/08                       118                 58               114
   295                4/1/08                       118                 46               111
   296                4/1/08                       118                118               118
   297                3/1/13                       177                  0               117
   298                2/11/28       2/11/08        116                113               113               Modified, In-Place
   299                2/1/17                       224                224               224
   299
   299
   300                1/11/28       1/11/08        115                113               113                  Springing, Hard
   301                4/1/08                       118                 58               114
   302                5/1/08                       119                115               115
   302
   302
   303                4/1/08                       118                118               118
   304                5/1/08                       119                119               119
   305                9/1/16                       219                102               218                   Hard, In-Place
   306                1/11/28       1/11/08        115                113               113                  Springing, Hard
   307                2/1/08                       116                116               116
   308                4/1/08                       118                 58               114
   309               12/1/17                       234                  0               234
   310               11/1/16                       221                103               221                   Hard, In-Place
   311                5/11/28       5/11/08        119                117               117                  Springing, Hard
   312                5/1/08                       119                 59               115
   313                2/1/18                       236                236               236
   314                5/1/18                       239                233               233
   315                3/1/08                       117                117               117
   316                5/1/08                       119                119               119
   317                3/11/23       3/11/05         81                 74                74                  Springing, Hard
   318                2/1/08                       116                116               116
   319                4/1/08                       118                 58               114
   320                3/11/23       3/11/08        117                110               110                  Springing, Hard
   320
   320
   321                2/1/08                       116                  0               116
   322                4/1/08                       118                 58               114
   323                5/1/08                       119                119               119
   324                4/11/28       4/11/08        118                116               116                  Springing, Hard






                                              Anticipated    Original
                                              Repayment      Amortization                      Year
    Loan #           Value          LTV       Date LTV       Term             Year Built       Renovated         Unit
    -----            -----          ---       ------------   ------------     ----------       ---------         ----
      1            165,490,000      70             62          360                                             1,489,032
      1              3,700,000                                                   1961           1980             19,970
      1              3,700,000                                                   1910           1989             12,432
      1              7,100,000                                                   1954           1988             44,928
      1              6,400,000                                                   1973           1998            100,217
      1             20,300,000                                                   1972           1992            206,963
      1             15,600,000                                                   1973           1985            104,523
      1             13,900,000                                                   1967           1986            103,944
      1                940,000                                                   1937                             9,000
      1             19,800,000                                                   1961           1993            213,070
      1             19,000,000                                                   1958           1996            183,431
      1              8,400,000                                                   1969           1980             30,504
      1             13,600,000                                                   1967           1990             90,340
      1             14,200,000                                                   1972           1992            126,625
      1              4,600,000                                                   1953           1991             46,147
      1             14,250,000                                                   1964           1989            196,938
      2            174,420,000      48             48                                                         2,477,087
      2              5,800,000                                                   1989                            78,770
      2             13,650,000                                                   1991                           244,731
      2              4,850,000                                                   1966                            52,438
      2             12,100,000                                                   1989                           147,991
      2              5,000,000                                                   1984                            71,268
      2              9,000,000                                                   1996                            88,646
      2              8,900,000                                                   1997                            83,272
      2              9,700,000                                                   1976           1997             92,786
      2             12,000,000                                                   1988           1992            168,430
      2             12,800,000                                                   1987                           211,178
      2              4,750,000                                                   1987                            91,727
      2              4,475,000                                                   1981                            58,948
      2              9,450,000                                                   1986           1998            149,752
      2             17,900,000                                                   1989                           263,356
      2              5,200,000                                                   1987                            79,342
      2              5,750,000                                                   1988                            87,802
      2              6,400,000                                                   1986                            96,666
      2             13,370,000                                                   1997                           196,589
      2              5,460,000                                                   1993                            72,219
      2              3,700,000                                                   1981                            94,376
      2              4,165,000                                                   1998                            46,800
      3            131,400,000      57             48          300               1994                               365
      4            103,760,000      72             61          360                                            1,141,240
      4              7,760,000                                                   1989                            76,999
      4             26,500,000                                                   1992                           210,331
      4             33,400,000                                                   1989                           326,431
      4             14,500,000                                                   1991                           222,606
      4             21,600,000                                                   1987                           304,873
      5            100,000,000      74             47          228               1958           1997                435
      6             81,000,000      76             67          360               1980           1994            423,755
      7            105,000,000      58             45          360               1988                           491,892
      8             70,000,000      71             57          300               1996                           572,459
      9             67,000,000      62             57          300               1981                           287,952
     10             50,825,000      72             63          360                                              289,161
     10             38,325,000                                                   1986                           248,186
     10             12,500,000                                                   1926           1990             40,975
     11                                                        336               1970           1996            212,000
     12             36,200,000      76             67          360               1954           1990            573,563
     13             33,000,000      70             58          300               1974           1993                394
     14             30,600,000      75             60          300               1960                               960
     15             28,375,000      74             59          300                                              445,275
     15              7,760,000                                                   1983                           171,734
     15              5,480,000                                                   1985           1995             55,110
     15              2,185,000                                                   1981                            29,952
     15              4,500,000                                                   1976                            66,046
     15              4,580,000                                                   1972           1989             66,545
     15              3,870,000                                                   1987                            55,888
     16                                                        300               1996                           171,962
     17                                                        300               1996                           190,543
     18             27,200,000      74             65          360                                                  823
     18              9,950,000                                                   1973           1996                367
     18              6,900,000                                                   1965           1997                158
     18             10,350,000                                                   1973           1997                298
     19             25,600,000      77             52          300                                                  765
     19              1,300,000                                                   1991           1990                 63
     19              1,600,000                                                   1977           1998                 79
     19              1,500,000                                                   1964           1992                 62
     19              1,100,000                                                   1916           1993                 61
     19              3,200,000                                                   1978           1994                130
     19              1,900,000                                                   1985           1997                 62
     19              3,400,000                                                   1919           1993                 71
     19              5,000,000                                                   1964           1997                 83
     19              2,400,000                                                   1984           1992                 66
     19              4,200,000                                                   1979           1994                 88
     20                                                        299                                               79,661
     20                                                                          1974           1995             10,774
     20                                                                          1974           1994             10,300
     20                                                                          1977                            10,300
     20                                                                          1982           1995              9,487
     20                                                                          1983           1996              9,200
     20                                                                          1983           1995              9,700
     20                                                                          1984           1994              9,700
     20                                                                          1986           1995             10,200
     21             29,400,000      61             50          300                                                  388
     21             11,200,000                                                   1995                               121
     21              6,500,000                                                   1966           1995                121
     21             11,700,000                                                   1968           1995                146
     22             25,200,000      71             58          300               1973           1997                154
     23             23,900,000      71             58          300               1985                               203
     24             22,600,000      75             66          360                                                  492
     24             18,300,000                                                   1950                               392
     24              4,300,000                                                   1946           1998                100
     25                                                        264               1997                            63,331
     26             20,500,000      80             71          360               1971           1997                403
     27                                                        264               1997                            73,907
     28             21,500,000      76             67          360               1972           1997                500
     29             24,300,000      67             58          360               1980                           219,809
     30             21,600,000      75             66          360               1982           1997             92,610
     31             21,345,000      76             67          360                                                1,070
     31              5,190,000                                                   1982           1998                272
     31              2,475,000                                                   1982           1998                116
     31              1,960,000                                                   1984           1998                102
     31              2,390,000                                                   1970           1998                126
     31              2,540,000                                                   1969           1998                127
     31              1,990,000                                                   1978           1998                106
     31              4,800,000                                                   1975           1998                221
     32                                                        315               1994                           709,050
     33             24,600,000      65             57          360               1975           1995            206,567
     34             19,750,000      80             71          360               1993                            53,176
     35             23,110,000      67             45          300                                                  550
     35              6,475,000                                                   1972           1996                158
     35              5,950,000                                                   1989           1997                121
     35              4,225,000                                                   1979           1993                106
     35              3,150,000                                                   1983           1997                 47
     35              2,750,000                                                   1989           1990                 59
     35                560,000                                                   1990                                59
     36             15,000,000      97              4          252                                              219,600
     36              8,000,000                                                   1994                           109,800
     36              7,000,000                                                   1994                           109,800
     37             19,440,000      73             64          360               1994                               370
     38             18,800,000      75             61          300               1981           1993                355
     39                                                        297               1997                            80,518
     40             20,600,000      66             54          300               1952                               250
     41             17,500,000      77             68          360               1991                               387
     42                                                        264               1997                            73,939
     43             15,800,000      84             74          360               1974           1996                400
     44             21,400,000      60             49          300               1955           1994                 63
     45             16,000,000      80             70          360               1965           1991                718
     46                                                        179               1988                            40,317
     47             34,000,000      37             32          360               1975                               312
     48             16,750,000      74              3          240               1996                           135,663
     49             16,500,000      75             66          360               1970           1996            157,801
     50                                                        300               1997                            57,500
     51             21,700,000      53             45          300                                              165,453
     51              9,700,000                                                   1997                            73,841
     51             12,000,000                                                   1980                            91,612
     52             17,600,000      65             57          360                                              128,331
     52             13,500,000                                                   1984                            86,236
     52              4,100,000                                                   1982                            42,095
     53             37,100,000      31             21          240               1929           1981                298
     54                                                        230                                              249,284
     54                                                                          1978                            48,180
     54                                                                          1982                            48,800
     54                                                                          1984                            44,000
     54                                                                          1985                            19,571
     54                                                                          1986                            49,933
     54                                                                          1987                            38,800
     55             17,700,000      64             56          360               1992                           160,864
     56             32,200,000      34              1          240               1964           1995                280
     57             14,100,000      76             68          360               1972           1997                400
     58                                                        300               1992           1997            104,231
     59             38,400,000      27                         240               1970                               360
     60             30,930,000      32             28          480               1960           1984                309
     61             13,300,000      75             61          300                                                  205
     61              7,300,000                                                   1994           1998                 95
     61              6,000,000                                                   1995                               110
     62             15,000,000      67             54          300               1993                            35,209
     63             14,000,000      69             61          360               1977                           131,600
     64             14,200,000      67             54          300                                                  181
     64              5,400,000                                                   1995           1997                 86
     64              8,800,000                                                   1995           1997                 95
     65             15,800,000      60             54          360               1939                               429
     66             25,100,000      38             33          360               1951           1998                532
     67             12,750,000      74             65          360               1973           1996                362
     68             24,800,000      38             32          360               1939           1990                233
     69             12,900,000      71             63          300               1986                               175
     70             12,050,000      75             62          300                                                  248
     70              5,000,000                                                   1985                                90
     70              3,550,000                                                   1993           1997                 80
     70              3,500,000                                                   1995           1995                 78
     71             11,300,000      79              3          240               1993           1998            108,576
     72             11,700,000      76             67          360               1986                               322
     73             23,550,000      38             31          420               1905           1984                134
     74             11,550,000      77             68          360                                                  307
     74              6,650,000                                                   1964                               198
     74              4,900,000                                                   1960                               109
     75             11,200,000      78             70          360               1990                           132,225
     76             13,750,000      63             56          360               1992                           133,861
     77                                                        281               1996                            47,245
     78             10,700,000      80             70          360               1987                               288
     79             11,800,000      72             64          360               1984                            99,000
     80             12,000,000      71             58          300               1985           1997                170
     81                                                        443               1975                           119,479
     82             10,600,000      79             74          360               1935           1981             78,659
     83             10,295,000      81             71          360                                                  237
     83                560,000                                                   1947           1990                 12
     83                490,000                                                   1940                                14
     83                750,000                                                   1936           1988                 16
     83                530,000                                                   1931           1989                 10
     83                510,000                                                   1940           1990                 14
     83                915,000                                                   1937           1990                 22
     83              1,215,000                                                   1946           1993                 24
     83              1,100,000                                                   1938           1989                 24
     83                550,000                                                   1937           1990                 12
     83                540,000                                                   1937           1991                 12
     83                460,000                                                   1946                                12
     83              1,500,000                                                   1955                                40
     83                390,000                                                   1930           1993                  9
     83                340,000                                                   1940                                 8
     83                445,000                                                   1947           1990                  8
     84             11,000,000      74             65          360               1990                           137,405
     85             10,100,000      80             70          360               1983                               204
     86             10,000,000      80             52          360               1994                           104,634
     87             15,600,000      51             42          300               1965           1986                148
     88             45,200,000      17             13          360               1924           1997                 73
     89             20,200,000      38             36          480               1950           1988                384
     90                                                        268               1994                            40,940
     91             11,600,000      65             54          300                                                  320
     91              6,800,000                                                   1995                               118
     91              2,700,000                                                   1995                               100
     91              2,100,000                                                   1994                               102
     92             10,200,000      73             66          360               1987                            77,272
     93             24,000,000      30              1          240               1925           1997                136
     94              9,000,000      80             66          300                                                  143
     94              4,900,000                                                   1996                                73
     94              4,100,000                                                   1996                                70
     95             13,700,000      52             42          300               1988           1998                207
     96             12,100,000      58             47          300               1971           1989                177
     97             11,840,000      59             48          300               1985           1995                180
     98              8,800,000      79             70          360               1986                               200
     99              8,625,000      80             71          360               1970           1997                211
    100              9,070,000      75             63          300                                                  258
    100              2,450,000                                                   1993           1997                 73
    100              2,000,000                                                   1991           1996                 58
    100              1,670,000                                                   1994                                50
    100              2,950,000                                                   1992           1997                 77
    101              9,100,000      75             68          360               1969           1998                236
    102             11,000,000      62              2          240                                               70,000
    102                                                                          1917           1997             40,000
    102                                                                          1920           1996             30,000
    103              8,500,000      76             68          360               1988                            89,409
    104             10,100,000      64             53          300               1995                               116
    105                                                        215               1995                            40,219
    106              9,000,000      68             57          300               1960           1989                116
    107              8,950,000      68             56          300               1947           1995                 60
    108              8,500,000      72             64          360               1985           1997             98,481
    109                                                        312               1997           1997             50,150
    110             10,800,000      56             27          180               1982           1990                128
    111              8,500,000      70             59          300               1997                               118
    112                                                        220               1997                            40,000
    113              8,000,000      73             73                            1912           1985            179,492
    114              7,880,000      74             65          360               1969           1994                248
    115              7,910,000      73             65          360               1980                            79,167
    116              8,900,000      65             53          300               1985           1998                122
    117                                                        317               1997                            50,132
    118              7,350,000      77             68          360               1958                               153
    119              6,800,000      82             72          360               1965           1998                202
    120              7,700,000      71             63          360                                               50,020
    120                                                                          1996                            25,140
    120                                                                          1997                            24,880
    121             12,200,000      44             34          264               1972           1990             73,849
    122              6,490,000      82             72          360               1987                               126
    123              7,000,000      75             61          300               1997                               107
    124              7,400,000      71             57          300               1972           1997            156,907
    125              8,400,000      62             54          360               1969                               192
    126              6,200,000      82             73          360               1900           1996             34,871
    127              6,800,000      73             66          360               1990                            68,940
    128              7,480,000      67             59          360               1987           1997             80,872
    129              6,400,000      77             68          360               1966                               167
    130              6,575,000      75             67          360               1970                               221
    131              6,600,000      74             62          300                                                  302
    131              3,200,000                                                   1979           1993                154
    131              3,400,000                                                   1963           1998                148
    132              7,300,000      67             54          300               1976                            89,262
    133              6,400,000      75             66          360               1977           1992             27,000
    134              6,600,000      73             59          300               1985           1998                196
    135              6,000,000      80             71          360               1984                               164
    136              6,300,000      75             66          360               1966           1997            242,400
    137              6,950,000      68             60          360               1993                            68,540
    138              6,000,000      79             70          360               1976           1996            101,019
    139              6,250,000      75             67          360               1991                            47,500
    140              6,300,000      74             65          360               1961                               104
    141                                                        287               1994                            45,650
    142              5,700,000      79             70          360               1934           1996            200,000
    143              5,700,000      79             70          360               1995                            37,678
    144              6,600,000      68             55          300               1996                                66
    145              6,000,000      75             61          300               1995                                78
    146              6,550,000      69             56          300               1986                               174
    147              6,100,000      74             59          300               1988                            85,406
    148              5,520,000      81             72          360               1970           1996                116
    149              6,900,000      65             53          300               1970           1996                222
    150                                                        287               1994                            45,102
    151                                                        286               1997                            44,000
    152                                                        246               1950           1998             22,509
    153              6,600,000      67             62          300               1983           1998                165
    154              5,550,000      79             71          360               1970           1997            129,628
    155              5,800,000      74             60          300               1988           1997             55,510
    156              5,700,000      74             66          360               1925           1998                 93
    157              5,300,000      80             71          360               1958                               220
    158              5,300,000      80             65          300               1963                                82
    159             12,300,000      34             27          300               1958           1992            199,236
    160              5,200,000      80             70          360               1997                                47
    161                                                        287               1995                            38,145
    162              6,400,000      64             53          300               1972           1994                121
    163              5,200,000      79                         240               1993                            94,841
    164              8,895,000      46             32          240               1964           1992                114
    165                                                        360               1997                            26,338
    166              5,130,000      78             70          360               1976                               156
    167              5,000,000      80             65          300               1947                                78
    168              6,800,000      59             48          300               1956           1991             55,400
    169              4,950,000      80             71          300               1974                            58,497
    170              9,370,000      42                         120               1963                               233
    171                                                        234                                               21,504
    171                                                                          1997                            11,288
    171                                                                          1997                            11,288
    172                                                        360               1997                            26,040
    173              5,550,000      69             61          360               1988                            75,729
    174              6,400,000      60             43          240               1993                            32,000
    175              5,100,000      75             66          360               1980           1996             57,418
    176                                                        360               1996                            26,040
    177                                                        300               1996                            27,944
    178                                                        360               1997                            26,123
    179                                                        360               1997                            26,040
    180              3,680,000                                 265               1925           1997             20,980
    181              3,800,000                                 287               1994                            45,037
    182              4,450,000      81             71          360               1991                            40,959
    183              5,000,000      70             57          300               1950           1988             22,000
    184              5,000,000      70             57          300               1988                            80,495
    185                                                        360               1996                            26,079
    186              4,700,000      72             58          300               1984           1997             91,569
    187                                                        238               1996                            48,466
    188              4,330,000      77             62          300                                                   50
    188              2,470,000                                                   1900           1993                 34
    188              1,860,000                                                   1900           1993                 16
    189              5,000,000      66             54          300               1984                           133,982
    190              5,700,000      58             47          300               1952           1979             21,995
    191              5,650,000      58             41          240               1990                            32,809
    192              6,450,000      51             34          300               1995           1997                109
    193                                                        360               1996                            25,362
    194              4,600,000      71             63          360               1989                            42,850
    195              4,550,000      71             63          360               1965                               124
    196                                                        360               1996                            26,108
    197              4,570,000      70             62          360                                               75,912
    197                660,000                                                   1985           1995              9,000
    197              1,220,000                                                   1985                            17,658
    197              2,020,000                                                   1985                            23,959
    197                670,000                                                   1974                             9,732
    197                                                                          1986                            15,563
    198                                                        300               1993                            24,268
    199              4,025,000      79              4          240               1991           1996                 80
    200                                                        265               1997                            10,752
    201              4,100,000      77             68          360               1994                               134
    202              5,450,000      57             50          360               1986                           105,521
    203              4,200,000      74             66          360               1931           1986             21,288
    204              4,400,000      68             57          300               1955           1993             18,013
    205              3,900,000      77             68          360               1958                               114
    206              4,375,000      68             55          300               1965                               177
    207                                                        360               1996                            26,154
    208              3,900,000      75             61          300               1970           1996            116,929
    209              4,100,000      71             56          276
    209                                                                          1972           1991                127
    209                                                                          1972                             4,320
    210              3,750,000      77             62          300               1985                            32,624
    211                                                        239               1987                            10,908
    212                                                        360               1997                            22,457
    213              3,700,000      75             62          300               1990                               100
    214              3,650,000      75             67          360               1983                            75,135
    215                                                        297               1997                            11,180
    216              3,700,000      74             65          360               1989                            38,818
    217              3,300,000      82             69          300                                                   69
    217              3,300,000                                                   1972           1996                 51
    217                                                                          1938                                 6
    217                                                                          1905                                 6
    217                                                                          1900                                 6
    218              4,100,000      66             58          360               1923           1992             28,215
    219                                                        360               1997                            22,036
    220              4,330,000      62              1          180               1960                            30,480
    221              3,500,000      74             66          360                                               56,406
    221                                                                          1985                            19,789
    221                                                                          1988                            36,617
    222                                                        219               1996                            32,150
    223                                                        238               1994                            44,000
    224              3,380,000      76             68          360               1986                            17,576
    225              3,250,000      78             69          360               1987                            23,943
    226              3,600,000      69             57          300               1989                                99
    227              3,300,000      76             61          300               1978           1992                106
    228              5,100,000      49             36          240               1971                           297,300
    229              3,300,000      75             62          300               1992                               100
    230              3,050,000      80             73          360               1991                            36,196
    231              3,400,000      72             59          300               1947                            84,475
    232              3,700,000      65             46          240               1980           1997                114
    233              3,400,000      71             57          300               1982           1997             50,000
    234              3,200,000      75             62          300               1994                               105
    235                                                        237               1997                            10,908
    236              3,700,000      64             57          360               1978                            66,948
    237              3,200,000      73              3          240               1986                                71
    238              4,200,000      55             46          300                                                   88
    238              2,200,000                                                   1985           1996                 48
    238              2,000,000                                                   1996                                40
    239                                                        223               1996                            13,905
    240              3,150,000      73             64          360               1988                            24,640
    241                                                        216               1997                            10,908
    242              2,850,000      80             70          360               1991                                60
    243              2,850,000      80             70          360               1969                                77
    244              3,400,000      66             58          360               1978           1994             38,417
    245              2,900,000      77             68          360               1973                               195
    246                                                        281               1997                            10,125
    247                                                        290               1997                            11,180
    248                                                        265               1997                            10,752
    249                                                        299               1998                            10,004
    250              3,000,000      73              3          240               1970           1994                180
    251              3,000,000      73             64          360               1988                            58,050
    252              3,150,000      69             47          240               1978                            40,387
    253              3,400,000      65              1          180               1995                                65
    254              2,900,000      74             65          360               1973                               162
    255              3,175,000      67             55          300               1974                            53,163
    256              3,100,000      68             56          300               1993                               102
    257              3,000,000      70             57          300               1976                            45,306
    258              2,900,000      72             63          360               1963                               147
    259                                                        232               1997                            11,220
    260              2,800,000      72              3          240               1965                               107
    261              2,900,000      69             57          300               1992                               100
    262              2,750,000      73             64          360               1904           1986             23,771
    263              2,510,000      80             70          360               1996                               112
    264              6,840,000      29             20          240               1910           1993             49,200
    265              2,700,000      74             60          300               1970           1992                 80
    266              3,300,000      60              1          192               1994                            36,988
    267              2,600,000      76             71          266               1983                               128
    268              2,450,000      78             64          300               1968                            23,619
    269              2,540,000      75             66          360               1997                                36
    270              2,600,000      73             61          300               1978           1996                104
    271              2,450,000      77             60          360                                               40,400
    271              1,150,000                                                   1988                            20,000
    271              1,300,000                                                   1989                            20,400
    272              2,450,000      76             32          240               1993                            24,450
    273              2,450,000      76             57          360               1987                            61,995
    274              2,650,000      68             61          360               1981                            30,978
    275                                                        238               1997                            11,180
    276                                                        265               1997                            10,752
    277              2,400,000      73             66          360               1990                            12,400
    278              2,200,000      80             55          240               1978                            68,337
    279                                                        292               1997                            11,180
    280              2,550,000      68             57          300               1890                            28,000
    281              2,300,000      75             61          300               1924           1990                 68
    282              2,150,000      80             66          300               1985                           101,720
    283              2,300,000      75             61          300               1989                               147
    284              2,400,000      71             57          300               1985                            46,560
    285              2,150,000      77             53          240               1978                            68,337
    286                                                        232               1997                            11,325
    287              2,225,000      71             63          360               1990                             8,555
    288              1,900,000      80             71          360               1958                                73
    289              1,900,000      80              3          240               1997                                46
    290              2,100,000      72             64          360               1970                            17,619
    291              2,300,000      65             53          300               1985           1993             53,370
    292              2,200,000      68             60          360               1976                                72
    293              2,000,000      75             61          300               1890           1997              6,600
    294              3,000,000      50             41          300               1995                            83,928
    295              2,450,000      61             49          300               1995                            41,990
    296              1,900,000      76             55          240               1995           1997                 45
    297              1,770,000      80             62          360               1989                            27,660
    298              2,000,000      70             62          360               1983                            19,479
    299              1,645,000      84              3          228                                                7,930
    299                960,000                                                   1997                             4,312
    299                685,000                                                   1997                             3,618
    300              2,100,000      65             58          360               1978                            23,537
    301              1,710,000      80             66          300               1990                            22,850
    302              2,250,000      60             53          360                                                  130
    302              1,700,000                                                   1968                               105
    302                550,000                                                   1977                                25
    303              1,900,000      71             57          300               1964                                33
    304              1,835,000      71             57          300               1971           1995                 54
    305                                                        236               1996                            11,180
    306              1,600,000      80             70          360               1964           1997                 42
    307              1,800,000      69             61          360               1986                                72
    308              1,940,000      62             50          300               1970                                79
    309              1,415,000      84              3          237               1997                             5,700
    310                                                        238               1996                            11,348
    311              1,500,000      79             70          360               1974           1984              7,646
    312              1,530,000      75             61          300               1976                            63,095
    313              1,700,000      67              3          240               1973           1996                102
    314              3,180,000      35              2          240               1970           1995                 78
    315              1,600,000      67             39          204               1973                            50,400
    316              1,420,000      74             60          300               1978           1995             27,486
    317              1,400,000      75             67          300               1979           1995             39,530
    318              1,435,000      73             59          300               1965           1997             28,500
    319              1,600,000      62             50          300               1970                                76
    320              1,400,000      71             59          300                                                   51
    320                930,000                                                   1920                                29
    320                470,000                                                   1920                                22
    321              2,800,000      36             32          360               1987                            39,266
    322              1,200,000      80             66          300               1948           1980                 83
    323              1,350,000      67             46          240               1930           1985                 38
    324              1,050,000      67             60          360               1990                            14,425







                                                                               Actual Ongoing
                  Unit of                        Occupancy     U/W             Capital Items
    Loan #        Measure      Occupancy         Period        Occupancy       Deposits             Tenant 1
    ------        -------      ---------         -------       --------        -------------        --------
      1              Sq Ft                                                       0.21
      1              Sq Ft       100%             3/31/98         98%                             CVS Pharmacy
      1              Sq Ft       100%             3/31/98         97%                             Blockbuster Video
      1              Sq Ft        97%             3/31/98         98%                             Big "D" Discount
      1              Sq Ft        97%             3/31/98         94%                             Food Lion
      1              Sq Ft        87%             3/31/98         74%                             Shoppers Food
      1              Sq Ft        94%             3/31/98         94%                             Staples
      1              Sq Ft        76%             3/31/98         76%                             Giant Food
      1              Sq Ft       100%             3/31/98         95%                             Trak Auto
      1              Sq Ft        96%             3/31/98         71%                             Service Merchandise (Dark)
      1              Sq Ft        97%             3/31/98         88%                             Von's Grocery
      1              Sq Ft       100%             3/31/98         94%                             Total Beverages
      1              Sq Ft        94%             3/31/98         90%                             Zany Brainy
      1              Sq Ft        92%             3/31/98         91%                             Shopper Food Warehouse
      1              Sq Ft        93%             3/31/98         93%                             Drug Emporium
      1              Sq Ft        99%             3/31/98         97%                             Baby Super Store
      2              Sq Ft                                                         0.2
      2              Sq Ft       100%             5/7/98          95%                             Bi-Lo, Inc.
      2              Sq Ft        97%             1/1/98          98%                             K-Mart
      2              Sq Ft       100%             4/15/98         98%                             Bi-Lo, Inc.
      2              Sq Ft       100%             4/15/98         97%                             Phar-Mor
      2              Sq Ft       100%             4/15/98         96%                             Winn Dixie
      2              Sq Ft        96%             4/15/98         96%                             Publix #564
      2              Sq Ft       100%             4/15/98         97%                             Kroger
      2              Sq Ft        87%             1/1/98          87%                             Publix
      2              Sq Ft        98%             4/15/98         98%                             Kroger Company
      2              Sq Ft        99%             4/15/98         99%                             K-Mart
      2              Sq Ft        95%             4/15/98         95%                             Winn Dixie
      2              Sq Ft        97%             4/15/98         97%                             Bi-Lo, Inc.
      2              Sq Ft        97%             4/15/98         97%                             Winn Dixie
      2              Sq Ft        97%             4/15/98         98%                             K-Mart
      2              Sq Ft        99%             4/15/98         99%                             Kroger
      2              Sq Ft        97%             4/15/98         96%                             Harris Teeter
      2              Sq Ft        87%             4/15/98         87%                             Kroger
      2              Sq Ft        96%             2/1/98          96%                             Wal-Mart
      2              Sq Ft        98%             5/14/98         98%                             Winn Dixie
      2              Sq Ft        91%             4/30/98         91%                             Delchamps (Jittney Jungle)
      2              Sq Ft        86%             4/28/98         86%                             Food Lion
      3              Rooms        79%            12/31/97         75%              4%
      4              Sq Ft                                                         0.2
      4              Sq Ft        92%             4/20/98         89%                             Caretenders
      4              Sq Ft       100%             5/15/98         85%                             NYNEX
      4              Sq Ft        93%             4/1/98          90%                             General Electric
      4              Sq Ft        92%             5/1/98          89%                             Fallon Comm. Health Plan
      4              Sq Ft        91%             5/1/98          88%                             Hugoton Energy Corporation
      5              Units       100%                             95%              250
      6              Sq Ft       100%             4/2/98          93%             0.19            K Mart
      7              Sq Ft       100%             5/13/98         98%              0.2            Fannie Mae
      8              Sq Ft        86%             6/1/98          77%             0.14            Lowes Cinemas (Sony)
      9              Sq Ft       100%             4/29/98         93%             0.25            M.J. Whitman, et. al.
     10              Sq Ft                                                         0.2
     10              Sq Ft       100%             1/13/98         93%                             American Medical Laboratories
     10              Sq Ft       100%             2/13/98         93%                             University of Washington
     11              Sq Ft       100%             4/16/98        100%                             The Elder-Beerman Stores Corp.
     12              Sq Ft        97%             1/31/98         92%             0.22            The Home Depot
     13              Rooms        75%            12/31/97         75%              4%
     14              Units        99%             9/29/97         92%              260
     15              Sq Ft                                                        0.29
     15              Sq Ft       100%            12/30/97         95%                             G.I. Joe's, Inc.
     15              Sq Ft       100%             5/11/98         95%                             G.I. Joe's, Inc.
     15              Sq Ft       100%             5/11/98         98%                             Office Depot
     15              Sq Ft       100%             4/17/98         95%                             G.I. Joe's, Inc.
     15              Sq Ft       100%             5/11/98         95%                             G.I. Joe's, Inc.
     15              Sq Ft       100%             5/11/98         95%                             G.I. Joe's, Inc.
     16              Sq Ft       100%             9/17/97        100%                             Kmart Corp.
     17              Sq Ft       100%             9/16/97        100%                             Kmart Corp.
     18              Units                                                         250
     18              Units        91%             4/15/98         80%
     18              Units        98%             4/15/98         94%
     18              Units        95%             4/15/98         95%
     19              Rooms                                                         4%
     19              Rooms        64%             2/28/98         62%
     19              Rooms        49%             2/28/98         48%
     19              Rooms        74%             3/13/98         70%
     19              Rooms        62%             2/11/98         62%
     19              Rooms        60%             2/11/98         52%
     19              Rooms        70%             2/11/98         72%
     19              Rooms        81%             2/11/98         75%
     19              Rooms        81%             2/11/98         79%
     19              Rooms        78%             2/11/98         75%
     19              Rooms        83%             2/11/98         75%
     20              Sq Ft
     20              Sq Ft       100%             5/8/98         100%                             ARG Enterprises, Inc.
     20              Sq Ft       100%             5/5/98         100%                             ARG Enterprises, Inc.
     20              Sq Ft       100%             5/5/98         100%                             ARG Enterprises, Inc.
     20              Sq Ft       100%             5/5/98         100%                             ARG Enterprises, Inc.
     20              Sq Ft       100%             5/3/98         100%                             ARG Enterprises, Inc.
     20              Sq Ft       100%             5/3/98         100%                             ARG Enterprises, Inc.
     20              Sq Ft       100%             5/3/98         100%                             ARG Enterprises, Inc.
     20              Sq Ft       100%             5/3/98         100%                             ARG Enterprises, Inc.
     21              Rooms                                                         5%
     21              Rooms        74%             3/31/98         72%
     21              Rooms        75%             3/31/98         75%
     21              Rooms        85%             3/31/98         73%
     22              Rooms        80%                             80%              5%
     23              Rooms        72%            12/31/97         72%              5%
     24              Units                                                         186
     24              Units        98%             3/19/98         95%
     24              Units        97%             3/19/98         95%
     25              Sq Ft       100%                            100%                             Circuit City Stores, Inc.
     26              Units        97%             4/15/98         95%              250
     27              Sq Ft       100%                            100%                             Circuit City Stores, Inc.
     28              Units        90%             4/15/98         87%              250
     29              Sq Ft        99%             4/9/98          96%             0.22            K MART
     30              Sq Ft       100%             3/31/98         96%             0.46            Kaiser Permanente
     31              Units                                                         252
     31              Units        91%             4/1/98          80%
     31              Units        91%             4/1/98          82%
     31              Units        96%            12/8/97          87%
     31              Units       100%            10/19/97        100%
     31              Units        93%             1/5/98          84%
     31              Units        96%             4/1/98          86%
     31              Units        88%            10/16/97        100%
     32              Sq Ft       100%             1/1/98         100%                             Best Buy Co., Inc.
     33              Sq Ft       100%             4/9/98          93%             0.18            K MART
     34              Sq Ft       100%             6/1/98          95%             0.15            Good Guys
     35              Rooms                                                         4%
     35              Rooms        65%             3/19/98         65%
     35              Rooms        63%             3/19/98         63%
     35              Rooms        50%             2/28/98         50%
     35              Rooms        64%             2/28/98         64%
     35              Rooms        55%             3/19/98         55%
     35              Rooms        41%             2/28/98         41%
     36              Sq Ft
     36              Sq Ft       100%                             95%                             Builders Square
     36              Sq Ft       100%                             95%                             Builders Square
     37              Units        91%             3/23/98         91%              218
     38               Beds        93%            11/30/97         93%              563
     39              Sq Ft       100%            10/31/97        100%                             Cobb Theaters II, Inc.
     40              Rooms        80%            12/31/97         75%             3.50%
     41              Units        90%             4/16/98         95%              200
     42              Sq Ft       100%                            100%                             Circuit City Stores, Inc.
     43              Units        94%             4/15/98         91%              250
     44              Rooms        86%             4/23/98         75%
     45              Units        93%             3/24/98         93%              250
     46              Sq Ft       100%             3/12/98        100%                             M. Fortunoff of Westbury Corp.
     47              Units       100%            11/24/97         95%
     48              Sq Ft        88%             1/21/98         95%             0.15            Christmas Tree Shops, Inc.
     49              Sq Ft        96%            12/19/97         90%              0.2            Essex Street Assoc.
     50              Sq Ft       100%             2/1/98         100%                             Frederick Plaza Cinemas, Inc
     51              Sq Ft                                                        0.32
     51              Sq Ft       100%             4/18/98         95%                             Inland Cold Storage
     51              Sq Ft       100%             4/18/98        100%                             Inland Cold Storage
     52              Sq Ft                                                        0.24
     52              Sq Ft        98%             2/28/98         95%                             Stereographics
     52              Sq Ft        98%             2/25/98         93%
     53              Units       100%             1/14/98         95%              313
     54              Sq Ft
     54              Sq Ft       100%             2/28/97        100%                             Shemin Nurseries, Inc. (NJ)
     54              Sq Ft       100%             2/28/97        100%                             Shemin Nurseries, Inc. (MD)
     54              Sq Ft       100%             2/28/97        100%                             Shemin Nurseries, Inc. (IL)
     54              Sq Ft       100%             2/28/97        100%                             Shemin Nurseries, Inc. (MI)
     54              Sq Ft       100%             2/28/97        100%                             Shemin Nurseries, Inc. (PA)
     54              Sq Ft       100%             2/28/97        100%                             Shemin Nurseries, Inc. (MA)
     55              Sq Ft       100%             4/30/98         95%             0.15            Eagle Home & Garden
     56              Units       100%            12/31/97         95%
     57              Units        93%             4/1/98          93%                             UAV
     58              Sq Ft       100%             9/17/97        100%                             Kmart Corp.
     59              Units       100%            11/21/97         95%
     60              Units       100%             2/13/98         95%
     61              Rooms                                                         4%
     61              Rooms        83%            12/31/97         80%
     61              Rooms        71%            12/31/97         71%
     62              Sq Ft        84%             4/1/98          83%              0.3            Hard Rock Cafe
     63              Sq Ft       100%             4/9/98          97%             0.16            K-Mart
     64              Rooms                                                         4%
     64              Rooms        74%             3/31/98         74%
     64              Rooms        71%            12/31/97         71%
     65              Units        93%             3/1/98          87%              250
     66              Units        94%             8/26/97         95%              74
     67              Units        93%             1/21/98         90%              300
     68              Units        96%            10/6/97          95%
     69              Rooms        71%             4/6/98          70%              5%             TDI One gift shop & office
     70              Rooms                                                         5%
     70              Rooms        71%            12/31/97         65%
     70              Rooms        65%            12/31/97         60%
     70              Rooms        69%            12/31/97         75%
     71              Sq Ft       100%             1/12/98         95%             0.22            Toys "R" US
     72              Units        89%             3/1/98          86%              251
     73              Units       100%            12/31/97         95%
     74               Pads                                                         53
     74               Pads       100%             3/11/98         96%
     74               Pads        95%             5/19/98         95%
     75              Sq Ft        95%             4/1/98          95%             0.15            Ames Department Store
     76              Sq Ft       100%             5/1/98          95%             0.24            Eagle Hardware and Garden, Inc
     77              Sq Ft       100%             2/26/98        100%                             Best Buy Co., Inc. #582
     78              Units        97%             2/25/98         95%              250
     79              Sq Ft       100%             2/1/98          87%              0.2            Cytec Industries, Inc.
     80              Rooms        79%            12/31/97         75%              4%
     81              Sq Ft       100%             4/17/98        100%                             The Elder-Beerman Stores Corp.
     82              Sq Ft       100%             3/1/98          95%             0.17            Beacon Hill Showrooms
     83              Units                                                         288
     83              Units       100%             3/13/98         95%
     83              Units        93%             4/1/98          95%
     83              Units       100%             3/13/98         95%
     83              Units       100%             3/13/98         95%
     83              Units       100%             3/13/98         95%
     83              Units       100%             5/1/98          95%
     83              Units       100%             3/13/98         95%
     83              Units        92%             3/13/98         95%
     83              Units       100%             3/13/98         95%
     83              Units       100%             3/13/98         95%
     83              Units       100%             3/27/98         95%
     83              Units        95%            12/31/97         95%
     83              Units        89%             4/9/98          95%
     83              Units       100%             4/3/98          95%
     83              Units        88%             3/13/98         95%
     84              Sq Ft        82%            11/17/97         85%             0.24            24 Hour Fitness
     85              Units        96%             2/24/98         95%
     86              Sq Ft        96%             2/1/98          95%             0.15            Upton's, Inc.
     87              Rooms        89%             1/26/98         80%              5%
     88              Units       100%             1/23/98         95%
     89              Units        95%             2/25/98         95%
     90              Sq Ft       100%             2/27/98        100%                             Best Buy Co., Inc. #271
     91              Rooms                                                         4%
     91              Rooms        72%             3/23/98         72%
     91              Rooms        67%             3/26/98         67%
     91              Rooms        68%             4/8/98          68%
     92              Sq Ft       100%             2/15/98         94%             0.19            Seafood City Supermarket
     93              Units        99%             3/12/98         95%              250
     94              Rooms                                                         5%
     94              Rooms        86%            12/5/97          71%
     94              Rooms        89%            12/5/97          75%
     95              Rooms        69%            12/31/97         67%              5%
     96              Rooms        61%            12/31/97                          4%
     97               Beds        87%             3/26/98         92%              250
     98              Units        93%             1/19/98         92%              250
     99              Units        98%             4/15/98         93%              263
    100              Rooms                                                         4%
    100              Rooms        77%            12/31/96         68%
    100              Rooms        71%            12/31/96         68%
    100              Rooms        66%            12/31/96         68%
    100              Rooms        86%            12/31/96         68%
    101              Units        98%             4/1/98          95%              250
    102              Sq Ft       100%             2/1/98          95%              0.1            Staples
    102              Sq Ft       100%             2/1/98          95%
    102              Sq Ft       100%             2/1/98          95%
    103              Sq Ft       100%            12/31/97         95%             0.15            AT&T
    104              Rooms        78%             1/31/98          4.00%          4.00%
    105              Sq Ft       100%             7/12/97        100%             0.64            United Artists
    106              Rooms        81%            11/18/97         75%
    107              Rooms        79%            11/30/97         79%              5%
    108              Sq Ft       100%             9/30/97         88%              0.2            Neuman Distributors, Inc.
    109              Sq Ft       100%             4/30/98        100%                             Eagle Food Centers, Inc.
    110              Rooms        68%            12/31/97         62%              5%
    111              Units        97%             1/31/98         95%              250
    112              Sq Ft       100%             4/14/98        100%                             Office Depot, Inc.
    113              Sq Ft        94%             6/1/98          92%             0.25            Walker Group
    114              Units        96%             9/1/97          92%              200
    115              Sq Ft        89%             2/5/98          87%             0.25            Southern Cal. Fitness Ctr.
    116              Rooms        74%                             74%              5%
    117              Sq Ft       100%             4/30/98        100%                             Eagle Food Centers, Inc.
    118               Pads        99%             3/11/98         96%              50
    119              Units        89%             1/31/98         92%              247
    120              Sq Ft                                                         0.2
    120              Sq Ft       100%                             95%                             Morgan Keegan
    120              Sq Ft        91%             2/1/98          95%                             Union Planter's National Bank
    121              Sq Ft       100%             1/31/98         95%             0.49            Imperial Market
    122              Units       100%             2/28/98         97%              50
    123              Rooms        72%             4/15/98         75%              4%
    124              Sq Ft        92%            11/11/97         91%             0.22            Kroger (Big Lots, sublessee)
    125              Units        96%             2/26/98         97%              250
    126              Sq Ft        93%             4/5/98          95%             0.14            Trader Joes
    127              Sq Ft        95%             4/1/98          92%              0.2            Sears Appliance Center
    128              Sq Ft        92%            10/31/97         90%             0.15            Sovereign Bank
    129               Pads        99%             5/8/98          96%              50
    130              Units        91%            10/3/97          91%              251
    131              Rooms                                                         5%
    131              Rooms        68%             2/10/98         68%              5%
    131              Rooms        71%             2/10/98         71%              5%
    132              Sq Ft        94%            12/31/97         93%              0.2            TranSouth Suite 300
    133              Sq Ft       100%            12/19/97         95%             0.23            Packeteer, Inc.
    134              Rooms        51%            12/31/97         58%              5%
    135              Units        96%             9/19/97         95%              250
    136              Sq Ft       100%            10/12/97         92%              0.2            Monsanto
    137              Sq Ft       100%             1/26/98         98%             0.13            Commerce Bank
    138              Sq Ft       100%                             93%              0.2            Inspire Insurance Solutions
    139              Sq Ft        93%                             91%             0.32            Cardiology Diagnostic Associates
    140              Units        96%             3/25/98         90%              315
    141              Sq Ft       100%             2/27/98        100%                             Best Buy Co., Inc., #285
    142              Sq Ft       100%             2/8/98          93%              0.2            Avondale Industries
    143              Sq Ft        96%             4/1/98          91%                             DCH Diagnostic
    144              Rooms        88%             3/31/98         80%              4%
    145              Rooms        76%             4/9/98          75%              4%
    146               Pads       100%             1/1/98          94%
    147              Sq Ft        98%                             95%                             Kingley-Bate
    148              Units        94%             2/23/98         94%              178
    149              Rooms        73%             3/31/98         64%              5%
    150              Sq Ft       100%             2/28/98        100%                             Best Buy Co., Inc. #270
    151              Sq Ft       100%                            100%             0.19            Winn-Dixie Stores, Inc.
    152              Sq Ft       100%             2/6/98         100%             0.32            Stoughton CVS, Inc.
    153              Units        67%             2/28/98         68%             3.00%
    154              Sq Ft        98%             4/9/98          97%             0.22            Watson's Clothing Store
    155              Sq Ft       100%             5/8/98          90%              0.2            Bechtel Power Corporation
    156              Units       100%             2/28/98         95%              250
    157              Units        97%             3/12/98         92%              302
    158              Units        99%             2/26/98         95%              283
    159              Sq Ft       100%             3/1/98          97%             0.59            Ames Pert Store
    160              Units        95%             3/27/98         95%              300
    161              Sq Ft       100%             2/26/98        100%                             Best Buy Co., Inc. (#6)
    162              Rooms        67%            12/31/97         65%              5%
    163              Sq Ft       100%             3/1/98          98%                             K-Mart
    164              Units        88%            12/31/97         80%              5%
    165              Sq Ft       100%            11/14/97        100%                             PETsMART, Inc.
    166               Pads        90%             3/11/98         90%              51
    167              Units        97%             4/8/98          95%            221.38           Dr. Eileen Hartsoe
    168              Sq Ft       100%            11/11/97        100%             0.15            SPORTSWORLD
    169              Sq Ft        92%             3/20/98         92%              0.2            City Limits Restaurant
    170              Units        95%             1/21/98         95%                             Variety Mart
    171              Sq Ft                                                        0.39
    171              Sq Ft       100%             5/7/98         100%                             Rite Aid of Georgia, Inc.
    171              Sq Ft       100%             5/7/98         100%                             Rite Aid of Georgia, Inc.
    172              Sq Ft       100%            11/21/97        100%                             PETsMART, Inc.
    173              Sq Ft        81%            10/30/97         87%             0.24            TJ Maxx
    174              Sq Ft       100%             2/9/98         100%              3%
    175              Sq Ft        95%             1/31/98         95%             0.35            Manatee Diagnostic
    176              Sq Ft       100%            12/19/97        100%                             PETsMART, Inc.
    177              Sq Ft       100%            12/15/97        100%                             Canad, Inc.
    178              Sq Ft       100%            10/25/97        100%                             PETsMART, Inc.
    179              Sq Ft       100%            10/27/97        100%                             PETsMART, Inc.
    180              Sq Ft       100%             6/1/98         100%                             Rite Aid Corporation
    181              Sq Ft       100%             2/26/98        100%                             Best Buy Co., Inc.
    182              Sq Ft       100%             4/1/98          92%              0.2            Kleinfelder, Inc.
    183              Sq Ft       100%             5/14/98         89%             0.27            Digiscope (Sullivan Graphics)
    184              Sq Ft        92%             1/31/98         90%
    185              Sq Ft       100%            11/3/97         100%                             PETsMART, Inc.
    186              Sq Ft        95%            12/10/97         90%              0.2            Ross Dress for Less
    187              Sq Ft       100%             6/1/98         100%                             Winn Dixie Stores, Inc.
    188              Units                                                         258
    188              Units       100%             1/21/98         95%
    188              Units       100%             1/21/98         95%
    189              Sq Ft        96%             4/23/98         95%              0.2            Hofer Machinery, Inc.
    190              Sq Ft       100%             5/1/98          95%                             Staples, Inc.
    191              Sq Ft       100%             3/30/98        100%              3%             Natomas Racquet CLub
    192              Rooms        76%             2/28/98         71%              5%
    193              Sq Ft       100%            11/3/97         100%                             PETsMART, Inc.
    194              Sq Ft       100%            11/5/97          87%              4%             Ace Hardware
    195              Units        94%             5/8/98          90%              267
    196              Sq Ft       100%            11/20/97        100%                             PETsMART, Inc.
    197              Sq Ft                                                        0.13
    197              Sq Ft       100%            12/1/97          95%                             Keith Properties
    197              Sq Ft       100%            12/1/97          95%                             Old Colony Hospice
    197              Sq Ft       100%            12/1/97          95%                             Leo R. Mugo
    197              Sq Ft       100%            12/1/97          95%                             Fun Designs Inc.
    197              Sq Ft       100%            12/1/97          95%
    198              Sq Ft       100%            12/15/97        100%                             Canad, Inc.
    199              Rooms        91%             8/31/97         80%              5%
    200              Sq Ft       100%             6/1/98         100%                             Rite Aid Corporation
    201              Units        98%            12/31/97         95%              200
    202              Sq Ft        77%            11/12/97         70%             0.15            Brookshire Brothers Supermkt
    203              Sq Ft       100%             5/1/97          95%              0.2            Aaron Brothers
    204              Sq Ft        92%             5/1/98          94%             1.19            Med & Health Research Assoc NY
    205               Pads        97%             3/11/98         94%             49.58
    206               Pads       100%             1/23/98         95%
    207              Sq Ft       100%            11/3/97         100%                             PETsMART, Inc.
    208              Sq Ft        73%             3/11/98         80%             0.15            Kash - N - Karry
    209                                                                            5%
    209              Rooms        53%            12/31/97         55%
    209              Sq Ft       100%            12/31/97         55%                             Denny's
    210              Sq Ft       100%            12/31/97         89%             0.28            Fertility & Gynecology
    211              Sq Ft       100%             1/1/98         100%                             Eckerd Corp.
    212              Sq Ft       100%            11/13/97        100%                             PETsMART, Inc.
    213              Rooms        73%            12/31/97         72%              4%
    214              Sq Ft       100%             2/1/98          93%             0.18            Iberia Tile
    215              Sq Ft       100%            12/2/97         100%                             Rite Aid of Michigan, Inc.
    216              Sq Ft        99%             3/12/98         94%              0.2            Harbor Management
    217              Units                                                         250
    217              Units       100%             8/31/97         95%
    217              Units       100%             8/31/97        100%
    217              Units       100%             8/31/97        100%
    217              Units       100%             8/31/97        100%
    218              Sq Ft       100%             2/18/98         95%             0.25            Better than Butter Corp.
    219              Sq Ft       100%            11/14/97        100%                             PETsMART, Inc.1/10/18
    220              Sq Ft        98%             4/1/98          95%             0.21            Mario's Italian Restaurant
    221              Sq Ft                                                                        Zahn Dental
    221              Sq Ft        89%            11/19/97         89%                             GMAC
    221              Sq Ft        89%            11/19/97         89%                             ADC
    222              Sq Ft       100%             6/17/97        100%                             Office Depot, Inc.
    223              Sq Ft       100%             6/1/98         100%             0.15            Winn Dixie Stores, Inc.
    224              Sq Ft       100%             3/1/98          95%             0.28            Tempo
    225              Sq Ft       100%            10/7/97          94%             0.28            Oliver & Winston, Inc.
    226              Rooms        79%            12/31/97         75%              4%
    227               Pads        99%             3/1/98          95%              50
    228              Sq Ft        95%             1/31/98         95%             0.22            Dynamatic Corp
    229              Rooms        68%             2/15/98         68%              4%
    230              Sq Ft        98%            11/1/97          93%              0.1            The Grand Union Company
    231              Sq Ft       100%             4/22/98         90%              0.2            Summit Graphics
    232              Rooms        97%             1/31/98         95%              5%
    233              Sq Ft       100%             4/1/98          95%              0.5            Leeman Labs
    234              Rooms        70%             3/25/98         70%              4%
    235              Sq Ft       100%             6/1/98         100%             0.19            Eckerd Corporation
    236              Sq Ft        82%             1/5/98          81%             0.22            Lone Wolf Cafe
    237              Rooms        73%            10/31/97         72%              5%
    238              Rooms                                                        5.00%
    238              Rooms        67%            12/31/97         70%              5%
    238              Rooms        72%            12/31/97         70%              5%
    239              Sq Ft       100%            11/1/97         100%             0.38            Walgreen Co.
    240              Sq Ft        86%             3/19/98         84%             0.23            Video Update
    241              Sq Ft       100%            12/23/97        100%                             Eckerd Corp.
    242              Units        95%             3/31/98         95%              250
    243               Pads       100%             3/11/98         96%              64
    244              Sq Ft       100%             3/1/98          95%             0.15            NYC Pizza
    245               Pads       100%            12/1/97          94%              66
    246              Sq Ft       100%             3/3/98         100%              0.3            Towne Lake Parkway CVS, Inc.
    247              Sq Ft       100%             7/31/97        100%             0.37            Rite Aid of Michigan, Inc.
    248              Sq Ft       100%             6/1/98         100%                             Rite Aid Corporation
    249              Sq Ft       100%             4/6/98         100%             0.65            Rite Aid Corporation
    250              Rooms        56%            12/31/97         50%              5%
    251              Sq Ft        97%             3/27/98         95%             0.22            Winn Dixie
    252              Sq Ft       100%             9/30/97         95%             0.16            Catonsville Comm. College
    253              Rooms        86%            11/30/97         80%              5%
    254              Units        98%             3/27/98         94%              250
    255              Sq Ft        96%            11/27/97         93%             0.35            Peter Piper Pizza
    256              Rooms        64%             4/17/98         70%              5%
    257              Sq Ft       100%             3/8/98          98%             0.28            Marshalls
    258               Pads        92%             2/19/98         95%              51
    259              Sq Ft       100%             2/18/98        100%             0.38            Rite Aid of Ohio, Inc.
    260              Rooms        56%            11/30/97         57%             6.80%
    261              Rooms        68%            12/31/97         68%              4%
    262              Sq Ft       100%             2/1/98          95%                             Devrouax & Purnell
    263               Pads        94%             1/27/98         93%              50
    264              Sq Ft       100%             1/29/98         90%
    265              Units        99%            10/8/97          95%              250
    266              Sq Ft       100%             2/4/98          95%             0.15            Graceton Supermarkets
    267              Units        96%             3/26/98         91%              275
    268              Sq Ft       100%            12/31/97         93%              0.2            Dozier, Millard, Pollard & Murphy
    269              Units       100%             1/22/98         95%              250
    270              Rooms        58%            12/31/97         58%              5%
    271              Sq Ft                                                         0.2
    271              Sq Ft       100%            11/17/97         95%                             ATI
    271              Sq Ft       100%            11/17/97         95%                             USUI
    272              Sq Ft       100%             3/25/98         95%              0.2            Brinks Security
    273              Sq Ft       100%             3/25/98         95%             0.15            Volvo GM
    274              Sq Ft        92%             2/20/98         92%             0.25            SS. Herron & Associates
    275              Sq Ft       100%            11/18/97        100%              0.3            Rite Aid of Maine, Inc.
    276              Sq Ft       100%             6/1/98         100%                             Rite Aid Corporation
    277              Sq Ft       100%             8/1/97          95%              0.2            Troy Internal Medicine
    278              Sq Ft       100%             3/16/98         95%             0.33            Kmart Corporation
    279              Sq Ft       100%             6/17/97        100%             0.37            Rite Aid of Michigan, Inc.
    280              Sq Ft        78%             9/19/97         82%             0.28            California Beauty Academy
    281              Units        97%             4/30/98         94%              260
    282              Sq Ft        83%             2/6/98          83%             0.11
    283               Pads        99%            12/16/97         95%              50
    284              Sq Ft       100%            12/9/97          95%             0.15            Food Lion
    285              Sq Ft        95%             3/16/98         95%             0.27            Kmart Corporation
    286              Sq Ft       100%             5/7/98         100%             0.48            Rite Aid of Georgia, Inc.
    287              Sq Ft       100%             3/31/98         94%             0.15            Classic Tile
    288               Pads        97%             3/11/98         95%              52
    289              Units       100%             3/1/98          95%              250
    290              Sq Ft       100%             1/1/98          95%             0.35            Levine, Hirsch
    291              Sq Ft        88%             1/1/98          88%             0.29            Knick Knack Craft Mall
    292              Units        85%             4/16/98         85%              253
    293              Sq Ft       100%             3/11/98         95%             0.12            Skechers USA, Inc.
    294              Sq Ft        98%            12/15/97         93%
    295              Sq Ft        99%             9/25/97         90%
    296              Units        83%             6/30/97         75%              5%
    297              Sq Ft       100%             3/25/98         95%              0.2            FDGM, Inc.
    298              Sq Ft       100%             1/28/98         95%             0.32            New Liberty Insurance
    299              Sq Ft                                                         0.2            U.S. Postal Service
    299              Sq Ft       100%            12/20/97        100%                             U.S. Postal Service
    299              Sq Ft       100%            12/20/97        100%                             U.S. Postal Service
    300              Sq Ft        98%            12/8/97          95%             0.25            The Jag Group
    301              Sq Ft        95%             3/1/98          90%             0.16            Riverside County Health Clinic
    302               Pads                                                         50
    302               Pads        77%            12/31/97         77%
    302               Pads       100%            12/31/97         95%
    303              Units       100%             2/1/98          95%              288
    304              Units       100%            12/15/97         95%              250
    305              Sq Ft       100%             6/1/98         100%             0.15            Rite Aid
    306              Units        91%             9/25/97         90%              187
    307              Units        90%             2/1/98          90%              298
    308               Pads       100%            12/31/97         95%
    309              Sq Ft       100%             2/19/98        100%              0.2            U.S. Postal Service
    310              Sq Ft       100%             6/1/98         100%             0.15            Rite Aid
    311              Sq Ft       100%             4/1/98          94%             0.24            Seven Eleven
    312              Sq Ft        88%             1/20/98         88%             0.22
    313              Rooms        33%            10/31/97         33%              5%
    314              Rooms        60%            12/31/97         60%              5%
    315              Sq Ft       100%             3/12/98         95%              0.2            Alloy & Stainless, Inc.
    316              Sq Ft        99%             2/1/98          90%             0.18            Pub Set Inc.
    317              Sq Ft        97%             3/31/98         91%              0.2            Protective Services, Inc.#3204
    318              Sq Ft       100%             4/1/98          92%              0.2            Hoosier Motor Club
    319               Pads       100%            12/31/97         95%
    320              Units                                                         324
    320              Units       100%            10/3/97          95%
    320              Units       100%            10/3/97          95%
    321              Sq Ft        83%            12/1/97          83%              0.2            Pastene Food Companies
    322               Pads        96%             1/31/98         95%              50
    323              Units       100%             3/1/98          90%              250
    324              Sq Ft        97%             4/2/98          85%             0.24            Diversified Transportation






                 Lease         % of                                             Lease            % of
                 Expiration    Total                                            Expiration       Total
    Loan #       Date 1        SF        Tenant 2                               Date 2           SF
    ------       ----------    ----      --------                               ----------       -----
      1
      1           1/31/02      40        Blockbuster                              1/31/01         30
      1          10/31/99      25        Footlocker                              10/31/01         25
      1           3/31/01      55        Trak Auto                                1/31/01         17
      1           3/31/18      39        Staples                                  4/30//07        24
      1          11/30/06      23        Frank's Nursery & Crafts                11/1/11          17
      1           4/30/01      21        Hudson Trail Outfitters                  2/29/08         20
      1           1/31/08      23        Super Crown Books                        3/31/00          8
      1           1/31/08     100
      1           2/28/03      16        Von's Grocery                            3/31/06         15
      1          12/31/00      16        Save on Drugs                            2/27/01         15
      1          10/31/05      71        Super Crown Books                       12/31/00         29
      1           1/31/06      15        Show Biz Pizza                          10/31/02         14
      1           3/31/11      41        CVS Pharmacy                            12/31/99         19
      1           5/31/01      40        Trak Auto                                1/31/03         19
      1          12/31/04      20        Drug Emporium                            7/31/99         19
      2
      2           1/31/09      42        Revco                                    2/28/04         11
      2          12/1/98       43        Bruno's                                 12/1/98          20
      2          12/31/17      74        Revco                                    1/31/12         16
      2          11/30/04      31        TJ Maxx                                  8/31/07         19
      2          12/31/01      63        CVS Pharmacy                             2/28/04         13
      2           8/1/16       63        Blockbuster Video                        6/30/01          7
      2           9/30/17      66        Moovies, Inc.                            9/30/07          7
      2           4/30/17      52        Revco                                    8/31/06          8
      2          10/31/04      27        Circut City                              1/31/13         13
      2          11/30/12      41        Kroger                                   1/30/12         28
      2           7/22/07      50        Eckerds                                  5/14/03         11
      2           5/31/13      64        Revco                                    7/31/01         14
      2          11/30/06      38        Beall's                                  6/17/02         24
      2          11/30/14      33        Winn Dixie                               1/18/09         21
      2          10/31/09      47        Revco                                    3/31/00         12
      2           3/4/08       34        Wood's Sentry Hardware                   6/30/98         13
      2           8/31/06      51        Jackson Clinic                           6/30/99          7
      2           9/9/17       76        Blockbuster                             12/1/02           3
      2           3/1/13       62        Cato                                     1/1/03           9
      2           3/30/09      41        Badcock Home Furnishing                  5/31/02         14
      2           4/14/18      71        Blimipie                                 6/30/08          3
      3
      4
      4           2/28/01      28        Homecare                                10/31/01         16
      4           5/30/07      52        McLane, Graf, et al                      5/27/12         27
      4           3/31/99      20
      4          12/31/99      47
      4           7/15/06      11
      5
      6           1/31/13      21        Xtra                                     4/30/12         12
      7           4/30/03      75        Tenley Sport & Health                   12/31/07          8
      8           4/24/17      14        Oshmans                                  1/31/17         10
      9           2/28/03      7         Consulate General of Jamaica             4/30/08          6
     10
     10          12/31/16     100
     10           2/28/08     100
     11           3/31/18     100
     12           1/31/04      26        JBR, Inc.                                6/30/03         11
     13
     14
     15
     15           4/30/13     100
     15           4/30/13     100
     15           5/1/08      100
     15           4/30/13     100
     15           4/30/13     100
     15           4/30/13     100
     16          10/31/22     100
     17          10/31/22     100
     18
     18
     18
     18
     19
     19
     19
     19
     19
     19
     19
     19
     19
     19
     19
     20
     20           5/31/23     100
     20           6/1/23      100
     20           6/1/23      100
     20           6/1/23      100
     20           6/1/23      100
     20           6/1/23      100
     20           6/1/23      100
     20           6/1/23      100
     21
     21
     21
     21
     22
     23
     24
     24
     24
     25           6/30/20     100
     26
     27           6/30/20     100
     28
     29           9/30/13      44        Capri Del                                3/31/13         12
     30          11/30/99      18        Vivaande Restaurant                      8/31/04          8
     31
     31
     31
     31
     31
     31
     31
     31
     32          11/30/17     100
     33           8/30/05      29        Pueblo                                   1/31/05         17
     34           5/31/08      29        Super Crown Books                        1/31/99         19
     35
     35
     35
     35
     35
     35
     35
     36
     36
     36
     37
     38
     39          10/31/22     100
     40
     41
     42           6/30/20     100
     43
     44
     45
     46           4/30/13     100
     47
     48           8/31/16      41        Three D Departments, Inc.                8/31/12         18
     49           8/31/00      7         Commonwealth Metal                       6/30/01          6
     50           1/31/23     100
     51
     51           4/1/03      100
     51           4/1/03      100
     52
     52           7/30/00      13        Ecumenical Association                   3/31/99          7
     52
     53
     54
     54           2/28/17     100
     54           2/28/17     100
     54           2/28/17     100
     54           2/28/17     100
     54           2/28/17      88
     54           2/28/17     100
     55          10/30/17     100
     56
     57
     58          10/31/22     100
     59
     60
     61
     61
     61
     62           3/31/03      17        Gold's Gym                               3/31/03         11
     63           8/31/03      40        Pueblo                                   1/31/09         34
     64
     64
     64
     65
     66
     67
     68
     69           4/30/10                Wilson's Little Texas                   12/10/02         22
     70
     70
     70
     70
     71          11/21/18      42        Circuit City Stores, Inc.                1/31/15         36
     72
     73
     74
     74
     74
     75          12/31/05      44        Grand Union Supermarket                  9/1/10          32
     76           8/31/17     100
     77           2/26/18     100
     78
     79          11/30/02     100
     80
     81           1/31/21     100
     82          12/1/02       35        Pacific Showrooms West, Inc.             9/1/01          12
     83
     83
     83
     83
     83
     83
     83
     83
     83
     83
     83
     83
     83
     83
     83
     83
     84           7/1/01       18        GSA Veterans Administration              4/1/03          14
     85
     86           7/30/00      44        Brookwood Grill                          2/28/01          7
     87
     88
     89
     90           2/26/18     100
     91
     91
     91
     91
     92           6/30/20      34        IHOP                                     3/31/08          7
     93
     94
     94
     94
     95
     96
     97
     98
     99
    100
    100
    100
    100
    100
    101
    102           1/1/01       29        New England College of Optometry         7/31/06         29
    102
    102
    103           1/31/02      60        Thoroughbred Software                   12/31/02         21
    104
    105          12/31/15     100
    106
    107
    108           7/31/04      76        First Union                              3/31/00          8
    109           4/30/20     100
    110
    111
    112           9/29/16     100
    113           5/31/00      18        Young Adult Institute                    9/30/04         14
    114
    115           4/30/00      28        USC                                      6/30/03         15
    116
    117           4/30/20     100
    118
    119
    120
    120          10/31/06      50        Pan Energy Inc.                                          16
    120           8/31/07      66        Allen & Hoshall Limited                                  25
    121           4/30/99      8         Discount Mart                            1/30/01          2
    122
    123
    124           3/31/00      20        Goody's                                  8/31/99         13
    125
    126           6/30/07      23        CVS                                      3/31/13         22
    127           6/7/99       15        Ace Hardware                             8/31/07         15
    128           9/30/04      8         Buy-Rite Liquors, Inc.                   5/30/04          4
    129
    130
    131
    131
    131
    132           5/13/04      16        Bank One (Suite 100)                     9/30/99         15
    133          11/30/02     100
    134
    135
    136          11/30/00      34        Port Cargo Services                      3/31/02         34
    137           6/30/04      89        Interarch                                6/30/04          7
    138           4/30/03      35        Computer Store                           5/31/00          7
    139           5/30/01      22        NME Hospital, Inc.                       6/23/05         20
    140
    141           2/26/18     100
    142          10/31/00      70        Morse Controls                          10/31/99         20
    143           6/30/06      17        Pediatric Associates                     5/31/02         12
    144
    145
    146
    147          11/19/98      18        Trinity Church                           6/20/05         17
    148
    149
    150           2/26/18     100
    151           2/25/18     100
    152           1/31/19     100
    153
    154           4/15/11      23        Dawahares                               11/30/07         14
    155           2/28/03     100
    156
    157
    158
    159           1/1/05       39        Shaw's Supermarket                       2/1/12          20
    160
    161           2/26/18     100
    162
    163           6/30/18     100
    164
    165           1/10/18     100
    166
    167          12/31/01      3         Universal Property                       5/31/99          3
    168           9/30/16     100
    169           7/31/08      5         Wells Fargo Gaurd Service                2/28/01          5
    170           3/31/98      1         American PCS, LP                         8/31/99
    171
    171           7/15/17     100
    171           7/15/17     100
    172           1/10/18     100
    173          10/31/00      34        Tai Pan                                  6/30/98          6
    174
    175           8/31/03      25        Women's Health                           8/17/07         14
    176           1/10/18     100
    177           1/31/23     100
    178           1/10/18     100
    179           1/10/18     100
    180          12/1/19      100
    181           2/26/18     100
    182           5/31/04      73        Computer Utilization                     1/31/00         18
    183           8/31/02      60        Cenergi Service, Inc.                    1/31/01         28
    184
    185           1/10/18     100
    186           8/31/04      48        Seminole Community College              10/31/99         18
    187           2/26/17     100
    188
    188
    188
    189           1/31/99      7         Auto Fitness Center                      3/31/00          7
    190           2/28/03     100
    191                       100
    192
    193           1/10/18     100
    194          11/30/01      21        Blockbuster Video                        6/30/99         18
    195
    196           1/10/18     100
    197
    197           9/1/00       33        Keith Construction                      11/1/98          33
    197          11/1/98       3         Farina & Associates                      7/1/98          11
    197          12/1/98       8         Kevin LaLonge                           10/1/98           8
    197           4/1/00       38        Smith/Monsees/Penza                     10/1/02          18
    197
    198           1/31/23     100
    199
    200          12/1/19      100
    201
    202           6/30/07      44        Family Dollar                           12/31/98          8
    203           3/31/04      37        Rocket Video                             1/30/01         21
    204           9/30/00      17        Best Bagels                              6/30/03         11
    205
    206
    207           1/10/18     100
    208           5/15/21      33        Eckerd Drug                              3/31/03          9
    209
    209
    209
    210           9/30/01      17        Marc Malberg, M.D.                      11/1/02          11
    211          12/17/17     100
    212           1/10/18     100
    213
    214           5/1/01       27        Schwans Wholesale Foods                  2/1/01          18
    215          12/31/22     100
    216           4/30/99      16        Spectronis                               6/21/05         11
    217
    217
    217
    217
    217
    218           5/31/05      43        Next Management Agency                   3/31/04         30
    219           1/10/18     100
    220          12/31/07      16        Unique Cleaners                          6/25/05         12
    221           8/31/98      10        ADC Communications                       6/24/05          8
    221
    221
    222           3/30/16     100
    223           3/2/15      100
    224          12/31/02      35        El Pollo Loco                            7/30/06         12
    225          12/21/03      25        Frazee Industries, Inc.                  1/12/02         21
    226
    227
    228           7/9/05       95
    229
    230          11/30/11      54        Rite Aid of New York, Inc.              11/30/11         30
    231           5/31/01      46        Closure Systems                          4/30/02         24
    232
    233           3/1/08      100
    234
    235           1/31/18     100
    236           9/30/03      16        Slick Willie's                           7/31/02         13
    237
    238
    238
    238
    239           8/31/56     100
    240           9/30/06      28        Famous Fred Pizza & Grill               12/31/01         13
    241          10/21/17     100
    242
    243
    244           8/31/02      11        Le Cabaret                               6/20/05         10
    245
    246           1/31/18     100
    247           3/31/22     100
    248          12/1/19      100
    249           3/31/23     100
    250
    251           7/31/05      44        CVS Pharmacy                             6/22/05         15
    252           6/30/00      31        Premier Travel                           1/31/10         25
    253
    254
    255           2/28/06      23        Elliot's Unfinished Furniture            5/31/98         13
    256
    257           7/1/01       62        Olive Garden                             7/27/05         19
    258
    259           8/31/17     100
    260
    261
    262           9/30/02      32        Kenneth Robinson & N. Hantz              6/21/05         18
    263
    264
    265
    266           3/11/14      77        Eckerd Drug Store                        7/6/05          20
    267
    268           3/31/99      35        Southernet, Inc.                         8/31/01         18
    269
    270
    271
    271           4/30/99      60        Law Engineering                          8/31/98         40
    271           9/30/02     100
    272           2/28/08     100
    273           6/30/99      40        PPG Industries                           9/30/99         29
    274           7/31/98      14        Handleman Company                        8/14/98         12
    275          10/31/17     100
    276          12/1/19      100
    277          12/31/99      62        Michigan Heart                          10/31/99         16
    278          10/25/03     100
    279           5/31/22     100
    280           5/31/99      13        Emperor's Kitchen                        6/25/05         13
    281
    282
    283
    284          12/17/05      54        Eckerd Drugs                             6/28/05         19
    285           4/6/03      100
    286           4/25/17     100
    287          11/30/01      39        Wilshire Coin                           12/1/02          25
    288
    289
    290           4/30/00      13        Dr, Schwartz                             4/30/00         12
    291          10/29/00      32        Flowers Baking                           7/31/99         19
    292
    293           6/30/07      67        Olin Ctr for Internat'l Study            1/31/03         33
    294
    295
    296
    297           2/28/01      55        L.E. Balance Electrical                  7/31/99         27
    298           9/30/01      18        West Comp Insurance                      2/26/01         13
    299                       100
    299          11/2/16      100
    299           6/19/17     100
    300           6/30/02      16        Henken Orthodontics                     12/31/00          7
    301           9/15/00      37        Riverside County Office of Ed.           1/17/99         14
    302
    302
    302
    303
    304
    305           9/1/16      100
    306
    307
    308
    309          12/1/17      100
    310          11/17/16     100
    311           5/31/03      34        Town Cleaners                           10/31/98         21
    312
    313
    314
    315           5/1/10      100
    316           9/30/99      9         Life Extension Foundation               11/30/98          5
    317          10/31/00      16        Diamond & Jewelry #3268                  7/31/98          7
    318           8/1/02       17        McGilvery's Pub                          6/25/05         12
    319
    320
    320
    320
    321           6/30/02      15        ISI/Checkpoint                           6/24/05         13
    322
    323
    324          10/31/00      26        Kirk Howell,CPA                          3/31/01         16







                                                          Lease             % of
                                                          Expiration        Total
     Loan #      Tenant 3                                 Date 3            SF
     ------      --------                                 -----------       ----
       1
       1         Trak Auto                                 1/31/01          30
       1         Up Against the Wall                       8/31/01          25
       1         6-Twelve                                  1/31/98           6
       1         Total Crafts                              7/31/03          14
       1         Montgomery Wards (Dark)                   4/30/02          13
       1         Trak Auto                                 1/31/01           6
       1         Blockbuster Video                         3/31/00           6
       1
       1         Ross Dress for Less                       1/31/04          12
       1         Loehmann's                               11/30/03          14
       1
       1         CVS                                       3/31/05          12
       1         Super Trak #619                           9/30/04          15
       1         Murry's Steaks                            4/30/01          16
       1         PetsMart                                  1/31/03          15
       2
       2         Cato                                      1/31/99           8
       2         TJ Maxx                                  12/1/98           10
       2         Pizza Hut                                 1/8/02            3
       2         Books-a-Million                           1/31/06          15
       2         Movie Gallery                            12/31/99           3
       2         Dollar Tree                               6/30/01           5
       2         Jo's Hallmark                             2/28/03           5
       2         Ladies Workout Express                    1/31/02           5
       2         Discovery Zone                           10/31/03           8
       2         Fashion Bug                               1/31/99           4
       2         The CATO Corporation                      1/31/97           6
       2         Lenz Dry Cleaning                         2/28/00           4
       2         Pro Health & Fitness                     12/31/99          14
       2         Regal Theatre                             5/31/06          11
       2         Movie Starz                               8/31/99           7
       2         Revco                                    11/30/98          12
       2         American Homepatient                      4/30/00           4
       2         Hibbett Sporting Goods                    8/1/02            3
       2         Blockbuster Video                         2/1/06            8
       2         Rite Aid (fka Harco)                     10/14/00           9
       2         Lake Murray Cleaners                      8/31/03           3
       3
       4
       4         Sprint                                    4/30/01          12
       4         Merrill Lynch                             3/31/05           4
       4
       4
       4
       5
       6         Woolworth                                 1/31/03           9
       7         Cineplex Odeon                           12/31/03           7
       8         Hobby Lobby                              10/31/16           9
       9         P.M. of Jamaica to the UN                 4/30/08           5
       10
       10
       10
       11
       12        Sportmart                                 1/31/01          11
       13
       14
       15
       15
       15
       15
       15
       15
       15
       16
       17
       18
       18
       18
       18
       19
       19
       19
       19
       19
       19
       19
       19
       19
       19
       19
       20
       20
       20
       20
       20
       20
       20
       20
       20
       21
       21
       21
       21
       22
       23
       24
       24
       24
       25
       26
       27
       28
       29        Walgreens                                10/31/05           4
       30        Opera Cinema                              8/31/04           7
       31
       31
       31
       31
       31
       31
       31
       31
       32
       33        Senorial Cinemas                         11/30/07           6
       34        Blockbuster Music                        12/31/03          19
       35
       35
       35
       35
       35
       35
       35
       36
       36
       36
       37
       38
       39
       40
       41
       42
       43
       44
       45
       46
       47
       48        A.C. Moore                                7/31/07          16
       49        Carle & Christie                         10/22/01           4
       50
       51
       51
       51
       52
       52        Stetson Engineers                        10/31/98           6
       52
       53
       54
       54
       54
       54
       54
       54
       54
       55
       56
       57
       58
       59
       60
       61
       61
       61
       62        Citco                                     4/30/01           8
       63        Walgreen's                               11/30/98          10
       64
       64
       64
       65
       66
       67
       68
       69        Sbarro                                    9/30/03
       70
       70
       70
       70
       71        OfficeMax, Inc.                           4/30/13          22
       72
       73
       74
       74
       74
       75        CVS Drug Store                           12/31/05           7
       76
       77
       78
       79
       80
       81
       82        Provasi                                   3/1/03            6
       83
       83
       83
       83
       83
       83
       83
       83
       83
       83
       83
       83
       83
       83
       83
       83
       84        Franchise Tax Board                       7/1/03           14
       85
       86        Cafe Renaissance                         12/31/99           4
       87
       88
       89
       90
       91
       91
       91
       91
       92        99 Cent Warehouse                        11/30/02           6
       93
       94
       94
       94
       95
       96
       97
       98
       99
      100
      100
      100
      100
      100
      101
      102        Partners Healthcare                      12/31/07          29
      102
      102
      103        Enorex Microsystems                       8/31/02           8
      104
      105
      106
      107
      108        Burns International                       3/31/02           5
      109
      110
      111
      112
      113        Housing Works, Inc                        8/31/15          11
      114
      115        A.D. Banker                              12/31/02           8
      116
      117
      118
      119
      120
      120        Kerioth Corp.                             2/29/08          14
      120
      121        Shoes 4 Less                              3/15/01           2
      122
      123
      124        Heilig-Meyer                              8/31/01          13
      125
      126        Allstar Video                             2/1/04           17
      127        S. Valley Care                            5/20/02           9
      128        Gloria Nilson, Realtors, Inc.             2/28/99           4
      129
      130
      131
      131
      131
      132        TranSouth (Suite 700)                     5/11/00          13
      133
      134
      135
      136        Hopeman                                   8/31/91          17
      137        Site Development, Inc.                    6/30/04           4
      138        Time Warner Corp                          4/14/00           5
      139        Medical Ambulatory Care, Inc.            12/31/02          20
      140
      141
      142        President Baking Company, Inc.            6/30/99           5
      143        Dr. Fine                                  5/31/03           7
      144
      145
      146
      147        Karon Gym                                 2/28/99          16
      148
      149
      150
      151
      152
      153
      154        Watson's Home Store                       4/15/11          14
      155
      156
      157
      158
      159        CVS Pharmacy                              8/1/99            7
      160
      161
      162
      163
      164
      165
      166
      167
      168
      169        HRN Services                              4/30/99           4
      170        APC                                       3/31/98
      171
      171
      171
      172
      173        Dallas Teachers                           8/31/98           5
      174
      175        Doctors of Manatee                        7/31/02          10
      176
      177
      178
      179
      180
      181
      182
      183        Digiscope                                 8/31/02          12
      184
      185
      186        Connextions International                12/31/93           8
      187
      188
      188
      188
      189        Florida Drilling and Saw                  7/31/99           4
      190
      191
      192
      193
      194        Mattress Liquidators                      9/30/00          18
      195
      196
      197
      197        Gould Paes                               11/1/98           18
      197        F.W. Davison                              9/1/98           10
      197        Anchor Intl.                              9/1/00            5
      197        Comprehensive Medical                     2/1/00           10
      197
      198
      199
      200
      201
      202        Movie Gallery, MGA Inc.                   6/30/99           6
      203        Orbit Entertainment                       9/30/00          15
      204        US Post Office                            6/30/99           8
      205
      206
      207
      208        Kilgore True Value Hardware               9/30/02           8
      209
      209
      209
      210        Fein, M.D./Richards, M.D.                12/31/99          11
      211
      212
      213
      214        So. Florida Leather Furniture             6/1/00            9
      215
      216        Dominion Mngmt                            6/18/05          11
      217
      217
      217
      217
      217
      218        Prime 1 Media                             2/28/03          16
      219
      220        Antique Store                             9/30/01          11
      221        Ro Jack's/Great Woods Software           5/31/98          10
      221
      221
      222
      223
      224        Young Choi, DDS                           4/30/01           6
      225        U-Do Unfinished Furniture                11/30/99          14
      226
      227
      228
      229
      230        Moreno's Pizza                           11/30/03           5
      231        SZW&E, Inc.                               9/30/99          13
      232
      233
      234
      235
      236        Confetti's                                6/30/03          10
      237
      238
      238
      238
      239
      240        Payless Shoe Source                       1/31/99          13
      241
      242
      243
      244        Swiss Cookery                             4/30/98           7
      245
      246
      247
      248
      249
      250
      251        Sally Bumgazdnec                          4/30/00           8
      252        District Court                            7/31/99          19
      253
      254
      255        Famous Sam's                              1/31/06          11
      256
      257        Main Chinese Buffet                       6/23/01          11
      258
      259
      260
      261
      262        Middle East Executive Reports             3/31/99          11
      263
      264
      265
      266        Peoples Bank of Glen Rock                 4/11/14           4
      267
      268        LCI International, Inc.                   7/31/00          12
      269
      270
      271
      271
      271
      272
      273        Courtlands                               11/30/02          18
      274        ICS/PICS                                 12/14/02          12
      275
      276
      277        Dr. David Kearney                        12/31/99          12
      278
      279
      280        Asian Garden                              7/31/01           9
      281
      282
      283
      284        National Home Video of Sangaree           3/31/99           7
      285
      286
      287        Federal Express                           3/1/00           22
      288
      289
      290        Dr. Miller                               12/31/01          11
      291        Cretia's Collectibles                    12/31/02          10
      292
      293
      294
      295
      296
      297        Standard Medical Imaging                 11/30/02          18
      298        Gyorkos & Fenton                          2/28/00          13
      299
      299
      299
      300        Jand Inc.                                 6/30/99           6
      301        Royal Liquor Market                       1/16/99          11
      302
      302
      302
      303
      304
      305
      306
      307
      308
      309
      310
      311        Donut King                               12/31/98          15
      312
      313
      314
      315
      316        Little Seamstress                        11/30/98           4
      317        Video Services #3768                      4/30/02           7
      318        Sun Shop                                  3/31/02           9
      319
      320
      320
      320
      321        Greenefield, Altman, Brown                3/31/03          13
      322
      323
      324        Diversified Transportation               10/31/00          15



                        CSFB
Loan No.   Control #   Control #     Property Name/Location                             Tenant/Lease Guarantor
--------   ---------   ---------     ----------------------                             ----------------------
   20         20         CL4         American Restaurant Group-Summary                  American Restaurant Group, Inc
   20         20A        CL4A        American Restaurant Group - Sacramento, CA         American Restaurant Group, Inc
   20         20B        CL4B        American Restaurant Group - El Cajun, CA           American Restaurant Group, Inc
   20         20C        CL4C        American Restaurant Group - Chula Vista, CA        American Restaurant Group, Inc
   20         20E        CL4E        American Restaurant Group - Modesto, CA            American Restaurant Group, Inc
   20         20G        CL4G        American Restaurant Group - Riverside, CA          American Restaurant Group, Inc
   20         20H        CL4H        American Restaurant Group - Buena Park, CA         American Restaurant Group, Inc
   20         20J        CL4J        American Restaurant Group - Lake Forest, CA        American Restaurant Group, Inc
   20         20N        CL4N        American Restaurant Group - Bakersfield, CA        American Restaurant Group, Inc
  141        141         CL6         Best Buy - Akron, OH                               Best Buy Co., Inc.
  150        150         CL8         Best Buy - Columbia, SC                            Best Buy Co., Inc.
  161        161         CL11        Best Buy - Inver Grove Heights, MN                 Best Buy Co., Inc.
  181        181         CL5         Best Buy - LaCrosse, WI                            Best Buy Co., Inc.
   90         90         CL10        Best Buy - Mayfield, OH                            Best Buy Co., Inc.
   77         77         CL13        Best Buy - Springfield, PA                         Best Buy Co., Inc.
   32         32         CL9         Best Buy Dist. Ctr. - Staunton, VA                 Best Buy Co., Inc.
   42         42         C-3012B     Circuit City Stores, Inc./Carmax - Fort Worth      Circuit City Stores, Inc.
   27         27         C-3012C     Circuit City Stores, Inc./Carmax - Miami           Circuit City Stores, Inc.
   25         25         C-3012A     Circuit City Stores, Inc./Carmax - Naperville      Circuit City Stores, Inc.
  152        152         CL17        CVS Pharmacy - Stoughton, MA                       CVS Corporation
  246        246         CL18        CVS Pharmacy - Woodstock, Ga                       CVS Corporation
  109        109         CL19        Eagle Food- Geneva IL                              Eagle Food Centers, Inc.
  117        117         CL20        Eagle Food - Molina, IL                            Eagle Food Centers, Inc.
  235        235         C-3279      Eckerd Corporation - Forest Park                   Eckerd Corp.
  241        241         CL22        Eckerd Pharmacy - Houma, LA                        Eckerd Corp.
  211        211         CL21        Eckerd Pharmacy - Mary Esther, FL                  Eckerd Corp.
   81         81         CL24        Elder-Beerman at Millcreek Mall, Erie, PA          Elder-Beerman Stores Corp.
   11         11         CL23        Elder-Beerman at the Dayton Mall, Dayton, OH       Elder-Beerman Stores Corp.
  177        177         CL14        Hoyts Cinemas - Concord, NH                        Hoyts Cinemas Limited
  198        198         CL15        Hoyts Cinemas - Hooksett, NH                       Hoyts Cinemas Limited
   50         50         CL26        Hoyts Theatre - Linthicum, MD                      Hoyts Cinemas America Limited
   16         16         CL29        Kmart # 4987 - Carson, CA                          Kmart Corp.
   58         58         CL30        Kmart # 3639 - Inglewood, CA                       Kmart Corp.
   17         17         CL28        Kmart # 4986 - Virginia Beach                      Kmart Corp.
   46         46         CL25        Fortunoff Backyard Store - Paramus, NJ             M. Fortunoff of Westbury Corp.
  222        222         CL31        Office Depot - College Twp PA                      Office Depot, Inc.
  112        112         CL32        Office Depot - Paramus, NJ                         Office Depot, Inc.
  172        172         CL33        PETsMART No. 102 - Aliso Viejo, CA                 PETsMart, Inc.
  219        219         CL34        PETsMART No. 145 - Prescott, AZ                    PETsMart, Inc.
  165        165         CL35        PETsMART No. 157 - Glendale, AZ                    PETsMart, Inc.
  196        196         CL36        PETsMART No. 239 - Bannister, MO                   PETsMart, Inc.
  178        178         CL37        PETsMART No. 475 - Downer\'s Grove, IL             PETsMart, Inc.
  179        179         CL38        PETsMART No. 586 - North Fayette, PA               PETsMart, Inc.
  212        212         CL39        PETsMART No. 648 - Murphreesboro, TN               PETsMart, Inc.
  193        193         CL40        PETsMART No. 685 - Roseville, MI                   PETsMart, Inc.
  207        207         CL41        PETsMART No. 686 - Commerce, MI                    PETsMart, Inc.
  176        176         CL42        PETsMART No. 688 - Northville, MI                  PETsMart, Inc.
  185        185         CL43        PETsMART No. 689 - Taylor, MI                      PETsMart, Inc.
   39         39         CL16        Cobb Theaters - Tampa, FL                          R. C. Cobb, Inc.
  249        249         CL52        Rite Aid - Auburn Hills, MI                        Rite Aid Corporation
  275        275         CL45        Rite Aid - Auburn, ME                              Rite Aid Corporation
  259        259         CL46        Rite Aid - Cleveland, OH                           Rite Aid Corporation
  171        171         CL50        Rite Aid Macon & College Park Summary              Rite Aid Corporation
  171        171A        CL50A       Rite Aid - Macon, GA                               Rite Aid Corporation
  171        171B        CL50B       Rite Aid - College Park, GA                        Rite Aid Corporation
  279        279         CL49        Rite Aid - Hazel Park, MI                          Rite Aid Corporation
  247        247         CL48        Rite Aid - Melvindale, MI                          Rite Aid Corporation
  286        286         CL47        Rite Aid - Morrow, GA                              Rite Aid Corporation
  215        215         CL51        Rite Aid - Washington, MI                          Rite Aid Corporation
  180        180         C-2792      Rite Aid Corporation - Baltimore                   Rite Aid Corporation
  276        276         C-2790      Rite Aid Corporation - Canton                      Rite Aid Corporation
  200        200         C-2791      Rite Aid Corporation - Cleveland                   Rite Aid Corporation
  248        248         C-2789      Rite Aid Corporation - Garettsville                Rite Aid Corporation
  305        305         C-2785      Rite Aid Corporation - Monticello                  Rite Aid Corporation
  310        310         C-2784      Rite Aid Corporation - Mount Morris                Rite Aid Corporation
   54         54         CL54        Shemin Nursery Portfolio Summary                   Shemin Nurseries, Inc.
   54         54A        CL54A       Shemin Nursery - Mahwah, NJ                        Shemin Nurseries, Inc.
   54         54B        CL54B       Shemin Nursery - Burtonsville, MD                  Shemin Nurseries, Inc.
   54         54C        CL54C       Shemin Nursery - Addison, IL                       Shemin Nurseries, Inc.
   54         54D        CL54D       Shemin Nursery - Taylor, MI                        Shemin Nurseries, Inc.
   54         54E        CL54E       Shemin Nursery - Oaks, PA                          Shemin Nurseries, Inc.
   54         54F        CL54F       Shemin Nursery - Hudson, MA                        Shemin Nurseries, Inc.
  105        105         CL55        United Artists - Camarillo, CA                     United Artists Theatre Circuit
  239        239         CL56        Walgreen Co. - Bedford, TX                         Walgreen Co.
  223        223         C-2788      Winn-Dixie Stores, Inc. - Auburn                   Winn-Dixie Stores, Inc.
  187        187         C-2787      Winn-Dixie Stores, Inc. - Bunkie                   Winn-Dixie Stores, Inc.
  151        151         C-3261      Winn-Dixie Stores, Inc. - Selma                    Winn-Dixie Stores, Inc.

                                  Tenant/Lease Guarantor Rating                                               Cut-off Date
-----------------------------------------------------------------------------------------------------           Principal
Property Type                              Moody's            S&P                  Lease Type                    Balance
-------------                              -------            ---                  ----------                    -------
Food Service                                                 B                   Bondable Lease                18,546,279
Food Service                                                 B                   Bondable Lease                 1,524,602
Food Service                                                 B                   Bondable Lease                 2,382,761
Food Service                                                 B                   Bondable Lease                 2,629,253
Food Service                                                 B                   Bondable Lease                 2,350,808
Food Service                                                 B                   Bondable Lease                 2,464,925
Food Service                                                 B                   Bondable Lease                 2,177,350
Food Service                                                 B                   Bondable Lease                 2,305,161
Food Service                                                 B                   Bondable Lease                 2,711,418
Electronics                                 Ba3              BB|m-               Triple Net Lease               4,579,531
Electronics                                 Ba3              BB|m-               Triple Net Lease               4,469,298
Electronics                                 Ba3              BB|m-               Triple Net Lease               4,142,785
Electronics                                 Ba3              BB|m-               Triple Net Lease               3,597,915
Electronics                                 Ba3              BB|m-               Triple Net Lease               7,558,145
Electronics                                 Ba3              BB|m-               Triple Net Lease               8,656,976
Distribution Center                         Ba3              BB|m-               Triple Net Lease              16,154,318
Electronics                                                                      Bondable Lease                13,463,517
Electronics                                                                      Bondable Lease                16,401,012
Electronics                                                                      Bondable Lease                16,890,594
Drug                                        A3               A|m-                Double Net Lease               4,420,015
Drug                                        A3               A|m-                Double Net Lease               2,232,279
Grocery                                     B1               B+                  Triple Net Lease               6,104,894
Grocery                                     B1               B+                  Triple Net Lease               5,673,660
Drug                                                         A                   Double Net Lease               2,391,354
Drug                                                         A                   Triple Net Lease               2,290,248
Drug                                                         A                   Triple Net Lease               2,867,198
Department Stores                                                                Bondable Lease                 8,490,238
Department Stores                                                                Bondable Lease                27,509,152
Entertainment                                                BB                  Triple Net Lease               3,733,234
Entertainment                                                BB                  Triple Net Lease               3,185,239
Entertainment                                                BB                  Triple Net Lease              11,740,441
Discount & General Merchandise Store        Ba3              BB                  Bondable Lease                20,814,442
Discount & General Merchandise Store        Ba3              BB                  Bondable Lease                10,634,081
Discount & General Merchandise Store        Ba3              BB                  Bondable Lease                20,300,506
Discount & General Merchandise Store        Ba3              BB                  Triple Net Lease              12,603,934
Office Products                                              BB+                 Triple Net Lease               2,560,318
Office Products                                              BB+                 Triple Net Lease               5,898,234
Discount & General Merchandise Store        B2               B+                  Bondable Lease                 3,846,309
Discount & General Merchandise Store        B2               B+                  Bondable Lease                 2,692,151
Discount & General Merchandise Store        B2               B+                  Bondable Lease                 4,025,692
Discount & General Merchandise Store        B2               B+                  Bondable Lease                 3,189,766
Discount & General Merchandise Store        B2               B+                  Bondable Lease                 3,689,244
Discount & General Merchandise Store        B2               B+                  Bondable Lease                 3,689,244
Discount & General Merchandise Store        B2               B+                  Bondable Lease                 2,791,860
Discount & General Merchandise Store        B2               B+                  Bondable Lease                 3,290,407
Discount & General Merchandise Store        B2               B+                  Bondable Lease                 2,975,899
Discount & General Merchandise Store        B2               B+                  Bondable Lease                 3,788,953
Discount & General Merchandise Store        B2               B+                  Bondable Lease                 3,390,116
Entertainment                               Ba2              BB|m-               Triple Net Lease              13,636,651
Drug                                        Baa1             BBB+                Double Net Lease               2,198,478
Drug                                        Baa1             BBB+                Double Net Lease               1,792,879
Drug                                        Baa1             BBB+                Double Net Lease               2,026,436
Drug                                        Baa1             BBB+                Double Net Lease               3,884,658
Drug                                        Baa1             BBB+                Double Net Lease               1,757,345
Drug                                        Baa1             BBB+                Double Net Lease               2,127,313
Drug                                        Baa1             BBB+                Double Net Lease               1,745,647
Drug                                        Baa1             BBB+                Double Net Lease               2,226,480
Drug                                        Baa1             BBB+                Double Net Lease               1,592,986
Drug                                        Baa1             BBB+                Double Net Lease               2,736,245
Drug                                        Baa1             BBB+                Bondable Lease                 3,607,480
Drug                                        Baa1             BBB+                Bondable Lease                 1,768,742
Drug                                        Baa1             BBB+                Bondable Lease                 3,174,044
Drug                                        Baa1             BBB+                Bondable Lease                 2,204,870
Drug                                        Baa1             BBB+                Double Net Lease               1,292,665
Drug                                        Baa1             BBB+                Double Net Lease               1,179,598
Agriculture                                                                      Bondable Lease                11,390,457
Agriculture                                                                      Bondable Lease                 2,268,370
Agriculture                                                                      Bondable Lease                 1,847,101
Agriculture                                                                      Bondable Lease                 4,147,876
Agriculture                                                                      Bondable Lease                   437,471
Agriculture                                                                      Bondable Lease                 1,458,238
Agriculture                                                                      Bondable Lease                 1,231,401
Entertainment                                                B+                  Double Net Lease               6,480,848
Drug                                        Aa3              A+                  Double Net Lease               2,303,898
Grocery                                     Aa3                                  Double Net Lease               2,537,596
Grocery                                     Aa3                                  Triple Net Lease               3,375,192
Grocery                                     Aa3                                  Double Net Lease               4,441,452

  Leased        Leased             Dark             Dark         Balloon              Stated                Expiration of
 Value (1)        LTV            Value (2)           LTV          Amount          Maturity Date           Primary Lease Term
 ---------        ---            ---------           ---          ------          -------------           ------------------
20,315,000         91           17,290,000           107                             5/11/23
 1,670,000         91            1,190,000           128                                                        5/31/23
 2,610,000         91            2,160,000           110                                                         6/1/23
 2,880,000         91            2,400,000           109                                                         6/1/23
 2,575,000         91            2,185,000           108                                                         6/1/23
 2,700,000         91            2,435,000           101                                                         6/1/23
 2,385,000         91            2,100,000           103                                                         6/1/23
 2,525,000         91            2,145,000           107                                                         6/1/23
 2,970,000         91            2,675,000           101                                                         6/1/23
 4,800,000         95            3,800,000           121         1,440,000           2/11/18                    2/26/18
 4,500,000         99            3,700,000           121         1,400,000           2/11/18                    2/26/18
 4,000,000        104            3,400,000           122         1,300,000           2/11/18                    2/26/18
 3,800,000         95            3,000,000           120         1,130,000           2/11/18                    2/26/18
 8,100,000         93            5,700,000           133         1,550,000           2/11/18                    2/26/18
 9,300,000         93            7,100,000           122         2,425,000           2/11/18                    2/26/18
16,500,000         98           13,500,000           120         8,374,898           12/11/17                   11/30/17
13,800,000         98            9,600,000           140                             5/31/20                    6/30/20
16,800,000         98           10,900,000           150                             5/31/20                    6/30/20
17,300,000         98           10,700,000           158                             5/31/20                    6/30/20
 4,420,000        100            3,800,000           116                             1/11/19                    1/31/19
 2,200,000        101            1,750,000           128           695,000           1/11/18                    1/31/18
 6,300,000         97            4,900,000           125         1,921,872           4/11/20                    4/30/20
 5,800,000         98            4,500,000           126         1,927,329           4/11/20                    4/30/20
 2,500,000         96            2,000,000           120           700,000            1/1/18                    1/31/18
 2,300,000        100            1,800,000           127                             1/11/16                    10/21/17
 3,100,000         92            2,200,000           130                             12/11/17                   12/17/17
 8,500,000        100            6,600,000           129         2,300,027           1/11/21                    1/31/21
29,100,000         95           15,800,000           174         6,000,000           3/11/18                    3/31/18
 4,000,000         93            3,000,000           124                             1/11/23                    1/31/23
 3,400,000         94            2,700,000           118                             1/11/23                    1/31/23
12,100,000         97            9,500,000           124                             1/11/23                    1/31/23
21,200,000         98           17,400,000           120                             11/1/22                    10/31/22
12,200,000         87            9,700,000           110                             11/1/22                    10/31/22
20,500,000         99           16,600,000           122                             11/1/22                    10/31/22
14,200,000         89            7,700,000           164                             3/11/13                    4/30/13
 2,600,000         98            2,100,000           122                             3/11/16                    3/30/16
 6,050,000         97            4,700,000           125                             9/11/16                    9/29/16
 3,900,000         99            3,200,000           120         3,430,038           1/11/08                    1/10/18
 2,700,000        100            2,200,000           122         2,400,788           1/11/08                    1/10/18
 4,200,000         96            3,500,000           115         3,590,007           1/11/08                    1/10/18
 3,300,000         97            2,700,000           118         2,844,550           1/11/08                    1/10/18
 3,700,000        100            3,000,000           123         3,289,970           1/11/08                    1/10/18
 3,700,000        100            3,000,000           123         3,289,970           1/11/08                    1/10/18
 2,800,000        100            2,300,000           121         2,489,708           1/11/08                    1/10/18
 3,300,000        100            2,700,000           122         2,934,298           1/11/08                    1/10/18
 3,100,000         96            2,500,000           119         2,653,829           1/11/08                    1/10/18
 3,800,000        100            3,100,000           122         3,378,888           1/11/08                    1/10/18
 3,400,000        100            2,700,000           126         3,023,216           1/11/08                    1/10/18
14,000,000         97           11,400,000           120                             10/11/22                   10/31/22
 2,300,000         96            2,000,000           110                             3/11/23                    3/31/23
 2,000,000         90            1,800,000           100                             10/11/17                   10/31/17
 2,200,000         92            1,800,000           113                             7/11/17                    8/31/17
 4,200,000         92            3,300,000           118                             9/11/17
 1,900,000         92            1,500,000           117                             9/11/17                    7/15/17
 2,300,000         92            1,800,000           118                             9/11/17                    7/15/17
 1,700,000        103            1,400,000           125                             5/11/22                    5/31/22
 2,200,000        101            1,800,000           124                             3/11/22                    3/31/22
 1,700,000         94            1,360,000           117                             4/11/17                    4/25/17
 2,800,000         98            2,200,000           124                             12/11/22                   12/31/22
 3,680,000         98            2,880,000           125                             12/1/19                    12/1/19
 1,825,000         97            1,300,000           136                             12/1/19                    12/1/19
 3,275,000         97            2,000,000           159                             12/1/19                    12/1/19
 2,275,000         97            1,500,000           147                             12/1/19                    12/1/19
 1,550,000         83            1,350,000            96                              9/1/16                     9/1/16
 1,400,000         84            1,195,000            99                             11/1/16                    11/17/16
17,575,000         65           13,645,000            83                             2/11/17
 3,500,000         65            2,650,000            86                                                        2/28/17
 2,850,000         65            1,220,000           151                                                        2/28/17
 6,400,000         65            5,250,000            79                                                        2/28/17
   675,000         65              475,000            92                                                        2/28/17
 2,250,000         65            1,550,000            94                                                        2/28/17
 1,900,000         65            2,500,000            49                                                        2/28/17
 7,100,000         91            5,800,000           112                             12/11/15                   12/31/15
 2,500,000         92            2,000,000           115                             8/11/16                    8/31/56
 3,350,000         76            2,780,000            91                              2/1/15                     3/2/15
 3,950,000         85            3,347,000           118                              2/1/17                    2/26/17
 4,750,000         94            3,700,000           120         1,360,000            2/1/18                    2/25/18

   Cut-Off            Cut-Off                    First Step           First Step          First Step
 Date Annual        Date Annual                    Date of            Date Annual         Date Annual         First Step
Debt Service         Net Rent         DSCR       Debt Service        Debt Service          Net Rent          Date DSCR (3)
------------         --------         ----       ------------        ------------          --------          -------------
 1,855,964           1,937,300        1.04
                     1,937,300







   420,000             420,000        1
   410,000             410,000        1
   380,000             380,000        1
   330,000             330,000        1
   710,000             710,000        1
   800,000             800,000        1
 1,499,114           1,509,200        1.01          1/11/03          1,574,070             1,584,660            1.01
 1,255,375           1,255,375        1
 1,529,275           1,529,275        1
 1,574,925           1,574,925        1
   353,619****         370,797****    1.05          7/11/03            389,668               408,597            1.05
   169,088             172,116        1.02          2/11/03            182,858               185,895            1.02
   567,434             582,400        1.03
   525,210             540,800        1.03
   203,013             205,043        1.01          2/1/03             210,438               212,542
   200,968             200,968        1            11/11/02            206,422               206,422            1
   258,058             259,926        1.01          1/11/03            263,472               263,492            1.01
   782,513             790,081        1             5/11/03            832,594               832,594            1
 2,682,539           2,682,539        1             4/11/03          2,854,222             2,854,222            1
   351,626             388,359        1.1           2/11/10            351,626               434,962            1.24
   300,009             331,456        1.1           2/11/10            300,009               371,231            1.24
 1,002,495           1,083,875        1.08          2/11/03          1,060,618             1,147,125            1.08
 1,979,927           1,979,927        1
 1,011,543           1,011,543        1
 1,931,040           1,931,040        1
 1,202,621           1,252,621        1.04          6/11/99            106,575               110,742            1.04
   220,000             220,000        1             4/11/01            253,000               253,000            1
   494,000             495,000        1            10/11/01            568,250               568,250            1
   364,827             364,827        1
   255,354             255,354        1
   381,842             381,842        1
   302,553             302,553        1
   349,929             349,929        1
   349,929             349,929        1
   264,811             264,811        1
   312,099             312,099        1
   282,268             282,268        1
   359,387             359,387        1
   321,557             321,557        1
 1,283,966           1,318,512        1.03         11/11/02          1,322,484             1,358,062            1.03
   182,254             182,254        1
   169,017             177,468        1.05
   184,731             184,731        1
   372,066             372,066        1             7/11/17            235,940               235,940            1
   164,345             164,345        1
   204,398             207,398        1
   148,777             163,451        1.1
   191,893             193,350        1.01
   150,273             150,273        1
   227,329             227,330        1
   335,000             335,000        1
   164,250             164,250        1
   294,750             294,750        1
   204,750             204,750        1
   136,214             149,331        1.1
   125,111             131,455        1.05
 1,218,274           1,584,000        1.3
                       360,000
                       360,000
                       324,000
                       120,000
                       240,000
                       180,000
   607,855             607,855        1             4/11/01            676,228               752,101            1.11
   220,812             220,812        1
   285,212             296,929        1.04
   354,950             375,320        1.06
   388,901             394,790        1.02

                                             Second                                             Third
Second Step    Second Step     Second Step    Step     Third Step     Third Step   Third Step   Step     Fourth Step    Fourth Step
  Date of      Date Annual     Date Annual    Date      Date of      Date Annual  Date Annual   Date       Date of      Date Annual
Debt Service   Debt Service      Net Rent   DSCR (3)  Debt Service   Debt Service   Net Rent   DSCR (3)  Debt Service  Debt Service
------------   ------------      --------   --------  ------------   ------------   --------   --------  ------------  ------------














   1/11/08      1,652,773        1,663,893    1.01        1/11/13      1,735,412   1,747,088      1.01



   7/11/08        429,321          450,177    1.05        7/11/13        472,940     495,939      1.05
   2/11/08        197,729          200,767    1.02        2/11/13        213,790     216,828      1.01


   2/1/08         215,838          217,986                2/1/13         221,238     223,450
  11/11/07        211,876          211,876    1          11/11/12        217,330     217,330      1        10/11/17      147,224
   1/11/08        268,887          270,834                1/11/13        276,288     276,288
   5/11/08        885,880          885,880    1           5/11/13        942,576     942,576      1
   4/11/08      3,036,892        3,036,892    1           4/11/13      3,231,253   3,231,253      1


   2/11/08      1,239,158        1,339,750    1.08        2/11/13      1,318,932   1,426,000      1.08      2/11/18    1,398,706



   6/11/00        114,064          109,814    1.04        6/11/01        117,486     113,236      1.04      6/11/02      121,011
   4/11/06        290,950          290,950    1           4/11/11        334,592     334,592
  10/11/06        653,637          653,637    1          10/11/11        751,832     751,832      1         9/11/16      726,771











  11/11/07      1,362,159        1,398,804    1.03       11/11/12      1,403,023   1,440,768      1.03     11/11/17    1,445,115



   8/11/17        203,270          203,270    1           9/11/17         47,914      47,914      1



















   4/11/06        750,634          826,507    1.1         4/11/11        835,094     910,967      1.09





               Fourth                                                  Fifth                                                Sixth
Fourth Step    Step        Fifth Step      Fifth Step    Fifth Step    Step      Sixth Step     Sixth Step    Sixth Step    Step
Date Annual    Date          Date of       Date Annual   Date Annual    Date       Date of      Date Annual   Date Annual   Date
Net Rent       DSCR (3)   Debt Service    Debt Service    Net Rent     DSCR (3) Debt Service   Debt Service    Net Rent    DSCR (3)
--------       --------   ------------    ------------    --------     ---------------------   ------------    --------    --------






















































    147,224     1





  1,512,252     1.08



    116,761     1.04        6/11/03         124,641         120,391     1.04      6/11/04        128,380       124,130       1.03

    726,771     1











                                1,483,991                                 1.03

























         CERTAIN INFORMATION REGARDING THE LOAN GROUP 2 MORTGAGE LOANS


                                                                         ANNEX C




                                                        CUT-OFF
  LOAN #                 PROPERTY NAME               DATE BALANCE      PROPERTY COUNTY
----------   ------------------------------------   --------------   ------------------
     18      Pantzer Cross-Summary                   $20,111,247     New Castle
    18A      Sandalwood Apartments                                   New Castle
    18B      Cedar Tree Apartments                                   New Castle
    18C      Oaktree Apartments                                      New Castle
     24      Essex/Brookdale Summary                 $16,975,768     Essex
    24A      Brookdale Gardens Condominiums                          Essex
    24B      Essex House Apartments                                  Essex
     26      Top of the Hill Apartments              $16,469,614     New Castle
     28      Foxfire Apartments                      $16,313,585     Prince George's
                                                                     County
     31      Wentwood Portfolio Summary              $16,177,074     Various Counties
    31A      Crosswinds Apartments                                   Comanche
    31B      Legends Apartments                                      Grady
    31C      Parkview Apartments                                     Stephens
    31D      Spanish Gardens Apartments                              Dallas
    31E      Sussex Place Apartments                                 Dallas
    31F      Terrace Hills Apartments                                Comanche
    31G      Windcrest Place Apartments                              Bexar
     37      Peak At Somerset                        $14,127,948     Thurston County
     41      Valley Stream Village Apts.             $13,491,939     Lucas
     43      Heather Ridge Apartments                $13,207,048     Gloucester County
     45      Highland Apartments                     $12,733,126     Lake
     57      British Woods Apartments                $10,655,199     Durham
     67      University Heights Apartments           $ 9,444,669     Travis
     72      Perry Lake Village                      $ 8,894,686     Wood
     78      Fossil Ridge Apartments                 $ 8,554,761     Tarrant
     83      South Beach Multis Summary              $ 8,290,186     Miami-Dade
    83A      800-820 10th Street                                     Miami-Dade
    83B      1043-47 Euclid                                          Miami-Dade
    83C      714-722 15th Street                                     Miami-Dade
    83D      610-612 16th Street                                     Miami-Dade
    83E      1234 Pennsylvania                                       Miami-Dade
    83F      1509-1519 Pennsylvania                                  Miami-Dade
    83G      701-11th & 1110 Euclid                                  Miami-Dade
    83H      700-14th & 1350 Euclid                                  Miami-Dade
    83I      700-716 14th Place                                      Miami-Dade
    83J      631-639 13th Street                                     Miami-Dade
    83L      725-729 Lenox Avenue                                    Miami-Dade
    83M      626-652 Jefferson                                       Miami-Dade
    83N      744 Jefferson                                           Miami-Dade
    83O      831 Meridian                                            Miami-Dade
    83Q      1311 Meridian Avenue                                    Miami-Dade
     85      Harvestree Apartments                   $ 8,075,130     Collin
     98      Forest Pointe Apartments                $ 6,990,619     Bibb County
     99      Arundel Apartments                      $ 6,911,712     New Castle
    101      Yorktown Apartments and Townhouses      $ 6,837,119     Durham

                                                                CUT-OFF
   LOAN #                    PROPERTY NAME                   DATE BALANCE     PROPERTY COUNTY
-----------   -------------------------------------------   --------------   ----------------
     114      Winfield Landing Apartments                   $  5,802,554     Harris
     119      Atlantis Apartments                           $  5,592,477     Atlantic
     125      Green Oaks Apartments                         $  5,200,000     Cook
     130      Concord Apartments                            $  4,898,523     Lehigh
     135      Highland Court Apartments                     $  4,783,146     Ouachita
     140      Park Magnolia Apartments                      $  4,693,284     Los Angeles
     148      Wisteria Gardens Apartments                   $  4,491,484     Harris
     156      Alameda Apartments                            $  4,244,735     Alameda
     157      Forest Ridge Apartments                       $  4,222,767     Cuyahoga
     158      Colony Club Apartments                        $  4,220,948     Monmouth
     160      Oswego Village Apartments                     $  4,157,320     Clakamas
     167      41 Elm Street Apartment & Office Building     $  3,996,077     Morris
     188      283 Bleeker St. & 59-61 Thompson St.          $  3,342,509     New York
     195      Cynwyd Club Apartments                        $  3,244,834     New Castle
     201      Cedar Creek Apartments                        $  3,150,000     Crawford
     242      Maple Gardens Apartments                      $  2,273,683     San Bernardino
     254      Wyndham Court Apartments                      $  2,140,788     Dallas
     265      Deerfield East Apartments                     $  1,986,880     Broward
     267      Loma Verde Apartments                         $  1,976,125     Cochise
     269      Santa Gertrudes Apartments                    $  1,899,042     Los Angeles
     281      701-703 West 184th Street                     $  1,723,404     New York
     292      Stirrup Woods                                 $  1,499,132     Lucas
     303      The Parliament House                          $  1,347,108     Arlington
     304      Willow Road Apartments                        $  1,298,750     Richmond
     306      Kittridge Apartments/ Santa Monica            $  1,275,162     Los Angeles
     307      Greenridge Apartments                         $  1,246,111     Maricopa
     320      Clay/Morrison Summary                         $    997,168     Bronx
    320A      1250 Morrison Avenue                                           Bronx
    320B      1812 Clay Avenue                                               Bronx
     323      85 Broad Street                               $    898,560     Middlesex
                                                            ------------
                                                            $300,863,995

                                                                      ANNEX D

                          Credit Suisse First Boston
         Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                     COMPARATIVE FINANCIAL STATUS REPORT
                                    as of _______

                                                                                                    2ND PRECEDING
                                                               ORIGINAL UNDERWRITING              ANNUAL OPERATING
                                                        ----------------------------------  --------------------------------
                                                                     INFORMATION                    INFORMATION
                                                        ----------------------------------  --------------------------------
                                                         BASIS YEAR                             AS OF           NORMALIZED
                                                        ----------------------------------  --------------------------------

                        LAST
                      PROPERTY             PAID ANNUAL   FINANCIAL                           FINANCIAL
PROSPECTUS            INSPECT   SCHEDULED  THRU  DEBT   INFO AS OF   %   TOTAL   $    (1)  INFO AS OF    %    TOTAL   $   (1)
     ID    CITY STATE  DATE   LOAN BALANCE DATE SERVICE    DATE     OCC REVENUE NOI   DSCR    DATE      OCC  REVENUE NOI DSCR
---------- ---- ----- ------- ------------ ---- ------- ----------  --- ------- ---- ----- ----------- ----  ------- --- ----
                        yy/mm                            yy/mm                              yy/mm
List all properties currently in deal with or without information largest to smallest loan

Total:                               $           $                  WA  $       $     WA               WA    $       $    WA


                                                                       RECEIVED                                    REQUIRED
                                                                   ----------------                            -------------------
FINANCIAL INFORMATION:                                             LOANS               BALANCE          LOANS             BALANCE
                                                                   -----             -----------       -------           ---------

                                                                       #        %     $       %        #     %             $     %
Current Full Year:
Current Full Yr. received with DSC(less than)1:
Prior Full Year:
Prior Full Yr. received with DSC(less than)1:


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                    PRECEDING ANNUAL OPERATING        TRAILING FINANCIAL OR YTD            NET CHANGE
            --------------------------------------  ---------------------------------    ---------------
                           INFORMATION                     INFORMATION
            --------------------------------------  ---------------------------------
                  AS OF                NORMALIZED       MONTH REPORTED ACTUAL          PRECEDING & BASIS
            --------------------------------------  ---------------------------------  ------------------
             FINANCIAL                                                                        %
PROSPECTUS  INFO AS OF    %    TOTAL    $   (1)  FS START FS END   TOTAL    $     %     %   TOTAL   (1)
     ID        DATE      OCC  REVENUE  NOI DSCR    DATE    DATE   REVENUE  NOI   DSC   OCC REVENUE  DSCR
----------  ---------- -----  ------- ---  ---- --------  ------ -------  ---  ------ ---  ------- ----
            yy/mm                                yy/mm   yy/mm

Total:                    WA     $      $   WA              WA      $       $     WA    WA    $     WA


------------
(1) DSCR should match to Operating Statement and is normally calculated using NOI/Debt Service.
(2)    Net change should compare the latest year to the underwriting year.

             Credit Suisse First Boston Mortgage Securities Corp.
        Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                        DELINQUENT LOAN STATUS REPORT
                                 as of _______

     S4         S55        S61     S57   S58                  P74       P75
----------  ----------- --------  ---- -----  ----------- ---------  --------- -------------  ----------
                                              (f)=P38/P81                      (g)=(.92*f)-e  (h)=(g/e)
                                              ----------- ---------  --------- -------------  ----------
                                                                     APPRAISAL
             SHORT NAME                       VALUE USING              BPO OR    LOSS USING
PROSPECTUS     (WHEN     PROPERTY              NOI & CAP   VALUATION  INTERNAL  90% APPR. OR  ESTIMATED
     ID     APPROPRIATE)   TYPE   CITY  STATE     RATE       DATE     VALUE**     BPO (f)     RECOVERY %
----------  ----------- --------  ---- -----  ----------- ---------  --------- -------------  ----------
90+ DAYS DELINQUENT



60 DAYS DELINQUENT



30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

     S4        P35       P77        P79        P42       P82      P76
----------  --------- --------  ---------- ---------  -------- --------

              TOTAL
            APPRAISAL                                 EXPECTED
PROSPECTUS  REDUCTION  TRANSFER RESOLUTION  FCL START FCL SALE  WORKOUT
     ID      REALIZED    DATE      DATE       DATE      DATE    STRATEGY COMMENTS
----------  --------- --------  ---------- ---------  -------- --------  --------
90+ DAYS DELINQUENT



60 DAYS DELINQUENT



30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER


------------

FCL - Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

* Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD
      - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To Be Determined etc...)

      It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value

*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.

             Credit Suisse First Boston Mortgage Securities Corp.
        Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                        DELINQUENT LOAN STATUS REPORT
                                as of ______


     S4         S55        S61     S57   S58  S62 OR S63     P8         P7         P37          P39
----------  ----------- --------  ---- -----  ---------- ---------  --------- -----------  -----------
                                                                       (a)         (b)          (c)
                                                                    --------- -----------  -----------
             SHORT NAME                                             SCHEDULED   TOTAL P&I      TOTAL
PROSPECTUS     (WHEN     PROPERTY              SQ FT OR   PAID THRU    LOAN    ADVANCES TO  EXPENSES TO
     ID     APPROPRIATE)   TYPE   CITY  STATE    UNITS      DATE     BALANCE      DATE         DATE
----------  ----------- --------  ---- -----  ---------- ---------  --------- -----------  -----------
90+ DAYS DELINQUENT



60 DAYS DELINQUENT



30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

     S4        P38                  P25           P10         P11      P58     P54      P55         P81
----------  -------- ---------  ----------- -------------  -------- -------  ------- --------  -----------
               (D)  (E)=A+B+C+D
            -------- ---------
              OTHER
            ADVANCES
PROSPECTUS  (TAXES &    TOTAL     CURRENT       CURRENT    MATURITY  LTM NOI                    ***CAP RATE
     ID      ESCROW)  EXPOSURE  MONTHLY P&I  INTEREST RATE   DATE     DATE   LTM NOI  LTM DSCR   ASSIGNED
----------  -------- ---------  ----------- -------------  -------- -------  ------- --------  -----------
90+ DAYS DELINQUENT



60 DAYS DELINQUENT



30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER


------------

FCL - Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

* Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD
       - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To Be Determined etc...)
       It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**     App - Appraisal, BPO - Broker opinion, Int. - Internal Value

*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.

                          Credit Suisse First Boston
        Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                     HISTORICAL LOAN MODIFICATION REPORT
                                as of _______

                                                BALANCE
                               MOD/            WHEN SENT    BALANCE AT THE              # MTHS
                             EXTENSION EFFECT  TO SPECIAL EFFECTIVE DATE OF            FOR RATE
PROSPECTUS ID  CITY  STATE    FLAG     DATE    SERVICER    REHABILITATION   OLD RATE   CHANGE
-------------  ----  -----   --------- ------  ---------- ----------------- --------   --------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future.
Only new modifications should be added.



TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:
                                       # of Loans     $ Balance
MODIFICATIONS:
MATURITY DATE EXTENSIONS:
TOTAL:


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)




                                                                                  (2) EST.
                                                                                   FUTURE
                                                             TOTAL #     (1)    INTEREST LOSS
                                                            MTHS FOR   REALIZED  TO TRUST $
                NEW                       OLD       NEW     CHANGE OF  LOSS TO     (RATE
PROSPECTUS ID  RATE    OLD P&I NEW P&I  MATURITY MATURITY      MOD     TRUST $   REDUCTION)   COMMENT
------------- -------  ------- -------  -------- --------- ----------- -------   ----------   -------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.



TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:

MODIFICATIONS:
MATURITY DATE EXTENSIONS:
TOTAL:


------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
(1)    Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                          Credit Suisse First Boston
                Commercial Mortgage Pass-Through Certificates
                                Series 1998-C1
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                               as of ___________

     S4         S55        S61     S57   S58    P45/P7       P75                               P45        P7
----------  ----------- --------  ---- -----  --------- ------------  ------- -----------  ---------  ---------
                                               (c)=b/a       (a)                   (b)         (d)       (e)
                                              --------- ------------  ------- -----------  ---------  ---------
                                                            LATEST
             SHORT NAME                           %      APPRAISAL OR  EFFECT                NET AMT
PROSPECTUS     (WHEN     PROPERTY              RECEIVED    BROKERS    DATE OF               RECEIVED  SCHEDULED
     ID     APPROPRIATE)   TYPE   CITY  STATE FROM SALE    OPINION      SALE   SALES PRICE  FROM SALE  BALANCE
----------  ----------- --------  ---- -----  --------- ------------  ------- -----------  ---------  ---------
THIS REPORT IS HISTORICAL
All Information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:


CURRENT MONTH ONLY:



                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

     S4        P37    P39+P38
---------- --------- --------
               (f)      (g)         (h)     (i)=d-(f+g+h)    (k)=i-e                  (m)                 (n)=k+m      (o)=n/e
           --------- -------- ------------- ------------ ------------- --------- ------------ ------ --------------- ---------
                                                                                               MINOR
                                                                        DATE LOSS               ADJ        TOTAL      LOSS % OF
PROSPECTUS  TOTAL P&I  TOTAL   SERVICING FEES    NET      ACTUAL LOSSES  PASSED   MINOR ADJ TO PASSED    LOSS WITH    SCHEDULED
     ID     ADVANCED  EXPENSES    EXPENSE      PROCEEDS    PASSED THRU    THRU       TRUST      THRU    ADJUSTMENT     BALANCE
---------- --------- --------  ------------- ------------ ------------- --------- ------------ ------ --------------- ---------
THIS REPORT IS HISTORICAL
All Information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:

CURRENT MONTH ONLY:



              Credit Suisse First Boston Mortgage Securities Corp.
        Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                              REO STATUS REPORT
                                as of ________

                                                 S63    (a)     (b)       (c)       (d)
                                              -------- ----  --------- ---------  --------
             SHORT NAME                                 PAID SCHEDULED TOTAL P&I   TOTAL
PROSPECTUS     (WHEN     PROPERTY             SQ FT OR  THRU   LOAN    ADVANCES   EXPENSES
     ID     APPROPRIATE)   TYPE   CITY  STATE   UNITS   DATE  BALANCE   TO DATE   TO DATE
----------  ----------- --------  ---- -----  -------- ----  --------- ---------  --------


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

           (e)=a+b+c+d                             (k)  (j)
            --------- --------  ------- --------  ---- ----
              OTHER
             ADVANCES           CURRENT            LTM  LTM  CAP RATE
PROSPECTUS   (TAXES &   TOTAL   MONTHLY  MATURITY  NOI  NOI/  ASSIGN   VALUATION
     ID      ESCROW)   EXPOSURE   P&I      DATE   DATE  DSC     ***      DATE
----------  --------- --------  ------- --------  ---- ----  --------  ---------


------------
(1)    Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int
       - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.

             Credit Suisse First Boston Mortgage Securities Corp.
        Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                              REO STATUS REPORT
                                 as of ______

                                              (f)=(k/j)     (g)    (h)=(.92*g)
                                              --------- ---------  ----------
                                                VALUE    APPRAISAL
             SHORT NAME                       USING NOI   BPO OR   LOSS USING
PROSPECTUS     (WHEN     PROPERTY               & CAP    INTERNAL   92% APPR.
     ID     APPROPRIATE)   TYPE   CITY  STATE    RATE     VALUE**  OR BPO (f)
----------  ----------- --------  ---- -----  --------- ---------  ----------


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

             (i)=(g/e)
            ----------
                          TOTAL
                        APPRAISAL               REO      PENDING
PROSPECTUS   ESTIMATED  REDUCTION TRANSFER  ACQUISITION  RESOLU-
     ID     RECOVERY %  REALIZED    DATE       DATE     TION DATE  COMMENTS
----------  ---------- ---------  -------- -----------  --------- --------


------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.

             Credit Suisse First Boston Mortgage Securities Corp.
        Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                             SERVICER WATCH LIST
                                 as of _______

                   SHORT NAME                                  SCHEDULED    PAID
   PROSPECTUS        (WHEN       PROPERTY                        LOAN       THRU     MATURITY     LTM*   COMMENT/REASON ON
       ID         APPROPRIATE)     TYPE     CITY      STATE     BALANCE     DATE       DATE       DSCR       WATCH LIST
--------------  --------------- --------  -------- ---------  -------------------  ------------ ------  -------------------
List all loans on watch list and reason sorted in descending balance order.











Total:                                                        $
--------------  --------------- --------  -------- ---------  -------------------  ------------ ------  -------------------

------------
*      LTM - Last 12 months either trailing or last annual

                           Credit Suisse First Boston
         Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                  FORM OF OPERATING STATEMENT ANALYSIS REPORT
                              as of ______________

PROPERTY OVERVIEW
                                ----------------
 Prospectus Number              |              |
                                ------------------------------
 Scheduled Balance/Paid to Date |                            |
                                -------------------------------------------------------------------------------------------------
 Property Name                  |                                                                                               |
                                -------------------------------------------------------------------------------------------------
 Property Type                  |                                                                                               |
                                -------------------------------------------------------------------------------------------------
 Property Address, City, State  |                                                                                               |
                                -------------------------------------------------------------------------------------------------
 Net Rentable Square Feet       |              |
                                ------------------------------
 Year Built/Year Renovated      |                            |
                                -------------------------------------------------------------------------
 Year of Operations             | UNDERWRITING |     1994    |     1995    |    1996    |    TRAILING   |
                                -------------------------------------------------------------------------
 Occupancy Rate*                |              |             |             |            |               |
                                -------------------------------------------------------------------------
 Average Rental Rate            |              |             |             |            |               |
                                -------------------------------------------------------------------------
                                * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL
                                  STATEMENT FOR THE PERIOD.


                                                                                          NO. OF MOS.
                                                                                         -------------
INCOME:                                                       PRIOR YEAR    CURRENT YR.  |           |
 Number of Mos.                 -------------------------------------------------------------------------------------------------
 Period Ended                   | UNDERWRITING |    1994     |   1995      |   1996     |  97 TRAILING**| 1996-BASE | 1996-1995 |
 Statement Classification       |  BASE LINE   |  NORMALIZED | NORMALIZED  | NORMALIZED |  AS OF / /97  |  VARIANCE |  VARIANCE |
                                -------------------------------------------------------------------------------------------------
 Rental Income (Category 1)     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Rental Income (Category 2)     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Rental Income (Category 3)     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Pass Through/Escalations       |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Other Income                   |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
GROSS INCOME                    |     $0.00    |    $0.00    |    $0.00    |    $0.00   |     $0.00     |      %    |      %    |
                                -------------------------------------------------------------------------------------------------
                                Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer

                                ** Servicer will not be expected to "Normalize" these YTD numbers.

OPERATING EXPENSES:
                                -------------------------------------------------------------------------------------------------
 Real Estate Taxes              |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Property Insurance             |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Utilities                      |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 General & Administration       |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Repairs and Maintenance        |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Management Fees                |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Payroll & Benefits Expense     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Advertising & Marketing        |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Professional Fees              |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Other Expenses                 |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Ground Rent                    |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES        |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |         % |         % |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
OPERATING EXPENSE RATIO         |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
NET OPERATING INCOME            |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
 Leasing Commissions            |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Tenant Improvements            |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Replacement Reserve            |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
TOTAL CAPITAL ITEMS             |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |   $0.00   |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
 N.O.I. AFTER CAPITAL ITEMS     |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)     |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE    |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
(1) DSCR: (NOI/DEBT SERVICE)    |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
DSCR: (AFTER RESERVES\CAP EXP.) |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
 SOURCE OF FINANCIAL DATA:      |                                                                                               |
                                -------------------------------------------------------------------------------------------------
                                (i.e. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS:
-----------------------------------------------------------------------------
The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cashflow
Hotel: 1) Room Revenue 2) Food/Beverage Nursing Home: 1) Private 2) Medicaid
3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT

(1) Used in the Comparative Financial Status Report

                                                                      Quarterly

PROSPECTUS

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                  DEPOSITOR

          Commercial/Multifamily Mortgage Pass-Through Certificates

(Issuable in Series)

Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") from time to time will offer Commercial/Multifamily Mortgage Pass-Through Certificates (the "Certificates") in "Series" by means of this Prospectus and a separate Prospectus Supplement for each Series. The Certificates of each Series will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of a Series may be divided into two or more "Classes" which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes.

Each Trust Fund will consist of a pool (the "Mortgage Pool") of one or more mortgage loans secured by first or junior liens on commercial real estate properties, multifamily residential properties, cooperatively owned multifamily properties and/or mixed residential/commercial properties, and related property and interests, conveyed to such Trust Fund by the Depositor, and other assets, including any reserve funds established with respect to a Series, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies or other enhancement described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Pool may also include participation interests in such types of mortgage loans, installment contracts for the sale of such types of properties and/or mortgage pass-through certificates. Such mortgage loans, participation interests, mortgage pass-through certificates and installment contracts are hereinafter referred to as the "Mortgage Loans." The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. The Mortgage Loans will provide for recourse against only the Mortgaged Properties or provide for recourse against the other assets of the obligors thereunder. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates. Information regarding each Series of Certificates, including interest and principal payment provisions for each Class, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans will be serviced by a Master Servicer identified in the related Prospectus Supplement.

                                    ------

The Certificates do not represent an obligation of or an interest in the Depositor or any affiliate thereof. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity.

The Depositor, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the collateral securing any Series of Certificates as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Certificates is issued as a REMIC. If such election is made, each Class of Certificates of a Series will be either Regular Interest Certificates or Residual Interest Certificates (each, as defined herein), as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, will be classified as a grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences."

                                    ------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    ------

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" AFTER THE SECTION CAPTIONED "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" HEREIN.

                                    ------

   Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, which may include Credit Suisse First Boston Corporation, an affiliate of the Depositor, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

   There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such offering or, if it does develop, that it will continue.

   This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.

                          CREDIT SUISSE FIRST BOSTON

                       Prospectus dated June 11, 1998.

                            PROSPECTUS SUPPLEMENT

   The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates:
(i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates, and, if applicable, the amount of any Reserve Fund for such Series; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series;
(vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates; (ix) the principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the Borrower(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Interest Certificates, if any, of such Series; (xiii) additional information with respect to the Enhancement (as defined herein) relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.

                            ADDITIONAL INFORMATION

   This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Commission. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Credit Suisse First Boston Mortgage Securities Corp., that file electronically with the Commission. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of Certificates offered hereby. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                                 RISK FACTORS

   INVESTORS SHOULD CONSIDER, IN CONNECTION WITH THE PURCHASE OF
CERTIFICATES, AMONG OTHER THINGS, THE FOLLOWING FACTORS AND CERTAIN OTHER FACTORS AS MAY BE SET FORTH IN "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT.

LIMITED LIQUIDITY

   There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement.

LIMITED ASSETS

   The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Mortgage Loans will be the obligations (if any) of the Depositor (or, if otherwise provided in the related Prospectus Supplement, the person identified therein as the person making certain representations and warranties with respect to the Mortgage Loans, as applicable) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans. Since certain representations and warranties with respect to the Mortgage Loans may have been made and/or assigned in connection with transfers of such Mortgage Loans prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Loans and any form of Enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

   Unless otherwise specified in the related Prospectus Supplement, a Series of Certificates will not have any claim against or security interest in the Trust Funds for any other Series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and the REO Account and any accounts maintained as Enhancement, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates that includes one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Trust Funds have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS AND EFFECT ON AVERAGE LIFE OF CERTIFICATES AND YIELDS

   Prepayments (including those caused by defaults) on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgaged Properties in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates of such Series may be more sensitive to prepayments on Mortgage Loans. A Series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more classes of Certificates that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Certificates (the "Accrual Certificates") and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and
(b) if such Accrual Certificates accrue interest at a variable or floating Pass-Through Rate, changes in such rate.

LIMITED NATURE OF RATINGS

   Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Certificates of the related Series are entitled that is not covered by the applicable rating.

   The amount, type and nature of any Enhancement established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Enhancement, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series.

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

   Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan.

   The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both. The risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

   It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of a mortgagor's default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

   Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Loans in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Loans in a Trust Fund may consist of only a single or limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

   If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement.

RISKS ASSOCIATED WITH MORTGAGE LOANS AND LEASES

   If so described in the related Prospectus Supplement, each mortgagor under a Mortgage Loan may be an entity created by the owner or purchaser of the related Mortgaged Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Mortgage Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Mortgaged Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Mortgage Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Mortgaged Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Mortgaged Property, and absent significant amortization of the Mortgage Loan, if such loan is foreclosed on and the Mortgaged Property is liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

   Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-Off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain multifamily properties and mobile home parks), reimbursement rates (with respect to certain nursing homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

   To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans.

OBLIGOR DEFAULT

   If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

   Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

ENHANCEMENT LIMITATIONS

   The Prospectus Supplement for a Series of Certificates will describe any Enhancement in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. The use of Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Enhancement may not cover all potential losses or risks. For example, Enhancement may or may not cover fraud or negligence by a mortgage loan originator or other parties.

   A Series of Certificates may include one or more classes of Subordinate Certificates, if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Enhancement may be exhausted before the principal of the lower priority classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Trust Funds may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Enhancement covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Enhancement will be exhausted by the claims of other Covered Trusts.

   The amount of any applicable Enhancement supporting one or more classes of Certificates, including the subordination of one or more classes of other Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Loans will not exceed such assumed levels.

   Regardless of the form of Enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the Enhancement for any Series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Enhancement provider, or as a result of losses on the related Mortgage Loans substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any Enhancement, or to take any other action to maintain any rating of any Series of Certificates.

ENFORCEABILITY

   Mortgages may contain a due-on-sale clause, which in general permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected.

ENVIRONMENTAL RISKS

   Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless such Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions. Any additional restrictions on acquiring title to a Mortgaged Property may be set forth in the related Prospectus Supplement.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

   If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Enhancement provided with respect to a particular Series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in such Trust Fund and the yield on the Certificates of such Series.

ERISA CONSIDERATIONS

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Certificates of any Series.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL INTEREST CERTIFICATES

   Holders of Residual Interest Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." Accordingly, under certain circumstances, holders of Certificates that constitute Residual Interest Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of Residual Interest Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Interest Certificates, the taxable income arising in a given year on a Residual Interest Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A Residual Interest Certificate acquired after January 3, 1995 cannot be marked-to-market.

CONTROL

   Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances.

BOOK-ENTRY REGISTRATION

   If so provided in the related Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company ("DTC"), and will not be registered in the names of the beneficial owners of such Certificates or their nominees. Because of this, unless and until definitive certificates are issued, such beneficial owners will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, such beneficial owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations.

                                THE DEPOSITOR

   The Depositor was incorporated in the State of Delaware on December 31, 1985, and is a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation ("CSFBMC"). CSFBMC is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made hereby, as described in "PLAN OF DISTRIBUTION" below, is also a wholly-owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

   The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

   The assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.

                               USE OF PROCEEDS

   The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Loans relating to such Series, to repay indebtedness which has been incurred to obtain funds to acquire Mortgage Loans, to establish the Reserve Funds, if any, for the Series, to obtain other Enhancement, if any, for the Series and to pay costs of structuring and issuing the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Mortgage Loans.

                       DESCRIPTION OF THE CERTIFICATES*

   * Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, to a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.

   The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.

   At the time of issuance, the Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

GENERAL

   The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for such Series. The Trust Fund for each Series will comprise, to the extent provided in the Agreement:
(i) the Mortgage Pool, consisting primarily of the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans; (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans; and (iv) such other assets or rights as are described in the related Prospectus Supplement. In addition, the Trust Fund for a Series

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
may include private mortgage pass-through certificates, certificates issued or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") or the Governmental National Mortgage Association ("GNMA") or mortgage pass-through certificates previously created by the Depositor, as well as various forms of Enhancement, such as, but not limited to, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more Reserve Funds or other arrangements acceptable to each Rating Agency rating the Certificates. See "ENHANCEMENT." Such other assets will be described more fully in the related Prospectus Supplement.

   If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be "time-tranched" and, therefore, structured to receive principal payments in sequence. Each Class in a group of "time-tranched" Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate Prospectus Supplement. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

   The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of Classes, (ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

   The Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement, provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.

DISTRIBUTIONS ON CERTIFICATES

   Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee, by wire transfer or by such other method as is specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each Series of Certificates.

   With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of

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
principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Trustee after a date specified in the related Prospectus Supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

ACCOUNTS

   It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related Prospectus Supplement.

   It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account, as more fully described in the related Prospectus Supplement: (1) all payments on account of principal, including principal prepayments, on the Mortgage Loans; (2) all payments on account of interest on the Mortgage Loans and all Prepayment Premiums; (3) all proceeds from any insurance policy relating to a Mortgage Loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property; (4) all proceeds from the liquidation of a Mortgage Loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property"); (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain; (6) any amounts required to be deposited by the Master Servicer to cover net losses on Permitted Investments made with funds held in the Collection Account; (7) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles; (8) any amounts required to be deposited from income with respect to any REO Property; and (9) any amounts received from Borrowers which represent recoveries of Property Protection Expenses. "Prepayment Premium" means any premium paid or payable by the related Borrower in connection with any principal prepayment on any Mortgage Loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title or management of REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. As set forth in the Agreement for each Series, the Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all Mortgage Loan collections; and (iv) reimburse the Master Servicer, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor and the Master Servicer as described in the Agreement.

   The amount at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

   It is expected that the Agreement for each Series of Certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged

Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

   The amount at any time credited to the REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments (as defined herein) that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

   Unless otherwise specified in the applicable Prospectus Supplement, "Permitted Investments" will consist of one or more of the following:

     (i) direct obligations of, or guarantees as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America;

     (ii) direct obligations of, or guarantees as to timely payment of principal and interest by, the FHLMC, FNMA or the Federal Farm Credit System, provided that any such obligation, at the time of purchase of such obligation or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates;

     (iii) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have the highest rating available for such securities by each Rating Agency (in the case of commercial paper) or have received one of the two highest ratings available for such securities by each Rating Agency (in the case of long-term unsecured debt obligations), or such lower rating as will not result in the downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

     (iv) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any such Rating Agency;

     (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

     (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest ratings available to such issuers by each Rating Agency at the time of such investment provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

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
     (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the ratings standard described in (iii) above;

     (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing therefor; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the then outstanding principal amount of securities issued by such corporation and held as part of the Collection Account or the Distribution Account to exceed 20% of the aggregate principal amount of all Permitted Investments held in the Collection Account and the Distribution Account;

     (ix) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;

     (x) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

     (xi) such other obligations as are acceptable as Permitted Investments to each Rating Agency;

provided, however, that (a) such instrument or security shall qualify as a "cash flow investment" pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and (b) no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the stated interest rate on such investment is in excess of 120% of the yield to maturity produced by the price at which such investment was purchased.

AMENDMENT

   The Agreement for each Series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein, to maintain the rating or ratings assigned to the Certificates by a Rating Agency or to make other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interests of any Certificateholder.

   Each Agreement will also provide that it may be amended by the parties thereto with the consent of the Holders of Certificates representing an aggregate outstanding principal amount of not less than a percentage specified in the related Agreement of each Class of Certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) alter the servicing standard set forth in the Agreement. Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the REMIC Pool as a REMIC at all times that any of the Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification, and would not adversely affect in any material respect the interest of any Certificateholder.

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
   The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

   The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement.

TERMINATION; REPURCHASE OF MORTGAGE LOANS

   The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of
(a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the applicable Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

REPORTS TO CERTIFICATEHOLDERS

   Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.

THE TRUSTEE

   The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement.

                              THE MORTGAGE POOLS

GENERAL

   Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential/commercial property and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property") located, unless otherwise specified in the related Prospectus Supplement, in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. A Mortgage Pool may also include any or all of the participation interests in such types of mortgage loans, private mortgage pass-through certificates, certificates issued or guaranteed by FHLMC, FNMA or GNMA and mortgage pass-through certificates previously created by the Depositor. Each such mortgage loan, Installment Contract, participation interest or certificate is herein referred to as a "Mortgage Loan."

   All Mortgage Loans will be of one or more of the following types:

     1. mortgage loans with fixed interest rates;

     2. mortgage loans with adjustable interest rates;

     3. mortgage loans whose principal balances fully amortize over their remaining terms to maturity;

     4. mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

     5. mortgage loans that provide for recourse against only the Mortgaged Properties;

     6. mortgage loans that provide for recourse against the other assets of the related Borrowers (as defined below); and

     7. any other types of mortgage loans described in the applicable Prospectus Supplement.

   Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

   Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor (the "Borrower") on the related promissory note (the "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the Borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the Borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Leases and Rents."

   A Trust Fund may consist of a single Mortgage Loan or a number of Mortgage Loans with a single obligor or related obligors thereunder, or multiple Mortgage Loans with multiple unrelated obligors thereunder, as specified in the related Prospectus Supplement. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

   Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

   The Prospectus Supplement relating to each Series will specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-Off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans; (vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

   The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.

ASSIGNMENT OF MORTGAGE LOANS

   At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with, as more fully specified in the related Prospectus Supplement, all principal and interest due on or with respect to such Mortgage Loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each Note.

   In addition, except to the extent otherwise specified in the applicable Prospectus Supplement, the Depositor will, as to each Mortgage Loan, deliver to the Trustee: (i) the Note, endorsed to the order of the Trustee without recourse; (ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a lender's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan;
(v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee; and (vi) such other documents as may be described in the Agreement (such documents collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however,

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that in instances where the original recorded Mortgage, Mortgage assignment or any document necessary to assign the Depositor's interest in Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording.

   The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the Agreement. Unless otherwise specified in the related Prospectus Supplement, if any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor and the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or other entity cannot cure such defect within the time period specified in such Prospectus Supplement, the Master Servicer or such other entity will be obligated to either substitute the affected Mortgage Loan for a Substitute Mortgage Loan or Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in such Prospectus Supplement at a price equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Pass-Through Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Holders of Certificates or the Trustee for a material defect in a constituent document.

MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES

   The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

   Except as otherwise set forth in the related Prospectus Supplement for a Series, the originator of a Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures (to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral). Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA.

   If so specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. Unless otherwise stated in the applicable Prospectus Supplement, the appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

   No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily residential properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Enhancement or the insurance policies described herein, the ability of the Depositor to pay principal of and interest on the Certificates may be adversely affected. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

REPRESENTATIONS AND WARRANTIES

   Unless otherwise specified in the related Prospectus Supplement, the seller (the "Unaffiliated Seller") of a Mortgage Loan to the Depositor or any of its affiliates (or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement) will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller (or the Master Servicer) to the Depositor or its affiliates. Such representations and warranties will generally include, among other things:
(i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's opinion of title) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or opinion of title) remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller; (ii) that the Unaffiliated Seller had good and marketable title to each such Mortgage Loan;
(iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions), unless otherwise specified in the related Prospectus Supplement; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments (unless otherwise specified in the related Prospectus Supplement).

   All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation of the Unaffiliated Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Unaffiliated Seller to the Depositor or its affiliates, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-Off Date. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Holders of Certificates of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor or its affiliates.

   Unless otherwise set forth or specified in the related Prospectus Supplement, upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, such Unaffiliated Seller or, if so specified in the related Prospectus Supplement, the Master Servicer will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in
Section 860F(a) of the Code, in each case together with accrued interest at the Pass-Through Rate for the related Mortgage Pool, to the first day of the month following such repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. The Master Servicer will be required to enforce such obligation of the Unaffiliated Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Unaffiliated Seller or the Master Servicer to deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by an Unaffiliated Seller.

   Any obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an Unaffiliated Seller will carry out its repurchase obligation with respect to the Mortgage Loans.

   The Depositor will make representations and warranties with respect to the Mortgage Loans in a Mortgage Pool, as specified in the related Prospectus Supplement. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interests of the Certificateholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the related Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Depositor to deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Depositor.

   The proceeds of any repurchase of a Mortgage Loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

   Within the period of time specified in the related Prospectus Supplement, following the date of issuance of a Series of Certificates, the Depositor, the Master Servicer or the Unaffiliated Seller, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. Unless otherwise specified in the related Prospectus Supplement, the required characteristics of any Substitute Mortgage Loan will generally include, among other things, that such Substitute Mortgage Loan on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have a per annum interest rate (the "Mortgage Interest Rate") not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and (iv) comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

                       SERVICING OF THE MORTGAGE LOANS

GENERAL

   The Prospectus Supplement related to a Series will identify the master servicer, or if there is only one servicer of the Mortgage Loans, the servicer thereof (as applicable, the "Master Servicer") and will set forth certain information concerning the Master Servicer. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

   The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. If so specified in the related Prospectus Supplement, the Master Servicer may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers and may subcontract the servicing of certain Mortgage Loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") to a special servicer (the "Special Servicer"), and certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. Such sub-servicers and the Special Servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.

COLLECTIONS AND OTHER SERVICING PROCEDURES

   The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, following such collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer may, in its discretion, waive any late payment or assumption charge or penalty interests in connection with late payment or assumption of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

   It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each Borrower, if required by the terms of the related Note, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it for deposit in the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to Borrowers amounts determined to be overages, to remove amounts deposited therein in error, to pay interest to Borrowers on balances in the Escrow Account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to Borrowers under applicable law. The Master Servicer will be responsible for the administration of the Escrow Account. If amounts on deposit in the Escrow Account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or, to the extent such amounts are insufficient, in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

INSURANCE

   Unless otherwise specified in the applicable Prospectus Supplement, the Agreement for each Series will require that the Master Servicer maintain or require each Borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. If a Mortgaged Property was located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also maintain or require the related Borrower to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. To the extent set forth in the related Prospectus Supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account. The Master Servicer will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the greater of
(i) an amount not less than the amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) the replacement cost of the improvements which are a part of such property. The cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The Master Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property which was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The related Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest blanket, insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan, if not borne by the related Borrower, will be an expense of the Trust Fund. Alternatively, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account all sums which would have been deposited therein but for such clause.

   In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mud flows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

   The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

   In addition, to the extent required by the related Mortgage, the Master Servicer may require the Borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit;

provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer from the Collection Account, with interest thereon, as provided by the Agreement.

   Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

   The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

   Unless otherwise specified in the applicable Prospectus Supplement, the Agreement for each Series will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

   In addition, the Agreement for a Series may provide that the Master Servicer be entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from Borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF THE CERTIFICATES -- Accounts") and, except to the extent such income is required to be paid to the related Borrowers, the Escrow Account.

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees and expenses of the Trustee.

   If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the exact amount and calculation of the Special Servicer Fee will be established in the Prospectus Supplement and Agreement for the related Series.

   In addition to the compensation described above, the Master Servicer (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.

ADVANCES

   The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, insurance and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series.

MODIFICATIONS, WAIVERS AND AMENDMENTS

   If so specified in the related Prospectus Supplement, the Agreement for each Series will provide that the Master Servicer or the Special Servicer, if any, may have the discretion, subject to certain conditions set forth herein, to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer or the Special Servicer, if any, may modify, waive or amend any terms of the Mortgage Loans without such consent will be specified in the related Prospectus Supplement.

   The Special Servicer, if any, may, with respect to any Specially Serviced Mortgage Loan, subject to the terms and conditions set forth in the Agreement, modify, waive or amend the terms of such Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of such Mortgage Loan to a date not later than the date described in the related Prospectus Supplement.

   Unless otherwise provided in the applicable Prospectus Supplement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan. Prior to agreeing to any such modification, waiver or amendment of the payment terms of a Mortgage Loan, the Special Servicer, if any, will give notice thereof in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

   The Prospectus Supplement for a Series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related Mortgage Loans.

EVIDENCE OF COMPLIANCE

   The Agreement for each Series will provide that the Master Servicer, at its expense, will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance by the Master Servicer with the Agreement.

   In addition, the Agreement will provide that the Master Servicer will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE

   The Agreement for each Series will also provide that neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of representations or warranties made by the Master Servicer in the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer and any of its directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and will be borne pro rata by all Certificateholders without regard to subordination, if any, of one Class to another.

   Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement.

   If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related Agreement.

   The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

   The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the Holders of Certificates evidencing the Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

EVENTS OF DEFAULT

   Events of default (each, an "Event of Default") with respect to the Master Servicer under the Agreement for each Series will, unless otherwise provided in the applicable Prospectus Supplement, include: (i) any failure by the Master Servicer to remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement at least one business day prior to the related Distribution Date; (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer, which failure continues unremedied for a period of 90 days after written notice of such failure has been given to the Master Servicer; (iii) the entering against the Master Servicer of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer, or for the winding-up or liquidation of its affairs; provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (iv) the consent by the Master Servicer to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; and (v) the admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

   As long as an Event of Default remains unremedied, the Trustee may, and
(a) at the written direction of the Holders of Certificates (other than Residual Interest Certificates) entitled to at least 25% of the aggregate Voting Rights of the Certificates of any Class in the case of an Event of Default described in clause (i) above, (b) at the written direction of Holders of Certificates holding at least 25% of all of the Voting Rights, or
(c) in all cases of an Event of Default described in clauses (ii) through (v) above, shall terminate all of the rights and obligations of the Master Servicer whereupon the Trustee or another successor Master Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all Certificates that is allocated to any Certificate in accordance with the terms of the Agreement.

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
                                 ENHANCEMENT

GENERAL

   If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans (the "Enhancement"). Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, overcollateralization, cross collateralization provisions in the Mortgage Loans, certificate guarantee insurance, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

   Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

   If Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and
(d) the material provisions of any agreement relating to such Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement.

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the Holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

   A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of such Series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A Series may also include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of such Series. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

   The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any applicable Reserve Fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund. If cash flows otherwise distributable to Holders of Subordinate Certificates secured by a Mortgage Loan Group will be used as credit support for Holders of Senior Certificates secured by another Mortgage Loan Group within the Trust Fund, the applicable Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CROSS-SUPPORT FEATURES

   If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

LETTER OF CREDIT

   If specified in the related Prospectus Supplement, a letter of credit with respect to a Series of Certificates will be issued by the bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the applicable Cut-Off Date or of one or more Classes of Certificates (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the applicable Series.

CERTIFICATE GUARANTEE INSURANCE

   If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.

RESERVE FUNDS

   If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

   Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified

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
in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by each Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

   Moneys deposited in any Reserve Fund will be invested in Permitted Investments at the direction of the Depositor, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement, but the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

                 CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. In the event that the Trust Fund for a given Series includes Mortgage Loans having characteristics other than as described below, the applicable Prospectus Supplement will set forth additional legal aspects relating thereto.

MORTGAGES AND DEEDS OF TRUST GENERALLY

   The Mortgage Loans (other than Installment Contracts) included in the Mortgage Pool for a Series will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

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
   The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the Mortgage Loans which are secured by an interest in a leasehold estate.

   Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "--Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

INSTALLMENT CONTRACTS

   The Mortgage Loans included in the Mortgage Pool for a Series may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the borrower and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those

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
of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

   The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

   The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

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   The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

   Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

   In a majority of cases, foreclosure of a deed of trust is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary, to sell the property at public sale upon any default by the trustor under the terms of the note or deed of trust. A number of states may also require that a beneficiary provide notice of acceleration of a note to the trustor. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the trustor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a beneficiary. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Statutory Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale

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price thereof. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company, other decisions that have followed the reasoning of Durrett and the codification of the Durrett reasoning in the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"). Under the reasoning of Durrett, even a non-collusive, regularly conducted foreclosure sale may be a fraudulent transfer, regardless of the parties' intent, and, therefore, may be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale is held while the debtor is insolvent and not more than one year prior to the filing of the bankruptcy petition (or if applicable state fraudulent conveyance law also allows the avoidance of such a foreclosure sale, the applicable state statute of limitations if the bankruptcy trustee elects to proceed under state fraudulent conveyance law), and (ii) the price paid for the foreclosed property does not represent "fair consideration." In May 1994 the Supreme Court held in BFP v. RTC that in the absence of actual intent to defraud a non-collusive, regularly conducted foreclosure sale cannot be rescinded as a fraudulent transfer under federal bankruptcy law. However, BFP does not address state law, and the impact of BFP on potential buyers' willingness to purchase property at a foreclosure sale cannot yet be assessed. Prior to BFP, a common practice was for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, some states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

   In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive

                               33
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notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

   Under the REMIC provisions of the Code and under the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. See "SERVICING OF THE MORTGAGE LOANS -- Collections and Other Servicing Procedures."

ENVIRONMENTAL RISKS

   Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any Mortgage Loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

   Under the laws of certain states where the Mortgaged Properties are located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the Mortgaged Property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a Mortgaged Property as collateral for a Mortgage Loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

   Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner or operator"; consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

   Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

   This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the

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secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

   It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances". The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors.

   Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

   The related Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Party underlying a Mortgage Loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer has previously determined, based upon a phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous substances for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer will in fact insulate a given Trust Fund from liability for environmental conditions.

   If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the Borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

STATUTORY RIGHTS OF REDEMPTION

   In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a

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foreclosure sale. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

   Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.

ANTI-DEFICIENCY LEGISLATION

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will be nonrecourse loans as to which, in the event of default by a Borrower, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the Borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan against the Borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

BANKRUPTCY LAWS

   Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose out such junior lien. Certain of the Mortgaged Properties may have a junior "wraparound" mortgage or deed of trust encumbering such Mortgaged Property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the mortgagor under the "wraparound" mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a "wrap" mortgagee may stay the senior lender from taking action to foreclose upon such junior "wrap" mortgage.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the

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
amount of the lender's security interest), thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

   A "deficient valuation" with respect to any mortgage loan is the excess of
(a)(i) the then outstanding principal balance of the mortgage loan, plus (ii) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the "Outstanding Balance"), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the Outstanding Balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used herein, "Deficient Valuation" means, with respect to any Mortgage Loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(ii) thereof. If the terms of a court order in respect of any retroactive Deficient Valuation provide for a reduction in the indebtedness of a Mortgage Loan and the earlier maturity thereof, the term Deficient Valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such Mortgage Loan for each month retroactively affected (i.e. each month occurring after the effective date of such Deficient Valuation but before the distribution of amounts in respect of such Deficient Valuation to Certificateholders pursuant to the related Agreement), based on the original payment terms and amortization schedule of such Mortgage Loan over (b) the amount of principal due on such Mortgage Loan for each such retroactive month (assuming the effect of such retroactive application according to such Mortgage Loan's revised amortization schedule). A "Debt Service Reduction," with respect to any Mortgage Loan, is a reduction in the scheduled monthly payment, as described in the Agreement, for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

   Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rents and leases related to the mortgaged property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

   To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

   In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed,

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the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

   In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

ENFORCEABILITY OF CERTAIN PROVISIONS

 Prepayment Provisions

   Courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws." Some of the Mortgage Loans included in the Mortgage Pool for a Series may not require the payment of specified fees as a condition to prepayment or such requirements have expired, and to the extent some Mortgage Loans do require such fees, such fees generally may not deter Borrowers from prepaying their Mortgage Loans.

 Due-on-Sale Provisions

   The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

   The Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may

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
at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

   In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

 Acceleration on Default

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

   State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

 Soldiers' and Sailors' Relief Act

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Borrower who enters military service after the origination of such Borrower's Mortgage Loan (including a Borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Enhancements, could result in losses to the Holders of the Certificates. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Some of the Mortgaged Properties relating to Mortgage Loans included in the Mortgage Pool for a Series may be owned by Borrowers who are individuals. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgage Property in a timely fashion.

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
APPLICABILITY OF USURY LAWS

   State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

   Under the Agreement, a representation and warranty will be made to the effect that the Mortgage Loans included in a given Trust Fund complied at origination with applicable laws, including usury laws. If this representation and warranty is breached with respect to any Mortgage Loan in a manner that materially and adversely affects the interests of Certificateholders, a Substitute Mortgage Loan will be substituted for such Mortgage Loan or such Mortgage Loan will be repurchased in accordance with the applicable Agreement. See "THE MORTGAGE POOLS -- Representations and Warranties."

   The Agreement for each Series will provide that the Master Servicer not charge interest in excess of that permitted under any applicable state and federal usury laws, notwithstanding that the applicable Note may provide for a higher rate.

ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

LEASES AND RENTS

   Some of the Mortgage Loans included in the Mortgage Pool for a Series may be secured by an assignment of leases (each, a "Lease") and rents of one or more lessees (each, a "Lessee"), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the Borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's

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interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. In the event the Borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

   Some of the Mortgage Loans included in the Mortgage Pool for a Series may not restrict secondary financing, thereby permitting the Borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the Borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:
(i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

   Where the Borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subject to additional risk. First, the Borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the Borrower is additionally burdened. Third, if the Borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

   The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

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
                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Certificates. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such change could apply retroactively.

   As used herein, a "U.S. Person" means a beneficial owner of a Certificate that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or a partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Certain trusts not described in clause
(iv) above in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. Person.

   The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Certificates are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of Certificates.

TAXATION OF THE REMIC AND ITS HOLDERS

   General. In the opinion of Brown & Wood llp, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe llp (as specified in the related Prospectus Supplement), special counsel to the Depositor, if a REMIC election is made with respect to a Series of Certificates, then the arrangement by which the Certificates of that Series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Certificates will be designated as "Regular Interests" or "Residual Interests" in the REMICs, as specified in the related Prospectus Supplement. The opinion of special counsel may in certain cases be based on representations of the Depositor or other persons.

   If a REMIC election is made with respect to a Series of Certificates, (i) Certificates held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code
Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C) (except that if the underlying Mortgage Loans are not residential Mortgage Loans, the Certificates will not so qualify)); and (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Certificate will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

   It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.

TAXATION OF REGULAR INTERESTS

   Interest and Acquisition Discount. Certificates representing Regular Interests in a REMIC ("Regular Interest Certificates") are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Certificates will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Certificateholder's normal accounting method. Reports will be made annually to the Internal Revenue Service (the "IRS") and to Holders of Regular Interest Certificates that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Certificates.

   Certificates on which interest is not paid currently ("Compound Interest Certificates") will, and certain of the other Certificates constituting Regular Interests may, be issued with original issue discount ("OID") within the meaning of Code Section 1273. Rules governing OID are set forth in Sections 1271-1275 of the Code (the "OID Regulations"). The discussion herein is based in part on the OID Regulations. Moreover, although the Code contains specific provisions governing the calculation of OID on securities, such as the Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations interpreting those provisions have not yet been issued.

   In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Certificate and its issue price. A Holder of a Regular Interest Certificate must include such OID in gross income as ordinary income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Certificate will be considered to be zero if it is less than a de minimis amount determined under the Code.

   The issue price of a Regular Interest Certificate of a Class will generally be the initial offering price at which a substantial amount of the Certificates in the Class is sold to the public, and will be treated by the Depositor as including, in addition, the amount paid by the Certificateholder for accrued interest that relates to a period prior to the issue date of such Regular Interest Certificate. Under the Final Regulations, the stated redemption price at maturity is the sum of all payments on the Certificate other than any "qualified stated interest" payments. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (a) a single fixed rate that appropriately takes into account the length of the interval between payments or (b) the current values of (i) a single "qualified floating rate" or (ii) a single "objective rate" (each a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A qualified floating rate is a rate the variations in which reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Regular Interest Certificate is denominated (e.g., LIBOR). The rules for determining the qualified stated interest payable with respect to certain variable rate Regular Interest Certificates not bearing interest at a Single Variable Rate are discussed below under "--Variable Rate Regular Interests." In the case of the Compound Interest Certificates, Interest Weighted Certificates, and certain of the other Regular Interest Certificates, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity. Further, because Certificateholders are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest might not be considered to be "unconditionally payable." In that case, none of the Regular Interest Certificates will have qualified stated interest.

   The Holder of a Regular Interest Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Certificate, the sum of the "daily portions" of such OID. Under Code Section 1272(a)(6), the amount of OID to be included in income by a Holder of a debt instrument, such as a Regular Interest Certificate, that is subject to acceleration due to prepayments on other debt obligations securing such instruments, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro-rata portion of the OID that accrued during the relevant accrual period. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess(if any) of the sum of (a) the present value of all payments remaining to be made on the Regular Interest Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Certificate, over the "adjusted issue price" of the Regular Interest Certificate at the beginning of the accrual period. The adjusted issue price of a Regular Interest Certificate is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Certificate in all prior periods, other than qualified stated interest payments. Code Section 1272(a)(6) requires the present value of the remaining payments to be determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method would be to increase the portions of OID required to be included in income by a Certificateholder taking into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Certificateholder taking into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Certificateholders based on the Prepayment Assumption, no representation is made to Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

   Certain classes of Certificates may represent more than one class of REMIC Regular Interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Certificates as if, solely for the purposes of computing OID, the separate Regular Interests were a single debt instrument.

   A subsequent Holder of a Regular Interest Certificate will also be required to include OID in gross income, but such a Holder who purchases such Regular Interest Certificate for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Regular Interest Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

   Interest Weighted Certificates. It is not clear how income should be accrued with respect to Regular Interest Certificates the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Interest Weighted Certificate"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Certificate should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Certificate as a Compound Interest Certificate. However, the IRS could assert that income derived from an Interest Weighted Certificate should be calculated as if the Interest Weighted Certificate were a Certificate purchased at a premium equal to the excess of the price paid by such Holder for the Interest Weighted Certificate over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that the Interest Weighted Certificate should be taxable under the contingent debt rules governing certain bonds issued with contingent principal payments, in which case a Holder might recognize income at a slower rate than if the Interest Weighted Certificate were treated as a Compound Interest Certificate.

   Variable Rate Regular Interests. Regular Interest Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates, or at (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors, and similar restrictions such as are described above).

   Purchasers of Regular Interest Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code Section 1272(a)(6), and the OID Regulations to such Certificates. In the absence of other authority, the Depositor intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing reports furnished to the IRS and Certificateholders. In that regard, in determining OID with respect to Regular Interest Certificates bearing interest at a Single Variable Rate, (a) all stated interest with respect to a Regular Interest Certificate is treated as qualified stated interest and (b) the amount and accrual of OID, if any, is determined under the OID rules applicable to fixed rate debt instruments discussed above by assuming that the Single Variable Rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the issue date value of the rate, or (ii) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Interest Certificate. Interest and OID attributable to Regular Interest Certificates bearing interest at a Multiple Variable Rate similarly will be taken into account under a methodology that converts the Certificate into an equivalent fixed rate debt instrument. However, in determining the amount and accrual of OID, the assumed fixed rates are (a) for each qualified floating rate, the value of each such rate as of the issue date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the issue date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Certificate provides for a qualified inverse floating rate). The qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Regular Interest Certificate as of its issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or the qualified inverse floating rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Regular Interest Certificate is then converted into an equivalent fixed rate debt instrument in the manner described above. If the interest paid or accrued with respect to a Single Variable Rate or Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or OID, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

   Purchasers of Certificates bearing a variable rate of interest should be aware that the provisions of the OID Regulations governing variable rate debt instruments are limited in scope and may not apply to some Regular Interest Certificates having variable rates. If such a Certificate is not subject to the provisions of the OID Regulations governing variable rate debt instruments, it may be subject to the Contingent Regulations described below.

   In June 1996, the Internal Revenue Service (the "IRS") issued OID Regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. In general, the Contingent Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States Federal income tax law. Specifically, the Contingent Regulations generally require a U.S. Person that is a holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the Contingent Regulations, any gain recognized by a U.S. Person on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The Contingent Regulations apply to debt instruments issued on or after August 13, 1996. Prospective purchasers of variable rate Regular Interest Certificates should consult their tax advisers concerning the appropriate tax treatment of such Certificates.

   The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6). Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

   Market Discount and Premium. A purchaser of a Regular Interest Certificate may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Certificate, or upon sale or exchange of the Regular Interest Certificate. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the Holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of OID (or, if there is no OID, in proportion to accruals of stated interest). A Holder of a Regular Interest Certificate having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Certificate. As an alternative to the inclusion of market discount in income on the foregoing basis, the Holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such Holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

   A Holder who purchases a Regular Interest Certificate (other than an Interest Weighted Certificate, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Certificate at a premium, which it may elect to amortize as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. The legislative history of the Tax Reform Act of 1986 (the "1986 Act") indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Interest Certificate will be calculated using the prepayment assumption used in pricing such Regular Interest Certificate. If a Holder makes an election to amortize premium on a Certificate, such election will apply to all taxable debt instruments (including all REMIC Regular Interests) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for Regular Interest Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed.

   Interest Election. Under the OID Regulations, holders of Regular Interest Certificates generally may elect to include all accrued interest on a Regular Interest Certificate in gross income using the constant yield to maturity method. For purposes of this election, interest includes stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any premium. If a holder of a Regular Interest Certificate makes such an election and (i) the Regular Interest Certificate has amortizable bond premium, the holder is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires, or (ii) the Regular Interest Certificate has market discount, the holder is deemed to have made an election to include market discount in income currently for all debt instruments having market discount acquired during the year of the election or thereafter. See "--Market Discount and Premium" above. A holder of a Regular Interest Certificate should consult its tax adviser before making this election.

   Treatment of Subordinate Certificates. As described above under "ENHANCEMENT -- Subordinate Certificates," certain Series of Certificates may contain one or more Classes of Subordinate Certificates. Holders of Subordinate Certificates will be required to report income with respect to such

Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such Holder in that period.

   Although not entirely clear, it appears that a corporate Holder generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinate Certificate. Although similarly unclear, a noncorporate Holder generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinate Certificate. A noncorporate Holder alternatively may be allowed such a loss deduction as the principal balance of a Subordinate Certificate is reduced by reason of realized losses resulting from liquidated Mortgage Loans; however, the IRS could contend that a noncorporate Holder should be allowed such losses only after all Mortgage Loans in the Trust Fund have been liquidated or the Subordinate Certificates otherwise have been retired. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinate Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinate Certificates.

REMIC EXPENSES

   As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Certificates. In the case of a "single-class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the Holders of the Regular Interest Certificates and the Holders of the Residual Interest Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a Regular Interest Certificateholder who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Certificateholder, exceed 2% of such Certificateholder's adjusted gross income. In addition, itemized deductions are further restricted by other Sections of the Code. The disallowance of some or all of these deductions may have a significant impact on the yield of the Regular Interest Certificate to such a Holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single-class REMIC rules.

SALE OR EXCHANGE OF REMIC REGULAR INTEREST CERTIFICATES

   A Regular Interest Certificateholder's tax basis in its Regular Interest Certificate is the price such Holder pays for a Certificate, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Certificate, measured by the difference between the amount realized and the Regular Interest Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Certificate is held as a capital asset. If, however, a Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Certificate will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Certificate that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Certificate had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over (ii) the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Certificate.

TAXATION OF THE REMIC

   General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level taxation. Rather, except in the case of a "single-class REMIC," the

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taxable income or net loss of a REMIC is taken into account by the Holders of
Residual Interests. The Regular Interests are generally taxable as debt of the REMIC.

   Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on Regular Interest Certificates, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Certificate that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year to the extent that such expenses, when aggregated with the Residual Interest Certificateholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income.

   For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the Regular Interests and the Residual Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

   The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID or market discount income on such loans will be equivalent to the method under which Holders of Regular Interest Certificates accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Certificates in the same manner that the Holders of the Certificates include such discount in income, but without regard to the de minimis rules. See "--Taxation of Regular Interests" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

   To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

TAXATION OF HOLDERS OF RESIDUAL INTEREST CERTIFICATES

   The Holder of a Certificate representing a residual interest (a "Residual Interest Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Certificates in proportion to their respective holdings on such day.

   Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Certificates will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro-rata to all outstanding Classes of Certificates of such REMIC.

   The Holder of a Residual Interest Certificate must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMICs in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in the earlier years of certain REMICs as a result of the fact that interest expense deductions, as a percentage of outstanding principal of REMIC Regular Interest Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

   In any event, because the Holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be less than that of such a bond or instrument.

   Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Certificate will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Residual Interest Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

   Distributions. Distributions on a Residual Interest Certificate (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Certificate. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Certificate, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Certificate) to the extent of such excess.

   Sale or Exchange. A Holder of a Residual Interest Certificate will recognize gain or loss on the sale or exchange of a Residual Interest Certificate equal to the difference, if any, between the amount realized and such Certificateholder's adjusted basis in the Residual Interest Certificate at the time of such sale or exchange. Any such loss may be a capital loss subject to limitation; gain which might otherwise be capital may be treated as ordinary income under certain circumstances. See "--Sale or Exchange of REMIC Regular Interest Certificates" above. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition or a Residual Interest Certificate will be disallowed if the selling Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

EXCESS INCLUSIONS

   The portion of a Residual Interest Certificateholder's REMIC taxable income consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Certificateholder's federal income tax return. If the Holder of a Residual Interest Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Residual

Interest Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Certificateholder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which rate may not be reduced by treaty and is not eligible for treatment as "portfolio interest."

   The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Certificate, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Certificate before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

   In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a Residual Interest Certificateholder. First, alternative minimum taxable income for such Residual Interest Certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a Residual Interest Certificateholder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a Residual Interest Certificateholder elects to have such rules apply only to tax years beginning after August 20, 1996.

   Under the "REMIC Regulations," in certain circumstances, transfers of Residual Certificates may be disregarded. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Restrictions on Ownership and Transfer of Residual Interest Certificates" and "--Tax Treatment of Foreign Investors."

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST CERTIFICATES

   As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest Certificate by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Certificate. In addition, no transfer of a Residual Interest Certificate will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

   If a Residual Interest Certificate is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Certificate at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee) that owns a Residual Interest Certificate, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

   The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds a Residual Interest Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

   Under the REMIC Regulations, if a Residual Interest Certificate is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Certificate to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Certificate is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon the taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Tax Treatment of Foreign Investors."

ADMINISTRATIVE MATTERS

   The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

   General. In the opinion of Brown & Wood llp, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe llp (as specified in the related Prospectus Supplement), special counsel to the Depositor, if a REMIC election is not made with respect to a Series of Certificates, the Trust Fund will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

   Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Trustee/Master Servicer Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans, and paid directly its share of the Trustee/Master Servicer Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The Holder of a Certificate will generally be entitled to deduct such Trustee/Master Servicer Fees under Section 162 or Section 212 of the Code to the extent that such Trustee/Master Servicer Fees represent "reasonable" compensation for the services rendered by the Trustee and the Master Servicer. In the case of a noncorporate holder, however, Trustee/Master Servicer Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. Further, other Sections of the Code limit the amount of itemized deductions otherwise allowable.

   Discount or Premium on Pass-Through Certificates. The Holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, since the Mortgage Loans, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

   The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Mortgage Loan with OID in excess of a prescribed de minimis amount, a Holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that Holder. OID with respect to a Mortgage Loan could arise, for example, by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the Code provides for a reduction in the amount of OID includible in the income of a Holder who acquires an obligation after its initial issuance at a price greater than the sum of the original issue price of the Mortgage Loan and the previously accrued OID, less prior payments of principal. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, any OID should be reduced or eliminated.

   Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period, or
(b) in the case of Mortgage Loans originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

   Section 1277 of the Code provides that, regardless of the origination date, the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

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   A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a Holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

   Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificates ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, Final Regulations, Proposed Regulations (as defined herein), and judicial decisions provide little direct guidance as to how the OID rules are to apply to Stripped Certificates, although regulations indicate that in determining whether the portion of the interest on a Mortgage Loan payable to a particular Class of Certificates is "qualified stated interest," all principal and interest payments payable to that Class from that Mortgage Loan are taken into account. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The Code prescribes the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the Code does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Stripped Certificates, the Trustee will treat all payments to be received with respect to a Class of Certificates as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each Mortgage Loan underlying a Class of Certificates.

   Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower that the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

   In the case of a Stripped Certificate the payments on which consist solely or primarily of a specified portion of the interest payments on the Mortgage Loans ("Interest Weighted Stripped Certificate"), additional uncertainty exists because of the enhanced potential for applicability of the contingent principal provisions of the Contingent Regulations. The Contingent Regulations do not, however, apply to debt instruments subject to Section 1272(a)(6).

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each Stripped Certificate other than an Interest Weighted Stripped Certificate is composed of an unstripped, undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the Stripped Certificates other than the Interest Weighted Stripped Certificates are subject to the contingent payment provisions of the Proposed Regulations; or
(iii) each Interest Weighted Stripped Certificate is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped interest payments.

   Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

   Character as Qualifying Mortgage Loans. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code (except that if the underlying Mortgage Loans are not residential Mortgage Loans, the Certificates will not so qualify): interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualification of Certificates.

   Sale of Certificates. As a general rule, if a Certificate is sold, gain or loss will be recognized by the Holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the Holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. Gain attributable to a Certificate held as part of a conversion transaction or subject to an election under Code Section 163(d)(4) may also be treated in whole or part as ordinary income. See "--Sale or Exchange of REMIC Regular Interest Certificates" above. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

MISCELLANEOUS TAX ASPECTS

   Backup Withholding. A Certificateholder, other than a Residual Interest Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Certificates. This withholding generally applies if the Holder of a Certificate (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct TIN and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Certificates should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

   Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding on income paid to U.S. persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective Certificateholders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

   The Trustee will report to the Certificateholders and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates.

TAX TREATMENT OF FOREIGN INVESTORS

   Under the Code, unless interest (including OID) paid on a Certificate (other than a Residual Interest Certificate) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or (ii) the recipient is a controlled foreign corporation as to which the issuer is a related person) and will be exempt from Federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodical income paid to Nonresidents. Holders of Pass-Through Certificates and Stripped Certificates, including Ratio Certificates, however, may be subject to withholding to the extent that the Mortgage Loans were originated on or before July 18, 1984. In addition, prospective Certificateholders who are Nonresidents are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "--Miscellaneous Tax Aspects -- Backup Withholding" above.

   Interest and OID of Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Certificateholder. They will, however, generally be subject to the regular United States income tax.

   Payments to Holders of Residual Interest Certificates who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Certificate will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Certificate is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Certificates that do not have significant value. Under the Regulations, if a Residual Interest Certificate has tax avoidance potential, a transfer of a Residual Interest Certificate to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee Residual Interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Certificate to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Certificate for purposes of the withholding tax provisions of the Code. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Excess Inclusions."

                           STATE TAX CONSIDERATIONS

   In addition to the Federal income tax consequences described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.

                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined in ERISA) ("parties in interest") with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) (hereafter, also "parties in interest") with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in Certificates, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

   Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

   Based on the holding of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the assets of Plan may include assets held in the general account of an insurance company. Before investing in a Certificate, an insurance company should consider the effects of such holding on an investment of its general accounts and the potential applicability of ERISA and Section 4975 of the Code.

PROHIBITED TRANSACTIONS

   Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Master Servicer, any Special Servicer or the Trustee or certain affiliates thereof may be considered or may become parties in interest with respect to an investing Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Section 4975 of Code unless an administrative exemption described below or some other exemption is available.

   Special caution should be exercised before "plan assets" of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, any Special Servicer or the Trustee or an affiliate thereof either (a) has investment discretion with respect to the investment of such assets, or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

   Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," a Plan's investment in the Certificates may be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or Section 4975 of the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

   The United States Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

   Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

   Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with "plan assets" of a Plan may result in a prohibited transaction and the imposition of civil penalties or excise taxes.

   Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan, for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a plan by an "in-house asset manager"; 95-60, which exempts certain transactions with insurance company general accounts; PTCE 91-38 (formerly PTCE 80-51), which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1 (formerly PTCE 78-19), which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager." Also, the Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and Section 4975 of the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

   Any fiduciary or other Plan investor (which could include an insurance company investing general accounts assets) who proposes to invest "plan assets" of a Plan in Certificates of any Series or Class should consult with its counsel with respect to the potential consequences under ERISA and
Section 4975 of the Code of any such acquisition and ownership of such Certificates.

UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL INTERESTS

   The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Taxation of Holders of Residual Interest Certificates" and "--Restrictions on Ownership and Transfer of Residual Interest Certificates."

   Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to Plans consult with their counsel regarding the consequences under ERISA and/or
Section 4975 of the Code of their acquisitions and ownership of Certificates.

   The sale of Certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that such investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

   The Prospectus Supplement for each Series will identify those Classes of Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act").

   Such Classes will constitute "mortgage related securities" for so long as they (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a Series evidencing interests in a trust fund consisting of loans originated by certain types of originators as specified in the Enhancement Act (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to the Enhancement Act, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not the Enhancement Act. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Accordingly, the investors affected by such legislation when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

   The Enhancement Act also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with, mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of any such bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(l) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of the Enhancement Act, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Certificates will qualify as "commercial mortgaged-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review the NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section Section 703.5(f) through (k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances.

   All depository institutions considering an investment in the Certificates should review the Supervisory Policy Statement on Securities Activities dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision and by the NCUA (with certain modifications) prohibits depository institutions from investing in certain "high-risk" mortgage securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any SMMEA Certificates, as SMMEA Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of the Enhancement Act).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income-paying," and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Investors should consult with their own legal advisers in determining whether, and to what extent, SMMEA Certificates constitute legal investments for such investors.

   Other Classes of Certificates will not constitute "mortgage related securities" under the Enhancement Act (the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisers to determine whether, and to what extent, the Non-SMMEA Certificates will constitute legal investments for them.

   Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under the Enhancement Act, the Depositor will make no representation as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

                             PLAN OF DISTRIBUTION

   Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series of Certificates, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell such Certificates will be determined.

   Unless otherwise specified in the related Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series described in the related Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   If specified in the applicable Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

   The Depositor may also sell the Certificates offered hereby by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

   The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.

                                LEGAL MATTERS

   Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters by Brown & Wood LLP, One World Trade Center, New York, New York 10048; Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038; or Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103-0001, as specified in the related Prospectus Supplement.

                            INDEX OF DEFINED TERMS

 1986 Act                                      47

A
Accrual Certificates                            5
Act                                             2
ADA                                            42
Agreement                                      11
Asset Conservation Act                         34

B
Balloon Mortgage Loans                          7
Bankruptcy Code                                33
Borrower                                       17

C
Cash Flow Bond Method                          54
CERCLA                                      9, 34
Certificateholders                         10, 12
Certificates                            Cover, 11
Classes                                     Cover
Closing Date                                   18
Code                                           15
Code Plans                                     57
Collection Account                             13
Commission                                      2
Compound Interest Certificates                 44
Contingent Regulations                         46
Covered Trust                                   8
CSFBMC                                         11
Cut-Off Date                                   13

D
Debt Service Reduction                         37
Deficient Valuation                            37
Deleted Mortgage Loans                         21
Department                                     58
Depositor                                   Cover
Disqualified Organization                  51, 59
Distribution Account                           13
Distribution Date                              12
DTC                                            10

E
Enhancement                                    27
Enhancement Act                                59
ERISA                                          57
ERISA Plans                                    57
Escrow Account                                 22
Event of Default                               26

F
FHA                                            19
FHLMC                                          12
FNMA                                           12
Form 8-K                                       18

G
Garn-St Germain Act                              38
GNMA                                             12

H
Holders                                          12
HUD                                              19
I
Installment Contracts                            17
Insurance Proceeds                               13
Interest Weighted Certificate                    45
Interest Weighted Stripped Certificate           54
IRS                                          44, 46

L
L/C Bank                                         28
L/C Percentage                                   28
Lease                                            40
Lessee                                           40
Liquidation Proceeds                             13
M
Master Servicer                                  22
Master Servicer Remittance Date                  13
Mortgage Interest Rate                           21
Mortgage Loan                                    17
Mortgage Loan File                               18
Mortgage Loan Groups                             18
Mortgage Loan Schedule                           18
Mortgage Loans                                Cover
Mortgage Pool                             Cover, 11
Mortgaged Property                               17
Mortgages                                        17
Multiple Variable Rate                           45

N
NCUA                                             40
New Withholding Regulations                      56
Nonresidents                                     56
Non-SMMEA Certificates                           60
Note                                             17

O
OCC                                              60
OID                                              44
OID Regulations                                  44
Outstanding Balance                              37

P
Pass-Through Certificates                        52
Pass-Through Rate                                 2
Permitted Investments                            14
Plans                                            57
Policy Statement                                 60
Prepayment Assumption                            44
Prepayment Premium                               13
Property Protection Expenses                     13

PTCE                                             58

R
Rating Agency                                    11
Ratio Strip Certificates                         54
RCRA                                             35
Registration Statement                            2
Regular Interest Certificates                    44
Regular Interests                                43
Regulations                                      58
Relief Act                                       39
REMIC                                         Cover
REMIC Regulations                                51
REO Account                                      13
REO Property                                     13
Reserve Fund                                     28
Residual Interest Certificate                    49
Residual Interests                               43

S
Senior Certificates                              27
Series                                        Cover
Servicing Fee                                    24
Simple Interest Loans                            17
Single Variable Rate                             44
SMMEA Certificates                               59
Special Servicer                                 22
Specially Serviced Mortgage Loans                22
Stripped Certificates                            52
Subordinate Certificates                         27
Substitute Mortgage Loans                        21

T
TIN                                              55
Title VIII                                       40
Trust Fund                                Cover, 11
Trustee                                          16
Trustee/Master Servicer Fee                      52

U
Unaffiliated Seller                              20
Underwriters                                     61
Underwriter's Exemption                          58
U.S. Person                                      43

V
Voting Rights                                10, 26

     This diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. The file "CSFB98C1.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, a worksheet consisting of certain loan level information shown in ANNEX A and ANNEX B of the Prospectus Supplement, a worksheet consisting of the table "Mortgage Notes" in the Prospectus Supplement and ANNEX C thereto.


     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A and ANNEX B data in the Microsoft Excel file, open the worksheet labeled "Annex A" or "Annex B", respectively. To view the "Mortgage Notes" data, open the worksheet labeled "Mortgage Notes." To view the Annex C data, open the worksheet labeled "Annex C".


----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

===============================================================================
NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR, THE MORTGAGE LOAN SELLERS OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR OR THE MORTGAGE LOAN SELLERS SINCE SUCH DATE.

                     -----------------------------------

                               TABLE OF CONTENTS


                                                            PAGE
                                                          --------
                            PROSPECTUS SUPPLEMENT

Reports to Certificateholders .........................       S-4
Executive Summary .....................................       S-5
Mortgage Loan Executive Summary .......................       S-6
Summary of Prospectus Supplement ......................       S-9
Risk Factors ..........................................      S-29
Description of the Mortgage Loans .....................      S-63
Description of the Offered Certificates ...............     S-125
Prepayment and Yield Considerations ...................     S-141
The Pooling and Servicing Agreement ...................     S-153
Use of Proceeds .......................................     S-187
Certain Federal Income Tax Consequences ...............     S-187
ERISA Considerations ..................................     S-191
Legal Investment ......................................     S-193
Underwriting ..........................................     S-193
Legal Matters .........................................     S-194
Rating ................................................     S-195
Loan Characteristics ..................................   Annex A
Credit Lease Loan Characteristics .....................   Annex B
Certain Information Regarding the Loan Group 2
  Mortgage Loans ......................................   Annex C
Servicer Reports ......................................   Annex D

                                 PROSPECTUS
Prospectus Supplement .................................         2
Additional Information ................................         2
Incorporation of Certain Information by Reference .....         3
Risk Factors ..........................................         4
The Depositor .........................................        11
Use of Proceeds .......................................        11
Description of Certificates ...........................        11
The Mortgage Pools ....................................        17
Servicing of the Mortgage Loans .......................        22
Enhancement ...........................................        27
Certain Legal Aspects of the Mortgage Loans ...........        29
Certain Federal Income Tax Consequences ...............        43
State Tax Considerations ..............................        57
ERISA Considerations ..................................        57
Legal Investment ......................................        59
Plan of Distribution ..................................        61
Legal Matters .........................................        61

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THE PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
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                          CREDIT SUISSE FIRST BOSTON
                           MORTGAGE SECURITIES CORP.
                                   Depositor


                          CREDIT SUISSE FIRST BOSTON
                              MORTGAGE CAPITAL LLC
                                      and
                            PAINE WEBBER REAL ESTATE
                                SECURITIES INC.
                             Mortgage Loan Sellers


                                $

                                 (Approximate)


                          Credit Suisse First Boston
                           Mortgage Securities Corp.
                              Commercial Mortgage
                          Pass-Through Certificates,
                                Series 1998-C1

                 $       (approximate) Class A-1A Certificates
                 $       (approximate) Class A-1B Certificates
                 $       (approximate) Class A-2MF Certificates
                 $       (approximate) Class A-X Certificates
                 $       (approximate) Class B Certificates
                 $       (approximate) Class C Certificates
                 $       (approximate) Class D Certificates
                 $       (approximate) Class E Certificates


                             PROSPECTUS SUPPLEMENT



                           CREDIT SUISSE FIRST BOSTON


                            PAINEWEBBER INCORPORATED


                                JUNE   , 1998

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